EXECUTION COPY




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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 1996



                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 1996-QS7




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NY1-177130.4

                                TABLE OF CONTENTS
                                      Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.              Definitions...............................  3
                   Accrued Certificate Interest......................  3
                   Addendum and Assignment Agreement.................  4
                   Additional Collateral.............................  4
                   Additional Collateral Loan........................  4
                   Adjusted Mortgage Rate............................  4
                   Advance...........................................  4
                   Affiliate.........................................  5
                   Agreement.........................................  5
                   Amount Held for Future Distribution...............  5
                   Appraised Value...................................  5
                   Assignment........................................  5
                   Assignment Agreement..............................  5
                   Assignment of Proprietary Lease...................  6
                   Available Distribution Amount.....................  6
                   Bankruptcy Amount.................................  6
                   Bankruptcy Code...................................  7
                   Bankruptcy Loss...................................  7
                   Book-Entry Certificate............................  7
                   Business Day......................................  8
                   Buydown Funds.....................................  8
                   Buydown Mortgage Loan.............................  8
                   Cash Liquidation..................................  8
                   Certificate.......................................  8
                   Certificate Account...............................  8
                   Certificate Account Deposit Date..................  8
                   Certificateholder or Holder.......................  8
                   Certificate Owner.................................  9
                   Certificate Principal Balance.....................  9
                   Certificate Register and Certificate
                   Registrar......................................... 10
                   Class............................................. 10
                   Class A Accelerated Distribution Percentage....... 10
                   Class A Certificate............................... 11
                   Class A-I Certificate............................. 12
                   Class A-II Certificate............................ 12
                   Class A-P Collection Shortfall.................... 12
                   Class A Percentage................................ 12
                   Class A-I Percentage.............................. 12
                   Class A-II Percentage............................. 12
                   Class A-P Principal Distribution Amount........... 13
                   Class B Certificate............................... 13
                   Class B Percentage................................ 13
                   Class B-1 Percentage.............................. 13
                   Class B-1 Prepayment Distribution Trigger......... 13
                   Class B-2 Percentage.............................. 14
                   Class B-2 Prepayment Distribution Trigger......... 14


NY1-177130.4
                                                    i

                                                                         Page

                Class B-3 Percentage..................................... 14
                Class B-3 Prepayment Distribution Trigger................ 14
                Class M Certificate...................................... 14
                Class M Percentage....................................... 15
                Class M-1 Percentage..................................... 15
                Class M-2 Percentage..................................... 15
                Class M-2 Prepayment Distribution Trigger................ 15
                Class M-3 Percentage..................................... 15
                Class M-3 Prepayment Distribution Trigger................ 15
                Class R Certificate...................................... 15
                Class R-I Certificate.................................... 16
                Class R-II Certificate................................... 16
                Closing Date............................................. 16
                Code..................................................... 16
                Compensating Interest.................................... 16
                Cooperative.............................................. 16
                Cooperative Apartment.................................... 16
                Cooperative Lease........................................ 16
                Cooperative Loans........................................ 17
                Cooperative Stock........................................ 17
                Cooperative Stock Certificate............................ 17
                Corporate Trust Office................................... 17
                Credit Support Depletion Date............................ 17
                Curtailment.............................................. 17
                Custodial Account........................................ 17
                Custodial Agreement...................................... 17
                Custodian................................................ 17
                Cut-off Date............................................. 17
                Cut-off Date Principal Balance........................... 18
                Debt Service Reduction................................... 18
                Deficient Valuation...................................... 18
                Definitive Certificate................................... 18
                Deleted Mortgage Loan.................................... 18
                Depository............................................... 18
                Depository Participant................................... 18
                Destroyed Mortgage Note.................................. 18
                Determination Date....................................... 18
                Discount Fraction........................................ 18
                Discount Mortgage Loan................................... 19
                Disqualified Organization................................ 19
                Distribution Date........................................ 19
                Due Date................................................. 19
                Due Period............................................... 19
                Eligible Account......................................... 20
                Eligible Funds........................................... 20
                Event of Default......................................... 20
                Excess Bankruptcy Loss................................... 20
                Excess Fraud Loss........................................ 20
                Excess Special Hazard Loss............................... 21
                Excess Spread............................................ 21
                Excess Subordinate Principal Amount...................... 21
                Extraordinary Events..................................... 21


NY1-177130.4
                                                    ii

                                                                           Page

                Extraordinary Losses....................................... 22
                FDIC....................................................... 22
                FHLMC...................................................... 22
                Final Distribution Date.................................... 22
                Fitch...................................................... 22
                FNMA....................................................... 22
                Foreclosure Profits........................................ 22
                Fraud Loss Amount.......................................... 23
                Fraud Losses............................................... 23
                Group I Loans.............................................. 23
                Group II Loans............................................. 23
                Independent................................................ 23
                Initial Certificate Principal Balance...................... 24
                Initial Monthly Payment Fund............................... 24
                Insurance Proceeds......................................... 24
                Insurer.................................................... 24
                ........................................................... 24
                International Borrower..................................... 24
                Late Collections........................................... 25
                LIBOR...................................................... 25
                LIBOR Business Day......................................... 25
                LIBOR Rate Adjustment Date................................. 25
                Liquidation Proceeds....................................... 25
                Loan Group................................................. 25
                Loan Group I............................................... 25
                Loan Group II.............................................. 25
                Loan-to-Value Ratio........................................ 25
                Lockout Certificates....................................... 25
                Lockout Prepayment Percentage.............................. 25
                Maturity Date.............................................. 26
                MLCC      ................................................. 26
                Monthly Payment............................................ 26
                Moody's.................................................... 26
                Mortgage................................................... 26
                Mortgage 100SM Loan........................................ 27
                Mortgage File.............................................. 27
                Mortgage Loan Schedule..................................... 27
                Mortgage Loans............................................. 28
                Mortgage Note.............................................. 28
                Mortgage Rate.............................................. 28
                Mortgaged Property......................................... 28
                Mortgagor.................................................. 28
                Net Mortgage Rate.......................................... 28
                Non-Discount Mortgage Loan:................................ 28
                Non-Primary Residence Loans................................ 28
                Non-United States Person................................... 28
                Nonrecoverable Advance..................................... 28
                Nonsubserviced Mortgage Loan............................... 29
                Notional Amount............................................ 29
                Officers' Certificate...................................... 29
                Opinion of Counsel......................................... 29
                Outstanding Mortgage Loan.................................. 29


NY1-177130.4
                                                   iii

                                                                      Page

                   Owner or Holder..................................... 29
                   Ownership Interest.................................. 30
                   Parent PowerSM Loan................................. 30
                   Paying Agent........................................ 30
                   Percentage Interest................................. 30
                   Permitted Investments............................... 31
                   Permitted Transferee................................ 32
                   Person.............................................. 32
                   Pool Stated Principal Balance....................... 32
                   Prepayment Assumption............................... 32
                   Prepayment Distribution Percentage.................. 33
                   Prepayment Distribution Trigger..................... 34
                   Prepayment Interest Shortfall....................... 34
                   Prepayment Period................................... 35
                   Primary Insurance Policy............................ 35
                   Principal Prepayment................................ 35
                   Principal Prepayment in Full........................ 35
                   Program Guide....................................... 35
                   Purchase Price...................................... 35
                   Qualified Substitute Mortgage Loan.................. 35
                   Rating Agency....................................... 36
                   Realized Loss....................................... 36
                   Record Date......................................... 37
                   Regular Certificate................................. 37
                   REMIC............................................... 37
                   REMIC Administrator................................. 37
                   REMIC I............................................. 37
                   REMIC I Certificates................................ 38
                   REMIC II............................................ 38
                   REMIC II Certificates............................... 38
                   REMIC Provisions.................................... 38
                   REO Acquisition..................................... 38
                   REO Disposition..................................... 38
                   REO Imputed Interest................................ 39
                   REO Proceeds........................................ 39
                   REO Property........................................ 39
                   Request for Release................................. 39
                   Required Insurance Policy........................... 39
                   Required Surety Payment............................. 39
                   Residential Funding................................. 39
                   Responsible Officer................................. 39
                   Security Agreement.................................. 39
                   Seller.............................................. 40
                   Seller's Agreement.................................. 40
                   Senior Certificates................................. 40
                   Senior Principal Distribution Amount................ 40
                   Servicing Accounts.................................. 40
                   Servicing Advances.................................. 40
                   Servicing Fee....................................... 40
                   Servicing Officer................................... 40
                   Special Hazard Amount............................... 40
                   Special Hazard Loss................................. 41


NY1-177130.4
                                                    iv

                                                                          Page

              Spread Rate.................................................. 42
              Standard & Poor's............................................ 42
              Stated Principal Balance..................................... 42
              Subordinate Percentage....................................... 42
              Subordinate Principal Distribution Amount.................... 42
              Subserviced Mortgage Loan.................................... 43
              Subservicer.................................................. 43
              Subservicer Advance.......................................... 43
              Subservicing Account......................................... 43
              Subservicing Agreement....................................... 43
              Subservicing Fee............................................. 43
              Super Senior Optimal Percentage.............................. 43
              Super Senior Optimal Principal Distribution
              Amount....................................................... 44
              Surety....................................................... 44
              Surety Bond.................................................. 44
              Tax Returns.................................................. 44
              Transfer..................................................... 44
              Transferee................................................... 44
              Transferor................................................... 44
              Trust Fund................................................... 44
              ............................................................. 44
              Uncertificated Pass-Through Rate............................. 45
              Uncertificated Principal Balance............................. 46
              Uncertificated REMIC I Regular Interest S.................... 46
              Uncertificated REMIC I Regular Interest U.................... 47
              Uncertificated REMIC I Regular Interest V.................... 47
              Uncertificated REMIC I Regular Interest W.................... 47
              Uncertificated REMIC I Regular Interest X.................... 47
              Uncertificated REMIC I Regular Interest Y.................... 47
              Uncertificated REMIC I Regular Interests Z................... 48
              Uncertificated REMIC I Regular Interests..................... 48
              Uncertificated REMIC I Regular Interest S
              Distribution Amount.......................................... 48
              Uncertificated REMIC I Regular Interest T
              Distribution Amount.......................................... 48
              Uncertificated REMIC I Regular Interest U
              Distribution Amount.......................................... 48
              Uncertificated REMIC I Regular Interest V
              Distribution Amount.......................................... 48
              Uncertificated REMIC I Regular Interest W
              Distribution Amount.......................................... 48
              Uncertificated REMIC I Regular Interest X
              Distribution Amount.......................................... 49
              Uncertificated REMIC I Regular Interest Y
              Distribution Amount.......................................... 49
              Uncertificated REMIC I Regular Interests Z
              Distribution Amount.......................................... 49
              Uncertificated REMIC I Regular Interest
              Distribution Amounts......................................... 49
              Uniform Single Attestation Program for
              Mortgage Bankers:............................................ 50


NY1-177130.4
                                                    v

                                                                           Page

                      Uninsured Cause....................................... 50
                      United States Person.................................. 50
                      Variable Strip Certificates........................... 50
                      Voting Rights......................................... 50
   Section 1.02.              Determination of LIBOR........................ 50

                                              ARTICLE II

                                     CONVEYANCE OF MORTGAGE LOANS;
                                   ORIGINAL ISSUANCE OF CERTIFICATES

   Section 2.01.              Conveyance of Mortgage Loans.................. 52
   Section 2.02.              Acceptance by Trustee......................... 58
   Section 2.03.              Representations, Warranties and
                              Covenants of the Master Servicer and the
                              Company....................................... 59
   Section 2.04.              Representations and Warranties
                              of Sellers.................................... 65
   Section 2.05.              Issuance of Certificates Evidencing
                              Interests in REMIC I Certificates............. 67
   Section 2.06.              Conveyance of Uncertificated REMIC I and
                              REMIC II Regular Interests; Acceptance
                              by the Trustee................................ 67
   Section 2.07.              Issuance of Certificates Evidencing
                              Interest in REMIC II.......................... 68

                                              ARTICLE III

                                     ADMINISTRATION AND SERVICING
                                           OF MORTGAGE LOANS

   Section 3.01.              Master Servicer to Act as Servicer............ 70
   Section 3.02.              Subservicing Agreements Between Master
                              Servicer and Subservicers; Enforcement
                              of Subservicers' and Sellers'
                              Obligations................................... 71
   Section 3.03.              Successor Subservicers........................ 72
   Section 3.04.              Liability of the Master Servicer.............. 73
   Section 3.05.              No Contractual Relationship Between
                              Subservicer and Trustee or
                              Certificateholders or the Owner of the
                              Excess Spread.
                                  .......................................... 73
   Section 3.06.              Assumption or Termination of
                              Subservicing Agreements by Trustee............ 74
   Section 3.07.              Collection of Certain Mortgage Loan
                              Payments; Deposits to Custodial Account.
                                           ................................. 74
   Section 3.08.              Subservicing Accounts;
            Servicing Accounts.............................................. 77


NY1-177130.4
                                                    vi

                                                                          Page

 Section 3.09.              Access to Certain Documentation and
                            Information Regarding the Mortgage
                            Loans........................................... 79
 Section 3.10.              Permitted Withdrawals from the
                            Custodial Account............................... 79
 Section 3.11.              Maintenance of the Primary Insurance
                            Policies; Collections Thereunder................ 81
 Section 3.12.              Maintenance of Fire Insurance and
                            Omissions and Fidelity Coverage.  .............. 82
 Section 3.13.              Enforcement of Due-on-Sale Clauses;
                            Assumption and Modification Agreements;
                            Certain Assignments............................. 84
 Section 3.14.              Realization Upon Defaulted
                            Mortgage Loans.................................. 87
 Section 3.15.              Trustee to Cooperate;
                            Release of Mortgage Files....................... 90
 Section 3.16.              Servicing and Other Compensation;
                            Compensating Interest........................... 92
 Section 3.17.              Reports to the Trustee and the Company.......... 93
 Section 3.18.              Annual Statement as to Compliance............... 93
 Section 3.19.              Annual Independent Public Accountants'
                            Servicing Report................................ 94
 Section 3.20.              Rights of the Company in Respect
                            of the Master Servicer.         ................ 95
 Section 3.21.              Administration of Buydown Funds................. 95

                                            ARTICLE IV

                                  PAYMENTS TO CERTIFICATEHOLDERS

 Section 4.01.              Certificate Account............................. 97
 Section 4.02.              Distributions................................... 97
 Section 4.03.              Statements to Certificateholders and the
                            Owner of the Excess Spread and the
                            Interest
                            Only Strip......................................111
 Section 4.04.              Distribution of Reports to the
                            Trustee and the Company; Advances
                            by the Master Servicer..........................114
 Section 4.05.              Allocation of Realized Losses...................116
 Section 4.06.              Reports of Foreclosures and Abandonment
                            of Mortgaged Property.                 .........118
 Section 4.07.              Optional Purchase of Defaulted Mortgage
                            Loans.                                 .........118
 Section 4.08.              Distributions on the Uncertificated
                            REMIC I and REMIC II Regular Interests.
                                     .......................................119
 Section 4.09.              Surety Bond.....................................121

                                             ARTICLE V

                                THE CERTIFICATES AND EXCESS SPREAD


NY1-177130.4
                                                        vii

                                                                   Page


 Section 5.01.        The Certificates................................122
 Section 5.02. Registration of Transfer and Exchange of Certificates and Restrictions on
                      Transfer of Excess Spread.
                                      ................................124
 Section 5.03.        Mutilated, Destroyed, Lost or Stolen
                      Certificates....................................130
 Section 5.04.        Persons Deemed Owners...........................131
 Section 5.05.        Appointment of Paying Agent.....................131
 Section 5.06.        Optional Purchase of Certificates...............132

                                      ARTICLE VI

                          THE COMPANY AND THE MASTER SERVICER

 Section 6.01.        Respective Liabilities of the Company
                      and the Master Servicer.........................134
 Section 6.02.        Merger or Consolidation of the
                      Company or the Master Servicer;
                      Assignment of Rights and Delegation
                      of Duties by Master Servicer....................134
 Section 6.03.        Limitation on Liability of the Company,
                      the Master Servicer and Others.        .........135
 Section 6.04.        Company and Master
                      Servicer Not to Resign..........................136

                                   ARTICLE VII

                                     DEFAULT

 Section 7.01.        Events of Default.................................137
 Section 7.02.        Trustee or Company to Act; Appointment
                      of Successor......................................139
 Section 7.03.        Notification to Certificateholders................140
 Section 7.04.        Waiver of Events of Default.......................140

                                     ARTICLE VIII

                                CONCERNING THE TRUSTEE

 Section 8.01.        Duties of Trustee.................................142
 Section 8.02.        Certain Matters Affecting the Trustee.............144
 Section 8.03.        Trustee Not Liable for Certificates or
                      Mortgage Loans....................................146
 Section 8.04.        Trustee May Own Certificates......................146
 Section 8.05.        Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.        ............146
 Section 8.06.        Eligibility Requirements for Trustee..............147
 Section 8.07.        Resignation and Removal of the Trustee............148
 Section 8.08.        Successor Trustee.................................149
 Section 8.09.        Merger or Consolidation of Trustee................150


NY1-177130.4
                                                   viii

                                                                         Page

 Section 8.10.              Appointment of Co-Trustee or Separate
                            Trustee......................................150
 Section 8.11.              Appointment of Custodians....................151
 Section 8.12.              Appointment of Office or Agency..............152

                                            ARTICLE IX

                                            TERMINATION

 Section 9.01.              Termination Upon Purchase by the Master
                            Servicer or the Company or
                            Liquidation of All Mortgage Loans............153
 Section 9.02.              Termination of REMIC II......................156
 Section 9.03.              Additional Termination Requirements..........156

                                             ARTICLE X

                                         REMIC PROVISIONS

 Section 10.01.             REMIC Administration...................158
 Section 10.02.  Master Servicer, REMIC Administrator
          and Trustee Indemnification..............................162

                                            ARTICLE XI

                                     MISCELLANEOUS PROVISIONS

 Section 11.01.        Amendment.......................................164
 Section 11.02.        Recordation of Agreement; Counterparts..........167
 Section 11.03.        Limitation on Rights
                       of Certificateholders...........................167
 Section 11.04.        Governing Law...................................168
 Section 11.05.        Notices.........................................168
 Section 11.06.        Notices to Rating Agency........................169
 Section 11.07.        Severability of Provisions......................170
 Section 11.08.        Supplemental Provisions for
                       Resecuritization................................170



NY1-177130.4
                                                    ix

                                                     EXHIBITS

Exhibit A:                  Form of Class A Certificate
Exhibit B:                  Form of Class M Certificate
Exhibit C:                  Form of Class B Certificate
Exhibit D:                  Form of Class R Certificate
Exhibit E:                  Form of Custodial Agreement
Exhibit F-1:                Mortgage Loan Schedule for Loan Group I
Exhibit F-2:                Mortgage Loan Schedule for Loan Group II
Exhibit G:                  Form of Seller/Servicer Contract
Exhibit H:                  Forms of Request for Release
Exhibit I-1:                Form of Transfer Affidavit and Agreement
Exhibit I-2:                Form of Transferor Certificate
Exhibit J:                  Form of Investor Representation Letter
Exhibit K:                  Form of Transferor Representation Letter
Exhibit L:                  Form of Rule 144A Investment Representation
                            Letter
Exhibit M:                  Text of Amendment to Pooling and Servicing
                            Agreement Pursuant to Section 11.01(e) for a
                            Limited Guaranty
Exhibit N:                  Form of Limited Guaranty
Exhibit O:                  Form of Lender Certification for Assignment of
                            Mortgage Loan
Exhibit P:                  Schedule of Discount Fractions



NY1-177130.4
                                                         x

         This is a Pooling and Servicing Agreement, dated as of November 1, 1996, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (together with its permitted successors and assigns, the "Trustee"),

                             PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests will be designated as "REMIC II," and the Master Servicer will make a separate REMIC election with respect thereto. The Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11,, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular
Interests, the rights in and to which will be initially represented by the Excess Spread (as defined herein), will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.



NY1-177130.4

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust
Fund created hereunder.


                               Aggregate Initial
                                 Certificate
               Pass-Through       Principal
 Designation      Rate            Balance                     Features
 -----------     ------           --------                    --------

Class A-I-1       7.050%       $20,106,154.00           Group I/Senior
Class A-I-2  Adjustable Rate   $43,322,483.00 Group I/Adjustable Rate/Senior
Class A-I-3  Adjustable Rate           $0.00 Group I/Adjustable Rate/Interest
                                                         Only/Senior
Class A-I-4       7.125%       $13,330,948.00           Group I/Senior
Class A-I-5       7.600%       $24,973,716.00           Group I/Senior
Class A-I-6       8.000%                $0.00  Group I/Interest Only/Senior
Class A-I-7       7.700%        $1,000,000.00         Group I/Senior
Class A-I-8       7.700%        $9,539,699.00         Group I/Senior
Class A-I-9       8.000%       $22,526,000.00         Group I/Senior
Class A-I-10      8.000%       $11,650,000.00  Group I/Super Senior/Senior
Class A-I-11      8.000%       $30,421,000.00     Group I/Lockout/Senior
Class A-I-12      8.000%        $8,619,000.00       Group I/Lockout/Senior
                                                        Support/Senior
Class A-II        8.000%       $20,104,000.00        Group II/Senior
Class A-P         0.000%          $601,147.92     Principal Only/Senior
Class R-I         8.000%              $100.00    Group I/Residual/Senior
Class R-II        8.000%              $100.00    Group II/Residual/Senior
Class M-1         8.000%        $9,114,600.00           Mezzanine
Class M-2         8.000%        $5,126,400.00           Mezzanine
Class M-3         8.000%        $3,645,500.00           Mezzanine
Class B-1         8.000%        $1,822,700.00          Subordinate
Class B-2         8.000%          $569,600.00          Subordinate
Class B-3         8.000%        $1,366,716.75          Subordinate








                       Maturity
 Designation            Date               S&P        Fitch
 -----------           ------             -----       -----

Class A-I-1       November 25, 2026         AAA         AAA
Class A-I-2       November 25, 2026         AAA         AAA
Class A-I-3       November 25, 2026        AAAr         AAA

Class A-I-4       November 25, 2026         AAA         AAA
Class A-I-5       November 25, 2026         AAA         AAA
Class A-I-6       November 25, 2026        AAAr         AAA
Class A-I-7       November 25, 2026         AAA         AAA
Class A-I-8       November 25, 2026         AAA         AAA
Class A-I-9       November 25, 2026         AAA         AAA
Class A-I-10      November 25, 2026         AAA         AAA
Class A-I-11      November 25, 2026         AAA         AAA
Class A-I-12

Class A-II        November 25, 2011         AAA         AAA
Class A-P         November 25, 2026        AAAr         AAA
Class R-I         November 25, 2026         AAA         AAA
Class R-II        November 25, 2026         AAA         AAA
Class M-1         November 25, 2026         N/A          AA
Class M-2         November 25, 2026         N/A          A
Class M-3         November 25, 2026         N/A         BBB
Class B-1         November 25, 2026         N/A          BB
Class B-2         November 25, 2026         N/A          B
Class B-3         November 25, 2026         N/A         N/A







         The Company may cause one or more additional classes of Class A Certificates to be issued hereunder upon the terms set forth in Section 5.01(c), each of which shall bear a numerical designation immediately sequentially following the highest numerical designation of the Class A Certificates previously issued, which will evidence ownership of specified Uncertificated REMIC II Regular Interests, each of which will have no Certificate Principal Balance and will have varying maturity dates no later than November 25, 2026.


NY1-177130.4
                                                         2

         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $227,839,864.67. The Mortgage Loans are comprised of two Loan Groups. The Group I Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years and the Group II Loans are fixed rate first lien mortgage loans having terms to maturity at origination or modification of not more than 15 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.              Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-I-3, Class A-I-6 and any Variable Strip Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A- I-3 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-I- 3 Notional Amount. With respect to each Distribution Date, as to the Class A-I-6 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-I-6 Notional Amount. With respect to each Distribution Date, as to any Variable Strip Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Notional Amount thereof. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),
(ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses on the Mortgage Loans in the related Loan Group (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to
Section 4.05,


NY1-177130.4
                                                         3

(iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property on the Mortgage Loans in the related Loan Group which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls on the Mortgage Loans in the related Loan Group not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates and to the Excess Spread in proportion to their respective amounts of Accrued Certificate Interest or interest payable thereon from such Loan Group which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

         Addendum and Assignment Agreement:  The Addendum and
Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

         Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

         Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.



NY1-177130.4
                                                         4

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date and each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date, in each case with respect to the Mortgage Loans in the related Loan Group.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         Assignment Agreement:  The Assignment and Assumption
Agreement, dated November 27, 1996, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.


NY1-177130.4
                                                         5

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date and each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans in the related Loan Group on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance for the related Loan Group made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a) and relating to a loss on a Mortgage Loan in the related Loan Group,
(iv) any amount deposited in the Certificate Account pursuant to Section 4.07 and relating to a loss on a Mortgage Loan in the related Loan Group, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and a loss on a Mortgage Loan in the related Loan Group, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial
Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a), in each case with respect to the Mortgage Loans in the related Loan Group.

         Bankruptcy Amount: As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Bankruptcy Loss:  With respect to any Mortgage Loan, a
Deficient Valuation or Debt Service Reduction; provided, however,


NY1-177130.4
                                                         6
that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate:  Any Class A Certificate, Class A-P
Certificate, Class M Certificate, Class B Certificate or Class R
Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates and the


NY1-177130.4
                                                         7

Owner of the Excess Spread, Series 1996-QS7" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R-I Certificate or Class R-II Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R-I Certificate or Class R-II Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than any Class A-I-3, Class A-I-6 and Variable Strip Certificate), Class A-P Certificate and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the


NY1-177130.4
                                                         8
aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-I-3, Class A-I-6 and Variable Strip Certificates will have no Certificate Principal Balance.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.

         Class: Collectively, all of the Certificates bearing the same designation.

         Class A Accelerated Distribution Percentage: With respect to any Distribution Date and any Loan Group, the percentage indicated below:



NY1-177130.4
                                                         9

                                         Class A Accelerated
 Distribution Date                     Distribution Percentage

December 1996 through
November 2001.............................   100%

December 2001 through
November 2002.............. the related Class A
                            Percentage, plus 70% of the
                            related Subordinate Percentage

December 2002 through
November 2003...............the related Class A
                            Percentage, plus 60% of the
                            related Subordinate Percentage
December 2003 through
November 2004...............the related Class A
                            Percentage, plus 40% of the
                            related Subordinate Percentage
December 2004 through
November 2005...............the related Class A
                            Percentage, plus 20% of the
                            related Subordinate Percentage

December 2005 and
thereafter..................the related Class A Percentage


provided, however, (i) that any scheduled reduction to the Class A Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans in both Loan Groups to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans in both Loan Groups to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B


NY1-177130.4
                                                        10

Certificates and (ii) that for any Distribution Date on which the related Class A Percentage is greater than the related Class A Percentage as of the Closing Date, the related Class A Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class A-I Certificates and Residual Certificates, or the Class A-II Certificates, as applicable, to zero, the related Class A Accelerated Distribution Percentage shall thereafter be 0%.

         Class A Certificate: Any one of the Class A-I Certificates or Class A-II Certificates or, on and after the date of issuance of any Variable Strip Certificates pursuant to Section 5.01(c), such Variable Strip Certificates evidencing the related Uncertificated REMIC II Regular Interest or Interests specified by the Company in accordance with Section 5.01(c).

         Class A-I Certificate: Any one of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11 or Class A-I-12 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions, and representing an undivided interest in Loan Group I.

         Class A-II Certificate: Any one of the Class A-II Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions, and representing an undivided interest in Loan Group II.

         Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

         Class A-I-3 Notional Amount: As of any Distribution Date, with respect to the Class A-I-3 Certificates, the Certificate Principal Balance of the Class A-I-2 Certificates immediately prior to such date.

         Class A-I-6 Notional Amount: An amount equal to $74,292, on any Distribution Date on which the Certificate Principal Balance of the Class A-I-5 Certificates (before giving effect to distributions to be made on such Distribution Date) is in excess of $5,943,378, and thereafter an amount equal to the product of 1.24999621% and the Certificate Principal Balance of the Class A-I-5 Certificates immediately prior to such Distribution Date.


NY1-177130.4
                                                        11

         Class A Percentage: The Class A-I Percentage or Class A-II Percentage, as applicable.

         Class A-I Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I, Class R-I and Class R-II Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) in Loan Group I (other than the related Discount Fraction of each Discount Mortgage Loan in Loan Group I) immediately prior to such Distribution Date.

         Class A-II Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-II Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) in Loan Group II (other than the related Discount Fraction of each Discount Mortgage Loan in Loan Group II) immediately prior to such Distribution Date.

         Class A-I Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount related to Loan Group I remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i)(X) and the portion of the amounts required to be distributed therefrom pursuant to Section 4.02(a)(i)(Z) and
Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A-I Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvii) and (xviii).

         Class A-II Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount related to Loan Group II remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i)(Y) and the portion of the amounts required to be distributed therefrom pursuant to Sections 4.02(a)(i)(Z) and 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A-II Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvii) and (xviii).

         Class A-P Principal Distribution Amount:  As defined in
Section 4.02(b)(i).

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, evidencing an interest designated as a "regular interest" in REMIC II for


NY1-177130.4
                                                        12
purposes of the REMIC Provisions and representing an undivided interest in both Loan Groups.

         Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

         Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.65%.

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.85%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.



NY1-177130.4
                                                        13

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.60%.

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and representing an undivided interest in both Loan Groups.

         Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 5.50%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator


NY1-177130.4
                                                        14
of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.25%.

         Class R Certificate: Any one of the Class R-I Certificates or Class R-II Certificates.

         Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions, and representing an undivided interest in Loan Group I and certain residual amounts pursuant to this Agreement.

         Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions, and representing an undivided interest in Loan Group I.

         Closing Date:  November 27, 1996.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.



NY1-177130.4
                                                        15

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Corporate Trust and Agency Group, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1996-QS7.

         Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.


NY1-177130.4
                                                        16

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

         Cut-off Date: November 1, 1996.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                    Defaulted Mortgage Loss: With respect to any Mortgage Loan, a Realized Loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, not including Special Hazard Losses, Extraordinary Losses (or any other loss resulting from damage to the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment)), Bankruptcy Losses, Fraud Losses and any other interest shortfalls not covered by the subordination described in Section 4.05, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations as in effect from time to time.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.



NY1-177130.4
                                                        17

         Definitive Certificate:  Any definitive, fully registered
Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 8.00% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 8.00%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

         Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 8.00% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by


NY1-177130.4
                                                        18
such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC I or REMIC II or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt


NY1-177130.4
                                                        19
obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount for both Loan Groups remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates and the Excess Spread, (ii) the Class A-I Principal Distribution Amount and Class A-II Principal Distribution Amount (in each case determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

         Excess Spread: With respect to any Distribution Date and any Mortgage Loan with respect to which the Company has not on or prior to such Distribution Date issued a class of Variable Strip Certificates representing ownership of the related Uncertificated REMIC II Interest Z, one month's interest on the Stated Principal Balance of such Mortgage Loan at the Spread Rate with respect to such Mortgage Loan, calculated on the basis of a 360-day year consisting of twelve 30-day months. Excess Spread on any Distribution Date will be reduced by the interest shortfalls described in clauses (i) through (iv) of the sixth sentence of the definition of Accrued Certificate Interest, to the extent allocated thereto pursuant to the provisions of such definition.



NY1-177130.4
                                                        20

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). The Excess Subordinate Principal Amount will be allocated between Loan Group I and Loan Group II on a pro rata basis in accordance with the amount of Realized Losses on the Mortgage Loans in each Loan Group allocated to the Certificates on such Distribution Date.

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack;

                            1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                            2.   by military, naval or air forces; or

                            3. by an agent of any such government, power, authority or forces;

                    (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or



NY1-177130.4
                                                        21

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (Y) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of


NY1-177130.4
                                                        22

Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         Group I Loans:  The Mortgage Loans designated on the
Mortgage Loan Schedule as Group I Loans.

         Group II Loans:  The Mortgage Loans designated on the
Mortgage Loan Schedule as Group II Loans.

         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Monthly Payment Fund:  As defined in Section
2.01(g).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any


NY1-177130.4
                                                        23
other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate, other than any Class A-I-2 Certificate and Class A-I-3 Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to any Class A-I-2 Certificate or Class A-I-3 Certificate and any Distribution Date, the one-month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, the distributions of interest on any Distribution Date and the calculation of Accrued Certificate Interest for all Classes of Certificates including the Class A-I-2 Certificates and Class A-I-3 Certificates will reflect interest accrued, and receipts with respect thereto, on the Mortgage Loans for the preceding calendar month, as may be reduced in accordance with the definition of Accrued Certificate Interest.

         International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         LIBOR: With respect to any Distribution Date (other than the Distribution Date occurring in December 1996) and the Class A-I-2 Certificates and Class A-I-3 Certificates, the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.



NY1-177130.4
                                                        24

         LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.

         LIBOR Rate Adjustment Date: With respect to each Distribution Date (other than the Distribution Date occurring in December 1996) and the Class A-I-2 Certificates and Class A-I-3 Certificates, the LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         Loan Group:  Either or both of Loan Group I or Loan Group
II.

         Loan Group I:  The group of Mortgage Loans comprised of the
Group I Loans.

         Loan Group II: The group of Mortgage Loans comprised of the Group II Loans.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lockout Certificates:  Any one of the Class A-I-11
Certificates and Class A-I-12 Certificates.

         Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in December 2001, 0%; for any Distribution Date during the sixth year after the Closing Date, 30%; for any Distribution Date during the seventh year after the Closing Date, 40%; for any Distribution Date during the eighth year after the Closing Date, 60%; for any Distribution Date during the ninth year after the Closing Date, 80%; and for any Distribution Date thereafter, 100%.

         Lockout Scheduled Percentage: For any Distribution Date occurring prior to the Distribution Date in December 2001, 0% and for any Distribution Date thereafter, 100%.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-I-3, Class A-I-6 and Variable Strip Certificates which have no Certificate


NY1-177130.4
                                                        25

Principal Balance) representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than each Uncertificated REMIC I Regular Interest Z) and the rights to the Class A-I-3 Certificates and Class A-I-6 Certificates would be reduced to zero, which is November 25, 2026, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC I Regular Interest Z and Uncertificated REMIC II Regular Interest is November 25, 2026, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F-1 (with respect to the Group I Loans) and Exhibit F-2 (with respect to Group II Loans) (each as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan in the related Loan Group:



NY1-177130.4
                                                        26

         (i)                the Mortgage Loan identifying number ("RFC LOAN
                            #");

         (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

         (iii)              the maturity of the Mortgage Note ("MATURITY
                            DATE");

         (iv)               the Mortgage Rate ("ORIG RATE");

         (v)                the Subservicer pass-through rate ("CURR NET");

         (vi)               the Net Mortgage Rate ("NET MTG RT");

         (vii)              the Spread Rate ("SPREAD");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

         (ix)               the Cut-off Date Principal Balance ("PRINCIPAL
                            BAL");

         (x)                the Loan-to-Value Ratio at origination ("LTV");

         (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

         (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedules may consist of multiple reports that collectively set forth all of the information required.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and


NY1-177130.4
                                                        27

(ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

         Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related
Cooperative Lease and Cooperative Stock.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United
States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

         Notional Amount: As of any Distribution Date, with respect to any class of Variable Strip Certificates, the aggregate Stated
Principal Balance of the Mortgage Loans corresponding to the


NY1-177130.4
                                                        28

Uncertificated REMIC II Regular Interests represented by such Class of Variable Strip Certificates.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

         Owner or Holder: With respect to the Excess Spread at any time at which the Excess Spread evidences ownership in any Uncertificated REMIC II Regular Interest, Residential Funding, as the owner of all right, title and interest in and to the Excess Spread. Solely for the purpose of giving any consent or direction pursuant to this Agreement, as long as Residential Funding or any Affiliate thereof is Master Servicer and the Excess Spread remains uncertificated, the Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Rights necessary to effect any such consent or direction has been obtained.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-I-2, Class A-I-3, Class A-P and any Variable Strip Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto.


NY1-177130.4
                                                        29

With respect to the Class A-I-2 Certificates and the initial Interest Accrual Period, 5.8375% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.40%, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.40% per annum. With respect to the Class A-I-3 Certificates and the initial Interest Accrual Period, 3.1625% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.60% minus LIBOR, subject to a maximum rate of 8.60% per annum and a minimum rate of 0.00% per annum. With respect to any Class of Variable Strip Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Spread Rates of all Mortgage Loans corresponding to the Uncertificated REMIC II Regular Interests represented by such Class of Variable Strip Certificates as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates. The Class A-P Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

         Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

         Percentage Interest: With respect to any Certificate (other than a Class A-I-3, Class A-I-6, Variable Strip or Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Class A-I-3, Class A-I-6, Variable Strip or Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;


NY1-177130.4
                                                        30

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                   (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived


NY1-177130.4
                                                        31
from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

         Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pledged Asset Mortgage Servicing Agreement: The Pledged
Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in both Loan Groups in the first month of the life of such Mortgage Loans and an additional 1.0% per annum in each month thereafter until the thirteenth month, and beginning in the thirteenth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

         Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

         (i) For any Distribution Date prior to the Distribution Date in December 2001 (unless the Certificate Principal Balances of the Class A-I and Class R Certificates or Class A-II Certificates, as applicable, have been reduced to zero), 0%.


NY1-177130.4
                                                        32

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

         (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated


NY1-177130.4
                                                        33

                    Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective
                    Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment
Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.



NY1-177130.4
                                                        34

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

         Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's Expanded Criteria
Mortgage Program.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Spread Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Spread Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Spread Rate" is greater than the Spread Rate of the related Deleted Mortgage Loan (i) the Spread Rate of such Qualified Substitute Mortgage Loan shall be equal to the Spread Rate of the


NY1-177130.4
                                                        35
related Deleted Mortgage Loan for purposes of calculating the Excess Spread or Accrued Certificate Interest on any Class of Variable Strip Certificates and
(ii) the excess of the Spread Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Spread Rate" over the Spread Rate on the related Deleted Mortgage Loan shall be payable to the Class R-I Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Standard & Poor's with respect to the Class A, Class A-P and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders and the Owner of the Excess Spread up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any


NY1-177130.4
                                                        36
premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R-I Certificate or Class R-II Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

                    (i)             the Mortgage Loans and the related Mortgage
                                    Files,

                    (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

                    (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders and the Owner of the Excess Spread by foreclosure or deed in lieu of foreclosure, and

                    (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01.




NY1-177130.4
                                                        37

         REMIC I Certificates:  The Class R-I Certificates.

         REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Variable Strip and Class R-II Certificates and the Owner of the Excess Spread pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

         REMIC II Certificates: Any of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I- 12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Variable Strip and Class R-II Certificates.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative


NY1-177130.4
                                                        38

Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

         Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

         Senior Certificates: Any one of the Class A, Class A-P or Class R Certificates.


NY1-177130.4
                                                        39

         Senior Principal Distribution Amount:  As to any
Distribution Date, the aggregate of the Class A-I Principal
Distribution Amount and Class A-II Principal Distribution Amount.

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $2,278,399 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance


NY1-177130.4
                                                        40

(as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 18.8% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Spread Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 8.00% per annum.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.



NY1-177130.4
                                                        41

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subordinate Percentage: As of any Distribution Date and for any Loan Group, 100% minus the related Class A Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B
Certificates, (a) the sum of (i) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) to the extent not payable to the Senior Certificates; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in
Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal
Prepayments in Full and Curtailments received in the related Prepayment Period to the extent not payable to the Senior Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section
4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.



NY1-177130.4
                                                        42

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by Merrill Lynch Credit Corporation, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         Super Senior Optimal Percentage: As of any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-10 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Class A-I Certificates immediately prior to such Distribution Date.

         Super Senior Optimal Principal Distribution Amount: As of any Distribution Date on or after the Credit Support Depletion Date the product of
(a) the then-applicable Super Senior Optimal Percentage and (b) the sum of the amounts described in clauses (A) through (E) of Section 4.02(a)(ii)(Y) to the extent attributable to Loan Group I.



NY1-177130.4
                                                        43

         Surety: AMBAC Indemnity Corporation, or its successors in interest.

         Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by AMBAC Indemnity Corporation for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers the Additional Collateral Mortgage Loans.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund:  REMIC I and REMIC II.

         Uncertificated Accrued Interest: With respect to each Distribution Date, (i) as to Uncertificated REMIC I Regular Interest R, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-I-2 Certificates if the Pass-Through Rate on such Class were equal to the Pass-Through Rate on Uncertificated REMIC I Regular Interest R, (ii) as to Uncertificated REMIC I Regular Interest S, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A- I-1 Certificates if the Pass-Through Rate on such Class were equal to the Pass-Through Rate on Uncertificated REMIC I Regular Interest S,
(iii) as to Uncertificated REMIC I Regular Interest T, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-I-4 Certificates if the Pass-Through Rate on such Class were equal to the Pass-Through Rate on Uncertificated REMIC I Regular Interest T, (iv) as to


NY1-177130.4
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Uncertificated REMIC I Regular Interest U, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A- I-5 Certificates (and the Certificate Principal Balance thereof were reduced by $5,493,378.00) if the Pass-Through Rate on such Class were equal to the Pass-Through Rate on Uncertificated REMIC I Regular Interest U, (v) as to Uncertificated REMIC I Regular Interest V-1, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-I-5 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest V-1 and the Certificate Principal Balance of such Class were equal to the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest V-1, (vi) as to Uncertificated REMIC I Regular Interest V-2, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-I-6 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest V-2, (vii) as to Uncertificated REMIC I Regular Interest W, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-I-7 Certificates and Class A-I-8 if the Pass-Through Rate on such Classes were equal to the Pass-Through Rate on Uncertificated REMIC I Regular Interest W, (viii) as to Uncertificated REMIC I Regular Interest X, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-P Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest X, (ix) as to Uncertificated REMIC I Regular Interest Y, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-I-9, Class A-I-10, Class A-I- 11, Class A-I-12, Class A-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates if the Pass-Through Rates on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest Y and (x) as to each Uncertificated REMIC I Regular Interest Z and each
Uncertificated REMIC II Regular Interest, an amount equal to one month's interest at the Spread Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Excess Spread.

         Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests R, S, T, U, V-1, V- 2, W, X and Y, 9.000%, 7.050%, 7.125%, 7.600%, 7.6962022366%, 8.000%, 7.700%, 0.000% and
8.000%, respectively. With respect to each Uncertificated REMIC I Regular Interest Z and each


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Uncertificated REMIC II Regular Interest the Spread Rate for the related Mortgage Loan.

         Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest on any date of determination, an amount equal to $43,322,483.00 with respect to Uncertificated REMIC I Regular Interest R, an amount equal to $20,106,154.00 with respect to Uncertificated REMIC I Regular Interest S, an amount equal to $13,330,948.00 with respect to Uncertificated REMIC I Regular Interest T, an amount equal to $19,330,338.00 with respect to Uncertificated REMIC I Regular Interest U, an amount equal to $5,869,086.00 with respect to Uncertificated REMIC I Regular Interest V-1, an amount equal to $74,292.00 with respect to Uncertificated REMIC I Regular Interest V-2, an amount equal to $10,539,699.00 with respect to Uncertificated REMIC I Regular Interest W, $601,147.92 with respect to Uncertificated REMIC I Regular Interest X, $114,965,716.75 with respect to Uncertificated REMIC I Regular Interest Y and $0 with respect to Uncertificated REMIC I Regular Interests Z, minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.08(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 4.08(d).

         Uncertificated REMIC I Regular Interest R: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.000% per annum.

         Uncertificated REMIC I Regular Interest S: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-1 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 7.050% per annum.

         Uncertificated REMIC I Regular Interest T: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time


NY1-177130.4
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multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-4 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 7.125% per annum.

         Uncertificated REMIC I Regular Interest U: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-5 Certificates reduced, but not below zero, by 5,943,378.00 and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 7.600% per annum.

         Uncertificated REMIC I Regular Interest V-1: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is (a) prior to the Distribution Date on which the Certificate Principal Balance of the Class A-I-5 Certificates are reduced to $5,943,378, $5,869,086.00 or (b) on or after the Distribution Date on which the Certificate Principal Balance of the Class A-I-5 Certificates have been reduced to $5,943,378, the product of (i) the Certificate Principal Balance of the Class A-I-5 Certificates and (ii) a fraction, the numerator of which is $5,869,086.00 and the denominator of which is $5,943,378.00, and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 7.6962022366% per annum.

         Uncertificated REMIC I Regular Interest V-2: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is (a) prior to the Distribution Date on which the Certificate Principal Balance of the Class A-I-5 Certificates are reduced to $5,943,378, $74,292.00 or (b) on or after the Distribution Date on which the Certificate Principal Balance of the Class A-I-5 Certificates have been reduced to $5,943,378, the product of (i) the Certificate Principal Balance of the Class A-I-5 Certificates and (ii) a fraction, the numerator of which is $74,292.00 and the denominator of which is $5,943,378, and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.000% per annum.

         Uncertificated REMIC I Regular Interest W: An uncertificated partial undivided beneficial ownership interest in


NY1-177130.4
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REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-7 and Class A-I-8 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 7.700% per annum.

         Uncertificated REMIC I Regular Interest X: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-P Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

         Uncertificated REMIC I Regular Interest Y: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.000% per annum.

         Uncertificated REMIC I Regular Interests Z: The 2,110 uncertificated partial undivided beneficial ownership interests in REMIC I, numbered sequentially from 1 to 2,110, each relating to a particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Spread Rate on the Stated Principal Balance of the related Mortgage Loan.

         Uncertificated REMIC I Regular Interests: Uncertificated REMIC I Regular Interest R, Uncertificated REMIC I Regular Interest S, Uncertificated REMIC I Regular Interest T, Uncertificated REMIC I Regular Interest U,
Uncertificated REMIC I Regular Interest V-1, Uncertificated REMIC I Regular Interest V- 2, Uncertificated REMIC I Regular Interest W, Uncertificated REMIC I Regular Interest X, Uncertificated REMIC I Regular Interest Y and Uncertificated REMIC I Regular Interests Z.

         Uncertificated REMIC I Regular Interest R Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest R for such Distribution Date pursuant to Section 4.08(a).



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         Uncertificated REMIC I Regular Interest S Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest S for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest T Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest T for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest U Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest U for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest V-1 Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest V-1 for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest V-2 Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest V-2 for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest W Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest W for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest X Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest X for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interest Y Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest Y for such Distribution Date pursuant to Section 4.08(a).

         Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 4.08(a).


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         Uncertificated REMIC I Regular Interest Distribution Amounts: The Uncertificated REMIC I Regular Interest R Distribution Amount, Uncertificated REMIC I Regular Interest S Distribution Amount, Uncertificated REMIC I Regular Interest T Distribution Amount, Uncertificated REMIC I Regular Interest U Distribution Amount, Uncertificated REMIC I Regular Interest V-1 Distribution Amount, Uncertificated REMIC I Regular Interest V-2 Distribution Amount, Uncertificated REMIC I Regular Interest W Distribution Amount, Uncertificated REMIC I Regular Interest X Distribution Amount, Uncertificated REMIC I Regular Interest Y Distribution Amount and Uncertificated REMIC I Regular Interests Z Distribution Amount.

         Uncertificated REMIC II Regular Interests: The 2,110 uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,110 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Spread Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising, if such Uncertificated REMIC II Regular Interest is represented by the Excess Spread or a Variable Strip Certificate, such Uncertificated REMIC II Regular Interest's pro rata share of the amount distributed pursuant to Sections 4.02(a) and (b) in respect of such Excess Spread or Variable Strip Certificate.

         Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 4.08(a).

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after
December 15, 1995.

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.


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         Variable Strip Certificates: Any one of any Class of Class A Certificates issued in accordance with Section 5.01(c).

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 96.0% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class A-I-3, Class A- I-6, Variable Strip, Class R-I and Class R-II Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated to the Owner of the Excess Spread and Holders of the Variable Strip Certificates (allocated to the Owner of the Excess Spread and each Class of Variable Strip Certificates in proportion to the amount of Accrued Certificate Interest or amount of Excess Spread as of the immediately preceding Distribution Date), 1% of all Voting Rights shall be allocated among the Holders of the Class A-I-3
Certificates, 1% of all Voting Rights shall be allocated among the Holders of the Class A-I-6 Certificates, and the Holders of the Class R-I Certificates and Class R-II Certificates shall be entitled to 0.5% and 0.5% of all of the Voting Rights, respectively, and allocated among the Certificates of each Class of Certificates in accordance with their respective Percentage Interests.


         Section 1.02.              Determination of LIBOR.

         LIBOR applicable to the calculation of the Pass-Through Rate on the Class A-I-2 Certificates and Class A-I-3 Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on each LIBOR Rate Adjustment Date.

         On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR


NY1-177130.4
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Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-I-2 Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-I-2 Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A-I-2 Certificates and Class A-I-3 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

         Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Class A-I-2 Certificates and Class A-I-3 Certificates for the current and the immediately preceding Interest Accrual Period.


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                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified


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                                                        53
         by the public recording office in which such document has been recorded.

         and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)               The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and


NY1-177130.4
                                                        54

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders and the Owner of Excess Spread until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(I)(iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.



NY1-177130.4
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         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) Residential Funding hereby assigns to the Trustee its security interest in and to the Additional Collateral, its right to receive payments in respect of the Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of the Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

         (f) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated REMIC I Regular Interests as provided for in Section 2.06 be construed as a sale by the Company to the Trustee of the Mortgage Loans and the Uncertificated REMIC I Regular Interests for the benefit of the Certificateholders and the Owner of the Excess Spread. Further, it is not intended that


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any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated REMIC I Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in Sections 2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial


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intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated REMIC I Regular Interests, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC I Regular Interest.

         (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $28,865.00 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in December 1996, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in December 1996. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of REMIC I or REMIC II. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of
Section 1.860G-2(h) of the Treasury Regulations.


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         Section 2.02.              Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to the Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders and the Owner of the Excess Spread. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders and the Owner of the Excess Spread, to review each Mortgage File delivered to it pursuant to
Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such


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Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from REMIC I at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders or such Owner.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to


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         which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                  (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive


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delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders and such Owner.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Owner of the Excess Spread that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                  (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                  (ii) The information set forth in Exhibit F-1 and Exhibit F-2 hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, in Loan Group I and Loan Group II, as applicable, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years in the case of the Group I Loans, or 15 years in the case of the Group II Loans;



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                  (iv) To the best of the Company's knowledge, except with respect to 55 Mortgage Loans representing approximately 4.0% of the Mortgage Loans by aggregate Stated Principal Balance (27 of which are Additional Collateral Loans representing approximately 2.3% of the Mortgage Loans by aggregate Stated Principal Balance), if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                  (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

                  (vi) No more than 0.5% of the Group I Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.6% of the Group I Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, no more than 3.1% of the Group II Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, no more than 3.0% of the Group II Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and one Group II Loan is a Cooperative Loan;

                  (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                  (ix) Approximately 21.82% of the Group I Loans by aggregate Stated Principal Balance as of the Cut-off Date


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         were underwritten under a reduced loan documentation program and approximately 26.12% of the Group I Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program and approximately 15.49% of the Group II Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program and approximately 32.71% of the Group II Loans by aggregate Stated
         Principal Balance as of the Cut-off Date were underwritten under a no-stated income program;

                  (x) Approximately 32.53% of the Group I Loans by aggregate Stated Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Group I Loans and approximately 39.96% of the Group II Loans by aggregate Stated
         Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Group II Loan;

                  (xi)     None of the Mortgage Loans were Buydown Mortgage
         Loans;

                  (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

                  (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                  (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                  (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xvi) Approximately 0.1% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage File a Destroyed Mortgage Note;

                  (xvii) Not more than 2.1% of the Group I Loans and not more than 0.3% of the Group II Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;



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                  (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

                  (xix) Approximately 1.3% of the Group I Loans and approximately 11.5% of the Group II Loans (in each case by aggregate Stated Principal Balance as of the Cut-off Date) are Additional Collateral Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders and such Owner. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.



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         Section 2.04.              Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders and the Owner of the Excess Spread all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders and the Owner of the Excess Spread. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not


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be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders and the Owner of the Excess Spread will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders and the Owner of the Excess Spread to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section


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860F(a)(1)  of the Code or on  "contributions  after  the  startup  date"  under
Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of Certificateholders and such Owner. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.             Issuance of Certificates Evidencing Interests
                                    in REMIC I Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC I to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC I in such distributions, shall be as set forth in this Agreement.

         Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.


         The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and


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to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders, the Owner of the Excess Spread and the Variable Strip Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and Uncertificated REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders, the Owner of the Excess Spread and the Variable Strip
Certificateholders. The rights of the A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I- 11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders, the Owner of the Excess Spread and the Variable Strip Certificateholders to receive distributions from the proceeds of REMIC II in respect of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates, the Excess Spread and the Variable Strip Certificateholders, and all ownership interests of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders, the Owner of the Excess Spread and the Variable Strip Certificateholders in such distributions, shall be as set forth in this Agreement.

         Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

         The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, the Class A-I-1, Class A-I- 2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I- 7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A- I-12, Class A-II, Class A-P, Class M-1,
Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates in authorized denominations which, together with the ownership interest in the Excess Spread and the Variable Strip


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Certificates, to the extent issued in accordance with Sections 5.01(c), evidence ownership of the entire REMIC II.




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                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS

         Section 3.01.              Master Servicer to Act as Servicer.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders, the Owner of the Excess Spread and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause REMIC I or REMIC II to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master


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Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders and the Owner of the Excess Spread, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on


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behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Owner of the Excess Spread.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Owner of the Excess Spread, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.              Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however,


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that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04.              Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Owner of the Excess Spread for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05.              No Contractual Relationship Between
                                   Subservicer and Trustee or Certificateholders
                                    or the Owner of the Excess Spread.


         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee, the
Certificateholders and the Owner of the Excess Spread shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing


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provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

         Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07.             Collection of Certain Mortgage Loan Payments;
                                    Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by


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reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Owner of the Excess Spread (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                  (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in


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         connection with an REO Property for which an REO Disposition has occurred;

                  (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                  (iv) All proceeds of any Mortgage Loans purchased  pursuant to
         Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                  (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

                  (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and

                  (vii) any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall


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be deemed to have occurred) on the last day of the month prior to the receipt thereof.

         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.              Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled


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monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related
Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.


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         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.              Permitted Withdrawals from the
                                    Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                    (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
         4.01;

                    (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;


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                    (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                    (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                    (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                    (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
         Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders or the Owner of the Excess Spread as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);

                    (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                    (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured


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         Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to
Certificateholders and the Owner of the Excess Spread (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal


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payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee, Certificateholders and the Owner of the Excess Spread, claims to the related insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

         Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master


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Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders and the Owner of the Excess Spread, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit


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Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee, the Certificateholders and the Owner of the Excess Spread, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13.              Enforcement of Due-on-Sale Clauses;
                                    Assumption and Modification Agreements;
                                    Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                    (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                    (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.



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         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause either REMIC I or REMIC II to fail to qualify as such under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to


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the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither REMIC I nor REMIC II would fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on either REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and


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accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.              Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon the Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such


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Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by REMIC I as an REO Property by foreclosure or by deed


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in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders and the Owner of the Excess Spread. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in REMIC I until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that REMIC I acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of REMIC I shall dispose of such REO Property within two years after its acquisition by REMIC I for purposes of Section 860G(a)(8) of the Code or, at the expense of REMIC I, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause REMIC I to fail to qualify as a REMIC at any time that any Uncertificated REMIC I Regular Interests are outstanding, in which case REMIC I may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by REMIC I shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of REMIC I in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless REMIC I with respect to the imposition of any such taxes.



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         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders and the Owner of the Excess Spread to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         Section 3.15.              Trustee to Cooperate;
                                    Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request


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for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

         (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be


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executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.              Servicing and Other Compensation;
                                    Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not


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below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi). If on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in the related Prepayment Period, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of Prepayment Interest Shortfalls incurred on the Mortgage Loans in each Loan Group in respect of such Distribution Date.


         Section 3.17.              Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18.              Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made


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under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.              Annual Independent Public Accountants'
                                    Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.



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         Section 3.20.              Rights of the Company in Respect
                                    of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.              Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may


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reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.              Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.              Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Owner of the Excess Spread, a distribution thereof pursuant to Section 4.02(a)(i), to the Master Servicer, in the case of a distribution pursuant to
Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section


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4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the related Available Distribution Amount remaining in the case of clauses (i) through (iii), and to the extent of the Available Distribution Amount for both Loan Groups remaining in the case of clauses (iv) through (xviii):

                    (i) (X) from the Available Distribution Amount related to Loan Group I, to the Class A-I Certificateholders and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);

                            (Y) from the Available Distribution Amount related to Loan Group II, to the Class A-II Certificateholders, Accrued Certificate Interest on such Class of Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                            (Z) from the Available Distribution Amount derived from the related Loan Group, on a pro rata basis with the distributions in Sections 4.02(a)(i)(X) and 4.02(a)(i)(Y), as applicable, to the Owner of the Excess Spread and each Class of Variable Strip Certificates, if any, on a pro rata basis based on the amount of Excess Spread and Accrued Certificate Interest on such Certificates with respect to such Distribution Date, the amount of Excess Spread and Accrued Certificate Interest on such Classes of Certificates, respectively, with respect to such Distribution Date, plus any Excess Spread or Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);


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                    (ii)    (X)     to the Class A-P Certificateholders, the
         Class A-P Principal Distribution Amount derived from each related Loan Group;

                                   (Y)     to the Class A Certificateholders and
         Class R Certificateholders,  in the priorities and amounts set forth in
         Section 4.02(b)(ii) and (iii) and Section 4.02(c) through (f), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                            (A)  the  related   Class  A  Percentage   for  such
                    Distribution Date times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                            Payment due during the related Due Period on each Outstanding Mortgage Loan in the related Loan Group (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan in such Loan Group), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan in such Loan Group) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                            Mortgage Loan in the related Loan Group repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
                            4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
                            Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage Loan in such Loan Group); and

                                    (3)  the  principal  portion  of  all  other
                            unscheduled collections with respect to the related Loan Group (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the


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                            related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to a Discount Mortgage Loan in such Loan Group);

                            (B) with respect to each Mortgage Loan in the related Loan Group for which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the related Class A Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan in such Loan Group) and (b) the related Class A Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan in such Loan Group, included in
                    Section 4.02(b)(i) (C));

                            (C) the  related  Class A  Accelerated  Distribution
                    Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments with respect to the related Loan Group received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan in such Loan Group);

                            (D) any portion of the Excess Subordinate Principal Amount for such Distribution Date allocated to the related Loan Group; and

                            (E) any amounts  described  in  subsection  (ii)(Y),
                    clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent


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                    that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates; and

                                    (Z)     to the Holders of the Class A-I
         Certificates or Class A-II Certificates, as applicable, amounts required to be distributed pursuant to Section
         4.02(c);

                    (iii) if the aggregate Certificate Principal Balance of the Class A-I Certificates or Class A-II Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the related Discount Fraction of the Discount Mortgage Loans in such Loan Group) and the Class M Certificates or Class B Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, to the Holders of such Class or Classes of Class A Certificates, an amount equal to interest for the related Interest Accrual Period at a rate of 8.00% per annum on the amount of the difference between the aggregate Certificate Principal Balance of such Class or Classes of Class A Certificates and the aggregate Stated Principal Balance of its related Loan Group (other than the Discount Fraction of the Discount Mortgage Loans in such Loan Group), from the Available Distribution Amount for the other Loan Group, applied first to pay Accrued Certificate Interest on such Class or Classes of Class A Certificates on a pro rata basis to the extent not paid on such Distribution Date pursuant to Section 4.02(a)(i), and then to pay principal on such Class or Classes of Class A Certificates in accordance with the priorities set forth in Section 4.02(b);

                    (iv) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                    (v) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;


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                    (vi) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii),
         (ix), (xii), (xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                    (vii) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (viii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xii), (xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                    (ix) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (x) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xii),
         (xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

                    (xi) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                   (xii) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal


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         Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                    (xiii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xiv) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                    (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus
         (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
         Section 4.02(a) (xvi) are insufficient therefor;

                    (xvi) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                    (xvii) to the Class A Certificateholders, Class A-P Certificateholders and Class R Certificateholders, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amounts for both Loan Groups remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A,


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         Class A-P and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A, Class A-P and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amounts for both Loan Groups remaining after the Class A, Class A-P and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amounts for both Loan Groups remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                    (xviii)         to the Class R-I Certificateholders, the
         balance, if any, of the Available Distribution Amount for both Loan Groups.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid and Excess Spread remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest, Excess Spread was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A, Class A-P and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                    (i)  first,  to  the  Class  A-P  Certificates,   until  the
         Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:



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                            (A) the related  Discount  Fraction of the principal
                    portion of each Monthly Payment on each Discount Mortgage Loan in the related Loan Group due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                            (B) the related  Discount  Fraction of the principal
                    portion of all unscheduled collections on each Discount Mortgage Loan in the related Loan Group received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                            (C) in connection  with the Cash  Liquidation or REO
                    Disposition of a Discount Mortgage Loan in the related Loan Group that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                            (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses
                    (A) through (C) above) that remain undistributed; and

                            (E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                    (ii) from the Class A-I Principal Distribution Amount, distributions to the Class A-I Certificates and Class R Certificates shall be made as follows:



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                            (A) to the Class R-I Certificates and Class R-II Certificates, concurrently, with such amount to be allocated to the Class R-I Certificates and Class R-II Certificates on a pro rata basis (in proportion to their respective Certificate Principal Balances), until the Certificate Principal Balances thereof have been reduced to zero;

                            (B) from the balance, if any, of the Class A-I Principal Distribution Amount remaining after the distribution described in clause 4.02(b)(ii)(A) above, an amount equal to the sum of the following:

                                    (1) the Lockout Scheduled  Percentage of the
                                    Lockout  Certificates' pro rata share (based
                                    on  the  aggregate   Certificate   Principal
                                    Balance  thereof  relative to the  aggregate
                                    Stated  Principal  Balance  of the  Group  I
                                    Loans  (other  than  the  related   Discount
                                    Fraction of the Discount  Mortgage  Loans in
                                    Loan  Group  I))  of  the   portion  of  the
                                    aggregate  of the  collections  described in
                                    Sections  4.02(a)(ii)(Y)(A),   (B)  and  (E)
                                    without  any  application  of the  Class A-I
                                    Percentage   or   Class   A-I    Accelerated
                                    Distribution Percentage; and

                                    (2) the Lockout Prepayment Percentage of the
                                    Lockout  Certificates' pro rata share (based
                                    on  the  aggregate   Certificate   Principal
                                    Balance  thereof  relative to the  aggregate
                                    Stated  Principal  Balance  of the  Group  I
                                    Loans  (other  than  the  related   Discount
                                    Fraction of the Discount  Mortgage  Loans in
                                    Loan  Group  I))  of  the   portion  of  the
                                    aggregate  of the  collections  described in
                                    Section    4.02(a)(ii)(Y)(C)   without   any
                                    application  of the  Class  A-I  Accelerated
                                    Distribution Percentage;

                            provided that, if the aggregate of the amounts set forth in Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount related to Loan Group I remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Lockout Certificates pursuant to this clause (B) shall be reduced by an amount equal to the Prepayment Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof


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                            relative to the aggregate Certificate Principal Balance of the Class A-I Certificates) of such difference; and

                            (C) the balance, if any, of the Class A-I Principal Distribution Amount remaining after the distributions described in clauses 4.02(b)(ii)(A) and 4.02(b)(ii)(B) above, shall be distributed as follows:

                                    (1)      first,      51.2820516744%      and
                            48.7179483256%, concurrently to the Class A-I-1 Certificates and Class A-I-2 Certificates, until the Certificate Principal Balance of the Class A- I-1 Certificates has been reduced to zero;

                                    (2) second,  42.8571428572%,  42.1052651527%
                            and 15.0375919901%, concurrently to the Class A-I-2, Class A-I-4 and Class A-I-5 Certificates, until the Certificate Principal Balance of the Class A-I-4 Certificates has been reduced to zero;

                                    (3)      third,      28.5714271412%      and
                            71.4285728588%, concurrently to the Class A-I-2 Certificates and Class A-I-5 Certificates, until an aggregate amount equal to $19,977,000 has been distributed to such Certificates pursuant to this clause (3);

                                    (4) fourth,  23.0769227179%,  72.2562861677%
                            and 4.6667911144%, concurrently to the Class A-I- 2, Class A-I-5 and Class A-I-7 Certificates, until the Certificate Principal Balance of the Class A-I-5 Certificates has been reduced to zero;

                                    (5) fifth, 23.0769227179%, 4.6667911144% and
                            72.2562861677%, concurrently to the Class A-I-2, Class A-I-7 and Class A-I-8 Certificates, until the Certificate Principal Balances thereof have been reduced to zero;

                                    (6) sixth,  sequentially  to the Class A-I-9
                            Certificates and Class A-I-10 Certificates, in that order, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero;

                    provided, however, that if on any Distribution Date the Certificate Principal Balances of the Class A-I Certificates (other than the Lockout Certificates) have been reduced to zero, clause (B) above shall no


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                    longer apply and 100% of the Class A-I Principal Distribution Amount remaining after reduction of such Certificate Principal Balances to zero shall be distributed to the Lockout Certificates on a pro rata basis (in proportion to their respective Certificate Principal Balances), until the Certificate Principal Balance thereof has been reduced to zero; and

                    (iii) the Class A-II Principal Distribution Amount shall be distributed to the Class A-II Certificates , until the Certificate Principal Balance thereof has been reduced to zero.

         (c) Prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Class A-I Certificates or Class A-II Certificates to zero, the remaining class or classes of Class A Certificates will be entitled to receive, in addition to any Principal Prepayments in Full and Curtailments related to such Class A Certificates' respective Loan Group, 100% of the Principal Prepayments in Full and Curtailments on the other Loan Group, in accordance with the priorities set forth in Section 4.02(b) above, and in reduction of the Certificate Principal Balances thereof, on any Distribution Date on which (a) the aggregate
Certificate Principal Balance of the Class M Certificates and Class B Certificates is less than 50% of the initial aggregate Certificate Principal Balance of such Classes, if such Distribution Date is prior to the Distribution Date occurring in December 2006, or (b) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates is less than 25% of the initial aggregate Certificate Principal Balance of such Classes if such Distribution Date is on or after the Distribution Date occurring in December 2006. In addition, if on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A-I Certificates or Class A-II
Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the related Discount Fraction of the Discount Mortgage Loans in such Loan Group) and the Class M Certificates or Class B Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of Principal Prepayments in Full and Curtailments allocable to the Class M Certificates and Class B Certificates on the Mortgage Loans in the other Loan Group will be distributed to such Class or Classes of Class A Certificates, in accordance with the priorities set forth in Section 4.02(b) above, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of the Class A-I Certificates or Class A-II Certificates, as applicable, equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the related Discount Fraction of the Discount Mortgage Loans in such Loan Group).



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         (d) On or after the occurrence of the Credit Support Depletion Date but prior to the reduction of the Certificate Principal Balance of the Class A-I-12 Certificates to zero, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded and (i) an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Class A-I Principal Distribution Amount will be distributed to all classes of Class A-I Certificates (other than the Class A-I-3 Certificates and Class A-I-6 Certificates) and Class R Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, (iii) the Class A-II Principal Distribution Amount will be distributed to the Class A-II Certificates and (iv) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein; provided that the aggregate amount distributable to the Class A- I-10 Certificates and Class A-I-12 Certificates will be distributed among such Certificates in the following priority: first, to the Class A-I-10 Certificates up to an amount equal to the Accrued Certificate Interest thereon; second, to the Class A- I-10 Certificates up to the Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; third, to the Class A-I-12 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Class A-I-12 Certificates, the remainder of the amount so distributable among the Class A-I-10 Certificates and Class A-I-12 Certificates, until the Certificate Principal Balance thereof is reduced to zero.

         (e) On or after the occurrence of the Credit Support Depletion Date and upon reduction of the Certificate Principal Balance of the Class A-I-12 Certificates to zero, all priorities relating to distributions as described in
Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Class A-I Principal Distribution Amount will be
distributed  to  all  classes  of  Class  A-I   Certificates  and  the  Class  R
Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances, (iii) the Class A-II Principal Distribution Amount will be distributed to the Class A-II Certificates and (iv) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

         (f) After reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P


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Certificates) to zero but prior to the occurrence of the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount for both Loan Groups will be paid solely to the holders of the Class A-P, Variable Strip, Class M and Class B Certificates and the Owner of the Excess Spread, in each case as described herein.

         (g) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated or to the Owner of the Excess Spread, if applicable, (with the amounts to be distributed allocated among such Classes and the Excess Spread in the same proportions as such Realized Loss was allocated), subject to the following: No such distribution shall be in an amount that would result in total distributions in respect of Excess Spread or on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero. Notwithstanding the foregoing, no such distribution shall be made with respect to the Excess Spread or the Certificates of any Class to the extent that either (i) such Excess Spread or Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Excess Spread or Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so


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distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (i) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03. Statements to Certificateholders and the Owner of the Excess Spread.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Owner of the Excess Spread and the Company a statement setting forth the following information as to the Excess Spread, each Class of Certificates and each Loan Group to the extent applicable:



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                    (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                    (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest and in respect of the Excess Spread;

                    (iii) if the distribution to the Holders of such Class of Certificates or the Owner of the Excess Spread is less than the full amount that would be distributable to such Holders or Owner if there were sufficient funds available therefor, the amount of the shortfall;

                    (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

                    (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                    (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Class A-I, Class A-II, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                    (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                    (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
         (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                    (ix) the number, aggregate principal balance and book value of any REO Properties;

                    (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                    (xi) the Pass-Through Rates on the Class A-I-2 Certificates and Class A-I-3 Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;


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                    (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                    (xiii) the weighted average Spread Rate for such Distribution Date and the Pass-Through Rate on any Class of Variable Strip Certificates;

                    (xiv)           the occurrence of the Credit Support
         Depletion Date;

                    (xv) the related Class A Accelerated Distribution Percentages applicable to such distribution;

                    (xvi) the related Class A Percentage for such Distribution Date;

                    (xvii) the aggregate amount of Realized Losses for such Distribution Date;

                    (xviii)         the aggregate amount of any recoveries on
         previously foreclosed loans from Sellers due to a breach of representation or warranty;

                    (xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

                    (xx) the  weighted  average  Mortgage  Rates of the Mortgage
         Loans  after  giving  effect  to  the  amounts   distributed   on  such
         Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Owner of the Excess Spread or the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been


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satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section 4.04.              Distribution of Reports to the Trustee and
                                   the Company; Advances by the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders and the Owner of the Excess Spread by the Master Servicer on request) setting forth (i) the Available Distribution Amount for each Loan Group; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the


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Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders and the Excess Spread required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate


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Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to
Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.

         Section 4.05.              Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A-I Certificates, Class R Certificates and, in respect of the interest portion of such Realized Losses, the Excess Spread and Variable Strip Certificates, in the case of Realized Losses on Mortgage Loans in Loan Group I, and among the Class A-II Certificates and, in respect of the interest portion of such Realized Losses, the Excess Spread and Variable Strip Certificates, in the case of Realized Losses on Mortgage Loans in Loan Group II, in each case on a pro rata basis, as described below; except that Defaulted Mortgage Losses otherwise allocable to the Class A-I-10 Certificates will be allocated to the Class A-I-12 Certificates until the Certificate Principal Balance of the Class A-I-12 Certificates is reduced to zero. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will


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be allocated to the Class A-P Certificates in an amount equal to the related Discount Fraction of the Principal portion thereof, and the remainder of such losses on Discount Mortgage Loans and the entire amount of such losses on Non-Discount Mortgage Loans will be allocated among the Class A, Class M, Class B and Class R Certificates, and, in respect of the interest portion of such Realized Losses, the Excess Spread and Variable Strip Certificates as follows: the related Class A Percentage will be allocated among the related Class or Classes of Class A Certificates (and Excess Spread in the case of the interest portion of any such loss) on a pro rata basis in accordance with their respective Certificate Principal Balances (or amount of Accrued Certificate Interest and Excess Spread payable from the related Loan Group on such Distribution Date in the case of the interest portion of any such loss) and the remainder of any such Realized Loss will be allocated among the Class M Certificates and Class B Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates and the Excess Spread means an allocation on a pro rata basis, among the various Classes so specified and the Excess Spread, to each such Class of Certificates on the basis of the portion of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon or amount of Excess Spread payable on such Distribution Date and derived from the related Loan Group (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest, the amount of Excess Spread and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of


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Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.


         Section 4.07.              Optional Purchase of Defaulted Mortgage
                                    Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed


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Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section 4.08. Distributions on the Uncertificated REMIC I and REMIC II Regular Interests.

                    (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to
Section 4.02(a):

                  (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any
         Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

                 (ii) In accordance with the priority set forth in Section 4.08(b), an amount equal to the sum of the amounts in respect of principal distributable on the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A- I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

                    (b) The amount described in Section 4.08(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest R, (ii) Uncertificated REMIC I Regular Interest S, (iii) Uncertificated REMIC I Regular Interest T, (iv) Uncertificated REMIC I Regular Interest U, (v) Uncertificated REMIC I Regular Interest V-1, (vi) Uncertificated REMIC I Regular Interest V-2,
(vii) Uncertificated REMIC I Regular Interest W, (viii) Uncertificated REMIC I Regular Interest X and (ix) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (i) Class A-I-2 and Class A-I-3 Certificates, (ii) Class A-I-1 Certificates, (iii) Class A-I-4 Certificates, (iv) Class A-I-5 Certificates (until the Certificate Principal Balance of the Class A-I-5
Certificates has been reduced to $5,943,378), (v) Class A-I-5 Certificates (after the Certificate Principal Balance of the Class A-I-5 Certificates has been reduced to $5,943,378 and in an amount equal to the product of (A) $5,869,086/$5,943,378 and (B) the amount allocated to the Class A-I-5
Certificates pursuant to Section 4.02(b)), (vi) Class A-I-5 and Class A-I-6 Certificates (after the Certificate Principal Balance of the Class A-I-5
Certificates has been reduced to $5,943,378 and in an amount equal to the product of


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(A) $74,292/$5,943,378 and (B) the amount allocated to the Class A-I-5 Certificates pursuant to Section 4.02(b)), (vii) Class A-I- 7 and Class A-I-8 Certificates, (viii) Class A-P Certificates and (ix) Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates, respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

                    (c) The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 4.08(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

                    (d) In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

                  (I) Realized Losses allocated to the Excess Spread and the Variable Strip Certificates under Section 4.05 shall be deemed allocated to the REMIC II Uncertificated Regular Interest Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC Regular Interests for the Distribution Date for which such allocation is being made in the absence of such allocation;

         (II)  Realized  Losses  allocated  to the Class  A-I-2 and Class  A-I-3
         Certificates   under   Section  4.05  shall  be  deemed   allocated  to
         Uncertificated REMIC I Regular Interest R;

         (III) Realized Losses allocated to the Class A-I-1  Certificates  under
         Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest S;

         (IV) Realized Losses  allocated to the Class A-I-4  Certificates  under
         Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

         (V) until the Certificate Principal Balance of the Class A- I-5 Certificates has been reduced to $5,943,378, Realized Losses allocated to the Class A-I-5 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

         (VI) after the Certificate Principal Balance of the Class A-I-5 Certificates has been reduced to $5,943,378 and thereafter, an amount equal the sum of (A) the interest portion of any Realized Losses allocated to the Class A-I-5 Certificates under Section 4.05 and (B) the product of (X) $5,869,086/$5,943,378 and (Y) the principal portion of any


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         Realized Losses allocated to the Class A-I-5 Certificates under Section 4.05, shall be deemed allocated to Uncertificated REMIC I Regular Interest V-1;

         (VII) after the Certificate Principal Balance of the Class A-I-5 Certificates has been reduced to $5,943,378 and thereafter, an amount equal to the sum of (A) the interest portion of any Realized Losses allocated to the Class A-I-6 Certificates under Section 4.05 and (B) the product of (X) $74,292/$5,943,378 and (Y) the principal portion of any Realized Losses allocated to the Class A-I-5 Certificates under
         Section 4.05, shall be deemed allocated to Uncertificated REMIC I Regular Interest V-2;

         (VIII)  Realized  Losses  allocated  to the Class A-I-7 and Class A-I-8
         Certificates   under   Section  4.05  shall  be  deemed   allocated  to
         Uncertificated REMIC I Regular Interest W;

         (IX)  Realized  Losses  allocated to the Class A-P  Certificates  under
         Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

         (X) Realized Losses allocated to the Class A-I-9, Class A- I-10, Class A-I-11, Class A-I-12, Class A-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under
         Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

         (XI) Realized Losses allocated to the Uncertificated REMIC II Regular Interests under clause (I), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

                    (e) On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6, Class A-I-7, Class A-I-8, Class A-I-9, Class A-I-10, Class A-I-11, Class A-I-12, Class A-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates and to the Owner of the Excess Spread the amounts distributable thereon, from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 4.08. The amounts deemed distributed hereunder with respect to the Excess Spread and the Variable Strip Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests comprise respectively the Excess Spread and the Variable Strip Certificates.



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                    (f) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests and Uncertificated REMIC
II Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

 Section 4.09.              Surety Bond.              (a)  If a Required Surety
Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

         (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates and the Owner of the Excess Spread, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate and the Owner of the Excess Spread any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.




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                                    ARTICLE V

                       THE CERTIFICATES AND EXCESS SPREAD

         Section 5.01.              The Certificates.

         (a) The Class A, Class A-P, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class A-I-3, Class A-I-6, Class R and Variable Strip Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates) and $1,000 (in the case of the Class A-P, Class M and Class B Certificates) in excess thereof, except that one Certificate of each of the Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

        Class A-P                                          $25,147.92
        Class M-1                                          $25,600.00
        Class M-2                                         $250,400.00
        Class M-3                                         $250,500.00
        Class B-1                                         $250,700.00
        Class B-2                                         $250,600.00
        Class B-3                                         $250,716.75

The Class A-I-3, Class A-I-6, Class R and Variable Strip Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R-I Certificate and one Class R-II Certificate will be issuable to Residential Funding as "tax matters person" pursuant to
Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in


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the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates, other than the Class A-I-3, Class A-I-6, Variable Strip and Class A-P Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-I-3, Class A-I- 6, Variable Strip and Class A-P Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option


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advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time the Company, with the written consent of the Owner of the Excess Spread, may cause an additional Class of Class A Certificates which are Variable Strip Certificates to be issued under this Agreement, which shall bear a numerical designation immediately sequentially following the highest numerical designation of Class A Certificates previously issued and which on and after the date of issuance of such Class of Variable Strip Certificates will evidence ownership of the Uncertificated REMIC II Regular Interest or Interests specified in writing by the Company to the Trustee. The Variable Strip Certificates shall be substantially in the forms set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the written order of the Company in accordance with Section 5.01(a).


         Section 5.02. Registration of Transfer and Exchange of Certificates and Restrictions on Transfer of Excess Spread.


         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master


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Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and
(B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in


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its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class A-I-12, Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J (with respect to any Class M Certificate or any Class B Certificate) or with a certification to the effect set forth in paragraph five of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition. So long as the Class A-I-12 Certificates are Book-Entry
Certificates, any Transferee of a Class A-I-12 Certificate will be deemed to have represented by such Transfer that either (i) such Transferee (A) is not an employee benefit plan or other plan subject to the prohibited transaction


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provisions of ERISA or Section 4975 of the Code and is not purchasing such Certificates on behalf of or with "plan assets" of any Plan, or (B) is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60, or (ii) the purchase and holding of any such Certificate by or on behalf of or with "plan assets" of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Master Servicer, the Company or the Trustee to any obligation in addition to those undertaken in this Agreement.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership
         Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance


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         satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

         (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

         (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations


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Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.



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         (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class A-P, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause either REMIC I or REMIC II to cease to qualify as a REMIC and will not cause (x) either REMIC I or REMIC II to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         (i) So long as any Excess Spread remains uncertificated, no transfer, sale, pledge or other disposition of such interest shall be made by Residential Funding.

         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the


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Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05.              Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders and the Owner of the Excess Spread pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders and the Owner of the Excess Spread in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders and the Owner of the Excess Spread.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders and the Owner of the Excess Spread in trust for the benefit of the Certificateholders and such Owner entitled thereto until such sums shall be paid to such Certificateholders and such Owner. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to


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the Certificateholders and such Owner on the date of receipt by such Paying Agent.

         Section 5.06.              Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                  (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                  (ii)              the purchase price therefor, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to


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the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

       Section 6.01. Respective Liabilities of the Company and the Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class A-P, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders or the Owner of the Excess Spread for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith


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or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.              Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                                    ARTICLE VII

                                                      DEFAULT

         Section 7.01.              Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to the Owner of the Excess Spread or the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Owner of the Excess Spread or the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Owner of the Excess Spread or the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or


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                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates or the Owner of the Excess Spread entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in
Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the


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Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.              Trustee or Company to Act; Appointment of
                                    Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the


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Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with
Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         Section 7.03.              Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders and the Owner of the Excess Spread at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.              Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder, and the Owner of the Excess Spread if affected thereby, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may


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be waived only by all of the Holders of Certificates affected by such default or Event of Default and the Owner of the Excess Spread if so affected and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates or the Owner of the Excess Spread in the manner set forth in Section 11.01(b)(i),
(ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

         Section 8.01.              Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders and the Owner of the Excess Spread of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events


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         of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder or the Owner of the Excess Spread; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.



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         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02.              Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Owner of the Excess Spread, pursuant to the provisions of this Agreement, unless such Certificateholders or such Owner shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the


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         discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).


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         Section 8.03.              Trustee Not Liable for Certificates or
                                    Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.              Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders or the Owner of the Excess Spread pursuant to the terms of this Agreement.

         Section 8.06.              Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.              Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders or the Owner of the Excess Spread any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.



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         (c) The Holders of Certificates and/or Excess Spread entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.              Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.



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         Section 8.09.              Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders and the Owner of the Excess Spread at their address as shown in the Certificate Register.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates or the Owner of the Excess Spread of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the


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Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Owner of the Excess Spread. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders and the Owner of the Excess Spread of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.



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         Section 8.12.              Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                                    ARTICLE IX

                                                    TERMINATION

         Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates, the Excess Spread (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the Owner of the Excess Spread and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                  (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such


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right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders and the Owner of the Excess Spread (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders and the Owner of the Excess Spread mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates and the Excess Spread is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class A-P, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders and the Owner of the Excess Spread as aforesaid, it shall give such notice to the


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Certificate Registrar at the time such notice is given to Certificateholders and the Owner of the Excess Spread. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class A-P, Class M and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R-I Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A), the Excess Spread. The Trustee shall also distribute to the Owner the Excess Spread.

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders


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thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

         Section 9.02.              Termination of REMIC II.

                  REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Class A, Class A-P, Class M, Class B and Class R-II Certificates is made.

         Section 9.03.              Additional Termination Requirements.

         (a) REMIC I and REMIC II as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I and REMIC II, as the case may be, to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in
Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for REMIC I and REMIC II, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I and REMIC II, as the case may be, under Section 860F of the Code and regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period


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         but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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                                                     ARTICLE X

                                                 REMIC PROVISIONS

         Section 10.01.             REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, each of the Class A (other than the Variable Strip Certificates), Class A-P, Class M and Class B Certificates and the Uncertificated REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class R-I Certificates and the REMIC II Certificates, the Uncertificated REMIC II Regular Interests and the Class R-II Certificates, respectively.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R-I Certificates and Class R-II Certificates and shall be designated as "the tax matters person" with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC


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Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

                  (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause each of REMIC I and REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I or REMIC II as a REMIC or


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(ii) result in the imposition of a tax upon each of REMIC I or REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I and REMIC II created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II or their assets, or causing REMIC I and REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I or REMIC II, and the Trustee shall not take any such action or cause REMIC I or REMIC II to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of


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the  assets of REMIC I and  REMIC II as  "qualified  mortgages"  as  defined  in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I and REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by
Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to REMIC I and REMIC II unless (subject to 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I and REMIC II will not cause REMIC I and REMIC II to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I and REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which REMIC I and REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.



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                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Excess Spread, the Certificate Principal Balance of each Class of Certificates (other than the Class A-I-3, Class A-I-6 and Variable Strip Certificates) representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than each Uncertificated REMIC I Regular Interest Z) and the rights to the Class A-I-3 Certificates and Class A-I-6 Certificates would be reduced to zero is November 25, 2026, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC I Regular Interest Z and Uncertificated REMIC II Regular Interest is November 25, 2026, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for REMIC I and REMIC II.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I and REMIC II, (iii) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC I and REMIC II, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to REMIC I and REMIC II after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I and REMIC II as REMICs or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I and REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02.  Master Servicer, REMIC Administrator and
Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the


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Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X and with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this
Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                  (i)               to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R-I Certificates and Class R-II Certificates, by virtue of their being the "residual interests" in REMIC I and REMIC II, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to


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         such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either REMIC I or REMIC II or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to provide for all or any portion of the Excess Spread to be certificated and designated as a Class A
         Certificate, or

                  (vii) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby and the Owner of the Excess Spread, if affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or of the Excess Spread; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate or the Excess Spread without the consent of the Holder of such Certificate or the Owner of the Excess Spread,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not


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result in the imposition of a federal tax on the Trust Fund or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Owner of the Excess Spread. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class A-P Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after


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the startup date" under Section 860G(d)(1) of the Code and (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02.             Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set


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forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders or the Owner of the Excess Spread from time to time as partners or members of an association; nor shall any Certificateholder or the Owner of the Excess Spread be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) Neither the Owner of the Excess Spread nor any Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder and the Owner of the Excess Spread with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly


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given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608,
Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Accredit Loans, Inc. Series 1996-QS7 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.             Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

                  (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,



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                  (e) the statement required to be delivered to the Holders of each Class of Certificates and the Owner of the Excess Spread pursuant to Section 4.03,

                  (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

                  (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates or the Owner of the Excess Spread resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

                  (i)      the occurrence of the Final Distribution Date, and

                  (j)      the repurchase of or substitution for any Mortgage
         Loan.

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08.            Supplemental Provisions for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their


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consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.



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         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                        RESIDENTIAL ACCREDIT LOANS, INC.

[Seal]
                                                     By:
                                                           Name:   Randy Van Zee
                              Title: Vice President

Attest:
    Name:   Diane S. Wold
    Title:  Vice President


                         RESIDENTIAL FUNDING CORPORATION

[Seal]
                                                     By:
                                                           Name:   Diane S. Wold
                                                           Title:  Director


Attest:
    Name:   Randy Van Zee
    Title:  Director


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                                     as Trustee

[Seal]
                                                     By:
                                                       Name:
                                                       Title:

Attest:
     Name:
     Title:


NY1-177130.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 27th day of November, 1996 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




NY1-177130.4

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 27th day of November, 1996 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-177130.4

STATE OF                            )
                                      ) ss.:
COUNTY OF                             )


                  On the 27th day of November, 1996 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking association and acknowledged to me that such banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-177130.4

                                                     EXHIBIT A

                                            FORM OF CLASS A CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN  SECTIONS  860G AND 860D OF THE
INTERNAL
REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES
OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")
RULES TO
THIS  CERTIFICATE.  THE ISSUE DATE OF THIS  CERTIFICATE  IS NOVEMBER  27,
1996.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT
ASSUMPTION (AS
DESCRIBED IN THE PROSPECTUS  SUPPLEMENT),  [AND ASSUMING A CONSTANT
PASS-THROUGH
RATE EQUAL TO THE INITIAL  PASS-THROUGH  RATE,] THIS CERTIFICATE HAS
BEEN ISSUED
WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE
PRINCIPAL  BALANCE]  [NOTIONAL  AMOUNT],  THE YIELD TO  MATURITY IS ___%
AND THE
AMOUNT  OF OID  ATTRIBUTABLE  TO THE  INITIAL  ACCRUAL  PERIOD  IS NO
MORE  THAN
$_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO
REPRESENTATION IS
MADE  THAT THE  MORTGAGE  LOANS  WILL  PREPAY  AT A RATE  BASED ON THE
STANDARD
PREPAYMENT  ASSUMPTION  OR AT  ANY  OTHER  RATE  OR AS TO THE
CONSTANCY  OF THE
PASS-THROUGH RATE.]

[For Class A-I-12  Certificates:  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE
TO
ANY PERSON,  UNLESS THE TRANSFEREE  PROVIDES EITHER A CERTIFICATION
PURSUANT TO
SECTION  5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL
SATISFACTORY  TO THE
MASTER  SERVICER,  THE  COMPANY  AND  THE  TRUSTEE  THAT  THE  PURCHASE
OF THIS
CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED
TRANSACTION
UNDER  SECTION 406 OF THE EMPLOYEE  RETIREMENT  INCOME  SECURITY ACT
OF 1974, AS
AMENDED,  ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT
THE MASTER
SERVICER,  THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY
IN ADDITION
TO THOSE UNDERTAKEN IN THE AGREEMENT.]


NY1-177130.4

Certificate No. ____                          [____%][Variable] Pass-Through
                                              Rate [based on a Notional Amount]

Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:                   [Percentage Interest: ___%]
November 1, 1996
                                              Aggregate Initial [Certificate
                                              Principal Balance] [Notional
                                              Amount]  of  the  Class
                                              A-__ Certificates:

First Distribution Date:
December 26, 1996

                                             [Initial] [Certificate Principal
Residential Funding                          Balance] [Notional Amount] of this
Corporation                                  Certificate: $_____________]

Assumed Final
Distribution Date:                                   CUSIP 76110F-_____
[November 25, 2026]
[November 25, 2011]


                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                                  SERIES 1996-QS7

         evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial


NY1-177130.4
                                                        A-2

Certificate Principal Balance of all Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Notional Amount of the Class A-___ Certificates as of any date of determination is equal to [the aggregate Stated Principal Balance of the Mortgage Loans specified by the Company at the time of issuance of the Class A-___ Certificates as relating to the Class A-___ Certificates ] [$_________]. [The Class A-I-3 Notional Amount of as of any date of determination is equal to the Certificate Principal Balance of the Class A-I-2 Certificates immediately prior to such date.] [The Class A-I-6 Notional Amount shall be an amount equal to $_________, on any Distribution Date on which the Certificate Principal Balance of the Class A-I-5 Certificates is in excess of $__________, and thereafter an amount equal to the product of ____% and the Certificate Principal Balance of the Class A-I-5 Certificates immediately prior to such Distribution Date.] [The [Class A-___][Class A-I-3][Class A-I-6] Certificates have no Certificate Principal Balance.]

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer


NY1-177130.4
                                                        A-3
or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.


NY1-177130.4
                                                        A-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates


NY1-177130.4
                                                        A-5
from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-177130.4
                                                        A-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                                                          as Trustee


                                                         By:
                                                           Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                                         By:
                                                          uthorized Signatory


NY1-177130.4
                                                        A-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                        Signature by or on behalf of assignor




                                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                                     EXHIBIT B

                                            FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A
CERTIFICATES
AND  CLASS  R-I  CERTIFICATES  [AND]  CLASS  R-II  CERTIFICATES  [AND  CLASS
M-1
CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A
"REGULAR
INTEREST" IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF
1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION  PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL  SATISFACTORY TO THE MASTER SERVICER,  THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT  PROHIBITED  TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED,  ("ERISA"), OR SECTION 4975 OF
THE CODE
AND WILL NOT  SUBJECT  THE MASTER  SERVICER,  THE  COMPANY OR THE
TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE
AGREEMENT.

THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE
SECURITIES
ACT OF 1933,  AS  AMENDED,  OR THE  SECURITIES  LAWS OF ANY STATE AND
MAY NOT BE
RESOLD OR TRANSFERRED  UNLESS IT IS REGISTERED  PURSUANT TO SUCH ACT
AND LAWS OR
IS SOLD OR TRANSFERRED IN TRANSACTIONS  WHICH ARE EXEMPT FROM
REGISTRATION UNDER
SUCH ACT AND UNDER  APPLICABLE  STATE LAW AND IS TRANSFERRED IN
ACCORDANCE  WITH
THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING  INFORMATION IS PROVIDED  SOLELY FOR THE PURPOSES OF
APPLYING THE
U.S.   FEDERAL  INCOME  TAX  ORIGINAL  ISSUE  DISCOUNT  ("OID")  RULES  TO
THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 27, 1996.
ASSUMING
THAT  THE  MORTGAGE  LOANS  PREPAY  AT 100%  OF THE  PREPAYMENT
ASSUMPTION  (AS
DESCRIBED IN THE PROSPECTUS  SUPPLEMENT),  THIS CERTIFICATE HAS BEEN
ISSUED WITH
NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE  PRINCIPAL
BALANCE,  THE
YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE
INITIAL ACCRUAL
PERIOD IS NO MORE THAN $
        PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE,
COMPUTED UNDER THE APPROXIMATE METHOD.  NO REPRESENTATION IS MADE
THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE
STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-177130.4

Certificate No. ___                                 8.000% Pass-Through Rate

Class M-    Subordinate                             Aggregate Certificate
                                                    Principal Balance
                                                    of the Class M Certificates:
Date of Pooling and Servicing                       $_______________
Agreement and Cut-off Date:
November 1, 1996                                   Initial Certificate Principal
                                                   Balance of this Certificate:
First Distribution Date:                          $_______________
December 26, 1996
                                                    CUSIP: 76110F-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
November 25, 2026



                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-QS7

         evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement


NY1-177130.4
                                                        B-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-177130.4
                                                        B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-177130.4
                                                        B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-177130.4
                                                        B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-177130.4
                                                        B-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      THE FIRST NATIONAL BANK OF CHICAGO,

                                                        as Trustee


                                             By:
                                                     Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                                    By:
                                                          Authorized Signatory

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                        Signature by or on behalf of assignor




                                                  Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE
CLASS  A
CERTIFICATES,  CLASS  R-I  CERTIFICATES,  CLASS  R-II  CERTIFICATES  AND
CLASS M
CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE
SECURITIES
ACT OF 1933,  AS  AMENDED,  OR THE  SECURITIES  LAWS OF ANY STATE AND
MAY NOT BE
RESOLD OR TRANSFERRED  UNLESS IT IS REGISTERED  PURSUANT TO SUCH ACT
AND LAWS OR
IS SOLD OR TRANSFERRED IN TRANSACTIONS  WHICH ARE EXEMPT FROM
REGISTRATION UNDER
SUCH ACT AND UNDER  APPLICABLE  STATE LAW AND IS TRANSFERRED IN
ACCORDANCE  WITH
THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION  PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL  SATISFACTORY TO THE MASTER SERVICER,  THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT  PROHIBITED  TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED,  ("ERISA"), OR SECTION 4975 OF
THE CODE
AND WILL NOT  SUBJECT  THE MASTER  SERVICER,  THE  COMPANY OR THE
TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE
AGREEMENT.

SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A
"REGULAR
INTEREST" IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE
TERMS ARE
DEFINED,  RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE CODE.  THE
FOLLOWING
INFORMATION  IS PROVIDED  SOLELY FOR THE PURPOSES OF APPLYING  THE U.S.
FEDERAL
INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE.
THE ISSUE
DATE OF THIS CERTIFICATE IS NOVMEBER 27, 1996.  ASSUMING THAT THE
MORTGAGE LOANS
PREPAY AT 100% OF THE  PREPAYMENT  ASSUMPTION  (AS  DESCRIBED IN THE
PROSPECTUS
SUPPLEMENT),  THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___
OF OID PER
$1,000 OF INITIAL CERTIFICATE  PRINCIPAL BALANCE, THE YIELD TO MATURITY
IS ____%
AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS
NO MORE THAN
$____ PER $1,000 OF INITIAL  CERTIFICATE  PRINCIPAL BALANCE,  COMPUTED
UNDER THE
APPROXIMATE  METHOD.  NO  REPRESENTATION  IS MADE THAT THE
MORTGAGE  LOANS WILL
PREPAY AT A RATE BASED ON THE  STANDARD  PREPAYMENT  ASSUMPTION  OR
AT ANY OTHER
RATE.


NY1-177130.4

Certificate No. __                       8.000% Pass-Through Rate

Class B-__ Subordinate                   Aggregate Certificate
                                         Principal Balance
                                         of the Class B-__
                                         Certificates as of
Date of Pooling and Servicing            the Cut-off Date:
Agreement and Cut-off Date:              $_______________
November 1, 1996
                                         Initial Certificate Principal
                                         Balance of this Certificate:
First Distribution Date:                 $_______________
December 26, 1996

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
November 25, 2026


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-QS7

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company,"


NY1-177130.4
                                                        C-2
which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-177130.4
                                                        C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-177130.4
                                                        C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-177130.4
                                                        C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-177130.4
                                                        C-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                   THE FIRST NATIONAL BANK OF CHICAGO,

                                          as Trustee


                                         By:
                                                       Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                        By:
                                                      Authorized Signatory


NY1-177130.4
                                                        C-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                  Signature by or on behalf of assignor




                                          Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED
STATES PERSON
OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A
"RESIDUAL
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT" AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF
1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION  PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL  SATISFACTORY TO THE MASTER SERVICER,  THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT  PROHIBITED  TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED,  ("ERISA"), OR SECTION 4975 OF
THE CODE
AND WILL NOT  SUBJECT  THE MASTER  SERVICER,  THE  COMPANY OR THE
TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE
AGREEMENT.

ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS CERTIFICATE MAY BE
MADE ONLY
IF THE PROPOSED  TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE
MASTER SERVICER
AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES,
ANY STATE
OR POLITICAL  SUBDIVISION  THEREOF,  ANY FOREIGN  GOVERNMENT,  ANY
INTERNATIONAL
ORGANIZATION,  OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING, (B) ANY
ORGANIZATION  (OTHER THAN A  COOPERATIVE  DESCRIBED  IN SECTION 521 OF
THE CODE)
WHICH IS  EXEMPT  FROM THE TAX  IMPOSED  BY  CHAPTER 1 OF THE CODE
UNLESS  SUCH
ORGANIZATION  IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
(C) ANY
ORGANIZATION  DESCRIBED IN SECTION  1381(a)(2)(C)  OF THE CODE, (ANY SUCH
PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN
REFERRED TO AS A
"DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED
ORGANIZATION, (2)
NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX AND
(3) SUCH TRANSFEREE  SATISFIES  CERTAIN  ADDITIONAL  CONDITIONS
RELATING TO THE
FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING
THE REGISTRATION
IN THE CERTIFICATE  REGISTER OR ANY TRANSFER,  SALE OR OTHER
DISPOSITION OF THIS
CERTIFICATE  TO A  DISQUALIFIED  ORGANIZATION  OR  AN  AGENT  OF A
DISQUALIFIED
ORGANIZATION,  SUCH  REGISTRATION  SHALL BE  DEEMED  TO BE OF NO LEGAL
FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER
FOR ANY  PURPOSE  HEREUNDER,  INCLUDING,  BUT NOT  LIMITED  TO,  THE
RECEIPT OF
DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY
ACCEPTANCE
OF THIS CERTIFICATE  SHALL BE DEEMED TO HAVE CONSENTED TO THE
PROVISIONS OF THIS
PARAGRAPH.


NY1-177130.4

Certificate No. ___                             8.000% Pass-Through Rate

Class [R-I][R-II] Senior                        Aggregate Initial Certificate
                                                Principal Balance of the
                                                Class [R-I][R-II]
                                                Certificates:
Date of Pooling and Servicing                   $100.00
Agreement and Cut-off Date:
November 1, 1996                                Initial Certificate Principal
                                                Balance of this Certificate:
First Distribution Date:                         $_______________
December 26, 1996
                                                Percentage Interest:
Master Servicer:                                _______%
Residential Funding Corporation
                                                CUSIP 76110F-_____
Assumed Final Distribution Date:
November 25, 2026


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-QS7

         evidencing a percentage interest in any distributions allocable to the Class [R-I][R-II] Certificates with respect to REMIC I. REMIC I is part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [R-I][R-II] Certificates, both as specified above) in certain distributions with respect to REMIC I. REMIC I is part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term


NY1-177130.4
                                                        D-2
includes any successor entity under the Agreement referred to below). The Trust Fund and REMIC I were created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I][R-II] Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth


NY1-177130.4
                                                        D-3
above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The  Agreement   permits,   with  certain  exceptions  therein
provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and


NY1-177130.4
                                                        D-4
the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.



NY1-177130.4
                                                        D-5

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-177130.4
                                                        D-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                THE FIRST NATIONAL BANK OF CHICAGO
                                       as Trustee


                                      By:
                                                    Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I][R-II] Certificates referred to in the within-mentioned Agreement.

                           THE FIRST NATIONAL BANK OF
                                                         CHICAGO,
                            as Certificate Registrar


                                                By:
                                                      Authorized Signatory


NY1-177130.4
                                                        D-7

                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                             Signature by or on behalf of assignor




                                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

                  This information is provided by
    , the assignee named above, or
  , as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of November 1, 1996, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of November 1, 1996, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                    Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-177130.4

                                                    ARTICLE II

                                           Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian


NY1-177130.4
                                                        E-2
shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other


NY1-177130.4
                                                        E-3
documents   constituting  the  Mortgage  File  with  respect  to  any  Qualified
Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.




NY1-177130.4
                                                        E-4

                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly


NY1-177130.4
                                                        E-5
in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                                ------------------------------------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


NY1-177130.4
                                                        E-6

                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this


NY1-177130.4
                                                        E-7

Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-177130.4
                                                        E-8

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                             THE FIRST NATIONAL BANK OF
CHICAGO,
                                                         as Trustee
One North State Street
Chicago, Illinois  60602
Attention:  Residential Funding Corporation
              Series 1996-QS7
                                                         By:
                                                         Name:
                                                         Title: Vice President


Address:                                        RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                                 By:
                                                 Name:
                                                 Title: Vice President

Address:           RESIDENTIAL FUNDING
                         CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                                  By:
                                                  Name:
                                                  Title:  Director


Address:                                          NORWEST BANK MINNESOTA,
                                                  NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                                  By:
                                                  Name:   Kathleen Marshall
                                                  Title: Trust Officer

STATE OF NEW YORK                           )
                                            ) ss.:
COUNTY OF NEW YORK                          )


                  On the 27th day of November, 1996, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a Vice President of The First National Bank of Chicago, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                         Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 27th day of November, 1996, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                          Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 27th day of November, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )


                  On the 27th day of November, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                            Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                November 27, 1996


The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

                  Re: Custodial Agreement dated as of November 1, 1996, by and among The First National Bank of Chicago, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                      NORWEST BANK MINNESOTA,
                                                      NATIONAL ASSOCIATION



                                                       By:
                                                       Name:
                                                       Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                            ________________ ____, 1996



The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

                  Re: Custodial Agreement dated as of November 1, 1996, by and among The First National Bank of Chicago, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                      NORWEST BANK MINNESOTA,
                                                      NATIONAL ASSOCIATION



                                                       By:
                                                       Name:
                                                       Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                     _____________ ___, 1996




The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

                  Re: Custodial Agreement dated as of November 1, 1996, by and among The First National Bank of Chicago, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)               The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION


                                             By:
                                             Name:
                                             Title:

                                   EXHIBIT F-1

                     MORTGAGE LOAN SCHEDULE FOR LOAN GROUP I


  RUN ON     : 11/20/96           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 13.49.10          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 11/01/96
  POOL       : 0004228  0004229
             :
             :
  POOL STATUS:

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

______________________________________________________________________________


    1423339          A07/728             F          160,000.00         ZZ
                                         360        158,255.75          1
    1765 NORTH GOLD RIVER DRIVE        7.875          1,160.11         80
                                       7.625          1,160.11      200,000.00
    OREM             UT   84057          5            06/29/95         00
    0380141615                           05           09/01/95          0
    950230                               O            08/01/25
    0


    1436690          001/728             F           63,900.00         ZZ
                                         360         63,412.23          1
    807 ORCHARD GLEN COURT             9.250            525.69         90
                                       9.000            525.69       71,000.00
    COLUMBUS         OH   43228          1            08/16/95         04
    0380198029                           05           10/01/95         25
    833608                               N            09/01/25
    0


    1456513          A77/728             F          260,000.00         ZZ
                                         360        258,530.88          1
    227 MATCHAPONIX AVENUE             9.000          2,092.02         79
                                       8.750          2,092.02      330,000.00
    MONROE TOWNSHIP  NJ   08831          5            12/15/95         00
    0380288341                           05           02/01/96          0
    9500685                              O            01/01/26
    0


    1462231          B59/G02             F           91,500.00         ZZ
                                         360         91,456.17          2
    920 940 SOUTH 17TH STREET          9.625            777.74         70
                                       9.375            777.74      130,798.00
    FERNANDINA BEAC  FL   32034          1            09/11/96         00
    0430036848                           05           11/01/96          0
1


    704056715                            N            10/01/26
    0


    1466775          180/G02             F           30,400.00         ZZ
                                         360         30,270.49          1
    138 COUNTRY CLUB CIRCLE            9.250            250.09         80
                                       9.000            250.09       38,000.00
    SANFORD          FL   32771          1            02/14/96         95
    0430066829                           05           04/01/96          0
    4083903                              N            03/01/26
    0


    1479504          B38/728             F          240,000.00         ZZ
                                         360        237,149.79          1
    4523 CREEKMEADOW DRIVE             9.375          1,996.20         80
                                       9.125          1,996.20      300,000.00
    DALLAS           TX   75287          1            10/26/95         00
    0380394255                           03           12/01/95          0
    611693                               O            11/01/25
    0


    1484088          E46/728             F          224,000.00         ZZ
                                         360        223,077.88          1
    2 CHATHAM HILL ROAD                8.750          1,762.21         80
                                       8.500          1,762.21      280,000.00
    JACKSON TOWNSHI  PA   18360          5            03/29/96         00
    0380413634                           05           05/01/96          0
    22235                                O            04/01/26
    0


    1484169          633/728             F           48,000.00         ZZ
                                         360         47,821.76          1
    33045 WOOD STREET                  9.250            394.88         80
                                       9.000            394.88       60,000.00
    LAKE ELSINORE    CA   92530          1            03/21/96         95
    0380405499                           05           05/01/96          0
    669871                               N            04/01/26
    0


    1487389          B77/728             F           70,000.00         ZZ
                                         360         69,965.57          1
    38 PINE STREET                     9.500            588.60         58
                                       9.250            588.60      122,625.00
    CARVER           MA   02330          1            09/11/96         00
    0380507476                           05           11/01/96          0
    95301100                             O            10/01/26
    0


1


    1487661          E22/728             F          121,600.00         ZZ
                                         360        121,124.45          4
    303 EAST MADISON AVENUE            9.000            978.42         79
                                       8.750            978.42      155,000.00
    ANN ARBOR        MI   48104          2            03/15/96         04
    0410105001                           05           05/01/96         17
    410105001                            N            04/01/26
    0


    1491096          B75/G02             F          110,000.00         ZZ
                                         360        109,569.87          1
    2025 ROBIN ROAD                    9.000            885.08         67
                                       8.750            885.08      165,000.00
    EDMOND           OK   73034          5            03/19/96         00
    0430048041                           05           05/01/96          0
    2405348                              O            04/01/26
    0


    1491300          661/661             F          164,000.00         T
                                         360        162,510.88          1
    1588 MOULTON ROAD                  8.000          1,203.37        100
                                       7.710          1,203.37      164,000.00
    TORCH LAKE TWP   MI   49646          1            09/22/95         94
    2277879                              05           11/01/95         30
    2277879                              O            10/01/25
    0


    1499358          253/728             F          147,250.00         ZZ
                                         360        146,770.77          2
    7550 7552 BRENTCOVE CIRCLE         9.125          1,198.08         95
                                       8.875          1,198.08      155,000.00
    DALLAS           TX   75214          1            05/02/96         19
    0380439118                           05           06/01/96         30
    317842                               O            05/01/26
    0


    1499932          E46/728             F           78,320.00         ZZ
                                         360         78,175.91          3
    207 CAROLINE STREET                9.875            680.09         80
                                       9.625            680.09       97,900.00
    DERBY            CT   06418          1            06/07/96         04
    0380478819                           05           08/01/96         12
    22726                                N            07/01/26
    0


    1500090          882/728             F           86,400.00         ZZ
                                         360         86,363.77          3
    2125 BAY DRIVE                    10.250            774.23         80
                                      10.000            774.23      108,000.00
1


    MIAMI BEACH      FL   33141          1            09/13/96         12
    0380507468                           05           11/01/96         12
    965108                               N            10/01/26
    0


    1500131          874/G02             F           75,750.00         ZZ
                                         360         75,709.69          1
    906 SAGEWOOD DRIVE                 9.125            616.33         80
                                       8.875            616.33       94,695.00
    FERNLEY          NV   89408          1            08/23/96         01
    0430036343                           05           11/01/96         12
    3682343                              N            10/01/26
    0


    1500272          661/661             F           93,000.00         ZZ
                                         360         92,449.38          1
    LOT 37-40 MCKEE ADDITION           7.625            658.25         99
    KERR ISLAND                        7.375            658.25       94,000.00
    SYLVAN LAKE      IN   46804          1            02/28/96         94
    2431955                              05           04/01/96         30
    2431955                              O            03/01/26
    0


    1500325          A59/G02             F          179,000.00         ZZ
                                         360        178,902.22          1
    13605 122ND STREET                 9.000          1,440.28         61
                                       8.750          1,440.28      294,000.00
    NORWOOD          MN   55368          1            09/24/96         00
    0430038760                           05           11/01/96          0
    1500325                              O            10/01/26
    0


    1500421          638/728             F           82,550.00         ZZ
                                         360         80,520.89          1
    10171 WEST OREGON AVE              8.750            649.42         78
                                       8.500            649.42      107,000.00
    GLENDALE         AZ   85307          1            06/06/96         95
    0380477662                           05           08/01/96          0
    8557681                              N            07/01/26
    0


    1500683          A26/G02             F          120,000.00         ZZ
                                         360        119,940.97          2
    44 EAST SCRANTON AVENUE            9.500          1,009.03         48
                                       9.250          1,009.03      253,500.00
    STATEN ISLAND    NY   10308          5            09/04/96         00
    0430027557                           05           11/01/96          0
    7258                                 N            10/01/26
    0
1




    1501491          638/G02             F           36,000.00         ZZ
                                         360         35,982.75          1
    512 WAYNE AVENUE                   9.625            306.00         58
                                       9.375            306.00       63,000.00
    ELLWOOD CITY BO  PA   16117          5            09/13/96         00
    0430043646                           05           11/01/96          0
    8572946                              N            10/01/26
    0


    1501549          961/728             F           61,750.00         ZZ
                                         360         61,306.49          2
    701 42ND STREET                    9.375            513.61         95
                                       9.125            513.61       65,000.00
    SAN BERNARDINO   CA   92407          1            04/17/96         01
    0380500018                           05           06/01/96         30
    09108816                             O            05/01/26
    0


    1503533          001/G02             F           94,000.00         ZZ
                                         360         93,904.42          1
    15964 SANDALWOOD CREEK DR          9.375            781.85         90
                                       9.125            781.85      104,500.00
    BALLWIN          MO   63011          1            08/02/96         04
    0430057638                           03           10/01/96         25
    9612748                              N            09/01/26
    0


    1504147          180/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    UNIT 3 LAKE BRANDT ROAD            9.500            491.90         90
                                       9.250            491.90       65,000.00
    GREENSBORO       NC   27455          1            10/18/96         04
    0430069765                           09           12/01/96         25
    3376134                              N            11/01/26
    0


    1504810          B33/G02             F          114,400.00         ZZ
                                         360        114,330.69          1
    125-14HAWTREE CREEK ROAD           8.500            879.64         80
                                       8.250            879.64      143,000.00
    SOUTH OZONE PAR  NY   11420          5            09/12/96         00
    0430042069                           05           11/01/96          0
    0                                    O            10/01/26
    0


    1505038          353/353             F           87,700.00         ZZ
                                         360         87,659.08          1
1


    2747 SOUTH KIHEI ROAD, #F109       9.750            753.48         70
                                       9.500            753.48      125,400.00
    KIHEI            HI   96753          1            08/08/96         00
    6061594                              01           11/01/96          0
    6061594                              N            10/01/26
    0


    1505040          353/353             F           92,600.00         ZZ
                                         360         92,556.80          1
    2747 SOUTH KIHEI ROAD, #J205       9.750            795.58         70
                                       9.500            795.58      132,400.00
    KIHEI            HI   96753          1            09/06/96         00
    6096683                              01           11/01/96          0
    6096683                              N            10/01/26
    0


    1505041          353/353             F          119,300.00         ZZ
                                         360        119,244.33          1
    2747 SOUTH KIHEI ROAD #G302        9.750          1,024.98         70
                                       9.500          1,024.98      170,500.00
    KIHEI            HI   96753          1            08/06/96         00
    6061616                              01           11/01/96          0
    6061616                              N            10/01/26
    0


    1505043          353/353             F           87,700.00         ZZ
                                         360         87,659.08          1
    2747 SOUTH KIHEI ROAD, #C204       9.750            753.48         70
                                       9.500            753.48      127,000.00
    KIHEI            HI   96753          1            08/01/96         00
    6061538                              01           11/01/96          0
    6061538                              N            10/01/26
    0


    1505185          635/635             F          139,500.00         ZZ
                                         360        139,429.54          1
    406 ROCHELLE AVENUE                9.375          1,160.30         90
                                       9.125          1,160.30      155,000.00
    ROCHELLE PARK T  NJ   07662          1            09/19/96         01
    6513907                              05           11/01/96         25
    6513907                              N            10/01/26
    0


    1505535          635/635             F           64,000.00         ZZ
                                         360         63,904.81          1
    4919 OAKWOOD, UNIT V2              9.500            538.15         70
                                       9.250            538.15       92,000.00
    MCHENRY          IL   60050          1            07/15/96         00
    6504088                              01           09/01/96          0
1


    6504088                              O            08/01/26
    0


    1506077          E22/728             F           43,850.00         ZZ
                                         360         43,734.59          1
    103 OLD LEMONS MILL COURT          9.250            360.74         80
                                       9.000            360.74       54,850.00
    GEORGETOWN       KY   40324          1            05/21/96         04
    0410114029                           07           07/01/96         12
    410114029                            N            06/01/26
    0


    1506098          882/G02             F           32,825.00         T
                                         360         32,809.68          1
    19201 COLLINS AVENUE #732          9.750            282.02         65
                                       9.500            282.02       50,500.00
    NORTH MIAMI BEA  FL   33160          1            09/24/96         00
    0430044875                           22           11/01/96          0
    960199                               O            10/01/26
    0


    1506181          405/405             F          138,750.00         ZZ
                                         360        138,581.29          1
    2029 NUUANU AVENUE #1505           8.500          1,066.87         75
                                       8.250          1,066.87      185,000.00
    HONOLULU         HI   96817          2            08/02/96         10
    3963089                              06           10/01/96         12
    3963089                              N            09/01/26
    0


    1506227          E22/728             F           91,800.00         ZZ
                                         360         91,582.38          1
    2194 MARSHALL AVE                  9.750            788.70         90
                                       9.500            788.70      102,000.00
    ST PAUL          MN   55104          1            05/30/96         04
    0410076657                           05           07/01/96         25
    410076657                            N            06/01/26
    0


    1506580          661/661             F          330,000.00         T
                                         360        328,533.86          1
    10951 GULFSHORE DRIVE #1502        8.375          2,508.23         99
                                       8.125          2,508.23      335,000.00
    NAPLES           FL   33963          1            03/29/96         94
    2469575                              06           05/01/96         30
    2469575                              O            04/01/26
    0


1


    1506723          B43/G02             F          103,000.00         ZZ
                                         360        102,825.47          1
    124 EAST HOMESTEAD DRIVE           8.875            819.52         59
                                       8.625            819.52      176,000.00
    BASALT           CO   81621          1            07/26/96         00
    0430044313                           05           09/01/96          0
    1506723                              O            08/01/26
    0


    1506826          A93/G02             F          171,000.00         ZZ
                                         360        170,915.88          2
    112-02 111TH AVENUE                9.500          1,437.87         95
                                       9.250          1,437.87      180,000.00
    SOUTH OZONE PAR  NY   11419          1            10/01/96         10
    0430039974                           05           11/01/96         30
    1506826                              O            10/01/26
    0


    1506937          559/G02             F          258,750.00         T
                                         360        258,458.79          1
    644 INSPIRATION DRIVE              8.875          2,058.74         75
                                       8.625          2,058.74      345,000.00
    ZEPHYR COVE      NV   89448          1            08/13/96         00
    0430041913                           05           10/01/96          0
    5340252                              O            09/01/26
    0


    1507154          A69/G02             F           75,000.00         ZZ
                                         360         74,965.92          1
    101 FIRE LANE                      9.875            651.27         75
    FKA OLD WADING RIVER ROAD          9.625            651.27      100,000.00
    WADING RIVER     NY   11792          1            09/13/96         00
    0430037044                           05           11/01/96          0
    960771118                            N            10/01/26
    0


    1507351          F86/F86             F          182,300.00         ZZ
                                         360        174,278.34          1
    57 COLGATE DRIVE                   8.750          1,434.16         95
                                       8.500          1,434.16      193,000.00
    MANCHESTER       CT   06040          1            09/30/91         23
    1473096                              05           11/01/91          0
    1473096                              O            10/01/21
    0


    1507354          F86/F86             F          101,000.00         ZZ
                                         360         97,257.95          1
    213 JOBS HILL ROAD                 8.875            803.61         68
                                       8.625            803.61      150,000.00
1


    ELLINGTON        CT   06029          5            04/20/92         00
    1473936                              05           06/01/92          0
    1473936                              O            05/01/22
    0


    1507357          F86/F86             F          213,400.00         ZZ
                                         360        201,740.94          1
    19 ASPEN RISE                      8.750          1,678.82         93
                                       8.500          1,678.82      230,000.00
    EAST GRANBY      CT   06026          1            05/29/92         23
    1474686                              05           07/01/92          0
    1474686                              O            06/01/22
    0


    1507389          F86/F86             F          108,200.00         ZZ
                                         360        103,713.53          1
    14  COLBURN ROAD                   8.500            831.97         95
                                       8.250            831.97      113,900.00
    STAFFORD SPRING  CT   06076          1            02/11/92         23
    1477406                              05           04/01/92          0
    1477406                              O            03/01/22
    0


    1507395          F86/F86             F          184,800.00         ZZ
                                         360        177,629.19          1
    30 EXETER COURT                    8.500          1,420.96         95
                                       8.250          1,420.96      195,000.00
    MANCHESTER       CT   06040          1            05/08/92         23
    1477496                              05           07/01/92          0
    1477496                              O            06/01/22
    0


    1507406          F86/F86             F          142,025.00         ZZ
                                         360        136,644.87          1
    238  WINTHROP DRIVE                8.875          1,130.02         95
                                       8.625          1,130.02      150,000.00
    CHESHIRE         CT   06410          1            03/30/92         04
    1478876                              05           05/01/92         22
    1478876                              O            04/01/22
    0


    1507409          F86/F86             F          167,000.00         ZZ
                                         360        160,673.97          1
    43 SMITH LANE                      8.875          1,328.73         79
                                       8.625          1,328.73      212,000.00
    BURLINGTON       CT   06013          2            03/24/92         00
    1479336                              05           05/01/92          0
    1479336                              O            04/01/22
    0
1




    1507410          F86/F86             F          192,000.00         ZZ
                                         360        183,844.63          1
    17 STOCKINGMILL ROAD               8.125          1,425.60         80
                                       7.875          1,425.60      240,000.00
    WETHERSFIELD     CT   06109          2            03/26/92         00
    1479856                              05           06/01/92          0
    1479856                              O            05/01/22
    0


    1507412          F86/F86             F          127,500.00         ZZ
                                         360        122,208.32          1
    6  BRIDLEPATH ROAD                 8.375            969.10         78
                                       8.125            969.10      165,000.00
    SIMSBURY         CT   06092          2            03/25/92         00
    1480236                              05           05/01/92          0
    1480236                              O            04/01/22
    0


    1507413          F86/F86             F          141,500.00         ZZ
                                         360        136,139.91          1
    UNIT F-15, 2437  BEDFORD STREE     8.875          1,125.84         95
                                       8.625          1,125.84      150,000.00
    STAMFORD         CT   06905          1            03/24/92         04
    1480246                              01           05/01/92         22
    1480246                              O            04/01/22
    0


    1507414          F86/F86             F          117,600.00         ZZ
                                         360        113,145.33          1
    31 SALEM ROAD                      8.875            935.68         83
                                       8.625            935.68      142,000.00
    EAST HARTFORD    CT   06118          2            03/23/92         14
    1480266                              05           05/01/92         12
    1480266                              O            04/01/22
    0


    1507419          F86/F86             F           92,000.00         ZZ
                                         360         88,431.54          1
    10 MONTCLAIR DRIVE                 8.625            715.57         70
                                       8.375            715.57      132,000.00
    ENFIELD          CT   06082          5            03/31/92         00
    1480656                              05           06/01/92          0
    1480656                              O            05/01/22
    0


    1507420          F86/F86             F           90,000.00         ZZ
                                         360         86,264.76          1
1


    70F CLIFFSIDE DRIVE                8.375            684.07         78
                                       8.125            684.07      116,000.00
    MANCHESTER       CT   06040          1            03/30/92         10
    1480846                              01           05/01/92         17
    1480846                              O            04/01/22
    0


    1507426          F86/F86             F          107,000.00         ZZ
                                         360        103,124.23          1
    19 MALLARD CIRCLE                  8.875            851.35         90
                                       8.625            851.35      119,000.00
    TARIFFVILLE      CT   06081          1            05/20/92         14
    1481686                              09           07/01/92         17
    1481686                              O            06/01/22
    0


    1507429          F86/F86             F           87,000.00         ZZ
                                         360         83,547.40          1
    59 LONGVIEW DRIVE                  8.500            668.96         58
                                       8.250            668.96      150,000.00
    WINDSOR          CT   06095          2            04/07/92         00
    1481886                              05           06/01/92          0
    1481886                              O            05/01/22
    0


    1507437          F86/F86             F          184,900.00         ZZ
                                         360        177,676.79          1
    46  SULLIVAN FARM ROAD             8.875          1,471.15         95
                                       8.625          1,471.15      195,546.00
    NEW MILFORD      CT   06776          1            05/20/92         23
    1482656                              01           07/01/92          0
    1482656                              O            06/01/22
    0


    1507438          F86/F86             F           90,000.00         ZZ
                                         360         86,739.45          1
    14 JACKSON ROAD                    8.750            708.04         75
                                       8.500            708.04      120,000.00
    BLOOMFIELD       CT   06002          5            06/03/92         00
    1482746                              05           08/01/92          0
    1482746                              O            07/01/22
    0


    1507439          F86/F86             F          117,900.00         ZZ
                                         360        113,219.62          1
    16 COOLIDGE DRIVE                  8.375            896.13         94
                                       8.125            896.13      126,000.00
    ENFIELD          CT   06082          1            05/18/92         14
    1483076                              05           07/01/92         22
1


    1483076                              O            06/01/22
    0


    1507443          F86/F86             F          120,000.00         ZZ
                                         360        115,449.23          1
    308  EAST MIDDLE TURNPIKE          8.625            933.35        100
                                       8.375            933.35      120,000.00
    MANCHESTER       CT   06040          1            05/22/92         23
    1483386                              05           07/01/92          0
    1483386                              O            06/01/22
    0


    1507444          F86/F86             F           98,000.00         ZZ
                                         360         94,196.68          1
    12 GROVE STREET                    8.375            744.88         90
                                       8.125            744.88      110,000.00
    ENFIELD          CT   06082          2            06/01/92         14
    1483416                              05           08/01/92         17
    1483416                              O            07/01/22
    0


    1507446          F86/F86             F          125,000.00         ZZ
                                         360        117,391.68          1
    101 BUENA VISTA DR.                8.625            972.24         92
                                       8.375            972.24      136,000.00
    SOUTHINGTON      CT   06479          1            05/29/92         23
    1483476                              05           07/01/92          0
    1483476                              O            06/01/22
    0


    1507451          F86/F86             F          104,000.00         ZZ
                                         360        100,144.65          1
    17  SCARBOROUGH ROAD               8.625            808.91         83
                                       8.375            808.91      126,000.00
    WINDSOR          CT   06095          1            06/15/92         14
    1483646                              05           08/01/92         12
    1483646                              O            07/01/22
    0


    1507458          F86/F86             F          160,000.00         ZZ
                                         360        153,791.18          1
    39 WOOD POND ROAD                  8.375          1,216.12         70
                                       8.125          1,216.12      230,000.00
    WEST HARTFORD    CT   06107          2            06/12/92         00
    1483996                              05           08/01/92          0
    1483996                              O            07/01/22
    0


1


    1507459          F86/F86             F           80,000.00         ZZ
                                         360         76,824.21          1
    87 DEBORAH DRIVE                   8.375            608.06         66
                                       8.125            608.06      123,000.00
    EAST HARTFORD    CT   06118          5            05/22/92         00
    1484056                              05           07/01/92          0
    1484056                              O            06/01/22
    0


    1507462          F86/F86             F          140,000.00         ZZ
                                         360        134,566.97          1
    13 STANDISH ROAD                   8.375          1,064.11         74
                                       8.125          1,064.11      190,000.00
    ELLINGTON        CT   06029          1            06/26/92         00
    1484416                              05           08/01/92          0
    1484416                              O            07/01/22
    0


    1507463          F86/F86             F          103,000.00         ZZ
                                         360         99,002.94          1
    167 LAKE ROAD                      8.375            782.88         90
                                       8.125            782.88      115,000.00
    ANDOVER          CT   06232          2            06/23/92         04
    1484506                              05           08/01/92         17
    1484506                              O            07/01/22
    0


    1507464          F86/F86             F          140,000.00         ZZ
                                         360        134,314.40          1
    260 BACK LANE                      8.125          1,039.50         73
                                       7.875          1,039.50      192,000.00
    WETHERSFIELD     CT   06109          1            06/16/92         00
    1484516                              05           08/01/92          0
    1484516                              O            07/01/22
    0


    1507468          F86/F86             F          225,000.00         ZZ
                                         360        216,473.56          1
    16 BACK LAND ROAD                  8.250          1,690.35         69
                                       8.000          1,690.35      327,000.00
    GLASTONBURY      CT   06073          1            08/07/92         00
    1485046                              05           10/01/92          0
    1485046                              O            09/01/22
    0


    1507471          F86/F86             F           90,000.00         ZZ
                                         360         86,427.20          1
    421 SOMERS ROAD                    8.250            676.14         58
                                       8.000            676.14      156,000.00
1


    ELLINGTON        CT   06029          1            06/30/92         00
    1485176                              05           08/01/92          0
    1485176                              O            07/01/22
    0


    1507476          F86/F86             F          103,000.00         ZZ
                                         360         98,882.60          1
    597 OLD MAIN STREET                8.375            782.88         69
                                       8.125            782.88      150,000.00
    ROCKY HILL       CT   06067          5            06/24/92         00
    1485486                              05           08/01/92          0
    1485486                              O            07/01/22
    0


    1507480          F86/F86             F           75,000.00         ZZ
                                         360         72,220.40          1
    75  MALLARD DRIVE                  8.500            576.69         50
                                       8.250            576.69      153,000.00
    FARMINGTON       CT   06032          2            07/02/92         00
    1485746                              01           09/01/92          0
    1485746                              O            08/01/22
    0


    1507482          F86/F86             F          129,200.00         ZZ
                                         360        124,506.61          1
    2  BIRCH DRIVE                     8.625          1,004.91         95
                                       8.375          1,004.91      136,000.00
    WALLINGFORD      CT   06492          1            08/28/92         04
    1485766                              05           10/01/92         22
    1485766                              O            09/01/22
    0


    1507483          F86/F86             F          102,400.00         ZZ
                                         360         98,483.97          1
    35  MARSHALL STREET                8.500            787.37         80
                                       8.250            787.37      128,000.00
    WINDSOR          CT   06095          2            07/17/92         00
    1485806                              05           09/01/92          0
    1485806                              O            08/01/22
    0


    1507485          F86/F86             F          131,200.00         ZZ
                                         360        125,748.59          1
    39  COLD SPRING CIRCLE             8.250            985.67         80
                                       8.000            985.67      164,000.00
    SHELTON          CT   06484          1            07/10/92         00
    1485856                              05           09/01/92          0
    1485856                              O            08/01/22
    0
1




    1507492          F86/F86             F          112,000.00         ZZ
                                         360        107,455.49          1
    70 LANCE LANE                      8.125            831.60         70
                                       7.875            831.60      160,000.00
    MILFORD          CT   06460          1            07/31/92         00
    1486176                              05           09/01/92          0
    1486176                              O            08/01/22
    0


    1507493          F86/F86             F          148,000.00         ZZ
                                         360        141,836.63          1
    30 IVY LANE                        7.875          1,073.11         80
                                       7.625          1,073.11      185,000.00
    WETHERSFIELD     CT   06109          1            08/31/92         00
    1486236                              05           10/01/92          0
    1486236                              O            09/01/22
    0


    1507494          F86/F86             F          156,600.00         ZZ
                                         360        151,207.34          1
    50 COLGATE DRIVE                   8.375          1,190.28         95
                                       8.125          1,190.28      164,900.00
    MANCHESTER       CT   06040          1            11/13/92         23
    1486286                              05           01/01/93          0
    1486286                              O            12/01/22
    0


    1507495          F86/F86             F           70,850.00         ZZ
                                         360         68,225.40          1
    187  JEROME AVE                    8.375            538.52         50
                                       8.125            538.52      143,000.00
    BURLINGTON       CT   06013          1            08/07/92         00
    1486326                              05           10/01/92          0
    1486326                              O            09/01/22
    0


    1507496          F86/F86             F          141,600.00         ZZ
                                         360        136,106.44          1
    111  WOODLAND DRIVE                8.250          1,063.80         80
                                       8.000          1,063.80      177,000.00
    CHESHIRE         CT   06410          1            07/24/92         00
    1486356                              05           09/01/92          0
    1486356                              O            08/01/22
    0


    1507501          F86/F86             F          100,000.00         ZZ
                                         360         96,122.80          1
1


    159  SANDY BROOK ROAD              8.125            742.50         50
                                       7.875            742.50      200,000.00
    COLEBROOK        CT   06021          5            08/18/92         00
    1486516                              05           10/01/92          0
    1486516                              O            09/01/22
    0


    1507504          F86/F86             F          132,000.00         ZZ
                                         360        126,403.48          1
    30 DEER RIDGE ROAD,                7.990            967.65         75
                                       7.740            967.65      177,000.00
    KILLINGWORTH     CT   06419          5            08/03/92         00
    1486566                              05           10/01/92          0
    1486566                              O            09/01/22
    0


    1507508          F86/F86             F          186,100.00         ZZ
                                         360        179,047.54          1
    4 SULLIVAN FARM                    8.250          1,398.11         95
                                       8.000          1,398.11      196,000.00
    NEW MILFORD      CT   06776          1            08/25/92         23
    1486746                              01           10/01/92          0
    1486746                              O            09/01/22
    0


    1507510          F86/F86             F          158,400.00         ZZ
                                         360        152,258.54          1
    775 RIVERSIDE DRIVE                8.125          1,176.12         80
                                       7.875          1,176.12      198,000.00
    ORANGE           CT   06477          5            08/03/92         00
    1486806                              05           10/01/92          0
    1486806                              O            09/01/22
    0


    1507512          F86/F86             F           77,000.00         ZZ
                                         360         73,948.69          1
    471 GLEN STREET                    7.875            558.31         70
                                       7.625            558.31      111,000.00
    NEW BRITAIN      CT   06051          2            09/01/92         00
    1486926                              05           11/01/92          0
    1486926                              O            10/01/22
    0


    1507514          F86/F86             F           93,600.00         ZZ
                                         360         89,970.99          1
    16 FAIRMOUNT AVENUE                8.125            694.98         80
                                       7.875            694.98      118,000.00
    PLYMOUTH         CT   06786          1            08/07/92         00
    1487046                              05           10/01/92          0
1


    1487046                              O            09/01/22
    0


    1507518          F86/F86             F          124,800.00         ZZ
                                         360        119,777.19          1
    39 VINCENT DRIVE                   8.125            926.64         93
                                       7.875            926.64      135,000.00
    NEWINGTON        CT   06111          1            08/21/92         14
    1487146                              05           10/01/92         22
    1487146                              O            09/01/22
    0


    1507520          F86/F86             F          153,000.00         ZZ
                                         360        146,792.47          1
    10 NICHOLDALE ROAD                 7.875          1,109.36         75
                                       7.625          1,109.36      204,000.00
    SHELTON          CT   06484          5            08/24/92         00
    1487166                              05           10/01/92          0
    1487166                              O            09/01/22
    0


    1507521          F86/F86             F          104,000.00         ZZ
                                         360        100,056.34          1
    26 BUTLER ROAD                     8.375            790.48         80
                                       8.125            790.48      130,000.00
    MANCHESTER       CT   06040          1            07/30/92         00
    1487186                              05           09/01/92          0
    1487186                              O            08/01/22
    0


    1507522          F86/F86             F          123,500.00         ZZ
                                         360        118,488.96          1
    4 TAMARACK LANE                    7.875            895.47         95
                                       7.625            895.47      130,000.00
    SIMSBURY         CT   06070          1            08/27/92         23
    1487196                              03           10/01/92          0
    1487196                              O            09/01/22
    0


    1507523          F86/F86             F          138,000.00         ZZ
                                         360        132,888.89          1
    702 NEIPSIC ROAD                   8.375          1,048.90         80
                                       8.125          1,048.90      174,000.00
    GLASTONBURY      CT   06033          1            08/31/92         00
    1487216                              05           10/01/92          0
    1487216                              O            09/01/22
    0


1


    1507526          F86/F86             F          110,500.00         ZZ
                                         360        105,980.53          1
    463 WITCHES ROCK ROAD              8.375            839.88         84
                                       8.125            839.88      133,000.00
    BRISTOL          CT   06010          1            08/14/92         14
    1487326                              05           10/01/92         12
    1487326                              O            09/01/22
    0


    1507529          F86/F86             F           76,000.00         ZZ
                                         360         73,011.24          1
    2  SUNSET ROAD                     8.125            564.30         73
                                       7.875            564.30      105,000.00
    EAST HADDAM      CT   06423          1            09/24/92         11
    1487546                              05           11/01/92         22
    1487546                              O            10/01/22
    0


    1507532          F86/F86             F          170,000.00         ZZ
                                         360        163,812.82          1
    110 RUGBY LANE                     8.125          1,262.25         95
                                       7.875          1,262.25      180,000.00
    SOUTH WINDSOR    CT   06074          1            11/25/92         23
    1487736                              05           01/01/93          0
    1487736                              O            12/01/22
    0


    1507536          F86/F86             F           99,000.00         ZZ
                                         360         94,707.94          1
    6 MICHAEL LANE                     7.375            683.77         65
                                       7.125            683.77      153,000.00
    WINDSOR          CT   06095          5            09/15/92         00
    1488076                              05           11/01/92          0
    1488076                              O            10/01/22
    0


    1507540          F86/F86             F          105,000.00         ZZ
                                         360        101,213.53          1
    91 OVERLOOK DRIVE                  8.125            779.63         78
                                       7.875            779.63      135,000.00
    MANCHESTER       CT   06040          1            11/10/92         00
    1488436                              05           01/01/93          0
    1488436                              O            12/01/22
    0


    1507555          F86/F86             F           94,000.00         ZZ
                                         360         90,275.20          1
    727 SAVAGE STREET                  7.875            681.57         60
                                       7.625            681.57      157,000.00
1


    SOUTHINGTON      CT   06489          5            09/24/92         00
    1488946                              05           11/01/92          0
    1488946                              O            10/01/22
    0


    1507556          F86/F86             F          230,000.00         ZZ
                                         360        221,155.22          1
    1  WHITEWOOD DRIVE                 7.990          1,686.06         75
                                       7.740          1,686.06      310,000.00
    BRANFORD         CT   06405          1            10/22/92         00
    1489186                              05           12/01/92          0
    1489186                              O            11/01/22
    0


    1507557          F86/F86             F           87,000.00         ZZ
                                         360         83,557.51          1
    25 COPPER DRIVE                    7.750            623.28         64
                                       7.500            623.28      136,000.00
    ENFIELD          CT   06082          2            10/15/92         00
    1489226                              05           12/01/92          0
    1489226                              O            11/01/22
    0


    1507563          F86/F86             F          150,000.00         ZZ
                                         360        143,649.10          1
    207 WOODFIELD CROSSING             7.375          1,036.02         80
                                       7.125          1,036.02      188,000.00
    ROCKY HILL       CT   06067          2            10/15/92         00
    1489646                              05           12/01/92          0
    1489646                              O            11/01/22
    0


    1507575          F86/F86             F          105,750.00         ZZ
                                         360        101,477.77          1
    34 SECOND AVENUE                   7.500            739.42         75
                                       7.250            739.42      142,500.00
    ENFIELD          CT   06082          5            11/05/92         00
    1490476                              05           01/01/93          0
    1490476                              O            12/01/22
    0


    1507577          F86/F86             F           60,000.00         ZZ
                                         360         57,781.86          1
    11-6 CAMELOT DRIVE                 7.990            439.85         75
                                       7.740            439.85       80,000.00
    BLOOMFIELD       CT   06002          5            11/12/92         00
    1490556                              01           01/01/93          0
    1490556                              O            12/01/22
    0
1




    1507578          F86/F86             F          106,500.00         ZZ
                                         360        102,197.10          1
    64 PATRICIA DRIVE                  7.500            744.67         63
                                       7.250            744.67      170,000.00
    TOLLAND          CT   06084          5            11/13/92         00
    1490686                              05           01/01/93          0
    1490686                              O            12/01/22
    0


    1507605          F86/F86             F          124,000.00         ZZ
                                         360        118,397.95          1
    609 PLAINVILLE AVENUE              7.875            899.09         80
                                       7.625            899.09      155,000.00
    FARMINGTON       CT   06085          1            12/03/92         00
    1492216                              05           02/01/93          0
    1492216                              O            01/01/23
    0


    1507612          F86/F86             F          240,000.00         ZZ
                                         360        230,377.93          1
    98  DOGWOOD DRIVE                  8.250          1,803.04         80
                                       8.000          1,803.04      300,000.00
    EASTON           CT   06612          2            01/22/93         00
    1492746                              05           03/01/93          0
    1492746                              O            02/01/23
    0


    1507618          F86/F86             F          209,760.00         ZZ
                                         360        202,999.30          1
    90 SULLIVAN FARM ROAD              8.625          1,631.50         94
                                       8.375          1,631.50      225,000.00
    NEW MILFORD      CT   06776          1            04/01/93         23
    1496386                              01           06/01/93          0
    1496386                              O            05/01/23
    0


    1507629          F86/F86             F           92,000.00         ZZ
                                         360         88,527.74          1
    107 VINCENT DRIVE                  7.990            674.43         75
                                       7.740            674.43      124,000.00
    NEWINGTON        CT   06111          1            03/29/93         00
    1496996                              05           05/01/93          0
    1496996                              O            04/01/23
    0


    1507642          F86/F86             F          305,000.00         ZZ
                                         360        286,218.61          1
1


    59  KETTLE POND DR                 7.625          2,158.78         86
                                       7.375          2,158.78      355,000.00
    GLASTONBURY      CT   06073          1            06/17/93         23
    1497596                              05           08/01/93          0
    1497596                              O            07/01/23
    0


    1507682          F86/F86             F           59,000.00         ZZ
                                         360         56,015.93          1
    UNIT #307, 677 QUINCY SHORE DR     8.750            464.15        100
                                       8.500            464.15       59,000.00
    QUINCY           MA   02170          1            03/29/91         23
    1711866                              01           05/01/91          0
    1711866                              O            04/01/21
    0


    1507683          F86/F86             F           87,400.00         ZZ
                                         360         79,567.31          1
    677  QUINCY SHORE DRIVE, # 202     8.750            687.58        100
                                       8.500            687.58       87,400.00
    QUINCY           MA   02169          1            07/31/91         23
    1712046                              01           09/01/91          0
    1712046                              O            08/01/21
    0


    1507684          F86/F86             F           80,000.00         ZZ
                                         360         76,190.05          1
    677 QUINCY SHORE DRIVE #303        8.750            629.36        100
                                       8.500            629.36       80,000.00
    QUINCY           MA   02169          1            05/17/91         23
    1712056                              01           07/01/91          0
    1712056                              O            06/01/21
    0


    1507687          F86/F86             F          138,700.00         ZZ
                                         360        130,494.45          4
    60 ELM STREET                      8.500          1,066.48         95
                                       8.250          1,066.48      146,000.00
    ABINGTON         MA   02351          1            08/30/91         23
    1712176                              05           10/01/91          0
    1712176                              O            09/01/21
    0


    1507710          F86/F86             F           62,000.00         ZZ
                                         360         59,924.79          1
    23 AMVETS AVENUE                   7.875            449.54         96
                                       7.625            449.54       65,000.00
    FALMOUTH         MA   02540          1            06/29/93         23
    1718086                              05           08/01/93          0
1


    1718086                              O            07/01/23
    0


    1507786          F86/F86             F          262,400.00         ZZ
                                         360        250,216.11          1
    6 WACHUSETT VIEW DRIVE             7.250          1,790.03         80
                                       7.000          1,790.03      328,900.00
    WESTBORO         MA   01581          1            07/10/92         00
    1740656                              05           09/01/92          0
    1740656                              O            08/01/22
    0


    1507787          F86/F86             F          240,000.00         ZZ
                                         360        228,784.29          1
    5  WACHUSETT VIEW DRIVE            7.250          1,637.22         76
                                       7.000          1,637.22      319,500.00
    WESTBORO         MA   01581          1            09/25/92         00
    1740766                              05           11/01/92          0
    1740766                              O            10/01/22
    0


    1507795          F86/F86             F           84,000.00         ZZ
                                         360         81,231.24          1
    294 WEBSTER STREET                 8.875            668.34         75
                                       8.625            668.34      112,000.00
    WORCESTER        MA   01603          5            09/09/92         00
    1741696                              05           11/01/92          0
    1741696                              O            10/01/22
    0


    1507800          F86/F86             F          200,000.00         ZZ
                                         360        191,319.60          1
    2 THOMAS NEWTON DRIVE              7.500          1,398.43         55
                                       7.250          1,398.43      365,000.00
    WESTBORO         MA   01581          1            08/28/92         00
    1742056                              05           10/01/92          0
    1742056                              O            09/01/22
    0


    1507820          F86/F86             F          279,900.00         ZZ
                                         360        271,004.99          1
    26 BROOKS CROSSING                 7.875          2,029.47         90
                                       7.625          2,029.47      311,000.00
    WEST BOYLSTON    MA   01583          4            07/15/93         23
    1743176                              05           09/01/93          0
    1743176                              O            08/01/23
    0


1


    1507838          F86/F86             F          120,000.00         ZZ
                                         360        116,279.18          1
    162 W.MAIN STREET                  7.125            808.46        100
                                       6.875            808.46      120,000.00
    WESTBORO         MA   01581          1            11/08/93         23
    1744776                              05           01/01/94          0
    1744776                              O            12/01/23
    0


    1507860          F86/F86             F           75,000.00         ZZ
                                         360         72,291.23          1
    463 CHANDLER STREET                8.250            563.45         74
                                       8.000            563.45      102,000.00
    WORCESTER        MA   01602          5            10/01/92         00
    1890596                              05           12/01/92          0
    1890596                              O            11/01/22
    0


    1507864          F86/F86             F           76,000.00         ZZ
                                         360         73,059.90          1
    40 EAGLE ROAD                      7.875            551.06         63
                                       7.625            551.06      121,000.00
    WORCESTER        MA   01605          2            10/14/92         00
    1891136                              05           12/01/92          0
    1891136                              O            11/01/22
    0


    1507910          F86/F86             F          171,300.00         ZZ
                                         360        161,910.55          1
    75  SULLIVAN FARM                  8.500          1,317.15         93
                                       8.250          1,317.15      185,000.00
    NEW MILFORD      CT   06776          1            06/24/91         23
    3758426                              01           08/01/91          0
    3758426                              O            07/01/21
    0


    1507932          F86/F86             F          145,500.00         ZZ
                                         360        143,359.72          2
    21 LINCOLN STREET                  8.625          1,131.69         97
                                       8.375          1,131.69      150,000.00
    HYDE PARK        MA   02136          1            11/09/94         23
    3829452                              05           01/01/95          0
    3829452                              O            12/01/24
    0


    1507935          F86/F86             F           71,000.00         ZZ
                                         360         68,187.79          1
    10  CONVERSE STREET                8.500            545.93        100
                                       8.250            545.93       71,098.00
1


    BRIGHTON         MA   02135          1            05/13/94         23
    3846272                              05           07/01/94          0
    3846272                              O            06/01/24
    0


    1507952          F86/F86             F           41,800.00         ZZ
                                         360         39,629.88          1
    80 DAMON ROAD                      8.500            321.41         95
    UNIT 3107                          8.250            321.41       44,000.00
    NORTHAMPTON      MA   01060          1            05/24/91         23
    4001305                              01           07/01/91          0
    4001305                              O            06/01/21
    0


    1507970          F86/F86             F           83,125.00         ZZ
                                         360         80,315.93          1
    117  TAFTS AVE                     7.000            553.04         95
                                       6.750            553.04       87,500.00
    WINTHROP         MA   02152          1            10/29/93         23
    4533606                              05           12/01/93          0
    4533606                              O            11/01/23
    0


    1508034          F86/F86             F           74,250.00         ZZ
                                         360         71,377.66          3
    90  ASHMONT STREET                 7.875            538.37         75
                                       7.625            538.37       99,000.00
    DORCHESTER       MA   02124          1            10/29/92         00
    6296621                              05           12/01/92          0
    6296621                              O            11/01/22
    0


    1508057          F86/F86             F          149,500.00         ZZ
                                         360        144,616.94          1
    15 TUFTS DRIVE                     7.500          1,045.33         95
                                       7.250          1,045.33      157,650.00
    MANCHESTER       CT   06040          1            07/27/93         23
    6888011                              05           09/01/93          0
    6888011                              O            08/01/23
    0


    1508058          F86/F86             F          151,900.00         ZZ
                                         360        144,121.40          1
    6 BAYBERRY LANE                    7.375          1,049.14         95
                                       7.125          1,049.14      159,900.00
    WINDHAM          CT   06256          4            07/23/93         23
    6888771                              05           09/01/93          0
    6888771                              O            08/01/23
    0
1




    1508105          E22/728             F           49,000.00         ZZ
                                         360         48,912.20          1
    2500 LIGHT ROAD  UNIT # 101       10.000            430.01         80
                                       9.750            430.01       61,600.00
    OSWEGO           IL   60543          1            06/07/96         04
    0410169338                           01           08/01/96         17
    410169338                            N            07/01/26
    0


    1508295          180/G02             F          107,200.00         ZZ
                                         360        107,145.86          1
    2208 SMITH BRANCH BOULEVARD        9.375            891.64         80
                                       9.125            891.64      134,000.00
    GEORGETOWN       TX   78626          1            09/13/96         95
    0430053918                           05           11/01/96          0
    4393021                              N            10/01/26
    0


    1508418          E22/728             F          135,000.00         ZZ
                                         360        134,716.81          1
    HC 150A                            9.250          1,110.61         54
                                       9.000          1,110.61      250,000.00
    WHITEBIRD        ID   83554          5            06/07/96         00
    0410111629                           05           08/01/96          0
    410111629                            O            07/01/26
    0


    1508636          E22/728             F           58,000.00         ZZ
                                         360         57,896.08          1
    815 NORTH TURNBULL DRIVE          10.000            508.99         80
                                       9.750            508.99       72,500.00
    METAIRIE         LA   70001          1            06/06/96         96
    0410133508                           05           08/01/96          0
    410133508                            N            07/01/26
    0


    1509045          E22/728             F          118,500.00         ZZ
                                         360        118,154.10          1
    2420 W 63RD ST                     8.750            932.24         80
                                       8.500            932.24      148,500.00
    DOWNERS GROVE    IL   60516          1            05/28/96         00
    0410170252                           05           07/01/96          0
    410170252                            O            06/01/26
    0


    1509344          559/G02             F          256,000.00         ZZ
                                         360        255,577.32          1
1


    667 SNOW ROAD                      9.000          2,059.84         73
                                       8.750          2,059.84      355,000.00
    SEBASTOPOL       CA   95472          2            07/23/96         00
    0430041954                           05           09/01/96          0
    5338579                              O            08/01/26
    0


    1509349          D03/G02             F          250,000.00         ZZ
                                         360        249,844.61          1
    810 SUTTER AVENUE                  8.375          1,900.18         54
                                       8.125          1,900.18      465,000.00
    PALO ALTO        CA   94303          5            09/16/96         00
    0430053850                           05           11/01/96          0
    99891187                             O            10/01/26
    0


    1509530          180/G02             F          231,200.00         ZZ
                                         360        230,971.66          1
    13963 WEST 78TH PLACE              9.500          1,944.05         80
                                       9.250          1,944.05      289,000.00
    ARVADA           CO   80005          5            08/26/96         00
    0430045542                           05           10/01/96          0
    4414157                              O            09/01/26
    0


    1509616          E46/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    270 HYDEWAY DRIVE                  9.875          1,736.70         80
                                       9.625          1,736.70      250,000.00
    TOTOWA           NJ   07512          1            10/07/96         04
    0430060830                           05           12/01/96         12
    22818                                N            11/01/26
    0


    1510826          E22/728             F          184,000.00         ZZ
                                         360        183,643.13          1
    5609 HONUA ROAD                    9.625          1,563.98         50
                                       9.375          1,563.98      370,000.00
    KAPAA            HI   96746          2            06/05/96         00
    0410150700                           05           08/01/96          0
    410150700                            O            07/01/26
    0


    1511538          731/G02             F          269,000.00         ZZ
                                         360        268,390.07          1
    3576 KIRKWOOD DRIVE                8.875          2,140.28         79
                                       8.625          2,140.28      341,000.00
    SAN JOSE         CA   95117          2            06/19/96         00
    0430052902                           05           08/01/96          0
1


    112152261                            O            07/01/26
    0


    1511600          575/728             F           56,000.00         ZZ
                                         360         55,855.05          1
    2150 N. STATE ROAD 9               9.125            455.63         80
                                       8.875            455.63       70,000.00
    COLUMBUS         IN   47203          1            06/20/96         10
    0380490798                           05           08/01/96         12
    484001002                            N            07/01/26
    0


    1511873          E45/728             F          135,150.00         ZZ
                                         360        134,851.36          1
    5015 NW 71ST PLACE                 9.000          1,087.45         75
                                       8.750          1,087.45      180,211.00
    GAINESVILLE      FL   32653          1            06/28/96         00
    0380484429                           05           08/01/96          0
    UNKNOWN                              O            07/01/26
    0


    1512217          180/G02             F           32,400.00         ZZ
                                         360         32,369.64          1
    736 25TH AVENUE NORTH              9.750            278.37         90
                                       9.500            278.37       36,000.00
    ST PETERSBURG    FL   33704          1            08/29/96         12
    0430032474                           05           10/01/96         25
    4449294                              N            09/01/26
    0


    1512229          180/G02             F           51,750.00         ZZ
                                         360         51,575.36          1
    3621 WENTWORTH DRIVE               9.750            444.61         90
                                       9.500            444.61       57,500.00
    ARLINGTON        TX   76017          1            07/26/96         04
    0430034579                           05           09/01/96         25
    4238911                              N            08/01/26
    0


    1512323          180/G02             F          111,600.00         ZZ
                                         360        111,450.65          1
    228 KERRY AVENUE                  10.000            979.37         90
                                       9.750            979.37      125,000.00
    ALAMOGORDO       NM   88310          1            07/26/96         04
    0430055657                           05           09/01/96         25
    HCC9600140                           N            08/01/26
    0


1


    1512396          604/G02             F           27,000.00         ZZ
                                         360         26,959.84          1
    1130 KAYE COURT                    9.500            227.03         90
                                       9.250            227.03       30,000.00
    BURLINGTON TWP   NJ   08016          1            07/12/96         12
    0430061614                           01           09/01/96         25
    44109658                             N            08/01/26
    0


    1512546          180/G02             F           60,750.00         ZZ
                                         360         60,664.26          1
    2839 LAKEFIELD WAY                 9.750            521.94         90
                                       9.500            521.94       67,500.00
    SUGAR LAND       TX   77479          1            07/24/96         04
    0430039511                           05           09/01/96         25
    UNKNOWN                              N            08/01/26
    0


    1512664          E46/728             F           97,500.00         ZZ
                                         360         97,334.81          1
    22 BORELLE SQUARE                  8.875            775.75         75
                                       8.625            775.75      130,000.00
    SAYREVILLE       NJ   08872          1            07/30/96         00
    0380501834                           09           09/01/96          0
    23009                                O            08/01/26
    0


    1512743          776/728             F           30,000.00         ZZ
                                         360         29,925.85          1
    143 E GALLOWAY                     9.625            255.00         75
                                       9.375            255.00       40,000.00
    WIESER           ID   83672          1            06/17/96         00
    0380507120                           05           08/01/96          0
    2532921                              N            07/01/26
    0


    1512851          737/G02             F          143,000.00         ZZ
                                         360        142,923.90          1
    0303 NORTH CHIPMUNK CIRCLE         9.125          1,163.50         70
                                       8.875          1,163.50      207,000.00
    SILVERTHORNE     CO   80498          4            09/17/96         00
    0430042846                           03           11/01/96          0
    570984                               O            10/01/26
    0


    1512880          A06/G02             F          155,000.00         ZZ
                                         360        154,921.72          1
    17960 SPRUCE RUN DR                9.375          1,289.22         71
                                       9.125          1,289.22      220,000.00
1


    CHELSEA          MI   48118          1            09/13/96         00
    0430048389                           05           11/01/96          0
    9605464                              O            10/01/26
    0


    1512901          960/960             F           81,600.00         ZZ
                                         360         81,079.83          1
    1088 LONGLEY AVE                   7.250            556.66         80
                                       7.000            556.66      102,000.00
    ATLANTA          GA   30318          5            02/12/96         00
    9611700002                           05           04/01/96          0
    9611700002                           O            03/01/26
    0


    1513002          180/G02             F           60,300.00         ZZ
                                         360         60,246.42          1
    262 CLIFTON AVENUE                10.000            529.18         90
                                       9.750            529.18       67,000.00
    LONG BRANCH      NJ   07740          1            08/19/96         01
    0430037085                           05           10/01/96         25
    9606149902                           N            09/01/26
    0


    1513004          180/G02             F          150,300.00         ZZ
                                         360        150,226.08          1
    12235 FARVIEW LANE                 9.500          1,263.80         80
                                       9.250          1,263.80      187,900.00
    SAN ANTONIO      TX   78216          1            09/04/96         00
    0430046268                           03           11/01/96          0
    4397238                              O            10/01/26
    0


    1513261          927/G02             F          165,000.00         ZZ
                                         360        164,925.03          4
    11888 STIRRUP HIGH DRIVE EAST      9.875          1,432.78         70
                                       9.625          1,432.78      236,000.00
    DEWEY            AZ   86327          2            09/11/96         00
    0430040915                           05           11/01/96          0
    250472                               N            10/01/26
    0


    1513272          668/G02             F          259,700.00         ZZ
                                         360        259,169.21          1
    1777 LARIMER STREET                9.375          2,160.06         65
    #1908                              9.125          2,160.06      400,000.00
    DENVER           CO   80202          2            06/21/96         00
    0430066639                           06           08/01/96          0
    6795421                              O            07/01/26
    0
1




    1513513          180/728             F          120,600.00         ZZ
                                         360        120,483.98          1
    5810 LEATHER DRIVE                 9.625          1,025.09         90
                                       9.375          1,025.09      134,000.00
    COLORADO SPRING  CO   80918          1            08/19/96         12
    0380507047                           05           10/01/96         25
    4415477                              N            09/01/26
    0


    1513779          E22/G02             F           58,500.00         ZZ
                                         360         58,415.26          1
    188 LEXINGTON DRIVE                9.625            497.24         90
                                       9.375            497.24       65,000.00
    CONROE           TX   77385          1            07/02/96         04
    0410136816                           05           09/01/96         25
    410136816                            N            08/01/26
    0


    1513954          526/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    212 EAGLE DRIVE #4                 9.375            511.53         36
                                       9.125            511.53      171,500.00
    EAGLE-VAIL       CO   81620          2            10/03/96         00
    0430062356                           09           12/01/96          0
    00107389                             N            11/01/26
    0


    1513963          526/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    212 EAGLE DRIVE #2                 9.375            511.53         37
                                       9.125            511.53      168,000.00
    EAGLE-VAIL       CO   81620          2            10/03/96         00
    0430066647                           09           12/01/96          0
    138293                               N            11/01/26
    0


    1513967          526/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    212 EAGLE DRIVE, UNIT #3           9.375            511.53         37
                                       9.125            511.53      168,000.00
    EAGLE-VAIL       CO   81620          2            10/03/96         00
    0430065888                           09           12/01/96          0
    0138295                              N            11/01/26
    0


    1513974          526/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
1


    0212 EAGLE DRIVE, UNIT #1          9.375            511.53         36
                                       9.125            511.53      171,500.00
    EAGLE VAIL       CO   81620          2            10/03/96         00
    0430066662                           09           12/01/96          0
    0138287                              N            11/01/26
    0


    1514009          E22/G02             F           59,100.00         ZZ
                                         360         58,934.70          1
    35880 CASTLEWOOD COURT UNIT 79     9.750            507.76         60
                                       9.500            507.76       98,500.00
    WESTLAND         MI   48185          1            07/03/96         00
    0410142145                           01           08/01/96          0
    410142145                            O            07/01/26
    0


    1514244          180/G02             F           94,500.00         ZZ
                                         360         94,409.10          4
    12 CARROLL STREET                  9.625            803.24         90
                                       9.375            803.24      105,000.00
    THURMONT         MD   21788          1            08/16/96         01
    0430043240                           05           10/01/96         25
    3104534                              N            09/01/26
    0


    1514432          635/635             F          131,400.00         ZZ
                                         360        131,270.21          1
    2507 SPRING CREEK DRIVE            9.500          1,104.89         90
                                       9.250          1,104.89      146,000.00
    AUSTIN           TX   78704          1            08/20/96         04
    6557227                              05           10/01/96         25
    6557227                              N            09/01/26
    0


    1514436          E22/728             F          130,000.00         ZZ
                                         360        129,754.43          1
    195 LONGFORD COURT                 9.750          1,116.90         74
                                       9.500          1,116.90      178,000.00
    ROSELLE          IL   60172          5            06/19/96         00
    0410199335                           05           08/01/96          0
    410199335                            O            07/01/26
    0


    1514459          638/G02             F          284,000.00         ZZ
                                         360        283,844.87          1
    4627 MARITIME LOOP                 9.000          2,285.13         80
                                       8.750          2,285.13      355,000.00
    UNION CITY       CA   94587          1            09/20/96         00
    0430054411                           05           11/01/96          0
1


    08587670                             O            10/01/26
    0


    1514663          180/G02             F          123,750.00         ZZ
                                         360        123,682.41          1
    18705 BIRDSEYE VIEW                9.000            995.72         75
                                       8.750            995.72      165,000.00
    PEYTON           CO   80831          5            09/04/96         00
    0430034942                           05           11/01/96          0
    4229571                              O            10/01/26
    0


    1515106          A06/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    103 LINCOLN AVE                    9.250            460.70         70
                                       9.000            460.70       80,000.00
    MOUNT CLEMENS    MI   48043          2            10/29/96         00
    0430070540                           05           12/01/96          0
    100CR09601370                        N            11/01/26
    0


    1515110          A06/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
    43440 LIPKA CT                     9.500            753.41         70
                                       9.250            753.41      128,000.00
    CANTON           MI   48187          5            10/15/96         00
    0430066589                           05           12/01/96          0
    100CR09600981                        N            11/01/26
    0


    1515143          E06/G02             F          585,000.00         ZZ
                                         360        584,245.47          1
    848 RAVENSBURY STREET              8.875          4,654.52         75
                                       8.625          4,654.52      780,000.00
    THOUSAND OAKS    CA   91361          2            08/23/96         00
    0430034496                           05           10/01/96          0
    9600038                              O            09/01/26
    0


    1515151          626/G02             F          261,600.00         ZZ
                                         360        261,313.13          1
    109 CROW CANYON DRIVE              9.000          2,104.90         80
                                       8.750          2,104.90      327,000.00
    FOLSOM           CA   95630          5            08/07/96         00
    0430015040                           05           10/01/96          0
    6640536                              O            09/01/26
    0


1


    1515728          229/G02             F          346,500.00         ZZ
                                         360        346,148.65          2
    28-30 58TH PLACE                   9.375          2,882.02         90
                                       9.125          2,882.02      385,000.00
    LONG BEACH       CA   90803          1            08/08/96         01
    0430046367                           05           10/01/96         25
    7145576                              O            09/01/26
    0


    1515839          E22/G02             F          116,000.00         ZZ
                                         360        115,787.57          1
    5629 146TH STREET SOUTHWEST        8.500            891.94         78
                                       8.250            891.94      150,000.00
    EDMONDS          WA   98026          2            07/08/96         00
    0410112015                           05           09/01/96          0
    410112015                            O            08/01/26
    0


    1516102          F41/G02             F          182,000.00         ZZ
                                         360        181,820.25          4
    24 ST CYPRIAN PLACE                9.500          1,530.35         70
                                       9.250          1,530.35      260,000.00
    BOSTON           MA   02120          2            08/30/96         00
    0430037242                           05           10/01/96          0
    24208                                N            09/01/26
    0


    1516104          A78/G02             F           44,800.00         ZZ
                                         360         44,779.10          1
    415 S. HOWES STREET                9.750            384.90         70
    UNIT 803-NORTH                     9.500            384.90       64,000.00
    FORT COLLINS     CO   80521          5            09/20/96         00
    0430051359                           06           11/01/96          0
    080570958                            N            10/01/26
    0


    1516180          F41/G02             F          140,000.00         ZZ
                                         360        139,861.72          3
    58 MANSFIELD STREET                9.500          1,177.20         70
                                       9.250          1,177.20      200,000.00
    ALLSTON          MA   02134          2            08/30/96         00
    0430037127                           05           10/01/96          0
    24190                                N            09/01/26
    0


    1516187          F41/G02             F           79,100.00         ZZ
                                         360         79,021.87          2
    92 BLUE HILL AVENUE                9.500            665.12         70
                                       9.250            665.12      113,000.00
1


    ROXBURY          MA   02119          2            08/30/96         00
    0430037077                           05           10/01/96          0
    24141                                N            09/01/26
    0


    1516281          F41/G02             F           94,500.00         ZZ
                                         360         94,406.67          3
    30 SOUTH HUNTINGTON AVENUE         9.500            794.61         70
                                       9.250            794.61      135,000.00
    BOSTON           MA   02130          2            08/30/96         00
    0430037846                           05           10/01/96          0
    24171                                N            09/01/26
    0


    1516290          F41/G02             F          129,500.00         ZZ
                                         360        129,372.09          2
    14 WIGGLESWORTH STREET             9.500          1,088.91         70
                                       9.250          1,088.91      185,000.00
    BOSTON           MA   02120          2            08/30/96         00
    0430037101                           05           10/01/96          0
    24216                                N            09/01/26
    0


    1516294          F41/G02             F          112,000.00         ZZ
                                         360        111,889.38          3
    878 HUNTINGTON AVENUE              9.500            941.76         70
                                       9.250            941.76      160,000.00
    ROXBURY          MA   02120          2            08/30/96         00
    0430037143                           05           10/01/96          0
    00024158                             N            09/01/26
    0


    1516373          776/G02             F           51,800.00         ZZ
                                         360         51,732.50          2
    317 GARLAND STREET                10.125            459.37         70
    720 EAST SHERMAN AVENUE            9.875            459.37       74,000.00
    NAMPA            ID   83651          5            07/15/96         00
    0430003657                           05           09/01/96          0
    2532959                              N            08/01/26
    0


    1516377          776/G02             F           77,350.00         ZZ
                                         360         77,221.29          2
    321 GARLAND STREET.               10.125            685.96         65
    720 EAST SHERMAN AVE               9.875            685.96      119,000.00
    NAMPA            ID   83651          5            07/15/96         00
    0430046680                           05           09/01/96          0
    2532958                              N            08/01/26
    0
1




    1516599          A69/G02             F           70,000.00         ZZ
                                         360         69,966.46          1
    231 S. 12TH STREET                 9.625            595.00         51
                                       9.375            595.00      137,500.00
    LINDENHURST      NY   11757          1            09/09/96         00
    0430032565                           05           11/01/96          0
    96097604                             O            10/01/26
    0


    1516606          F42/G02             F           99,200.00         ZZ
                                         360         99,200.00          1
    115-03 217TH STREET                9.250            816.09         80
                                       9.000            816.09      124,000.00
    CAMBRIA HEIGHTS  NY   11411          1            10/15/96         00
    0430059329                           05           12/01/96          0
    NY0708964                            O            11/01/26
    0


    1517026          934/G02             F          102,000.00         T
                                         360        101,951.13          1
    1082 SEQUOIA LANE                  9.625            866.99         73
                                       9.375            866.99      141,250.00
    FORT LAUDERDALE  FL   33327          1            09/09/96         00
    0430031906                           03           11/01/96          0
    61006161                             O            10/01/26
    0


    1517052          405/405             F          240,000.00         ZZ
                                         360        239,736.82          1
    5603 WEST LINCOLN AVENUE           9.000          1,931.10         80
                                       8.750          1,931.10      300,000.00
    YAKIMA           WA   98908          1            08/05/96         00
    3989191                              05           10/01/96          0
    3989191                              O            09/01/26
    0


    1517294          702/702             F           50,000.00         ZZ
                                         360         49,972.69          1
    TH 7 SHADY LANE                    9.000            402.31         56
    SHADY LANE                         8.750            402.31       90,090.00
    MORRISTOWN       VT   05661          1            09/30/96         00
    5035209                              05           11/01/96          0
    5035209                              O            10/01/26
    0


    1517337          405/405             F          128,500.00         ZZ
                                         360        128,376.38          1
1


    44171 ALDERWOOD TERRACE            9.625          1,092.24         90
                                       9.375          1,092.24      142,825.00
    ASHBURN          VA   22011          1            08/26/96         01
    3968013                              03           10/01/96         25
    3968013                              O            09/01/26
    0


    1517403          F03/G02             F          107,200.00         ZZ
                                         360        107,083.63          1
    319 HARTMAN ROCK ROAD              9.250            881.91         80
                                       9.000            881.91      134,000.00
    GUNNISON         CO   81230          1            08/30/96         00
    0430034926                           05           10/01/96          0
    DEN10014                             O            09/01/26
    0


    1517523          638/G02             F           71,050.00         ZZ
                                         360         71,014.12          4
    2127 23RD AVENUE                   9.375            590.96         80
                                       9.125            590.96       88,850.00
    OAKLAND          CA   94606          1            09/25/96         00
    0430054338                           05           11/01/96          0
    08590226                             O            10/01/26
    0


    1517638          635/635             F          168,000.00         ZZ
                                         360        167,915.16          1
    135 WEST LAKE BLVD                 9.375          1,397.34         80
                                       9.125          1,397.34      210,000.00
    MAHOPAC          NY   10541          1            09/18/96         00
    657743100                            05           11/01/96          0
    657743100                            O            10/01/26
    0


    1517731          B75/G02             F           79,200.00         ZZ
                                         360         79,161.04          1
    11 DOCENA CT                       9.500            665.96         90
                                       9.250            665.96       88,000.00
    GAITHERSBURG     MD   20879          2            09/10/96         04
    0430051631                           09           11/01/96         25
    2505386                              N            10/01/26
    0


    1517771          076/076             F           68,500.00         ZZ
                                         360         68,363.59          1
    4905 PIN OAK DRIVE                 9.500            575.99         90
                                       9.250            575.99       76,210.00
    WILMINGTON       NC   28405          1            06/03/96         12
    5927322                              05           08/01/96         25
1


    5927322                              N            07/01/26
    0


    1517812          180/G02             F           46,800.00         ZZ
                                         360         46,745.94          1
    731 LAKESIDE DRIVE SW              8.750            368.18         90
                                       8.500            368.18       52,000.00
    LARGO            FL   33778          1            08/27/96         04
    0430038208                           05           10/01/96         25
    4014734                              N            09/01/26
    0


    1517840          180/G02             F           80,000.00         ZZ
                                         360         79,918.88          1
    411 EAST SEVENTH STREET            9.375            665.40         80
                                       9.125            665.40      100,000.00
    RENO             NV   89503          1            08/13/96         00
    0430040709                           05           10/01/96          0
    4379798                              O            09/01/26
    0


    1517885          E22/G02             F           29,250.00         ZZ
                                         360         29,207.63          1
    7805 E 114TH STREET                9.625            248.62         90
                                       9.375            248.62       32,500.00
    KANSAS CITY      MO   64134          1            07/03/96         04
    0410215933                           03           09/01/96         25
    410215933                            N            08/01/26
    0


    1518093          765/728             F          105,000.00         ZZ
                                         360        104,901.62          2
    826 CROSS STREET                   9.750            902.12         75
                                       9.500            902.12      140,000.00
    MADERA           CA   93638          4            08/21/96         00
    0380507443                           05           10/01/96          0
    316359                               N            09/01/26
    0


    1518108          731/G02             F          512,000.00         ZZ
                                         360        511,734.57          1
    2520 ASTRAL DRIVE                  9.250          4,212.10         80
                                       9.000          4,212.10      640,000.00
    LOS ANGELES      CA   90046          5            08/29/96         00
    0430028274                           05           11/01/96          0
    1001098                              O            10/01/26
    0


1


    1518308          E22/G02             F           32,000.00         ZZ
                                         360         31,956.02          1
    375 EMMA STREET                    9.875            277.87         71
                                       9.625            277.87       45,100.00
    ST PAUL          MN   55102          2            07/11/96         00
    0410177844                           05           09/01/96          0
    410177844                            N            08/01/26
    0


    1518390          A65/G02             F           41,400.00         ZZ
                                         360         41,361.22          1
    1831 WHITECLIFF DRIVE              9.750            355.69         90
                                       9.500            355.69       46,000.00
    DUNCANVILLE      TX   75137          1            08/12/96         04
    0430036301                           05           10/01/96         25
    149621202                            N            09/01/26
    0


    1518392          A65/G02             F           72,000.00         ZZ
                                         360         71,925.05          1
    1405 DREAMA DRIVE                  9.250            592.33         90
                                       9.000            592.33       80,000.00
    DESOTO           TX   75115          1            08/12/96         04
    0430036202                           05           10/01/96         25
    149621203                            N            09/01/26
    0


    1518416          180/G02             F           47,700.00         ZZ
                                         360         47,644.90          1
    2525 GEORGIA AVENUE                8.750            375.26         90
                                       8.500            375.26       53,000.00
    KINGMAN          AZ   86401          1            08/21/96         01
    0430038612                           05           10/01/96         30
    4342374                              N            09/01/26
    0


    1518444          758/G02             F          141,850.00         ZZ
                                         360        141,764.07          1
    7045 AUCKLAND DRIVE                8.500          1,090.70         80
                                       8.250          1,090.70      177,319.00
    AUSTIN           TX   78749          1            09/04/96         00
    0430040741                           03           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1518446          387/387             F          318,750.00         ZZ
                                         360        318,362.43          1
    9582 LABRADOR LANE                 8.500          2,450.91         75
                                       8.250          2,450.91      425,000.00
1


    EL CAJON         CA   92021          1            08/16/96         00
    803742                               05           10/01/96          0
    803742                               O            09/01/26
    0


    1518454          683/G02             F           95,200.00         ZZ
                                         360         95,098.29          1
    40 BIRKDALE ROAD                   9.125            774.58         70
                                       8.875            774.58      136,000.00
    BEDFORD          NH   03110          5            08/16/96         00
    0430033290                           05           10/01/96          0
    015745                               O            09/01/26
    0


    1518534          462/G02             F           82,000.00         ZZ
                                         360         81,907.72          1
    7182 CLOUD VIEW CIRCLE             8.875            652.43         69
                                       8.625            652.43      119,500.00
    LAS VEGAS        NV   89119          1            08/19/96         00
    0430048132                           05           10/01/96          0
    4513115                              N            09/01/26
    0


    1518546          253/728             F           45,200.00         ZZ
                                         360         45,127.27          1
    205 WEST CENTRE STREET             9.125            367.77         80
                                       8.875            367.77       56,500.00
    FREDERICKSBURG   TX   78624          1            07/26/96         96
    0380502568                           05           09/01/96          0
    320129                               N            08/01/26
    0


    1518610          811/G02             F           89,600.00         ZZ
                                         360         89,506.74          1
    2851 NE 183RD STREET #916          9.250            737.12         80
                                       9.000            737.12      112,000.00
    NORTH MIAMI BEA  FL   33160          1            08/23/96         00
    0430043703                           06           10/01/96          0
    FM00103754                           O            09/01/26
    0


    1518645          E23/G02             F          149,100.00         ZZ
                                         360        149,032.26          4
    1034 EL CENTRO AVENUE              9.875          1,294.71         70
                                       9.625          1,294.71      213,000.00
    EL CENTRO        CA   92243          1            09/13/96         00
    0430044206                           05           11/01/96          0
    105769                               N            10/01/26
    0
1




    1518658          462/G02             F           72,000.00         ZZ
                                         360         71,925.05          1
    1612 W NOPAL DRIVE                 9.250            592.33         90
                                       9.000            592.33       80,000.00
    CHANDLER         AZ   85224          1            08/19/96         01
    0430045906                           05           10/01/96         36
    4512034                              O            09/01/26
    0


    1518782          F03/G02             F          119,250.00         ZZ
                                         360        119,135.27          1
    1185 S HARRISON                    9.625          1,013.62         90
                                       9.375          1,013.62      132,500.00
    DENVER           CO   80210          1            08/16/96         01
    0430038224                           05           10/01/96         25
    3374006635                           O            09/01/26
    0


    1518786          638/G02             F           94,500.00         ZZ
                                         360         94,455.91          1
    509 EAST 1355 SOUTH                9.750            811.90         90
                                       9.500            811.90      105,000.00
    SPRINGVILLE      UT   84663          1            09/06/96         12
    0430040998                           05           11/01/96         25
    08591155                             N            10/01/26
    0


    1518812          B65/G02             F          177,600.00         ZZ
                                         360        177,400.12          1
    155 NORTH ARDMORE ROAD             8.875          1,413.07         80
                                       8.625          1,413.07      222,000.00
    COLUMBUS         OH   43209          1            08/29/96         00
    0430016568                           05           10/01/96          0
    010896353                            O            09/01/26
    0


    1518931          405/405             F          145,000.00         ZZ
                                         360        144,922.83          2
    22-27 124TH STREET                 9.125          1,179.77         95
                                       8.875          1,179.77      153,000.00
    COLLEGE POINT    NY   11356          1            09/23/96         01
    3994647                              05           11/01/96         30
    3994647                              O            10/01/26
    0


    1518976          965/G02             F          128,250.00         ZZ
                                         360        128,129.84          1
1


    2843 NORTH HARTWICK AVENUE         9.750          1,101.87         90
                                       9.500          1,101.87      142,500.00
    TUCSON           AZ   85715          1            08/23/96         04
    0430033761                           03           10/01/96         25
    162021                               N            09/01/26
    0


    1519052          E22/G02             F           27,000.00         ZZ
                                         360         26,955.34          1
    5714 JACKSON STREET               10.375            244.46         60
                                      10.125            244.46       45,000.00
    PHILADELPHIA     PA   19135          1            06/26/96         00
    0410189138                           05           08/01/96          0
    410189138                            N            07/01/26
    0


    1519160          462/G02             F           67,850.00         ZZ
                                         360         67,779.37          1
    745 EAST VILLA RITA DRIVE          9.250            558.19         90
                                       9.000            558.19       75,417.00
    PHOENIX          AZ   85022          1            08/19/96         01
    0430045864                           03           10/01/96         25
    4512059                              N            09/01/26
    0


    1519166          E10/G02             F           91,000.00         ZZ
                                         360         90,957.54          2
    306 DEAN STREET                    9.750            781.84         65
                                       9.500            781.84      140,000.00
    WEST CHESTER     PA   19382          5            09/04/96         00
    0430030551                           05           11/01/96          0
    136960045                            N            10/01/26
    0


    1519167          811/G02             F          140,000.00         ZZ
                                         360        139,829.78          1
    1702 YELLOWSTONE DRIVE             8.500          1,076.48         80
                                       8.250          1,076.48      175,000.00
    ANTIOCH          CA   94509          1            08/16/96         00
    0430034728                           05           10/01/96          0
    FM02100727                           O            09/01/26
    0


    1519172          001/G02             F           52,000.00         ZZ
                                         360         51,974.42          4
    68-72 ATLANTIC STREET              9.500            437.25         21
                                       9.250            437.25      250,000.00
    N QUINCY         MA   02171          5            09/16/96         00
    0430039453                           05           11/01/96          0
1


    1506802                              N            10/01/26
    0


    1519192          001/G02             F           46,400.00         ZZ
                                         360         46,354.16          1
    2531-2533 STEELE AVENUE            9.500            390.16         80
                                       9.250            390.16       58,000.00
    COLUMBUS         OH   43204          1            09/03/96         01
    0430031385                           05           10/01/96         12
    1507540                              N            09/01/26
    0


    1519202          F41/G02             F           22,750.00         ZZ
                                         360         22,737.25          1
    70 AUSTIN STREET                   8.875            181.01         60
    #15                                8.625            181.01       38,000.00
    LOWELL           MA   01854          2            09/13/96         00
    0430043687                           01           11/01/96          0
    24455                                N            10/01/26
    0


    1519208          462/G02             F           88,000.00         ZZ
                                         360         87,892.99          1
    425 OAKFORD DRIVE                  8.500            676.65         55
                                       8.250            676.65      160,000.00
    LOS ANGELES      CA   90022          2            08/22/96         00
    0430044297                           05           10/01/96          0
    4519195                              N            09/01/26
    0


    1519217          664/G02             F          116,050.00         ZZ
                                         360        115,995.86          1
    15712 S.E. 3RD STREET              9.750            997.05         90
                                       9.500            997.05      128,999.00
    VANCOUVER        WA   98684          1            09/20/96         01
    0430049692                           05           11/01/96         25
    2221455                              N            10/01/26
    0


    1519249          F33/G02             F           28,850.00         ZZ
                                         360         15,365.82          1
    5500 FRIENDSHIP BLVD #1129N        9.500            242.59         75
                                       9.250            242.59       38,500.00
    CHEVY CHASE      MD   20815          1            08/27/96         00
    0430030973                           06           10/01/96          0
    2000889                              N            09/01/26
    0


1


    1519268          638/G02             F          115,200.00         ZZ
                                         360        115,146.25          1
    3015 ATWATER DRIVE                 9.750            989.75         90
                                       9.500            989.75      128,000.00
    LAS VEGAS        NV   89030          1            09/10/96         10
    0430043638                           05           11/01/96         25
    8591574                              N            10/01/26
    0


    1519314          F96/G02             F           96,300.00         ZZ
                                         360         96,252.64          2
    10 EDISONIA TERRACE                9.500            809.74         90
                                       9.250            809.74      107,000.00
    WEST ORANGE TOW  NJ   07052          1            09/25/96         23
    0430041442                           05           11/01/96          0
    1023                                 O            10/01/26
    0


    1519326          E22/G02             F           47,700.00         ZZ
                                         360         47,660.89          1
    6517 PARKWOOD PLACE               10.375            431.88         90
                                      10.125            431.88       53,000.00
    ST LOUIS         MO   63116          1            08/08/96         04
    0410212716                           05           10/01/96         25
    410212716                            N            09/01/26
    0


    1519635          180/G02             F           39,500.00         ZZ
                                         360         39,453.19          1
    1332 HIGH PLAINS DRIVE             8.625            307.23         90
                                       8.375            307.23       43,900.00
    MESQUITE         TX   75149          1            08/23/96         04
    0430034132                           05           10/01/96         25
    4135109                              N            09/01/26
    0


    1519647          638/G02             F          113,850.00         ZZ
                                         360        113,798.28          1
    7252 55TH AVE NE                   9.875            988.61         90
                                       9.625            988.61      126,500.00
    SALEM            OR   97305          1            09/04/96         01
    0430040907                           05           11/01/96         25
    8593319                              N            10/01/26
    0


    1519648          E21/G02             F          144,000.00         ZZ
                                         360        143,929.17          1
    5612 SOUTH MEADE                   9.500          1,210.83         80
                                       9.250          1,210.83      180,500.00
1


    CHICAGO          IL   60638          5            09/13/96         00
    0430044651                           05           11/01/96          0
    163234                               O            10/01/26
    0


    1519854          E22/G02             F           48,000.00         ZZ
                                         360         47,896.67          1
    3212 THISTLE HILL DRIVE            9.125            390.54         80
                                       8.875            390.54       60,000.00
    WINTER PARK      FL   32792          1            06/24/96         04
    0410199442                           05           08/01/96         12
    410199442                            N            07/01/26
    0


    1519963          638/G02             F           87,200.00         ZZ
                                         360         87,200.00          3
    548 EAST 2700 SOUTH                9.625            741.19         91
                                       9.375            741.19       96,400.00
    ODGEN            UT   84403          1            10/10/96         10
    0430065946                           05           12/01/96         30
    UNKNOWN                              O            11/01/26
    0


    1519994          638/G02             F           42,400.00         ZZ
                                         360         42,378.02          4
    600 FULTON ROAD N.W.               9.250            348.81         80
                                       9.000            348.81       53,000.00
    CITY OF CANTON   OH   44703          1            09/13/96         04
    0430040790                           05           11/01/96         12
    08589560                             N            10/01/26
    0


    1519999          965/G02             F          285,000.00         ZZ
                                         360        284,852.25          1
    326 DELGADO STREET                 9.250          2,344.62         52
                                       9.000          2,344.62      550,000.00
    SANTA FE         NM   87501          5            09/03/96         00
    0430041707                           05           11/01/96          0
    4047                                 O            10/01/26
    0


    1520000          965/G02             F           76,500.00         ZZ
                                         360         76,459.29          1
    8439 E BAKER STREET                9.125            622.43         90
                                       8.875            622.43       85,000.00
    TUCSON           AZ   85710          1            09/06/96         01
    0430033076                           05           11/01/96         25
    4109                                 N            10/01/26
    0
1




    1520005          747/G02             F           70,135.00         ZZ
                                         360         70,102.28          1
    2510 GLEASON PARKWAY               9.750            602.57         65
                                       9.500            602.57      107,900.00
    CAPE CORAL       FL   33914          1            09/12/96         00
    0430038356                           05           11/01/96          0
    173670                               N            10/01/26
    0


    1520006          180/G02             F          117,000.00         ZZ
                                         360        116,884.44          2
    306 A & B SOUTH FIRST STREET       9.500            983.80         90
                                       9.250            983.80      130,000.00
    CRIPPLE CREEK    CO   80813          1            08/30/96         04
    0430034629                           05           10/01/96         25
    4512778                              N            09/01/26
    0


    1520229          E67/G02             F          150,000.00         ZZ
                                         360        149,911.45          1
    24020 DODDS ROAD                   8.625          1,166.68         54
                                       8.375          1,166.68      280,000.00
    BEND             OR   97701          5            09/03/96         00
    0430028498                           05           11/01/96          0
    5575                                 O            10/01/26
    0


    1520233          965/G02             F          332,000.00         ZZ
                                         360        331,645.30          1
    1540 WEST PORT AU PRINCE LANE      9.125          2,701.26         80
                                       8.875          2,701.26      415,000.00
    PHOENIX          AZ   85023          2            08/15/96         00
    0430039644                           05           10/01/96          0
    1520233                              O            09/01/26
    0


    1520257          E55/728             F           91,800.00         ZZ
                                         360         91,704.45          1
    3371 WIND CHIME DRIVE              9.250            755.22         90
                                       9.000            755.22      102,000.00
    CLEARWATER       FL   34621          1            08/23/96         01
    0380507260                           05           10/01/96         25
    5350                                 N            09/01/26
    0


    1520261          E55/728             F           90,000.00         ZZ
                                         360         89,906.32          1
1


    3349 FOX HILL DRIVE                9.250            740.41         90
                                       9.000            740.41      100,000.00
    CLEARWATER       FL   34621          1            08/23/96         01
    0380507161                           05           10/01/96         25
    5348                                 N            09/01/26
    0


    1520262          635/635             F           39,150.00         ZZ
                                         240         39,095.01          1
    2815 EAST BESSEMER AVENUE          9.500            364.93         90
                                       9.250            364.93       43,500.00
    GREENSBORO       NC   27406          1            09/12/96         10
    658393400                            05           11/01/96         25
    658393400                            N            10/01/16
    0


    1520402          705/G02             F           42,500.00         ZZ
                                         360         42,480.17          1
    47 ADLER DR                        9.750            365.14         90
                                       9.500            365.14       47,500.00
    MASTIC BEACH     NY   11951          1            09/10/96         04
    0430032649                           05           11/01/96         25
    96300254                             N            10/01/26
    0


    1520406          705/G02             F          229,500.00         ZZ
                                         360        229,387.12          3
    61-64 MENAHAN STREET               9.500          1,929.76         90
                                       9.250          1,929.76      255,000.00
    RIDGEWOOD        NY   11585          1            09/30/96         11
    0430047787                           05           11/01/96         25
    96020085                             O            10/01/26
    0


    1520442          405/405             F          150,000.00         ZZ
                                         360        149,913.69          1
    6186 HELENA LANE                   8.750          1,180.06         33
                                       8.500          1,180.06      460,000.00
    KAPAA            HI   96746          5            09/05/96         00
    003974169                            01           11/01/96          0
    003974169                            O            10/01/26
    0


    1520477          180/G02             F           57,600.00         ZZ
                                         360         57,543.12          1
    10417 SOUTH EMERALD AVENUE         9.500            484.33         80
                                       9.250            484.33       72,000.00
    CHICAGO          IL   60628          2            09/05/96         95
    0430039693                           05           10/01/96          0
1


    4495651                              N            09/01/26
    0


    1520493          180/G02             F           77,800.00         ZZ
                                         360         77,712.45          1
    1695 SOUTH HUMBOLDT STREET         8.875            619.01         71
                                       8.625            619.01      110,000.00
    DENVER           CO   80210          5            08/26/96         00
    0430032227                           05           10/01/96          0
    4512794                              N            09/01/26
    0


    1520496          180/G02             F           77,600.00         ZZ
                                         360         77,559.77          1
    4834 SOUTH 3925 WEST               9.250            638.40         79
                                       9.000            638.40       99,000.00
    ROY              UT   84067          5            09/09/96         12
    0430041202                           05           11/01/96         12
    4513024                              O            10/01/26
    0


    1520507          638/G02             F           28,260.00         ZZ
                                         360         28,233.52          1
    ROUTE 14 BOX 70 1                  9.750            242.80         90
                                       9.500            242.80       31,400.00
    FLORENCE         AL   35630          1            09/04/96         01
    0430036004                           05           10/01/96         25
    08592854                             N            09/01/26
    0


    1520508          F03/G02             F           99,000.00         ZZ
                                         360         98,902.21          4
    8226 W HWY 24                      9.500            832.45         80
                                       9.250            832.45      123,950.00
    CASCADE          CO   80809          1            08/27/96         12
    0430039933                           05           10/01/96         12
    10018                                N            09/10/26
    0


    1520515          E08/G02             F           79,200.00         ZZ
                                         360         79,170.98          4
    1370 NE 111TH STREET              10.875            746.77         90
                                      10.625            746.77       88,000.00
    MIAMI            FL   33169          1            09/13/96         01
    0430036780                           05           11/01/96         25
    165814                               N            10/01/26
    0


1


    1520558          638/G02             F          106,850.00         ZZ
                                         360        106,744.48          4
    108-110 HENRY LAW AVE              9.500            898.45         95
                                       9.250            898.45      112,500.00
    DOVER            NH   03820          1            08/30/96         04
    0430032672                           05           10/01/96         30
    08592598                             O            09/01/26
    0


    1520575          526/G02             F           58,500.00         ZZ
                                         360         58,421.71          1
    34 WEST LESTER AVENUE #25E        10.000            513.38         90
                                       9.750            513.38       65,000.00
    MURRAY           UT   84107          1            07/02/96         10
    0430066787                           01           09/01/96         25
    0131960                              N            08/01/26
    0


    1520803          A91/G02             F          192,000.00         ZZ
                                         360        191,905.56          1
    9 EDWARDS LANE                     9.500          1,614.44         80
                                       9.250          1,614.44      240,000.00
    GLEN COVE        NY   11542          1            09/06/96         00
    0430025494                           05           11/01/96          0
    165776                               O            10/01/26
    0


    1520866          E22/G02             F          750,000.00         T
                                         360        748,969.36          1
    6651 COUNTY RD 382                 9.875          6,512.61         60
                                       9.625          6,512.61    1,250,000.00
    PAGOSA SPRINGS   CO   81147          5            07/29/96         00
    0410212518                           05           09/01/96          0
    410212518                            O            08/01/26
    0


    1520889          635/635             F           83,250.00         ZZ
                                         360         83,207.95          1
    RT 1 BOX 65BC CR 2562              9.375            692.44         90
                                       9.125            692.44       92,500.00
    ROYSE CITY       TX   75189          1            09/06/96         11
    6595664                              05           11/01/96         25
    6595664                              N            10/01/26
    0


    1520905          480/G02             F           59,900.00         ZZ
                                         360         59,837.66          1
    8933 EAST CALLE DIEGO              9.250            492.78         80
                                       9.000            492.78       75,000.00
1


    TUCSON           AZ   85710          1            08/26/96         00
    0430031765                           09           10/01/96          0
    1953983                              O            09/01/26
    0


    1520921          638/G02             F          345,000.00         ZZ
                                         360        344,839.05          1
    6 LOWELL DRIVE                     9.750          2,964.08         75
                                       9.500          2,964.08      460,000.00
    FARMINGTON       CT   06032          1            09/06/96         00
    0430036566                           03           11/01/96          0
    08592111                             O            10/01/26
    0


    1521090          638/G02             F           82,400.00         ZZ
                                         360         82,360.53          1
    14 BOUCHER STREET                  9.625            700.39         80
                                       9.375            700.39      103,000.00
    WEST WARWICK     RI   02893          1            09/06/96         00
    0430036574                           05           11/01/96          0
    08594393                             O            10/01/26
    0


    1521099          B24/G02             F          240,000.00         ZZ
                                         360        239,890.96          2
    15 HIGHLAND ROAD                   9.875          2,084.04         80
                                       9.625          2,084.04      300,000.00
    GREENWHICH       CT   06830          1            09/09/96         00
    0430025411                           05           11/01/96          0
    165957                               O            10/01/26
    0


    1521103          699/G02             F           59,200.00         ZZ
                                         360         59,165.05          1
    3811 KANDY DRIVE                   8.625            460.45         80
                                       8.375            460.45       74,000.00
    AUSTIN           TX   78749          1            09/12/96         00
    0430035931                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1521104          635/635             F          233,100.00         ZZ
                                         360        232,857.37          1
    BOX 4  TUTHILL RD                  9.250          1,917.66         70
                                       9.000          1,917.66      333,000.00
    BLOOMING GROVE   NY   10914          5            09/03/96         00
    656152600                            05           10/01/96          0
    656152600                            O            09/01/26
    0
1




    1521107          635/635             F          207,800.00         ZZ
                                         360        207,594.75          1
    9 HOLLY TREE LANE                  9.500          1,747.30         70
                                       9.250          1,747.30      300,000.00
    GLENCOVE         NY   11542          5            08/30/96         00
    657310900                            05           10/01/96          0
    657310900                            O            09/01/26
    0


    1521232          776/G02             F           99,750.00         ZZ
                                         360         99,631.78          1
    15206 AVENUE 248                   8.625            775.85         75
                                       8.375            775.85      133,000.00
    VISALIA          CA   93292          2            08/06/96         00
    0430031070                           05           10/01/96          0
    6233659                              O            09/01/26
    0


    1521238          965/G02             F          250,000.00         ZZ
                                         360        249,765.77          1
    5320 E. WONERVIEW  ROAD            9.750          2,147.89         75
                                       9.500          2,147.89      335,000.00
    PHOENIX          AZ   85018          1            08/14/96         00
    0430016758                           05           10/01/96          0
    163722                               N            09/01/26
    0


    1521309          462/G02             F           85,250.00         ZZ
                                         360         85,205.80          1
    516 NORTH PARKWOOD STREET          9.250            701.34         55
                                       9.000            701.34      155,000.00
    ANAHEIM          CA   92801          5            09/05/96         00
    0430044917                           05           11/01/96          0
    4519286                              N            10/01/26
    0


    1521343          638/G02             F           68,400.00         ZZ
                                         360         68,330.65          1
    24-B REED STREET UNIT 2            9.375            568.92         80
                                       9.125            568.92       85,500.00
    LONDONDERRY      NH   03053          1            08/30/96         00
    0430031872                           05           10/01/96          0
    08594871                             O            09/01/26
    0


    1521351          180/G02             F          166,500.00         ZZ
                                         360        166,418.11          1
1


    5949 RIVERBEND PLACE               9.500          1,400.02         90
                                       9.250          1,400.02      185,000.00
    FORT WORTH       TX   76112          1            09/17/96         04
    0430046391                           05           11/01/96         25
    4532776                              N            10/01/26
    0


    1521358          180/G02             F           44,000.00         ZZ
                                         360         43,979.47          1
    614 HILLCREST ST                   9.750            378.03         80
                                       9.500            378.03       55,000.00
    MANSFIELD        TX   76063          5            09/04/96         95
    0430035618                           05           11/01/96          0
    4532909                              N            10/01/26
    0


    1521361          180/G02             F           46,400.00         ZZ
                                         360         46,378.92          1
    613 HILLCREST STREET               9.875            402.91         80
                                       9.625            402.91       58,000.00
    MANSFIELD        TX   76063          5            09/04/96         95
    0430035550                           05           11/01/96          0
    4532891                              N            10/01/26
    0


    1521390          E64/G02             F           42,490.00         ZZ
                                         360         42,471.20          2
    1021 FAIRFIELD AVENUE             10.000            372.88         70
                                       9.750            372.88       60,700.00
    CLEVELAND        OH   44113          5            09/16/96         00
    0430038190                           05           11/01/96          0
    M0230                                N            10/01/26
    0


    1521398          F03/G02             F          108,650.00         ZZ
                                         360        108,592.17          1
    5926 C S JELLISON ST               9.125            884.02         75
                                       8.875            884.02      144,900.00
    LITTLETON        CO   80123          1            09/13/96         00
    0430038125                           09           11/01/96          0
    10061                                O            10/01/26
    0


    1521402          B57/G02             F          136,000.00         ZZ
                                         360        135,915.47          1
    2207 NORTH ECROYD AVENUE           8.375          1,033.70         79
                                       8.125          1,033.70      173,000.00
    SIMI VALLEY      CA   93063          5            09/05/96         00
    0430036814                           05           11/01/96          0
1


    9611238                              O            10/01/26
    0


    1521417          253/G02             F           50,400.00         ZZ
                                         360         50,373.17          1
    2410 ENFIELD ROAD #9 BLDG A        9.125            410.08         90
                                       8.875            410.08       56,000.00
    AUSTIN           TX   78750          1            09/17/96         04
    0430053009                           01           11/01/96         30
    320447                               N            10/01/26
    0


    1521430          638/G02             F           71,900.00         ZZ
                                         360         71,829.00          1
    6962 WEST 87TH WAY                 9.500            604.57         90
    #270                               9.250            604.57       79,900.00
    ARVADA           CO   80003          1            08/29/96         10
    0430031823                           01           10/01/96         25
    8588445                              N            09/01/26
    0


    1521443          934/G02             F           48,600.00         ZZ
                                         360         48,577.92          1
    7105 MIAMI LAKES DRIVE             9.875            422.02         90
    UNIT #N 12                         9.625            422.02       54,000.00
    MIAMI LAKES      FL   33014          1            09/20/96         01
    0430051052                           01           11/01/96         30
    61006216                             N            10/01/26
    0


    1521520          737/G02             F           67,400.00         ZZ
                                         360         67,326.08          1
    7777 E. MAIN STREET #263           9.000            542.32         80
                                       8.750            542.32       84,699.00
    SCOTTSDALE       AZ   85251          1            08/02/96         10
    0430044776                           08           10/01/96         12
    511454                               N            09/01/26
    0


    1521526          635/635             F          100,000.00         ZZ
                                         360         99,936.23          1
    362 MARAVISTA AVENUE               8.250            751.27         80
                                       8.000            751.27      125,000.00
    EAST FALMOUTH    MA   02536          1            09/18/96         10
    6576268                              05           11/01/96         12
    6576268                              N            10/01/26
    0


1


    1521549          480/G02             F           71,400.00         ZZ
                                         360         71,367.56          4
    2155 SOUTH APACHE DRIVE            9.875            620.00         70
                                       9.625            620.00      102,000.00
    APACHE JUNCTION  AZ   85220          5            09/05/96         00
    0430038083                           05           11/01/96          0
    2027357                              N            10/01/26
    0


    1521605          976/976             F          262,000.00         ZZ
                                         360        261,697.42          1
    120 CYPRESS DRIVE                  8.750          2,061.16         84
                                       8.500          2,061.16      312,000.00
    LAKE ARROWHEAD   CA   92352          1            08/02/96         21
    120239                               05           10/01/96         12
    120239                               O            09/01/26
    0


    1521620          E22/G02             F           60,000.00         ZZ
                                         360         59,913.07          1
    30160 PALMER AVE                   9.625            510.00         71
                                       9.375            510.00       85,000.00
    MADISON HEIGHTS  MI   48071          5            07/30/96         00
    0410158786                           05           09/01/96          0
    410158786                            O            08/01/26
    0


    1521637          E22/G02             F           49,500.00         ZZ
                                         360         49,440.46          1
    931 BIEL STREET                   10.500            452.80         90
                                      10.250            452.80       55,000.00
    SPRINGFIELD      OH   45505          1            07/22/96         04
    0410201263                           05           09/01/96         25
    410201263                            N            08/01/26
    0


    1521647          E22/G02             F           81,000.00         ZZ
                                         360         80,891.61          1
    11449 SUNSET                      10.000            710.84         90
                                       9.750            710.84       90,000.00
    PUTMAN TWP       MI   48169          1            07/31/96         04
    0410158802                           09           09/01/96         25
    410158802                            N            08/01/26
    0


    1521677          B93/G02             F           92,000.00         ZZ
                                         360         91,957.07          1
    2910 WEST VERMONT AVENUE           9.750            790.43         80
                                       9.500            790.43      115,000.00
1


    PHOENIX          AZ   85017          2            09/06/96         10
    0430032169                           05           11/01/96         12
    1100016654                           N            10/01/26
    0


    1521678          B93/G02             F           86,250.00         ZZ
                                         360         86,209.75          1
    2914 WEST VERMONT AVENUE           9.750            741.03         75
                                       9.500            741.03      115,000.00
    PHOENIX          AZ   85017          2            09/06/96         00
    0430038034                           05           11/01/96          0
    1100016655                           N            10/01/26
    0


    1521683          171/G02             F           60,000.00         ZZ
                                         360         59,968.89          1
    17801 STAGG STREET                 9.250            493.61         47
    (RESEDA AREA)                      9.000            493.61      128,000.00
    LOS ANGELES      CA   91335          1            08/30/96         00
    0430051235                           05           11/01/96          0
    67095172                             O            10/01/26
    0


    1521704          253/253             F           26,000.00         ZZ
                                         360         25,200.27          1
    5625 MILLER AVE                    9.375            216.26         33
                                       9.125            216.26       79,000.00
    DALLAS           TX   75206          5            09/06/96         00
    321694                               05           11/01/96          0
    321694                               N            10/01/26
    0


    1521707          A80/G02             F           35,000.00         T
                                         360         34,984.09          1
    8004 S W 149TH AVENUE #C 202       9.875            303.93         64
                                       9.625            303.93       55,000.00
    MIAMI            FL   33193          1            09/30/96         00
    0430045658                           01           11/01/96          0
    9615019                              O            10/01/26
    0


    1521735          638/G02             F          150,000.00         ZZ
                                         360        149,922.24          1
    4 MCCARTHY CIRCLE                  9.250          1,234.01         50
                                       9.000          1,234.01      300,000.00
    FRAMINGHAM       MA   01701          5            09/05/96         00
    0430036541                           05           11/01/96          0
    08591614                             O            10/01/26
    0
1




    1521744          635/635             F          104,400.00         ZZ
                                         360        104,348.65          1
    251 ALBERTA DRIVE                  9.500            877.85         90
                                       9.250            877.85      116,000.00
    SADDLE BROOK     NJ   07663          1            09/20/96         01
    6600985                              05           11/01/96         25
    6600985                              N            10/01/26
    0


    1521748          635/635             F          135,000.00         ZZ
                                         360        134,930.00          2
    41 1/2 CEDARCREST PLACE            9.250          1,110.62         63
                                       9.000          1,110.62      215,000.00
    NORWALK          CT   06854          5            09/18/96         00
    6583082                              05           11/01/96          0
    6583082                              N            10/01/26
    0


    1521753          A33/G02             F           80,800.00         ZZ
                                         360         80,763.29          1
    3620 WEDDEL AVE.                   9.875            701.63         80
                                       9.625            701.63      101,000.00
    DEARBORN         MI   48124          1            09/12/96         04
    0430034876                           05           11/01/96         12
    015032763                            N            10/01/26
    0


    1521815          737/G02             F           65,000.00         ZZ
                                         360         64,932.34          1
    35441 N 54TH STREET                9.250            534.74         54
                                       9.000            534.74      121,000.00
    CAVE CREEK       AZ   85331          1            08/14/96         00
    0430030288                           05           10/01/96          0
    511575                               O            09/01/26
    0


    1521914          E22/G02             F          178,200.00         ZZ
                                         360        177,955.11          3
    2821 MILTARY STREET                9.875          1,547.40         90
                                       9.625          1,547.40      198,000.00
    PORT HURON       MI   48060          1            07/31/96         10
    0410214944                           05           09/01/96         25
    410214944                            O            08/01/26
    0


    1521940          966/G02             F           94,000.00         ZZ
                                         360         93,951.26          1
1


    962 NORTH RUSTIC CIRCLE            9.250            773.32         80
                                       9.000            773.32      117,500.00
    DALLAS           TX   75218          1            09/06/96         00
    0430030668                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1521947          A46/G02             F           62,900.00         ZZ
                                         360         62,864.74          1
    735 ARLINGTON STREET #5            8.875            500.46         80
                                       8.625            500.46       78,638.00
    HOUSTON          TX   77007          1            09/11/96         00
    0430031807                           09           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1521955          180/G02             F           77,250.00         ZZ
                                         360         77,209.95          1
    1325 EVANS STREET                  9.250            635.52         75
                                       9.000            635.52      103,000.00
    STERLING         CO   80751          1            09/03/96         00
    0430034900                           05           11/01/96          0
    4537544                              O            10/01/26
    0


    1521958          180/G02             F           48,375.00         ZZ
                                         360         48,328.47          1
    2315 MOSS TERRACE                  9.625            411.18         90
                                       9.375            411.18       53,750.00
    SAN ANTONIO      TX   78232          1            09/03/96         04
    0430035410                           05           10/01/96         25
    4501920                              N            09/01/26
    0


    1521966          882/G02             F           64,890.00         ZZ
                                         360         64,856.36          1
    12415 SW 207 TERRACE               9.250            533.83         90
                                       9.000            533.83       72,100.00
    MIAMI            FL   33177          1            09/12/96         04
    0430031427                           05           11/01/96         25
    960264                               N            10/01/26
    0


    1521967          462/G02             F          124,000.00         ZZ
                                         360        123,932.26          1
    12365 BIG BLUE ROAD                9.000            997.74         73
                                       8.750            997.74      171,000.00
    NEVADA CITY      CA   95959          5            09/16/96         00
    0430046474                           05           11/01/96          0
1


    4515458                              O            10/01/26
    0


    1521994          405/405             F           91,500.00         ZZ
                                         360         91,447.35          1
    10672 ROSS COURT                   8.750            719.84         75
                                       8.500            719.84      122,000.00
    WESTMINSTER      CO   80021          2            09/17/96         21
    4002457                              05           11/01/96         12
    4002457                              N            10/01/26
    0


    1522000          E67/G02             F          224,000.00         ZZ
                                         360        223,864.30          1
    17731 MALHEUR LANE                 8.500          1,722.37         80
                                       8.250          1,722.37      280,000.00
    SUNRIVER         OR   97707          2            09/06/96         00
    0430029686                           03           11/01/96          0
    05473                                O            10/01/26
    0


    1522251          B75/G02             F          120,000.00         ZZ
                                         360        119,850.30          1
    13805 CASTLE CLIFF WAY             8.375            912.09         56
                                       8.125            912.09      215,000.00
    SILVER SPRING    MD   20904          1            09/03/96         00
    0430037333                           05           10/01/96          0
    2507119                              O            09/01/26
    0


    1522277          292/G02             F           57,350.00         ZZ
                                         360         57,320.27          1
    507 AMY AVENUE                     9.250            471.80         90
                                       9.000            471.80       63,750.00
    LOWELL           AR   72745          1            09/16/96         12
    0430036913                           05           11/01/96         25
    1173685                              N            10/01/26
    0


    1522808          E22/G02             F           81,000.00         ZZ
                                         360         80,933.58          2
    1312 MARYLAND                     10.375            733.38         90
                                      10.125            733.38       90,000.00
    GROSSE POINTE P  MI   48230          1            08/07/96         04
    0410215578                           05           10/01/96         25
    410215578                            N            09/01/26
    0


1


    1522809          A78/G02             F          139,500.00         ZZ
                                         360        139,417.64          2
    3041-3043 MARYLAND PLACE           8.625          1,085.02         90
                                       8.375          1,085.02      155,000.00
    LOVELAND         CO   80538          1            09/30/96         10
    0430052233                           05           11/01/96         25
    030210460                            N            10/01/26
    0


    1522817          B75/G02             F           75,000.00         ZZ
                                         360         74,959.03          1
    523 WEST WALNUT AVENUE             9.000            603.47         52
                                       8.750            603.47      145,000.00
    MONROVIA         CA   91016          5            09/10/96         00
    0430047449                           05           11/01/96          0
    2515195                              O            10/01/26
    0


    1522818          001/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
    1318 ORREN STREET NE               9.750            734.58         90
                                       9.500            734.58       95,000.00
    WASHINGTON       DC   20002          1            10/09/96         01
    0430063123                           05           12/01/96         30
    1507909                              N            11/01/26
    0


    1522824          638/G02             F          150,000.00         ZZ
                                         360        149,930.02          1
    1707 GOLDEN VISTA DRIVE            9.750          1,288.73         90
                                       9.500          1,288.73      167,500.00
    LAS VEGAS        NV   89123          1            09/13/96         10
    0430047175                           05           11/01/96         25
    8595371                              N            10/01/26
    0


    1522827          909/G02             F          204,000.00         ZZ
                                         360        203,885.63          1
    23505 SOUTH NORMANDIE              8.875          1,623.12         80
                                       8.625          1,623.12      255,000.00
    TORRANCE         CA   90710          2            09/06/96         00
    0430041186                           05           11/01/96          0
    6003365                              O            10/01/26
    0


    1522828          526/G02             F          112,700.00         T
                                         360        112,700.00          1
    99 POND AVENUE #806                9.750            968.27         70
                                       9.500            968.27      161,000.00
1


    BROOKLINE        MA   02146          1            10/04/96         00
    0430066803                           06           12/01/96          0
    00143819                             O            11/01/26
    0


    1522843          E67/G02             F          133,600.00         ZZ
                                         360        133,527.02          1
    1421 S W CANYON DRIVE              9.000          1,074.98         80
                                       8.750          1,074.98      167,000.00
    REDMOND          OR   97756          1            09/04/96         00
    0430028563                           05           11/01/96          0
    5656                                 O            10/01/26
    0


    1522845          965/G02             F           66,000.00         ZZ
                                         360         65,963.95          1
    5220 WEST WINDROSE DRIVE           9.000            531.05         77
                                       8.750            531.05       86,000.00
    GLENDALE         AZ   85304          2            09/12/96         04
    0430046334                           05           11/01/96         12
    1522845                              N            10/01/26
    0


    1522850          912/G02             F          400,000.00         ZZ
                                         360        399,787.14          1
    4030 LATIGO DRIVE                  9.125          3,254.53         50
                                       8.875          3,254.53      800,000.00
    RENO             NV   89509          5            09/06/96         00
    0430050674                           05           11/01/96          0
    0164500                              O            10/01/26
    0


    1522855          638/G02             F           76,500.00         ZZ
                                         360         76,430.20          1
    5712 8TH COURT SOUTH               9.875            664.29         90
                                       9.625            664.29       85,000.00
    BIRMINGHAM       AL   35212          1            09/05/96         01
    0430044420                           05           10/01/96         25
    08592170                             N            09/01/26
    0


    1522859          939/G02             F          280,800.00         ZZ
                                         360        280,668.99          3
    110-22 34TH AVENUE                 9.750          2,412.51         90
                                       9.500          2,412.51      312,000.00
    CORONA           NY   11368          1            09/04/96         10
    0430026062                           05           11/01/96         25
    9604301                              O            10/01/26
    0
1




    1522863          635/635             F           65,000.00         ZZ
                                         360         64,926.85          1
    3343 PEBBLE BEACH BOULEVARD        8.875            517.17         45
                                       8.625            517.17      145,000.00
    MONTGOMERY       TX   77356          1            09/03/96         00
    659889000                            03           10/01/96          0
    659889000                            O            09/01/26
    0


    1522870          B77/G02             F          223,300.00         ZZ
                                         360        223,203.82          3
    250 ARBORWAY STREET               10.125          1,980.27         70
                                       9.875          1,980.27      319,000.00
    JAMAICA  PLAIN   MA   02130          2            09/16/96         00
    0430035055                           05           11/01/96          0
    95302276                             N            10/01/26
    0


    1522875          B35/G02             F           56,250.00         ZZ
                                         360         56,223.05          1
    69 WEST AVENUE                     9.625            478.12         90
                                       9.375            478.12       62,500.00
    OCEAN VIEW       DE   19970          1            09/12/96         01
    0430040170                           05           11/01/96         25
    9682011013                           N            10/01/26
    0


    1522878          702/702             F          100,000.00         T
                                         360         99,952.09          1
    WEST ROAD                          9.625            849.99         48
                                       9.375            849.99      209,000.00
    MANCHESTER       VT   05255          5            09/19/96         00
    2016129                              05           11/01/96          0
    2016129                              O            10/01/26
    0


    1522900          776/G02             F           91,000.00         ZZ
                                         360         90,798.91          1
    842 MOLINO AVENUE                  9.000            732.21         70
                                       8.750            732.21      130,000.00
    LONG BEACH       CA   90804          2            06/04/96         00
    0430035154                           01           08/01/96          0
    6126116                              N            07/01/26
    0


    1522943          B35/G02             F          838,500.00         ZZ
                                         360        838,087.56          1
1


    615 HARWOOD ROAD                   9.500          7,050.57         65
                                       9.250          7,050.57    1,290,000.00
    HARWOOD          MD   20776          5            09/17/96         00
    0430042911                           05           11/01/96          0
    9682011008                           O            10/01/26
    0


    1522967          405/405             F          181,500.00         ZZ
                                         360        181,395.57          1
    1512 DAVIS AVE                     8.750          1,427.87         80
                                       8.500          1,427.87      226,900.00
    CONCORD          CA   94519          1            09/06/96         00
    4002366                              05           11/01/96          0
    4002366                              O            10/01/26
    0


    1522986          253/G02             F          153,000.00         ZZ
                                         360        152,926.70          1
    19 BRINGTON ROAD                   9.625          1,300.49         75
    UNIT 1                             9.375          1,300.49      206,000.00
    BROOKLINE        MA   02146          1            10/01/96         00
    0430049890                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1522987          911/G02             F          121,550.00         T
                                         360        121,398.37          1
    14272 SW 117 TERRACE               8.375            923.87         80
                                       8.125            923.87      151,990.00
    MIAMI            FL   33186          1            08/16/96         95
    0430041855                           05           10/01/96          0
    2960422                              O            09/01/26
    0


    1522989          638/G02             F           85,000.00         ZZ
                                         360         84,955.94          1
    5730 NORTH 14TH STREET             9.250            699.27         85
                                       9.000            699.27      101,000.00
    PHOENIX          AZ   85014          1            09/12/96         01
    0430041822                           05           11/01/96         25
    08594575                             N            10/01/26
    0


    1522995          405/405             F           33,750.00         ZZ
                                         360         33,732.03          1
    2684 MIDWAY ROAD                   9.125            274.61         75
                                       8.875            274.61       45,000.00
    MANCHESTER       NJ   08733          1            09/13/96         00
    3979754                              05           11/01/96          0
1


    3979754                              N            10/01/26
    0


    1523000          737/G02             F           83,700.00         ZZ
                                         360         83,660.95          1
    913 ASHLAND PLACE WEST             9.750            719.11         90
                                       9.500            719.11       93,000.00
    GRETNA           LA   70056          1            09/13/96         10
    0430037952                           05           11/01/96         25
    557994                               N            10/01/26
    0


    1523013          F03/G02             F           70,700.00         ZZ
                                         360         70,659.32          2
    915-919 E 8TH ST                   8.750            556.20         70
                                       8.500            556.20      101,000.00
    LOVELAND         CO   80538          5            09/09/96         00
    0430040139                           05           11/01/96          0
    10068                                N            10/01/26
    0


    1523015          638/G02             F          245,000.00         T
                                         360        244,888.70          1
    32050 TAHOE MOUNTAIN ROAD          9.875          2,127.45         70
                                       9.625          2,127.45      350,000.00
    SOUTH LAKE TAHO  CA   96150          5            09/09/96         00
    0430035600                           05           11/01/96          0
    08595687                             O            10/01/26
    0


    1523030          180/G02             F           43,200.00         ZZ
                                         360         43,175.78          1
    1408 FLORIDA STREET                8.875            343.72         90
                                       8.625            343.72       48,000.00
    GREENSBORO       NC   27403          1            09/27/96         04
    0430050369                           05           11/01/96         25
    4146783                              N            10/01/26
    0


    1523044          526/G02             F           30,150.00         ZZ
                                         360         30,119.42          1
    13 KINGS ROAD                      9.375            250.78         90
                                       9.125            250.78       33,500.00
    GLOUCESTER TWP.  NJ   08012          1            08/09/96         04
    0430035477                           05           10/01/96         25
    142027                               N            09/01/26
    0


1


    1523052          828/G02             F          318,400.00         ZZ
                                         360        318,239.20          1
    4800 CRANBROOK DRIVE               9.375          2,648.30         80
                                       9.125          2,648.30      398,000.00
    COLLEYVILLE      TX   76034          1            09/10/96         00
    0430049031                           05           11/01/96          0
    65090002                             O            10/01/26
    0


    1523059          828/G02             F           81,000.00         ZZ
                                         360         80,963.19          2
    411 & 413 PLANT AVENUE             9.875            703.37         90
                                       9.625            703.37       90,000.00
    BOERNE           TX   78006          1            09/27/96         10
    0430051565                           05           11/01/96         25
    66670004                             N            10/01/26
    0


    1523060          526/G02             F          121,050.00         ZZ
                                         360        120,933.54          1
    711 FARGO AVE                      9.625          1,028.92         90
                                       9.375          1,028.92      134,500.00
    HOUSTON          TX   77006          1            08/07/96         12
    0430047910                           05           10/01/96         25
    0142016                              O            09/01/26
    0


    1523087          028/G02             F          152,000.00         ZZ
                                         360        151,828.95          1
    6032 ARROWHEAD COURT               8.875          1,209.38         95
                                       8.625          1,209.38      160,000.00
    FORESTHILL       CA   95631          2            08/19/96         01
    0430032433                           05           10/01/96         30
    600204                               O            09/01/26
    0


    1523110          939/G02             F          213,750.00         ZZ
                                         360        213,750.00          1
    247 ELTON ROAD                     9.500          1,797.33         95
                                       9.250          1,797.33      225,000.00
    STEWART MANOR    NY   11530          1            10/25/96         10
    0430062059                           05           12/01/96         30
    9604181                              O            11/01/26
    0


    1523118          405/405             F           77,500.00         ZZ
                                         360         77,368.68          1
    9448 126TH AVENUE NORTH            8.875            616.63         80
                                       8.625            616.63       98,000.00
1


    LARGO            FL   34643          1            08/02/96         00
    3985736                              05           09/01/96          0
    3985736                              O            08/01/26
    0


    1523125          635/635             F           75,250.00         ZZ
                                         360         75,210.98          4
    142-144 CARROLL STREET             9.250            619.07         70
                                       9.000            619.07      107,500.00
    PITTSTON         PA   18640          2            09/13/96         00
    6592125                              05           11/01/96          0
    6592125                              N            10/01/26
    0


    1523225          F15/G02             F          140,000.00         ZZ
                                         360        139,936.39          1
    1049 UPPER APPLEGATE ROAD          9.875          1,215.69         80
                                       9.625          1,215.69      175,000.00
    JACKSONVILLE     OR   97530          1            09/20/96         00
    0430054403                           05           11/01/96          0
    96010070                             O            10/01/26
    0


    1523229          180/G02             F           52,700.00         ZZ
                                         360         52,674.76          1
    418 MARSHA STREET                  9.625            447.94         90
                                       9.375            447.94       58,600.00
    KELLER           TX   76248          1            09/06/96         04
    0430041251                           05           11/01/96         25
    4532271                              N            10/01/26
    0


    1523231          180/G02             F           82,800.00         ZZ
                                         360         82,762.39          4
    11018 BALTIC DRIVE                 9.875            718.99         90
                                       9.625            718.99       92,000.00
    SAN ANTONIO      TX   78213          1            09/13/96         04
    0430045450                           05           11/01/96         25
    45339644                             N            10/01/26
    0


    1523234          A38/G02             F           42,750.00         ZZ
                                         360         42,728.41          1
    3805 CAGLE DRIVE                   9.375            355.57         90
                                       9.125            355.57       47,500.00
    RICHLAND HILLS   TX   76118          1            09/06/96         10
    0430036947                           05           11/01/96         25
    120277                               N            10/01/26
    0
1




    1523346          A38/G02             F          132,000.00         ZZ
                                         360        131,925.99          1
    2600 A NANTUCKET DRIVE             8.875          1,050.26         80
                                       8.625          1,050.26      165,000.00
    HOUSTON          TX   77057          1            09/06/96         00
    0430030098                           09           11/01/96          0
    260098                               O            10/01/26
    0


    1523354          757/757             F          100,600.00         ZZ
                                         360        100,600.00          4
    6781-6787 SOUTHERN SPRINGS CT      9.875            873.56         80
                                       9.625            873.56      127,000.00
    MORROW           GA   30260          2            10/09/96         04
    2861359                              05           12/01/96         12
    2861359                              N            11/01/26
    0


    1523355          757/757             F           93,000.00         ZZ
                                         360         93,000.00          4
    2231-2237 SOUTHERN SPRINGS WAY     9.875            807.57         74
                                       9.625            807.57      127,000.00
    MORROW           GA   30260          2            10/09/96         00
    2861367                              05           12/01/96          0
    2861367                              N            11/01/26
    0


    1523356          757/757             F           95,250.00         ZZ
                                         360         95,250.00          4
    2221-2227 SOUTHERN SPRINGS WAY     9.875            827.11         75
                                       9.625            827.11      127,000.00
    MORROW           GA   30260          2            10/09/96         00
    2881375                              05           12/01/96          0
    2881375                              N            11/01/26
    0


    1523390          633/G02             F           29,250.00         ZZ
                                         360         29,234.43          1
    14941 YUCCA AVENUE, UNIT # B       9.125            237.99         61
                                       8.875            237.99       48,000.00
    FONTANA AREA     CA   92335          1            09/11/96         00
    0430040824                           01           11/01/96          0
    673356                               N            10/01/26
    0


    1523432          638/G02             F          207,000.00         ZZ
                                         360        206,886.93          1
1


    562 MOUNTAIN VILLAGE ROAD #6       9.000          1,665.57         75
                                       8.750          1,665.57      279,500.00
    TELLURIDE        CO   81435          1            09/12/96         00
    0430037176                           01           11/01/96          0
    08586147                             N            10/01/26
    0


    1523435          776/G02             F           70,200.00         ZZ
                                         360         70,134.23          1
    5426 WEST SPAULDING STREET         9.750            603.13         90
                                       9.500            603.13       78,000.00
    BOISE            ID   83705          1            08/14/96         04
    0430051532                           05           10/01/96         25
    2136428                              N            09/01/26
    0


    1523436          776/G02             F          126,300.00         ZZ
                                         360        126,181.68          1
    11879 WEST DANIEL DRIVE            9.750          1,085.11         90
                                       9.500          1,085.11      140,418.00
    BOISE            ID   83713          1            08/15/96         04
    0430048017                           03           10/01/96         25
    2535089                              N            09/01/26
    0


    1523437          776/G02             F           88,000.00         ZZ
                                         360         87,908.41          1
    1806 SOUTH EAGLESON ROAD           9.250            723.95         80
                                       9.000            723.95      110,000.00
    BOISE            ID   83705          1            08/13/96         04
    0430029041                           05           10/01/96         12
    2536464                              N            09/01/26
    0


    1523438          635/635             F          100,800.00         T
                                         360        100,747.74          1
    25 COUNTRY CLUH DRIVE              9.250            829.26         70
                                       9.000            829.26      144,000.00
    EUREKA SPRINGS   AR   72631          1            09/06/96         00
    6602254                              03           11/01/96          0
    6602254                              O            10/01/26
    0


    1523485          E86/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    34 LINCOLN AVENUE                  9.500          1,278.10         80
    A/K/A 32 LINCOLN AVENUE            9.250          1,278.10      190,000.00
    YONKERS          NY   10704          1            10/28/96         00
    0430065565                           05           12/01/96          0
1


    13774                                O            11/01/26
    0


    1523507          B38/G02             F          138,000.00         ZZ
                                         360        137,935.62          2
    1204 FRANKLIN AVENUE               9.750          1,185.63         75
                                       9.500          1,185.63      184,000.00
    MAMARONECK       NY   10543          1            09/30/96         00
    0430050104                           05           11/01/96          0
    NG                                   O            10/01/26
    0


    1523509          A32/G02             F           86,300.00         ZZ
                                         360         86,255.26          1
    2133 POINT MALLARD DRIVE           9.250            709.97         90
                                       9.000            709.97       95,906.00
    HENDERSON        NV   89012          1            09/26/96         01
    0430049023                           05           11/01/96         25
    131923                               N            10/01/26
    0


    1523510          129/G02             F          104,000.00         ZZ
                                         360        103,902.57          1
    141 QUINAPOXET LANE                9.750            893.52         80
                                       9.500            893.52      130,000.00
    WORCESTER        MA   01606          1            08/22/96         01
    0430046490                           05           10/01/96         12
    3900001243                           N            09/01/26
    0


    1523542          B75/G02             F           50,400.00         ZZ
                                         360         50,337.72          1
    605 WYNNE ROAD                    10.375            456.33         90
                                      10.125            456.33       56,000.00
    WILLS POINT      TX   75169          1            07/26/96         01
    0430046078                           05           09/01/96         25
    2586774                              N            08/01/26
    0


    1523568          E46/G02             F          523,900.00         ZZ
                                         360        523,590.69          1
    320 BOOT ROAD                      8.625          4,074.84         65
                                       8.375          4,074.84      815,000.00
    WILLISTOWN TOWN  PA   19355          1            09/18/96         00
    0430044636                           05           11/01/96          0
    23375                                O            10/01/26
    0


1


    1523579          405/405             F           70,000.00         T
                                         360         69,919.14          1
    675 HILL HAVEN ROAD #6             8.750            550.70         70
                                       8.500            550.70      100,000.00
    HOLLISTER        MO   65672          1            09/06/96         00
    3999661                              01           10/01/96          0
    3999661                              O            09/01/26
    0


    1523606          F05/G02             F          200,000.00         ZZ
                                         360        199,890.75          1
    2246 ROYAL OAKS DRIVE              9.000          1,609.25         80
                                       8.750          1,609.25      250,000.00
    DUARTE           CA   91010          2            09/23/96         00
    0430054106                           05           11/01/96          0
    6070102                              O            10/01/26
    0


    1523619          E19/G02             F          103,600.00         ZZ
                                         360        103,547.69          1
    1021 WEST 123RD STREET             9.375            861.69         70
                                       9.125            861.69      148,000.00
    LOS ANGELES      CA   90044          5            09/25/96         00
    0430052894                           05           11/01/96          0
    9710                                 N            10/01/26
    0


    1523627          286/286             F           37,900.00         ZZ
                                         360         37,858.42          1
    603 MARY ROBERT LN                 9.000            304.96         70
                                       8.750            304.96       54,900.00
    NEWPORT NEWS     VA   23602          1            08/07/96         00
    8573634                              01           10/01/96          0
    8573634                              O            09/01/26
    0


    1523683          E23/G02             F          511,900.00         ZZ
                                         360        511,308.82          1
    6932 LIVINGTON DRIVE               8.750          4,027.12         80
                                       8.500          4,027.12      639,888.00
    HUNTINGTON BEAC  CA   92648          1            08/22/96         00
    0430031369                           03           10/01/96          0
    106080                               O            09/01/26
    0


    1523703          626/G02             F          735,000.00         ZZ
                                         360        734,274.08          1
    10040 E HAPPY VALLEY ROAD #254     9.500          6,180.28         66
                                       9.250          6,180.28    1,120,000.00
1


    SCOTTSDALE       AZ   85255          4            08/21/96         00
    0430032276                           03           10/01/96          0
    6648299                              O            09/01/26
    0


    1523721          776/G02             F           84,900.00         ZZ
                                         360         84,818.31          1
    641 CARLOS JULIO AVENUE            9.625            721.65         90
                                       9.375            721.65       94,375.00
    NORTH LAS VEGAS  NV   89031          1            08/15/96         04
    0430041897                           03           10/01/96         25
    6334683                              N            09/01/26
    0


    1523723          776/G02             F           29,600.00         ZZ
                                         360         29,571.52          1
    223 CHICAGO STREET                 9.625            251.60         90
                                       9.375            251.60       32,900.00
    CALDWELL         ID   83605          1            08/21/96         04
    0430029744                           05           10/01/96         25
    2536471                              N            09/01/26
    0


    1523835          737/G02             F           53,900.00         ZZ
                                         360         53,873.49          1
    1869 LONGDALE DRIVE                9.500            453.22         90
                                       9.250            453.22       59,900.00
    DECATUR          GA   30032          1            09/16/96         01
    0430040618                           05           11/01/96         25
    558038                               N            10/01/26
    0


    1523860          405/405             F          211,700.00         ZZ
                                         360        211,584.36          1
    585 CRESTHAVEN WALK                9.000          1,703.39         80
                                       8.750          1,703.39      264,669.00
    ALPHARETTA       GA   30202          1            09/26/96         00
    004006003                            03           11/01/96          0
    004006003                            O            10/01/26
    0


    1523865          963/G02             F           30,000.00         T
                                         360         29,983.17          1
    7103 SW 115 PLACE #D               8.875            238.70         42
                                       8.625            238.70       72,000.00
    MIAMI            FL   33173          1            09/23/96         00
    0430047308                           01           11/01/96          0
    960330                               O            10/01/26
    0
1




    1523872          180/G02             F           25,000.00         ZZ
                                         360         24,987.37          1
    120 NORTH SAN JACINTO              9.375            207.94         90
                                       9.125            207.94       27,800.00
    CONROE           TX   77301          1            09/10/96         04
    0430038992                           05           11/01/96         25
    4534806                              N            10/01/26
    0


    1523874          180/G02             F           35,550.00         ZZ
                                         360         35,532.04          1
    1705 TYLER                         9.375            295.69         90
                                       9.125            295.69       39,500.00
    CONROE           TX   77301          1            09/11/96         04
    0430052852                           05           11/01/96         25
    4534798                              N            10/01/26
    0


    1523901          638/G02             F          103,000.00         ZZ
                                         360        102,953.20          1
    119 SOUTH 700 WEST                 9.875            894.40         63
                                       9.625            894.40      164,000.00
    HURRICANE        UT   84737          5            09/12/96         00
    0430047548                           05           11/01/96          0
    8593539                              O            10/01/26
    0


    1523918          731/G02             F           91,200.00         ZZ
                                         360         91,109.92          1
    7023 YARROW WAY                    9.500            766.86         80
                                       9.250            766.86      114,000.00
    CITRUS HEIGHTS   CA   95610          1            08/19/96         00
    0430058842                           05           10/01/96          0
    110541006                            O            09/01/26
    0


    1523920          638/G02             F           71,100.00         ZZ
                                         360         71,062.17          1
    194 BOROLINE ROAD                  9.125            578.49         90
                                       8.875            578.49       79,000.00
    BRIDGEPORT BORO  PA   19405          1            09/24/96         04
    0430042366                           05           11/01/96         25
    08593354                             N            10/01/26
    0


    1523927          664/G02             F           97,600.00         ZZ
                                         360         97,498.39          1
1


    2980 NE PACIFIC CREST DRIVE        9.250            802.94         80
                                       9.000            802.94      122,000.00
    BEND             OR   97701          1            08/09/96         00
    0430035907                           05           10/01/96          0
    2220994                              O            09/01/26
    0


    1523937          737/G02             F          119,250.00         ZZ
                                         360        119,138.28          1
    1898 E ELLIS DR                    9.750          1,024.54         90
                                       9.500          1,024.54      132,500.00
    TEMPLE           AZ   85282          1            08/26/96         10
    0430031500                           05           10/01/96         25
    511615                               N            09/01/26
    0


    1523946          106/106             F          332,500.00         ZZ
                                         360        331,360.69          1
    260 CAPOTE COURT EAST              8.875          2,645.52         95
                                       8.625          2,645.52      350,000.00
    SEVERNA PARK     MD   21146          1            04/12/96         14
    5968011                              03           06/01/96         30
    5968011                              O            05/01/26
    0


    1523983          E22/G02             F           30,600.00         ZZ
                                         360         30,571.34          1
    4929 TIEMAN AVE                    9.750            262.90         90
                                       9.500            262.90       34,000.00
    ST LOUIS         MO   63123          1            08/20/96         04
    0410159743                           05           10/01/96         25
    410159743                            N            09/01/26
    0


    1523989          405/405             F           33,300.00         ZZ
                                         360         33,284.86          2
    3632 BAMBERGER                     9.875            289.17         90
                                       9.625            289.17       37,000.00
    ST. LOUIS        MO   63116          1            09/13/96         04
    3999976                              05           11/01/96         25
    3999976                              N            10/01/26
    0


    1524006          635/635             F          123,000.00         ZZ
                                         360        122,670.92          1
    19180 CANTERBURY                   9.625          1,045.49         47
                                       9.375          1,045.49      263,500.00
    DETROIT          MI   48221          2            08/13/96         00
    110001208                            05           10/01/96          0
1


    110001208                            O            09/01/26
    0


    1524011          624/G02             F           63,750.00         ZZ
                                         360         63,715.18          1
    5548 MAKATI CIRCLE                 9.000            512.95         75
                                       8.750            512.95       85,000.00
    SAN JOSE         CA   95123          1            09/09/96         00
    0430034785                           03           11/01/96          0
    21007360216                          O            10/01/26
    0


    1524014          562/562             F           68,000.00         ZZ
                                         360         67,945.70          2
    111 ASBURY AVENUE                 10.500            622.03         80
                                       9.625            622.03       85,200.00
    OCEAN GROVE      NJ   07756          1            08/26/96         01
    519991                               05           10/01/96         17
    519991                               N            09/01/26
    0


    1524025          562/562             F           61,200.00         ZZ
                                         360         61,151.13          2
    109 ASBURY AVENUE                 10.500            559.83         80
                                       9.625            559.83       76,500.00
    OCEAN GROVE      NJ   07756          1            08/26/96         01
    519983                               05           10/01/96         17
    519983                               N            09/01/26
    0


    1524030          E19/G02             F          375,000.00         ZZ
                                         360        374,566.92          1
    1011 TWIN LAKES DRIVE              8.750          2,950.13         71
                                       8.500          2,950.13      532,000.00
    WRIGHTWOOD AREA  CA   92397          5            08/15/96         00
    0430033480                           05           10/01/96          0
    11414                                O            09/01/26
    0


    1524032          965/G02             F          134,000.00         ZZ
                                         360        133,856.84          1
    5560 NORTH VENTANA VISTA ROAD      9.125          1,090.27         56
                                       8.875          1,090.27      239,900.00
    TUCSON           AZ   85715          1            08/26/96         00
    0430033217                           03           10/01/96          0
    162025                               N            09/01/26
    0


1


    1524035          E23/G02             F           23,250.00         ZZ
                                         360         23,227.03          1
    525 NORTH MAY STREET #17           9.500            195.50         75
                                       9.250            195.50       31,000.00
    MESA             AZ   85201          1            08/15/96         00
    0430035063                           01           10/01/96          0
    106024                               N            09/01/26
    0


    1524037          765/G02             F          120,000.00         ZZ
                                         360        119,887.57          1
    17441 LUDLOW STREET                9.750          1,030.99         65
                                       9.500          1,030.99      185,000.00
    GRANADA HILLS (  CA   91344          5            08/21/96         00
    0430031104                           05           10/01/96          0
    317068                               O            09/01/26
    0


    1524046          776/G02             F           46,000.00         ZZ
                                         360         45,958.03          1
    101 W. ELM DRIVE                   9.875            399.44         90
                                       9.625            399.44       51,200.00
    PHOENIX          AZ   85013          1            08/01/96         01
    0430038182                           05           10/01/96         25
    6432248                              N            09/01/26
    0


    1524089          001/G02             F           54,000.00         ZZ
                                         360         53,974.12          1
    534 WILLIS LANE                    9.625            459.00         90
                                       9.375            459.00       60,000.00
    DELAWARE         OH   43015          1            09/14/96         01
    0430047829                           05           11/01/96         25
    1509367                              N            10/01/26
    0


    1524092          001/G02             F           40,000.00         ZZ
                                         360         39,978.15          1
    517 FLORENCE AVE                   9.000            321.85         58
                                       8.750            321.85       69,000.00
    PITTSBURGH       PA   15202          1            09/25/96         00
    0430047738                           05           11/01/96          0
    1508686                              O            10/01/26
    0


    1524096          313/G02             F           68,000.00         ZZ
                                         360         67,961.88          1
    6701 EFFINGHAM WAY                 8.875            541.04         74
                                       8.625            541.04       93,000.00
1


    COLUMBUS         GA   31909          2            09/16/96         00
    0430043455                           05           11/01/96          0
    5894373                              O            10/01/26
    0


    1524104          911/G02             F           69,900.00         ZZ
                                         360         69,857.65          1
    11651 SW 142 PLACE                 8.500            537.47         54
                                       8.250            537.47      129,990.00
    MIAMI            FL   33186          1            09/17/96         00
    0430039099                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1524114          A91/G02             F          190,000.00         ZZ
                                         360        189,913.67          2
    243-24 147TH AVENUE                9.875          1,649.87         95
                                       9.625          1,649.87      200,000.00
    ROSEDALE         NY   11422          1            09/06/96         04
    0430026385                           05           11/01/96         30
    UNKNOWN                              O            10/01/26
    0


    1524141          253/G02             F           97,650.00         ZZ
                                         360         97,556.05          1
    312 LAKEWOOD COURT                 9.625            830.02         90
                                       9.375            830.02      108,500.00
    COPPELL          TX   75019          1            08/27/96         04
    0430032748                           05           10/01/96         25
    321023                               N            09/01/26
    0


    1524142          253/G02             F          200,000.00         ZZ
                                         360        199,791.82          4
    1642 COLUMBIA STREET               9.250          1,645.36         49
                                       9.000          1,645.36      415,000.00
    SAN DIEGO        CA   92101          5            08/22/96         00
    0430049056                           05           10/01/96          0
    320861                               N            09/01/26
    0


    1524183          638/G02             F           87,600.00         ZZ
                                         360         87,560.21          1
    428 5TH COURT                      9.875            760.67         90
                                       9.625            760.67       97,350.00
    PLEASANT GROVE   AL   35127          1            09/17/96         01
    0430043679                           05           11/01/96         25
    08596272                             N            10/01/26
    0
1




    1524189          F03/G02             F          157,800.00         ZZ
                                         360        157,713.80          1
    27203 ARMADILLO WAY                9.000          1,269.70         60
                                       8.750          1,269.70      263,000.00
    EVERGREEN        CO   80439          5            09/19/96         00
    0430041327                           05           11/01/96          0
    DEN10105                             O            10/01/26
    0


    1524193          F03/G02             F           42,500.00         T
                                         360         42,479.09          1
    257 COUNTRY ROAD 70 #1033          9.500            357.37         54
                                       9.250            357.37       79,000.00
    WINTER PARK      CO   80482          1            09/20/96         00
    0430048066                           08           11/01/96          0
    10107                                O            10/01/26
    0


    1524196          F41/G02             F           39,200.00         ZZ
                                         360         39,182.19          1
    387 MARLBOROUGH STREET #1          9.875            340.39         70
                                       9.625            340.39       56,000.00
    BOSTON           MA   02115          1            09/24/96         00
    0430043570                           01           11/01/96          0
    25288                                N            10/01/26
    0


    1524202          405/405             F          126,000.00         ZZ
                                         360        125,929.35          1
    626 WILD ROSE LANE                 8.875          1,002.52         75
                                       8.625          1,002.52      168,000.00
    SAN DIMAS        CA   91773          1            09/24/96         00
    004007811                            09           11/01/96          0
    004007811                            O            10/01/26
    0


    1524206          405/405             F           52,000.00         ZZ
                                         360         51,973.74          2
    453 OCEAN AVENUE                   9.375            432.51         80
                                       9.125            432.51       65,000.00
    NEW LONDON       CT   06320          1            09/27/96         01
    3993870                              05           11/01/96         12
    3993870                              N            10/01/26
    0


    1524215          526/G02             F           60,750.00         ZZ
                                         360         60,694.55          4
1


    875 E COURT STREET                 9.875            527.53         90
                                       9.625            527.53       67,500.00
    KANKAKEE         IL   60901          1            08/20/96         10
    0430031393                           05           10/01/96         25
    139862                               N            09/01/26
    0


    1524219          180/G02             F           49,500.00         ZZ
                                         360         49,475.66          1
    714 MONIQUE COURT                  9.500            416.22         90
                                       9.250            416.22       55,000.00
    CEDAR HILL       TX   75104          1            09/13/96         10
    0430037911                           05           11/01/96         25
    4534293                              N            10/01/26
    0


    1524228          664/G02             F           30,800.00         ZZ
                                         360         30,800.00          1
    2018 ROSS AVENUE                   9.375            256.18         55
                                       9.125            256.18       56,000.00
    FORT WORTH       TX   76106          5            10/08/96         00
    0430055830                           05           12/01/96          0
    2203560                              N            11/01/26
    0


    1524262          E29/G02             F          176,000.00         ZZ
                                         360        175,911.12          1
    304 HUMPHREY DRIVE                 9.375          1,463.88         37
                                       9.125          1,463.88      480,000.00
    EVERGREEN        CO   80439          5            09/09/96         00
    0430037986                           03           11/01/96          0
    59608041                             O            10/01/26
    0


    1524277          526/G02             F          107,000.00         ZZ
                                         360        106,899.75          1
    2050 W. WARM SPRINGS ROAD 821      9.750            919.30         90
                                       9.500            919.30      118,900.00
    HENDERSON        NV   89014          1            08/09/96         10
    0430034819                           01           10/01/96         25
    0135031                              N            09/01/26
    0


    1524301          E67/G02             F          129,000.00         ZZ
                                         360        128,847.13          1
    2242 NE EDGEWATER DRIVE            8.625          1,003.35         63
                                       8.375          1,003.35      205,000.00
    BEND             OR   97701          2            08/28/96         00
    0430032334                           03           10/01/96          0
1


    5569                                 O            09/01/26
    0


    1524328          470/470             F          129,500.00         ZZ
                                         360        129,357.99          1
    1103 WEST 11TH AVENUE              9.000          1,041.99         80
                                       8.750          1,041.99      163,000.00
    CHICO            CA   95926          2            08/19/96         96
    18015015                             05           10/01/96          0
    18015015                             N            09/01/26
    0


    1524330          470/470             F          190,000.00         ZZ
                                         360        189,760.92          1
    12923 SOUTH CAYMAN CIRLCE          8.750          1,494.74         74
                                       8.500          1,494.74      260,000.00
    RIVERTON         UT   84065          1            08/29/96         00
    51010829                             05           10/01/96          0
    51010829                             O            09/01/26
    0


    1524331          470/470             F          147,500.00         ZZ
                                         360        147,354.32          1
    4531 EAST DANBURY ROAD             9.500          1,240.26         90
                                       9.250          1,240.26      163,900.00
    PHOENIX          AZ   85032          1            08/13/96         04
    51010636                             05           10/01/96         25
    51010636                             N            09/01/26
    0


    1524332          470/470             F           60,200.00         ZZ
                                         360         60,030.10          1
    717 WEST MANSFIELD AVENUE          8.750            473.60         70
                                       8.500            473.60       86,000.00
    SPOKANE          WA   99205          5            08/19/96         00
    62020714                             05           10/01/96          0
    62020714                             O            09/01/26
    0


    1524333          470/470             F           61,600.00         ZZ
                                         360         61,542.29          1
    549 FIFTH AVENUE                   9.750            529.24         70
                                       9.500            529.24       88,000.00
    PORTOLA          CA   96122          5            08/27/96         00
    78003325                             05           10/01/96          0
    78003325                             N            09/01/26
    0


1


    1524344          F15/G02             F          275,000.00         ZZ
                                         360        274,849.79          1
    2336 TABLE ROCK ROAD               9.000          2,212.71         68
                                       8.750          2,212.71      410,000.00
    MEDFORD          OR   97501          5            09/27/96         00
    0430045765                           05           11/01/96          0
    96010063                             O            10/01/26
    0


    1524367          939/G02             F          200,000.00         ZZ
                                         360        200,000.00          2
    141-21 70TH AVENUE                 9.875          1,736.70         80
                                       9.625          1,736.70      250,000.00
    KEW GARDENS HIL  NY   11367          1            10/30/96         00
    0430067819                           09           12/01/96          0
    9604340                              O            11/01/26
    0


    1524369          F42/G02             F          160,500.00         ZZ
                                         360        160,414.59          1
    18 ITHACA STREET                   9.125          1,305.88         75
                                       8.875          1,305.88      214,000.00
    LINDENHURST      NY   11757          1            09/27/96         00
    0430047621                           05           11/01/96          0
    NY0805961                            O            10/01/26
    0


    1524371          F42/G02             F           92,750.00         ZZ
                                         360         92,704.38          1
    209-47 112TH ROAD                  9.500            779.89         65
                                       9.250            779.89      142,700.00
    QUEENS VILLAGE   NY   11428          1            09/20/96         00
    0430041608                           05           11/01/96          0
    NY0805965                            N            10/01/26
    0


    1524382          A26/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    240 WESTWOOD AVENUE                9.625            765.00         90
                                       9.375            765.00      100,000.00
    STATEN ISLAND    NY   10314          1            10/11/96         04
    0430053140                           05           12/01/96         25
    7545                                 N            11/01/26
    0


    1524402          638/G02             F           48,600.00         ZZ
                                         360         48,577.92          1
    2529 NORTH 9TH STREET              9.875            422.02         90
                                       9.625            422.02       54,000.00
1


    PHOENIX          AZ   85006          1            09/18/96         01
    0430047563                           05           11/01/96         30
    8596222                              N            10/01/26
    0


    1524403          E22/G02             F           52,400.00         ZZ
                                         360         52,342.55          1
    10437 HIGH HOLLOWS UNIT # 119      9.000            421.62         80
                                       8.750            421.62       65,500.00
    DALLAS           TX   75230          1            08/15/96         00
    0410107684                           01           10/01/96          0
    410107684                            O            09/01/26
    0


    1524416          E09/G02             F          121,500.00         ZZ
                                         360        121,441.79          1
    1153 CASTLE POINT AVENUE           9.625          1,032.74         90
                                       9.375          1,032.74      135,000.00
    HENDERSON        NV   89014          1            09/24/96         10
    0430050187                           05           11/01/96         25
    01002224                             N            10/01/26
    0


    1524441          455/G02             F          332,000.00         ZZ
                                         360        331,845.10          1
    6995 POLO FIELDS PKWY              9.750          2,852.40         80
                                       9.500          2,852.40      415,000.00
    CUMMING          GA   30130          2            09/16/96         00
    0430056770                           05           11/01/96          0
    52668                                O            10/01/26
    0


    1524450          963/G02             F          112,000.00         ZZ
                                         360        111,947.74          4
    2371 S W 27 STREET                 9.750            962.26         80
                                       9.500            962.26      140,000.00
    MIAMI            FL   33133          1            09/30/96         12
    0430049783                           05           11/01/96         12
    960351                               N            10/01/26
    0


    1524465          E22/G02             F           49,500.00         ZZ
                                         360         49,445.72          1
    1420 54TH ST NW                    9.000            398.29         90
                                       8.750            398.29       55,000.00
    ALBUQUERQUE      NM   87105          1            08/15/96         04
    0410136790                           05           10/01/96         25
    410136790                            N            09/01/26
    0
1




    1524485          964/G02             F          140,000.00         ZZ
                                         360        139,829.78          1
    2007 EAST GLENWOOD AVENUE          8.500          1,076.48         75
                                       8.250          1,076.48      187,000.00
    FULLERTON        CA   92831          5            08/27/96         00
    0430042077                           05           10/01/96          0
    19712                                O            09/01/26
    0


    1524490          387/387             F          272,000.00         ZZ
                                         360        271,693.91          1
    2192 CAMINITO DEL BARCO            8.875          2,164.15         80
                                       8.625          2,164.15      340,000.00
    DEL MAR          CA   92014          1            08/12/96         00
    800854                               01           10/01/96          0
    800854                               O            09/01/26
    0


    1524508          731/G02             F          101,750.00         T
                                         360        101,646.84          1
    9875 MERIMBULA STREET              9.375            846.30         70
                                       9.125            846.30      145,378.00
    HIGHLANDS RANCH  CO   80126          1            08/29/96         00
    0430034223                           03           10/01/96          0
    0591010021                           O            09/01/26
    0


    1524528          776/G02             F           70,100.00         ZZ
                                         360         70,027.02          1
    31 TAYLOR AVENUE                   9.250            576.70         78
                                       9.000            576.70       89,900.00
    CRYSTAL CITY     MO   63019          1            08/30/96         10
    0430032805                           05           10/01/96         12
    8235808                              N            09/01/26
    0


    1524530          776/G02             F           82,800.00         ZZ
                                         360         82,720.35          4
    202 EAST COLORADO 1-4              9.625            703.79         52
                                       9.375            703.79      162,000.00
    NAMPA            ID   83686          5            08/23/96         00
    0430043224                           05           10/01/96          0
    2536456                              N            09/01/26
    0


    1524531          776/G02             F          111,550.00         ZZ
                                         360        111,442.68          1
1


    1212 VALERIO LANE                  9.625            948.17         90
                                       9.375            948.17      123,950.00
    LAS VEGAS        NV   89134          1            08/29/96         04
    0430043588                           03           10/01/96         25
    7534833                              O            09/01/26
    0


    1524543          377/G02             F           29,600.00         ZZ
                                         360         29,569.18          1
    1939 E PACIFIC STREET              9.250            243.52         80
                                       9.000            243.52       37,000.00
    CITY OF PHILADE  PA   19134          1            08/30/96         04
    0430037168                           05           10/01/96         12
    6171953                              N            09/01/26
    0


    1524570          180/728             F           44,550.00         ZZ
                                         360         44,346.43          1
    1303 NORTH 29TH STREET             9.500            374.60         90
                                       9.250            374.60       49,500.00
    RICHMOND         VA   23223          1            01/31/96         01
    0380507153                           05           03/01/96         25
    3584802                              N            02/01/26
    0


    1524588          737/G02             F          111,600.00         ZZ
                                         360        111,480.78          1
    125 FARNWORTH LANE                 9.125            908.01         80
                                       8.875            908.01      139,500.00
    ROSWELL          GA   30075          1            08/30/96         00
    0430032714                           03           10/01/96          0
    558013                               O            09/01/26
    0


    1524644          180/G02             F           73,800.00         ZZ
                                         360         73,763.70          1
    52 WEST NORWICH AVENUE             9.500            620.55         90
                                       9.250            620.55       82,000.00
    COLUMBUS         OH   43201          1            09/16/96         04
    0430043133                           05           11/01/96         25
    4499190                              N            10/01/26
    0


    1524655          180/G02             F           99,400.00         ZZ
                                         360         99,353.63          1
    212 SPRINGDALE                     9.750            854.00         70
                                       9.500            854.00      142,000.00
    BLOOMINGDALE     IL   60108          1            09/16/96         00
    0430043141                           09           11/01/96          0
1


    4499604                              N            10/01/26
    0


    1524658          G08/G02             F           82,100.00         ZZ
                                         360         82,063.68          4
    615 N SPRING STREET               10.000            720.49         90
                                       9.750            720.49       91,250.00
    PENSACOLA        FL   32501          1            09/17/96         01
    0430058776                           05           11/01/96         25
    UNKNOWN                              O            10/01/26
    0


    1524673          526/G02             F           60,750.00         ZZ
                                         360         60,694.55          1
    2830 QUINCY STREET NE              9.875            527.53         90
                                       9.625            527.53       67,500.00
    ALBUQUERQUE      NM   87110          1            08/12/96         10
    0430040196                           05           10/01/96         25
    138538                               N            09/01/26
    0


    1524681          737/G02             F           93,600.00         ZZ
                                         360         93,553.96          1
    70 LACEY OAK LANE                  9.500            787.04         90
                                       9.250            787.04      104,000.00
    LOGANVILLE       GA   30249          1            09/16/96         01
    0430041194                           05           11/01/96         25
    558085                               N            10/01/26
    0


    1524683          737/G02             F           93,600.00         ZZ
                                         360         93,553.96          1
    3845 SUNNY HILL DRIVE              9.500            787.04         90
                                       9.250            787.04      104,000.00
    LOGANVILLE       GA   30249          1            09/16/96         01
    0430040071                           05           11/01/96         25
    558086                               N            10/01/26
    0


    1524685          405/405             F          168,000.00         ZZ
                                         360        167,829.66          1
    9409 ALDABRA COURT                 9.375          1,397.34         80
                                       9.125          1,397.34      210,000.00
    SAN DIEGO        CA   92129          2            08/12/96         00
    3928058                              05           10/01/96          0
    3928058                              O            09/01/26
    0


1


    1524686          635/635             F          210,000.00         ZZ
                                         360        209,882.26          1
    314 LLANDRILLO ROAD                8.875          1,670.86         59
                                       8.625          1,670.86      360,500.00
    BALA CYNWYD      PA   19004          1            09/16/96         00
    658524400                            05           11/01/96          0
    658524400                            O            10/01/26
    0


    1524688          F03/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    1136 SANDSTONE DRIVE               9.250          1,645.36         58
    #109 & #110                        9.000          1,645.36      350,000.00
    VAIL             CO   81657          5            09/30/96         00
    0430051219                           01           12/01/96          0
    DEN10113                             O            11/01/26
    0


    1524697          455/G02             F           62,900.00         ZZ
                                         360         62,871.41          3
    2000 CAMBRIDGE AVENUE              9.875            546.20         90
                                       9.625            546.20       69,900.00
    COLLEGE PARK     GA   30337          1            09/16/96         01
    0430040311                           05           11/01/96         25
    52666                                N            10/01/26
    0


    1524703          353/353             F          129,500.00         T
                                         360        129,429.26          1
    1888 KALAKAUA AVE MAUKA #1401      9.000          1,041.99         58
                                       8.750          1,041.99      225,756.00
    HONOLULU         HI   96815          1            09/18/96         00
    16097026                             06           11/01/96          0
    16097026                             O            10/01/26
    0


    1524742          575/G02             F          120,000.00         ZZ
                                         360        119,864.96          1
    18862 NW 23RD STREET               8.875            954.77         68
                                       8.625            954.77      178,000.00
    PEMBROKE PINES   FL   33029          1            08/12/96         00
    0430030262                           03           10/01/96          0
    462003720                            O            09/01/26
    0


    1524750          626/G02             F          200,000.00         T
                                         360        199,802.46          1
    22805 E PLEASANT VIEW ROAD         9.500          1,681.71         34
                                       9.250          1,681.71      590,000.00
1


    MARICOPA COUNTY  AZ   85268          5            08/27/96         00
    0430033647                           03           10/01/96          0
    653554                               O            09/01/26
    0


    1524762          635/635             F           40,900.00         ZZ
                                         360         40,880.40          1
    2825 INCA LANE                     9.625            347.65         90
                                       9.375            347.65       45,478.00
    WINSTON SALEM    NC   27103          1            10/01/96         10
    6608608                              05           11/01/96         25
    6608608                              N            10/01/26
    0


    1524779          635/635             F           45,200.00         ZZ
                                         360         45,176.57          1
    311 BOWERS AVENUE                  9.250            371.85         90
                                       9.000            371.85       50,299.00
    RUNNEMEDE BOROU  NJ   08078          1            09/19/96         04
    6611388                              05           11/01/96         25
    6611388                              N            10/01/26
    0


    1524796          A80/G02             F           66,000.00         T
                                         360         65,963.95          1
    8577 SW 137TH AVENUE #8577         9.000            531.05         80
                                       8.750            531.05       82,500.00
    MIAMI            FL   33183          1            09/25/96         95
    0430049163                           01           11/01/96          0
    9615062                              O            10/01/26
    0


    1524848          638/G02             F          123,000.00         ZZ
                                         360        122,929.24          1
    8778 SOUTH 1030 EAST               8.750            967.64         52
                                       8.500            967.64      237,000.00
    SANDY            UT   84094          5            09/18/96         00
    0430047126                           05           11/01/96          0
    8592979                              O            10/01/26
    0


    1524860          776/G02             F           56,200.00         ZZ
                                         360         56,145.94          1
    28 LONESTAR                        9.625            477.69         75
                                       9.375            477.69       75,000.00
    NAMPA            ID   83651          1            08/23/96         00
    0430034207                           05           10/01/96          0
    2536446                              N            09/01/26
    0
1




    1524864          638/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    44 WHITMAN AVENUE                  9.125            650.91         48
                                       8.875            650.91      170,000.00
    WEST HARTFORD    CT   06107          1            10/15/96         00
    0430063735                           05           12/01/96          0
    8597532                              O            11/01/26
    0


    1524882          965/G02             F          112,500.00         ZZ
                                         360        112,447.51          4
    834 N. CHERRY ST., BLDG #3         9.750            966.55         90
                                       9.500            966.55      125,000.00
    MESA             AZ   85201          1            09/16/96         01
    0430047720                           05           11/01/96         25
    1524882                              N            10/01/26
    0


    1524889          776/G02             F          150,000.00         T
                                         360        149,924.26          1
    7222 E. GAINEY RANCH RD #210       9.375          1,247.62         67
                                       9.125          1,247.62      225,000.00
    SCOTTSDALE       AZ   85258          1            09/19/96         00
    0430060202                           03           11/01/96          0
    6435853                              O            10/01/26
    0


    1524913          526/G02             F          110,700.00         ZZ
                                         360        110,034.75          2
    451-453 SPRING AVENUE              9.625            940.94         82
                                       9.375            940.94      135,000.00
    LIBERTY          MO   64068          2            10/30/95         10
    0430032730                           05           12/01/95         20
    71195                                N            11/01/25
    0


    1524922          635/635             F          119,200.00         ZZ
                                         360        119,200.00          1
    4209 PRIMROSE COURT                9.250            980.63         80
                                       9.000            980.63      149,000.00
    ZION             IL   60099          2            09/30/96         00
    6594972                              05           12/01/96          0
    6594972                              O            11/01/26
    0


    1524924          635/635             F           67,900.00         ZZ
                                         360         67,866.59          1
1


    1150 LAKE SHORE DRIVE              9.500            570.95         90
    UNIT 4K                            9.250            570.95       75,500.00
    CHICAGO          IL   60611          1            09/24/96         01
    6605273                              06           11/01/96         25
    6605273                              N            10/01/26
    0


    1524927          526/G02             F           70,650.00         ZZ
                                         360         70,585.54          1
    120 ENDERS DRIVE                   9.875            613.49         90
                                       9.625            613.49       78,500.00
    CHERRY VALLEY    IL   61016          1            08/19/96         10
    0430048595                           05           10/01/96         25
    141052                               N            09/01/26
    0


    1524928          939/G02             F          252,750.00         ZZ
                                         360        252,750.00          1
    50-05 215TH STREET                 9.500          2,125.26         75
                                       9.250          2,125.26      337,000.00
    BAYSIDE          NY   11364          1            10/24/96         00
    0430063578                           05           12/01/96          0
    9604430                              O            11/01/26
    0


    1524930          B75/G02             F          167,000.00         ZZ
                                         360        166,908.78          1
    5002 RIVERTHUR COURT               9.000          1,343.72         70
                                       8.750          1,343.72      238,610.00
    DULUTH           GA   30136          1            09/20/96         00
    0430054551                           05           11/01/96          0
    2463305                              O            10/01/26
    0


    1524948          F30/G02             F          119,200.00         ZZ
                                         360        119,062.34          1
    912 WEST 550 NORTH                 8.750            937.75         80
                                       8.500            937.75      150,400.00
    PLEASANT GROVE   UT   84062          2            08/29/96         00
    0430047191                           05           10/01/96          0
    101222                               O            09/01/26
    0


    1524949          731/G02             F          106,200.00         ZZ
                                         360        106,080.50          1
    1502 NORTH CLEVELAND AVENUE        8.875            844.97         90
                                       8.625            844.97      118,000.00
    LOVELAND         CO   80538          1            08/29/96         10
    0430034892                           05           10/01/96         25
1


    591010024                            N            09/01/26
    0


    1524968          E26/G02             F          170,250.00         T
                                         360        169,666.63          1
    1003 EASY STREET                   8.875          1,354.59         75
                                       8.625          1,354.59      227,000.00
    MARTINSBURG      WV   25401          1            04/05/96         00
    0430031724                           05           06/01/96          0
    420810                               O            05/01/26
    0


    1525000          766/G02             F           26,175.00         T
                                         360         26,162.79          1
    19201 COLLINS AVENUE #201          9.750            224.88         75
                                       9.500            224.88       34,900.00
    NORTH MIAMI BEA  FL   33160          1            09/05/96         00
    0430029116                           22           11/01/96          0
    96HA083                              O            10/01/26
    0


    1525026          633/G02             F           29,250.00         ZZ
                                         360         29,234.43          1
    14941 YUCCA AVE #A                 9.125            237.99         61
                                       8.875            237.99       48,000.00
    FONTANA AREA     CA   92335          1            09/11/96         00
    0430041947                           01           11/01/96          0
    673285                               N            10/01/26
    0


    1525048          E22/G02             F          144,000.00         ZZ
                                         360        143,441.93          1
    685 RIDGE RD                       9.625          1,223.98         90
                                       9.375          1,223.98      160,000.00
    WALLED LAKE      MI   48390          1            08/20/96         04
    0410159347                           05           10/01/96         25
    410159347                            N            09/01/26
    0


    1525059          E22/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    5238 BECKFORD STREET               8.500            768.91         44
                                       8.250            768.91      230,000.00
    VENTURA          CA   93003          5            08/28/96         00
    0410226609                           05           11/01/96          0
    410226609                            O            10/01/26
    0


1


    1525061          E22/G02             F          112,000.00         ZZ
                                         360        111,943.44          1
    20120 SOUTHWEST JOHNSON STREET     9.375            931.56         80
                                       9.125            931.56      140,000.00
    ALOHA            OR   97006          1            08/28/96         00
    0410223531                           05           11/01/96          0
    410223531                            O            10/01/26
    0


    1525066          E22/G02             F           48,000.00         ZZ
                                         360         47,953.84          1
    1060 N MILL STREET #109            9.625            407.99         80
                                       9.375            407.99       60,000.00
    NAPERVILLE       IL   60563          1            08/19/96         00
    0410171961                           01           10/01/96          0
    410171961                            O            09/01/26
    0


    1525084          E22/G02             F          146,300.00         ZZ
                                         360        146,139.58          1
    78 CAMINO CERRITOS                 9.000          1,177.16         80
                                       8.750          1,177.16      182,900.00
    EDGEWOOD         NM   87015          1            08/27/96         00
    0410108369                           05           10/01/96          0
    410108369                            O            09/01/26
    0


    1525097          G10/G02             F           89,300.00         ZZ
                                         360         89,196.86          1
    27 SWEETWOOD                       8.750            702.53         76
                                       8.500            702.53      118,000.00
    SAN ANTONIO      TX   78250          1            08/29/96         00
    0430033019                           03           10/01/96          0
    960054                               O            09/01/26
    0


    1525124          E29/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
    23125 W YAMPAKITA LANE             9.000          1,665.57         37
                                       8.750          1,665.57      563,575.00
    STEAMBOAT SPRIN  CO   80487          1            10/08/96         00
    0430053314                           05           12/01/96          0
    59608026                             O            11/01/26
    0


    1525136          E22/G02             F          144,800.00         ZZ
                                         360        144,645.30          1
    5081 NW 64TH DRIVE                 9.125          1,178.14         80
                                       8.875          1,178.14      181,000.00
1


    CORAL SPRINGS    FL   33067          1            08/15/96         00
    0410198113                           03           10/01/96          0
    410198113                            O            09/01/26
    0


    1525145          A38/G02             F           68,000.00         ZZ
                                         360         67,965.66          1
    3107 PINE DUST LANE                9.375            565.59         80
                                       9.125            565.59       85,000.00
    SPRING           TX   77373          1            09/16/96         00
    0430047613                           03           11/01/96          0
    860240                               O            10/01/26
    0


    1525176          975/G02             F          171,000.00         ZZ
                                         360        171,000.00          3
    907-909 WEST 85TH STREET           9.750          1,469.15         90
                                       9.500          1,469.15      190,000.00
    LOS ANGELES      CA   90044          2            10/01/96         10
    0430054122                           05           12/01/96         25
    962226                               O            11/01/26
    0


    1525178          910/G02             F           51,000.00         ZZ
                                         360         50,969.89          1
    255 TEMPLE AVENUE #8               8.625            396.67         68
                                       8.375            396.67       76,000.00
    LOGAN            UT   84321          5            09/19/96         00
    0430047746                           03           11/01/96          0
    165423                               N            10/01/26
    0


    1525188          624/G02             F           44,000.00         ZZ
                                         360         43,975.97          1
    15 DUTCHESS ROAD                   9.000            354.03         46
                                       8.750            354.03       97,000.00
    VALDEZ           NM   87580          5            09/23/96         00
    0430058354                           05           11/01/96          0
    74001160023                          O            10/01/26
    0


    1525214          560/560             F           24,900.00         ZZ
                                         360         24,874.08          1
    2514 CRESCENT AVE.                 9.250            204.85         90
                                       9.000            204.85       27,700.00
    FORT WAYNE       IN   46815          1            08/15/96         04
    450505391                            05           10/01/96         25
    450505391                            N            09/01/26
    0
1




    1525217          560/560             F          200,750.00         ZZ
                                         360        200,535.52          1
    361 WHITE ASH DR                   9.125          1,633.37         80
                                       8.875          1,633.37      250,988.00
    GOLDEN           CO   80403          1            08/29/96         00
    450515945                            03           10/01/96          0
    450515945                            O            09/01/26
    0


    1525219          776/G02             F           66,600.00         ZZ
                                         360         66,535.94          1
    717 WEST 2ND STREET                9.625            566.09         90
                                       9.375            566.09       74,000.00
    MERIDIAN         ID   83642          1            08/29/96         04
    0430044065                           05           10/01/96         25
    2532937                              N            09/01/26
    0


    1525226          776/G02             F          430,000.00         ZZ
                                         360        429,516.10          1
    500 FALCONS CREST LANE             8.875          3,421.27         80
                                       8.625          3,421.27      537,500.00
    EL DORADO HILLS  CA   95762          1            08/28/96         00
    0430054254                           05           10/01/96          0
    2333493                              O            09/01/26
    0


    1525234          180/G02             F           55,350.00         ZZ
                                         360         55,323.48          1
    2130 FALL MEADOW DRIVE             9.625            470.47         90
                                       9.375            470.47       61,500.00
    MISSOURI CITY    TX   77459          1            09/23/96         04
    0430050153                           05           11/01/96         25
    4454039                              N            10/01/26
    0


    1525240          626/G02             F          380,000.00         ZZ
                                         360        379,803.00          1
    19530 GREEN LAKES LOOP             9.250          3,126.17         80
                                       9.000          3,126.17      475,000.00
    BEND             OR   97702          4            09/17/96         00
    0430046235                           03           11/01/96          0
    6659817                              O            10/01/26
    0


    1525246          635/635             F           82,000.00         ZZ
                                         360         81,952.82          1
1


    31 MORRIS STREET                   8.750            645.10         62
                                       8.500            645.10      134,000.00
    DANBURY          CT   06810          2            09/25/96         00
    658917000                            05           11/01/96          0
    658917000                            O            10/01/26
    0


    1525247          253/253             F          285,200.00         ZZ
                                         360        284,261.44          1
    870 THIRD AVENUE SOUTH             8.625          2,218.26         80
                                       8.375          2,218.26      356,500.00
    TIERRA VERDE     FL   33715          5            08/26/96         00
    320807                               05           10/01/96          0
    320807                               O            09/01/26
    0


    1525286          811/G02             F           45,800.00         ZZ
                                         360         45,773.65          1
    1737 BRUMBY CIRCLE                 8.750            360.31         40
                                       8.500            360.31      115,800.00
    LITHIA SPRINGS   GA   30057          1            09/17/96         00
    0430055244                           03           11/01/96          0
    FM00300806                           O            10/01/26
    0


    1525367          635/635             F           77,000.00         ZZ
                                         360         76,961.11          1
    117 SWARTHMORE DRIVE               9.375            640.45         70
                                       9.125            640.45      110,000.00
    BALTIMORE        MD   21204          1            09/18/96         00
    6592364                              01           11/01/96          0
    6592364                              O            10/01/26
    0


    1525393          E22/G02             F           66,800.00         ZZ
                                         360         66,739.05          1
    5219 E 11TH STREET                 9.875            580.06         90
                                       9.625            580.06       74,250.00
    INDIANAPOLIS     IN   46219          1            08/22/96         04
    0410160303                           05           10/01/96         25
    410160303                            N            09/01/26
    0


    1525408          E22/G02             F           25,100.00         ZZ
                                         360         25,079.41          1
    22100 DANTE                       10.375            227.26         90
                                      10.125            227.26       27,900.00
    OAK PARK         MI   48237          1            08/02/96         04
    0410142624                           01           10/01/96         25
1


    410142624                            O            09/01/26
    0


    1525976          E22/G02             F          221,600.00         ZZ
                                         360        221,272.47          1
    2910 WEST FORK ROAD                9.625          1,883.58         80
                                       9.375          1,883.58      277,000.00
    CINCINNATI       OH   45211          1            08/15/96         00
    0410212807                           05           10/01/96          0
    410212807                            O            09/01/26
    0


    1526560          F03/G02             F          110,400.00         ZZ
                                         360        110,342.76          1
    375 W GARNET                       9.250            908.24         80
                                       9.000            908.24      138,000.00
    GRANBY           CO   80446          1            09/27/96         00
    0430047936                           05           11/01/96          0
    DEN1024                              O            10/01/26
    0


    1526571          896/G02             F           61,200.00         ZZ
                                         360         61,168.27          1
    1972 RED ROSE LANE                 9.250            503.48         90
                                       9.000            503.48       68,000.00
    LOGANVILLE       GA   30249          1            09/20/96         01
    0430043182                           05           11/01/96         25
    18911398                             N            10/01/26
    0


    1526579          B75/G02             F           30,800.00         ZZ
                                         360         30,785.24          1
    5148 AMESBURY DRIVE                9.625            261.80         70
    UNIT #221                          9.375            261.80       44,000.00
    DALLAS           TX   75206          1            09/24/96         00
    0430057646                           01           11/01/96          0
    2492858                              O            10/01/26
    0


    1526595          051/G02             F          217,600.00         ZZ
                                         360        217,481.14          1
    105 SHAKETREE LANE                 9.000          1,750.86         80
                                       8.750          1,750.86      272,000.00
    SCOTTS VALLEY    CA   95066          1            09/05/96         00
    0430029306                           05           11/01/96          0
    16102583                             O            10/01/26
    0


1


    1526598          129/G02             F          120,900.00         ZZ
                                         360        120,842.08          2
    739 SOMERVILLE AVE.                9.625          1,027.64         75
                                       9.375          1,027.64      161,250.00
    SOMERVILLE       MA   02143          1            09/06/96         00
    0430029819                           05           11/01/96          0
    3900002795                           N            10/01/26
    0


    1526600          661/661             F          740,000.00         ZZ
                                         360        739,145.40          1
    5 BRIDLE COURT                     8.750          5,821.58        100
                                       8.500          5,821.58      740,000.00
    POTOMAC          MD   20854          1            08/29/96         92
    2651081                              05           10/01/96         30
    2651081                              O            09/01/26
    0


    1526605          661/661             F          138,000.00         ZZ
                                         360        137,827.88          1
    4420 NORTHEAST 1ST STREET          8.375          1,048.89        100
                                       8.125          1,048.89      138,000.00
    OCALA            FL   34470          1            08/22/96         92
    UNKNOWN                              05           10/01/96         30
    UNKNOWN                              O            09/01/26
    0


    1526606          E30/G02             F          190,400.00         ZZ
                                         360        190,400.00          1
    10687 RANCH VIEW DRIVE             9.000          1,532.00         80
                                       8.750          1,532.00      238,000.00
    SAN DIEGO        CA   92131          1            10/01/96         00
    0430062612                           05           12/01/96          0
    73009582                             O            11/01/26
    0


    1526618          F61/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    10211 NE 16TH PLACE #R-4           8.375            699.27         80
                                       8.125            699.27      115,000.00
    BELLEVUE         WA   98004          2            10/04/96         00
    0430056226                           03           12/01/96          0
    960110                               O            11/01/26
    0


    1526619          927/G02             F          100,800.00         ZZ
                                         360        100,752.97          1
    8738 EAST EDWARD AVENUE            9.750            866.03         90
                                       9.500            866.03      112,000.00
1


    SCOTTSDALE       AZ   85250          1            09/23/96         04
    0430046094                           05           11/01/96         25
    251041                               N            10/01/26
    0


    1526630          950/G02             F           72,000.00         ZZ
                                         360         71,960.67          1
    2845 S.E. AMELIA COURT             9.000            579.33         90
                                       8.750            579.33       80,000.00
    PORT ORCHARD     WA   98366          1            09/24/96         01
    0430054379                           05           11/01/96         25
    08239619                             N            10/01/26
    0


    1526639          964/G02             F          493,125.00         ZZ
                                         360        492,826.26          1
    4820 GEORGE ROAD                   8.500          3,791.71         75
                                       8.250          3,791.71      657,500.00
    LAKEPORT         CA   95453          5            09/24/96         00
    0430048728                           05           11/01/96          0
    19605                                O            10/01/26
    0


    1526658          286/286             F          219,000.00         ZZ
                                         360        217,180.20          1
    262 ENCHANTED DR                   9.500          1,841.48         73
                                       9.250          1,841.48      300,000.00
    ENCHANTED OAKS   TX   75147          5            07/19/96         00
    8428772                              05           09/01/96          0
    8428772                              O            08/01/26
    0


    1526662          F30/G02             F           50,000.00         ZZ
                                         360         49,973.39          1
    3701 SOUTH 8235 WEST               9.125            406.82         53
                                       8.875            406.82       95,000.00
    MAGNA            UT   84044          5            09/04/96         00
    0430029637                           05           11/01/96          0
    101422                               O            10/01/26
    0


    1526664          F30/G02             F           72,750.00         T
                                         360         72,711.28          1
    2410 APRES SKI WAY UNIT 102        9.125            591.92         75
                                       8.875            591.92       97,000.00
    STEAMBOAT SPRIN  CO   80477          1            09/06/96         00
    0430043554                           20           11/01/96          0
    300029                               O            10/01/26
    0
1




    1526665          F30/G02             F          107,100.00         ZZ
                                         360        107,050.04          2
    3671 SOUTH LEE MAUR STREET         9.750            920.15         90
                                       9.500            920.15      119,000.00
    WEST VALLEY CIT  UT   84119          1            09/03/96         10
    0430034843                           05           11/01/96         25
    101506                               N            10/01/26
    0


    1526669          731/G02             F          160,850.00         ZZ
                                         360        160,664.23          2
    6497-6499 WEST PORTLAND AVENUE     8.750          1,265.41         75
                                       8.500          1,265.41      215,000.00
    LITTLETON        CO   80123          1            08/30/96         00
    0430038752                           05           10/01/96          0
    591010014                            N            09/01/26
    0


    1526682          267/267             F          547,500.00         ZZ
                                         360        546,762.81          1
    9790 WENDOVER DRIVE                8.000          4,017.37         75
                                       7.750          4,017.37      730,000.00
    BEVERLY HILLS    CA   90210          1            08/21/96         00
    4414366                              05           10/01/96          0
    4414366                              O            09/01/26
    0


    1526683          267/267             F          122,500.00         ZZ
                                         360        122,343.22          1
    516 E. MODOC AVENUE                8.250            920.31         70
                                       8.000            920.31      175,000.00
    VISALIA          CA   93292          1            08/23/96         00
    4428145                              05           10/01/96          0
    4428145                              N            09/01/26
    0


    1526707          992/728             F           94,500.00         ZZ
                                         360         94,453.52          1
    39 WELLSLEY LANE                   9.500            794.61         90
                                       9.250            794.61      105,000.00
    CORAM            NY   11727          1            09/03/96         01
    0380507112                           05           11/01/96         25
    322785                               N            10/01/26
    0


    1526716          766/G02             F           26,175.00         ZZ
                                         360         26,162.79          1
1


    19201 COLLINS AVE #127             9.750            224.88         75
                                       9.500            224.88       34,900.00
    MIAMI            FL   33160          1            09/09/96         00
    0430032110                           22           11/01/96          0
    96HA091                              N            10/01/26
    0


    1526760          E22/G02             F           42,750.00         ZZ
                                         360         42,536.30          1
    2017 NORTHLAKE DRIVE               9.375            355.57         90
                                       9.125            355.57       47,500.00
    GARLAND          TX   75040          1            08/19/96         04
    0410107775                           05           10/01/96         25
    410107775                            N            09/01/26
    0


    1526762          E22/G02             F           34,400.00         ZZ
                                         360         34,366.03          1
    373 SW CHERRY HILL ROAD            9.500            289.25         80
                                       9.250            289.25       43,000.00
    PORT ST LUCIE    FL   34953          1            08/23/96         04
    0410237804                           05           10/01/96         12
    410237804                            N            09/01/26
    0


    1526764          E22/G02             F           66,600.00         ZZ
                                         360         66,537.60          4
    1506 SEALY                         9.750            572.20         90
                                       9.500            572.20       74,000.00
    GALVESTON        TX   77550          1            08/21/96         10
    0410108757                           05           10/01/96         25
    410108757                            N            09/01/26
    0


    1526769          E22/G02             F           41,250.00         ZZ
                                         360         41,116.38          1
    811 SKY PINE WAY UNIT # G-2        9.250            339.35         75
                                       9.000            339.35       55,000.00
    WEST PALM BEACH  FL   33415          5            08/16/96         00
    0410197131                           01           10/01/96          0
    410197131                            O            09/01/26
    0


    1526776          E22/G02             F          204,250.00         ZZ
                                         360        204,154.71          2
    245-247 RAMONA STREET              9.750          1,754.82         95
                                       9.500          1,754.82      215,000.00
    SAN MATEO        CA   94401          1            09/05/96         01
    0410226971                           05           11/01/96         30
1


    410226971                            O            10/01/26
    0


    1526778          E22/G02             F          311,500.00         ZZ
                                         360        311,334.23          1
    2105 LYON AVENUE                   9.125          2,534.47         75
                                       8.875          2,534.47      415,650.00
    BELMONT          CA   94002          1            08/29/96         00
    0410258016                           05           11/01/96          0
    410258016                            O            10/01/26
    0


    1526789          E22/G02             F           73,800.00         ZZ
                                         360         73,730.86          4
    11107 BALTIC DRIVE                 9.750            634.06         90
                                       9.500            634.06       82,000.00
    SAN ANTONIO      TX   78217          1            08/27/96         10
    0410214019                           05           10/01/96         25
    410214019                            N            09/01/26
    0


    1526791          E22/G02             F           60,000.00         ZZ
                                         360         59,946.70          3
    5824 SW 27TH STREET               10.000            526.54         80
                                       9.750            526.54       75,000.00
    FORT LAUDERDALE  FL   33023          1            08/27/96         04
    0410192728                           05           10/01/96         12
    410192728                            N            09/01/26
    0


    1526814          405/405             F          185,000.00         ZZ
                                         360        184,913.69          1
    2117 3RD AVENUE WEST               9.750          1,589.44         83
                                       9.500          1,589.44      225,000.00
    SEATTLE          WA   98119          2            09/25/96         12
    3999828                              05           11/01/96         20
    3999828                              N            10/01/26
    0


    1526848          E22/G02             F           28,800.00         ZZ
                                         360         28,287.83          1
    2248 UNION STREET                 10.375            260.76         90
                                      10.125            260.76       32,100.00
    LAKE STATION     IN   46405          1            08/02/96         04
    0410211379                           05           10/01/96         25
    410211379                            N            09/01/26
    0


1


    1526851          638/G02             F           27,000.00         ZZ
                                         360         26,987.41          1
    3209 SE 55TH STREET                9.750            231.97         90
                                       9.500            231.97       30,000.00
    OKLAHOMA CITY    OK   73135          1            09/30/96         01
    0430057687                           05           11/01/96         25
    8597150                              N            10/01/26
    0


    1526853          F03/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    11757 HIGHWAY 134                  9.625            510.00         80
                                       9.375            510.00       75,000.00
    KREMLING         CO   80459          1            10/04/96         01
    0430053652                           05           12/01/96         12
    DEN10133                             N            11/01/26
    0


    1526856          180/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    ROUTE 4 BOX 105A                   9.250            407.22         90
                                       9.000            407.22       55,000.00
    CLAREMORE        OK   74017          1            10/09/96         04
    0430066506                           05           12/01/96         25
    4189676                              N            11/01/26
    0


    1526865          911/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
    6381 SW 87 TERRACE                 8.750          2,242.10         47
                                       8.500          2,242.10      608,000.00
    MIAMI            FL   33143          5            09/27/96         00
    0430046516                           05           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1526899          470/G02             F           98,900.00         ZZ
                                         360         98,851.35          1
    202 ALICANTE AISLE                 9.500            831.61         90
                                       9.250            831.61      109,900.00
    IRVINE           CA   92714          1            09/17/96         04
    0430047852                           01           11/01/96         30
    24151316                             N            10/01/26
    0


    1526909          F30/G02             F           78,800.00         ZZ
                                         360         78,708.99          1
    732 NORTH 800 EAST #21             8.750            619.92         74
                                       8.500            619.92      107,000.00
1


    PROVO            UT   84606          1            08/29/96         00
    0430050351                           01           10/01/96          0
    101491                               N            09/01/26
    0


    1526934          286/286             F           49,500.00         ZZ
                                         360         49,454.70          1
    1265 SANFORD DR                    9.875            429.84         90
                                       9.625            429.84       55,000.00
    RIVERSIDE        OH   45432          1            08/13/96         10
    8593627                              05           10/01/96         25
    8593627                              N            09/01/26
    0


    1526939          776/G02             F           50,000.00         ZZ
                                         360         49,943.72          3
    3344 CORONA AVENUE                 8.875            397.83         36
                                       8.625            397.83      140,000.00
    NORCO            CA   91760          5            08/29/96         00
    0430032300                           05           10/01/96          0
    6136965                              N            09/01/26
    0


    1526944          E19/G02             F          357,500.00         T
                                         360        357,165.06          1
    1752 RIDGE ROAD                    9.750          3,071.48         55
                                       9.500          3,071.48      650,000.00
    PALM SPRINGS     CA   90045          5            08/24/96         00
    0430049379                           05           10/01/96          0
    11547                                O            09/01/26
    0


    1526945          E19/G02             F          317,000.00         ZZ
                                         360        316,831.30          1
    3701 SAN RAFAEL AVENUE             9.125          2,579.22         80
                                       8.875          2,579.22      398,000.00
    LOS ANGELES      CA   90065          5            09/09/96         00
    0430032953                           05           11/01/96          0
    11669                                O            10/01/26
    0


    1526950          E22/G02             F           38,050.00         ZZ
                                         360         38,011.43          1
    1225 EASTBROOK DRIVE               9.375            316.48         90
                                       9.125            316.48       42,300.00
    SOUTH BEND       IN   46616          1            08/29/96         04
    0410213664                           05           10/01/96         25
    410213664                            N            09/01/26
    0
1




    1526953          E22/G02             F           42,750.00         ZZ
                                         360         42,706.66          1
    3811 EASTMONT DRIVE                9.375            355.57         90
                                       9.125            355.57       47,500.00
    SOUTH BEND       IN   46628          1            09/04/96         01
    0410213615                           05           10/01/96         25
    410213615                            N            09/01/26
    0


    1526955          E22/G02             F          126,900.00         ZZ
                                         360        126,781.10          1
    844 S COLFAX AVENUE                9.750          1,090.27         90
                                       9.500          1,090.27      141,000.00
    ELMHURST         IL   60126          1            08/28/96         10
    0410203194                           05           10/01/96         25
    410203194                            N            09/01/26
    0


    1526957          E26/G02             F           42,300.00         ZZ
                                         360         42,185.71          2
    227 NORTH MADISON STREET           9.125            344.17         90
                                       8.875            344.17       47,000.00
    ALLENTOWN        PA   18102          1            08/30/96         10
    0430032292                           07           10/01/96         25
    447002                               N            09/01/26
    0


    1526958          E22/G02             F           40,500.00         ZZ
                                         360         40,462.05          4
    4710-12 NEWPORT                    9.750            347.96         90
                                       9.500            347.96       45,000.00
    ST LOUIS         MO   63116          1            08/30/96         04
    0410214126                           05           10/01/96         25
    410214126                            N            09/01/26
    0


    1526959          286/286             F           53,200.00         ZZ
                                         360         53,062.43          1
    34 WRENN RD                        9.625            452.20         70
                                       9.375            452.20       76,000.00
    TAYLORS          SC   29687          1            07/31/96         00
    8335296                              05           09/01/96          0
    8335296                              O            08/01/26
    0


    1526969          E22/G02             F           30,600.00         ZZ
                                         360         30,568.96          1
1


    1621 CAROLINE STREET               9.375            254.52         90
                                       9.125            254.52       34,000.00
    SOUTH BEND       IN   46613          1            08/29/96         01
    0410213656                           05           10/01/96         25
    410213656                            N            09/01/26
    0


    1526971          E22/G02             F           26,900.00         ZZ
                                         360         26,875.44          2
    2435-37 N 40TH STREET              9.875            233.59         90
                                       9.625            233.59       29,900.00
    MILWAUKEE        WI   53210          1            08/26/96         04
    0410213342                           05           10/01/96         25
    410213342                            N            09/01/26
    0


    1526973          E22/G02             F           35,100.00         ZZ
                                         360         35,062.49          1
    19303 WINSTON AVE                  9.125            285.59         80
                                       8.875            285.59       43,900.00
    DETROIT          MI   48219          1            08/19/96         00
    0410160329                           05           10/01/96          0
    410160329                            O            09/01/26
    0


    1526974          E22/G02             F          108,000.00         ZZ
                                         360        107,904.04          4
    27 97TH AVENUE NW                 10.000            947.78         90
                                       9.750            947.78      120,000.00
    COON RAPIDS      MN   55448          1            08/30/96         01
    0410177778                           05           10/01/96         25
    410177778                            O            09/01/26
    0


    1526975          E22/G02             F           32,200.00         ZZ
                                         360         32,123.78          1
    7551 ASBURY PARK AVE               9.500            270.76         75
                                       9.250            270.76       43,000.00
    DETROIT          MI   48228          1            08/21/96         00
    0410159909                           05           10/01/96          0
    410159909                            N            09/01/26
    0


    1526976          E22/G02             F           42,750.00         ZZ
                                         360         42,708.88          2
    3037 3037 1/2 SAINT PAUL STREE     9.625            363.37         90
                                       9.375            363.37       47,500.00
    INDIANAPOLIS     IN   46237          1            08/14/96         10
    0410211635                           05           10/01/96         25
1


    410211635                            N            09/01/26
    0


    1526986          405/405             F          111,900.00         T
                                         360        110,883.52          1
    BLDG. Q, UNIT 6, WATERS BLUFF      9.250            920.58         70
    AT OZARK MOUNTAIN                  9.000            920.58      159,900.00
    KIMBERLING CITY  MO   65686          1            08/21/96         00
    3937365                              01           10/01/96          0
    3937365                              O            09/01/26
    0


    1526989          E22/G02             F           52,650.00         ZZ
                                         360         52,605.65          1
    2275 WARREN STREET                10.250            471.80         90
                                      10.000            471.80       58,500.00
    LAKE STATION     IN   46405          1            08/30/96         04
    0410175624                           05           10/01/96         25
    410175624                            N            09/01/26
    0


    1526993          B65/G02             F           31,500.00         ZZ
                                         360         31,485.69          1
    675 SOUTH 22ND STREET              9.875            273.53         70
                                       9.625            273.53       45,000.00
    COLUMBUS         OH   43205          5            09/25/96         00
    0430036103                           05           11/01/96          0
    010896388                            N            10/01/26
    0


    1527008          E22/G02             F           37,800.00         ZZ
                                         360         37,761.67          1
    37536 LAKESHORE BOULEVARD          9.375            314.41         90
                                       9.125            314.41       42,000.00
    EASTLAKE         OH   44095          1            08/23/96         04
    0410213862                           05           10/01/96         25
    410213862                            N            09/01/26
    0


    1527010          003/G02             F          212,000.00         ZZ
                                         360        211,868.22          1
    335 BALBOA COURT                   8.375          1,611.36         80
                                       8.125          1,611.36      265,000.00
    ATLANTA          GA   30342          1            09/06/96         00
    0430033506                           05           11/01/96          0
    3731155                              O            10/01/26
    0


1


    1527020          561/G02             F           56,700.00         ZZ
                                         360         56,640.98          1
    12506 E CORNELL AVENUE 201         9.250            466.46         90
                                       9.000            466.46       63,000.00
    AURORA           CO   80014          1            08/30/96         04
    0430037481                           01           10/01/96         25
    8883928                              N            09/01/26
    0


    1527023          635/635             F          148,400.00         ZZ
                                         360        148,325.06          1
    970 IVY LANE #970D                 9.375          1,234.32         80
                                       9.125          1,234.32      185,500.00
    DEERFIELD        IL   60015          1            09/27/96         00
    6617559                              09           11/01/96          0
    6617559                              O            10/01/26
    0


    1527028          939/G02             F          145,800.00         ZZ
                                         360        145,742.06          3
    96 ADELPHI STREET                 10.500          1,333.69         90
                                      10.250          1,333.69      162,000.00
    BROOKLYN         NY   11205          1            09/27/96         10
    0430054668                           05           11/01/96         25
    9603877                              N            10/01/26
    0


    1527079          E22/G02             F          118,500.00         ZZ
                                         360        118,370.05          2
    318 LOCUST STREET                  9.000            953.48         90
                                       8.750            953.48      132,000.00
    ELGIN            IL   60123          2            08/29/96         11
    0410172654                           05           10/01/96         25
    410172654                            O            09/01/26
    0


    1527081          E22/G02             F          114,750.00         ZZ
                                         360        114,696.46          1
    356 SOUTH 300 WEST                 9.750            985.88         75
                                       9.500            985.88      153,000.00
    ST GEORGE        UT   84770          1            09/04/96         00
    0410223598                           05           11/01/96          0
    410223598                            N            10/01/26
    0


    1527089          480/G02             F          250,000.00         ZZ
                                         360        249,026.88          1
    11751 EAST ANDALUSIAN PLACE        8.250          1,878.17         69
                                       8.000          1,878.17      365,000.00
1


    TUCSON           AZ   85748          2            04/19/96         00
    0430041657                           03           06/01/96          0
    1706639                              O            05/01/26
    0


    1527098          E22/G02             F          105,800.00         ZZ
                                         360        105,677.81          1
    11335 SOONER DR                    8.750            832.33         80
                                       8.500            832.33      132,291.00
    CLERMONT         FL   34711          1            08/16/96         00
    0410115943                           03           10/01/96          0
    410115943                            O            09/01/26
    0


    1527102          E22/G02             F           77,750.00         ZZ
                                         360         77,682.75          1
    1312 VERA CRUZ LANE               10.125            689.50         90
                                       9.875            689.50       86,400.00
    FORT LAUDERDALE  FL   33327          1            08/28/96         12
    0410193510                           09           10/01/96         25
    410193510                            N            09/01/26
    0


    1527103          E22/G02             F           83,000.00         ZZ
                                         360         82,918.02          1
    11620 S W 83RD TERRACE             9.500            697.91         64
                                       9.250            697.91      131,000.00
    MIAMI            FL   33173          5            08/28/96         00
    0410197818                           05           10/01/96          0
    410197818                            O            09/01/26
    0


    1527105          688/G02             F          106,200.00         ZZ
                                         360        106,080.50          1
    10015 EAST MOUNTAIN VIEW           8.875            844.97         90
                                       8.625            844.97      118,000.00
    SCOTTSDALE       AZ   85258          1            08/20/96         10
    0430033639                           01           10/01/96         25
    40109                                N            09/01/26
    0


    1527111          E22/G02             F           52,400.00         ZZ
                                         360         52,295.08          2
    1911 CONESTOGA TRAIL               9.250            431.08         80
                                       9.000            431.08       65,500.00
    AUSTIN           TX   78744          1            08/23/96         04
    0410214282                           05           10/01/96         12
    410214282                            N            09/01/26
    0
1




    1527113          462/G02             F          153,600.00         ZZ
                                         360        153,520.37          1
    6061 CHIPPEWA DRIVE                9.250          1,263.63         80
                                       9.000          1,263.63      192,000.00
    WESTMINSTER      CA   92683          2            09/23/96         00
    0430053066                           05           11/01/96          0
    4523205                              O            10/01/26
    0


    1527115          688/728             F           55,275.00         ZZ
                                         360         55,220.41          1
    10812 PAIUTE WAY                   9.500            464.78         75
                                       9.250            464.78       73,700.00
    RANCHO CORDOVA   CA   95670          1            08/28/96         00
    0380507286                           05           10/01/96          0
    37072                                N            09/01/26
    0


    1527118          688/728             F           52,125.00         ZZ
                                         360         52,073.51          1
    10810 PAIUTE WAY                   9.500            438.30         75
                                       9.250            438.30       69,500.00
    RANCHO CORDOVA   CA   95670          1            08/28/96         00
    0380507203                           05           10/01/96          0
    0037073                              N            09/01/26
    0


    1527129          B75/G02             F           50,050.00         ZZ
                                         360         50,050.00          1
    6818 VIVIAN AVENUE                 8.750            393.74         65
                                       8.500            393.74       77,000.00
    DALLAS           TX   75223          2            10/02/96         00
    0430062406                           05           12/01/96          0
    2493674                              N            11/01/26
    0


    1527151          227/G02             F          170,900.00         ZZ
                                         360        170,692.19          1
    322 WEST CAMPO BELLO DRIVE         8.500          1,314.08         80
                                       8.250          1,314.08      213,633.00
    PHOENIX          AZ   85023          1            08/16/96         00
    0430033399                           03           10/01/96          0
    1676922                              O            09/01/26
    0


    1527165          A80/G02             F          166,400.00         T
                                         360        166,306.71          1
1


    1349 CAMELLIA CIRCLE               8.875          1,323.96         80
                                       8.625          1,323.96      208,000.00
    FT LAUDERDALE    FL   33326          1            09/30/96         96
    0430066597                           03           11/01/96          0
    9650494                              O            10/01/26
    0


    1527185          E29/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    1371 BLUE SAGE CIRCLE              9.250          1,234.01         56
                                       9.000          1,234.01      270,000.00
    STEAMBOAT SPRIN  CO   80487          1            10/15/96         00
    0430060749                           05           12/01/96          0
    59607028                             O            11/01/26
    0


    1527189          180/G02             F           52,200.00         ZZ
                                         360         52,171.49          1
    11922 MILLIGAN AVENUE              9.000            420.01         90
                                       8.750            420.01       58,000.00
    CLEVELAND        OH   44135          1            09/24/96         04
    0430051318                           03           11/01/96         25
    4499463                              N            10/01/26
    0


    1527190          811/G02             F           42,000.00         ZZ
                                         360         41,978.80          1
    901 COLONY POINT CIRCLE            9.375            349.33         75
    #315                               9.125            349.33       56,000.00
    PEMBROKE PINES   FL   33026          1            09/26/96         00
    0430057729                           08           11/01/96          0
    FM00103800                           O            10/01/26
    0


    1527191          498/G02             F           92,700.00         ZZ
                                         360         92,603.50          1
    2352 ARROW CIRCLE                  9.250            762.63         90
                                       9.000            762.63      103,000.00
    ATLANTA          GA   30341          1            08/29/96         01
    0430047324                           05           10/01/96         25
    1458247                              N            09/01/26
    0


    1527193          498/728             F           27,800.00         ZZ
                                         360         27,773.95          1
    68 N BRUCEWOOD DRIVE               9.750            238.85         90
                                       9.500            238.85       30,930.00
    EIGHT MILE       AL   36613          1            08/23/96         01
    0380507401                           05           10/01/96         25
1


    1458205                              N            09/01/26
    0


    1527194          635/635             F           34,200.00         ZZ
                                         360         34,163.44          1
    1625 SOUTH 28TH STREET             9.125            278.27         90
                                       8.875            278.27       38,000.00
    LOUISVILLE       KY   40211          1            08/30/96         01
    6591416                              05           10/01/96         25
    6591416                              N            09/01/26
    0


    1527202          526/G02             F           36,000.00         ZZ
                                         360         35,967.15          1
    4975 SABLE PINE CIRCLE 906 A-1     9.875            312.61         90
                                       9.625            312.61       40,000.00
    WEST PALM BEACH  FL   33417          1            08/30/96         12
    0430032367                           03           10/01/96         25
    142153                               N            09/01/26
    0


    1527207          638/G02             F          312,700.00         ZZ
                                         360        312,338.87          1
    13108 MOZART WAY                   8.750          2,460.01         80
                                       8.500          2,460.01      390,900.00
    CERRITOS         CA   90703          1            08/16/96         00
    0430033886                           03           10/01/96          0
    08588969                             O            09/01/26
    0


    1527208          624/G02             F          117,000.00         ZZ
                                         360        116,934.41          1
    884 HILLS WOOD COURT               8.875            930.90         78
                                       8.625            930.90      150,000.00
    OAKDALE          CA   95361          2            09/23/96         00
    0430046342                           05           11/01/96          0
    41300160073                          O            10/01/26
    0


    1527209          559/G02             F          130,000.00         ZZ
                                         360        129,921.24          2
    1870 ROSE AVENUE                   8.500            999.59         78
                                       8.250            999.59      168,000.00
    SANTA ROSA       CA   95407          2            09/25/96         00
    0430052332                           03           11/01/96          0
    5386438                              O            10/01/26
    0


1


    1527210          638/G02             F           86,000.00         ZZ
                                         360         85,908.13          1
    13615 SE 120TH WAY                 9.125            699.72         69
                                       8.875            699.72      126,000.00
    CLACKAMAS        OR   97015          1            08/28/96         00
    0430038927                           03           10/01/96          0
    8590014                              N            09/01/26
    0


    1527212          764/G02             F          326,000.00         ZZ
                                         360        325,802.51          1
    1638 SUMMITRIDGE DRIVE             8.500          2,506.66         80
                                       8.250          2,506.66      407,500.00
    DIAMOND BAR      CA   91765          1            09/23/96         00
    0430047100                           05           11/01/96          0
    890437                               O            10/01/26
    0


    1527221          624/G02             F          112,000.00         T
                                         360        111,932.15          1
    125 TRELAWNEY                      8.500            861.18         70
                                       8.250            861.18      160,000.00
    LAKE MCQUEENEY   TX   78123          2            09/25/96         00
    0430050047                           05           11/01/96          0
    82000460153                          O            10/01/26
    0


    1527230          G17/G02             F           32,000.00         ZZ
                                         360         31,983.41          1
    830 PALM TERRACE                   9.250            263.26         26
                                       9.000            263.26      125,000.00
    ESCONDIDO        CA   92025          5            09/03/96         00
    0430034645                           05           11/01/96          0
    265705                               O            10/01/26
    0


    1527232          420/G02             F           92,000.00         ZZ
                                         360         91,893.74          1
    4286 VALLEY AVENUE                 8.750            723.77         84
                                       8.500            723.77      110,000.00
    MARTINEZ         CA   94553          2            08/22/96         04
    0430035493                           05           10/01/96         12
    337303                               N            09/01/26
    0


    1527237          965/G02             F          212,800.00         ZZ
                                         360        212,674.36          1
    6501 EAST SANTA AURELIA DRIVE      8.625          1,655.14         80
                                       8.375          1,655.14      266,000.00
1


    TUCSON           AZ   85715          1            09/09/96         00
    0430034124                           03           11/01/96          0
    164360                               O            10/01/26
    0


    1527239          757/757             F           82,800.00         ZZ
                                         360         82,761.37          1
    2834 NORTH THOMPSON ROAD           9.750            711.38         90
                                       9.500            711.38       92,000.00
    ATLANTA          GA   30319          1            09/16/96         10
    2862597                              05           11/01/96         25
    2862597                              N            10/01/26
    0


    1527244          405/405             F           24,000.00         ZZ
                                         360         23,975.00          2
    1308-1310 HARRILL STREET           9.250            197.45         80
                                       9.000            197.45       30,000.00
    CHARLOTTE        NC   28205          1            09/03/96         14
    4004297                              05           10/01/96         12
    4004297                              N            09/01/26
    0


    1527246          B77/G02             F           75,600.00         ZZ
                                         360         75,527.27          4
    58 PALMER STREET                   9.625            642.59         70
                                       9.375            642.59      108,000.00
    SALEM            MA   01970          5            08/15/96         00
    0430031799                           05           10/01/96          0
    95301965                             N            09/01/26
    0


    1527250          976/976             F          120,000.00         ZZ
                                         360        119,875.08          1
    5220 EL CAMINO AVENUE              9.250            987.22         80
                                       9.000            987.22      150,000.00
    CARMICHAEL       CA   95608          1            08/20/96         95
    238144                               05           10/01/96          0
    238144                               N            09/01/26
    0


    1527251          976/976             F           81,000.00         ZZ
                                         360         80,913.45          1
    743 TENDERFOOT CIRCLE              9.125            659.05         78
                                       8.875            659.05      105,000.00
    HENDERSON        NV   89014          2            08/15/96         95
    290944                               03           10/01/96          0
    290944                               N            09/01/26
    0
1




    1527252          976/976             F          102,000.00         ZZ
                                         360        101,885.20          1
    1353 LAKE VUE DRIVE                8.875            811.56         70
                                       8.625            811.56      146,000.00
    ROME             OH   44085          2            08/22/96         00
    282201                               05           10/01/96          0
    282201                               N            09/01/26
    0


    1527253          976/976             F           65,600.00         ZZ
                                         360         65,531.71          1
    1168 CONNIE                        9.250            539.68         80
                                       9.000            539.68       82,000.00
    MADISON HEIGHTS  MI   48071          1            08/21/96         95
    266888                               05           10/01/96          0
    266888                               N            09/01/26
    0


    1527254          976/976             F           84,000.00         ZZ
                                         360         83,919.18          1
    704 MAINE                          9.625            714.00         80
                                       9.375            714.00      105,000.00
    LAWRENCE         KS   66044          1            08/27/96         95
    269117                               05           10/01/96          0
    269117                               N            09/01/26
    0


    1527255          976/976             F           75,000.00         ZZ
                                         360         74,919.86          1
    614 21ST ST N.E.                   9.125            610.23         79
                                       8.875            610.23       96,000.00
    WASHINGTON       DC   20002          2            08/23/96         95
    220396                               07           10/01/96          0
    220396                               N            09/01/26
    0


    1527257          976/976             F           56,400.00         ZZ
                                         360         56,341.29          2
    616A-616B COUSINS LANE             9.250            463.99         80
                                       9.000            463.99       70,500.00
    ARLINGTON        TX   76012          1            08/22/96         95
    263515                               05           10/01/96          0
    263515                               N            09/01/26
    0


    1527258          976/976             F           72,000.00         ZZ
                                         360         71,925.05          3
1


    115-117 E PALM STREET/             9.250            592.33         80
    201 N. OAK ST.                     9.000            592.33       90,000.00
    LANTANA          FL   33462          1            08/20/96         95
    292300                               05           10/01/96          0
    292300                               N            09/01/26
    0


    1527261          498/728             F           27,900.00         ZZ
                                         360         27,872.45          1
    456 RIDGECREST DRIVE               9.500            234.60         90
                                       9.250            234.60       31,000.00
    RIVERDALE        GA   30274          1            08/16/96         01
    0380507369                           05           10/01/96         25
    1457191                              N            09/01/26
    0


    1527262          976/976             F          144,000.00         ZZ
                                         360        143,850.10          1
    56-278 LELEULI STREET              9.250          1,184.66         80
                                       9.000          1,184.66      180,000.00
    KAHUKU           HI   96731          1            08/05/96         95
    234590                               05           10/01/96          0
    234590                               N            09/01/26
    0


    1527265          498/G02             F           89,100.00         ZZ
                                         360         89,016.52          1
    696 BRALORNE DRIVE                 9.750            765.51         90
                                       9.500            765.51       99,000.00
    STONE MOUNTAIN   GA   30087          1            08/27/96         01
    0430041616                           05           10/01/96         25
    1458380                              N            09/01/26
    0


    1527266          498/728             F           30,025.00         ZZ
                                         360         29,996.85          1
    2455 WILSON DRIVE S W              9.750            257.97         71
                                       9.500            257.97       42,845.00
    ATLANTA          GA   30311          5            08/30/96         00
    0380507393                           05           10/01/96          0
    1459948                              N            09/01/26
    0


    1527268          498/728             F           50,000.00         ZZ
                                         360         49,946.58          1
    401 CAMBRIAN RIDGE DRIVE           9.125            406.82         59
                                       8.875            406.82       84,900.00
    PELHAM           AL   35214          1            08/29/96         00
    0380507419                           05           10/01/96          0
1


    1458317                              O            09/01/26
    0


    1527273          F30/G02             F          240,000.00         ZZ
                                         360        239,872.28          1
    424 PARK CIRCLE                    9.125          1,952.72         80
                                       8.875          1,952.72      300,000.00
    APSEN            CO   81611          1            09/10/96         00
    0430034884                           01           11/01/96          0
    300044                               O            10/01/26
    0


    1527277          E22/G02             F           35,100.00         ZZ
                                         360         35,071.21          2
    240 POWER STREET                  10.375            317.80         90
                                      10.125            317.80       39,000.00
    AKRON            OH   44304          1            08/27/96         10
    0410211445                           05           10/01/96         25
    410211445                            N            09/01/26
    0


    1527279          E22/G02             F           49,600.00         ZZ
                                         360         49,578.64          1
    5013 NORTH WOLCOTT UNIT # 2W      10.125            439.86         80
                                       9.875            439.86       62,000.00
    CHICAGO          IL   60640          1            09/03/96         04
    0410173108                           01           11/01/96         12
    410173108                            N            10/01/26
    0


    1527282          E22/G02             F           71,250.00         ZZ
                                         360         71,186.70          1
    125 N GAINSBOROUGH                10.000            625.27         75
                                       9.750            625.27       95,000.00
    ROYAL OAK        MI   48067          1            09/03/96         00
    0410212054                           05           10/01/96          0
    410212054                            N            09/01/26
    0


    1527283          E22/G02             F          103,200.00         ZZ
                                         360        103,143.63          1
    151 3RD AVENUE S E                 9.000            830.37         80
                                       8.750            830.37      129,000.00
    NEW BRIGHTON     MN   55112          5            08/27/96         00
    0410203418                           05           11/01/96          0
    410203418                            O            10/01/26
    0


1


    1527285          E22/G02             F           25,200.00         ZZ
                                         360         25,174.46          1
    320 DIVISION STREET                9.375            209.60         90
                                       9.125            209.60       28,000.00
    ELKHART          IN   46516          1            08/15/96         01
    0410211437                           05           10/01/96         25
    410211437                            N            09/01/26
    0


    1527286          526/G02             F           47,200.00         ZZ
                                         360         47,071.40          1
    1800 SHORE ACRES BLVD. N.E.        9.625            401.20         90
                                       9.375            401.20       52,500.00
    ST. PETERSBURG   FL   33703          1            08/23/96         12
    0430032813                           05           10/01/96         25
    0137918                              N            09/01/26
    0


    1527287          E22/G02             F           31,200.00         ZZ
                                         360         31,183.83          1
    7A DUNDEE QUARTER UNIT # 207       9.250            256.67         80
                                       9.000            256.67       39,000.00
    PALATINE         IL   60074          1            09/09/96         00
    0410258172                           01           11/01/96          0
    410258172                            O            10/01/26
    0


    1527294          E22/G02             F           45,900.00         ZZ
                                         360         45,858.12          2
    3549 EAST 147TH STREET             9.875            398.58         90
                                       9.625            398.58       51,000.00
    CLEVELAND        OH   44120          1            08/16/96         04
    0410214563                           05           10/01/96         25
    410214563                            N            09/01/26
    0


    1527314          638/G02             F           55,250.00         ZZ
                                         360         55,250.00          1
    1250 27TH STREET                   9.750            474.68         65
                                       9.500            474.68       85,000.00
    OGDEN            UT   84401          1            10/03/96         00
    0430054387                           05           12/01/96          0
    08592271                             N            11/01/26
    0


    1527323          E22/G02             F          117,000.00         ZZ
                                         360        116,881.36          1
    216 S ANDREW LANE                  9.375            973.15         90
                                       9.125            973.15      130,000.00
1


    SCHAUMBURG       IL   60193          1            08/26/96         01
    0410171870                           05           10/01/96         25
    410171870                            N            09/01/26
    0


    1527324          561/728             F           76,500.00         ZZ
                                         360         76,366.98          1
    18 OVERVIEW ROAD                   8.750            601.83         90
                                       8.500            601.83       85,000.00
    HUMMELSTOWN      PA   17036          1            07/30/96         10
    0380507088                           05           09/01/96         25
    8839409                              N            08/01/26
    0


    1527325          E22/G02             F           85,000.00         ZZ
                                         360         84,916.05          1
    30851 PIKE VIEW DRIVE              9.500            714.73         31
                                       9.250            714.73      275,000.00
    CONIFER          CO   80433          5            08/21/96         00
    0410108484                           05           10/01/96          0
    410108484                            N            09/01/26
    0


    1527329          E22/G02             F          131,200.00         ZZ
                                         360        131,056.14          1
    11541 S W 10TH STREET              9.000          1,055.66         80
                                       8.750          1,055.66      164,005.00
    PEMBROKE PINES   FL   33025          1            09/03/96         00
    0410195895                           03           10/01/96          0
    410195895                            O            09/01/26
    0


    1527332          E22/G02             F          118,250.00         ZZ
                                         360        118,126.93          1
    2310 10TH AVENUE EAST              9.250            972.81         55
                                       9.000            972.81      215,000.00
    SEATTLE          WA   98102          5            08/19/96         00
    0410223879                           05           10/01/96          0
    410223879                            N            09/01/26
    0


    1527337          E22/G02             F          105,600.00         ZZ
                                         360        105,490.08          2
    12310 DEER FALLS DRIVE             9.250            868.75         80
                                       9.000            868.75      132,000.00
    AUSTIN           TX   78729          1            08/23/96         01
    0410108302                           03           10/01/96         12
    410108302                            N            09/01/26
    0
1




    1527341          E22/G02             F           41,400.00         ZZ
                                         360         41,379.10          1
    825 SOUTH ANDERSON                 9.375            344.34         90
                                       9.125            344.34       46,000.00
    TACOMA           WA   98405          1            09/04/96         04
    0410258008                           05           11/01/96         25
    410258008                            N            10/01/26
    0


    1527357          560/560             F          341,800.00         ZZ
                                         360        340,851.13          1
    11 TALL PINES DR                   8.625          2,658.49         95
                                       8.375          2,658.49      359,800.00
    BARRINGTON       RI   02806          1            08/23/96         04
    450510946                            05           10/01/96         30
    450510946                            O            09/01/26
    0


    1527359          F60/G02             F          133,000.00         ZZ
                                         360        132,927.35          1
    1370 COUNTY ROAD 759               9.000          1,070.15         70
                                       8.750          1,070.15      190,000.00
    CLANTON          AL   35046          5            09/25/96         00
    0430045328                           05           11/01/96          0
    160766                               O            10/01/26
    0


    1527366          F41/G02             F           93,800.00         ZZ
                                         360         93,746.04          1
    87 GAINSBOROUGH STREET #206        8.750            737.92         70
                                       8.500            737.92      134,000.00
    BOSTON           MA   02115          1            09/24/96         00
    0430049668                           01           11/01/96          0
    25957                                N            10/01/26
    0


    1527369          001/G02             F          113,250.00         ZZ
                                         360        113,250.00          2
    88 BRADFORD STREET                 9.125            921.44         75
                                       8.875            921.44      151,000.00
    PROVINCETOWN     MA   02657          1            10/07/96         00
    0430054312                           05           12/01/96          0
    1509050                              N            11/01/26
    0


    1527372          180/G02             F           67,900.00         ZZ
                                         360         67,866.60          1
1


    1948 - 1950 NORTH DAYTON           9.500            570.94         80
                                       9.250            570.94       84,900.00
    AURORA           CO   80010          1            09/30/96         95
    0430050203                           05           11/01/96          0
    4540357                              N            10/01/26
    0


    1527376          828/G02             F           52,000.00         ZZ
                                         360         51,970.84          1
    206 OAK HILL DRIVE                 8.875            413.74         60
                                       8.625            413.74       87,000.00
    KEENE            TX   76059          4            09/20/96         00
    0430045435                           05           11/01/96          0
    65150009                             O            10/01/26
    0


    1527384          526/G02             F           35,437.00         ZZ
                                         360         35,400.10          1
    1301 S CATHAY ST. #105             9.250            291.54         75
                                       9.000            291.54       47,250.00
    AURORA           CO   80017          1            08/22/96         00
    0430040063                           01           10/01/96          0
    0144723                              N            09/01/26
    0


    1527388          526/G02             F           77,850.00         ZZ
                                         360         77,773.10          1
    603 SOCIETY PLACE                  9.500            654.61         90
                                       9.250            654.61       86,500.00
    NEWTOWN          PA   18940          1            08/30/96         04
    0430034868                           01           10/01/96         25
    141100                               N            09/01/26
    0


    1527407          405/405             F           28,700.00         T
                                         360         28,671.65          1
    14175 SW 87 STREET #C-113          9.500            241.33         70
                                       9.250            241.33       41,000.00
    MIAMI            FL   33183          1            09/03/96         00
    3989423                              01           10/01/96          0
    3989423                              O            09/01/26
    0


    1527408          910/G02             F          122,320.00         ZZ
                                         360        122,258.23          2
    1765-1767 WEST 400 NORTH           9.375          1,017.40         80
                                       9.125          1,017.40      152,900.00
    SALT LAKE CITY   UT   84116          1            09/23/96         04
    0430041301                           05           11/01/96         12
1


    903216                               N            10/01/26
    0


    1527411          B81/G02             F           97,650.00         ZZ
                                         360         97,601.96          1
    644 EAST CENTER STREET             9.500            821.10         90
                                       9.250            821.10      108,500.00
    MIDVALE          UT   84047          1            09/26/96         01
    0430048793                           05           11/01/96         25
    961792                               N            10/01/26
    0


    1527418          965/G02             F          117,950.00         ZZ
                                         360        117,888.85          1
    4439 EAST MEADOW DRIVE             9.250            970.35         70
                                       9.000            970.35      168,500.00
    PHOENIX          AZ   85032          1            09/19/96         00
    0430046300                           05           11/01/96          0
    1527418                              O            10/01/26
    0


    1527420          E87/G02             F           75,000.00         ZZ
                                         360         74,961.11          1
    1512 SOUTH "J" STREET              9.250            617.01         60
                                       9.000            617.01      127,000.00
    OXNARD           CA   93033          5            09/23/96         00
    0430051086                           05           11/01/96          0
    70000162                             O            10/01/26
    0


    1527435          180/G02             F           30,600.00         ZZ
                                         360         30,584.95          1
    6000 N BROOKLINE UNIT # 76         9.500            257.30         90
                                       9.250            257.30       34,000.00
    OKLAHOMA CITY    OK   73112          1            09/27/96         04
    0430054007                           05           11/01/96         25
    4189734                              N            10/01/26
    0


    1527457          111/111             F          260,000.00         ZZ
                                         360        259,834.21          1
    1 WEST EDITH AVENUE UNIT #B207     8.250          1,953.29         57
                                       8.000          1,953.29      458,875.00
    LOS ALTOS        CA   94022          1            09/05/96         00
    692970                               01           11/01/96          0
    692970                               O            10/01/26
    0


1


    1527471          E22/G02             F           60,100.00         ZZ
                                         360         60,037.44          1
    465 TAMARACK UNIT # B206           9.250            494.43         65
                                       9.000            494.43       92,500.00
    STEAMBOAT SPRIN  CO   80477          2            08/20/96         00
    0410109060                           01           10/01/96          0
    410109060                            O            09/01/26
    0


    1527479          E22/G02             F           63,960.00         ZZ
                                         360         63,893.43          1
    5720 SOUTH 2ND AVENUE              9.250            526.18         80
                                       9.000            526.18       79,950.00
    EVERETT          WA   98203          1            08/15/96         00
    0410113187                           05           10/01/96          0
    410113187                            O            09/01/26
    0


    1527480          E22/G02             F          140,000.00         ZZ
                                         360        139,861.72          4
    709 64TH STREET                    9.500          1,177.20         70
                                       9.250          1,177.20      200,000.00
    SPRINGFIELD      OR   97478          5            08/23/96         00
    0410223408                           05           10/01/96          0
    410223408                            N            09/01/26
    0


    1527481          377/377             F           38,500.00         ZZ
                                         360         38,482.50          2
    363 E LOUDEN STREET                9.875            334.32         67
                                       9.625            334.32       58,000.00
    PHILADELPHIA     PA   19120          5            09/12/96         00
    171813                               05           11/01/96          0
    171813                               N            10/01/26
    0


    1527483          E22/G02             F           96,000.00         T
                                         360         95,664.03          1
    3649 VINEYARD WAY                  9.500            807.22         75
                                       9.250            807.22      128,000.00
    LAWRENCEVILLE    GA   30244          1            08/16/96         00
    0410198360                           05           10/01/96          0
    410198360                            O            09/01/26
    0


    1527490          E22/G02             F          169,200.00         ZZ
                                         360        169,032.88          2
    1927 1929 SOUTH OXFORD AVENUE      9.500          1,422.73         80
                                       9.250          1,422.73      211,500.00
1


    LOS ANGELES      CA   90018          1            08/08/96         00
    0410183834                           05           10/01/96          0
    410183834                            O            09/01/26
    0


    1527491          526/G02             F           32,000.00         ZZ
                                         360         31,970.78          1
    3114 MT. PLEASANT STREET           9.875            277.88         80
                                       9.625            277.88       40,000.00
    ST. LOUIS        MO   63111          1            08/20/96         12
    0430042861                           05           10/01/96         12
    0142236                              N            09/01/26
    0


    1527494          E22/G02             F          100,000.00         ZZ
                                         360         99,903.80          1
    3255 TOPAZ LANE                    9.625            849.99         71
                                       9.375            849.99      142,500.00
    CAMERON PARK     CA   95682          1            08/21/96         00
    0410212443                           09           10/01/96          0
    410212443                            O            09/01/26
    0


    1527509          480/G02             F           83,700.00         ZZ
                                         360         83,621.59          1
    1914 MARY ANN DRIVE                9.750            719.11         90
                                       9.500            719.11       93,000.00
    CHARLOTTE        NC   28214          1            08/29/96         10
    0430035717                           05           10/01/96         25
    2010833                              N            09/01/26
    0


    1527517          286/286             F           20,700.00         ZZ
                                         360         20,689.82          1
    434 BLACK ST                       9.500            174.06         90
                                       9.250            174.06       23,000.00
    AKRON            OH   44306          1            09/04/96         10
    8571540                              05           11/01/96         25
    8571540                              N            10/01/26
    0


    1527520          B75/G02             F           48,000.00         ZZ
                                         360         47,945.98          1
    368 LAKE FRANKLIN DRIVE            8.875            381.91         32
                                       8.625            381.91      150,000.00
    MOUNT DORA       FL   32757          5            08/30/96         00
    0430036764                           05           10/01/96          0
    2679991                              O            09/01/26
    0
1




    1527521          253/G02             F          154,000.00         ZZ
                                         360        153,843.85          1
    2519 GREAT OAKS PARKWAY            9.375          1,280.90         80
                                       9.125          1,280.90      192,500.00
    AUSTIN           TX   78756          1            08/22/96         00
    0430035469                           05           10/01/96          0
    321216                               O            09/01/26
    0


    1527523          253/G02             F          152,000.00         ZZ
                                         360        151,923.24          2
    42 CHARNWOOD ROAD                  9.375          1,264.26         80
                                       9.125          1,264.26      190,000.00
    SOMERVILLE       MA   02143          1            09/11/96         00
    0430035972                           05           11/01/96          0
    320780                               O            10/01/26
    0


    1527539          526/G02             F           23,850.00         ZZ
                                         360         23,781.86          1
    1450 N. JIM MILLER ROAD            9.750            204.91         90
                                       9.500            204.91       26,500.00
    DALLAS           TX   75217          1            04/30/96         04
    0430034413                           05           06/01/96         25
    121877                               N            05/01/26
    0


    1527540          369/G02             F           93,850.00         ZZ
                                         360         93,754.83          1
    11006 DEKALB PLACE                 9.375            780.60         90
                                       9.125            780.60      104,300.00
    CHARLOTTE        NC   28262          1            08/28/96         01
    0430035592                           05           10/01/96         25
    60079605                             N            09/01/26
    0


    1527543          533/G02             F          140,000.00         ZZ
                                         360        139,927.42          1
    1032 NICHOLAS STREET               9.250          1,151.75         72
                                       9.000          1,151.75      195,000.00
    UPLAND           CA   91784          2            09/09/96         00
    0430039966                           05           11/01/96          0
    2222388                              O            10/01/26
    0


    1527545          757/757             F          100,000.00         ZZ
                                         360         93,651.33          4
1


    17 HILL STREET                     9.500            840.86         80
                                       9.250            840.86      125,000.00
    NEWNAN           GA   30263          1            09/13/96         10
    2858470                              05           11/01/96         12
    2858470                              N            10/01/26
    0


    1527550          B75/G02             F           46,800.00         ZZ
                                         360         46,778.17          1
    2510 SEVENTH STREET                9.750            402.08         90
                                       9.500            402.08       52,000.00
    TILLAMOOK        OR   97141          1            09/30/96         01
    0430057745                           05           11/01/96         25
    2647154                              N            10/01/26
    0


    1527551          766/G02             F          103,200.00         ZZ
                                         360        103,145.08          1
    121 NE 92 STREET                   9.125            839.67         80
                                       8.875            839.67      129,000.00
    MIAMI SHORES     FL   33138          1            09/03/96         00
    0430036897                           05           11/01/96          0
    96SG0811                             O            10/01/26
    0


    1527552          766/G02             F           40,000.00         T
                                         360         39,981.34          1
    2899 COLLINS AVENUE #1146          9.750            343.66         43
                                       9.500            343.66       95,000.00
    MIAMI BEACH      FL   33140          5            09/05/96         00
    0430036863                           06           11/01/96          0
    96SG0730                             O            10/01/26
    0


    1527582          E22/G02             F           40,500.00         ZZ
                                         360         40,462.05          1
    2301 MCKEE AVENUE SW               9.750            347.96         90
                                       9.500            347.96       45,000.00
    GRAND RAPIDS     MI   49509          1            08/16/96         04
    0410160154                           05           10/01/96         25
    410160154                            N            09/01/26
    0


    1527583          E22/G02             F          170,550.00         ZZ
                                         360        170,398.47          1
    1232 FOX HILLS                    10.000          1,496.70         90
                                       9.750          1,496.70      189,500.00
    HOWELL           MI   48843          1            08/30/96         04
    0410161160                           05           10/01/96         25
1


    410161160                            N            09/01/26
    0


    1527584          E22/G02             F           42,000.00         ZZ
                                         360         41,953.95          1
    1000 41ST AVENUE NE UNIT #101      9.000            337.94         52
                                       8.750            337.94       82,000.00
    COLUMBIA HEIGHT  MN   55421          5            08/22/96         00
    0410171177                           01           10/01/96          0
    410171177                            O            09/01/26
    0


    1527595          934/G02             F           64,200.00         ZZ
                                         360         62,527.04          1
    15299 SW 45 TERRACE #E63           7.875            465.50         92
                                       7.625            465.50       70,000.00
    MIAMI            FL   33185          1            06/29/95         01
    0430055335                           01           08/01/95         30
    51004336                             O            07/01/25
    0


    1527609          F03/G02             F          378,000.00         T
                                         360        378,000.00          1
    0508 EAST LIONSHEAD CIRCLE         9.625          3,212.96         70
                                       9.375          3,212.96      540,000.00
    VAIL             CO   81657          1            10/08/96         00
    0430057299                           08           12/01/96          0
    10147                                O            11/01/26
    0


    1527614          526/G02             F           15,750.00         ZZ
                                         360         15,736.72          1
    2513 WASHINGTON AVENUE            10.250            141.14         90
                                      10.000            141.14       17,500.00
    KANSAS CITY      KS   66104          1            08/23/96         12
    0430036350                           05           10/01/96         25
    00140694                             N            09/01/26
    0


    1527615          664/G02             F           16,900.00         ZZ
                                         360         16,157.30          1
    1165 E CLAY STREET                 9.750            145.20         52
                                       9.500            145.20       33,000.00
    DECATUR          IL   62526          2            09/06/96         00
    0430032706                           05           11/01/96          0
    2227718                              N            10/01/26
    0


1


    1527617          E67/G02             F          188,000.00         ZZ
                                         360        187,891.83          1
    61555 WARD ROAD                    8.750          1,479.00         80
                                       8.500          1,479.00      235,000.00
    BEND             OR   97702          1            09/26/96         00
    0430046409                           05           11/01/96          0
    5528                                 O            10/01/26
    0


    1527618          405/405             F           75,000.00         ZZ
                                         360         74,919.86          1
    2202 WEST LORI LANE                9.125            610.23         50
                                       8.875            610.23      153,000.00
    SANTA ANA        CA   92706          5            08/28/96         00
    3993953                              05           10/01/96          0
    3993953                              N            09/01/26
    0


    1527621          526/G02             F          112,500.00         ZZ
                                         360        112,382.91          1
    18645 S.W. PIKE STREET             9.250            925.51         90
                                       9.000            925.51      125,000.00
    ALOHA            OR   97007          1            08/27/96         10
    0430045732                           05           10/01/96         25
    00143564                             N            09/01/26
    0


    1527622          A37/G02             F           91,900.00         ZZ
                                         360         91,851.09          1
    1624-1626 ST AGNES DRIVE           9.125            747.73         80
                                       8.875            747.73      114,900.00
    GREEN BAY        WI   54304          1            09/13/96         04
    0430035311                           05           11/01/96         12
    NONE                                 N            10/01/26
    0


    1527625          828/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    524 LOTTIE LANE                    9.875            429.84         90
                                       9.625            429.84       55,000.00
    FORT WORTH       TX   76179          1            10/10/96         12
    0430061655                           05           12/01/96         25
    65510001                             N            11/01/26
    0


    1527635          E22/G02             F          356,000.00         ZZ
                                         360        355,805.54          2
    977-979 14TH STREET                9.000          2,864.46         75
                                       8.750          2,864.46      475,000.00
1


    SAN FRANCISCO    CA   94114          5            09/03/96         00
    0410227003                           05           11/01/96          0
    410227003                            O            10/01/26
    0


    1527637          E22/G02             F          288,000.00         ZZ
                                         360        287,838.54          1
    6770 STARR ROAD                    8.875          2,291.46         80
                                       8.625          2,291.46      360,000.00
    WINDSOR          CA   95492          5            09/06/96         00
    0410157937                           05           11/01/96          0
    410157937                            O            10/01/26
    0


    1527644          E22/G02             F          320,000.00         ZZ
                                         360        319,842.60          1
    8335 ANTHONY CIRCLE                9.500          2,690.73         80
                                       9.250          2,690.73      400,000.00
    LOS ANGELES      CA   90046          5            09/11/96         00
    0410186639                           05           11/01/96          0
    410186639                            O            10/01/26
    0


    1527824          E22/G02             F           40,000.00         ZZ
                                         360         39,957.27          1
    455 EAST OCEAN BLVD # 404          9.125            325.45         80
                                       8.875            325.45       50,000.00
    LONG BEACH       CA   90802          1            08/23/96         00
    0410155527                           06           10/01/96          0
    410155527                            O            09/01/26
    0


    1527826          E22/G02             F          119,700.00         ZZ
                                         360        119,641.13          1
    22420 13TH PLACE WEST              9.500          1,006.50         90
                                       9.250          1,006.50      133,000.00
    BOTHELL          WA   98021          1            09/11/96         01
    0410259022                           05           11/01/96         25
    410259022                            N            10/01/26
    0


    1527829          E22/G02             F          148,800.00         ZZ
                                         360        148,730.58          3
    15315/15317/15319                  9.750          1,278.42         90
    S E RISLEY COURT                   9.500          1,278.42      165,360.00
    MILWAUKIE        OR   97267          1            08/29/96         04
    0410223861                           05           11/01/96         25
    410223861                            N            10/01/26
    0
1




    1527837          936/G02             F           47,700.00         ZZ
                                         360         47,700.00          1
    62 PIERPONT ROAD UNIT D-11         9.750            409.82         90
                                       9.500            409.82       53,000.00
    WATERBURY        CT   06705          1            10/15/96         10
    0430069260                           01           12/01/96         25
    6119630                              N            11/01/26
    0


    1527842          201/G02             F          107,200.00         ZZ
                                         360        107,082.44          1
    1619 HOVEDEN DRIVE                 9.000            862.56         80
                                       8.750            862.56      134,000.00
    KATY             TX   77450          1            08/21/96         00
    0430035576                           03           10/01/96          0
    8800898770                           O            09/01/26
    0


    1527844          910/G02             F           92,800.00         ZZ
                                         360         92,753.14          1
    10411 SOUTH BUDDLEA DRIVE          9.375            771.86         80
                                       9.125            771.86      116,000.00
    SANDY            UT   84094          1            09/27/96         01
    0430050427                           05           11/01/96         12
    508619                               N            10/01/26
    0


    1527849          526/G02             F           48,150.00         ZZ
                                         360         48,104.88          2
    1401 7TH AVENUE                    9.750            413.69         90
                                       9.500            413.69       53,500.00
    ROCKFORD         IL   61104          1            08/29/96         10
    0430040097                           05           10/01/96         25
    141839                               N            09/01/26
    0


    1527859          E19/G02             F           85,000.00         ZZ
                                         360         84,864.06          1
    14655 RODEO DRIVE                  9.375            706.99         66
                                       9.125            706.99      129,500.00
    VICTORVILLE      CA   92392          5            09/06/96         00
    0430041046                           05           11/01/96          0
    11594                                O            10/01/26
    0


    1527862          E19/G02             F          100,000.00         ZZ
                                         360         99,961.32          1
1


    11350 ORCAS AVENUE                10.625            924.10         63
                                      10.375            924.10      160,000.00
    LAKE VIEW TERRA  CA   91342          5            09/02/96         00
    0430035816                           05           11/01/96          0
    11998                                O            10/01/26
    0


    1527865          575/G02             F          119,000.00         ZZ
                                         360        118,926.03          1
    4470 RICHARD LAWRENCE DRIVE        8.375            904.49         70
                                       8.125            904.49      172,000.00
    MARBURY          MD   20658          2            09/04/96         00
    0430036053                           05           11/01/96          0
    433100015                            O            10/01/26
    0


    1527891          F41/G02             F           25,500.00         ZZ
                                         360         25,486.07          1
    815-110 VICTORIA DRIVE             9.000            205.18         75
                                       8.750            205.18       34,000.00
    CAPE CORAL       FL   33904          1            09/25/96         00
    0430044412                           01           11/01/96          0
    25775                                N            10/01/26
    0


    1527902          766/G02             F           14,400.00         ZZ
                                         360         14,266.86          1
    4740 NW 21 STREET #405             9.250            118.47         90
                                       9.000            118.47       16,000.00
    FORT LAUDERDALE  FL   33313          1            09/06/96         12
    0430035501                           01           11/01/96         25
    96DA0303                             O            10/01/26
    0


    1527903          766/G02             F           26,900.00         T
                                         360         26,887.45          1
    19201 COLLINS AVENUE #238          9.750            231.11         60
                                       9.500            231.11       45,000.00
    MIAMI            FL   33160          1            09/13/96         00
    0430035782                           22           11/01/96          0
    96HA097                              O            10/01/26
    0


    1527927          B26/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
    179-31 ANDERSON RD                 9.500            817.31         90
                                       9.250            817.31      108,000.00
    JAMAICA          NY   11434          1            10/03/96         04
    0430056614                           05           12/01/96         25
1


    1311011715R                          N            11/01/26
    0


    1527933          286/286             F           76,500.00         ZZ
                                         360         76,433.82          1
    2214 OHIO AVE                     10.125            678.42         90
                                       9.875            678.42       85,000.00
    CINCINNATI       OH   45219          1            08/30/96         10
    UNKNOWN                              05           10/01/96         25
    UNKNOWN                              N            09/01/26
    0


    1527934          700/728             F           36,400.00         ZZ
                                         360         36,382.10          1
    8701 KATHLYN DRIVE                 9.500            306.07         73
                                       9.250            306.07       50,000.00
    ST LOUIS         MO   63134          2            09/16/96         00
    0380507450                           05           11/01/96          0
    122316                               O            10/01/26
    0


    1527958          E22/G02             F           20,000.00         ZZ
                                         360         19,981.75          1
    841 SOUTH FALCON STREET            9.875            173.67         80
                                       9.625            173.67       25,000.00
    SOUTH BEND       IN   46619          1            08/23/96         01
    0410213052                           05           10/01/96         12
    410213052                            N            09/01/26
    0


    1527960          E22/G02             F           71,250.00         ZZ
                                         360         71,217.63          2
    5139 COLERAIN AVENUE               9.875            618.70         75
                                       9.625            618.70       95,000.00
    CINCINNATI       OH   45223          1            09/13/96         00
    0410160568                           05           11/01/96          0
    410160568                            N            10/01/26
    0


    1527982          E22/G02             F          121,500.00         ZZ
                                         360        121,400.37          4
    7405 OLIAN                        10.375          1,100.07         90
                                      10.125          1,100.07      135,000.00
    HAZELWOOD        MO   63042          1            08/26/96         01
    0410211841                           05           10/01/96         25
    410211841                            N            09/01/26
    0


1


    1527991          E22/G02             F           26,900.00         ZZ
                                         360         26,874.80          1
    17333 FENTON AVE                   9.750            231.12         90
                                       9.500            231.12       29,900.00
    DETROIT          MI   48219          1            08/09/96         04
    0410159297                           05           10/01/96         25
    410159297                            N            09/01/26
    0


    1527992          E22/G02             F          200,000.00         ZZ
                                         360        199,791.84          1
    1400 SOUTH VINE AVENUE             9.250          1,645.35         80
                                       9.000          1,645.35      250,000.00
    PARK RIDGE       IL   60068          1            08/28/96         00
    0410176432                           05           10/01/96          0
    410176432                            O            09/01/26
    0


    1527995          E22/G02             F           91,200.00         ZZ
                                         360         91,102.56          1
    8612 AUGUST AVE                    9.125            742.04         80
                                       8.875            742.04      114,000.00
    WESTLAND         MI   48185          1            08/14/96         00
    0410160337                           05           10/01/96          0
    410160337                            O            09/01/26
    0


    1527999          E22/G02             F           31,500.00         ZZ
                                         360         31,472.75          1
    2608 AVENUE C                     10.125            279.35         90
                                       9.875            279.35       35,000.00
    COUNCIL BLUFFS   IA   51501          1            08/26/96         04
    0410213078                           05           10/01/96         25
    410213078                            N            09/01/26
    0


    1528015          405/405             F          173,800.00         ZZ
                                         360        173,594.04          1
    5264 MANAUWEA STREET               8.625          1,351.80         42
                                       8.375          1,351.80      420,000.00
    HONOLULU         HI   96821          5            08/26/96         00
    3974136                              05           10/01/96          0
    3974136                              O            09/01/26
    0


    1528016          811/G02             F           47,100.00         ZZ
                                         360         47,072.90          1
    4907 N W 49TH ROAD                 8.750            370.54         75
                                       8.500            370.54       62,900.00
1


    TAMARAC          FL   33319          1            09/26/96         00
    0430056911                           03           11/01/96          0
    FM00103967                           O            10/01/26
    0


    1528017          570/570             F           56,800.00         ZZ
                                         360         56,769.78          1
    3610 S W 13TH STREET               9.125            462.14         80
                                       8.875            462.14       71,000.00
    MIAMI            FL   33145          1            09/30/96         00
    5854385                              05           11/01/96          0
    5854385                              O            10/01/26
    0


    1528028          001/G02             F          120,000.00         ZZ
                                         360        119,932.72          1
    1204 ASBURY STREET                 8.875            954.78         78
                                       8.625            954.78      155,000.00
    OXFORD           GA   30267          1            10/02/96         00
    0430055665                           05           11/01/96          0
    1510356                              O            10/01/26
    0


    1528037          F41/G02             F           25,500.00         ZZ
                                         360         25,486.07          1
    815-108 VICTORIA DRIVE             9.000            205.18         75
                                       8.750            205.18       34,000.00
    CAPE CORAL       FL   33904          1            09/30/96         00
    0430045534                           01           11/01/96          0
    26195                                N            10/01/26
    0


    1528038          F41/G02             F           25,500.00         ZZ
                                         360         25,486.07          1
    4925 YORK COURT #205               9.000            205.18         75
                                       8.750            205.18       34,000.00
    CAPE CORAL       FL   33904          1            09/30/96         00
    0430045500                           01           11/01/96          0
    26203                                N            10/01/26
    0


    1528055          939/G02             F          224,000.00         ZZ
                                         360        223,895.49          1
    56 BEACH ROAD                      9.750          1,924.51         80
                                       9.500          1,924.51      280,000.00
    MASSAPEQUA       NY   11758          1            09/27/96         00
    0430046763                           05           11/01/96          0
    9604160                              O            10/01/26
    0
1




    1528056          405/405             F           65,250.00         ZZ
                                         360         65,185.55          4
    6001-03 DEWEY                      9.500            548.66         90
                                       9.250            548.66       72,500.00
    ST. LOUIS        MO   63116          1            08/29/96         01
    4000139                              05           10/01/96         25
    4000139                              N            09/01/26
    0


    1528059          E22/G02             F          296,000.00         ZZ
                                         360        295,858.20          1
    3601 SOUTH FLAGLER DRIVE           9.625          2,515.97         80
                                       9.375          2,515.97      370,000.00
    WEST PALM BEACH  FL   33405          5            09/04/96         00
    0410198238                           05           11/01/96          0
    410198238                            O            10/01/26
    0


    1528061          E22/G02             F          134,600.00         ZZ
                                         360        134,459.90          1
    1362 GRANDVIEW AVENUE              9.250          1,107.32         71
                                       9.000          1,107.32      190,000.00
    MARTINEZ         CA   94553          5            08/26/96         00
    0410226856                           05           10/01/96          0
    410226856                            O            09/01/26
    0


    1528067          405/405             F           60,000.00         ZZ
                                         360         59,966.36          1
    2332 EAST LANGSTON                 8.875            477.39         71
                                       8.625            477.39       85,000.00
    SPRINGFIELD      MO   65804          2            09/05/96         00
    4002770                              05           11/01/96          0
    4002770                              O            10/01/26
    0


    1528076          664/G02             F           82,700.00         ZZ
                                         360         82,654.82          1
    4654 DEVONSHIRE DRIVE              9.000            665.43         90
                                       8.750            665.43       91,900.00
    GRAND PRAIRIE    TX   75052          1            09/26/96         10
    0430046995                           03           11/01/96         25
    2204238                              N            10/01/26
    0


    1528078          E26/G02             F           52,200.00         ZZ
                                         360         52,145.66          2
1


    2930 SOLLERS POINT ROAD            9.250            429.44         90
                                       9.000            429.44       58,000.00
    BALTIMORE        MD   21222          1            08/24/96         04
    0430036608                           05           10/01/96         25
    435808                               N            09/01/26
    0


    1528084          E22/G02             F          122,000.00         ZZ
                                         360        121,873.03          1
    6440 VIA TIERRA DR                 9.250          1,003.66         80
                                       9.000          1,003.66      152,500.00
    BOCA RATON       FL   33433          1            08/28/96         00
    0410196315                           03           10/01/96          0
    410196315                            O            09/01/26
    0


    1528085          E22/G02             F           32,400.00         ZZ
                                         360         32,369.64          1
    511 FOREST OAKS DRIVE              9.750            278.37         90
                                       9.500            278.37       36,000.00
    HOUSTON          TX   77017          1            08/26/96         10
    0410267694                           05           10/01/96         25
    410267694                            N            09/01/26
    0


    1528090          201/G02             F           67,800.00         ZZ
                                         360         67,736.48          1
    1226 DOMINION DRIVE                9.750            582.51         54
                                       9.500            582.51      127,000.00
    KATY             TX   77450          5            08/27/96         00
    0430036822                           03           10/01/96          0
    7800930310                           N            09/01/26
    0


    1528092          E22/G02             F           68,300.00         ZZ
                                         360         68,232.55          1
    1525 GARCIA ST NE                  9.500            574.30         75
                                       9.250            574.30       92,000.00
    ALBUQUERQUE      NM   87112          2            08/16/96         00
    0410257448                           05           10/01/96          0
    410257448                            N            09/01/26
    0


    1528095          B81/G02             F          183,750.00         ZZ
                                         360        183,666.51          4
    1045 SOUTH 1200 WEST               9.875          1,595.60         75
    UNITS 9,10,11,12                   9.625          1,595.60      245,000.00
    OGDEN            UT   84404          2            09/05/96         00
    0430057117                           05           11/01/96          0
1


    961699                               N            10/01/26
    0


    1528097          E22/G02             F           61,200.00         ZZ
                                         360         61,145.63          2
    714-716 WOODLAND ROAD             10.000            537.07         90
                                       9.750            537.07       68,000.00
    RALEIGH          NC   27529          1            08/30/96         01
    0410195713                           05           10/01/96         25
    410195713                            N            09/01/26
    0


    1528099          575/G02             F          573,750.00         ZZ
                                         360        573,419.90          1
    5000 THOROUGHBRED LANE             8.750          4,513.69         75
                                       8.500          4,513.69      765,000.00
    FT LAUDERDALE    FL   33330          1            09/10/96         00
    0430038562                           05           11/01/96          0
    462003767                            O            10/01/26
    0


    1528100          E22/G02             F           63,000.00         ZZ
                                         360         62,944.03          2
    722-724 WOODLAND ROAD             10.000            552.87         90
                                       9.750            552.87       70,000.00
    RALEIGH          NC   27603          1            08/30/96         01
    0410195721                           05           10/01/96         25
    410195721                            N            09/01/26
    0


    1528101          526/G02             F           36,000.00         ZZ
                                         360         35,962.52          1
    1306 ROSS AVENUE                   9.250            296.17         90
                                       9.000            296.17       40,000.00
    KELSO            WA   98626          1            08/26/96         10
    0430040055                           05           10/01/96         25
    143311                               N            09/01/26
    0


    1528104          E22/G02             F          182,700.00         ZZ
                                         360        182,524.25          1
    2325 HILLSDALE WAY                 9.625          1,552.93         90
                                       9.375          1,552.93      203,000.00
    BOULDER          CO   80303          1            08/29/96         01
    0410108765                           05           10/01/96         25
    410108765                            N            09/01/26
    0


1


    1528106          E22/G02             F          251,250.00         ZZ
                                         360        250,995.25          1
    5112 BROOKRIDGE PLACE              9.375          2,089.77         75
                                       9.125          2,089.77      335,000.00
    FAIRFAX          VA   22030          5            08/15/96         00
    0410195622                           05           10/01/96          0
    410195622                            O            09/01/26
    0


    1528111          526/G02             F           89,600.00         ZZ
                                         360         89,552.31          2
    49 SOUTHARD STREET                 9.125            729.02         80
                                       8.875            729.02      112,000.00
    TRENTON          NJ   08609          2            09/03/96         10
    0430035303                           05           11/01/96         12
    138577                               N            10/01/26
    0


    1528112          E22/G02             F          198,000.00         ZZ
                                         360        197,678.63          1
    2044 BARHAM AVENUE                 8.750          1,557.67         80
                                       8.500          1,557.67      248,000.00
    WEST COVINA      CA   91792          2            08/26/96         00
    0410185375                           05           10/01/96          0
    410185375                            O            09/01/26
    0


    1528113          731/G02             F          110,400.00         ZZ
                                         360        110,339.70          1
    2480 NORTH CRESTVIEW PLACE         9.000            888.30         80
                                       8.750            888.30      138,000.00
    OAK HARBOR       WA   98277          1            09/11/96         00
    0430037903                           05           11/01/96          0
    230132654                            O            10/01/26
    0


    1528130          936/G02             F           53,950.00         ZZ
                                         360         53,896.69          1
    5336 SE COOPER STREET              9.500            453.65         65
                                       9.250            453.65       83,000.00
    PORTLAND         OR   97206          5            08/20/96         00
    0430039115                           05           10/01/96          0
    6111280                              N            09/01/26
    0


    1528132          526/G02             F          100,000.00         ZZ
                                         360         99,903.80          3
    2902 NEW YORK AVENUE               9.625            849.99         80
                                       9.375            849.99      125,000.00
1


    UNION CITY       NJ   07047          1            08/28/96         04
    0430052928                           05           10/01/96         12
    135937                               N            09/01/26
    0


    1528135          526/G02             F           61,200.00         ZZ
                                         360         61,137.93          1
    7613 117TH STREET NORTH            9.375            509.04         90
                                       9.125            509.04       68,000.00
    SEMINOLE         FL   34642          2            08/30/96         04
    0430036285                           05           10/01/96         25
    0143632                              N            09/01/26
    0


    1528148          F30/G02             F           53,900.00         T
                                         360         53,874.86          1
    5774 PIONEER WAY                   9.750            463.08         38
                                       9.500            463.08      143,900.00
    LAS VEGAS        NV   89113          1            09/05/96         00
    0430039651                           05           11/01/96          0
    100916                               O            10/01/26
    0


    1528152          550/550             F          330,000.00         ZZ
                                         360        330,000.00          1
    566 SHORELINE HIGHWAY              8.850          2,619.72         65
                                       8.600          2,619.72      510,000.00
    MILL VALLEY      CA   94941          5            09/27/96         00
    120208017                            05           12/01/96          0
    120208017                            O            11/01/26
    0


    1528153          F41/G02             F           23,200.00         ZZ
                                         360         23,186.66          1
    5617 CHERRY WOOD CIRCLE            8.750            182.51         80
                                       8.500            182.51       29,000.00
    LAKELAND         FL   33811          1            09/16/96         01
    0430051698                           05           11/01/96         12
    25247                                N            10/01/26
    0


    1528154          687/G02             F           60,750.00         ZZ
                                         360         60,693.07          1
    11 EAST 39TH STREET                9.750            521.94         90
                                       9.500            521.94       67,500.00
    COVINGTON        KY   41015          1            08/30/96         10
    0430038778                           05           10/01/96         25
    1562878                              N            09/01/26
    0
1




    1528160          964/G02             F           42,000.00         T
                                         360         41,977.06          1
    1100 MOUND STREET                  9.000            337.94         75
                                       8.750            337.94       56,000.00
    BIG BEAR (AREA)  CA   92314          1            09/06/96         00
    0430034389                           05           11/01/96          0
    19839                                O            10/01/26
    0


    1528165          B43/G02             F          207,200.00         ZZ
                                         360        207,089.73          1
    761 MELISSA LANE                   9.125          1,685.85         80
                                       8.875          1,685.85      259,000.00
    CARBONDALE       CO   81623          1            09/30/96         00
    0430056192                           03           11/01/96          0
    1528165                              O            10/01/26
    0


    1528167          560/560             F          250,000.00         ZZ
                                         360        249,873.75          3
    932 W BARRY AVENUE                 9.375          2,079.38         80
                                       9.125          2,079.38      315,000.00
    CHICAGO          IL   60657          1            09/11/96         04
    450525530                            05           11/01/96         12
    450525530                            N            10/01/26
    0


    1528170          B75/G02             F          174,600.00         ZZ
                                         360        174,507.09          1
    5610 MCLEOD DRIVE                  9.125          1,420.60         90
                                       8.875          1,420.60      194,000.00
    LAS VEGAS        NV   89120          1            09/04/96         01
    0430036491                           05           11/01/96         25
    2481166                              N            10/01/26
    0


    1528175          455/G02             F           78,850.00         ZZ
                                         360         78,814.17          1
    758 NORTH POINTE KNOLL COURT       9.875            684.70         95
                                       9.625            684.70       83,000.00
    RIVERDALE        GA   30274          1            09/06/96         11
    0430041061                           05           11/01/96         30
    52591                                O            10/01/26
    0


    1528425          369/G02             F          490,000.00         ZZ
                                         360        489,758.98          1
1


    8404 HICKORY CREEK DRIVE           9.500          4,120.19         70
                                       9.250          4,120.19      700,000.00
    AUSTIN           TX   78735          1            09/04/96         00
    0430036038                           03           11/01/96          0
    49910334                             O            10/01/26
    0


    1528426          180/G02             F           42,750.00         ZZ
                                         360         42,728.97          1
    9812 NEWTON                        9.500            359.47         90
                                       9.250            359.47       47,500.00
    KANSAS CITY      MO   64137          1            09/27/96         10
    0430051367                           05           11/01/96         30
    4499612                              N            10/01/26
    0


    1528428          766/G02             F           32,400.00         ZZ
                                         360         32,384.47          1
    19201 COLLINS AVENUE #205          9.625            275.40         65
                                       9.375            275.40       49,900.00
    MIAMI            FL   33160          1            10/01/96         00
    0430051300                           22           11/01/96          0
    96HA102                              N            10/01/26
    0


    1528469          E22/G02             F           29,500.00         ZZ
                                         360         29,485.49          1
    47 ARCH STREET                     9.500            248.05         77
                                       9.250            248.05       38,500.00
    MANSFIELD        OH   44902          2            09/09/96         04
    0410159495                           05           11/01/96         12
    410159495                            N            10/01/26
    0


    1528481          638/G02             F           48,000.00         ZZ
                                         360         47,978.19          1
    4538 ROOSEVELT AVENUE              9.875            416.81         80
                                       9.625            416.81       60,000.00
    PENNSAUKEN TOWN  NJ   08110          1            09/24/96         01
    0430047084                           05           11/01/96         12
    8599736                              N            10/01/26
    0


    1528515          462/G02             F           91,000.00         ZZ
                                         360         90,950.29          1
    3120 24TH STREET                   9.000            732.21         63
                                       8.750            732.21      145,000.00
    SACRAMENTO       CA   95818          5            09/26/96         00
    0430052837                           05           11/01/96          0
1


    004527065                            O            10/01/26
    0


    1528520          696/G02             F           68,250.00         T
                                         360         68,177.09          1
    10015 MOSBY WOODS DRIVE            9.125            555.30         75
                                       8.875            555.30       91,000.00
    FAIRFAX          VA   22030          1            08/29/96         00
    0430039891                           01           10/01/96          0
    2288496                              O            09/01/26
    0


    1528521          560/560             F           42,300.00         ZZ
                                         360         42,258.21          1
    1203 8TH STREET                    9.500            355.69         90
                                       9.250            355.69       47,000.00
    LA GRANDE        OR   97850          1            08/29/96         04
    450524632                            05           10/01/96         25
    450524632                            N            09/01/26
    0


    1528546          B75/G02             F          139,900.00         ZZ
                                         360        139,900.00          1
    11102 N W 11TH TERRACE             8.875          1,113.11         78
                                       8.625          1,113.11      179,900.00
    CORAL SPRINGS    FL   33071          1            10/25/96         00
    0430070136                           05           12/01/96          0
    2681781                              O            11/01/26
    0


    1528552          B81/G02             F          113,400.00         ZZ
                                         360        113,344.22          1
    1300 N MANZANITA STREET            9.500            953.53         90
                                       9.250            953.53      126,000.00
    CANBY            OR   97013          1            09/27/96         01
    0430046896                           05           11/01/96         25
    961793                               N            10/01/26
    0


    1528554          E22/G02             F          142,400.00         ZZ
                                         360        142,239.75          1
    2916 WEST PACKWOOD AVENUE          8.875          1,133.00         80
                                       8.625          1,133.00      178,000.00
    VISALIA          CA   93277          1            08/22/96         00
    0410224612                           05           10/01/96          0
    410224612                            O            09/01/26
    0


1


    1528556          E22/G02             F           58,400.00         ZZ
                                         360         58,332.56          1
    10463 VALENCIA ROAD                8.750            459.43         80
                                       8.500            459.43       73,000.00
    SEMINOLE         FL   33772          1            08/23/96         00
    0410238349                           05           10/01/96          0
    410238349                            O            09/01/26
    0


    1528557          624/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    41610 LILLEY MOUNTAIN DRIVE        8.875            644.47         60
                                       8.625            644.47      135,000.00
    COARSEGOLD       CA   93614          5            10/08/96         00
    0430055178                           03           12/01/96          0
    29500160043                          O            11/01/26
    0


    1528558          E22/G02             F          120,000.00         ZZ
                                         360        119,875.10          1
    27627 COUNTY RD H 6                9.250            987.21         52
                                       9.000            987.21      235,000.00
    CORTEZ           CO   81321          5            08/26/96         00
    0410107460                           05           10/01/96          0
    410107460                            O            09/01/26
    0


    1528566          638/G02             F          100,900.00         T
                                         360        100,847.69          1
    13 DEARBORN RIDGE                  9.250            830.08         79
                                       9.000            830.08      128,900.00
    ATKINSON         NH   03811          1            10/04/96         96
    0430055806                           05           11/01/96          0
    08593595                             O            10/01/26
    0


    1528571          965/G02             F           90,000.00         ZZ
                                         360         89,954.56          1
    748 WEST KIOWA CIRCLE              9.375            748.57         82
                                       9.125            748.57      111,000.00
    MESA             AZ   85210          1            09/23/96         04
    0430055285                           05           11/01/96         17
    1528571                              N            10/01/26
    0


    1528575          E87/G02             F          132,000.00         ZZ
                                         360        131,927.90          1
    803 PHOENIX AVENUE                 9.000          1,062.10         80
                                       8.750          1,062.10      165,000.00
1


    VENTURA          CA   93004          1            09/23/96         00
    0430067348                           05           11/01/96          0
    70000167                             O            10/01/26
    0


    1528576          934/G02             F           35,000.00         T
                                         360         35,000.00          1
    18174 NW 62ND COURT                9.500            294.30         32
                                       9.250            294.30      110,000.00
    MIAMI            FL   33015          1            10/04/96         00
    0430061366                           03           12/01/96          0
    61006338                             O            11/01/26
    0


    1528578          E22/G02             F           53,550.00         ZZ
                                         360         53,494.27          1
    103 EAST MARLIN STREET UNIT #7     9.250            440.54         90
                                       9.000            440.54       59,500.00
    SOUTH PADRE ISL  TX   78597          1            08/30/96         10
    0410257653                           01           10/01/96         25
    410257653                            O            09/01/26
    0


    1528582          E22/G02             F           33,200.00         ZZ
                                         240         33,106.35          1
    203 S FOURTH STREET                9.500            309.47         80
                                       9.250            309.47       42,000.00
    TUTTLE           OK   73089          1            08/16/96         00
    0410212526                           05           10/01/96          0
    410212526                            O            09/01/16
    0


    1528586          E22/G02             F          103,000.00         ZZ
                                         360        102,815.82          1
    6621 CASA CONTENTA DRIVE           9.000            828.76         80
                                       8.750            828.76      128,900.00
    SOMERSET         CA   95684          1            08/15/96         00
    0410128250                           05           10/01/96          0
    410128250                            O            09/01/26
    0


    1528590          939/G02             F          170,050.00         ZZ
                                         360        169,966.35          1
    111-19 201ST STREET                9.500          1,429.88         95
                                       9.250          1,429.88      179,000.00
    QUEENS VILLAGE   NY   11428          1            09/20/96         10
    0430039925                           05           11/01/96         30
    9604180                              O            10/01/26
    0
1




    1528596          526/G02             F           44,900.00         ZZ
                                         360         44,856.80          1
    1535 YALE AVENUE                   9.625            381.65         90
                                       9.375            381.65       49,900.00
    MADISON          OH   44057          1            08/27/96         04
    0430041459                           05           10/01/96         25
    0142946                              N            09/01/26
    0


    1528597          001/G02             F           77,300.00         ZZ
                                         360         77,260.96          1
    6667 CANAAN CIRCLE                 9.375            642.95         90
                                       9.125            642.95       86,000.00
    DUBLIN           OH   43017          1            10/02/96         01
    0430062364                           05           11/01/96         25
    UNKNOWN                              N            10/01/26
    0


    1528599          E22/G02             F           86,000.00         ZZ
                                         360         85,915.07          2
    2296 & 2298 MINNESOTA STREET       9.500            723.13         70
                                       9.250            723.13      123,000.00
    EUGENE           OR   97402          5            08/20/96         00
    0410158257                           05           10/01/96          0
    410158257                            N            09/01/26
    0


    1528601          E22/G02             F           39,650.00         ZZ
                                         360         39,629.45          1
    501 W 26TH STREET UNIT #124        9.250            326.19         61
                                       9.000            326.19       66,000.00
    AUSTIN           TX   78705          5            09/06/96         00
    0410213953                           01           11/01/96          0
    410213953                            N            10/01/26
    0


    1528607          E22/G02             F           58,800.00         ZZ
                                         360         58,738.81          1
    5404 JUBILEE WAY                   9.250            483.73         67
                                       9.000            483.73       88,840.00
    MARGATE          FL   33063          1            08/28/96         00
    0410197339                           09           10/01/96          0
    410197339                            O            09/01/26
    0


    1528612          E22/G02             F           72,750.00         ZZ
                                         360         72,676.23          1
1


    619 MOONPENNY CIRCLE               9.375            605.10         75
                                       9.125            605.10       97,000.00
    PORT ORANGE      FL   32119          5            08/31/96         00
    0410074421                           05           10/01/96          0
    410074421                            O            09/01/26
    0


    1528615          E22/G02             F           87,900.00         ZZ
                                         360         87,856.77          1
    540 WEST HARDING                   9.500            739.11         90
                                       9.250            739.11       97,673.00
    CEDAR CITY       UT   84720          1            09/11/96         04
    0410223176                           05           11/01/96         25
    410223176                            N            10/01/26
    0


    1528616          E22/G02             F          328,000.00         ZZ
                                         360        327,834.36          1
    3131 SOUTHWEST TURNER ROAD         9.375          2,728.14         80
                                       9.125          2,728.14      410,000.00
    WEST LINN        OR   97068          2            09/09/96         00
    0410223366                           05           11/01/96          0
    410223366                            O            10/01/26
    0


    1528619          E22/G02             F          200,000.00         ZZ
                                         360        199,906.69          1
    6753 WEST MERCER WAY               9.750          1,718.31         39
                                       9.500          1,718.31      520,000.00
    MERCER ISLAND    WA   98040          5            09/09/96         00
    0410224117                           05           11/01/96          0
    410224117                            O            10/01/26
    0


    1528628          E22/G02             F          150,500.00         ZZ
                                         360        150,425.97          1
    25012 OWENS LAKE CIRCLE            9.500          1,265.49         70
                                       9.250          1,265.49      215,000.00
    LAKE FOREST      CA   92630          5            08/30/96         00
    0410258313                           03           11/01/96          0
    410258313                            N            10/01/26
    0


    1528636          E22/G02             F           35,200.00         ZZ
                                         360         35,182.22          1
    3400 27TH AVENUE                   9.375            292.78         80
                                       9.125            292.78       44,000.00
    SACRAMENTO       CA   95820          1            09/04/96         96
    0410127500                           05           11/01/96          0
1


    410127500                            N            10/01/26
    0


    1528649          568/G02             F           81,600.00         ZZ
                                         360         81,555.43          2
    1903 A&B CARRERE STREET            9.000            656.57         80
                                       8.750            656.57      102,000.00
    BAKERSFIELD      CA   93308          1            09/11/96         10
    0430039792                           05           11/01/96         12
    654042                               N            10/01/26
    0


    1528655          664/G02             F           67,500.00         ZZ
                                         360         67,468.51          1
    4160 BALLARD TRAIL                 9.750            579.93         90
                                       9.500            579.93       75,000.00
    THE COLONY       TX   75056          1            09/12/96         04
    0430038786                           05           11/01/96         25
    2204162                              N            10/01/26
    0


    1528657          664/G02             F           94,500.00         ZZ
                                         360         94,451.01          1
    19449 77TH ST CT E                 9.250            777.43         71
                                       9.000            777.43      134,000.00
    BONNEY LAKE      WA   98390          1            09/11/96         00
    0430036715                           05           11/01/96          0
    2197465                              O            10/01/26
    0


    1528668          927/G02             F           60,300.00         ZZ
                                         360         60,273.32          1
    744 SOUTH HILL                    10.000            529.18         90
                                       9.750            529.18       67,000.00
    MESA             AZ   85204          1            09/06/96         04
    0430047506                           05           11/01/96         25
    250837                               N            10/01/26
    0


    1528670          E23/G02             F           88,000.00         ZZ
                                         360         87,956.71          3
    4753 EAST CABALLERO STREET         9.500            739.96         90
                                       9.250            739.96       97,803.00
    MESA             AZ   85205          1            09/01/96         10
    0430042812                           05           11/01/96         25
    105676                               O            10/01/26
    0


1


    1528677          F30/G02             F           75,200.00         ZZ
                                         360         75,165.83          1
    4231 WEST 1500 NORTH               9.875            653.00         80
                                       9.625            653.00       94,000.00
    PLAIN CITY       UT   84404          1            09/12/96         04
    0430039701                           05           11/01/96         12
    101572                               N            10/01/26
    0


    1528682          635/635             F           67,500.00         ZZ
                                         360         67,500.00          1
    1636 RIDGE ROAD                    9.625            573.75         59
                                       9.375            573.75      115,000.00
    WEBSTER          NY   14580          5            10/16/96         00
    6614937                              05           12/01/96          0
    6614937                              O            11/01/26
    0


    1528698          076/076             F          285,750.00         ZZ
                                         360        285,213.44          1
    14 GROVE HILL ROAD                 8.375          2,171.91         75
                                       8.125          2,171.91      381,000.00
    WOODBRIDGE       CT   06525          2            07/19/96         00
    5942372                              05           09/01/96          0
    5942372                              O            08/01/26
    0


    1528700          757/757             F          184,000.00         ZZ
                                         360        183,909.49          1
    7 THE MEADOWS DRIVE                9.500          1,547.18         80
                                       9.250          1,547.18      230,000.00
    NEWNAN           GA   30265          1            09/17/96         00
    2863322                              03           11/01/96          0
    2863322                              O            10/01/26
    0


    1528703          B75/G02             F           85,500.00         ZZ
                                         360         85,408.65          1
    295 BROKEN LANCE PLACE             9.125            695.66         90
                                       8.875            695.66       95,000.00
    ALPHARETTA       GA   30202          1            08/29/96         01
    0430037267                           05           10/01/96         25
    2619633                              N            09/01/26
    0


    1528705          B75/G02             F          100,800.00         ZZ
                                         360        100,700.45          1
    3884 CARLTON DRIVE                 9.500            847.58         90
                                       9.250            847.58      112,000.00
1


    ATLANTA          GA   30341          1            08/22/96         01
    0430041673                           05           10/01/96         25
    2620136                              N            09/01/26
    0


    1528713          766/G02             F           30,000.00         ZZ
                                         360         29,985.62          1
    505 NW 72 AVENUE #109              9.625            255.00         57
                                       9.375            255.00       53,000.00
    MIAMI            FL   33126          5            09/13/96         00
    0430039594                           01           11/01/96          0
    96OZ0532                             O            10/01/26
    0


    1528769          816/G02             F          230,000.00         ZZ
                                         360        229,880.77          1
    400 EAST VALLEY DRIVE              9.250          1,892.15         74
                                       9.000          1,892.15      315,000.00
    PARK CITY        UT   84060          4            09/24/96         00
    0430053264                           05           11/01/96          0
    140956                               N            10/01/26
    0


    1528772          405/405             F           40,500.00         ZZ
                                         360         40,462.05          1
    1503 BELLEVUE AVENUE               9.750            347.96         90
                                       9.500            347.96       45,000.00
    EAU CLAIRE       WI   54703          1            08/30/96         01
    4000485                              05           10/01/96         25
    4000485                              N            09/01/26
    0


    1528773          526/G02             F           64,800.00         ZZ
                                         360         64,739.27          2
    1421 CREECH ROAD                   9.750            556.74         90
                                       9.500            556.74       72,000.00
    RALEIGH          NC   27529          1            08/28/96         12
    0430041418                           05           10/01/96         25
    142624                               N            09/01/26
    0


    1528774          G08/G02             F           50,400.00         ZZ
                                         360         50,400.00          1
    1235 RIVERSIDE DR APT #G 3         9.875            437.65         90
                                       9.625            437.65       56,000.00
    GAINESVILLE      GA   30501          1            10/04/96         01
    0430051060                           01           12/01/96         25
    4752697                              N            11/01/26
    0
1




    1528775          E22/G02             F          110,250.00         ZZ
                                         360        110,201.23          1
    1129 W PRATT BLVD UNIT # 2        10.000            967.52         90
                                       9.750            967.52      122,500.00
    CHICAGO          IL   60626          1            09/06/96         10
    0410173173                           01           11/01/96         25
    410173173                            N            10/01/26
    0


    1528779          405/405             F          123,200.00         ZZ
                                         360        123,142.52          1
    2 CIRCLE DRIVE EAST                9.750          1,058.48         80
                                       9.500          1,058.48      154,000.00
    BALDWIN          NY   11510          5            09/06/96         00
    4003737                              05           11/01/96          0
    4003737                              O            10/01/26
    0


    1528782          F03/G02             F          339,500.00         T
                                         360        339,500.00          1
    977 PRIMROSE LANE                  9.250          2,792.99         70
                                       9.000          2,792.99      485,000.00
    TELLURIDE        CO   81435          5            10/08/96         00
    0430056747                           05           12/01/96          0
    DEN10153                             O            11/01/26
    0


    1528783          E22/G02             F           24,000.00         ZZ
                                         360         23,978.11          1
    1703 LEROY ROAD                    9.875            208.40         75
                                       9.625            208.40       32,000.00
    DALLAS           TX   75217          1            08/27/96         00
    0410267512                           05           10/01/96          0
    410267512                            N            09/01/26
    0


    1528791          E22/G02             F           89,000.00         ZZ
                                         360         88,902.42          1
    4120 ILLINOIS AVENUE               9.000            716.11         72
                                       8.750            716.11      124,000.00
    KENNER           LA   70065          1            08/30/96         00
    0410267363                           05           10/01/96          0
    410267363                            O            09/01/26
    0


    1528797          E22/G02             F           49,500.00         ZZ
                                         360         49,435.49          1
1


    629 HANCOCK CT                    10.125            438.98         90
                                       9.875            438.98       55,000.00
    FERNDALE         MI   48220          1            07/16/96         04
    0410158596                           05           09/01/96         25
    410158596                            N            08/01/26
    0


    1528798          638/G02             F           66,400.00         ZZ
                                         360         66,400.00          1
    171 CAPTAIN'S ROW                  9.250            546.26         80
                                       9.000            546.26       83,000.00
    MASHPEE          MA   02649          1            10/17/96         00
    0430065169                           05           12/01/96          0
    8597697                              O            11/01/26
    0


    1528799          E22/G02             F           28,850.00         ZZ
                                         360         28,823.67          1
    20 BURNESE AVENUE                  9.875            250.52         74
                                       9.625            250.52       39,000.00
    MANSFIELD        OH   44903          2            08/29/96         00
    0410160121                           05           10/01/96          0
    410160121                            N            09/01/26
    0


    1528800          E22/G02             F          162,350.00         ZZ
                                         360        162,270.14          4
    1630 MULBERRY                      9.500          1,365.13         80
                                       9.250          1,365.13      203,000.00
    ELGIN            IL   60123          1            09/11/96         00
    0410172134                           05           11/01/96          0
    410172134                            O            10/01/26
    0


    1528801          638/G02             F          135,200.00         ZZ
                                         360        135,138.57          1
    5 SUNSET DRIVE                     9.875          1,174.01         80
                                       9.625          1,174.01      169,000.00
    RANDOLPH         MA   02368          1            09/30/96         00
    0430047118                           05           11/01/96          0
    8596833                              O            10/01/26
    0


    1528804          E22/G02             F           35,100.00         ZZ
                                         360         35,070.44          2
    3050/3054 N CENTRAL AVE           10.250            314.53         90
                                      10.000            314.53       39,000.00
    INDIANAPOLIS     IN   46205          1            09/03/96         10
    0410159982                           05           10/01/96         25
1


    410159982                            N            09/01/26
    0


    1528805          E22/G02             F          155,500.00         ZZ
                                         360        155,329.48          1
    333 S W 184TH WAY                  9.000          1,251.19         75
                                       8.750          1,251.19      207,366.00
    PEMBROKE PINES   FL   33029          1            09/03/96         00
    0410239354                           03           10/01/96          0
    410239354                            O            09/01/26
    0


    1528806          E22/G02             F           82,400.00         ZZ
                                         360         82,322.81          1
    2 E OAK ST UNIT # 3110             9.750            707.94         80
                                       9.500            707.94      103,000.00
    CHICAGO          IL   60611          1            08/26/96         00
    0410172613                           01           10/01/96          0
    410172613                            O            09/01/26
    0


    1528812          E22/G02             F           79,000.00         T
                                         360         78,963.15          1
    4130 BUCKBOARD WAY                 9.750            678.73         74
                                       9.500            678.73      108,000.00
    BOISE            ID   83713          5            09/05/96         00
    0410223705                           03           11/01/96          0
    410223705                            O            10/01/26
    0


    1528813          E22/G02             F          148,000.00         ZZ
                                         360        147,917.03          1
    301 MONTE VISTA DRIVE              8.875          1,177.55         80
                                       8.625          1,177.55      185,000.00
    WOODLAND         CA   95695          1            09/13/96         00
    0410127617                           05           11/01/96          0
    410127617                            O            10/01/26
    0


    1528815          E22/G02             F           71,100.00         ZZ
                                         360         71,033.39          1
    2222 CORTLANDT STREET              9.750            610.86         90
                                       9.500            610.86       79,000.00
    HOUSTON          TX   77008          1            08/30/96         01
    0410257596                           05           10/01/96         25
    410257596                            N            09/01/26
    0


1


    1528816          635/635             F          110,600.00         ZZ
                                         360        110,600.00          3
    26 POPLAR STREET                   9.500            929.99         80
                                       9.250            929.99      138,300.00
    NEW MILFORD      CT   06776          1            10/22/96         14
    660443300                            05           12/01/96         12
    660443300                            N            11/01/26
    0


    1528819          B75/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
    4414 BUENA VISTA STREET            9.250            799.64         90
    UNIT #17                           9.000            799.64      108,000.00
    DALLAS           TX   75205          1            10/02/96         12
    0430061051                           01           12/01/96         20
    2493997                              N            11/01/26
    0


    1528827          180/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    406 W 9TH AVENUE                   9.500            264.87         90
                                       9.250            264.87       35,000.00
    STILLWATER       OK   74074          1            10/10/96         04
    0430062562                           05           12/01/96         25
    4592267                              O            11/01/26
    0


    1528845          624/G02             F           84,800.00         ZZ
                                         360         84,759.38          1
    610 WEST VAN BUREN STREET          9.625            720.79         80
                                       9.375            720.79      106,000.00
    COLORADO SPRING  CO   80907          1            09/26/96         04
    0430051862                           05           11/01/96         12
    73300160023                          N            10/01/26
    0


    1528846          874/G02             F          130,000.00         ZZ
                                         360        130,000.00          4
    16801-03-05-07 E.BURNSIDE ST.      9.375          1,081.27         57
                                       9.125          1,081.27      230,000.00
    PORTLAND         OR   97233          5            10/02/96         00
    0430058636                           05           12/01/96          0
    3660033                              N            11/01/26
    0


    1528861          E19/G02             F          310,000.00         ZZ
                                         360        309,847.52          1
    2933 CORTE PORTOFINO               9.500          2,606.65         80
                                       9.250          2,606.65      388,000.00
1


    NEWPORT BEACH    CA   92660          1            09/18/96         00
    0430041962                           03           11/01/96          0
    11615                                O            10/01/26
    0


    1528866          069/G02             F           85,450.00         ZZ
                                         360         85,279.87          1
    906 BIG HORN STREET                9.500            718.51         75
                                       9.250            718.51      113,950.00
    HENDERSON        NV   89015          1            06/27/96         00
    0430040816                           05           08/01/96          0
    2352112480                           O            07/01/26
    0


    1528882          526/G02             F          113,400.00         ZZ
                                         360        113,281.95          2
    862-872 CONNECTICUT AVENUE SE      9.250            932.92         90
                                       9.000            932.92      126,000.00
    SALEM            OR   97301          1            08/29/96         10
    0430043026                           05           10/01/96         25
    00132475                             N            09/01/26
    0


    1528892          F80/G02             F           33,300.00         ZZ
                                         360         33,300.00          1
    650 NE 149 ST 504A                 9.000            267.94         90
                                       8.750            267.94       37,000.00
    MIAMI            FL   33161          1            10/02/96         12
    0430053231                           08           12/01/96         30
    UNKNOWN                              N            11/01/26
    0


    1528894          180/G02             F           89,000.00         ZZ
                                         360         89,000.00          2
    3271-3273 WEST DAKOTA AVENUE       9.500            748.36         75
                                       9.250            748.36      119,000.00
    DENVER           CO   80219          1            10/01/96         00
    0430051417                           05           12/01/96          0
    4540928                              N            11/01/26
    0


    1528895          180/G02             F          137,700.00         ZZ
                                         360        137,630.46          1
    1705 WEST ALAMEDA                  9.375          1,145.32         90
                                       9.125          1,145.32      153,000.00
    SANTA FE         NM   87501          1            09/30/96         04
    0430057844                           05           11/01/96         25
    4540886                              N            10/01/26
    0
1




    1528926          963/G02             F           32,150.00         ZZ
                                         360         32,150.00          1
    570 SEA GRAPE ROAD                 8.875            255.80         55
                                       8.625            255.80       58,500.00
    BOYNTON BEACH    FL   33462          2            10/18/96         00
    0430065862                           05           12/01/96          0
    960370                               N            11/01/26
    0


    1528933          687/G02             F           46,800.00         ZZ
                                         360         46,778.17          1
    110 BELL AVENUE                    9.750            402.08         90
                                       9.500            402.08       52,000.00
    CLAYSVILLE       PA   15323          1            09/06/96         10
    0430040204                           05           11/01/96         25
    1563076                              N            10/01/26
    0


    1528947          003/G02             F           92,700.00         ZZ
                                         360         92,610.80          1
    5034 HALEY COURT                   9.625            787.95         90
                                       9.375            787.95      103,000.00
    LILBURN          GA   30247          1            08/29/96         12
    0430068197                           05           10/01/96         25
    3725611                              N            09/01/26
    0


    1528952          003/G02             F          116,000.00         ZZ
                                         360        115,882.38          1
    5433 SPRINGFIELD COURT             9.375            964.83         90
                                       9.125            964.83      128,900.00
    NORCROSS         GA   30092          1            08/30/96         12
    0430045419                           05           10/01/96         25
    3733557                              N            09/01/26
    0


    1528959          687/G02             F           63,000.00         T
                                         360         62,968.19          1
    2014 8TH ST SOUTH                  9.375            524.00         84
                                       9.125            524.00       75,500.00
    MOORHEAD         MN   56560          2            09/12/96         01
    0430039768                           05           11/01/96         20
    1564234                              O            10/01/26
    0


    1528967          480/G02             F           96,000.00         ZZ
                                         360         95,905.19          1
1


    285 BURNT HICKORY ROAD             9.500            807.22         80
                                       9.250            807.22      120,000.00
    CARTERSVILLE     GA   30120          1            08/15/96         00
    0430039289                           05           10/01/96          0
    1924505                              O            09/01/26
    0


    1528971          480/G02             F           44,000.00         T
                                         360         43,979.47          1
    1453 MILWAUKEE STREET              9.750            378.03         32
                                       9.500            378.03      140,000.00
    DENVER           CO   80206          5            09/09/96         00
    0430039909                           05           11/01/96          0
    1939057                              O            10/01/26
    0


    1528973          971/G02             F          120,000.00         ZZ
                                         360        119,940.97          1
    809 N VICTORIA PARK ROAD           9.500          1,009.03         80
                                       9.250          1,009.03      150,000.00
    FORT LAUDERDALE  FL   33304          1            09/13/96         00
    0430040519                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1528974          227/G02             F          149,000.00         ZZ
                                         360        148,909.73          1
    341 WEST HELENA DRIVE              8.500          1,145.69         80
                                       8.250          1,145.69      186,670.00
    PHOENIX          AZ   85023          1            09/04/96         00
    0430049981                           03           11/01/96          0
    1630661                              O            10/01/26
    0


    1528981          227/G02             F           92,000.00         ZZ
                                         360         91,888.12          1
    2336 DALTON DRIVE                  8.500            707.41         80
                                       8.250            707.41      115,000.00
    FORT COLLINS     CO   80526          1            08/30/96         00
    0430042044                           03           10/01/96          0
    1663309                              O            09/01/26
    0


    1528988          A01/G02             F           80,000.00         ZZ
                                         360         79,960.64          1
    1727 LOWELL WOOD W                 9.500            672.69         80
                                       9.250            672.69      100,000.00
    MISHAWAKA        IN   46545          2            09/13/96         00
    0430041137                           05           11/01/96          0
1


    NA                                   O            10/01/26
    0


    1528991          227/G02             F          107,450.00         ZZ
                                         360        107,256.96          1
    7440 N CAMINO DE MAXIMILLIAN       8.500            826.20         70
                                       8.250            826.20      153,500.00
    TUSCON           AZ   85704          1            08/27/96         00
    0430039826                           05           10/01/96          0
    1639781                              O            09/01/26
    0


    1529002          A78/G02             F           33,800.00         ZZ
                                         360         33,784.65          1
    1808 MYAKKA WAY                    9.875            293.50         63
                                       9.625            293.50       54,000.00
    COLORADO SPRING  CO   80915          1            09/30/96         00
    0430053827                           09           11/01/96          0
    040290380                            N            10/01/26
    0


    1529005          A78/G02             F           82,800.00         ZZ
                                         360         82,762.39          1
    6944 PALMER PARK                   9.875            718.99         90
                                       9.625            718.99       92,000.00
    COLORADO SPRING  CO   80915          1            09/30/96         04
    0430053843                           09           11/01/96         25
    040290381                            N            10/01/26
    0


    1529008          A78/G02             F           85,000.00         ZZ
                                         360         84,961.38          1
    6940 PALMER PARK BOULEVARD         9.875            738.10         90
                                       9.625            738.10       94,500.00
    COLORADO SPRING  CO   80915          1            09/30/96         01
    0430053819                           09           11/01/96         25
    040290376                            N            10/01/26
    0


    1529027          003/G02             F          138,600.00         ZZ
                                         360        138,530.00          3
    449 GREENWOOD AVENUE               9.375          1,152.81         70
                                       9.125          1,152.81      198,000.00
    ATLANTA          GA   30308          5            09/11/96         00
    0430041111                           05           11/01/96          0
    3731148                              N            10/01/26
    0


1


    1529033          B75/G02             F           28,800.00         ZZ
                                         360         28,800.00          1
    213 CHARLOTTE STREET               9.125            234.33         90
                                       8.875            234.33       32,000.00
    LYNCHBURG        VA   24503          1            10/04/96         01
    0430059576                           05           12/01/96         25
    2507275                              N            11/01/26
    0


    1529037          B75/G02             F          182,000.00         T
                                         360        182,000.00          1
    2315 SILVERADO SOUTH DRIVE         9.000          1,464.41         70
                                       8.750          1,464.41      260,000.00
    PALMHURST        TX   78572          1            10/04/96         00
    0430058206                           05           12/01/96          0
    2493419                              O            11/01/26
    0


    1529042          F03/G02             F           85,050.00         T
                                         360         85,050.00          1
    208 LIBERTY CT                     9.500            715.15         70
                                       9.250            715.15      121,500.00
    ELIZABETH        CO   80107          1            10/02/96         00
    0430053207                           05           12/01/96          0
    DEN10169                             O            11/01/26
    0


    1529045          180/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
    2330 SOUTH KNOX COURT              9.250            462.75         90
                                       9.000            462.75       62,500.00
    DENVER           CO   80219          1            10/11/96         12
    0430062646                           05           12/01/96         25
    4540936                              N            11/01/26
    0


    1529051          180/G02             F           83,700.00         ZZ
                                         360         83,657.74          1
    475 STRAIGHT CREEK DRIVE           9.375            696.17         90
                                       9.125            696.17       93,000.00
    DILLON           CO   80435          1            10/01/96         12
    0430050443                           01           11/01/96         25
    4541041                              N            10/01/26
    0


    1529052          E20/G02             F          175,000.00         ZZ
                                         360        174,918.35          1
    4538 REED LANE                     9.750          1,503.53         65
                                       9.500          1,503.53      270,000.00
1


    FLOWERY BRANCH   GA   30542          5            10/04/96         00
    0430061457                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1529055          638/G02             F           65,250.00         ZZ
                                         360         65,250.00          1
    9040 NORTH BAYARD AVENUE           9.750            560.60         90
                                       9.500            560.60       72,500.00
    PORTLAND         OR   97217          1            10/04/96         04
    0430056945                           05           12/01/96         25
    8598526                              N            11/01/26
    0


    1529058          638/G02             F           84,450.00         ZZ
                                         360         84,411.63          1
    2204 JEFFERSON STREET              9.875            733.32         90
                                       9.625            733.32       93,855.00
    WILMINGTON       DE   19802          1            10/03/96         04
    0430054775                           05           11/01/96         30
    08599569                             N            10/01/26
    0


    1529062          A91/G02             F           80,000.00         ZZ
                                         360         79,963.65          1
    6 STILES DRIVE                     9.875            694.68         49
                                       9.625            694.68      165,000.00
    MELVILLE         NY   11747          5            09/06/96         00
    0430058677                           05           11/01/96          0
    UNKNOWN                              N            10/01/26
    0


    1529067          F41/G02             F           97,175.00         ZZ
                                         360         97,128.44          1
    437 D ST                           9.625            825.98         65
    UNIT 4B                            9.375            825.98      149,750.00
    SOUTH BOSTON     MA   02127          1            10/04/96         00
    0430062596                           08           11/01/96          0
    26849                                N            10/01/26
    0


    1529069          E22/G02             F          116,250.00         ZZ
                                         360        116,192.82          1
    12220 LUCASVILLE ROAD              9.500            977.49         75
                                       9.250            977.49      155,000.00
    MANASSAS         VA   22111          5            09/11/96         00
    0410238869                           05           11/01/96          0
    410238869                            O            10/01/26
    0
1




    1529072          E22/G02             F           72,800.00         ZZ
                                         360         72,731.80          1
    35 E NORTHWOOD AVENUE              9.750            625.46         90
                                       9.500            625.46       80,900.00
    COLUMBUS         OH   43201          1            08/29/96         01
    0410160824                           05           10/01/96         25
    410160824                            N            09/01/26
    0


    1529073          E22/G02             F           36,400.00         ZZ
                                         360         36,381.62          1
    26810 SW 144TH AVENUE              9.375            302.76         70
                                       9.125            302.76       52,000.00
    MIAMI            FL   33032          5            09/17/96         00
    0410190979                           05           11/01/96          0
    410190979                            N            10/01/26
    0


    1529075          E22/G02             F        1,000,000.00         ZZ
                                         360        999,545.68          1
    4020 S OCEAN BLVD                  9.875          8,683.49         31
                                       9.625          8,683.49    3,250,000.00
    MANALAPAN        FL   33462          5            09/10/96         00
    0410240238                           05           11/01/96          0
    410240238                            O            10/01/26
    0


    1529076          E22/G02             F           49,950.00         ZZ
                                         360         49,928.48          2
    4210-4212 GARDENIA AVENUE         10.125            442.97         90
                                       9.875            442.97       55,500.00
    LAKE WORTH       FL   33467          1            09/17/96         12
    0410238687                           05           11/01/96         25
    410238687                            N            10/01/26
    0


    1529084          369/G02             F          208,000.00         ZZ
                                         360        207,886.38          1
    4127 YORK AVENUE S                 9.000          1,673.62         80
                                       8.750          1,673.62      260,000.00
    MINNEAPOLIS      MN   55410          1            09/13/96         00
    0430041970                           05           11/01/96          0
    49810773                             O            10/01/26
    0


    1529085          405/405             F          295,750.00         ZZ
                                         360        295,588.45          1
1


    899 SOUTHWOOD BLVD. UNIT 17        9.000          2,379.68         70
                                       8.750          2,379.68      422,500.00
    INCLINE VILLAGE  NV   89451          1            09/10/96         00
    3999588                              07           11/01/96          0
    3999588                              O            10/01/26
    0


    1529086          003/G02             F           88,650.00         ZZ
                                         360         88,608.63          1
    2818 NORTH THOMPSON                9.750            761.65         90
                                       9.500            761.65       98,500.00
    ATLANTA          GA   30317          1            09/16/96         12
    0430041228                           05           11/01/96         25
    3734670                              N            10/01/26
    0


    1529089          480/G02             F           56,700.00         ZZ
                                         360         56,677.47          1
    2521 LABURNUM AVE                 10.500            518.66         90
                                      10.250            518.66       63,000.00
    CHARLOTTE        NC   28205          1            09/16/96         04
    0430041632                           05           11/01/96         25
    2011120                              N            10/01/26
    0


    1529099          624/G02             F          121,450.00         ZZ
                                         360        121,450.00          1
    1760 HALFORD AVENUE #363           9.625          1,032.31         90
                                       9.375          1,032.31      134,950.00
    SANTA CLARA      CA   95051          1            10/08/96         01
    0430058784                           01           12/01/96         25
    88000260013                          N            11/01/26
    0


    1529100          624/G02             F           45,900.00         ZZ
                                         360         45,900.00          1
    2203 HUNTERS GLEN ROAD             9.500            385.95         90
                                       9.250            385.95       51,000.00
    GEORGETOWN       TX   78626          1            10/16/96         01
    0430068403                           05           12/01/96         25
    82002660673                          N            11/01/26
    0


    1529111          E22/G02             F           80,000.00         ZZ
                                         360         79,959.60          1
    167 AUTUMN RIDGE COURT             9.375            665.40         67
                                       9.125            665.40      120,000.00
    TALENT           OR   97540          1            09/09/96         00
    0410223218                           05           11/01/96          0
1


    410223218                            O            10/01/26
    0


    1529116          B93/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    HWY 260                            9.000            482.78         57
                                       8.750            482.78      107,000.00
    PAYSON           AZ   85541          5            10/07/96         00
    0430055467                           05           12/01/96          0
    1000040662                           O            11/01/26
    0


    1529122          E22/G02             F           64,000.00         ZZ
                                         360         63,966.82          1
    3112 PASADENA AVENUE               9.250            526.51         72
                                       9.000            526.51       89,000.00
    SOUTH LAKE TAHO  CA   96150          1            09/17/96         00
    0410259147                           05           11/01/96          0
    410259147                            O            10/01/26
    0


    1529124          E22/G02             F          161,250.00         ZZ
                                         360        161,166.41          1
    226 LUX AVENUE                     9.250          1,326.56         75
                                       9.000          1,326.56      215,000.00
    SOUTH SAN FRANC  CA   94080          5            08/30/96         00
    0410226948                           05           11/01/96          0
    410226948                            O            10/01/26
    0


    1529130          E22/G02             F           31,100.00         ZZ
                                         360         31,070.86          1
    603 JOHN GLENN DRIVE               9.750            267.20         75
                                       9.500            267.20       41,500.00
    GARLAND          TX   75040          1            08/29/96         00
    0410270201                           05           10/01/96          0
    410270201                            N            09/01/26
    0


    1529136          E22/G02             F          112,000.00         ZZ
                                         360        111,886.44          1
    6508 MESA SOLANA PLACE NW          9.375            931.56         80
                                       9.125            931.56      140,000.00
    ALBUQUERQUE      NM   87120          1            08/28/96         00
    0410106892                           05           10/01/96          0
    410106892                            O            09/01/26
    0


1


    1529137          E22/G02             F           70,000.00         ZZ
                                         360         69,914.88          2
    3090-3092 NW 12TH STREET           8.500            538.24         48
                                       8.250            538.24      147,000.00
    MIAMI            FL   33125          5            09/03/96         00
    0410238950                           05           10/01/96          0
    410238950                            O            09/01/26
    0


    1529138          E22/G02             F           81,450.00         ZZ
                                         360         81,413.97          4
    643 EAST 7 1/2 AVENUE             10.000            714.78         90
                                       9.750            714.78       90,500.00
    HOUSTON          TX   77007          1            09/09/96         10
    0410108914                           05           11/01/96         25
    410108914                            N            10/01/26
    0


    1529141          180/G02             F           63,900.00         ZZ
                                         360         62,219.81          1
    24456 COUNTY ROAD L                9.750            549.00         90
                                       9.500            549.00       71,000.00
    CORTEZ           CO   81321          1            10/04/95         04
    0430051615                           05           12/01/95         25
    UNKNOWN                              N            11/01/25
    0


    1529144          964/G02             F           56,250.00         T
                                         360         56,223.76          1
    907 WEST 23RD STREET               9.750            483.27         75
                                       9.500            483.27       75,000.00
    SAN BERNARDINO   CA   92405          5            09/13/96         00
    0430048678                           05           11/01/96          0
    20153                                O            10/01/26
    0


    1529145          E23/G02             F           76,100.00         ZZ
                                         360         76,062.56          2
    4618 E CAMINO STREET A&B           9.500            639.90         90
                                       9.250            639.90       84,600.00
    MESA             AZ   85205          1            09/18/96         10
    0430040238                           05           11/01/96         25
    106549                               N            10/01/26
    0


    1529166          E67/G02             F          157,400.00         ZZ
                                         360        157,314.02          4
    332 NW 17TH ST.                    9.000          1,266.48         71
                                       8.750          1,266.48      223,000.00
1


    REDMOND          OR   97756          4            09/16/96         00
    0430041038                           05           11/01/96          0
    5570                                 N            10/01/26
    0


    1529167          E67/G02             F          163,000.00         ZZ
                                         360        162,910.97          4
    358 NW 17TH STREET                 9.000          1,311.53         74
                                       8.750          1,311.53      223,000.00
    REDMOND          OR   97756          2            09/16/96         00
    0430041178                           05           11/01/96          0
    5571                                 N            10/01/26
    0


    1529168          976/976             F          200,000.00         ZZ
                                         360        199,780.68          4
    2238 SOUTH STEPHEN AVENUE          9.000          1,609.25         80
                                       8.750          1,609.25      250,000.00
    BOISE            ID   83706          1            08/30/96         95
    173722                               05           10/01/96          0
    173722                               N            09/01/26
    0


    1529169          976/976             F          128,000.00         ZZ
                                         360        127,859.64          2
    2240 & 2242 SOUTH STEPHEN AVEN     9.000          1,029.92         80
                                       8.750          1,029.92      160,000.00
    BOISE            ID   83706          1            08/30/96         95
    173724                               05           10/01/96          0
    173724                               N            09/01/26
    0


    1529170          976/976             F          200,000.00         ZZ
                                         360        199,780.68          4
    2236 SOUTH STEPHEN AVENUE          9.000          1,609.25         80
                                       8.750          1,609.25      250,000.00
    BOISE            ID   83706          1            08/30/96         95
    173725                               05           10/01/96          0
    173725                               N            09/01/26
    0


    1529171          976/976             F           58,500.00         ZZ
                                         360         58,446.62          1
    3026 SW 10TH AVENUE                9.875            507.99         90
                                       9.625            507.99       65,000.00
    CAPE CORAL       FL   33914          1            08/30/96         04
    278406                               05           10/01/96         25
    278406                               N            09/01/26
    0
1




    1529172          927/G02             F          132,000.00         ZZ
                                         360        131,925.99          1
    720 NORTH GARDEN STREET            8.875          1,050.26         80
                                       8.625          1,050.26      165,000.00
    BELLINGHAM       WA   98225          1            09/10/96         00
    0430040030                           05           11/01/96          0
    286476                               O            10/01/26
    0


    1529175          201/G02             F          169,850.00         ZZ
                                         360        169,583.78          1
    3225 PORT ROYAL COURT              9.250          1,397.32         80
                                       9.000          1,397.32      212,317.00
    PLANO            TX   75093          1            07/31/96         00
    0430040600                           05           09/01/96          0
    8800922836                           O            08/01/26
    0


    1529176          526/G02             F           23,850.00         ZZ
                                         360         23,828.23          1
    1711 CORTLAND AVENUE               9.875            207.11         90
                                       9.625            207.11       26,500.00
    FT WAYNE         IN   46808          1            09/05/96         10
    0430054999                           05           10/01/96         25
    0140490                              N            09/01/26
    0


    1529177          561/G02             F          192,000.00         ZZ
                                         360        191,895.12          1
    2190 S. TORREY PINE DRIVE          9.000          1,544.88         69
                                       8.750          1,544.88      282,000.00
    EVERGREEN        CO   80439          1            09/11/96         00
    0430040865                           05           11/01/96          0
    8883340                              O            10/01/26
    0


    1529182          766/G02             F           29,900.00         T
                                         360         29,887.12          1
    1801 COLLINS AVENUE #1414         10.125            265.16         65
                                       9.875            265.16       46,000.00
    MIAMI BEACH      FL   33139          1            09/18/96         00
    0430041699                           06           11/01/96          0
    96SG0802                             O            10/01/26
    0


    1529184          405/405             F          385,000.00         T
                                         360        385,000.00          1
1


    2481 KAANAPALI PKWY 509-511        9.500          3,237.29         69
                                       9.250          3,237.29      560,000.00
    LAHAINA          HI   96761          2            10/04/96         00
    4023776                              01           12/01/96          0
    4023776                              O            11/01/26
    0


    1529185          561/G02             F           30,600.00         ZZ
                                         360         30,585.34          2
    1619-21 WOODLAWN AVENUE            9.625            260.10         90
                                       9.375            260.10       34,000.00
    INDIANAPOLIS     IN   46203          1            09/09/96         10
    0430040691                           05           11/01/96         25
    8886384                              N            10/01/26
    0


    1529192          E22/G02             F           25,000.00         ZZ
                                         360         24,934.04          1
    14031 COLLINGHAM                  10.500            228.69         54
                                      10.250            228.69       47,000.00
    DETROIT          MI   48205          5            08/22/96         00
    0410159412                           05           10/01/96          0
    410159412                            N            09/01/26
    0


    1529195          526/G02             F           45,000.00         ZZ
                                         360         44,955.54          1
    9035 JENNIFER LANE                 9.500            378.39         90
                                       9.250            378.39       50,000.00
    BEAUMONT         TX   77707          1            08/30/96         10
    0430041772                           05           10/01/96         25
    0143379                              N            09/01/26
    0


    1529196          E22/G02             F           54,000.00         ZZ
                                         360         53,975.47          2
    8168 WATER ST                      9.875            468.91         90
                                       9.625            468.91       60,000.00
    GARRETTSVILLE    OH   44231          1            09/11/96         01
    0410213060                           05           11/01/96         25
    410213060                            N            10/01/26
    0


    1529197          E22/G02             F          130,400.00         ZZ
                                         360        130,328.77          1
    511 PHILLIPPA ST                   9.000          1,049.23         80
                                       8.750          1,049.23      163,000.00
    HINSDALE         IL   60521          1            09/04/96         00
    0410202956                           05           11/01/96          0
1


    410202956                            O            10/01/26
    0


    1529198          E22/G02             F           32,400.00         ZZ
                                         360         32,369.64          1
    125 E PENDLE STREET                9.750            278.37         80
                                       9.500            278.37       40,500.00
    SOUTH BEND       IN   46637          1            08/30/96         04
    0410199681                           05           10/01/96         25
    410199681                            N            09/01/26
    0


    1529199          E22/G02             F           28,500.00         ZZ
                                         360         28,485.99          1
    2 STOODT COURT                     9.500            239.64         79
                                       9.250            239.64       36,500.00
    MANSFIELD        OH   44902          2            09/09/96         04
    0410159487                           05           11/01/96         12
    410159487                            N            10/01/26
    0


    1529237          E22/G02             F           36,700.00         ZZ
                                         360         36,665.62          2
    104 E 6TH STREET                   9.750            315.31         90
                                       9.500            315.31       40,800.00
    MISHAWAKA        IN   46544          1            08/30/96         04
    0410198717                           05           10/01/96         25
    410198717                            N            09/01/26
    0


    1529238          E22/G02             F           81,250.00         ZZ
                                         360         81,215.01          2
    47 HESTER STREET                  10.125            720.54         65
                                       9.875            720.54      125,000.00
    LITTLE FERRY     NJ   07643          1            09/13/96         00
    0410159545                           05           11/01/96          0
    410159545                            N            10/01/26
    0


    1529239          E22/G02             F           43,850.00         ZZ
                                         360         43,830.08          1
    1109 OAK STREET                    9.875            380.77         90
                                       9.625            380.77       48,750.00
    KALAMAZOO        MI   49008          1            09/09/96         04
    0410160535                           05           11/01/96         25
    410160535                            N            10/01/26
    0


1


    1529240          E22/G02             F          115,100.00         ZZ
                                         360        114,980.20          1
    1148 231ST LANE                    9.250            946.90         80
                                       9.000            946.90      143,904.00
    EAST BETHEL      MN   55005          1            08/22/96         00
    0410176291                           05           10/01/96          0
    410176291                            O            09/01/26
    0


    1529241          E22/G02             F           26,100.00         ZZ
                                         360         26,090.17          2
    2215 MADISON STREET NE            10.750            243.64         90
                                      10.500            243.64       29,000.00
    MINNEAPOLIS      MN   55418          1            09/13/96         04
    0410202790                           05           11/01/96         25
    410202790                            N            10/01/26
    0


    1529244          526/G02             F           27,000.00         ZZ
                                         360         26,975.36          1
    8704 SHIRLEY AVENUE                9.875            234.46         90
                                       9.625            234.46       30,000.00
    ST. LOUIS        MO   63121          1            08/30/96         12
    0430042853                           05           10/01/96         25
    0143007                              N            09/01/26
    0


    1529296          E29/G02             F          151,950.00         ZZ
                                         360        151,860.29          1
    1818 SOUTH TRENTON STREET          8.625          1,181.85         80
                                       8.375          1,181.85      189,981.00
    DENVER           CO   80231          1            09/30/96         00
    0430049841                           03           11/01/96          0
    49609002                             O            10/01/26
    0


    1529305          F03/G02             F          112,800.00         ZZ
                                         360        112,800.00          1
    2664 SERENA DR                     9.250            927.98         80
                                       9.000            927.98      141,048.00
    MEAD             CO   80542          1            10/10/96         00
    0430056846                           05           12/01/96          0
    DEN10158                             O            11/01/26
    0


    1529316          180/G02             F           66,240.00         ZZ
                                         360         66,240.00          1
    1014 & 1018 WEST 9TH AVENUE        9.250            544.94         80
                                       9.000            544.94       82,800.00
1


    DENVER           CO   80204          1            10/09/96         12
    0430062539                           05           12/01/96         12
    4540589                              N            11/01/26
    0


    1529319          180/G02             F           73,350.00         ZZ
                                         360         73,350.00          1
    656 PARKRIDGE BOULEVARD            8.875            583.61         90
                                       8.625            583.61       81,500.00
    BURLESON         TX   76028          1            10/01/96         04
    0430059980                           05           12/01/96         25
    4239729                              N            11/01/26
    0


    1529341          965/G02             F           72,000.00         ZZ
                                         360         72,000.00          4
    1925 WEST VILLAGE DRIVE            9.500            605.42         90
                                       9.250            605.42       80,000.00
    PHOENIX          AZ   85023          1            10/07/96         10
    0430058883                           05           12/01/96         25
    1529341                              O            11/01/26
    0


    1529346          F88/G02             F          542,500.00         ZZ
                                         360        542,500.00          1
    20075 SOUTH CABRILLO HIGHWAY       8.500          4,171.36         70
                                       8.250          4,171.36      775,000.00
    HALF MOON BAY    CA   94019          5            10/01/96         00
    0430070565                           05           12/01/96          0
    96198008                             O            11/01/26
    0


    1529347          B81/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
    2115 SE 176TH AVENUE               8.875            551.39         90
                                       8.625            551.39       77,000.00
    PORTLAND         OR   97233          1            10/08/96         01
    0430056788                           05           12/01/96         25
    968071                               N            11/01/26
    0


    1529351          E22/G02             F          481,500.00         ZZ
                                         360        481,011.80          1
    7732 MANDARIN DRIVE                9.375          4,004.87         90
                                       9.125          4,004.87      535,000.00
    BOCA RATON       FL   33433          1            08/30/96         11
    0410238281                           03           10/01/96         25
    410238281                            O            09/01/26
    0
1




    1529354          E19/G02             F          140,400.00         ZZ
                                         360        140,330.94          1
    684 SOUTH SECOND STREET            9.500          1,180.56         65
                                       9.250          1,180.56      216,000.00
    SAN JOSE         CA   95112          5            09/13/96         00
    0430047860                           05           11/01/96          0
    10854                                N            10/01/26
    0


    1529355          E22/G02             F          115,900.00         ZZ
                                         360        115,776.17          1
    1929 N W 80TH AVENUE               9.125            943.00         80
                                       8.875            943.00      144,900.00
    MARGATE          FL   33063          1            08/29/96         00
    0410194369                           03           10/01/96          0
    410194369                            O            09/01/26
    0


    1529357          E22/G02             F           32,400.00         ZZ
                                         360         32,371.22          1
    6066 EAST 129TH STREET            10.000            284.33         90
                                       9.750            284.33       36,000.00
    GRANDVIEW        MO   64030          1            09/04/96         04
    0410272975                           09           10/01/96         25
    410272975                            N            09/01/26
    0


    1529358          765/G02             F          120,800.00         ZZ
                                         360        120,158.83          1
    14215 CARNELL STREET               9.375          1,004.76         80
                                       9.125          1,004.76      151,000.00
    WHITTIER         CA   90605          5            09/12/96         00
    0430044610                           05           11/01/96          0
    317418                               O            10/01/26
    0


    1529359          E22/G02             F           76,800.00         ZZ
                                         360         76,219.37          1
    3431 SAN JACINTO STREET            8.500            590.53         80
                                       8.250            590.53       96,000.00
    DALLAS           TX   75204          1            08/29/96         00
    0410267793                           05           10/01/96          0
    410267793                            O            09/01/26
    0


    1529360          E22/G02             F           75,000.00         T
                                         360         74,878.31          1
1


    1939 N OCEANSHORE BLVD             9.625            637.49         75
                                       9.375            637.49      100,000.00
    FLAGLER BEACH    FL   32136          1            09/09/96         00
    0410118947                           05           10/01/96          0
    410118947                            O            09/01/26
    0


    1529361          E22/G02             F          142,400.00         ZZ
                                         360        142,255.62          1
    912 SILVER SPRING AVENUE           9.375          1,184.41         80
                                       9.125          1,184.41      178,000.00
    SILVER SPRING    MD   20910          1            08/30/96         00
    0410240345                           05           10/01/96          0
    410240345                            O            09/01/26
    0


    1529363          765/G02             F          230,000.00         ZZ
                                         360        229,883.86          1
    8346 SOUTH RIDGE POINT ROAD        9.375          1,913.02         60
                                       9.125          1,913.02      385,000.00
    SANDY            UT   84093          5            09/11/96         00
    0430061812                           05           11/01/96          0
    317245                               O            10/01/26
    0


    1529364          E22/G02             F          144,000.00         ZZ
                                         360        143,936.30          4
    510 SW 5 AVENUE                   10.000          1,263.70         80
                                       9.750          1,263.70      180,000.00
    MIAMI            FL   33130          1            09/04/96         10
    0410239537                           05           11/01/96         12
    410239537                            N            10/01/26
    0


    1529366          E22/G02             F           77,000.00         ZZ
                                         360         76,933.40          1
    4000 TRAIL LAKE DRIVE             10.125            682.85         58
                                       9.875            682.85      134,000.00
    FORT WORTH       TX   76109          5            08/12/96         00
    0410200638                           05           10/01/96          0
    410200638                            N            09/01/26
    0


    1529367          E22/G02             F           35,100.00         ZZ
                                         360         35,067.12          1
    1170 PEAK ROAD                     9.750            301.56         90
                                       9.500            301.56       39,000.00
    LANTANA          FL   33462          1            08/30/96         04
    0410238372                           05           10/01/96         25
1


    410238372                            N            09/01/26
    0


    1529370          E22/G02             F           78,300.00         ZZ
                                         360         78,232.27          2
    1405-07 N 24TH AVENUE             10.125            694.38         90
                                       9.875            694.38       87,000.00
    HOLLYWOOD        FL   33020          1            09/04/96         04
    0410196927                           05           10/01/96         25
    410196927                            N            09/01/26
    0


    1529372          E22/G02             F          130,000.00         ZZ
                                         360        129,925.21          1
    10545 RED WING CIRCLE              8.750          1,022.71         72
                                       8.500          1,022.71      183,000.00
    OLATHE           KS   66061          1            09/13/96         00
    0410108013                           03           11/01/96          0
    410108013                            O            10/01/26
    0


    1529375          E22/G02             F           21,550.00         ZZ
                                         360         21,529.80          1
    2805 LINEVILLE UNIT #102S          9.750            185.15         75
                                       9.500            185.15       28,750.00
    FARMERS BRANCH   TX   75234          1            08/23/96         00
    0410107098                           01           10/01/96          0
    410107098                            N            09/01/26
    0


    1529377          E22/G02             F           47,900.00         ZZ
                                         360         47,844.68          1
    1015 YAGER LANE EAST UNIT #91      8.750            376.83         80
                                       8.500            376.83       60,000.00
    AUSTIN           TX   78753          1            08/30/96         00
    0410267702                           01           10/01/96          0
    410267702                            O            09/01/26
    0


    1529380          E22/G02             F          148,000.00         ZZ
                                         360        147,673.08          1
    415 WOODSIDE DRIVE                 8.875          1,177.55         79
                                       8.625          1,177.55      187,500.00
    PINE             CO   80470          1            08/29/96         00
    0410108310                           05           10/01/96          0
    410108310                            O            09/01/26
    0


1


    1529383          267/267             F          137,500.00         ZZ
                                         360        137,410.05          1
    611 GLOUCESTER LANE                8.125          1,020.94         29
                                       7.875          1,020.94      487,500.00
    FOSTER CITY      CA   94404          1            09/04/96         00
    4429620                              03           11/01/96          0
    4429620                              O            10/01/26
    0


    1529387          E22/G02             F           61,200.00         ZZ
                                         360         61,147.05          2
    24089 SUSIE CIRCLE                10.125            542.74         90
                                       9.875            542.74       68,000.00
    ABITA SPRINGS    LA   70420          1            08/19/96         12
    0410212757                           05           10/01/96         25
    410212757                            N            09/01/26
    0


    1529395          638/G02             F           77,400.00         ZZ
                                         360         77,400.00          1
    528 MASSACHUSETTS COURT            9.625            657.89         90
                                       9.375            657.89       86,000.00
    NAMPA            ID   83686          1            10/08/96         04
    0430059469                           05           12/01/96         25
    8598458                              O            11/01/26
    0


    1529400          638/G02             F           77,310.00         ZZ
                                         360         77,310.00          1
    620 PURPLE SAGE DRIVE              9.625            657.13         90
                                       9.375            657.13       85,900.00
    NAMPA            ID   83651          1            10/08/96         04
    0430059501                           05           12/01/96         25
    8598584                              O            11/01/26
    0


    1529404          E22/G02             F           97,000.00         ZZ
                                         360         95,787.80          1
    2828 RIPPLEWOOD DRIVE              9.000            780.48         80
                                       8.750            780.48      122,000.00
    DALLAS           TX   75228          1            08/30/96         00
    0410267942                           05           10/01/96          0
    410267942                            O            09/01/26
    0


    1529405          E22/G02             F          148,500.00         ZZ
                                         360        148,426.96          2
    7379 CORRALES ROAD                 9.500          1,248.67         90
                                       9.250          1,248.67      165,000.00
1


    CORRALES         NM   87048          1            09/10/96         04
    0410107031                           05           11/01/96         25
    410107031                            N            10/01/26
    0


    1529411          575/G02             F           86,400.00         ZZ
                                         360         86,319.05          1
    3815 SILVER SPUR DRIVE             9.750            742.31         90
                                       9.500            742.31       96,000.00
    YORK             PA   17402          1            08/22/96         04
    0430043067                           05           10/01/96         25
    26000067                             N            09/01/26
    0


    1529415          560/560             F           46,000.00         ZZ
                                         360         46,000.00          1
    6505 SW 41 PLACE                   8.875            366.00         66
    UNIT 8-65                          8.625            366.00       70,000.00
    DAVIE            FL   33089          5            10/08/96         00
    457374403                            01           12/01/96          0
    457374403                            O            11/01/26
    0


    1529422          405/405             F          100,000.00         ZZ
                                         360         99,942.46          3
    2182 PAULDING AVENUE               8.750            786.71         40
                                       8.500            786.71      250,000.00
    BRONX            NY   10452          5            09/10/96         00
    3996659                              05           11/01/96          0
    3996659                              O            10/01/26
    0


    1529425          E22/G02             F          126,300.00         ZZ
                                         360        126,161.50          1
    15668 SW 91ST LANE                 9.000          1,016.24         80
                                       8.750          1,016.24      157,900.00
    MIAMI            FL   33196          1            08/30/96         00
    0410194328                           05           10/01/96          0
    410194328                            O            09/01/26
    0


    1529427          405/405             F           36,000.00         ZZ
                                         360         35,981.33          4
    4742 SOUTH GRAND                   9.250            296.17         90
                                       9.000            296.17       40,000.00
    SAINT LOUIS      MO   63116          1            09/13/96         04
    003993912                            05           11/01/96         30
    003993912                            O            10/01/26
    0
1




    1529433          377/377             F          100,000.00         ZZ
                                         360         99,946.78          1
    2401 WENSLEY DRIVE                 9.125            813.64         80
                                       8.875            813.64      125,200.00
    CHARLOTTE        NC   28210          1            09/18/96         00
    6158760                              05           11/01/96          0
    6158760                              O            10/01/26
    0


    1529435          369/G02             F          150,550.00         ZZ
                                         360        150,471.95          1
    5701 102ND STREET                  9.250          1,238.54         67
                                       9.000          1,238.54      225,000.00
    LUBBOCK          TX   79424          2            09/09/96         00
    0430042721                           05           11/01/96          0
    49594963                             O            10/01/26
    0


    1529439          737/G02             F           64,800.00         ZZ
                                         360         64,769.77          1
    17256 N PARADISE PARK DRIVE        9.750            556.73         90
                                       9.500            556.73       72,000.00
    PHOENIX          AZ   85032          1            09/10/96         10
    0430047530                           05           11/01/96         25
    511718                               N            10/01/26
    0


    1529443          E22/G02             F           76,500.00         ZZ
                                         360         76,463.35          1
    3249 S SCHULTZ                     9.625            650.24         90
                                       9.375            650.24       85,000.00
    LANSING          IL   60438          1            09/13/96         04
    0410176093                           05           11/01/96         25
    410176093                            N            10/01/26
    0


    1529444          313/G02             F          113,400.00         ZZ
                                         360        113,339.65          1
    1719 INDIAN RIDGE DRIVE            9.125            922.66         90
                                       8.875            922.66      126,000.00
    WOODSTOCK        GA   30189          1            09/30/96         01
    0430051193                           03           11/01/96         25
    5794250                              N            10/01/26
    0


    1529445          E22/G02             F          111,500.00         ZZ
                                         360        111,437.50          1
1


    14559 FAIRWAY                      8.875            887.14         80
                                       8.625            887.14      139,500.00
    LIVONIA          MI   48154          1            09/20/96         00
    0410161897                           05           11/01/96          0
    410161897                            O            10/01/26
    0


    1529447          E22/G02             F           92,250.00         ZZ
                                         360         92,209.19          1
    2122 DALLAS AVE                   10.000            809.56         90
                                       9.750            809.56      102,500.00
    ROYAL OAK        MI   48067          1            09/05/96         01
    0410160931                           05           11/01/96         25
    410160931                            N            10/01/26
    0


    1529450          286/286             F           39,200.00         ZZ
                                         360         39,183.11          4
    2613-2615 N MAIN ST               10.125            347.64         70
                                       9.875            347.64       56,000.00
    DAYTON           OH   45405          5            09/12/96         00
    8592668                              05           11/01/96          0
    8592668                              O            10/01/26
    0


    1529453          526/G02             F          266,400.00         ZZ
                                         360        266,107.89          1
    3479 COURTLAND ROAD                9.000          2,143.51         80
                                       8.750          2,143.51      333,103.00
    PEPPER PIKE      OH   44124          1            08/30/96         00
    0430042663                           05           10/01/96          0
    0145275                              O            09/01/26
    0


    1529456          A78/G02             F           76,050.00         ZZ
                                         360         76,050.00          1
    110 W CHESTER STREET               8.875            605.09         90
                                       8.625            605.09       85,000.00
    LAFAYETTE        CO   80026          1            10/11/96         10
    0430057505                           05           12/01/96         25
    010051269                            N            11/01/26
    0


    1529457          E22/G02             F           66,300.00         ZZ
                                         360         66,269.87          1
    6379 SALINE                        9.875            575.72         80
                                       9.625            575.72       82,900.00
    WATERFORD        MI   48329          1            09/18/96         04
    0410216212                           05           11/01/96         12
1


    410216212                            N            10/01/26
    0


    1529461          526/G02             F           78,750.00         ZZ
                                         360         78,674.24          2
    502 NORTH FORD AVENUE              9.625            669.37         90
                                       9.375            669.37       87,500.00
    WILMINGTON       DE   19805          1            08/30/96         12
    0430042929                           05           10/01/96         25
    0145447                              N            09/01/26
    0


    1529464          E22/G02             F          141,750.00         ZZ
                                         360        141,680.28          1
    1126 S PLYMOUTH CT                 9.500          1,191.91         75
                                       9.250          1,191.91      189,000.00
    CHICAGO          IL   60605          5            09/05/96         00
    0410170989                           03           11/01/96          0
    410170989                            O            10/01/26
    0


    1529469          526/G02             F           43,200.00         ZZ
                                         360         43,162.62          1
    8842 CARRIAGE                     10.125            383.11         90
                                       9.875            383.11       48,000.00
    LENEXA           KS   66215          1            08/30/96         12
    0430042739                           09           10/01/96         25
    0140825                              N            09/01/26
    0


    1529470          498/G02             F           22,500.00         ZZ
                                         360         22,488.94          1
    416 FLINT STREET                   9.500            189.19         90
                                       9.250            189.19       25,050.00
    MOBILE           AL   36604          1            09/12/96         01
    0430042499                           05           11/01/96         25
    1458212                              N            10/01/26
    0


    1529474          498/G02             F           43,200.00         ZZ
                                         360         43,178.19          1
    72 KNOLLWOOD CIRCLE                9.375            359.31         90
                                       9.125            359.31       48,000.00
    SAVANNAH         GA   31419          1            09/12/96         01
    0430042747                           01           11/01/96         25
    1454461                              N            10/01/26
    0


1


    1529493          526/G02             F           77,000.00         ZZ
                                         360         76,876.13          3
    496 VAN BUREN STREET               9.125            626.50         94
                                       8.875            626.50       82,000.00
    BROOKLYN         NY   11221          1            07/29/96         04
    0430046250                           05           09/01/96         30
    0136803                              O            08/01/26
    0


    1529496          480/G02             F           81,600.00         ZZ
                                         360         81,559.86          1
    44 THOROUGHBRED LANE               9.500            686.14         80
                                       9.250            686.14      102,000.00
    CARTERSVILLE     GA   30120          1            09/12/96         00
    0430042234                           03           11/01/96          0
    2032183                              O            10/01/26
    0


    1529498          480/G02             F           83,200.00         ZZ
                                         360         83,161.18          1
    4130 SOUTH ELATI STREET            9.750            714.82         80
                                       9.500            714.82      104,000.00
    ENGLEWOOD        CO   80110          1            09/16/96         10
    0430045898                           05           11/01/96         12
    1940568                              N            10/01/26
    0


    1529502          B75/G02             F           95,900.00         ZZ
                                         360         95,805.28          1
    8544 SW 115 COURT                  9.500            806.38         75
                                       9.250            806.38      127,900.00
    MIAMI            FL   33173          1            09/03/96         00
    0430042432                           09           10/01/96          0
    2680064                              O            09/01/26
    0


    1529534          G44/G02             F          100,000.00         ZZ
                                         360         99,942.47          1
    10130 BROAD CHANNEL DRIVE          8.750            786.70         80
                                       8.500            786.70      125,000.00
    MIAMI            FL   33157          1            10/03/96         00
    0430051961                           05           11/01/96          0
    896001                               O            10/01/26
    0


    1529548          405/405             F          166,000.00         ZZ
                                         360        165,909.32          1
    2690 CAMDEN GLEN COURT             9.000          1,335.68         80
                                       8.750          1,335.68      207,500.00
1


    ROSWELL          GA   30076          2            09/09/96         00
    004000691                            03           11/01/96          0
    004000691                            O            10/01/26
    0


    1529574          B75/G02             F           35,700.00         ZZ
                                         360         35,659.81          1
    5148 PALMER AVENUE                 8.875            284.05         70
                                       8.625            284.05       51,000.00
    JACKSONVILLE     FL   32210          5            08/30/96         00
    0430042937                           05           10/01/96          0
    2680890                              N            09/01/26
    0


    1529576          B75/G02             F           69,200.00         ZZ
                                         360         69,159.15          1
    1721 FOXFIRE CIRCLE                8.625            538.23         80
                                       8.375            538.23       86,500.00
    RICHMOND         VA   23233          1            09/10/96         00
    0430042903                           09           11/01/96          0
    2507432                              O            10/01/26
    0


    1529577          B75/G02             F          171,000.00         ZZ
                                         360        170,822.02          3
    262 NINTH STREET                   9.250          1,406.77         90
                                       9.000          1,406.77      190,000.00
    ATLANTA          GA   30309          1            08/29/96         01
    0430042960                           05           10/01/96         25
    2461218                              O            09/01/26
    0


    1529578          405/405             F           98,400.00         ZZ
                                         360         98,312.56          4
    1950 MYRTLE DRIVE                 10.000            863.54         80
                                       9.750            863.54      123,000.00
    EAST POINT       GA   30311          1            08/20/96         01
    003966140                            05           10/01/96         12
    003966140                            N            09/01/26
    0


    1529590          737/G02             F           58,050.00         ZZ
                                         360         58,050.00          1
    428 DELARONDE DRIVE                9.875            504.08         90
                                       9.625            504.08       64,500.00
    CHALMETTE        LA   70043          1            10/08/96         01
    0430055160                           05           12/01/96         25
    558203                               N            11/01/26
    0
1




    1529593          B81/G02             F           78,400.00         ZZ
                                         360         78,324.56          3
    1025,1027,1029 SOUTH JEFFERSON     9.625            666.40         70
    STREET                             9.375            666.40      112,000.00
    SALT LAKE CITY   UT   84101          5            08/05/96         00
    0430059451                           05           10/01/96          0
    96258                                N            09/01/26
    0


    1529604          405/405             F           90,000.00         ZZ
                                         360         89,958.01          1
    42513 FIVE MILE ROAD               9.750            773.24         82
                                       9.500            773.24      110,000.00
    PLYMOUTH TWP.    MI   48170          1            09/17/96         04
    4001822                              05           11/01/96         25
    4001822                              N            10/01/26
    0


    1529608          526/G02             F           40,250.00         ZZ
                                         360         40,211.26          1
    425 GREENSPRINGS CIRCLE            9.625            342.13         90
                                       9.375            342.13       45,000.00
    WINTER SPRINGS   FL   32708          1            09/01/96         04
    0430043497                           09           10/01/96         25
    0145980                              N            09/01/26
    0


    1529617          624/G02             F          303,500.00         ZZ
                                         360        303,500.00          1
    94-1271 HENOKEA STREET             8.375          2,306.82         65
                                       8.125          2,306.82      470,000.00
    WAIPAHU          HI   96797          2            10/07/96         00
    0430068130                           05           12/01/96          0
    70003360033                          O            11/01/26
    0


    1529626          526/G02             F           64,800.00         ZZ
                                         360         64,739.27          1
    13400 EAST 41ST TERRACE            9.750            556.74         90
                                       9.500            556.74       72,000.00
    INDEPENDENCE     MO   64055          1            09/01/96         12
    0430043000                           05           10/01/96         25
    0143989                              N            09/01/26
    0


    1529627          624/G02             F          139,000.00         ZZ
                                         360        139,000.00          1
1


    2814 STADIUM DRIVE                 8.875          1,105.95         43
                                       8.625          1,105.95      325,000.00
    SOLVANG          CA   93463          5            10/04/96         00
    0430066126                           05           12/01/96          0
    72010260023                          O            11/01/26
    0


    1529634          F30/G02             F          117,650.00         ZZ
                                         360        117,590.59          1
    32817 LAKEVIEW DRIVE               9.375            978.55         75
                                       9.125            978.55      156,900.00
    TRINIDAD         CO   81082          5            09/18/96         00
    0430042994                           05           11/01/96          0
    300101                               O            10/01/26
    0


    1529635          667/G02             F          122,400.00         ZZ
                                         360        122,331.38          1
    22334 GILMORE STREET               8.875            973.87         80
                                       8.625            973.87      153,000.00
    CANOGA PARK ARE  CA   91303          1            09/09/96         00
    0430044685                           05           11/01/96          0
    12340011                             O            10/01/26
    0


    1529636          664/G02             F          142,400.00         ZZ
                                         360        142,328.08          1
    19196 SOUTH CAPTAINS COURT         9.375          1,184.42         75
                                       9.125          1,184.42      189,900.00
    OREGON CITY      OR   97045          1            09/16/96         00
    0430047274                           05           11/01/96          0
    2222255                              O            10/01/26
    0


    1529638          664/G02             F          147,000.00         ZZ
                                         360        146,919.70          1
    574 BRECKENRIDGE ROAD              9.000          1,182.80         75
                                       8.750          1,182.80      196,000.00
    BIG BEAR LAKE    CA   92315          1            09/10/96         00
    0430045021                           05           11/01/96          0
    2179968                              O            10/01/26
    0


    1529642          E19/G02             F           49,000.00         ZZ
                                         360         48,972.53          2
    4524 HIGBEE STREET                 8.875            389.87         70
                                       8.625            389.87       70,000.00
    PHILADEPHIA      PA   19135          5            09/20/96         00
    0430047159                           05           11/01/96          0
1


    11895                                N            10/01/26
    0


    1529645          526/G02             F           66,150.00         ZZ
                                         360         66,086.36          1
    926 BAYLAND AVENUE                 9.625            562.27         90
                                       9.375            562.27       73,500.00
    HOUSTON          TX   77009          1            08/27/96         04
    0430041426                           05           10/01/96         25
    0143951                              N            09/01/26
    0


    1529646          776/G02             F           76,800.00         ZZ
                                         360         76,760.19          1
    12966 SOUTH ROMIRO AVENUE          9.250            631.81         80
                                       9.000            631.81       96,000.00
    KUNA             ID   83634          1            09/12/96         00
    0430042150                           05           11/01/96          0
    2536511                              O            10/01/26
    0


    1529648          626/G02             F           80,600.00         ZZ
                                         360         80,562.40          3
    6201 N. 12TH STREET                9.750            692.48         75
                                       9.500            692.48      107,500.00
    PHOENIX          AZ   85014          1            09/16/96         00
    0430046003                           05           11/01/96          0
    6660906                              N            10/01/26
    0


    1529649          626/G02             F          143,200.00         ZZ
                                         360        143,133.19          4
    1367 CALLEN STREET                 9.750          1,230.31         80
                                       9.500          1,230.31      179,000.00
    VACAVILLE        CA   95688          1            09/10/96         01
    0430069286                           05           11/01/96         12
    6657860                              N            10/01/26
    0


    1529650          626/G02             F          121,500.00         T
                                         360        121,431.88          1
    1625 42ND STREET                   8.875            966.71         90
                                       8.625            966.71      135,000.00
    SACRAMENTO       CA   95819          1            09/16/96         10
    0430040683                           05           11/01/96         25
    6656300                              O            10/01/26
    0


1


    1529651          626/G02             F          306,800.00         ZZ
                                         360        306,636.73          4
    10622-28 SE POWELL BOULEVARD       9.125          2,496.23         80
                                       8.875          2,496.23      383,500.00
    PORTLAND         OR   97266          1            09/12/96         00
    0430063099                           05           11/01/96          0
    6657688                              O            10/01/26
    0


    1529654          533/G02             F          138,400.00         ZZ
                                         360        138,328.24          1
    724 EAST WALNUT AVENUE             9.250          1,138.59         70
                                       9.000          1,138.59      200,000.00
    ORANGE           CA   92667          2            09/19/96         00
    0430047258                           05           11/01/96          0
    2222362                              O            10/01/26
    0


    1529657          201/G02             F           26,050.00         ZZ
                                         360         26,037.52          1
    12565 WELLINGTON PARK DRIVE        9.625            221.42         90
                                       9.375            221.42       28,959.00
    HOUSTON          TX   77072          1            09/04/96         01
    0430045211                           03           11/01/96         25
    7800932738                           N            10/01/26
    0


    1529658          526/G02             F           37,350.00         ZZ
                                         360         37,314.07          1
    2309 BARNES BRIDGE ROAD            9.625            317.47         90
                                       9.375            317.47       41,500.00
    DALLAS           TX   75228          1            09/04/96         04
    0430041731                           05           10/01/96         25
    0144521                              O            09/01/26
    0


    1529668          201/G02             F           37,500.00         ZZ
                                         360         37,481.56          1
    716 WEST MULBERRY UNIT 5           9.500            315.32         75
                                       9.250            315.32       50,000.00
    DENTON           TX   76201          1            09/09/96         00
    0430058974                           01           11/01/96          0
    8800932488                           N            10/01/26
    0


    1529691          635/635             F           25,125.00         T
                                         360         25,125.00          1
    6300 SEAWALL BOULEVARD             9.125            204.43         75
    #5204                              8.875            204.43       33,500.00
1


    GALVESTON        TX   77551          1            10/14/96         00
    662996800                            01           12/01/96          0
    662996800                            O            11/01/26
    0


    1529698          B25/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    548 25TH PLACE NE                  9.125            366.14         50
                                       8.875            366.14       90,000.00
    WASHINGTON       DC   20002          5            10/07/96         00
    0430058701                           07           12/01/96          0
    MJ066                                N            11/01/26
    0


    1529701          A78/G02             F          260,000.00         ZZ
                                         360        260,000.00          3
    877 11TH STREET                    9.125          2,115.45         72
                                       8.875          2,115.45      363,400.00
    BOULDER          CO   80302          1            10/02/96         00
    0430056101                           05           12/01/96          0
    010051242                            O            11/01/26
    0


    1529730          E22/G02             F           76,500.00         ZZ
                                         360         76,465.24          1
    6105 SW 129TH PLACE UNIT #1805     9.875            664.29         90
                                       9.625            664.29       85,000.00
    MIAMI            FL   33183          1            09/19/96         12
    0410240774                           01           11/01/96         25
    410240774                            N            10/01/26
    0


    1529737          E22/G02             F           45,900.00         ZZ
                                         360         45,880.75          2
    6910-12 DECATUR RD                10.250            411.31         90
                                      10.000            411.31       51,000.00
    FORT WAYNE       IN   46816          1            09/09/96         01
    0410159198                           05           11/01/96         25
    410159198                            N            10/01/26
    0


    1529738          E22/G02             F           35,250.00         ZZ
                                         360         35,216.98          1
    1502 GELENE COURT                  9.750            302.85         75
                                       9.500            302.85       47,000.00
    GARLAND          TX   75040          1            08/29/96         00
    0410270185                           05           10/01/96          0
    410270185                            N            09/01/26
    0
1




    1529739          E22/G02             F           65,000.00         ZZ
                                         360         64,932.34          1
    23401 BARLAKE DRIVE UNIT # 202     9.250            534.74         78
                                       9.000            534.74       84,000.00
    BOCA RATON       FL   33433          5            08/30/96         00
    0410237499                           09           10/01/96          0
    410237499                            O            09/01/26
    0


    1529740          E22/G02             F           36,400.00         T
                                         360         36,381.62          1
    11839 PARLIAMENT UNIT # 1521       9.375            302.76         70
                                       9.125            302.76       52,000.00
    SAN ANTONIO      TX   78216          1            09/09/96         00
    0410212898                           01           11/01/96          0
    410212898                            O            10/01/26
    0


    1529748          E22/G02             F           49,600.00         ZZ
                                         360         49,548.37          1
    2121 SW 1ST COURT                  9.250            408.05         80
                                       9.000            408.05       62,000.00
    FT LAUDERDALE    FL   33312          1            08/30/96         00
    0410239131                           05           10/01/96          0
    410239131                            O            09/01/26
    0


    1529750          E22/G02             F           59,900.00         ZZ
                                         360         59,834.31          1
    702 ORCHARD OVERLOOK UNIT #104     9.000            481.97         75
                                       8.750            481.97       79,900.00
    ODENTON          MD   21113          1            09/06/96         00
    0410238521                           01           10/01/96          0
    410238521                            N            09/01/26
    0


    1529759          F03/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    931 LAKEPOINT CIRCLE               9.125            911.27         80
                                       8.875            911.27      140,000.00
    FRISCO           CO   80443          1            10/02/96         00
    0430050609                           01           12/01/96          0
    DEN10077                             O            11/01/26
    0


    1529780          180/G02             F           67,410.00         ZZ
                                         360         67,374.13          1
1


    6729 & 6731 WESTCREEK DRIVE        9.125            548.47         90
                                       8.875            548.47       74,900.00
    FT WORTH         TX   76133          1            10/02/96         04
    0430054981                           05           11/01/96         25
    4592333                              N            10/01/26
    0


    1529795          E67/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    584 NE SOARING COURT               8.750            723.76         74
                                       8.500            723.76      125,000.00
    BEND             OR   97701          2            10/14/96         00
    0430058719                           05           12/01/96          0
    05792                                O            11/01/26
    0


    1529798          816/G02             F           69,750.00         ZZ
                                         360         69,750.00          1
    4541 WEST 5335 SOUTH               9.250            573.82         90
                                       9.000            573.82       77,500.00
    KEARNS           UT   84118          1            10/04/96         04
    0430054148                           05           12/01/96         30
    140979                               N            11/01/26
    0


    1529806          E22/G02             F          100,000.00         ZZ
                                         360         99,943.94          1
    181 CANYON HIGHLANDS DRIVE         8.875            795.64         75
                                       8.625            795.64      135,000.00
    OROVILLE         CA   95966          1            09/11/96         00
    0410127567                           05           11/01/96          0
    410127567                            O            10/01/26
    0


    1529809          624/G02             F           58,600.00         ZZ
                                         360         58,600.00          2
    754 WASHINGTON                     9.500            492.74         90
                                       9.250            492.74       65,138.00
    POCATELLO        ID   83201          1            10/02/96         01
    0430050849                           05           12/01/96         30
    65022060113                          N            11/01/26
    0


    1529810          E22/G02             F          360,000.00         ZZ
                                         360        359,818.20          1
    618 HOVE COURT                     9.375          2,994.30         80
                                       9.125          2,994.30      450,000.00
    WALNUT CREEK     CA   94598          2            09/06/96         00
    0410213490                           05           11/01/96          0
1


    410213490                            O            10/01/26
    0


    1529822          624/G02             F           78,500.00         ZZ
                                         360         78,500.00          1
    3405 SOUTH BROCK STREET            8.875            624.58         75
                                       8.625            624.58      105,000.00
    WEST VALLEY CIT  UT   84119          5            10/04/96         00
    0430068304                           05           12/01/96          0
    66032760253                          O            11/01/26
    0


    1529828          E22/G02             F           68,400.00         ZZ
                                         360         68,321.01          1
    18809 SE EGRET BAY BLVD # 122      8.750            538.10         95
                                       8.500            538.10       72,000.00
    WEBSTER          TX   77598          1            08/30/96         10
    0410270029                           01           10/01/96         30
    410270029                            O            09/01/26
    0


    1529830          E22/G02             F          108,000.00         ZZ
                                         360        107,949.61          1
    10602 MT TIPTON                    9.750            927.89         90
                                       9.500            927.89      120,000.00
    SAN ANTONIO      TX   78213          1            09/09/96         01
    0410259386                           05           11/01/96         25
    410259386                            N            10/01/26
    0


    1529832          E19/G02             F           49,000.00         ZZ
                                         360         48,972.53          2
    4522 HIGBEE STREET                 8.875            389.87         70
                                       8.625            389.87       70,000.00
    PHILADELPHIA     PA   19135          5            09/20/96         00
    0430048892                           05           11/01/96          0
    11009                                N            10/01/26
    0


    1529833          E22/G02             F           72,000.00         ZZ
                                         360         71,921.05          1
    550 E SUERA TERRACE                9.000            579.33         80
                                       8.750            579.33       90,000.00
    MUSTANG          OK   73064          1            08/28/96         00
    0410136253                           05           10/01/96          0
    410136253                            O            09/01/26
    0


1


    1529841          E22/G02             F           44,800.00         ZZ
                                         360         44,756.89          1
    6047 WOODMANCOTE DRIVE             9.625            380.80         70
                                       9.375            380.80       64,000.00
    HUMBLE           TX   77346          5            08/23/96         00
    0410267579                           03           10/01/96          0
    410267579                            N            09/01/26
    0


    1529843          E22/G02             F           96,000.00         ZZ
                                         360         95,905.19          4
    3215 HIRSCHFIELD ROAD              9.500            807.22         80
                                       9.250            807.22      120,000.00
    SPRING           TX   77373          1            08/22/96         04
    0410107437                           03           10/01/96         12
    410107437                            N            09/01/26
    0


    1529845          E22/G02             F           51,000.00         ZZ
                                         360         50,972.86          4
    12210 WEST BELLFORT STREET         9.125            414.95         60
                                       8.875            414.95       85,000.00
    STAFFORD         TX   77477          1            09/05/96         00
    0410211262                           05           11/01/96          0
    410211262                            N            10/01/26
    0


    1529847          387/387             F          240,000.00         ZZ
                                         360        239,875.58          1
    5532 MAMMOTH AVENUE                9.250          1,974.42         80
                                       9.000          1,974.42      300,000.00
    VAN NUYS         CA   91401          1            09/13/96         95
    811943                               05           11/01/96          0
    811943                               N            10/01/26
    0


    1529848          E22/G02             F           37,050.00         ZZ
                                         360         37,011.44          1
    3739 VARLA LANE                    9.250            304.80         80
                                       9.000            304.80       46,350.00
    HOUSTON          TX   77014          1            08/29/96         10
    0410258149                           03           10/01/96         12
    410258149                            N            09/01/26
    0


    1529850          A26/G02             F          141,750.00         ZZ
                                         360        141,750.00          2
    95 GREEN VALLEY ROAD               9.625          1,204.86         75
                                       9.375          1,204.86      189,000.00
1


    STATEN ISLAND    NY   10312          2            10/28/96         00
    0430066985                           03           12/01/96          0
    7625                                 N            11/01/26
    0


    1529851          E22/G02             F           52,000.00         ZZ
                                         360         51,978.20          2
    615-617 CADIZ STREET              10.250            465.97         80
                                      10.000            465.97       65,000.00
    NEW ORLEANS      LA   70115          1            09/10/96         10
    0410259279                           05           11/01/96         12
    410259279                            N            10/01/26
    0


    1529852          387/387             F           89,000.00         ZZ
                                         360         88,953.86          1
    2102 MANCHESTER DRIVE              9.250            732.18         66
                                       9.000            732.18      135,000.00
    FORT COLLINS     CO   80526          1            09/20/96         00
    816058                               05           11/01/96          0
    816058                               N            10/01/26
    0


    1529854          387/387             F          144,000.00         ZZ
                                         360        143,927.28          1
    1200 WEST CHAPALA DRIVE            9.375          1,197.72         80
                                       9.125          1,197.72      180,000.00
    TUCSON           AZ   85704          1            09/13/96         95
    814020                               05           11/01/96          0
    814020                               N            10/01/26
    0


    1529856          387/387             F           85,000.00         ZZ
                                         360         84,955.94          1
    2521 KEY COURT                     9.250            699.27         70
                                       9.000            699.27      122,000.00
    LANCASTER        CA   93536          2            09/12/96         00
    807974                               05           11/01/96          0
    807974                               O            10/01/26
    0


    1529861          975/G02             F          186,400.00         ZZ
                                         360        186,298.18          1
    921 OXFORD DRIVE                   9.000          1,499.82         80
                                       8.750          1,499.82      233,000.00
    OXNARD           CA   93030          1            09/17/96         00
    0430044925                           05           11/01/96          0
    962337                               O            10/01/26
    0
1




    1529869          227/G02             F          130,300.00         ZZ
                                         360        130,228.82          1
    3730 ST. ANDREWS DRIVE             9.000          1,048.43         78
                                       8.750          1,048.43      169,000.00
    RENO             NV   89511          1            09/10/96         00
    0430055699                           05           11/01/96          0
    1663511                              O            10/01/26
    0


    1529875          731/G02             F           75,000.00         ZZ
                                         360         74,961.11          1
    3692 TURNER COURT                  9.250            617.01         35
                                       9.000            617.01      216,000.00
    FREMONT          CA   94536          5            09/18/96         00
    0430051516                           05           11/01/96          0
    112052756                            O            10/01/26
    0


    1529907          E08/G02             F           48,600.00         ZZ
                                         360         48,600.00          2
    529-31 NE 68 STREET                9.500            408.66         90
                                       9.250            408.66       54,000.00
    MIAMI            FL   33138          1            10/11/96         01
    0430053454                           05           12/01/96         25
    170894                               N            11/01/26
    0


    1529922          E22/G02             F           48,200.00         ZZ
                                         360         48,176.29          1
    6549 HEYDEN STREET                 9.500            405.29         74
                                       9.250            405.29       66,000.00
    DEARBORN         MI   48127          2            09/05/96         00
    0410160766                           05           11/01/96          0
    410160766                            N            10/01/26
    0


    1529925          E22/G02             F          170,000.00         ZZ
                                         360        169,911.87          1
    14216 S LONG AVE                   9.250          1,398.55         78
                                       9.000          1,398.55      220,000.00
    MIDLOTHIAN       IL   60445          1            09/20/96         00
    0410172787                           05           11/01/96          0
    410172787                            O            10/01/26
    0


    1529928          286/286             F           27,300.00         ZZ
                                         360         27,287.60          2
1


    157-159 LEXINGTON AVE              9.875            237.06         70
                                       9.625            237.06       39,000.00
    DAYTON           OH   45407          5            09/16/96         00
    8593162                              05           11/01/96          0
    8593162                              N            10/01/26
    0


    1529978          E22/G02             F           40,500.00         ZZ
                                         360         40,465.89          1
    813 MCKEIGHAN                     10.250            362.92         90
                                      10.000            362.92       45,000.00
    FLINT            MI   48507          1            08/16/96         11
    0410212781                           05           10/01/96         25
    410212781                            N            09/01/26
    0


    1530000          180/G02             F          104,850.00         ZZ
                                         360        104,850.00          2
    8708 CLEARBROOK TRAIL              9.250            862.58         90
                                       9.000            862.58      116,500.00
    AUSTIN           TX   78729          1            10/03/96         04
    0430066548                           05           12/01/96         25
    4590311                              N            11/01/26
    0


    1530002          758/G02             F          127,150.00         ZZ
                                         360        127,150.00          1
    17114 COPPER SHORES DRIVE          9.000          1,023.08         80
                                       8.750          1,023.08      158,990.00
    HOUSTON          TX   77095          1            10/04/96         00
    0430054965                           03           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1530024          180/G02             F           77,500.00         ZZ
                                         360         77,459.83          1
    529 HUSTON STREET                  9.250            637.57         90
                                       9.000            637.57       86,246.00
    INGALLS          IN   46048          1            10/04/96         10
    0430053876                           05           11/01/96         25
    4312815                              N            10/01/26
    0


    1530041          E46/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    14 CORN HILL DRIVE                 8.875          1,750.42         80
                                       8.625          1,750.42      275,000.00
    MORRIS TOWNSHIP  NJ   07960          1            10/04/96         00
    0430057141                           05           12/01/96          0
1


    23528                                O            11/01/26
    0


    1530049          965/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
    277 OJO DE LA VACA                 9.250          1,892.15         59
                                       9.000          1,892.15      390,000.00
    SANTA FE         NM   87505          5            10/08/96         00
    0430059964                           05           12/01/96          0
    1530049                              O            11/01/26
    0


    1530058          405/405             F          206,400.00         ZZ
                                         360        206,281.25          1
    4584 ADRIAN WAY                    8.750          1,623.75         80
                                       8.500          1,623.75      258,000.00
    PLANO            TX   75024          1            10/02/96         00
    4024204                              03           11/01/96          0
    4024204                              O            10/01/26
    0


    1530074          731/G02             F          132,000.00         ZZ
                                         360        131,931.57          1
    974 PINECREST TERRACE              9.250          1,085.93         80
                                       9.000          1,085.93      165,000.00
    ASHLAND          OR   97520          1            09/18/96         04
    0430046730                           05           11/01/96         12
    22032563                             N            10/01/26
    0


    1530075          E19/G02             F          261,550.00         ZZ
                                         360        261,410.81          1
    19651 DORADO DRIVE                 9.125          2,128.06         80
                                       8.875          2,128.06      326,976.00
    TRABUCO CANYON   CA   92679          1            09/24/96         00
    0430050401                           03           11/01/96          0
    168719                               O            10/01/26
    0


    1530076          405/405             F           54,600.00         ZZ
                                         360         54,080.35          1
    1224 SHADETREE LANE                8.750            429.54         41
                                       8.500            429.54      134,600.00
    ALLEN            TX   75002          1            09/04/96         00
    4005062                              05           11/01/96          0
    4005062                              O            10/01/26
    0


1


    1530078          976/976             F          107,000.00         ZZ
                                         360        106,891.50          3
    740 EAST FOUNTAIN WAY              9.375            889.98         80
                                       9.125            889.98      133,750.00
    FRESNO           CA   93704          1            08/26/96         95
    255417                               05           10/01/96          0
    255417                               N            09/01/26
    0


    1530081          976/976             F           89,500.00         ZZ
                                         360         89,457.11          1
    111 HOUSTON STREET                 9.625            760.75         52
                                       9.375            760.75      175,000.00
    DEWEY BEACH      DE   19951          2            09/12/96         00
    220308                               05           11/01/96          0
    220308                               N            10/01/26
    0


    1530082          976/976             F           50,000.00         ZZ
                                         360         49,942.23          4
    6641 WEST OCOTILLO ROAD            8.750            393.36         60
                                       8.500            393.36       84,000.00
    GLENDALE         AZ   85301          2            08/27/96         00
    251597                               05           10/01/96          0
    251597                               N            09/01/26
    0


    1530083          976/976             F          108,000.00         ZZ
                                         360        107,887.59          4
    3483-85 N 76TH STREET              9.250            888.49         80
                                       9.000            888.49      135,000.00
    MILWAUKEE        WI   53222          2            08/30/96         95
    261367                               05           10/01/96          0
    261367                               N            09/01/26
    0


    1530084          976/976             F          204,000.00         ZZ
                                         360        203,787.66          1
    4146 KENTMERE SQUARE               9.250          1,678.26         80
                                       9.000          1,678.26      255,000.00
    FAIRFAX          VA   22030          1            08/30/96         95
    145815                               09           10/01/96          0
    145815                               N            09/01/26
    0


    1530086          976/976             F          107,000.00         ZZ
                                         360        106,891.50          3
    730 EAST FOUTAIN WAY               9.375            889.98         80
                                       9.125            889.98      133,750.00
1


    FRESNO           CA   93704          1            08/26/96         95
    255373                               05           10/01/96          0
    255373                               N            09/01/26
    0


    1530087          976/976             F          120,000.00         ZZ
                                         360        119,835.60          3
    8041-8045-8049 WHITMORE            9.750          1,030.99         80
                                       9.500          1,030.99      150,000.00
    ROSEMEAD         CA   91770          1            08/19/96         95
    862590                               05           10/01/96          0
    862590                               N            09/01/26
    0


    1530088          976/976             F           84,000.00         ZZ
                                         360         83,959.75          1
    532 EAST 9900 SOUTH                9.625            714.00         80
                                       9.375            714.00      105,000.00
    SANDY            UT   84070          1            09/19/96         95
    293683                               05           11/01/96          0
    293683                               N            10/01/26
    0


    1530090          635/635             F           50,200.00         ZZ
                                         360         50,200.00          1
    71 STRAWBERRY HILL AVENUE          9.625            426.70         80
                                       9.375            426.70       62,750.00
    STAMFORD         CT   06902          1            10/16/96         00
    6626428                              06           12/01/96          0
    6626428                              O            11/01/26
    0


    1530106          E26/G02             F          192,800.00         ZZ
                                         360        192,705.16          1
    1828 ST. MARY'S ROAD               9.500          1,621.17         80
                                       9.250          1,621.17      241,000.00
    CHESTER          MD   21619          5            09/17/96         00
    0430052803                           05           11/01/96          0
    431096                               O            10/01/26
    0


    1530109          B28/G02             F           54,000.00         ZZ
                                         360         53,974.80          1
    513 EAST EVERETT AVENUE            9.750            463.95         90
                                       9.500            463.95       60,000.00
    SPOKANE          WA   99207          1            09/17/96         04
    0430042978                           05           11/01/96         25
    9963219                              N            10/01/26
    0
1




    1530128          E22/G02             F           57,600.00         ZZ
                                         360         57,570.14          1
    107 WILDWOOD DRIVE                 9.250            473.86         90
                                       9.000            473.86       64,000.00
    ROUND LAKE BEAC  IL   60073          1            09/16/96         10
    0410257463                           05           11/01/96         25
    410257463                            N            10/01/26
    0


    1530131          E22/G02             F           64,800.00         ZZ
                                         360         64,770.56          2
    537 & 539 WASHINGTON STREET        9.875            562.69         90
                                       9.625            562.69       72,000.00
    WALLA WALLA      WA   99362          1            09/23/96         01
    0410222830                           05           11/01/96         25
    410222830                            N            10/01/26
    0


    1530135          E22/G02             F           98,150.00         ZZ
                                         360         98,102.98          1
    5880 COYOTE RIDGE ROAD             9.625            834.26         75
                                       9.375            834.26      130,900.00
    RENO             NV   89523          1            09/18/96         00
    0410127625                           05           11/01/96          0
    410127625                            N            10/01/26
    0


    1530136          E22/G02             F          172,000.00         ZZ
                                         360        171,910.83          1
    1305 WILDWOOD AVENUE               9.250          1,415.00         80
                                       9.000          1,415.00      215,000.00
    SOUTH LAKE TAHO  CA   96150          1            09/18/96         00
    0410127849                           05           11/01/96          0
    410127849                            O            10/01/26
    0


    1530137          E22/G02             F           63,000.00         ZZ
                                         360         62,970.61          1
    236 RICHARDSON STREET              9.750            541.27         90
                                       9.500            541.27       70,000.00
    MARTINEZ         CA   94553          1            09/16/96         04
    0410228837                           05           11/01/96         25
    410228837                            N            10/01/26
    0


    1530141          E22/G02             F           97,600.00         ZZ
                                         360         97,490.16          1
1


    203 TIERRA BERRENDA                8.875            776.55         80
                                       8.625            776.55      122,000.00
    ROSWELL          NM   88201          1            09/03/96         00
    0410213300                           05           10/01/96          0
    410213300                            O            09/01/26
    0


    1530144          E22/G02             F          134,100.00         ZZ
                                         360        134,032.28          1
    5813 MORNING FIELD PL              9.375          1,115.38         73
                                       9.125          1,115.38      186,000.00
    ST LOUIS         MO   63128          5            09/13/96         00
    0410257737                           05           11/01/96          0
    410257737                            O            10/01/26
    0


    1530150          E22/G02             F           35,000.00         ZZ
                                         360         34,983.23          1
    12900 S W 188TH STREET             9.625            297.50         28
                                       9.375            297.50      129,000.00
    MIAMI            FL   33177          5            09/20/96         00
    0410197180                           05           11/01/96          0
    410197180                            N            10/01/26
    0


    1530151          E22/G02             F           49,500.00         ZZ
                                         360         49,480.33          1
    12960 GULF BLVD UNIT # 239        10.500            452.80         60
                                      10.250            452.80       82,500.00
    MADEIRA BEACH    FL   33708          1            09/20/96         00
    0410237879                           01           11/01/96          0
    410237879                            N            10/01/26
    0


    1530170          G18/G02             F           87,920.00         ZZ
                                         360         87,920.00          1
    5232 SKIBA DRIVE                   9.000            707.42         80
                                       8.750            707.42      109,900.00
    MOUNDS VIEW      MN   55112          1            10/25/96         00
    0430069120                           05           12/01/96          0
    0170793                              O            11/01/26
    0


    1530222          A06/G02             F           93,750.00         ZZ
                                         360         93,698.79          1
    620 RUFFNER                        9.000            754.34         75
                                       8.750            754.34      125,000.00
    BIRMINGHAM       MI   48009          2            09/06/96         00
    0430056143                           05           11/01/96          0
1


    1000009606133                        O            10/01/26
    0


    1530224          687/G02             F           54,900.00         ZZ
                                         360         54,870.79          1
    6824 W. O'NEIL                     9.125            446.68         90
                                       8.875            446.68       61,000.00
    WICHITA          KS   67212          1            09/13/96         10
    0430044867                           03           11/01/96         25
    1564358                              N            10/01/26
    0


    1530250          963/G02             F           68,600.00         ZZ
                                         360         68,600.00          2
    20500 MANTA DRIVE                  8.250            515.37         70
                                       8.000            515.37       98,000.00
    MIAMI            FL   33189          1            10/22/96         00
    0430065367                           05           12/01/96          0
    960369                               O            11/01/26
    0


    1530251          963/G02             F           49,000.00         ZZ
                                         360         49,000.00          1
    1166 SOMERSET CIRCLE SOUTH         9.250            403.11         74
                                       9.000            403.11       67,000.00
    DUNEDIN          FL   34698          2            10/14/96         00
    0430062174                           09           12/01/96          0
    960359                               N            11/01/26
    0


    1530291          405/405             F          140,000.00         ZZ
                                         360        139,915.19          3
    231 MAGNOLIA AVENUE                8.500          1,076.48         80
                                       8.250          1,076.48      175,000.00
    OXNARD           CA   93030          1            09/09/96         10
    3998267                              05           11/01/96         12
    3998267                              N            10/01/26
    0


    1530314          480/G02             F           75,100.00         ZZ
                                         360         75,058.98          1
    1248 SIERRA DRIVE                  9.000            604.27         84
                                       8.750            604.27       90,000.00
    SIERRA VISTA     AZ   85635          2            09/18/96         04
    0430045427                           05           11/01/96         20
    1642388                              N            10/01/26
    0


1


    1530323          227/G02             F           94,000.00         T
                                         360         93,896.91          1
    619 WEST ST. MORTIZ DRIVE          9.000            756.35         67
                                       8.750            756.35      142,000.00
    PAYSON           AZ   85541          4            08/14/96         00
    0430045088                           05           10/01/96          0
    1630657                              O            09/01/26
    0


    1530329          624/G02             F           93,750.00         ZZ
                                         360         93,750.00          1
    2966 DEVON WAY                     9.250            771.26         75
                                       9.000            771.26      125,000.00
    SAN PABLO        CA   94806          5            10/15/96         00
    0430070532                           05           12/01/96          0
    21007460143                          O            11/01/26
    0


    1530335          927/G02             F          103,400.00         ZZ
                                         360        103,351.76          1
    3210 EAST VERMONT AVENUE           9.750            888.37         90
                                       9.500            888.37      114,900.00
    PHOENIX          AZ   85018          1            09/18/96         01
    0430056838                           05           11/01/96         25
    251207                               N            10/01/26
    0


    1530352          E67/G02             F           81,600.00         ZZ
                                         360         81,555.43          1
    14660 RIM ROAD CUTOFF              9.000            656.57         80
                                       8.750            656.57      102,000.00
    CROOKED RIVER R  OR   97760          1            09/23/96         00
    0430045245                           05           11/01/96          0
    5651                                 O            10/01/26
    0


    1530357          731/G02             F          260,000.00         ZZ
                                         360        259,857.98          1
    9060 HARLAND AVENUE                9.000          2,092.02         80
                                       8.750          2,092.02      325,000.00
    WEST HOLLYWOOD   CA   90069          2            09/20/96         00
    0430051227                           05           11/01/96          0
    5000885                              O            10/01/26
    0


    1530393          B75/G02             F          101,500.00         ZZ
                                         360        101,451.37          3
    26 T STREET NW                     9.625            862.74         70
                                       9.375            862.74      145,000.00
1


    WASHINGTON       DC   20001          5            09/13/96         00
    0430044719                           05           11/01/96          0
    2506616                              N            10/01/26
    0


    1530394          253/253             F           46,800.00         ZZ
                                         360         46,775.09          1
    400 GLENWOOD TERRACE               9.125            380.79         90
                                       8.875            380.79       52,000.00
    HURST            TX   76053          1            09/23/96         10
    321824                               05           11/01/96         25
    321824                               N            10/01/26
    0


    1530395          253/253             F          100,000.00         T
                                         360         99,943.93          1
    4495 WILDRIDGE ROAD WEST           8.875            795.65         37
                                       8.625            795.65      275,000.00
    AVON             CO   81620          5            09/23/96         00
    317301                               05           11/01/96          0
    317301                               O            10/01/26
    0


    1530403          604/G02             F           36,400.00         ZZ
                                         360         36,400.00          1
    NORDIC INN UNIT 107                9.875            316.08         70
                                       9.625            316.08       52,000.00
    LINCOLN          NH   03251          1            10/17/96         00
    0430061630                           20           12/01/96          0
    32100073                             O            11/01/26
    0


    1530454          758/G02             F          138,750.00         ZZ
                                         360        138,750.00          1
    40 BAYOU POINTE DRIVE              8.625          1,079.18         75
                                       8.375          1,079.18      185,000.00
    HOUSTON          TX   77063          1            10/25/96         00
    0430065128                           09           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1530458          909/G02             F          207,000.00         ZZ
                                         360        206,874.60          3
    3908 A & B BELL AVENUE             8.500          1,591.65         90
                                       8.250          1,591.65      230,000.00
    BELL             CA   90201          1            09/24/96         12
    0430050229                           05           11/01/96         25
    6003433                              O            10/01/26
    0
1




    1530467          776/G02             F          121,500.00         ZZ
                                         360        121,444.80          1
    5615 BRACE ROAD                    9.875          1,055.04         90
                                       9.625          1,055.04      135,000.00
    LOOMIS           CA   95650          1            09/11/96         04
    0430055962                           05           11/01/96         25
    2333454                              N            10/01/26
    0


    1530468          776/G02             F           76,500.00         ZZ
                                         360         76,463.35          1
    1202 CAMERON STREET                9.625            650.24         90
                                       9.375            650.24       85,000.00
    BOISE            ID   83709          1            09/18/96         04
    0430049262                           05           11/01/96         25
    2536514                              N            10/01/26
    0


    1530470          776/G02             F          102,000.00         ZZ
                                         360        101,945.72          1
    4235 EAST ST. LOUIS AVENUE         9.125            829.91         60
                                       8.875            829.91      170,000.00
    LAS VEGAS        NV   89104          5            09/16/96         00
    0430050161                           05           11/01/96          0
    6334740                              O            10/01/26
    0


    1530480          776/G02             F          112,500.00         ZZ
                                         360        112,443.19          1
    3253 NORTH TRUCKLEE LANE           9.375            935.72         90
                                       9.125            935.72      125,000.00
    SPARKS           NV   89434          1            09/18/96         10
    0430048694                           05           11/01/96         30
    6334738                              N            10/01/26
    0


    1530483          635/635             F           66,000.00         ZZ
                                         360         66,000.00          1
    936 EAST OLD WILLOW ROAD           9.250            542.97         80
    #201                               9.000            542.97       83,000.00
    PROSPECT HEIGHT  IL   60070          5            10/17/96         00
    663248300                            01           12/01/96          0
    663248300                            O            11/01/26
    0


    1530503          560/560             F           31,500.00         ZZ
                                         360         31,483.23          2
1


    2636 N GUILFORD AVE                9.125            256.30         70
                                       8.875            256.30       45,000.00
    INDIANAPOLIS     IN   46205          5            09/17/96         00
    450532841                            05           11/01/96          0
    450532841                            N            10/01/26
    0


    1530504          526/G02             F           99,900.00         ZZ
                                         360         99,853.39          1
    3348 TEAL LANE                     9.750            858.30         90
                                       9.500            858.30      111,000.00
    OCEAN BEACH      NJ   08735          1            09/11/96         04
    0430045807                           05           11/01/96         25
    143403                               N            10/01/26
    0


    1530516          560/560             F           33,750.00         T
                                         360         33,713.92          1
    NO C314 LODGE AT LINCOLN           9.125            274.61         75
    STATION                            8.875            274.61       45,000.00
    LINCOLN          NH   03251          1            08/29/96         00
    450515838                            20           10/01/96          0
    450515838                            O            09/01/26
    0


    1530518          526/G02             F           61,110.00         ZZ
                                         360         61,081.49          1
    6607 HEMSWORTH TERRACE             9.750            525.03         90
                                       9.500            525.03       67,900.00
    CHARLOTTE        NC   28229          1            09/09/96         12
    0430045773                           05           11/01/96         25
    00143648                             N            10/01/26
    0


    1530519          405/405             F          140,000.00         ZZ
                                         360        139,923.52          1
    3845 ALBERT ROAD                   9.000          1,126.48         34
                                       8.750          1,126.48      415,000.00
    PRINCEVILLE      HI   96722          1            09/11/96         00
    4009544                              03           11/01/96          0
    4009544                              N            10/01/26
    0


    1530527          E22/G02             F           67,400.00         ZZ
                                         360         67,366.84          1
    2706 DEERINGHILL DRIVE             9.500            566.74         80
                                       9.250            566.74       84,250.00
    AUSTIN           TX   78745          1            09/13/96         10
    0410258479                           05           11/01/96         12
1


    410258479                            N            10/01/26
    0


    1530528          E22/G02             F          174,500.00         ZZ
                                         360        174,418.59          1
    3527 WINDSOR DRIVE                 9.750          1,499.22         72
                                       9.500          1,499.22      245,000.00
    CHARLOTTE        NC   28209          5            09/09/96         00
    0410240550                           05           11/01/96          0
    410240550                            O            10/01/26
    0


    1530529          E22/G02             F          115,500.00         T
                                         360        115,446.12          1
    1938 BERMUDA POINTE DR             9.750            992.32         70
                                       9.500            992.32      165,000.00
    HAINES CITY      FL   33844          1            09/13/96         00
    0410240576                           03           11/01/96          0
    410240576                            O            10/01/26
    0


    1530531          E22/G02             F          108,000.00         ZZ
                                         360        107,944.01          2
    910 YOUNG STREET                   9.250            888.49         80
                                       9.000            888.49      135,000.00
    WOODBURN         OR   97071          5            09/10/96         00
    0410272702                           05           11/01/96          0
    410272702                            O            10/01/26
    0


    1530532          E22/G02             F          106,000.00         ZZ
                                         360        105,877.59          1
    225 N W  100TH AVENUE              8.750            833.90         64
                                       8.500            833.90      166,000.00
    PLANTATION       FL   33324          1            09/06/96         00
    0410240196                           03           10/01/96          0
    410240196                            O            09/01/26
    0


    1530533          B75/G02             F           95,000.00         ZZ
                                         360         94,893.09          1
    710 PAULEY DRIVE                   8.875            755.86         73
                                       8.625            755.86      131,000.00
    PRESCOTT         AZ   86303          5            08/22/96         00
    0430047068                           05           10/01/96          0
    2479483                              O            09/01/26
    0


1


    1530534          E22/G02             F           73,000.00         ZZ
                                         360         72,963.13          1
    10112 NORTHEAST 112TH PLACE        9.375            607.18         31
                                       9.125            607.18      239,000.00
    KIRKLAND         WA   98033          5            09/17/96         00
    0410223051                           05           11/01/96          0
    410223051                            O            10/01/26
    0


    1530535          E22/G02             F           68,200.00         ZZ
                                         360         68,165.56          1
    1442-1/2 NW RICHMOND BEACH RD      9.375            567.25         65
                                       9.125            567.25      105,000.00
    SHORELINE        WA   98177          5            09/09/96         00
    0410223325                           05           11/01/96          0
    410223325                            N            10/01/26
    0


    1530536          E22/G02             F           80,900.00         ZZ
                                         360         80,859.14          1
    1440 N W  RICHMOND BEACH ROAD      9.375            672.89         65
                                       9.125            672.89      124,500.00
    SHORELINE        WA   98177          5            09/09/96         00
    0410223333                           05           11/01/96          0
    410223333                            N            10/01/26
    0


    1530546          E22/G02             F           24,750.00         ZZ
                                         360         24,739.89          1
    1100 S ELIZABETH ST               10.375            224.09         90
                                      10.125            224.09       27,500.00
    KOKOMO           IN   46902          1            09/12/96         04
    0410161392                           05           11/01/96         25
    410161392                            N            10/01/26
    0


    1530548          E22/G02             F           41,400.00         ZZ
                                         360         41,382.17          2
    1034-1034 1/2 WARREN ST           10.125            367.14         90
                                       9.875            367.14       46,000.00
    SANDUSKY         OH   44870          1            09/20/96         04
    0410258925                           05           11/01/96         25
    410258925                            N            10/01/26
    0


    1530549          253/253             F          133,950.00         ZZ
                                         360        133,876.83          1
    13554 BULLION COURT                9.000          1,077.80         95
                                       8.750          1,077.80      141,000.00
1


    CORPUS CHRISTI   TX   78418          2            09/24/96         10
    321055                               03           11/01/96         30
    321055                               O            10/01/26
    0


    1530551          253/253             F          179,000.00         ZZ
                                         360        178,899.64          1
    946 PASEO LA CRESTA                8.875          1,424.21         80
                                       8.625          1,424.21      224,900.00
    CHULA VISTA      CA   91910          1            09/20/96         00
    320939                               05           11/01/96          0
    320939                               O            10/01/26
    0


    1530553          377/377             F           52,250.00         ZZ
                                         360         52,225.62          1
    3450 EAST MENDENHAL DRIVE          9.750            448.91         90
                                       9.500            448.91       58,100.00
    BATON ROUGE      LA   70814          1            09/27/96         01
    6158638                              05           11/01/96         25
    6158638                              N            10/01/26
    0


    1530557          776/G02             F          198,400.00         ZZ
                                         360        198,291.63          1
    501 ASHLAND LANE                   9.000          1,596.37         80
                                       8.750          1,596.37      248,000.00
    ASHLAND          OR   97520          1            09/09/96         00
    0430047886                           05           11/01/96          0
    5036127                              O            10/01/26
    0


    1530558          737/G02             F          240,500.00         ZZ
                                         360        240,375.32          1
    6341 NORTH 4TH DRIVE               9.250          1,978.53         68
                                       9.000          1,978.53      358,000.00
    PHOENIX          AZ   85013          5            09/19/96         00
    0430055897                           03           11/01/96          0
    511549                               O            10/01/26
    0


    1530566          889/G02             F          164,900.00         ZZ
                                         360        164,800.10          1
    3326 JOSIE AVENUE                  8.500          1,267.94         75
                                       8.250          1,267.94      219,900.00
    LONG BEACH       CA   90808          1            09/19/96         00
    0430050278                           05           11/01/96          0
    51001552                             N            10/01/26
    0
1




    1530572          992/G02             F          103,500.00         ZZ
                                         360        103,446.34          1
    18 CEDAR RIDGE DRIVE               9.250            851.47         90
                                       9.000            851.47      115,000.00
    RIDGE            NY   11961          1            09/25/96         01
    0430046045                           05           11/01/96         25
    322871                               N            10/01/26
    0


    1530600          A78/G02             F          750,000.00         ZZ
                                         360        750,000.00          1
    6378 SNOWBERRY LANE                9.625          6,374.92         64
                                       9.375          6,374.92    1,188,000.00
    NIWOT            CO   80503          5            10/09/96         00
    0430056663                           03           12/01/96          0
    010051276                            O            11/01/26
    0


    1530618          F41/G02             F           74,250.00         ZZ
                                         360         74,250.00          1
    614 COLUMBUS AVENUE                9.000            597.43         75
    UNIT 4                             8.750            597.43       99,000.00
    BOSTON           MA   02118          1            10/15/96         00
    0430058594                           08           12/01/96          0
    27060                                N            11/01/26
    0


    1530646          526/G02             F           81,000.00         ZZ
                                         360         80,964.16          1
    708 LAKEWOOD                      10.000            710.84         90
                                       9.750            710.84       90,000.00
    AUGUSTA          KS   67010          1            09/10/96         04
    0430049619                           05           11/01/96         25
    00141900                             N            10/01/26
    0


    1530649          526/G02             F          170,000.00         ZZ
                                         360        169,916.37          2
    92 LEONARD STREET                  9.500          1,429.46         95
                                       9.250          1,429.46      179,000.00
    JERSEY CITY      NJ   07307          1            09/10/96         10
    0430055996                           05           11/01/96         30
    00146734                             O            10/01/26
    0


    1530654          737/G02             F          171,450.00         ZZ
                                         360        171,348.78          1
1


    1759 MOUNTAIN GLENN                8.625          1,333.52         90
                                       8.375          1,333.52      190,500.00
    STONE MOUNTAIN   GA   30087          1            09/26/96         01
    0430049189                           05           11/01/96         25
    557974                               N            10/01/26
    0


    1530658          526/G02             F           51,300.00         ZZ
                                         360         51,276.06          1
    4825 HOLMES DRIVES                 9.750            440.75         90
                                       9.500            440.75       57,000.00
    CORPUS CHRISTI   TX   78411          1            09/09/96         10
    0430049585                           05           11/01/96         25
    00146205                             N            10/01/26
    0


    1530662          253/253             F           44,000.00         ZZ
                                         360         43,977.19          1
    580 SHADOW LANE                    9.250            361.98         80
                                       9.000            361.98       55,000.00
    LONE OAK         TX   75453          1            09/26/96         00
    322412                               05           11/01/96          0
    322412                               O            10/01/26
    0


    1530676          526/G02             F           82,000.00         ZZ
                                         360         81,923.17          3
    1307 N 23RD AVE.                   9.750            704.51         90
                                       9.500            704.51       91,125.00
    HOLLYWOOD        FL   33020          1            09/01/96         12
    0430049106                           05           10/01/96         25
    142939                               N            09/01/26
    0


    1530682          757/757             F          104,300.00         ZZ
                                         360        104,247.32          1
    319 BEECH HOLLOW TRAIL             9.375            867.52         80
                                       9.125            867.52      130,400.00
    LOGANVILLE       GA   30249          1            10/01/96         00
    2865855                              05           11/01/96          0
    2865855                              O            10/01/26
    0


    1530683          757/757             F           99,200.00         ZZ
                                         360         99,152.48          2
    2810 A & B BRIAR HILL LANE         9.625            843.19         80
                                       9.375            843.19      124,000.00
    CONYERS          GA   30208          1            10/01/96         10
    2861474                              05           11/01/96         12
1


    2861474                              N            10/01/26
    0


    1530684          757/757             F          102,400.00         ZZ
                                         360        102,350.94          2
    2793 A & B COUNTRY COURT           9.625            870.39         80
                                       9.375            870.39      128,000.00
    CONYERS          GA   30208          1            10/01/96         10
    2861466                              05           11/01/96         12
    2861466                              N            10/01/26
    0


    1530686          757/757             F          100,800.00         ZZ
                                         360        100,752.97          4
    519 PARK AVENUE                    9.750            866.03         90
                                       9.500            866.03      112,000.00
    DURHAM           NC   27703          1            09/25/96         10
    2863314                              05           11/01/96         25
    2863314                              O            10/01/26
    0


    1530715          E46/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    111 MONTGOMERY AVENUE              9.250          1,398.55         78
                                       9.000          1,398.55      220,000.00
    LOWER MERION TO  PA   19004          1            10/22/96         00
    0430065771                           05           12/01/96          0
    23549                                O            11/01/26
    0


    1530781          766/G02             F           90,400.00         ZZ
                                         360         90,353.13          1
    1735 SW 71 COURT                   9.250            743.70         80
                                       9.000            743.70      113,000.00
    MIAMI            FL   33155          1            09/24/96         00
    0430046771                           05           11/01/96          0
    96SG0891                             O            10/01/26
    0


    1530784          766/G02             F          176,250.00         ZZ
                                         360        176,169.93          4
    5800 SW 19 STREET                  9.875          1,530.46         75
                                       9.625          1,530.46      235,000.00
    MIAMI            FL   33155          1            09/26/96         00
    0430047894                           05           11/01/96          0
    96OZ0553                             N            10/01/26
    0


1


    1530836          E22/G02             F           88,200.00         ZZ
                                         360         88,158.86          4
    2437 FIRST AVE SOUTH               9.750            757.77         90
                                       9.500            757.77       98,000.00
    MINNEAPOLIS      MN   55404          1            09/05/96         01
    0410258826                           05           11/01/96         25
    410258826                            N            10/01/26
    0


    1530837          E22/G02             F           51,750.00         ZZ
                                         360         51,722.46          1
    2524 SOUTH 9TH STREET              9.125            421.06         90
                                       8.875            421.06       57,500.00
    COUNCIL BLUFFS   IA   51501          1            09/16/96         04
    0410176903                           05           11/01/96         25
    410176903                            N            10/01/26
    0


    1530840          E22/G02             F           64,350.00         ZZ
                                         360         64,323.02          1
    11426 ORTEGA                      10.250            576.64         90
                                      10.000            576.64       71,500.00
    ST LOUIS         MO   63138          1            09/13/96         04
    0410160741                           05           11/01/96         25
    410160741                            N            10/01/26
    0


    1530841          E22/G02             F           68,000.00         ZZ
                                         360         67,963.81          1
    1204 14TH STREET                   9.125            553.27         80
                                       8.875            553.27       85,000.00
    BETTENDORF       IA   52722          1            09/16/96         00
    0410172969                           05           11/01/96          0
    410172969                            O            10/01/26
    0


    1530846          E22/G02             F           51,750.00         ZZ
                                         360         51,725.21          1
    266 ACADEMY                        9.625            439.87         90
                                       9.375            439.87       57,500.00
    FERNDALE         MI   48220          1            09/16/96         04
    0410161285                           05           11/01/96         25
    410161285                            N            10/01/26
    0


    1530848          E22/G02             F           28,350.00         ZZ
                                         360         28,337.79          2
    1418 GENEVA STREET                10.125            251.41         90
                                       9.875            251.41       31,500.00
1


    RACINE           WI   53404          1            09/06/96         04
    0410172415                           05           11/01/96         25
    410172415                            N            10/01/26
    0


    1530849          E22/G02             F           32,900.00         ZZ
                                         360         32,882.94          1
    3647 COLBY AVE SW                  9.250            270.66         70
                                       9.000            270.66       47,000.00
    WYOMING          MI   49509          2            09/10/96         00
    0410161350                           05           11/01/96          0
    410161350                            N            10/01/26
    0


    1530850          E22/G02             F          108,750.00         ZZ
                                         360        108,697.91          1
    29 BELLEWOOD AVENUE                9.625            924.36         75
                                       9.375            924.36      145,000.00
    SOUTH SETAUKET   NY   11720          5            09/13/96         00
    0410238729                           05           11/01/96          0
    410238729                            O            10/01/26
    0


    1530851          E22/G02             F          116,800.00         ZZ
                                         360        116,739.45          1
    3638 COLD CREEK DRIVE              9.250            960.88         80
                                       9.000            960.88      146,000.00
    VALRICO          FL   33594          1            09/27/96         00
    0410242945                           05           11/01/96          0
    410242945                            O            10/01/26
    0


    1530859          E22/G02             F           84,800.00         ZZ
                                         360         84,758.29          4
    8404 RIVERSTONE DRIVE              9.500            713.04         80
                                       9.250            713.04      106,000.00
    AUSTIN           TX   78724          1            09/19/96         04
    0410258610                           05           11/01/96         12
    410258610                            N            10/01/26
    0


    1530860          E22/G02             F          136,000.00         ZZ
                                         360        135,929.49          1
    2535 SE 15TH STREET                9.250          1,118.84         80
                                       9.000          1,118.84      170,000.00
    POMPANO BEACH    FL   33062          1            09/12/96         00
    0410240691                           05           11/01/96          0
    410240691                            O            10/01/26
    0
1




    1530862          E22/G02             F           27,000.00         ZZ
                                         360         26,987.74          2
    1510 EAST MERCER AVENUE            9.875            234.45         90
                                       9.625            234.45       30,000.00
    COLLEGE PARK     GA   30337          1            09/11/96         04
    0410188346                           05           11/01/96         25
    410188346                            N            10/01/26
    0


    1530868          E22/G02             F           40,000.00         ZZ
                                         360         39,981.83          1
    548 CHURCH AVENUE EAST             9.875            347.34         62
                                       9.625            347.34       65,000.00
    LONGWOOD         FL   32750          5            09/23/96         00
    0410241210                           05           11/01/96          0
    410241210                            O            10/01/26
    0


    1530869          E22/G02             F          180,000.00         ZZ
                                         360        179,911.46          1
    1317 MANDARIN ISLE                 9.500          1,513.54         90
                                       9.250          1,513.54      200,000.00
    FORT LAUDERDALE  FL   33315          1            09/23/96         12
    0410239180                           05           11/01/96         25
    410239180                            N            10/01/26
    0


    1530871          E22/G02             F           61,850.00         ZZ
                                         360         61,818.76          2
    711 MOREHEAD AVENUE                9.375            514.44         75
                                       9.125            514.44       82,500.00
    GREENSBORO       NC   27401          1            09/26/96         00
    0410243604                           05           11/01/96          0
    410243604                            N            10/01/26
    0


    1530873          E22/G02             F           48,000.00         ZZ
                                         360         47,974.46          1
    2375 SW 22ND TERRACE               9.125            390.54         30
                                       8.875            390.54      160,000.00
    MIAMI            FL   33145          5            09/13/96         00
    0410240006                           05           11/01/96          0
    410240006                            O            10/01/26
    0


    1530875          E22/G02             F           88,100.00         ZZ
                                         360         88,055.51          1
1


    404 NORWOOD AVENUE                 9.375            732.77         75
                                       9.125            732.77      117,500.00
    SATELLITE BEACH  FL   32937          1            09/20/96         00
    0410238760                           05           11/01/96          0
    410238760                            O            10/01/26
    0


    1530887          776/G02             F          131,000.00         ZZ
                                         360        130,930.29          1
    1738 OAKWOOD STREET                9.125          1,065.86         54
                                       8.875          1,065.86      245,000.00
    PASADENA         CA   91104          2            09/16/96         00
    0430048868                           05           11/01/96          0
    2135163                              N            10/01/26
    0


    1530901          664/G02             F          104,400.00         ZZ
                                         360        104,348.64          1
    2107 FIR STREET                    9.500            877.86         90
                                       9.250            877.86      116,000.00
    LONGVIEW         WA   98632          1            09/18/96         01
    0430051201                           05           11/01/96         25
    2222826                              N            10/01/26
    0


    1530902          664/G02             F           57,500.00         ZZ
                                         360         57,469.40          1
    117 SOUTH 4TH STREET               9.125            467.84         58
                                       8.875            467.84      100,000.00
    RIDGEFIELD       WA   98642          4            09/23/96         00
    0430048926                           05           11/01/96          0
    2222479                              N            10/01/26
    0


    1530904          964/G02             F          160,000.00         ZZ
                                         360        159,912.60          1
    62 LAUREL DRIVE                    9.000          1,287.40         52
                                       8.750          1,287.40      310,000.00
    CORTE MADERA     CA   94925          1            09/11/96         00
    0430048744                           09           11/01/96          0
    20116                                O            10/01/26
    0


    1530906          664/G02             F           88,200.00         ZZ
                                         360         88,155.45          1
    4516 SE LLEWELLYN STREET           9.375            733.61         90
                                       9.125            733.61       98,000.00
    MILWAUKIE        OR   97222          1            09/19/96         01
    0430048819                           05           11/01/96         25
1


    2222495                              N            10/01/26
    0


    1530909          E19/G02             F           46,200.00         T
                                         360         46,177.86          1
    121 46TH PLACE N.E.                9.625            392.70         70
                                       9.375            392.70       66,000.00
    WASHINGTON       DC   20019          1            09/26/96         00
    0430049338                           07           11/01/96          0
    11605                                O            10/01/26
    0


    1530917          965/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
    3078 N WILLOW CREEK DRIVE          9.250          1,283.37         80
                                       9.000          1,283.37      195,000.00
    TUCSON           AZ   85712          5            10/10/96         00
    0430056978                           03           12/01/96          0
    1530917                              O            11/01/26
    0


    1530926          687/G02             F          210,600.00         ZZ
                                         360        210,484.96          1
    186 BATHGATE STREET                9.000          1,694.54         95
                                       8.750          1,694.54      221,700.00
    STATEN ISLAND    NY   10312          1            09/23/96         04
    0430048736                           05           11/01/96         30
    592876                               O            10/01/26
    0


    1530928          A06/G02             F           64,000.00         ZZ
                                         360         63,970.92          1
    11785 EAST OUTER DRIVE             9.875            555.75         79
                                       9.625            555.75       82,000.00
    DETROIT          MI   48227          5            09/17/96         04
    0430056358                           05           11/01/96         17
    1000009606063                        N            10/01/26
    0


    1530933          591/G02             F           95,200.00         ZZ
                                         360         95,146.62          1
    489 SUNBURST COURT                 8.875            757.46         80
                                       8.625            757.46      119,000.00
    GAITHERSBURG     MD   20877          2            09/23/96         01
    0430046821                           09           11/01/96         12
    102802642                            N            10/01/26
    0


1


    1530955          180/G02             F           74,250.00         ZZ
                                         360         74,250.00          1
    2531 EAST WAGONER ROAD             9.250            610.84         90
                                       9.000            610.84       82,500.00
    PHOENIX          AZ   85032          1            10/10/96         04
    0430067488                           09           12/01/96         25
    4419636                              N            11/01/26
    0


    1530966          F03/G02             F           82,400.00         ZZ
                                         360         82,400.00          1
    13289 EAST AMHERST AVENUE          8.875            655.62         80
                                       8.625            655.62      103,000.00
    AURORA           CO   80014          1            10/09/96         00
    0430058578                           09           12/01/96          0
    DEN10174                             O            11/01/26
    0


    1530978          526/G02             F           74,700.00         ZZ
                                         360         74,664.21          1
    725 2ND STREET                     9.625            634.95         90
                                       9.375            634.95       83,000.00
    OGDEN            UT   84404          1            09/06/96         10
    0430055673                           05           11/01/96         25
    145116                               N            10/01/26
    0


    1530980          B23/G02             F          136,500.00         ZZ
                                         360        136,500.00          2
    1827 W 12TH STREET #A & #B         9.750          1,172.75         70
                                       9.500          1,172.75      195,000.00
    LOS ANGELES      CA   90006          2            10/11/96         00
    0430054072                           05           12/01/96          0
    88001496                             O            11/01/26
    0


    1530984          526/G02             F           46,000.00         ZZ
                                         360         45,978.53          2
    200 38TH AVE. SE                   9.750            395.22         80
                                       9.500            395.22       57,500.00
    ST. PETERSBURG   FL   33705          1            09/16/96         04
    0430047035                           05           11/01/96         12
    147858                               N            10/01/26
    0


    1530989          B81/G02             F           53,900.00         ZZ
                                         360         53,900.00          1
    3326 EAST CALYPSO AVENUE           9.750            463.09         90
                                       9.500            463.09       59,900.00
1


    MESA             AZ   85204          1            10/16/96         01
    0430069633                           09           12/01/96         25
    968102                               N            11/01/26
    0


    1530990          965/G02             F          105,300.00         ZZ
                                         360        105,300.00          1
    4150 EAST CHOLLA CANYON DRIVE      9.750            904.69         90
                                       9.500            904.69      117,000.00
    PHOENIX          AZ   85044          1            10/18/96         04
    0430068502                           03           12/01/96         25
    9611036                              N            11/01/26
    0


    1530993          E87/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    215 OCEAN VIEW AVENUE              9.000          1,931.09         80
                                       8.750          1,931.09      300,000.00
    CARPINTERIA      CA   93013          1            10/10/96         00
    0430055970                           05           12/01/96          0
    70000180                             O            11/01/26
    0


    1530998          731/G02             F           97,200.00         ZZ
                                         360         97,155.85          4
    603 ELATI STREET                   9.875            844.03         90
                                       9.625            844.03      108,000.00
    DENVER           CO   80204          1            09/27/96         01
    0430054478                           05           11/01/96         30
    591010069                            N            10/01/26
    0


    1530999          862/G02             F          248,000.00         ZZ
                                         360        247,864.53          1
    1900 ROCKING HORSE DRIVE           9.000          1,995.47         80
                                       8.750          1,995.47      311,000.00
    SIMI VALLEY      CA   93065          2            09/20/96         00
    0430051243                           03           11/01/96          0
    4274817                              O            10/01/26
    0


    1531011          626/G02             F          107,000.00         ZZ
                                         360        106,940.00          1
    3193 NW ASHLAND DRIVE              8.875            851.35         68
                                       8.625            851.35      157,900.00
    BEAVERTON        OR   97006          1            09/10/96         00
    0430047134                           05           11/01/96          0
    6654974                              O            10/01/26
    0
1




    1531019          626/G02             F          212,000.00         ZZ
                                         360        211,892.94          1
    100 PARAISO DRIVE                  9.375          1,763.31         80
                                       9.125          1,763.31      265,000.00
    DANVILLE         CA   94526          1            09/12/96         00
    0430047001                           05           11/01/96          0
    6659437                              O            10/01/26
    0


    1531026          E22/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
    20435 15TH AVENUE SOUTH            8.875            566.90         75
                                       8.625            566.90       95,000.00
    SEATTLE          WA   98198          5            09/26/96         00
    0410224158                           05           12/01/96          0
    410224158                            O            11/01/26
    0


    1531032          526/G02             F           91,500.00         ZZ
                                         360         91,456.16          1
    10789 LAGO WELLEBY                 9.625            777.75         75
                                       9.375            777.75      122,000.00
    SUNRISE          FL   33351          1            09/12/96         00
    0430049718                           03           11/01/96          0
    00145982                             O            10/01/26
    0


    1531038          737/G02             F           72,000.00         ZZ
                                         360         71,963.64          1
    933 SANDUNE DRIVE                  9.375            598.86         80
                                       9.125            598.86       90,000.00
    NORCROSS         GA   30071          1            09/27/96         00
    0430047571                           05           11/01/96          0
    558213                               O            10/01/26
    0


    1531045          377/377             F           60,000.00         ZZ
                                         360         59,971.25          1
    8 DUCK POINT TERRACE               9.625            510.00         33
                                       9.375            510.00      184,500.00
    JEFFERSON TOWNS  NJ   07849          1            09/27/96         00
    6172134                              05           11/01/96          0
    6172134                              O            10/01/26
    0


    1531050          E22/G02             F          157,600.00         ZZ
                                         360        157,511.64          1
1


    3609 MAIDU PLACE                   8.875          1,253.94         80
                                       8.625          1,253.94      197,000.00
    DAVIS            CA   95616          1            09/10/96         00
    0410127385                           05           11/01/96          0
    410127385                            O            10/01/26
    0


    1531054          B75/G02             F           97,200.00         ZZ
                                         360         97,152.19          1
    10318 E MICHIGAN AVE               9.500            817.31         90
                                       9.250            817.31      108,000.00
    SUN LAKES        AZ   85248          1            09/05/96         04
    0430047407                           09           11/01/96         25
    2484392                              N            10/01/26
    0


    1531060          B75/G02             F           75,200.00         ZZ
                                         360         75,161.02          1
    1605 IDYLLWILD COURT               9.250            618.65         80
                                       9.000            618.65       94,000.00
    PLANO            TX   75075          1            09/13/96         00
    0430046946                           05           11/01/96          0
    2492411                              O            10/01/26
    0


    1531066          E22/G02             F           69,750.00         ZZ
                                         360         69,750.00          1
    5904 NORTHEAST 13TH AVENUE         9.375            580.15         90
                                       9.125            580.15       77,500.00
    PORTLAND         OR   97211          1            09/25/96         04
    0410260855                           05           12/01/96         25
    410260855                            N            11/01/26
    0


    1531110          E22/G02             F           18,750.00         ZZ
                                         360         18,741.48          1
    16750 NE 10TH AVENUE UNIT #226     9.875            162.82         75
                                       9.625            162.82       25,000.00
    NORTH MIAMI BEA  FL   33141          1            09/25/96         00
    0410242713                           01           11/01/96          0
    410242713                            N            10/01/26
    0


    1531113          E22/G02             F           80,900.00         ZZ
                                         360         80,853.46          1
    4340 STATE PARK ROAD               8.750            636.44         90
                                       8.500            636.44       89,900.00
    GREENVILLE       SC   29609          1            09/24/96         11
    0410239925                           05           11/01/96         25
1


    410239925                            O            10/01/26
    0


    1531114          E22/G02             F           30,000.00         ZZ
                                         360         29,986.38          2
    2419 NW 99TH STREET                9.875            260.50         45
                                       9.625            260.50       67,000.00
    MIAMI            FL   33147          5            09/24/96         00
    0410120448                           05           11/01/96          0
    410120448                            N            10/01/26
    0


    1531119          526/G02             F           36,000.00         ZZ
                                         360         35,983.64          2
    3214-3216 EAST GREGORY             9.875            312.61         90
                                       9.625            312.61       40,000.00
    KANSAS CITY      MO   64132          1            09/12/96         04
    0430051599                           05           11/01/96         25
    00147345                             N            10/01/26
    0


    1531130          B28/G02             F           74,000.00         ZZ
                                         360         73,963.59          2
    1717 GRIEGOS ROAD NW               9.500            622.24         62
                                       9.250            622.24      120,000.00
    ALBUQUERQUE      NM   87107          1            09/10/96         00
    0430048082                           05           11/01/96          0
    05961701                             N            10/01/26
    0


    1531151          E08/G02             F           62,993.00         T
                                         360         62,993.00          1
    12645 SW 91 STREET                 9.625            535.44         70
    #101                               9.375            535.44       89,990.00
    MIAMI            FL   33186          1            10/22/96         00
    0430060301                           01           12/01/96          0
    96418                                O            11/01/26
    0


    1531152          828/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    5660 BANKS ROAD                    8.500            472.89         56
                                       8.250            472.89      111,500.00
    FT WORTH         TX   76140          1            10/15/96         00
    0430066605                           05           12/01/96          0
    60040520                             O            11/01/26
    0


1


    1531153          737/G02             F           58,800.00         T
                                         360         58,800.00          1
    710 SOUTH INDIAN HILLS DRIVE       8.875            467.84         60
                                       8.625            467.84       98,000.00
    ST GEORGE        UT   84770          2            10/21/96         00
    0430069245                           03           12/01/96          0
    572667                               O            11/01/26
    0


    1531164          140/G02             F           59,200.00         ZZ
                                         360         59,171.64          3
    1146 EAST HATCHER ROAD             9.625            503.19         80
                                       9.375            503.19       74,000.00
    PHOENIX          AZ   85020          1            09/27/96         04
    0430048181                           05           11/01/96         12
    430557                               N            10/01/26
    0


    1531171          E22/G02             F           59,950.00         ZZ
                                         360         59,916.39          1
    11626 GREAT SPIRIT CIRCLE          8.875            476.99         80
                                       8.625            476.99       74,950.00
    EL PASO          TX   79936          1            09/16/96         00
    0410108906                           05           11/01/96          0
    410108906                            O            10/01/26
    0


    1531182          526/G02             F          144,000.00         ZZ
                                         360        143,931.01          1
    100 NORTH 200 WEST                 9.625          1,223.99         90
                                       9.375          1,223.99      160,000.00
    CEDAR CITY       UT   84720          1            09/10/96         04
    0430058529                           05           11/01/96         25
    145761                               N            10/01/26
    0


    1531184          E22/G02             F          169,600.00         ZZ
                                         360        169,514.35          1
    951 SUNSWEPT ROAD NE               9.375          1,410.65         80
                                       9.125          1,410.65      212,000.00
    PALM BAY         FL   32905          1            09/20/96         00
    0410198543                           05           11/01/96          0
    410198543                            O            10/01/26
    0


    1531185          737/G02             F           72,000.00         ZZ
                                         360         71,961.68          2
    3429 AND 3433 STUART STREET        9.125            585.82         80
                                       8.875            585.82       90,000.00
1


    DENVER           CO   80212          1            09/24/96         10
    0430055913                           05           11/01/96         12
    572675                               N            10/01/26
    0


    1531186          E22/G02             F          102,050.00         ZZ
                                         360        101,997.10          1
    2742 HIDDEN PINES LANE             9.250            839.54         80
                                       9.000            839.54      127,573.00
    CLEARWATER       FL   34621          1            09/26/96         00
    0410237812                           03           11/01/96          0
    410237812                            O            10/01/26
    0


    1531187          737/G02             F           36,000.00         ZZ
                                         360         35,983.20          1
    7430 EAST CHAPARRAL #201 A         9.750            309.30         90
                                       9.500            309.30       40,000.00
    SCOTTSDALE       AZ   85250          1            09/24/96         10
    0430061044                           01           11/01/96         25
    511750                               N            10/01/26
    0


    1531189          964/G02             F          199,200.00         ZZ
                                         360        199,088.33          1
    1431 ROANNE DRIVE                  8.875          1,584.92         80
                                       8.625          1,584.92      249,000.00
    LA HABRA         CA   90631          1            09/24/96         00
    0430048223                           05           11/01/96          0
    20225                                O            10/01/26
    0


    1531190          405/405             F          121,500.00         ZZ
                                         360        121,430.09          1
    19625 61ST PLACE NE                8.750            955.85         72
                                       8.500            955.85      169,500.00
    SEATTLE          WA   98155          1            09/16/96         00
    4009817                              05           11/01/96          0
    4009817                              O            10/01/26
    0


    1531204          286/286             F           62,900.00         ZZ
                                         360         61,332.83          2
    219-221 W MAIN ST                  9.625            534.65         90
                                       9.375            534.65       69,900.00
    WEST CARROLLTON  OH   45449          1            09/20/96         10
    8592679                              05           11/01/96         25
    8592679                              N            10/01/26
    0
1




    1531215          286/286             F           45,600.00         ZZ
                                         360         45,576.35          1
    50 E HOWARD ST                     9.250            375.15         80
                                       9.000            375.15       57,000.00
    DALLASTOWN       PA   17313          1            09/30/96         00
    8348628                              07           11/01/96          0
    8348628                              O            10/01/26
    0


    1531220          934/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    7095 SW 158 PATH                   8.875            596.74         71
                                       8.625            596.74      106,900.00
    MIAMI            FL   33193          1            10/18/96         00
    0430063016                           09           12/01/96          0
    61006424                             O            11/01/26
    0


    1531238          526/G02             F          179,750.00         ZZ
                                         360        179,651.82          1
    117 ROYAL OAKS DRIVE               9.000          1,446.31         80
                                       8.750          1,446.31      225,000.00
    ROCKPORT         TX   78382          2            09/17/96         00
    0430050740                           05           11/01/96          0
    143630                               O            10/01/26
    0


    1531240          526/G02             F           56,400.00         ZZ
                                         360         56,372.25          1
    333 NE 164TH TERRACE               9.500            474.25         65
                                       9.250            474.25       88,000.00
    MIAMI            FL   33162          2            09/17/96         00
    0430064949                           05           11/01/96          0
    129047                               N            10/01/26
    0


    1531242          965/G02             F          300,000.00         ZZ
                                         360        299,844.47          1
    10915 EAST LILLIAN LANE            9.250          2,468.03         80
                                       9.000          2,468.03      375,901.00
    SCOTTSDALE       AZ   85259          1            09/24/96         00
    0430049502                           03           11/01/96          0
    169508                               O            10/01/26
    0


    1531244          975/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
1


    8440 PEBBLE BEACH COURT            8.875          1,909.55         80
                                       8.625          1,909.55      301,000.00
    BUENA PARK       CA   90621          1            10/01/96         00
    0430051557                           05           12/01/96          0
    962442                               O            11/01/26
    0


    1531247          526/G02             F           96,300.00         ZZ
                                         360         96,255.07          4
    6 HILLCREST AVENUE                 9.750            827.37         90
                                       9.500            827.37      107,000.00
    WOODSTOCK        NY   12498          1            09/18/96         10
    0430050385                           05           11/01/96         25
    134186                               N            10/01/26
    0


    1531248          E23/G02             F           40,000.00         ZZ
                                         360         39,978.15          1
    1345 HERRINGTON AVENUE             9.000            321.85         63
                                       8.750            321.85       64,000.00
    SAN BERNARDINO   CA   92411          1            09/26/96         00
    0430052878                           05           11/01/96          0
    106751                               N            10/01/26
    0


    1531249          G17/G02             F          192,000.00         ZZ
                                         360        191,889.53          1
    3975 HAINES STREET                 8.750          1,510.47         80
                                       8.500          1,510.47      240,000.00
    SAN DIEGO        CA   92109          2            09/27/96         00
    0430051334                           05           11/01/96          0
    266405                               O            10/01/26
    0


    1531273          180/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
    6321 ROSEBRIAR LANE                9.250          1,147.63         90
                                       9.000          1,147.63      155,000.00
    CHARLOTTE        NC   28277          1            10/21/96         04
    0430070151                           05           12/01/96         25
    4155057                              N            11/01/26
    0


    1531295          939/G02             F          105,700.00         ZZ
                                         360        105,700.00          3
    58 ROGERS AVENUE                  10.000            927.60         70
                                       9.750            927.60      151,000.00
    BROOKLYN         NY   11216          5            10/28/96         00
    0430064196                           07           12/01/96          0
1


    9604540                              N            11/01/26
    0


    1531303          377/377             F           52,000.00         ZZ
                                         360         51,973.74          2
    5314 CHERRY AVENUE                 9.375            432.51         80
                                       9.125            432.51       65,000.00
    SEFFNER          FL   33584          1            09/27/96         00
    6231419                              05           11/01/96          0
    6231419                              O            10/01/26
    0


    1531393          526/G02             F           53,200.00         ZZ
                                         360         53,172.41          1
    10815 SW 112TH AVENUE #316         9.250            437.67         95
                                       9.000            437.67       56,000.00
    MIAMI            FL   33176          1            09/10/96         04
    0430050534                           01           11/01/96         30
    140066                               O            10/01/26
    0


    1531396          E22/G02             F           41,000.00         ZZ
                                         360         40,965.47          1
    60-107 CLUBHOUSE DRIVE            10.250            367.40         71
                                      10.000            367.40       58,000.00
    PALM COAST       FL   32137          1            09/04/96         00
    0410239677                           01           10/01/96          0
    410239677                            N            09/01/26
    0


    1531397          E22/G02             F           73,600.00         ZZ
                                         360         73,556.55          1
    4005 HAYES STREET                  8.625            572.45         80
                                       8.375            572.45       92,000.00
    HOLLYWOOD        FL   33021          1            09/25/96         00
    0410241194                           05           11/01/96          0
    410241194                            O            10/01/26
    0


    1531411          971/G02             F           99,200.00         T
                                         360         99,154.93          1
    2450 PINE NEEDLE TRAIL             9.875            861.40         75
                                       9.625            861.40      132,300.00
    KISSISSIMME      FL   34746          1            09/27/96         00
    0430050856                           03           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


1


    1531413          B75/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    906 N BAVARIAN WAY                 8.625            653.34         75
                                       8.375            653.34      112,000.00
    PAYSON           AZ   85541          1            10/18/96         00
    0430066688                           05           12/01/96          0
    2470433                              O            11/01/26
    0


    1531414          926/926             F          184,000.00         ZZ
                                         360        184,000.00          1
    20 SONG SPARROW LANE               8.875          1,463.99         80
                                       8.625          1,463.99      230,000.00
    HILTON HEAD ISL  SC   29928          1            10/04/96         00
    UNKNOWN                              03           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1531416          964/G02             F          182,400.00         ZZ
                                         360        182,295.06          1
    2378 KEUSDER WAY                   8.750          1,434.94         67
                                       8.500          1,434.94      275,000.00
    RIVERSIDE AREA   CA   92503          2            09/25/96         00
    0430052977                           05           11/01/96          0
    20057                                O            10/01/26
    0


    1531418          E22/G02             F          136,500.00         T
                                         360        136,500.00          1
    1294 GRAND CANAL DRIVE             8.875          1,086.06         75
                                       8.625          1,086.06      182,000.00
    NAPLES           FL   33963          5            10/02/96         00
    0410240287                           05           12/01/96          0
    410240287                            O            11/01/26
    0


    1531421          E22/G02             F           83,100.00         ZZ
                                         360         83,053.41          1
    1961 TALLPINE ROAD                 8.875            661.18         80
                                       8.625            661.18      103,900.00
    MELBOURNE        FL   32935          1            10/04/96         00
    0410243778                           05           11/01/96          0
    410243778                            O            10/01/26
    0


    1531423          E22/G02             F           78,000.00         ZZ
                                         360         77,962.63          1
    1981 SW 62ND AVENUE                9.625            662.99         65
                                       9.375            662.99      120,000.00
1


    MIAMI            FL   33155          5            09/13/96         00
    0410237705                           05           11/01/96          0
    410237705                            N            10/01/26
    0


    1531431          E22/G02             F           67,400.00         ZZ
                                         360         67,366.84          1
    27 PEPPERTREE STREET               9.500            566.74         90
                                       9.250            566.74       74,900.00
    DURHAM           NC   27705          1            10/02/96         01
    0410241905                           03           11/01/96         30
    410241905                            N            10/01/26
    0


    1531433          E22/G02             F           79,800.00         ZZ
                                         360         79,763.75          2
    112 2ND STREET (A & B)             9.875            692.94         90
                                       9.625            692.94       88,700.00
    ST AUGUSTINE BE  FL   32084          1            10/02/96         04
    0410240915                           05           11/01/96         25
    410240915                            N            10/01/26
    0


    1531437          E22/G02             F           50,000.00         T
                                         360         50,000.00          1
    23279 BARWOOD LANE NORTH           9.250            411.34         72
    UNIT #106                          9.000            411.34       70,000.00
    BOCA RATON       FL   33428          1            10/04/96         00
    0410244982                           01           12/01/96          0
    410244982                            O            11/01/26
    0


    1531441          964/G02             F           42,500.00         ZZ
                                         360         42,478.54          1
    24553 BURNGAN AVENUE               9.375            353.49         66
                                       9.125            353.49       65,000.00
    ORO GRANDE AREA  CA   92368          5            09/16/96         00
    0430052951                           05           11/01/96          0
    19966                                O            10/01/26
    0


    1531470          E60/G02             F          208,000.00         ZZ
                                         360        207,886.38          1
    2204 FIRESTONE COURT               9.000          1,673.62         80
                                       8.750          1,673.62      260,000.00
    OXNARD           CA   93030          1            09/27/96         00
    0430051045                           03           11/01/96          0
    520166                               O            10/01/26
    0
1




    1531474          731/G02             F           80,900.00         ZZ
                                         360         80,863.25          1
    2219 WINDING CREEK LANE            9.875            702.49         90
                                       9.625            702.49       89,900.00
    MARIETTA         GA   30064          1            10/02/96         01
    0430052910                           05           11/01/96         25
    3140662719                           N            10/01/26
    0


    1531484          568/G02             F          100,800.00         ZZ
                                         360        100,750.42          3
    2931,2933 & 2935 N WINSTEL BLV     9.500            847.58         90
                                       9.250            847.58      112,000.00
    TUCSON           AZ   85712          1            09/26/96         10
    0430049908                           05           11/01/96         25
    200263                               O            10/01/26
    0


    1531487          129/G02             F           70,000.00         ZZ
                                         360         69,966.46          1
    25 FOREST STREET                   9.625            595.00         80
                                       9.375            595.00       88,500.00
    EXETER           NH   03833          1            09/27/96         00
    0430048686                           05           11/01/96          0
    3900004148                           O            10/01/26
    0


    1531498          369/G02             F          100,000.00         ZZ
                                         360         99,943.94          1
    3267 TEMPLETON GAP ROAD            8.875            795.64         69
                                       8.625            795.64      146,828.00
    COLORADO SPRING  CO   80907          2            09/26/96         00
    0430051383                           05           11/01/96          0
    UNKNOWN                              O            10/01/26
    0


    1531502          369/G02             F           65,250.00         ZZ
                                         360         65,211.47          1
    3366 MAJESTIC RIDGE                8.625            507.51         90
                                       8.375            507.51       72,500.00
    LAS CRUCES       NM   88011          1            09/19/96         01
    0430048116                           03           11/01/96         25
    49381775                             N            10/01/26
    0


    1531508          G08/G02             F           50,400.00         ZZ
                                         360         50,400.00          4
1


    2912 10TH AVENUE                   9.875            437.65         70
                                       9.625            437.65       72,000.00
    COLUMBUS         GA   31904          5            10/23/96         00
    0430066654                           05           12/01/96          0
    09342858                             N            11/01/26
    0


    1531510          G08/G02             F           43,750.00         ZZ
                                         240         43,750.00          2
    2220/2222 BELL STREET              9.875            418.59         70
                                       9.625            418.59       62,500.00
    COLUMBUS         GA   31906          5            10/23/96         00
    0430067959                           05           12/01/96          0
    122109130                            N            11/01/16
    0


    1531513          F30/G02             F           87,000.00         ZZ
                                         360         86,954.89          1
    2545 BELL COURT                    9.250            715.73         75
                                       9.000            715.73      116,000.00
    LAKEWOOD         CO   80003          1            09/30/96         00
    0430049569                           05           11/01/96          0
    300175                               O            10/01/26
    0


    1531523          992/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    2307 HWY 71                        9.125          1,098.41         90
                                       8.875          1,098.41      150,000.00
    SPRING LAKE HEI  NJ   07762          1            10/03/96         01
    0430049635                           05           12/01/96         25
    318887                               N            11/01/26
    0


    1531530          635/635             F          189,800.00         ZZ
                                         360        189,701.60          1
    2515 CLAYTON CIRCLE                9.250          1,561.44         80
                                       9.000          1,561.44      237,265.00
    SUPERIOR         CO   80026          1            09/27/96         00
    6607436                              03           11/01/96          0
    6607436                              O            10/01/26
    0


    1531548          E22/G02             F          220,000.00         ZZ
                                         360        219,888.90          1
    2876 ROGERS AVENUE                 9.375          1,829.85         80
                                       9.125          1,829.85      275,000.00
    ELLICOTT CITY    MD   21043          1            09/30/96         00
    0410242929                           05           11/01/96          0
1


    410242929                            O            10/01/26
    0


    1531550          E22/G02             F           77,250.00         T
                                         360         77,206.69          1
    201 GALEN DRIVE UNIT # 209         8.875            614.64         75
                                       8.625            614.64      103,000.00
    KEY BISCAYNE     FL   33149          1            09/27/96         00
    0410237713                           01           11/01/96          0
    410237713                            O            10/01/26
    0


    1531551          E22/G02             F          107,200.00         ZZ
                                         360        107,139.90          1
    7820 YANKEE HARBOR DRIVE           8.875            852.93         65
                                       8.625            852.93      167,200.00
    GAITHERSBURG     MD   20879          1            09/30/96         00
    0410242051                           09           11/01/96          0
    410242051                            O            10/01/26
    0


    1531559          E22/G02             F           52,200.00         ZZ
                                         360         52,175.00          1
    751 CHESTERFIELD                   9.625            443.69         90
                                       9.375            443.69       58,000.00
    FERNDALE         MI   48220          1            09/12/96         04
    0410259014                           05           11/01/96         25
    410259014                            N            10/01/26
    0


    1531582          E22/G02             F          126,000.00         ZZ
                                         360        125,941.22          4
    32305 CENTER RIDGE ROAD            9.750          1,082.53         90
                                       9.500          1,082.53      140,000.00
    NORTH RIDGEVILL  OH   44039          1            09/13/96         01
    0410161863                           05           11/01/96         25
    410161863                            N            10/01/26
    0


    1531584          E22/G02             F           30,150.00         ZZ
                                         360         30,135.17          1
    236 S GROVE ST                     9.500            253.52         90
                                       9.250            253.52       33,500.00
    MORA             MN   55051          1            09/19/96         04
    0410173082                           05           11/01/96         25
    410173082                            N            10/01/26
    0


1


    1531587          E22/G02             F           67,500.00         ZZ
                                         360         67,469.33          1
    6440 SHELBYVILLE RD                9.875            586.14         90
                                       9.625            586.14       75,000.00
    INDIANAPOLIS     IN   46237          1            09/11/96         04
    0410161319                           05           11/01/96         25
    410161319                            N            10/01/26
    0


    1531588          E22/G02             F          180,500.00         ZZ
                                         360        180,417.99          1
    4387 WOODSTREAM DR                 9.875          1,567.37         95
                                       9.625          1,567.37      190,000.00
    GAHANNA          OH   43230          2            09/12/96         01
    0410161251                           05           11/01/96         30
    410161251                            O            10/01/26
    0


    1531589          E22/G02             F           26,800.00         ZZ
                                         360         26,787.82          2
    3372 EAST 142ND                    9.875            232.72         80
                                       9.625            232.72       33,500.00
    CLEVELAND        OH   44120          1            09/13/96         12
    0410211403                           05           11/01/96         25
    410211403                            N            10/01/26
    0


    1531592          E22/G02             F           82,800.00         ZZ
                                         360         82,764.34          1
    1971 HOLLAND                      10.125            734.29         90
                                       9.875            734.29       92,000.00
    BIRMINGHAM       MI   48009          1            09/27/96         01
    0410260327                           05           11/01/96         25
    410260327                            N            10/01/26
    0


    1531593          E22/G02             F           90,000.00         ZZ
                                         360         89,954.56          1
    2159 ABERDEEN COURT                9.375            748.57         75
                                       9.125            748.57      120,000.00
    HANOVER PARK     IL   60103          1            09/27/96         00
    0410258412                           01           11/01/96          0
    410258412                            O            10/01/26
    0


    1531596          E22/G02             F          100,000.00         ZZ
                                         360         99,952.09          1
    113 HORSESHOE                      9.625            849.99         80
                                       9.375            849.99      125,000.00
1


    KIRKWOOD         MO   63122          1            09/27/96         04
    0410162184                           05           11/01/96         12
    410162184                            N            10/01/26
    0


    1531605          E22/G02             F          300,000.00         ZZ
                                         360        299,856.28          1
    2433 TRELLIS COURT                 9.625          2,549.97         80
                                       9.375          2,549.97      378,895.00
    RALEIGH          NC   27604          1            09/13/96         00
    0410241160                           05           11/01/96          0
    410241160                            O            10/01/26
    0


    1531606          E22/G02             F          196,800.00         ZZ
                                         360        196,700.62          1
    5307 HUCKLEBERRY LANE              9.375          1,636.88         80
                                       9.125          1,636.88      246,000.00
    HOUSTON          TX   77056          1            09/12/96         00
    0410267561                           03           11/01/96          0
    410267561                            O            10/01/26
    0


    1531607          635/635             F          111,300.00         ZZ
                                         360        111,300.00          2
    2705 A&B HURSTVIEW DRIVE           8.750            875.60         90
                                       8.500            875.60      123,700.00
    HURST            TX   76054          1            10/18/96         04
    661619700                            05           12/01/96         25
    661619700                            N            11/01/26
    0


    1531611          E22/G02             F          100,000.00         ZZ
                                         360         99,943.94          1
    22670 HIGHWAY 140                  8.875            795.64         80
                                       8.625            795.64      125,000.00
    STEVINSON        CA   95374          1            09/18/96         00
    0410127682                           05           11/01/96          0
    410127682                            O            10/01/26
    0


    1531615          E22/G02             F          585,000.00         ZZ
                                         360        584,734.22          1
    4286 BONNY DOON ROAD               9.875          5,079.84         65
                                       9.625          5,079.84      900,000.00
    SANTA CRUZ       CA   95060          5            09/13/96         00
    0410227664                           05           11/01/96          0
    410227664                            O            10/01/26
    0
1




    1531634          405/405             F          166,000.00         ZZ
                                         360        165,911.65          2
    19 INDIAN HILL ROAD                9.125          1,350.64         80
                                       8.875          1,350.64      207,500.00
    EAST HAMPTON     NY   11937          1            09/19/96         10
    3985009                              05           11/01/96         12
    3985009                              N            10/01/26
    0


    1531640          526/G02             F           42,300.00         ZZ
                                         360         42,281.28          4
    725 14 AVE. SOUTH                 10.000            371.22         90
                                       9.750            371.22       47,000.00
    ST. PETERSBURG   FL   33701          1            09/13/96         04
    0430052936                           05           11/01/96         25
    00147085                             N            10/01/26
    0


    1531641          209/G02             F           22,500.00         ZZ
                                         360         22,500.00          1
    11 ALEXANDER STREET                9.875            195.38         90
                                       9.625            195.38       25,000.00
    LIBERTY          SC   29657          1            10/02/96         04
    0430055483                           05           12/01/96         25
    961664259                            O            11/01/26
    0


    1531642          405/405             F           95,550.00         ZZ
                                         360         95,496.43          1
    117 SPANNER STREET                 8.875            760.24         65
                                       8.625            760.24      147,000.00
    MONROVIA         CA   91016          5            09/18/96         00
    3989605                              05           11/01/96          0
    3989605                              O            10/01/26
    0


    1531648          526/G02             F           51,925.00         ZZ
                                         360         51,900.12          1
    977 PHOENIX AVENUE                 9.625            441.36         62
                                       9.375            441.36       84,500.00
    PEEKSKILL        NY   10566          5            09/13/96         00
    0430051326                           05           11/01/96          0
    00131456                             N            10/01/26
    0


    1531656          286/286             F           39,600.00         ZZ
                                         360         39,417.91          1
1


    140 NORDALE AVE                    9.750            340.23         55
                                       9.500            340.23       72,000.00
    DAYTON           OH   45420          1            08/30/96         00
    8592681                              05           10/01/96          0
    8592681                              N            09/01/26
    0


    1531665          638/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
    1978 EAST 19TH AVENUE              9.875          1,133.19         90
                                       9.625          1,133.19      145,000.00
    EUGENE           OR   97403          1            10/14/96         01
    0430065821                           05           12/01/96         25
    8599269                              N            11/01/26
    0


    1531667          286/286             F           94,000.00         ZZ
                                         360         93,956.14          1
    2890 FREYSVILLE RD                 9.750            807.61         63
                                       9.500            807.61      150,500.00
    RED LION         PA   17356          5            09/13/96         00
    8348681                              05           11/01/96          0
    8348681                              O            10/01/26
    0


    1531672          377/377             F           90,000.00         ZZ
                                         360         89,954.55          1
    260 PINE BRIDGE TRAIL              9.375            748.58         90
                                       9.125            748.58      100,000.00
    ALPHARETTA       GA   30202          1            10/02/96         01
    6159248                              05           11/01/96         25
    6159248                              N            10/01/26
    0


    1531679          F03/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    9900 W 74TH AVENUE                 8.875          1,273.04         80
                                       8.625          1,273.04      200,000.00
    ARVADA           CO   80005          2            10/22/96         00
    0430065847                           05           12/01/96          0
    DEN10125                             O            11/01/26
    0


    1531692          E29/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
    444 MEADOW MILE #17-2              9.250            513.35         80
                                       9.000            513.35       78,000.00
    FRASER           CO   80442          1            10/16/96         96
    0430063206                           01           12/01/96          0
1


    19609050                             N            11/01/26
    0


    1531702          816/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    9845 SOUTH BLOSSOM DRIVE           9.250            978.98         70
                                       9.000            978.98      170,000.00
    SANDY            UT   84092          5            10/18/96         00
    0430065185                           05           12/01/96          0
    141020                               N            11/01/26
    0


    1531703          E08/G02             F           45,600.00         T
                                         360         45,600.00          1
    1688 NW 81 WAY                     9.750            391.77         60
                                       9.500            391.77       76,000.00
    PLANTATION       FL   33322          1            10/21/96         00
    0430058560                           01           12/01/96          0
    1531703                              O            11/01/26
    0


    1531731          638/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    1924 NORTH 5TH STREET              9.875            547.06         90
                                       9.625            547.06       70,000.00
    NORTH LAS VEGAS  NV   89030          1            10/15/96         04
    0430065136                           05           12/01/96         25
    8599990                              N            11/01/26
    0


    1531732          E57/G02             F          102,950.00         ZZ
                                         360        102,887.63          1
    9203 HINES ESTATES COURT           8.500            791.60         80
                                       8.250            791.60      128,730.00
    BALTIMORE        MD   21234          1            09/27/96         00
    0430052175                           03           11/01/96          0
    12232010000                          O            10/01/26
    0


    1531734          E23/G02             F           76,500.00         ZZ
                                         360         76,462.37          1
    12223 NORTH 39TH PLACE             9.500            643.26         90
                                       9.250            643.26       85,000.00
    PHOENIX          AZ   85032          1            09/30/96         01
    0430052563                           05           11/01/96         25
    107236                               N            10/01/26
    0


1


    1531747          353/353             F          216,400.00         ZZ
                                         360        216,281.79          1
    1888 KALAKAUA AVENUE #802          9.000          1,741.21         80
                                       8.750          1,741.21      270,500.00
    HONOLULU         HI   96815          1            09/06/96         00
    6097069                              06           11/01/96          0
    6097069                              O            10/01/26
    0


    1531748          253/253             F           40,000.00         ZZ
                                         360         39,975.76          1
    3441 HIGHLAND PL                   8.500            307.57         38
                                       8.250            307.57      106,000.00
    WESTMINSTER      CO   80030          5            09/20/96         00
    321277                               05           11/01/96          0
    321277                               O            10/01/26
    0


    1531756          E22/G02             F           26,600.00         ZZ
                                         360         26,586.91          1
    8017 CABOT STREET                  9.500            223.67         67
                                       9.250            223.67       40,000.00
    HOUSTON          TX   77078          5            09/12/96         00
    0410272694                           05           11/01/96          0
    410272694                            N            10/01/26
    0


    1531758          405/405             F           36,000.00         ZZ
                                         360         35,982.29          2
    12935 BLACKPOOL LANE               9.500            302.71         90
                                       9.250            302.71       40,000.00
    HOUSTON          TX   77066          1            09/25/96         04
    3988896                              03           11/01/96         25
    3988896                              N            10/01/26
    0


    1531759          E22/G02             F           21,000.00         ZZ
                                         360         20,989.67          1
    8119 STERLINGSHIRE AVENUE          9.500            176.58         67
                                       9.250            176.58       31,500.00
    HOUSTON          TX   77078          5            09/12/96         00
    0410272678                           05           11/01/96          0
    410272678                            N            10/01/26
    0


    1531787          560/560             F           60,800.00         ZZ
                                         360         60,769.29          1
    2204 ROWLAND                       9.375            505.71         80
                                       9.125            505.71       76,000.00
1


    ROYAL OAK        MI   48067          1            09/27/96         00
    450538608                            05           11/01/96          0
    450538608                            O            10/01/26
    0


    1531788          560/560             F          221,200.00         ZZ
                                         360        221,075.99          1
    29 GROTON ROAD                     8.875          1,759.97         70
                                       8.625          1,759.97      316,000.00
    WESTFORD         MA   01886          1            09/27/96         00
    450537675                            05           11/01/96          0
    450537675                            O            10/01/26
    0


    1531789          560/560             F           33,750.00         ZZ
                                         360         33,733.40          1
    404 DEMOSS STREET                  9.500            283.79         90
                                       9.250            283.79       37,500.00
    GALLATIN         TN   37066          1            09/30/96         10
    450542386                            05           11/01/96         25
    450542386                            N            10/01/26
    0


    1531791          560/560             F           73,500.00         ZZ
                                         360         73,460.88          2
    692 MAPLE STREET                   9.125            598.03         70
                                       8.875            598.03      105,000.00
    MANCHESTER       NH   03104          5            09/30/96         00
    450542683                            05           11/01/96          0
    450542683                            N            10/01/26
    0


    1531792          737/G02             F          153,300.00         ZZ
                                         360        153,230.35          1
    8179 SOUTH MONOCO CIRCLE           9.875          1,331.18         72
                                       9.625          1,331.18      215,000.00
    ENGLEWOOD        CO   80112          5            09/24/96         00
    0430050484                           05           11/01/96          0
    572613                               O            10/01/26
    0


    1531793          560/560             F           85,275.00         ZZ
                                         360         85,230.79          1
    8800 SUN AVENUE SW                 9.250            701.54         90
                                       9.000            701.54       95,275.00
    ALBUQUERQUE      NM   87121          1            09/26/96         04
    450535315                            05           11/01/96         30
    450535315                            N            10/01/26
    0
1




    1531826          E22/G02             F           46,800.00         ZZ
                                         360         46,780.37          2
    6916-18 DECATUR RD                10.250            419.38         90
                                      10.000            419.38       52,000.00
    FT WAYNE         IN   46816          1            09/09/96         04
    0410159206                           05           11/01/96         25
    410159206                            N            10/01/26
    0


    1531827          E22/G02             F           29,250.00         ZZ
                                         360         29,235.98          1
    112 W RUTGERS                      9.625            248.63         90
                                       9.375            248.63       32,500.00
    PONTIAC          MI   48340          1            09/11/96         04
    0410161186                           05           11/01/96         25
    410161186                            N            10/01/26
    0


    1531828          E22/G02             F           33,750.00         ZZ
                                         360         33,732.95          1
    823 REDDICK STREET                 9.375            280.72         90
                                       9.125            280.72       37,500.00
    MISHAWAKA        IN   46544          1            09/16/96         01
    0410259709                           05           11/01/96         25
    410259709                            N            10/01/26
    0


    1531829          E22/G02             F          158,800.00         ZZ
                                         360        158,719.81          1
    921 PLEASANT AVE                   9.375          1,320.82         80
                                       9.125          1,320.82      198,500.00
    HIGHLAND PARK    IL   60035          1            09/18/96         00
    0410202774                           05           11/01/96          0
    410202774                            O            10/01/26
    0


    1531830          E22/G02             F           55,250.00         ZZ
                                         360         55,224.23          1
    7353 BLACKBURN UNIT # 203K         9.750            474.68         65
                                       9.500            474.68       85,000.00
    DOWNERS GROVE    IL   60516          5            09/13/96         00
    0410173025                           01           11/01/96          0
    410173025                            N            10/01/26
    0


    1531833          E22/G02             F           33,300.00         ZZ
                                         360         33,284.87          1
1


    2511 WEST KIRBY ST                 9.875            289.16         90
                                       9.625            289.16       37,000.00
    TAMPA            FL   33614          1            09/13/96         04
    0410241103                           05           11/01/96         25
    410241103                            N            10/01/26
    0


    1531834          E22/G02             F           22,000.00         ZZ
                                         360         21,990.00          1
    10628 HAZELHURST DRIVE             9.875            191.04         80
                                       9.625            191.04       27,500.00
    HOUSTON          TX   77043          1            09/13/96         10
    0410212963                           09           11/01/96         12
    410212963                            N            10/01/26
    0


    1531835          E22/G02             F          249,850.00         ZZ
                                         360        249,615.91          1
    28784 HEARTHSTONE DR               9.750          2,146.60         95
                                       9.500          2,146.60      263,000.00
    NOVI             MI   48377          1            09/04/96         04
    0410160527                           01           10/01/96         30
    410160527                            O            09/01/26
    0


    1531866          526/G02             F           36,000.00         ZZ
                                         360         35,967.15          1
    2919 N. HIGHLAND PLACE             9.875            312.61         75
                                       9.625            312.61       48,000.00
    INDIANAPOLIS     IN   46208          1            08/21/96         00
    0430053017                           05           10/01/96          0
    00139169                             N            09/01/26
    0


    1531876          E29/G02             F           81,000.00         ZZ
                                         360         80,963.20          1
    1508 NORTH 26TH STREET             9.875            703.36         90
                                       9.625            703.36       90,000.00
    BOISE            ID   83702          1            10/04/96         04
    0430052100                           05           11/01/96         25
    19609088                             N            10/01/26
    0


    1531885          526/G02             F          129,600.00         ZZ
                                         360        129,534.55          2
    719 & 721 N 95TH STREET            9.375          1,077.95         90
                                       9.125          1,077.95      144,000.00
    SEATTLE          WA   98103          1            09/18/96         04
    0430053298                           05           11/01/96         25
1


    00145121                             N            10/01/26
    0


    1531889          180/G02             F          102,150.00         ZZ
                                         360        102,150.00          1
    230 ASCOT PARADE                   9.250            840.36         90
                                       9.000            840.36      113,500.00
    ALAMOGORDO       NM   88310          1            10/18/96         04
    0430070144                           05           12/01/96         25
    4584496                              N            11/01/26
    0


    1531893          526/G02             F           62,800.00         ZZ
                                         360         62,769.11          1
    3823 NESCO ROAD                    9.500            528.06         74
                                       9.250            528.06       84,900.00
    MULLICA TOWNSHI  NJ   08037          1            09/16/96         00
    0430053033                           05           11/01/96          0
    0147429                              O            10/01/26
    0


    1531900          E22/G02             F           96,800.00         ZZ
                                         360         96,748.48          1
    1732 POMONA DRIVE                  9.125            787.60         80
                                       8.875            787.60      121,000.00
    LAS CRUCES       NM   88011          1            09/16/96         00
    0410272587                           05           11/01/96          0
    410272587                            O            10/01/26
    0


    1531901          E22/G02             F          148,450.00         ZZ
                                         360        148,450.00          2
    2020 C STREET SOUTHEAST            9.500          1,248.25         90
                                       9.250          1,248.25      164,950.00
    AUBURN           WA   98002          1            09/27/96         04
    0410223168                           05           12/01/96         25
    410223168                            N            11/01/26
    0


    1531903          E22/G02             F           80,000.00         ZZ
                                         360         79,963.65          1
    1201 COMMONWEALTH DRIVE            9.875            694.68         60
    UNIT # 240                         9.625            694.68      135,000.00
    KINGS BEACH      CA   96143          5            09/12/96         00
    0410127542                           09           11/01/96          0
    410127542                            N            10/01/26
    0


1


    1531905          E22/G02             F          164,700.00         ZZ
                                         360        164,700.00          4
    1070 S W 5TH STREET                9.375          1,369.89         90
                                       9.125          1,369.89      183,000.00
    MIAMI            FL   33130          1            10/07/96         01
    0410243489                           05           12/01/96         25
    410243489                            O            11/01/26
    0


    1531906          E22/G02             F          212,500.00         ZZ
                                         360        212,392.69          1
    8111 DEVLIN ROAD                   9.375          1,767.47         85
                                       9.125          1,767.47      250,000.00
    BRISTOW          VA   22013          1            10/04/96         04
    0410242127                           05           11/01/96         20
    410242127                            N            10/01/26
    0


    1531909          E22/G02             F           66,000.00         ZZ
                                         360         65,970.02          1
    1919 LAKEDELL DRIVE                9.875            573.11         75
                                       9.625            573.11       88,000.00
    CHARLOTTE        NC   28215          2            10/07/96         00
    0410243562                           05           11/01/96          0
    410243562                            N            10/01/26
    0


    1531912          E92/G02             F          112,000.00         ZZ
                                         360        111,947.75          2
    77 EMPIRE STREET                   9.750            962.25         80
                                       9.500            962.25      141,000.00
    LYNN             MA   01902          5            09/13/96         00
    0430051797                           05           11/01/96          0
    957562                               O            10/01/26
    0


    1531913          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
    4814 ARTHUR STREET                 9.000          1,142.56         80
                                       8.750          1,142.56      177,500.00
    HOLLYWOOD        FL   33021          1            10/07/96         00
    0410240485                           05           12/01/96          0
    410240485                            O            11/01/26
    0


    1531919          E22/G02             F           43,950.00         ZZ
                                         360         43,929.49          1
    12 CRITE COURT                     9.750            377.60         59
                                       9.500            377.60       74,500.00
1


    GREENSBORO       NC   27405          5            09/30/96         00
    0410192876                           05           11/01/96          0
    410192876                            N            10/01/26
    0


    1531921          E22/G02             F           55,000.00         ZZ
                                         360         54,976.31          1
    5305 FINSBURY AVENUE              10.125            487.75         55
                                       9.875            487.75      100,000.00
    SACRAMENTO       CA   95841          5            09/24/96         00
    0410273197                           05           11/01/96          0
    410273197                            N            10/01/26
    0


    1531922          E22/G02             F          637,500.00         ZZ
                                         360        637,160.75          1
    173 SNUG HARBOR ROAD               9.125          5,186.91         54
                                       8.875          5,186.91    1,200,000.00
    ZEPHYR COVE      NV   89448          2            09/20/96         00
    0410049621                           05           11/01/96          0
    410049621                            O            10/01/26
    0


    1531936          A78/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
    8457 SOUTH THUNDER RIDGE WAY       9.250            452.47         53
    UNIT 101                           9.000            452.47      103,941.00
    HIGHLANDS RANCH  CO   80126          1            10/28/96         00
    0430069864                           01           12/01/96          0
    010051105                            N            11/01/26
    0


    1531944          E22/G02             F           29,550.00         ZZ
                                         360         29,550.00          1
    3816 CORTEZ DRIVE UNIT # C         9.625            251.17         74
                                       9.375            251.17       40,000.00
    TAMPA            FL   33614          1            10/04/96         00
    0410242903                           01           12/01/96          0
    410242903                            N            11/01/26
    0


    1531948          E22/G02             F           71,000.00         ZZ
                                         360         70,965.07          1
    349 WINTERS STREET                 9.500            597.01         90
                                       9.250            597.01       78,900.00
    WEST PALM BEACH  FL   33405          1            09/11/96         04
    0410239222                           05           11/01/96         25
    410239222                            N            10/01/26
    0
1




    1531949          E22/G02             F          148,500.00         ZZ
                                         360        148,432.53          1
    1053 HAZEL                         9.875          1,289.50         90
                                       9.625          1,289.50      165,000.00
    BIRMINGHAM       MI   48009          1            09/30/96         04
    0410161970                           05           11/01/96         25
    410161970                            N            10/01/26
    0


    1531950          E22/G02             F           61,650.00         ZZ
                                         360         61,622.73          1
    3265 GRACE ST                     10.000            541.02         90
                                       9.750            541.02       68,500.00
    GREENWOOD        IN   46142          1            09/27/96         04
    0410162846                           05           11/01/96         25
    410162846                            N            10/01/26
    0


    1531951          E22/G02             F           59,200.00         ZZ
                                         360         59,166.81          1
    128 HIGH RIDGE COURT               8.875            471.02         77
                                       8.625            471.02       77,225.00
    FAIRFIELD        OH   45014          1            09/27/96         11
    0410162242                           05           11/01/96         12
    410162242                            O            10/01/26
    0


    1531952          E22/G02             F           27,000.00         ZZ
                                         360         26,987.41          1
    831 9TH AVE                        9.750            231.97         65
                                       9.500            231.97       42,000.00
    MIDDLETON        OH   45044          2            10/04/96         00
    0410258875                           05           11/01/96          0
    410258875                            N            10/01/26
    0


    1531953          E22/G02             F           66,500.00         ZZ
                                         360         66,468.97          1
    5205 HORGER AVE                    9.750            571.34         70
                                       9.500            571.34       95,000.00
    DEARBORN         MI   48126          5            08/29/96         00
    0410158521                           05           11/01/96          0
    410158521                            N            10/01/26
    0


    1531955          E22/G02             F           64,000.00         ZZ
                                         360         63,970.14          1
1


    9857 REAVIS                        9.750            549.86         80
                                       9.500            549.86       80,000.00
    AFFTON           MO   63123          1            09/20/96         04
    0410214431                           05           11/01/96         25
    410214431                            N            10/01/26
    0


    1531957          E22/G02             F           85,000.00         ZZ
                                         360         84,959.28          1
    1081 BLACK OAK TRAIL               9.625            722.49         65
                                       9.375            722.49      132,000.00
    DEERFIELD        WI   53531          2            09/23/96         00
    0410172878                           05           11/01/96          0
    410172878                            N            10/01/26
    0


    1531965          E22/G02             F           82,500.00         T
                                         360         82,457.23          1
    6912 FAIRFIELD                     9.250            678.71         75
                                       9.000            678.71      110,000.00
    GARDEN CITY      MI   48135          1            09/25/96         00
    0410260905                           05           11/01/96          0
    410260905                            O            10/01/26
    0


    1531967          163/G02             F          308,250.00         ZZ
                                         360        307,253.60          1
    9631 COPPER VIEW WAY               8.250          2,315.78         95
                                       8.000          2,315.78      325,000.00
    YUMA             AZ   85365          1            04/26/96         14
    0430052217                           03           07/01/96         30
    3101111474                           O            06/01/26
    0


    1531972          A80/G02             F          298,950.00         ZZ
                                         360        298,950.00          1
    8440 SW 165TH TERRACE              8.875          2,378.58         75
                                       8.625          2,378.58      398,622.00
    MIAMI            FL   33157          1            10/18/96         00
    0430058362                           05           12/01/96          0
    9615134                              O            11/01/26
    0


    1532010          E67/G02             F          178,750.00         ZZ
                                         360        178,750.00          1
    12244 NW 10TH STREET               8.875          1,422.22         75
                                       8.625          1,422.22      240,000.00
    TERREBONNE       OR   97760          2            10/01/96         00
    0430053900                           05           12/01/96          0
1


    5647                                 O            11/01/26
    0


    1532011          776/G02             F           68,400.00         ZZ
                                         360         68,366.36          1
    412 FERN STREET                    9.500            575.14         90
                                       9.250            575.14       76,000.00
    NAMPA            ID   83686          1            09/18/96         04
    0430055475                           05           11/01/96         25
    2536560                              N            10/01/26
    0


    1532017          E19/G02             F          380,000.00         ZZ
                                         360        379,792.43          1
    1840 SHORE DRIVE                   9.000          3,057.57         80
                                       8.750          3,057.57      475,000.00
    ANCHORAGE        AK   99515          5            09/25/96         00
    0430054247                           05           11/01/96          0
    11282                                O            10/01/26
    0


    1532020          F30/G02             F           79,100.00         ZZ
                                         360         79,061.09          1
    141 EAST 600 NORTH                 9.500            665.12         90
                                       9.250            665.12       87,900.00
    OREM             UT   84057          1            09/27/96         12
    0430065227                           05           11/01/96         25
    101842                               N            10/01/26
    0


    1532021          F30/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    4785 SOUTH FRANKLIN STREET         9.000            844.85         28
                                       8.750            844.85      377,000.00
    ENGLEWOOD        CO   80110          5            09/27/96         00
    0430069310                           05           12/01/96          0
    300170                               O            11/01/26
    0


    1532022          F16/G02             F          136,000.00         ZZ
                                         360        135,923.75          1
    4603 PENNYROYAL DRIVE              8.875          1,082.08         80
                                       8.625          1,082.08      170,000.00
    CORONA           CA   91720          1            09/26/96         00
    0430058339                           03           11/01/96          0
    016115682                            O            10/01/26
    0


1


    1532023          862/G02             F          131,800.00         ZZ
                                         360        131,724.16          1
    24069 MORNING DOVE LANE            8.750          1,036.88         80
                                       8.500          1,036.88      164,800.00
    MURRIETA         CA   92562          1            09/24/96         00
    0430053942                           03           11/01/96          0
    4271094                              O            10/01/26
    0


    1532025          F30/G02             F          163,000.00         ZZ
                                         360        163,000.00          1
    4517 WELLINGTON ROAD               9.250          1,340.96         73
                                       9.000          1,340.96      225,000.00
    BOULDER          CO   80301          2            09/30/96         00
    0430052647                           03           12/01/96          0
    300073                               O            11/01/26
    0


    1532028          936/G02             F          102,000.00         ZZ
                                         360        101,893.83          1
    3038 WOOD POPPY                    9.250            839.13         67
                                       9.000            839.13      154,000.00
    FLORISSANT       MO   63031          5            09/04/96         00
    0430062620                           05           10/01/96          0
    6114110                              O            09/01/26
    0


    1532029          936/G02             F          132,200.00         ZZ
                                         360        132,129.64          1
    10416 ROACHESTER COZZADALE RD      9.125          1,075.63         90
                                       8.875          1,075.63      146,900.00
    GOSHEN           OH   45122          1            09/10/96         04
    0430068452                           05           11/01/96         25
    6105365                              N            10/01/26
    0


    1532032          936/G02             F           88,400.00         ZZ
                                         360         88,305.54          1
    6249 SHARON WOODS BLVD             9.125            719.26         80
                                       8.875            719.26      110,500.00
    COLUMBUS         OH   43229          1            08/30/96         00
    0430064485                           05           10/01/96          0
    6113138                              O            09/01/26
    0


    1532034          881/G02             F          100,000.00         ZZ
                                         360         99,945.38          1
    123 EAST FORHAN STREET             9.000            804.62         79
                                       8.750            804.62      128,000.00
1


    LONG BEACH       CA   90805          5            09/25/96         00
    0430053975                           05           11/01/96          0
    103555                               O            10/01/26
    0


    1532049          B33/G02             F          116,900.00         ZZ
                                         360        116,900.00          1
    1718 ROCKAWAY PARKWAY              8.500            898.86         70
                                       8.250            898.86      167,000.00
    BROOKYLN         NY   11236          2            10/09/96         00
    0430067280                           05           12/01/96          0
    960814                               N            11/01/26
    0


    1532057          E22/G02             F           17,900.00         ZZ
                                         360         17,892.69          1
    719 COPEMAN BLVD                  10.375            162.07         90
                                      10.125            162.07       19,900.00
    FLINT            MI   48504          1            09/13/96         10
    0410159024                           05           11/01/96         25
    410159024                            N            10/01/26
    0


    1532058          E22/G02             F           87,000.00         ZZ
                                         360         86,951.23          1
    5939 THORNABY                      8.875            692.21         74
                                       8.625            692.21      117,567.00
    WATERFORD        MI   48329          1            09/23/96         00
    0410258438                           05           11/01/96          0
    410258438                            O            10/01/26
    0


    1532063          E29/G02             F          233,050.00         ZZ
                                         360        233,050.00          1
    3460 BOXELDER                      9.250          1,917.25         80
                                       9.000          1,917.25      291,327.00
    EVERGREEN        CO   80439          1            10/25/96         00
    0430065540                           03           12/01/96          0
    59602121                             O            11/01/26
    0


    1532066          661/661             F          207,000.00         ZZ
                                         360        206,874.60          1
    4287 DIAMOND DRIVE                 8.500          1,591.65         90
                                       8.250          1,591.65      229,990.00
    FT LAUDERDALE    FL   33301          1            09/25/96         92
    UNKNOWN                              03           11/01/96         30
    UNKNOWN                              O            10/01/26
    0
1




    1532069          661/661             F           99,000.00         ZZ
                                         360         98,876.51          1
    105 FAIRWAY VIEW COURT             8.375            752.47        100
                                       8.125            752.47       99,000.00
    MONTGOMERY       TX   77356          1            08/26/96         92
    UNKNOWN                              03           10/01/96         30
    UNKNOWN                              O            09/01/26
    0


    1532071          661/661             F          250,000.00         ZZ
                                         360        249,696.03          1
    2511 RIKKARD DRIVE                 8.500          1,922.28        100
                                       8.250          1,922.28      250,000.00
    THOUSAND OAKS    CA   91362          1            08/07/96         92
    UNKNOWN                              03           10/01/96         30
    UNKNOWN                              O            09/01/26
    0


    1532075          661/661             F          126,000.00         T
                                         360        125,927.51          1
    812 BIRCHWOOD PARK DRIVE           8.750            991.24        100
                                       8.500            991.24      126,000.00
    MIDDLE ISLAND    NY   11953          1            09/13/96         92
    UNKNOWN                              01           11/01/96         30
    UNKNOWN                              O            10/01/26
    0


    1532076          661/661             F           65,000.00         T
                                         360         64,920.96          1
    2016 CULBERTSON AVENUE             8.500            499.80        100
                                       8.250            499.80       65,000.00
    DUNEDIN          FL   34698          1            08/14/96         92
    UNKNOWN                              05           10/01/96         30
    UNKNOWN                              O            09/01/26
    0


    1532078          661/661             F           88,000.00         ZZ
                                         360         87,849.93          1
    7658 EAST MEDLOCK                  8.875            700.16         96
                                       8.625            700.16       92,000.00
    SCOTTSDALE       AZ   85250          1            07/05/96         92
    UNKNOWN                              09           09/01/96         30
    UNKNOWN                              O            08/01/26
    0


    1532079          A32/G02             F           56,950.00         ZZ
                                         360         56,950.00          1
1


    2052 GLORIETA LANE                 8.375            432.86         28
                                       8.125            432.86      206,950.00
    LAS VEGAS        NV   89134          1            10/22/96         00
    0430070748                           03           12/01/96          0
    134583                               O            11/01/26
    0


    1532082          661/661             F           69,900.00         ZZ
                                         360         69,859.78          1
    611 SHERWOOD                       8.750            549.91        100
                                       8.500            549.91       69,900.00
    RICHARDSON       TX   75219          1            09/04/96         92
    UNKNOWN                              05           11/01/96         30
    UNKNOWN                              O            10/01/26
    0


    1532084          661/661             F          165,000.00         ZZ
                                         360        164,809.46          1
    2130 VALLEY VIEW DRIVE             8.750          1,298.05         94
                                       8.500          1,298.05      175,700.00
    WOODLAND PARK    CO   80863          1            08/07/96         92
    UNKNOWN                              05           10/01/96         30
    UNKNOWN                              O            09/01/26
    0


    1532143          E67/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    60769 RIVER BEND DRIVE             8.750          1,762.21         80
                                       8.500          1,762.21      280,000.00
    BEND             OR   97702          1            10/04/96         00
    0430055640                           05           12/01/96          0
    5725                                 O            11/01/26
    0


    1532145          664/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
    221 SE 55TH AVENUE                 9.500          1,357.98         85
                                       9.250          1,357.98      190,000.00
    PORTLAND         OR   97215          1            09/30/96         01
    0430057018                           05           12/01/96         20
    2222578                              N            11/01/26
    0


    1532149          626/G02             F           75,500.00         ZZ
                                         360         75,456.56          1
    2025 VIA DEL AQUA DRIVE            8.750            593.96         61
                                       8.500            593.96      125,500.00
    FORT MOHAVE      AZ   86426          1            09/30/96         00
    0430061168                           03           11/01/96          0
1


    6664171                              O            10/01/26
    0


    1532153          626/G02             F          107,920.00         ZZ
                                         360        107,859.50          1
    205 WEST HIGH STREET               8.875            858.66         80
                                       8.625            858.66      134,900.00
    CENTRAL CITY     CO   80427          1            09/30/96         00
    0430067595                           05           11/01/96          0
    6665400                              O            10/01/26
    0


    1532167          776/G02             F           46,200.00         ZZ
                                         360         46,179.01          1
    3823 SOUTH MARYLAND PARKWAY        9.875            401.18         70
    #K1                                9.625            401.18       66,000.00
    LAS VEGAS        NV   89119          5            09/24/96         00
    0430061333                           01           11/01/96          0
    6334766                              N            10/01/26
    0


    1532170          776/G02             F          157,200.00         ZZ
                                         360        157,128.58          1
    221 NORTH HANFORD AVENUE           9.875          1,365.05         80
                                       9.625          1,365.05      196,500.00
    SAN PEDRO AREA   CA   90732          1            09/13/96         01
    0430056275                           05           11/01/96         12
    6135986                              N            10/01/26
    0


    1532173          776/G02             F           90,000.00         ZZ
                                         360         89,946.86          1
    8629 STONE HARBOR AVENUE           8.625            700.02         64
                                       8.375            700.02      142,000.00
    LAS VEGAS        NV   89128          1            09/16/96         00
    0430057620                           05           11/01/96          0
    6334741                              N            10/01/26
    0


    1532175          776/G02             F          104,000.00         ZZ
                                         360        103,944.65          1
    718 NORTH KENWOOD STREET           9.125            846.18         50
                                       8.875            846.18      210,000.00
    BURBANK          CA   91505          2            09/16/96         00
    0430054569                           05           11/01/96          0
    2135162                              N            10/01/26
    0


1


    1532185          353/353             F          136,500.00         ZZ
                                         360        136,425.44          1
    1888 KALAKAUA AVENUE #1200         9.000          1,098.31         79
                                       8.750          1,098.31      173,500.00
    HONOLULU         HI   96815          1            09/13/96         00
    6096988                              06           11/01/96          0
    6096988                              O            10/01/26
    0


    1532193          E23/G02             F           36,750.00         ZZ
                                         360         36,750.00          1
    5785 SANTA GERTRUDIS DRIVE         9.375            305.67         70
                                       9.125            305.67       52,500.00
    LAS CRUCES       NM   88012          1            10/01/96         00
    0430053884                           05           12/01/96          0
    107166                               O            11/01/26
    0


    1532195          181/181             F          163,400.00         ZZ
                                         360        163,308.40          3
    3849 N CHRISTIANA                  8.875          1,300.08         95
                                       8.625          1,300.08      172,000.00
    CHICAGO          IL   60618          1            09/09/96         11
    5378630                              05           11/01/96         30
    5378630                              O            10/01/26
    0


    1532201          568/G02             F           61,350.00         ZZ
                                         360         61,315.60          1
    1830 BUFFALO DRIVE #1063           8.875            488.13         70
                                       8.625            488.13       87,651.00
    LAS VEGAS        NV   89128          1            09/27/96         00
    0430054015                           01           11/01/96          0
    807737                               O            10/01/26
    0


    1532203          E22/G02             F           26,300.00         ZZ
                                         360         26,287.40          1
    4333 NORWALDO AVENUE               9.625            223.55         80
                                       9.375            223.55       32,900.00
    INDIANAPOLIS     IN   46205          1            09/24/96         04
    0410161475                           05           11/01/96         12
    410161475                            N            10/01/26
    0


    1532206          624/G02             F          176,700.00         ZZ
                                         360        176,700.00          1
    6953 S. 4100 E. CULTUS BAY ROA     8.625          1,374.35         66
                                       8.375          1,374.35      268,000.00
1


    CLINTON          WA   98236          5            10/03/96         00
    0430056218                           05           12/01/96          0
    85100160483                          O            11/01/26
    0


    1532208          E22/G02             F          102,300.00         ZZ
                                         360        102,248.34          1
    10449 S KEDZIE UNIT # D            9.375            850.88         80
                                       9.125            850.88      127,900.00
    CHICAGO          IL   60655          1            09/30/96         00
    0410176747                           09           11/01/96          0
    410176747                            O            10/01/26
    0


    1532217          862/G02             F          112,000.00         ZZ
                                         360        111,943.44          1
    751 1ST AVENUE                     9.375            931.56         80
                                       9.125            931.56      140,000.00
    CHULA VISTA      CA   91910          1            09/27/96         00
    0430053926                           05           11/01/96          0
    4271870                              O            10/01/26
    0


    1532218          E22/G02             F           22,500.00         ZZ
                                         360         22,490.30          1
    9011 N 95TH ST UNIT #D            10.125            199.54         90
                                       9.875            199.54       25,000.00
    MILWAUKEE        WI   53224          1            09/25/96         04
    0410203434                           01           11/01/96         25
    410203434                            N            10/01/26
    0


    1532253          253/253             F           50,000.00         ZZ
                                         360         49,975.40          1
    2707 VALMONT ROAD                  9.500            420.43         70
    #C-201                             9.250            420.43       71,500.00
    BOULDER          CO   80304          5            09/30/96         00
    322145                               01           11/01/96          0
    322145                               N            10/01/26
    0


    1532256          757/757             F           65,250.00         ZZ
                                         360         65,250.00          1
    1013 MILLWOOD DRIVE                8.750            513.33         75
                                       8.500            513.33       87,000.00
    MARIETTA         GA   30060          1            10/09/96         00
    2867273                              05           12/01/96          0
    2867273                              O            11/01/26
    0
1




    1532265          561/G02             F          105,700.00         ZZ
                                         360        105,639.18          1
    141 MCCLURE AVENUE                 8.750            831.55         63
                                       8.500            831.55      168,000.00
    FIRESTONE        CO   80401          5            09/23/96         00
    0430056036                           05           11/01/96          0
    8890485                              O            10/01/26
    0


    1532270          253/253             F          150,000.00         ZZ
                                         360        149,926.21          2
    1501 1503 SIXTH ST                 9.500          1,261.29         60
                                       9.250          1,261.29      250,000.00
    BOULDER          CO   80302          5            09/30/96         00
    322510                               05           11/01/96          0
    322510                               N            10/01/26
    0


    1532283          G34/G02             F           67,100.00         ZZ
                                         360         67,100.00          1
    LOT 23 PELICAN LANE                9.000            539.90         55
                                       8.750            539.90      122,000.00
    BIG PINE KEY     FL   33043          5            10/25/96         00
    0430067579                           05           12/01/96          0
    1532283                              N            11/01/26
    0


    1532288          B75/G02             F           52,000.00         ZZ
                                         360         51,978.20          3
    4912 BARING AVENUE                10.250            465.97         75
                                      10.000            465.97       69,500.00
    EAST CHICAGO     IN   46312          1            09/19/96         00
    0430061994                           05           11/01/96          0
    2500684                              N            10/01/26
    0


    1532290          B75/G02             F           87,000.00         ZZ
                                         360         86,953.70          1
    440 NORTH 200 EAST                 9.125            707.86         60
                                       8.875            707.86      145,000.00
    KAYSVILLE        UT   84037          5            09/12/96         00
    0430052092                           05           11/01/96          0
    2481216                              O            10/01/26
    0


    1532309          909/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
1


    1502 WILLOW STREET                 8.875          1,973.20         80
                                       8.625          1,973.20      310,000.00
    SAN DIEGO        CA   92106          1            10/04/96         00
    0430054296                           05           12/01/96          0
    6003530                              O            11/01/26
    0


    1532310          965/G02             F          100,000.00         ZZ
                                         360        100,000.00          3
    420-424 EAST LEE STREET            8.500            768.91         80
                                       8.250            768.91      125,000.00
    TUCSON           AZ   85705          1            10/16/96         04
    0430058941                           05           12/01/96         12
    1532310                              N            11/01/26
    0


    1532315          E22/G02             F           27,000.00         ZZ
                                         360         26,987.06          1
    102 W TENNYSON                     9.625            229.50         90
                                       9.375            229.50       30,000.00
    PONTIAC          MI   48340          1            09/13/96         10
    0410160923                           05           11/01/96         25
    410160923                            N            10/01/26
    0


    1532327          180/G02             F           38,710.00         ZZ
                                         360         38,710.00          1
    157 WHITTIER STREET                9.125            314.96         70
                                       8.875            314.96       55,300.00
    IDAHO FALLS      ID   83402          5            10/22/96         00
    0430070201                           05           12/01/96          0
    4585113                              N            11/01/26
    0


    1532331          180/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
    0833 STRAIGHT CREEK ROAD           9.250            599.73         90
    #Y-204                             9.000            599.73       81,000.00
    DILLON           CO   80435          1            10/18/96         04
    0430069781                           01           12/01/96         25
    4584926                              N            11/01/26
    0


    1532335          A37/G02             F          299,250.00         ZZ
                                         360        299,250.00          1
    9031 N LOWELL AVE                  9.375          2,489.01         95
                                       9.125          2,489.01      315,000.00
    SKOKIE           IL   60077          1            10/10/96         10
    0430068817                           05           12/01/96         30
1


    96W16482                             O            11/01/26
    0


    1532343          369/G02             F          371,250.00         T
                                         360        371,052.44          1
    801 KALUANUI ROAD                  9.125          3,020.61         75
                                       8.875          3,020.61      495,000.00
    HONOLULU         HI   96825          1            09/18/96         00
    0430063032                           05           11/01/96          0
    48976278                             O            10/01/26
    0


    1532346          253/253             F           53,100.00         ZZ
                                         360         53,100.00          1
    612 DAYTON ROAD                    9.500            446.50         90
                                       9.250            446.50       59,000.00
    MANSFIELD        TX   76063          1            10/04/96         01
    322381                               05           12/01/96         25
    322381                               N            11/01/26
    0


    1532354          971/G02             F          107,900.00         ZZ
                                         360        107,900.00          1
    5342 SW 154TH PLACE                8.750            848.85         73
                                       8.500            848.85      147,900.00
    MIAMI            FL   33185          1            10/10/96         00
    0430053751                           03           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1532371          624/G02             F          164,800.00         ZZ
                                         360        164,800.00          1
    156 DOLPHIN CIRCLE                 8.750          1,296.48         80
                                       8.500          1,296.48      206,000.00
    MARINA           CA   93933          1            10/21/96         00
    0430064329                           03           12/01/96          0
    87104160043                          O            11/01/26
    0


    1532372          964/G02             F           75,350.00         ZZ
                                         360         75,350.00          1
    2020 FRANKLIN AVENUE               8.625            586.06         55
                                       8.375            586.06      137,000.00
    SANTA ROSA       CA   95404          1            10/09/96         00
    0430060087                           05           12/01/96          0
    20492                                O            11/01/26
    0


1


    1532384          736/G02             F          404,000.00         ZZ
                                         360        403,767.56          1
    12165 SARAGLEN DRIVE               8.750          3,178.27         80
                                       8.500          3,178.27      505,000.00
    SARATOGA         CA   95070          1            09/17/96         00
    0430055517                           05           11/01/96          0
    433899                               O            10/01/26
    0


    1532386          666/G02             F           94,250.00         ZZ
                                         360         94,198.52          1
    6833 HANNA AVENUE                  9.000            758.36         65
                                       8.750            758.36      145,000.00
    CANOGA PARK      CA   91303          5            09/20/96         00
    0430057000                           05           11/01/96          0
    590009                               O            10/01/26
    0


    1532391          964/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
    1343 MELLOR DRIVE                  9.125          1,191.16         80
                                       8.875          1,191.16      183,000.00
    LAKEPORT         CA   95453          1            10/02/96         00
    0430053520                           05           12/01/96          0
    19928                                O            11/01/26
    0


    1532396          964/G02             F          177,600.00         ZZ
                                         360        177,600.00          1
    1113 MOUND STREET                  8.875          1,413.07         80
                                       8.625          1,413.07      222,000.00
    BIG BEAR CITY    CA   92314          1            10/10/96         00
    0430053512                           05           12/01/96          0
    20139                                O            11/01/26
    0


    1532419          816/G02             F          147,200.00         ZZ
                                         360        147,200.00          4
    4408 NE GIBBONS STREET             9.125          1,197.67         80
                                       8.875          1,197.67      184,000.00
    VANCOUVER        WA   98661          1            10/18/96         01
    0430062604                           05           12/01/96         25
    140892                               N            11/01/26
    0


    1532423          E22/G02             F           61,300.00         T
                                         360         61,300.00          1
    407 29TH AVENUE NORTH              9.375            509.86         75
                                       9.125            509.86       81,750.00
1


    NORTH MYRTLE BE  SC   29582          5            10/08/96         00
    0410242226                           05           12/01/96          0
    410242226                            O            11/01/26
    0


    1532428          E22/G02             F          103,100.00         ZZ
                                         360        103,100.00          1
    915 TRENTON STREET                 9.000            829.57         80
                                       8.750            829.57      128,913.00
    HIGH POINT       NC   27262          1            10/09/96         00
    0410245534                           05           12/01/96          0
    410245534                            O            11/01/26
    0


    1532429          E22/G02             F           48,050.00         ZZ
                                         360         48,050.00          1
    17000 N W 67TH AVENUE              9.125            390.95         80
    UNIT # 305                         8.875            390.95       60,100.00
    MIAMI            FL   33015          1            10/08/96         00
    0410244438                           01           12/01/96          0
    410244438                            O            11/01/26
    0


    1532430          E22/G02             F           33,600.00         ZZ
                                         360         33,583.03          1
    8700 SHERMAN CIRCLE NORTH          9.375            279.47         80
    UNIT # 506                         9.125            279.47       42,000.00
    MIRAMAR          FL   33025          5            10/02/96         11
    0410196828                           08           11/01/96         12
    410196828                            O            10/01/26
    0


    1532435          E22/G02             F          169,000.00         ZZ
                                         360        168,910.06          2
    1065 W FRY AVENUE                  9.125          1,375.04         71
                                       8.875          1,375.04      239,000.00
    CHICAGO          IL   60622          1            09/25/96         00
    0410172829                           05           11/01/96          0
    410172829                            O            10/01/26
    0


    1532437          E22/G02             F           52,200.00         ZZ
                                         360         52,176.91          1
    3135 NORTH ORCHARD                10.000            458.09         90
                                       9.750            458.09       58,000.00
    INDIANAPOLIS     IN   46218          1            09/24/96         11
    0410267546                           05           11/01/96         25
    410267546                            N            10/01/26
    0
1




    1532440          E22/G02             F           92,100.00         ZZ
                                         360         92,058.16          1
    30499 MARSHALL                     9.875            799.75         90
                                       9.625            799.75      102,375.00
    SOUTHFIELD       MI   48076          1            09/26/96         04
    0410257620                           05           11/01/96         25
    410257620                            N            10/01/26
    0


    1532445          E22/G02             F           52,200.00         ZZ
                                         360         52,176.28          1
    7314 DALE AVE                      9.875            453.28         90
                                       9.625            453.28       58,000.00
    CENTER LINE      MI   48015          1            09/24/96         04
    0410162341                           05           11/01/96         25
    410162341                            N            10/01/26
    0


    1532453          E22/G02             F          145,800.00         T
                                         360        145,800.00          1
    141 AVENUE N                       9.250          1,199.46         90
                                       9.000          1,199.46      162,000.00
    SEASIDE          OR   97138          2            09/30/96         04
    0410222798                           05           12/01/96         25
    410222798                            O            11/01/26
    0


    1532454          E22/G02             F           40,600.00         ZZ
                                         360         40,582.04          1
    4406 TROWBRIDGE AVENUE            10.000            356.29         70
                                       9.750            356.29       58,000.00
    EL PASO          TX   79903          5            09/04/96         00
    0410136436                           05           11/01/96          0
    410136436                            N            10/01/26
    0


    1532456          E22/G02             F          100,000.00         ZZ
                                         360         99,949.50          1
    13920 WEST ALASKA DRIVE            9.375            831.75         61
                                       9.125            831.75      166,000.00
    LAKEWOOD         CO   80228          5            09/17/96         00
    0410272355                           05           11/01/96          0
    410272355                            O            10/01/26
    0


    1532457          E22/G02             F          105,000.00         ZZ
                                         360        104,944.13          1
1


    76 SHAVANO CREEK TRAIL             9.125            854.31         54
                                       8.875            854.31      195,000.00
    FLORISSANT       CO   80816          1            09/17/96         00
    0410272330                           05           11/01/96          0
    410272330                            O            10/01/26
    0


    1532459          E22/G02             F           46,400.00         ZZ
                                         360         46,376.57          1
    2214 RICHBROOK DRIVE               9.375            385.93         69
                                       9.125            385.93       68,000.00
    GARLAND          TX   75044          1            09/23/96         04
    0410272413                           05           11/01/96         12
    410272413                            N            10/01/26
    0


    1532460          E22/G02             F           82,500.00         ZZ
                                         360         82,459.43          1
    5109 QUAIL CREEK DRIVE             9.500            693.70         65
                                       9.250            693.70      127,250.00
    MCKINNEY         TX   75070          1            09/13/96         00
    0410272504                           09           11/01/96          0
    410272504                            N            10/01/26
    0


    1532461          E22/G02             F           81,000.00         ZZ
                                         360         80,962.21          4
    205 MESILLA ST NE                  9.750            695.92         75
                                       9.500            695.92      108,000.00
    ALBUQUERQUE      NM   87108          2            09/24/96         00
    0410272470                           05           11/01/96          0
    410272470                            N            10/01/26
    0


    1532464          E22/728             F          141,000.00         ZZ
                                         360        140,034.36          1
    1335 MACTAVANDASH DRIVE            7.500            985.89         78
                                       7.250            985.89      182,000.00
    OVIEDO           FL   32765          5            01/26/96         11
    0410068126                           09           03/01/96         17
    410068126                            O            02/01/26
    0


    1532489          253/253             F          220,500.00         ZZ
                                         360        220,500.00          4
    4102 HERSCHEL AVE                  9.125          1,794.07         90
                                       8.875          1,794.07      245,000.00
    DALLAS           TX   75219          1            10/09/96         04
    322075                               05           12/01/96         25
1


    322075                               N            11/01/26
    0


    1532500          934/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    7505 S W 82 ST UNIT 303            9.750            324.76         90
                                       9.500            324.76       42,000.00
    MIAMI            FL   33134          1            10/18/96         01
    0430064147                           01           12/01/96         25
    61006434                             N            11/01/26
    0


    1532509          B75/G02             F          145,600.00         ZZ
                                         360        145,524.51          1
    7214 NI RIVER LANDING              9.250          1,197.82         80
                                       9.000          1,197.82      182,000.00
    FREDERICKSBURG   VA   22407          1            09/30/96         00
    0430054361                           03           11/01/96          0
    2506541                              O            10/01/26
    0


    1532516          369/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    1117 W HEMLOCK AVENUE              9.250          1,546.63         80
                                       9.000          1,546.63      235,000.00
    VISALIA          CA   93277          1            09/25/96         00
    0430054171                           05           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1532529          A38/G02             F          135,850.00         ZZ
                                         360        135,850.00          1
    12626 KINGSRIDE LANE               8.625          1,056.63         80
                                       8.375          1,056.63      169,862.00
    HOUSTON          TX   77024          1            10/17/96         00
    0430067751                           05           12/01/96          0
    960333                               O            11/01/26
    0


    1532538          180/G02             F          103,950.00         ZZ
                                         360        103,950.00          1
    2560 BELLAIRE STREET               9.250            855.17         80
                                       9.000            855.17      129,950.00
    DENVER           CO   80207          1            10/21/96         12
    0430068890                           05           12/01/96         12
    4585204                              N            11/01/26
    0


1


    1532556          E22/G02             F           43,200.00         ZZ
                                         360         43,178.18          1
    6908 HURST ROAD                    9.375            359.32         80
                                       9.125            359.32       54,000.00
    AMARILLO         TX   79109          1            09/20/96         00
    0410272272                           09           11/01/96          0
    410272272                            O            10/01/26
    0


    1532561          816/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
    9586 SOUTH WOODBINE CIRCLE         9.250          1,036.57         70
                                       9.000          1,036.57      180,000.00
    SANDY            UT   84092          5            10/18/96         00
    0430065250                           05           12/01/96          0
    141055                               N            11/01/26
    0


    1532563          E22/G02             F          230,000.00         ZZ
                                         360        229,871.06          1
    450 13TH STREET                    8.875          1,829.98         61
                                       8.625          1,829.98      380,000.00
    BOULDER          CO   80302          5            09/18/96         00
    0410269922                           05           11/01/96          0
    410269922                            O            10/01/26
    0


    1532590          568/G02             F          106,200.00         ZZ
                                         360        106,200.00          4
    4760 LUCITE LANE                   9.875            922.19         90
                                       9.625            922.19      118,000.00
    LAS VEGAS        NV   89115          1            10/03/96         12
    0430055038                           05           12/01/96         25
    807728L                              N            11/01/26
    0


    1532596          405/405             F           72,000.00         ZZ
                                         360         71,967.28          1
    3150 BERKSHIRE MANOR DRIVE         9.875            625.22         90
                                       9.625            625.22       80,000.00
    ALPHARETTA       GA   30202          1            09/30/96         01
    004011458                            05           11/01/96         25
    004011458                            N            10/01/26
    0


    1532603          862/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
    1263 ROBINSON AVENUE #7            9.375            467.86         90
                                       9.125            467.86       62,500.00
1


    SAN DIEGO        CA   92103          1            09/30/96         04
    0430056325                           01           12/01/96         25
    6271227                              N            11/01/26
    0


    1532606          405/405             F           68,800.00         ZZ
                                         360         68,767.90          2
    56 LARCHMONT STREET                9.750            591.10         80
                                       9.500            591.10       86,000.00
    DORCHESTER       MA   02124          1            09/30/96         01
    4013066                              05           11/01/96         12
    4013066                              N            10/01/26
    0


    1532609          A78/G02             F          142,200.00         ZZ
                                         360        142,200.00          4
    6605 PAHOKEE COURT                 9.625          1,208.68         90
                                       9.375          1,208.68      158,000.00
    COLORADO SPRING  CO   80915          1            10/30/96         01
    0430070193                           05           12/01/96         25
    040290358                            N            11/01/26
    0


    1532614          A32/G02             F           78,300.00         ZZ
                                         360         78,183.54          1
    2704 CATHEDRAL LANE                9.500            658.39         75
                                       9.250            658.39      104,500.00
    LAS VEGAS        NV   89108          1            07/18/96         00
    0430064881                           03           09/01/96          0
    132863                               N            08/01/26
    0


    1532619          526/G02             F           26,000.00         ZZ
                                         360         25,987.86          1
    4220 GRACE COURT                   9.750            223.39         65
                                       9.500            223.39       40,000.00
    BALTIMORE        MD   21226          5            09/24/96         00
    0430054353                           07           11/01/96          0
    0147200                              N            10/01/26
    0


    1532629          526/G02             F           76,500.00         ZZ
                                         360         76,426.41          2
    3380 S CANOSA COURT                9.625            650.24         90
                                       9.375            650.24       85,000.00
    SHERIDAN         CO   80110          1            09/03/96         12
    0430055988                           05           10/01/96         25
    0145678                              N            09/01/26
    0
1




    1532636          526/G02             F           29,600.00         ZZ
                                         360         29,584.24          1
    415 N. GETTY STREET                9.125            240.84         80
                                       8.875            240.84       37,000.00
    UVALDE           TX   78801          1            09/24/96         10
    0430054809                           05           11/01/96         12
    0148297                              N            10/01/26
    0


    1532640          A78/G02             F          138,450.00         ZZ
                                         360        138,380.08          1
    307 N CHERRYWOOD DRIVE             9.375          1,151.56         75
                                       9.125          1,151.56      184,608.00
    LAFAYETTE        CO   80026          1            09/20/96         00
    0430065268                           05           11/01/96          0
    010050763                            O            10/01/26
    0


    1532662          A78/G02             F           94,200.00         ZZ
                                         360         94,200.00          1
    022 WEST RIDGE COURT               8.750            741.08         59
                                       8.500            741.08      162,000.00
    PARACHUTE        CO   81635          2            09/30/96         00
    0430056929                           09           12/01/96          0
    080570887                            O            11/01/26
    0


    1532667          766/G02             F           33,000.00         T
                                         360         33,000.00          1
    19201 COLLINS AVE #417             9.625            280.50         75
                                       9.375            280.50       44,000.00
    MIAMI            FL   33160          1            10/09/96         00
    0430054213                           06           12/01/96          0
    96HA093                              O            11/01/26
    0


    1532669          E22/G02             F          104,000.00         ZZ
                                         360        103,938.60          1
    2124 BAILEY COURT                  8.625            808.90         80
                                       8.375            808.90      130,000.00
    MODESTO          CA   95355          1            09/26/96         00
    0410212369                           05           11/01/96          0
    410212369                            O            10/01/26
    0


    1532670          E22/G02             F          133,000.00         ZZ
                                         360        132,927.35          1
1


    324 ADA DRIVE                      9.000          1,070.15         70
                                       8.750          1,070.15      190,000.00
    PACHECO          CA   94553          5            09/26/96         00
    0410230858                           05           11/01/96          0
    410230858                            N            10/01/26
    0


    1532672          E22/G02             F           72,000.00         ZZ
                                         360         71,958.58          1
    7021 CATAMARAN DRIVE               8.750            566.42         80
                                       8.500            566.42       90,000.00
    CITRUS HEIGHTS   CA   95621          1            09/19/96         00
    0410127534                           05           11/01/96          0
    410127534                            O            10/01/26
    0


    1532677          E22/G02             F           51,000.00         ZZ
                                         360         50,972.86          1
    1417 MARCHBANKS DRIVE UNIT # 1     9.125            414.95         75
                                       8.875            414.95       68,000.00
    WALNUT CREEK     CA   94598          1            09/24/96         00
    0410230817                           01           11/01/96          0
    410230817                            O            10/01/26
    0


    1532678          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    6252 WALK CIRCLE                   8.875            509.21         80
                                       8.625            509.21       80,000.00
    BOCA RATON       FL   33433          1            10/04/96         00
    0410241962                           03           12/01/96          0
    410241962                            O            11/01/26
    0


    1532679          E22/G02             F           45,000.00         ZZ
                                         360         44,983.05          2
    803 S ALSTON AVENUE               10.750            420.07         90
                                      10.500            420.07       50,000.00
    DURHAM           NC   27701          1            10/03/96         01
    0410243141                           05           11/01/96         25
    410243141                            N            10/01/26
    0


    1532680          E22/G02             F           93,000.00         ZZ
                                         360         92,942.19          1
    331 MINNEHAHA ROAD                 8.375            706.87         68
                                       8.125            706.87      137,000.00
    MAITLAND         FL   32751          2            09/30/96         00
    0410242002                           05           11/01/96          0
1


    410242002                            O            10/01/26
    0


    1532681          E22/G02             F          109,500.00         ZZ
                                         360        109,444.70          1
    14071 S W 36TH COURT               9.375            910.77         75
                                       9.125            910.77      146,000.00
    DAVIE            FL   33330          2            10/04/96         00
    0410240469                           05           11/01/96          0
    410240469                            N            10/01/26
    0


    1532684          E22/G02             F           29,700.00         ZZ
                                         360         29,686.51          1
    1510 W PATERSON                    9.875            257.90         90
                                       9.625            257.90       33,000.00
    FLINT            MI   48504          1            09/27/96         04
    0410162770                           05           11/01/96         25
    410162770                            N            10/01/26
    0


    1532685          E22/G02             F          160,000.00         ZZ
                                         360        159,919.20          1
    1551 BENT OAK RIDGE DRIVE          9.375          1,330.80         80
                                       9.125          1,330.80      200,580.00
    FENTON           MO   63026          1            09/23/96         00
    0410161129                           05           11/01/96          0
    410161129                            O            10/01/26
    0


    1532686          E22/G02             F           77,000.00         ZZ
                                         360         76,962.12          1
    3257 CASTLETON ST                  9.500            647.46         69
                                       9.250            647.46      113,000.00
    GROVE CITY       OH   43123          5            09/20/96         00
    0410161939                           05           11/01/96          0
    410161939                            O            10/01/26
    0


    1532690          E22/G02             F           54,300.00         ZZ
                                         360         54,275.33          1
    1705 MCPHERSON                     9.875            471.51         80
                                       9.625            471.51       67,900.00
    PORT HURON       MI   48060          1            10/02/96         10
    0410163109                           05           11/01/96         12
    410163109                            N            10/01/26
    0


1


    1532691          E22/G02             F          499,900.00         T
                                         360        499,672.89          1
    120 WILLOW BRIDGE ROAD             9.875          4,340.87         70
    UNIT # 1J                          9.625          4,340.87      715,000.00
    VAIL             CO   81657          5            09/20/96         00
    0410108187                           08           11/01/96          0
    410108187                            O            10/01/26
    0


    1532695          E22/G02             F           47,600.00         ZZ
                                         360         47,578.38          2
    13726-13728 SABLECREST             9.875            413.33         75
                                       9.625            413.33       63,500.00
    HOUSTON          TX   77014          1            09/16/96         00
    0410267389                           05           11/01/96          0
    410267389                            N            10/01/26
    0


    1532697          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    13 PRIMROSE LANE                   9.500          1,387.41         64
                                       9.250          1,387.41      260,000.00
    HILTON HEAD ISL  SC   29926          5            10/04/96         00
    0410244115                           03           12/01/96          0
    410244115                            O            11/01/26
    0


    1532698          E22/G02             F           70,400.00         ZZ
                                         360         70,400.00          4
    2731-33 N W 27TH STREET            9.625            598.39         80
                                       9.375            598.39       88,000.00
    MIAMI            FL   33142          1            10/09/96         00
    0410238471                           05           12/01/96          0
    410238471                            O            11/01/26
    0


    1532699          E22/G02             F           70,400.00         ZZ
                                         360         70,400.00          2
    2735-37 NW 27TH STREET             9.625            598.39         80
                                       9.375            598.39       88,000.00
    MIAMI            FL   33142          1            10/09/96         00
    0410238463                           05           12/01/96          0
    410238463                            O            11/01/26
    0


    1532701          A06/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    22943 GLENMOOR HEIGHTS             9.250            575.88         67
                                       9.000            575.88      105,000.00
1


    FARMINGTON HILL  MI   48336          2            10/10/96         00
    0430055434                           05           12/01/96          0
    1000009606577                        N            11/01/26
    0


    1532707          129/G02             F           27,000.00         ZZ
                                         360         26,987.73          1
    417 WEST 19TH STREET               9.875            234.46         90
                                       9.625            234.46       30,000.00
    COVINGTON        KY   41014          1            10/01/96         10
    0430059493                           07           11/01/96         25
    3800013751                           N            10/01/26
    0


    1532718          E22/G02             F          124,200.00         ZZ
                                         360        124,098.14          4
    7406 OLIAN                        10.375          1,124.52         90
                                      10.125          1,124.52      138,000.00
    HAZELWOOD        MO   63042          1            08/26/96         04
    0410211254                           05           10/01/96         25
    410211254                            N            09/01/26
    0


    1532719          E22/G02             F           44,100.00         ZZ
                                         360         44,058.68          1
    6767 VAUGHAN                       9.750            378.89         90
                                       9.500            378.89       49,000.00
    DETROIT          MI   48228          1            08/29/96         04
    0410160725                           05           10/01/96         25
    410160725                            N            09/01/26
    0


    1532721          E22/G02             F           26,950.00         ZZ
                                         360         26,937.43          1
    2256 MATTHEWS CIRCLE               9.750            231.54         70
                                       9.500            231.54       38,500.00
    DELTONA          FL   32725          1            09/11/96         00
    0410240121                           05           11/01/96          0
    410240121                            N            10/01/26
    0


    1532749          E22/G02             F           83,700.00         ZZ
                                         360         83,661.97          1
    10417 ASPEN AVENUE NE              9.875            726.81         90
                                       9.625            726.81       93,000.00
    ALBUQUERQUE      NM   87112          1            09/24/96         01
    0410269872                           05           11/01/96         25
    410269872                            N            10/01/26
    0
1




    1532750          E22/G02             F           47,000.00         ZZ
                                         360         46,978.65          1
    1108 DEXTER DRIVE                  9.875            408.12         80
                                       9.625            408.12       58,750.00
    COLLEGE STATION  TX   77840          1            09/24/96         04
    0410258040                           05           11/01/96         12
    410258040                            N            10/01/26
    0


    1532753          E22/G02             F           43,900.00         ZZ
                                         360         43,880.58          1
    7106 TOWNSBOROUGH DRIVE           10.000            385.25         80
                                       9.750            385.25       54,900.00
    AUSTIN           TX   78724          1            09/13/96         04
    0410259428                           05           11/01/96         12
    410259428                            N            10/01/26
    0


    1532755          E22/G02             F           63,000.00         ZZ
                                         360         62,971.38          1
    2218 6TH AVENUE                    9.875            547.06         90
                                       9.625            547.06       70,000.00
    GREELY           CO   80631          1            09/27/96         04
    0410261077                           05           11/01/96         25
    410261077                            N            10/01/26
    0


    1532758          B28/G02             F          112,150.00         ZZ
                                         360        112,099.04          1
    1384 WEST BRAEWOOD AVENUE          9.875            973.86         70
                                       9.625            973.86      160,226.00
    HIGHLANDS RANCH  CO   80126          1            09/30/96         00
    0430056028                           03           11/01/96          0
    01960232                             O            10/01/26
    0


    1532763          E22/G02             F          118,400.00         ZZ
                                         360        118,340.21          1
    636 HAWTHORNE AVENUE               9.375            984.79         79
                                       9.125            984.79      150,000.00
    HOUSTON          TX   77006          1            09/20/96         04
    0410272801                           05           11/01/96         25
    410272801                            N            10/01/26
    0


    1532766          E22/G02             F           43,500.00         ZZ
                                         360         43,430.89          1
1


    1916 NEW HAMPSHIRE                 9.375            361.81         75
                                       9.125            361.81       58,000.00
    LAWRENCE         KS   66046          1            08/30/96         00
    0410257893                           05           10/01/96          0
    410257893                            N            09/01/26
    0


    1532769          E22/G02             F          100,500.00         ZZ
                                         360        100,446.52          1
    5609 MCCARTY LANE                  9.125            817.70         75
                                       8.875            817.70      134,000.00
    AUSTIN           TX   78749          1            09/17/96         00
    0410272744                           05           11/01/96          0
    410272744                            O            10/01/26
    0


    1532770          E22/G02             F           47,700.00         ZZ
                                         360         47,677.15          1
    1433 SAVANNAH STREET               9.625            405.44         90
                                       9.375            405.44       53,053.00
    MESQUITE         TX   75149          1            09/30/96         04
    0410261291                           05           11/01/96         25
    410261291                            N            10/01/26
    0


    1532777          377/377             F           37,800.00         ZZ
                                         360         37,800.00          1
    602 MAGGIE CIRCLE SW               9.625            321.30         90
                                       9.375            321.30       42,001.00
    WINTER HAVEN     FL   33881          1            10/10/96         01
    3553245                              05           12/01/96         25
    3553245                              N            11/01/26
    0


    1532785          405/405             F           40,200.00         ZZ
                                         360         40,176.87          1
    977 TOPVIEW DRIVE                  8.750            316.26         60
                                       8.500            316.26       67,000.00
    EDGEWOOD         MD   21040          5            09/16/96         00
    004009569                            05           11/01/96          0
    004009569                            N            10/01/26
    0


    1532801          405/405             F           82,350.00         ZZ
                                         360         82,309.49          1
    331 CLEARWATER LANE                9.500            692.45         90
                                       9.250            692.45       91,500.00
    SCHAUMBERG       IL   60173          1            09/30/96         04
    004016119                            01           11/01/96         25
1


    004016119                            N            10/01/26
    0


    1532804          776/G02             F          110,750.00         T
                                         360        110,698.32          1
    8305 CEDAR MESA AVENUE             9.750            951.52         70
                                       9.500            951.52      158,280.00
    LAS VEGAS        NV   89129          1            09/26/96         00
    0430055749                           03           11/01/96          0
    6334779                              O            10/01/26
    0


    1532806          776/G02             F          130,800.00         ZZ
                                         360        130,735.66          1
    9901 TRAILWOOD DRIVE UNIT 1070     9.500          1,099.84         90
                                       9.250          1,099.84      145,500.00
    LAS VEGAS        NV   89134          1            09/18/96         04
    0430066399                           01           11/01/96         25
    6334715                              N            10/01/26
    0


    1532809          776/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    8915 DORRINGTON AVENUE             8.875            835.43         75
    (PACOIMA AREA)                     8.625            835.43      140,000.00
    LOS ANGELES      CA   91331          5            10/02/96         00
    0430055756                           05           12/01/96          0
    2135228                              O            11/01/26
    0


    1532814          776/G02             F           71,250.00         ZZ
                                         360         71,212.09          1
    8044 DARBY PLACE                   9.125            579.71         51
    (RESEDA AREA)                      8.875            579.71      140,000.00
    LOS ANGELES      CA   91335          2            09/27/96         00
    0430055616                           05           11/01/96          0
    2135164                              N            10/01/26
    0


    1532816          776/G02             F          115,000.00         ZZ
                                         360        114,938.80          1
    2104 EASR LORAINE STREET           9.125            935.68         70
                                       8.875            935.68      165,000.00
    WEST COVINA      CA   91792          1            09/26/96         00
    0430057828                           05           11/01/96          0
    6137698                              O            10/01/26
    0


1


    1532818          526/G02             F           31,500.00         ZZ
                                         360         31,485.30          2
    175 EAST CAMBRIDGE STREET          9.750            270.64         90
                                       9.500            270.64       35,000.00
    ALLIANCE         OH   44601          1            09/16/96         10
    0430054767                           05           11/01/96         25
    0140528                              N            10/01/26
    0


    1532824          B75/G02             F           52,000.00         ZZ
                                         360         51,972.33          1
    637 BELTREES ST                    9.125            423.09         80
                                       8.875            423.09       65,000.00
    DUNEDIN          FL   34698          1            09/27/96         00
    0430055772                           05           11/01/96          0
    2681500                              O            10/01/26
    0


    1532829          267/267             F          199,500.00         T
                                         360        199,500.00          1
    7495 HENNESS CIRCLE                8.375          1,516.35         70
                                       8.125          1,516.35      285,000.00
    YOSEMITE         CA   95389          1            09/26/96         00
    4426591                              03           12/01/96          0
    4426591                              O            11/01/26
    0


    1532830          E46/G02             F           96,700.00         ZZ
                                         360         96,700.00          1
    30 BRISTOL ROAD                    9.500            813.11         80
                                       9.250            813.11      121,000.00
    IVYLAND          PA   18974          1            10/29/96         00
    0430067744                           05           12/01/96          0
    23629                                O            11/01/26
    0


    1532831          526/G02             F           31,850.00         ZZ
                                         360         31,835.13          1
    4121 AUDREY AVENUE                 9.750            273.65         65
                                       9.500            273.65       49,000.00
    BALTIMORE        MD   21225          5            09/25/96         00
    0430055855                           05           11/01/96          0
    0147203                              N            10/01/26
    0


    1532835          B26/G02             F          607,000.00         ZZ
                                         360        607,000.00          1
    79 ALDERSHOT LANE                  9.250          4,993.64         75
                                       9.000          4,993.64      810,000.00
1


    MANHASSET        NY   11030          1            10/28/96         00
    0430066308                           05           12/01/96          0
    6311011733N                          O            11/01/26
    0


    1532839          526/G02             F           41,400.00         ZZ
                                         360         41,380.16          1
    1351 FIVE IRON DRIVE               9.625            351.90         90
                                       9.375            351.90       46,000.00
    LAKELAND         FL   33801          1            09/23/96         04
    0430056564                           05           11/01/96         25
    0148369                              N            10/01/26
    0


    1532845          G28/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    12134 EAST ROSEGLEN STREET         8.875            732.00         69
                                       8.625            732.00      135,000.00
    EL MONTE         CA   91732          5            10/10/96         00
    0430060293                           05           12/01/96          0
    171105                               O            11/01/26
    0


    1532853          862/G02             F          380,000.00         ZZ
                                         360        379,797.77          1
    2462 NALIN DRIVE                   9.125          3,091.81         95
                                       8.875          3,091.81      400,000.00
    LOS ANGELES      CA   90077          1            09/30/96         11
    0430057752                           05           11/01/96         30
    4289765                              O            10/01/26
    0


    1532856          862/G02             F          233,500.00         ZZ
                                         360        233,365.65          1
    78009 PITCHER LANE                 8.750          1,836.95         74
                                       8.500          1,836.95      319,750.00
    COTTAGE GROVE    OR   97424          2            09/26/96         00
    0430055509                           05           11/01/96          0
    4280541                              O            10/01/26
    0


    1532883          624/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
    114 NORTH 860 WEST                 8.875            687.44         80
                                       8.625            687.44      108,000.00
    SPANISH FORK     UT   84660          1            10/21/96         00
    0430070789                           03           12/01/96          0
    66032760163                          O            11/01/26
    0
1




    1532889          405/405             F           47,250.00         ZZ
                                         360         47,228.53          1
    408 MEMORIAL DRIVE                 9.875            410.30         90
                                       9.625            410.30       52,500.00
    CLOVER           SC   29710          1            09/30/96         01
    004007548                            05           11/01/96         25
    004007548                            N            10/01/26
    0


    1532894          405/405             F          104,800.00         ZZ
                                         360        104,736.50          1
    1208 OLD ZION ROAD                 8.500            805.83         80
                                       8.250            805.83      131,000.00
    EGG HARBOR TOWN  NJ   08234          1            09/27/96         00
    004007613                            05           11/01/96          0
    004007613                            O            10/01/26
    0


    1532910          575/G02             F           48,400.00         ZZ
                                         360         48,373.56          1
    1223 ANNE AVENUE                   9.000            389.44         80
                                       8.750            389.44       60,500.00
    CHESAPEAKE       VA   23324          1            09/27/96         12
    0430055491                           05           11/01/96         12
    415011602                            N            10/01/26
    0


    1532916          405/405             F           28,350.00         ZZ
                                         360         28,337.12          1
    2803 MYRTLE                        9.875            246.18         90
                                       9.625            246.18       31,500.00
    GRANITE CITY     IL   62040          1            09/12/96         01
    3995669                              05           11/01/96         30
    3995669                              N            10/01/26
    0


    1532928          E22/G02             F           39,600.00         T
                                         360         39,600.00          1
    1925 KUMQUAT DRIVE                 8.750            311.53         90
                                       8.500            311.53       44,000.00
    EDGEWATER        FL   32141          1            10/10/96         11
    0410244800                           05           12/01/96         25
    410244800                            O            11/01/26
    0


    1532934          E22/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
1


    6870 CAMILLE STREET                8.875            966.71         80
                                       8.625            966.71      151,995.00
    BOYNTON BEACH    FL   33437          1            10/10/96         00
    0410244503                           03           12/01/96          0
    410244503                            O            11/01/26
    0


    1532939          E22/G02             F           48,000.00         ZZ
                                         360         47,973.09          1
    38 RIVER WOODS LANE                8.875            381.91         80
                                       8.625            381.91       60,500.00
    BURNSVILLE       MN   55337          5            09/30/96         00
    0410173660                           09           11/01/96          0
    410173660                            O            10/01/26
    0


    1532944          E22/G02             F           45,000.00         ZZ
                                         360         44,976.06          1
    3720 TRILLING AVENUE               9.125            366.13         65
                                       8.875            366.13       70,000.00
    ROCKFORD         IL   61103          5            10/04/96         00
    0410173389                           05           11/01/96          0
    410173389                            N            10/01/26
    0


    1532945          E22/G02             F          100,000.00         ZZ
                                         360         99,808.69          1
    9736 KNOLSON                       9.625            849.99         71
                                       9.375            849.99      142,500.00
    LIVONIA          MI   48150          1            09/30/96         00
    0410162598                           05           11/01/96          0
    410162598                            O            10/01/26
    0


    1532947          E22/G02             F           88,100.00         ZZ
                                         360         88,100.00          1
    867 5TH STREET                     8.500            677.41         77
                                       8.250            677.41      115,000.00
    WYANDOTTE        MI   48192          5            10/04/96         00
    0410161624                           05           12/01/96          0
    410161624                            O            11/01/26
    0


    1532950          E22/G02             F           21,900.00         ZZ
                                         360         21,900.00          2
    3853 MCDONALD AVENUE              10.500            200.33         75
                                      10.250            200.33       29,250.00
    ST LOUIS         MO   63116          1            10/07/96         00
    0410261804                           05           12/01/96          0
1


    410261804                            N            11/01/26
    0


    1532951          E22/G02             F           51,300.00         ZZ
                                         360         51,276.70          1
    36039 MANILA                       9.875            445.46         90
                                       9.625            445.46       57,000.00
    WESTLAND         MI   48185          1            09/24/96         01
    0410258735                           05           11/01/96         25
    410258735                            N            10/01/26
    0


    1532952          E22/G02             F           44,100.00         ZZ
                                         360         44,079.97          1
    437 TOPMKINS AVE                   9.875            382.94         90
                                       9.625            382.94       49,000.00
    AKRON            OH   44305          1            09/23/96         12
    0410161954                           05           11/01/96         25
    410161954                            N            10/01/26
    0


    1532955          E22/G02             F           76,500.00         ZZ
                                         360         76,467.92          2
    3012 & 3014 LYME                  10.250            685.52         90
                                      10.000            685.52       85,000.00
    ST CHARLES       MO   63301          1            10/04/96         04
    0410162358                           03           11/01/96         25
    410162358                            N            10/01/26
    0


    1532956          E22/G02             F           45,000.00         ZZ
                                         360         44,980.09          1
    22733 LAUKEL                      10.000            394.91         90
                                       9.750            394.91       50,000.00
    ST CLAIR SHORES  MI   48080          1            09/27/96         04
    0410162200                           05           11/01/96         25
    410162200                            N            10/01/26
    0


    1532966          575/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    37 WILLOWEN DRIVE                 10.000            592.36         90
                                       9.750            592.36       75,000.00
    ROCHESTER        NY   14609          1            10/07/96         10
    0430056416                           05           12/01/96         25
    962058535                            N            11/01/26
    0


1


    1532981          E22/G02             F          165,750.00         ZZ
                                         360        165,750.00          4
    4915 N E RODNEY AVENUE             9.250          1,363.58         90
                                       9.000          1,363.58      185,000.00
    PORTLAND         OR   97211          1            09/27/96         04
    0410223572                           05           12/01/96         25
    410223572                            O            11/01/26
    0


    1533006          253/253             F           62,100.00         ZZ
                                         360         62,100.00          1
    2014 EXETER ST                     9.625            527.85         90
                                       9.375            527.85       69,000.00
    IRVING           TX   75062          1            10/10/96         10
    322836                               05           12/01/96         25
    322836                               N            11/01/26
    0


    1533007          526/G02             F          128,250.00         ZZ
                                         360        128,186.91          1
    5454 SW DOVER LOOP                 9.500          1,078.40         90
                                       9.250          1,078.40      142,500.00
    PORTLAND         OR   97225          1            09/20/96         10
    0430062513                           05           11/01/96         25
    144425                               N            10/01/26
    0


    1533010          526/G02             F           21,150.00         ZZ
                                         360         21,140.12          1
    966 SOUTH DEARBORN AVENUE          9.750            181.72         90
                                       9.500            181.72       23,500.00
    KANKAKEE         IL   60901          1            09/27/96         10
    0430055731                           05           11/01/96         25
    147071                               N            10/01/26
    0


    1533019          965/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    1404 NORTH DESERT MALLOW DR.       8.750            645.09         67
                                       8.500            645.09      123,000.00
    TUCSON           AZ   85715          1            10/24/96         00
    0430069336                           05           12/01/96          0
    4301                                 O            11/01/26
    0


    1533024          731/G02             F           79,650.00         ZZ
                                         360         79,650.00          3
    100,102,104 SPRING COURT           9.750            684.32         90
                                       9.500            684.32       88,500.00
1


    FAIRBURN         GA   30213          1            10/30/96         01
    0430068114                           05           12/01/96         25
    3140962904                           N            11/01/26
    0


    1533042          736/G02             F          747,000.00         ZZ
                                         360        747,000.00          1
    4225 159TH DRIVE SOUTHEAST         8.750          5,876.65         58
                                       8.500          5,876.65    1,300,000.00
    SNOHOMISH        WA   98290          5            10/08/96         00
    0430055269                           03           12/01/96          0
    476062                               O            11/01/26
    0


    1533043          E67/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    8015 NW GRUBSTAKE WAY              8.750            944.04         60
                                       8.500            944.04      200,000.00
    REDMOND          OR   97756          5            10/08/96         00
    0430055053                           05           12/01/96          0
    5772                                 O            11/01/26
    0


    1533046          F30/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
    400 SILVER KING DRIVE, #112        9.250            802.11         35
                                       9.000            802.11      282,000.00
    PARK CITY        UT   84060          2            10/10/96         00
    0430056481                           01           12/01/96          0
    101904                               O            11/01/26
    0


    1533047          698/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    107 NORTH POINSETTIA PLACE         9.000          2,896.64         80
                                       8.750          2,896.64      450,000.00
    LOS ANGELES      CA   90036          1            10/02/96         00
    0430061473                           05           12/01/96          0
    20852590                             O            11/01/26
    0


    1533057          731/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
    2049 CLAUDE STREET                 9.000            372.94         90
                                       8.750            372.94       51,500.00
    ATLANTA          GA   30318          1            10/11/96         01
    0430055814                           05           12/01/96         25
    3140662810                           N            11/01/26
    0
1




    1533078          420/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    251 B LEVELAND LANE                9.250            851.47         90
                                       9.000            851.47      115,000.00
    MODESTO          CA   95350          1            09/30/96         04
    0430055186                           03           12/01/96         25
    340273                               N            11/01/26
    0


    1533108          635/635             F           31,500.00         ZZ
                                         360         31,500.00          1
    2405 HUNTLEIGH COURT               9.125            256.30         90
                                       8.875            256.30       35,000.00
    THE VILLAGE      OK   73120          1            10/31/96         10
    663993400                            05           12/01/96         25
    663993400                            N            11/01/26
    0


    1533131          526/G02             F           55,350.00         ZZ
                                         360         55,324.18          1
    117 SANDPOINT COURT                9.750            475.54         90
                                       9.500            475.54       61,500.00
    SANFORD          FL   32771          1            09/18/96         12
    0430057315                           05           11/01/96         25
    0146865                              N            10/01/26
    0


    1533157          E22/G02             F           75,200.00         ZZ
                                         360         75,162.02          1
    105 TERESA LANE                    9.375            625.48         80
                                       9.125            625.48       94,000.00
    CEDAR CREEK      TX   78612          2            09/25/96         00
    0410272363                           05           11/01/96          0
    410272363                            O            10/01/26
    0


    1533158          E22/G02             F           59,200.00         ZZ
                                         360         59,168.50          1
    ROUTE 2 BOX 13 (ON F M HWY         9.125            481.67         80
    #410)                              8.875            481.67       74,000.00
    DETROIT          TX   75436          1            09/25/96         00
    0410272009                           05           11/01/96          0
    410272009                            O            10/01/26
    0


    1533161          E22/G02             F           90,750.00         ZZ
                                         360         90,699.12          1
1


    725 SUMMIT RUN                     8.875            722.05         80
                                       8.625            722.05      113,450.00
    LEWISVILLE       TX   75067          1            09/20/96         96
    0410130728                           05           11/01/96          0
    410130728                            N            10/01/26
    0


    1533162          E22/G02             F           25,000.00         ZZ
                                         360         24,989.23          1
    103 JOY LANE                      10.125            221.71         67
                                       9.875            221.71       37,500.00
    PALMER           TX   75152          1            10/01/96         00
    0410108245                           05           11/01/96          0
    410108245                            N            10/01/26
    0


    1533164          E22/G02             F           39,200.00         ZZ
                                         360         39,182.19          4
    1302 S W BUCHANAN STREET           9.875            340.39         80
                                       9.625            340.39       49,000.00
    TOPEKA           KS   66604          2            09/17/96         10
    0410211759                           05           11/01/96         12
    410211759                            N            10/01/26
    0


    1533170          E22/G02             F           20,000.00         ZZ
                                         360         20,000.00          2
    10410-10412 BELFAST DRIVE          9.125            162.73         18
                                       8.875            162.73      111,111.00
    LA PORTE         TX   77571          2            10/02/96         00
    0410259055                           05           12/01/96          0
    410259055                            O            11/01/26
    0


    1533176          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    770 ALDER AVENUE                   9.000            514.96         80
                                       8.750            514.96       80,000.00
    GERVAIS          OR   97026          1            10/04/96         00
    0410223838                           05           12/01/96          0
    410223838                            O            11/01/26
    0


    1533177          E22/G02             F          121,500.00         ZZ
                                         360        121,500.00          3
    11806 GLENDALE WAY S               9.375          1,010.58         90
                                       9.125          1,010.58      135,000.00
    SEATTLE          WA   98168          1            10/04/96         10
    0410222632                           05           12/01/96         25
1


    410222632                            N            11/01/26
    0


    1533180          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    17541 NORTHAM STREET               9.375            748.57         72
                                       9.125            748.57      126,000.00
    LA PUENTE AREA   CA   91744          5            10/02/96         00
    0410230049                           05           12/01/96          0
    410230049                            O            11/01/26
    0


    1533181          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1430 JAMES ROAD                    8.625            777.79         80
                                       8.375            777.79      125,000.00
    GARDNERVILLE     NV   89410          1            10/08/96         00
    0410273510                           05           12/01/96          0
    410273510                            O            11/01/26
    0


    1533182          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    77-102 KALANIUKA STREET            8.750          1,101.38         38
                                       8.500          1,101.38      375,000.00
    HOLUALOA         HI   96725          5            10/03/96         00
    0410230056                           05           12/01/96          0
    410230056                            O            11/01/26
    0


    1533189          E22/G02             F          326,000.00         ZZ
                                         360        326,000.00          1
    3435 KINGSBORO ROAD NE             9.625          2,770.97         95
    UNIT # 504                         9.375          2,770.97      345,000.00
    ATLANTA          GA   30326          2            10/09/96         04
    0410196125                           06           12/01/96         30
    410196125                            O            11/01/26
    0


    1533192          E22/G02             F           52,950.00         ZZ
                                         360         52,925.94          1
    743-745 MCCOURTIE                  9.875            459.79         80
                                       9.625            459.79       66,222.00
    KALAMAZOO        MI   49008          1            10/01/96         04
    0410159891                           05           11/01/96         12
    410159891                            N            10/01/26
    0


1


    1533193          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    5096-D W VAN BUREN ST              9.375            299.43         74
                                       9.125            299.43       49,000.00
    CHICAGO          IL   60644          2            10/11/96         00
    0410260863                           09           12/01/96          0
    410260863                            N            11/01/26
    0


    1533194          E22/G02             F          151,250.00         ZZ
                                         360        151,173.62          1
    5710 ANNAPOLIS LANE NORTH          9.375          1,258.02         80
                                       9.125          1,258.02      189,110.00
    PLYMOUTH         MN   55446          1            09/25/96         00
    0410177984                           05           11/01/96          0
    410177984                            O            10/01/26
    0


    1533195          E22/G02             F           28,000.00         ZZ
                                         360         27,986.23          1
    518 OAKRIDGE                       9.500            235.44         80
                                       9.250            235.44       35,000.00
    FERNDALE         MI   48220          1            10/02/96         04
    0410162903                           05           11/01/96         12
    410162903                            N            10/01/26
    0


    1533196          E22/G02             F           42,500.00         ZZ
                                         360         42,482.18          2
    5315 DEVONSHIRE AVENUE            10.250            380.84         90
                                      10.000            380.84       47,250.00
    ST LOUIS         MO   63109          1            10/01/96         04
    0410163174                           05           11/01/96         25
    410163174                            N            10/01/26
    0


    1533197          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          2
    2701-2703 MILITARY ST              9.250            723.95         80
                                       9.000            723.95      110,000.00
    PORT HURON       MI   48060          1            10/15/96         04
    0410259477                           05           12/01/96         12
    410259477                            N            11/01/26
    0


    1533199          201/G02             F          121,000.00         ZZ
                                         360        120,935.60          1
    67 MONTERREY ROAD                  9.125            984.50         64
                                       8.875            984.50      191,000.00
1


    MONTGOMERY       TX   77356          1            09/18/96         00
    0430057026                           03           11/01/96          0
    7800935772                           O            10/01/26
    0


    1533235          A80/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
    1405 BARCELONA WAY                 9.250            748.64         80
                                       9.000            748.64      113,772.00
    FT LAUDERDALE    FL   33327          1            10/24/96         00
    0430065458                           05           12/01/96          0
    50497                                O            11/01/26
    0


    1533246          661/661             F          165,000.00         ZZ
                                         360        164,900.04          1
    1399 SOUTHWEST 14TH STREET         8.500          1,268.71        100
                                       8.250          1,268.71      165,000.00
    BOCA RATON       FL   33486          1            09/27/96         94
    2662492                              05           11/01/96         30
    2662492                              O            10/01/26
    0


    1533248          661/661             F           54,000.00         ZZ
                                         360         53,967.29          1
    9 REAGAN CIRCLE                    8.500            415.21        100
                                       8.250            415.21       54,000.00
    ABILENE          TX   79605          1            09/26/96         93
    2637668                              05           11/01/96         30
    2637668                              O            10/01/26
    0


    1533271          A04/G02             F          222,000.00         ZZ
                                         360        222,000.00          4
    13182 NEWPORT AVENUE               9.625          1,886.98         80
                                       9.375          1,886.98      277,500.00
    GARDEN GROVE     CA   92840          1            10/16/96         04
    0430066209                           05           12/01/96         12
    960604001                            N            11/01/26
    0


    1533273          405/405             F           30,150.00         ZZ
                                         360         30,135.93          1
    520 OLIVE STREET                   9.750            259.04         90
                                       9.500            259.04       33,500.00
    CHIPPEWA FALLS   WI   54729          1            09/30/96         12
    4013421                              05           11/01/96         25
    4013421                              N            10/01/26
    0
1




    1533288          E19/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    3708 CARLIN AVENUE                 8.875          1,018.43         80
                                       8.625          1,018.43      160,000.00
    LYNWOOD          CA   90262          2            10/18/96         10
    0430062000                           05           12/01/96         12
    13502                                N            11/01/26
    0


    1533298          E87/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
    1239 ORCHID DRIVE                  8.750          2,242.10         75
                                       8.500          2,242.10      385,000.00
    SANTA BARBARA    CA   93111          1            10/24/96         00
    0430066423                           03           12/01/96          0
    70000185                             O            11/01/26
    0


    1533334          909/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    7766 CANYON POINT LANE             8.875          1,400.34         80
                                       8.625          1,400.34      220,000.00
    SAN DIEGO        CA   92126          2            10/07/96         01
    0430064857                           05           12/01/96         12
    6003522                              N            11/01/26
    0


    1533350          664/G02             F           74,250.00         ZZ
                                         360         74,250.00          1
    12101 NE 78TH STREET               9.375            617.58         90
                                       9.125            617.58       82,500.00
    VANCOUVER        WA   98682          1            10/04/96         01
    0430056960                           05           12/01/96         25
    2223683                              N            11/01/26
    0


    1533352          664/G02             F          105,620.00         ZZ
                                         360        105,620.00          3
    275-277 EAST 14TH AVENUE           9.375            878.50         80
                                       9.125            878.50      132,025.00
    EUGENE           OR   97401          1            10/04/96         01
    0430058891                           05           12/01/96         12
    2223543                              N            11/01/26
    0


    1533357          470/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
1


    7 JOY LANE                         9.125            951.96         90
                                       8.875            951.96      130,000.00
    CHICO            CA   95926          1            10/01/96         10
    0430057265                           05           12/01/96         25
    18015472                             N            11/01/26
    0


    1533374          731/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
    1305 W GRAND AVENUE                9.250            802.11         75
                                       9.000            802.11      130,000.00
    NORWOOD          CO   81423          5            10/08/96         00
    0430056952                           05           12/01/96          0
    590710064                            O            11/01/26
    0


    1533375          664/G02             F          214,000.00         ZZ
                                         360        214,000.00          1
    4421 244TH PLACE SE                8.375          1,626.56         80
                                       8.125          1,626.56      267,500.00
    ISSAQUAH         WA   98027          1            10/10/96         00
    0430058271                           03           12/01/96          0
    2198232                              O            11/01/26
    0


    1533377          E67/G02             F           89,300.00         ZZ
                                         360         89,300.00          1
    2427 SW INDIAN AVENUE              8.750            702.52         80
                                       8.500            702.52      111,788.00
    REDWOOD          OR   97756          4            10/10/96         00
    0430055681                           05           12/01/96          0
    5774                                 O            11/01/26
    0


    1533380          E92/G02             F          100,000.00         ZZ
                                         360         99,953.35          1
    194 LOWELL STREET                  9.750            859.15         37
                                       9.500            859.15      273,000.00
    LEXINGTON        MA   02173          5            09/30/96         00
    0430057562                           05           11/01/96          0
    0957685                              O            10/01/26
    0


    1533385          626/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    57835 SHAG BARK LANE               8.875          1,153.69         64
                                       8.625          1,153.69      228,500.00
    SUNRIVER         OR   97707          1            10/02/96         00
    0430058727                           03           12/01/96          0
1


    6665087                              O            11/01/26
    0


    1533399          E22/G02             F          128,000.00         ZZ
                                         360        127,935.36          1
    8 CRYSTAL CIRCLE                   9.375          1,064.64         69
                                       9.125          1,064.64      188,000.00
    CARBONDALE       CO   81623          1            10/01/96         00
    0410272140                           03           11/01/96          0
    410272140                            O            10/01/26
    0


    1533401          E22/G02             F          110,000.00         ZZ
                                         240        109,847.95          1
    1725 WEILER BOULEVARD              9.625          1,034.34         80
                                       9.375          1,034.34      138,000.00
    FT WORTH         TX   76112          2            09/05/96         00
    0410270086                           05           11/01/96          0
    410270086                            O            10/01/16
    0


    1533409          635/635             F           35,000.00         ZZ
                                         360         34,982.78          1
    15923 COOLWOOD #1060               9.500            294.30         90
                                       9.250            294.30       38,900.00
    DALLAS           TX   75248          1            09/27/96         01
    661046300                            01           11/01/96         25
    661046300                            N            10/01/26
    0


    1533415          737/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
    10935 E MIRASOL CIRCLE             9.000          1,665.57         50
                                       8.750          1,665.57      418,980.00
    SCOTTSDALE       AZ   85259          1            10/07/96         00
    0430066555                           03           12/01/96          0
    511814                               N            11/01/26
    0


    1533430          B75/G02             F           91,675.00         ZZ
                                         360         91,628.70          2
    1513 SOUTH 900 WEST                9.375            762.51         95
                                       9.125            762.51       96,500.00
    SALT LAKE CITY   UT   84104          1            09/19/96         12
    0430056465                           05           11/01/96         30
    2477305                              O            10/01/26
    0


1


    1533432          B75/G02             F           50,000.00         ZZ
                                         360         49,975.40          1
    3414 RYON COURT                    9.500            420.43         55
                                       9.250            420.43       92,000.00
    WALDORF          MD   20601          5            09/24/96         00
    0430056531                           09           11/01/96          0
    2508018                              N            10/01/26
    0


    1533465          201/G02             F           55,250.00         ZZ
                                         360         55,192.49          1
    618 WEST PERCIVAL STREET           9.250            454.53         85
                                       9.000            454.53       65,000.00
    TOMBALL          TX   77375          1            08/30/96         10
    0430057042                           05           10/01/96         20
    7800929486                           O            09/01/26
    0


    1533469          201/G02             F           72,000.00         ZZ
                                         360         71,923.07          1
    604 GLORIA AVENUE                  9.125            585.82         80
                                       8.875            585.82       90,000.00
    NEW BRAUNFELS    TX   78130          1            08/19/96         00
    0430057737                           05           10/01/96          0
    4200929232                           O            09/01/26
    0


    1533496          623/623             F          378,000.00         ZZ
                                         360        377,776.83          1
    636 PINNACLE COURT                 8.625          2,940.05         90
                                       8.375          2,940.05      420,000.00
    MESQUITE         NV   89024          1            09/19/96         12
    7137120                              03           11/01/96         25
    7137120                              O            10/01/26
    0


    1533500          623/623             F           88,000.00         ZZ
                                         360         87,948.05          1
    3836 SOUTH 61ST COURT              8.625            684.45         80
                                       8.375            684.45      110,000.00
    CICERO           IL   60804          1            09/12/96         00
    897714                               05           11/01/96          0
    897714                               O            10/01/26
    0


    1533504          623/623             F          165,000.00         ZZ
                                         360        164,905.07          1
    6546 NORTHWEST 99TH LANE           8.750          1,298.06         49
                                       8.500          1,298.06      337,500.00
1


    PARKLAND         FL   33076          1            09/27/96         00
    900068                               05           11/01/96          0
    900068                               O            10/01/26
    0


    1533506          623/623             F          124,800.00         ZZ
                                         360        124,726.31          1
    1737 N E 17TH TERRACE              8.625            970.69         80
                                       8.375            970.69      156,000.00
    FT LAUDERDALE    FL   33305          1            09/09/96         00
    898127                               05           11/01/96          0
    898127                               O            10/01/26
    0


    1533507          623/623             F           65,800.00         ZZ
                                         360         65,760.13          1
    39 RUE GRAND                       8.500            505.95         55
                                       8.250            505.95      120,000.00
    LAKE ST LOUIS    MO   63367          5            09/10/96         00
    0897664                              03           11/01/96          0
    0897664                              O            10/01/26
    0


    1533508          623/623             F          196,000.00         ZZ
                                         360        195,895.70          1
    1115 BONESET DRIVE                 9.125          1,594.72         70
                                       8.875          1,594.72      280,000.00
    CRYSTAL LAKE     IL   60014          1            09/30/96         00
    902200                               05           11/01/96          0
    902200                               O            10/01/26
    0


    1533510          623/623             F           74,150.00         ZZ
                                         360         74,110.54          1
    1748 WATERBEACH COURT              9.125            603.31         80
                                       8.875            603.31       92,750.00
    APOPKA           FL   32703          1            09/30/96         00
    901457                               05           11/01/96          0
    901457                               O            10/01/26
    0


    1533511          623/623             F           82,000.00         ZZ
                                         360         82,000.00          1
    826 NW 69 TERRACE                  8.875            652.43         79
                                       8.625            652.43      104,000.00
    MARGATE          FL   33063          1            10/04/96         00
    0902340                              05           12/01/96          0
    0902340                              O            11/01/26
    0
1




    1533512          623/623             F           68,000.00         ZZ
                                         360         67,965.66          1
    4211 MALLARD LANE                  9.375            565.59         58
    UNIT 5                             9.125            565.59      118,000.00
    ARLINGTON HEIGH  IL   60004          1            09/20/96         00
    899560                               01           11/01/96          0
    899560                               O            10/01/26
    0


    1533516          623/623             F           52,250.00         ZZ
                                         360         52,220.71          1
    2786 WEST 6075 SOUTH               8.875            415.72         55
                                       8.625            415.72       95,000.00
    ROY              UT   84067          5            09/03/96         00
    7202811                              05           11/01/96          0
    7202811                              N            10/01/26
    0


    1533517          623/623             F           69,550.00         ZZ
                                         360         69,514.87          1
    6315 SPARTA ROAD                   9.375            578.49         65
                                       9.125            578.49      107,000.00
    SEBRING          FL   33872          1            09/12/96         00
    900081                               05           11/01/96          0
    900081                               O            10/01/26
    0


    1533518          623/623             F           55,000.00         ZZ
                                         360         54,972.22          1
    7501 WILLOW COURT                  9.375            457.47         53
                                       9.125            457.47      105,000.00
    TAMPA            FL   33634          1            09/16/96         00
    898178                               05           11/01/96          0
    898178                               O            10/01/26
    0


    1533519          635/635             F          100,000.00         ZZ
                                         360         99,953.34          1
    7204 CREEKSIDE DRIVE               9.750            859.16         80
                                       9.500            859.16      125,000.00
    AUSTIN           TX   78752          1            09/25/96         00
    6613186                              05           11/01/96          0
    6613186                              O            10/01/26
    0


    1533521          623/623             F           51,200.00         ZZ
                                         360         51,174.14          1
1


    3223 BLUE STAR HWY                 9.375            425.86         80
                                       9.125            425.86       64,000.00
    SAUGATUCK        MI   49453          1            09/27/96         00
    897554                               05           11/01/96          0
    897554                               O            10/01/26
    0


    1533522          623/623             F          160,500.00         ZZ
                                         360        160,410.02          1
    6076 KIEV                          8.875          1,277.01         75
                                       8.625          1,277.01      216,000.00
    WEST BLOOMFIELD  MI   48324          1            09/24/96         00
    900685                               05           11/01/96          0
    900685                               O            10/01/26
    0


    1533524          623/623             F          116,800.00         T
                                         360        116,741.01          1
    17148 NORTHWEST 10TH STREET        9.375            971.49         70
                                       9.125            971.49      166,990.00
    PEMBROKE PINES   FL   33028          1            09/27/96         00
    895258                               03           11/01/96          0
    895258                               O            10/01/26
    0


    1533527          623/623             F           44,000.00         ZZ
                                         360         43,975.33          1
    1452 EAST TURNER STREET            8.875            350.09         80
                                       8.625            350.09       55,000.00
    CLEARWATER       FL   34616          1            09/25/96         00
    901458                               05           11/01/96          0
    901458                               O            10/01/26
    0


    1533530          623/623             F           76,000.00         ZZ
                                         360         75,961.62          1
    6145 NORTH SHERIDAN ROAD           9.375            632.13         80
    UNIT 15D                           9.125            632.13       95,000.00
    CHICAGO          IL   60660          1            09/27/96         00
    901043                               06           11/01/96          0
    901043                               O            10/01/26
    0


    1533531          623/623             F          181,000.00         ZZ
                                         360        180,779.91          1
    1615 4TH STREET WEST               8.500          1,391.74         59
                                       8.250          1,391.74      312,000.00
    PALMETTO         FL   34221          2            09/05/96         00
    898072                               05           10/01/96          0
1


    898072                               O            09/01/26
    0


    1533533          623/623             F          132,800.00         ZZ
                                         360        132,650.55          1
    8655 NATIONAL                      8.875          1,056.62         80
                                       8.625          1,056.62      166,000.00
    NILES            IL   60714          1            08/30/96         00
    897825                               09           10/01/96          0
    897825                               O            09/01/26
    0


    1533534          623/623             F           67,850.00         ZZ
                                         360         67,810.96          2
    5205 E 16TH ST AND                 8.750            533.78         75
    1553 N BUTLER AVE                  8.500            533.78       90,500.00
    INDIANAPOLIS     IN   46219          1            09/25/96         00
    897860                               05           11/01/96          0
    897860                               N            10/01/26
    0


    1533537          623/623             F           55,000.00         ZZ
                                         360         54,968.35          1
    2743 HERITAGE LANE                 8.750            432.69         65
                                       8.500            432.69       85,000.00
    MORROW           GA   30260          5            09/12/96         00
    900348                               05           11/01/96          0
    900348                               N            10/01/26
    0


    1533543          623/623             F           86,800.00         ZZ
                                         360         86,750.06          1
    9167 PINE SPRINGS DRIVE            8.750            682.86         80
                                       8.500            682.86      108,500.00
    BOCA RATON       FL   33428          1            09/30/96         00
    900421                               03           11/01/96          0
    900421                               O            10/01/26
    0


    1533544          623/623             F           52,000.00         ZZ
                                         360         51,970.84          1
    2045 COCO PLUM LANE                8.875            413.74         43
                                       8.625            413.74      122,000.00
    VERO BEACH       FL   32963          1            09/10/96         00
    0900025                              05           11/01/96          0
    0900025                              O            10/01/26
    0


1


    1533546          623/623             F          355,000.00         ZZ
                                         360        354,815.96          1
    1434 VIRGINIA STREET               9.250          2,920.50         69
                                       9.000          2,920.50      515,000.00
    KEY WEST         FL   33040          2            09/12/96         00
    900357                               05           11/01/96          0
    900357                               O            10/01/26
    0


    1533549          623/623             F          166,350.00         ZZ
                                         360        166,259.14          1
    13710 57TH PLACE NORTH             9.000          1,338.49         74
                                       8.750          1,338.49      225,373.00
    PLYMOUTH         MN   55446          1            09/13/96         00
    0900268                              05           11/01/96          0
    0900268                              O            10/01/26
    0


    1533550          623/623             F           66,000.00         ZZ
                                         360         65,965.78          1
    41272 MUELLER                      9.250            542.97         56
                                       9.000            542.97      118,000.00
    CLINTON TOWNSHI  MI   48038          5            09/12/96         00
    899598                               05           11/01/96          0
    899598                               O            10/01/26
    0


    1533551          623/623             F          110,250.00         ZZ
                                         360        110,192.84          1
    6237 WEYMOUTH DRIVE                9.250            907.00         75
                                       9.000            907.00      147,268.00
    SARASOTA         FL   34238          1            09/27/96         00
    892691                               03           11/01/96          0
    892691                               O            10/01/26
    0


    1533553          623/623             F          289,000.00         ZZ
                                         360        289,000.00          1
    2565 DARREN                        9.000          2,325.36         77
                                       8.750          2,325.36      379,000.00
    WASHINGTON TOWN  MI   48094          1            10/02/96         00
    0900778                              05           12/01/96          0
    0900778                              O            11/01/26
    0


    1533554          623/623             F           84,400.00         ZZ
                                         360         84,356.24          1
    173 COUNTRY WOOD DRIVE             9.250            694.34         80
                                       9.000            694.34      105,500.00
1


    WHITELAND        IN   46184          2            09/19/96         00
    901171                               03           11/01/96          0
    901171                               O            10/01/26
    0


    1533556          623/623             F          132,550.00         ZZ
                                         360        132,484.79          1
    5039 DURNHAM                       9.500          1,114.56         73
                                       9.250          1,114.56      183,000.00
    WATERFORD        MI   48327          2            09/17/96         00
    886722                               05           11/01/96          0
    886722                               O            10/01/26
    0


    1533559          623/623             F          144,000.00         ZZ
                                         360        143,929.17          3
    1616 WEST NORTHSHORE               9.500          1,210.83         90
                                       9.250          1,210.83      160,000.00
    CHICAGO          IL   60626          1            09/11/96         10
    896561                               05           11/01/96         25
    896561                               O            10/01/26
    0


    1533562          623/623             F           55,100.00         ZZ
                                         360         55,072.90          1
    4224 CHARDON WAY                   9.500            463.31         75
                                       9.250            463.31       73,500.00
    SARASOTA         FL   34232          1            09/27/96         00
    900448                               05           11/01/96          0
    900448                               O            10/01/26
    0


    1533563          623/623             F           77,000.00         ZZ
                                         360         76,957.94          1
    32444 MARCHMONT CIRCLE             9.000            619.56         80
                                       8.750            619.56       96,250.00
    RIDGE MANOR      FL   33525          1            09/10/96         00
    899363                               05           11/01/96          0
    899363                               O            10/01/26
    0


    1533567          623/623             F          281,250.00         ZZ
                                         360        281,111.66          1
    120 ROSEMARY LANE                  9.500          2,364.90         75
                                       9.250          2,364.90      375,000.00
    LAS VEGAS        NV   89107          1            09/18/96         00
    7175620                              05           11/01/96          0
    7175620                              O            10/01/26
    0
1




    1533570          623/623             F           52,500.00         ZZ
                                         360         52,474.18          1
    1025 HEATHWOOD DRIVE               9.500            441.45         65
                                       9.250            441.45       81,000.00
    ENGLEWOOD        OH   45322          2            09/26/96         00
    901321                               05           11/01/96          0
    901321                               O            10/01/26
    0


    1533574          623/623             F           58,400.00         ZZ
                                         360         58,372.03          1
    5513 CORUNNA                       9.625            496.39         75
                                       9.375            496.39       77,900.00
    FLINT            MI   48532          1            09/20/96         00
    901091                               05           11/01/96          0
    901091                               O            10/01/26
    0


    1533575          623/623             F          105,000.00         ZZ
                                         360        104,942.65          1
    7154 MORSE LAKE AVE                9.000            844.85         70
                                       8.750            844.85      150,000.00
    ALTO             MI   49302          1            09/20/96         00
    0900566                              05           11/01/96          0
    0900566                              O            10/01/26
    0


    1533582          623/623             F          111,000.00         ZZ
                                         360        110,939.37          1
    1137 INDEPENDENCE                  9.000            893.13         64
                                       8.750            893.13      174,000.00
    BARTLETT         IL   60103          2            09/30/96         00
    0900192                              05           11/01/96          0
    0900192                              O            10/01/26
    0


    1533589          623/623             F          123,600.00         ZZ
                                         360        123,464.45          1
    352 HAMPTON COURT                  9.000            994.52         60
                                       8.750            994.52      206,000.00
    CRYSTAL LAKE     IL   60012          1            08/15/96         00
    899435                               05           10/01/96          0
    899435                               O            09/01/26
    0


    1533590          926/926             F          210,000.00         ZZ
                                         360        210,000.00          1
1


    12 MIDSTREAM                       8.875          1,670.86         80
                                       8.625          1,670.86      262,500.00
    HILTON HEAD ISL  SC   29928          1            10/11/96         00
    UNKNOWN                              03           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1533616          E22/G02             F           33,350.00         ZZ
                                         360         33,350.00          1
    2270 SUNDERLAND ROAD UNIT # 3A     9.000            268.34         75
                                       8.750            268.34       44,500.00
    WINSTON-SALEM    NC   27103          1            10/16/96         00
    0410245005                           01           12/01/96          0
    410245005                            N            11/01/26
    0


    1533619          E22/G02             F           40,400.00         ZZ
                                         360         40,400.00          1
    4059 ORIENT DRIVE                  8.875            321.44         80
                                       8.625            321.44       50,500.00
    SPRING HILL      FL   34607          1            10/16/96         00
    0410245633                           05           12/01/96          0
    410245633                            O            11/01/26
    0


    1533622          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
    1801 MIMOSA DRIVE                  8.875            413.74         66
                                       8.625            413.74       79,000.00
    GREENSBORO       NC   27403          5            10/16/96         00
    0410245161                           05           12/01/96          0
    410245161                            N            11/01/26
    0


    1533626          E22/G02             F           89,150.00         T
                                         360         89,150.00          1
    4 SUMMER SAVORY COURT              9.125            725.35         75
                                       8.875            725.35      118,900.00
    HENDERSONVILLE   NC   28731          1            10/17/96         00
    0410244834                           05           12/01/96          0
    410244834                            O            11/01/26
    0


    1533631          E22/G02             F           28,700.00         ZZ
                                         360         28,685.51          1
    1147 E GRANET                      9.375            238.71         70
                                       9.125            238.71       41,000.00
    HAZEL PARK       MI   48030          5            09/26/96         00
    0410161566                           05           11/01/96          0
1


    410161566                            N            10/01/26
    0


    1533634          757/757             F          105,000.00         ZZ
                                         360        105,000.00          1
    1708 ADOLPHUS STREET               9.375            873.34         70
                                       9.125            873.34      151,000.00
    ATLANTA          GA   30307          5            10/17/96         00
    2867687                              05           12/01/96          0
    2867687                              N            11/01/26
    0


    1533635          E22/G02             F           39,750.00         T
                                         360         39,750.00          1
    18335 COLLINS AVENUE UNIT #237     9.875            345.17         75
                                       9.625            345.17       53,000.00
    MIAMI BEACH      FL   33160          1            10/11/96         00
    0410242721                           01           12/01/96          0
    410242721                            O            11/01/26
    0


    1533640          E22/G02             F           63,600.00         ZZ
                                         360         63,568.72          1
    1458 27TH AVENUE                   9.500            534.78         80
                                       9.250            534.78       79,500.00
    VERO BEACH       FL   32960          1            09/30/96         00
    0410240360                           05           11/01/96          0
    410240360                            O            10/01/26
    0


    1533644          623/623             F          158,000.00         ZZ
                                         360        157,920.22          1
    5811 PONTIAC TRAIL                 9.375          1,314.16         70
                                       9.125          1,314.16      226,000.00
    WEST BLOOMFIELD  MI   48323          5            09/19/96         00
    0901122                              05           11/01/96          0
    0901122                              O            10/01/26
    0


    1533657          E22/G02             F           33,750.00         ZZ
                                         360         33,750.00          2
    286-1/2 W 3RD ST                   9.625            286.87         75
                                       9.375            286.87       45,000.00
    MANSFIELD        OH   44902          2            10/08/96         00
    0410160279                           05           12/01/96          0
    410160279                            N            11/01/26
    0


1


    1533666          623/623             F          178,500.00         ZZ
                                         360        178,399.93          1
    826 NORTH VALLEY HILL ROAD         8.875          1,420.23         60
                                       8.625          1,420.23      297,500.00
    WOODSTOCK        IL   60098          1            09/27/96         00
    899562                               05           11/01/96          0
    899562                               O            10/01/26
    0


    1533668          623/623             F          112,000.00         ZZ
                                         360        112,000.00          1
    2208 WARM WALNUT DRIVE             9.000            901.18         70
                                       8.750            901.18      160,000.00
    LAS VEGAS        NV   89134          1            10/04/96         00
    7067520                              03           12/01/96          0
    7067520                              O            11/01/26
    0


    1533671          623/623             F          100,500.00         ZZ
                                         360        100,500.00          1
    1803 RAVENSCROFT DRIVE             8.875            799.62         75
                                       8.625            799.62      134,000.00
    SAN ANTONIO      TX   78253          1            10/03/96         00
    898351                               03           12/01/96          0
    898351                               O            11/01/26
    0


    1533673          E22/G02             F           72,100.00         ZZ
                                         360         72,067.24          1
    1423 W THOME AVE UNIT 3 SOUTH      9.875            626.08         95
                                       9.625            626.08       75,900.00
    CHICAGO          IL   60660          1            09/25/96         04
    0410173439                           01           11/01/96         30
    410173439                            O            10/01/26
    0


    1533675          623/623             F          101,150.00         ZZ
                                         360        101,150.00          1
    2355 NE 14 STREET #502             8.875            804.80         75
                                       8.625            804.80      134,900.00
    POMPANO BEACH    FL   33062          1            10/04/96         00
    900077                               09           12/01/96          0
    900077                               O            11/01/26
    0


    1533679          E22/G02             F           40,500.00         ZZ
                                         360         40,481.60          1
    404 HARVARD STREET                 9.875            351.68         90
                                       9.625            351.68       45,000.00
1


    BAY CITY         MI   48708          1            10/01/96         04
    0410162119                           05           11/01/96         25
    410162119                            N            10/01/26
    0


    1533683          526/G02             F           63,000.00         ZZ
                                         360         62,968.18          3
    367 BRADFORD STREET                9.375            524.01         90
                                       9.125            524.01       70,000.00
    ORANGE           NJ   07050          1            09/27/96         10
    0430059022                           05           11/01/96         25
    0143143                              O            10/01/26
    0


    1533693          526/G02             F          152,750.00         ZZ
                                         360        152,674.86          1
    1521 E CAPITOL STREET SE           9.500          1,284.41         65
                                       9.250          1,284.41      235,000.00
    WASHINGTON       DC   20003          2            09/27/96         00
    0430063024                           05           11/01/96          0
    143833                               N            10/01/26
    0


    1533704          526/G02             F           32,400.00         ZZ
                                         360         32,384.88          2
    430 WEST 7TH                       9.750            278.37         90
                                       9.500            278.37       36,000.00
    SIOUX FALLS      SD   57104          1            09/30/96         12
    0430062687                           05           11/01/96         25
    00142259                             N            10/01/26
    0


    1533714          G30/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    13672 CLEAR SPRING ROAD            8.125            928.13         80
                                       7.875            928.13      157,600.00
    CLEAR SPRING     MD   21772          5            10/01/96         00
    0430057604                           05           12/01/96          0
    96055                                O            11/01/26
    0


    1533719          B75/G02             F          194,550.00         ZZ
                                         360        194,449.14          1
    106 ROYAL OAKS DRIVE               9.250          1,600.52         75
                                       9.000          1,600.52      259,408.00
    DOUBLE OAK       TX   75067          1            09/25/96         00
    0430058230                           05           11/01/96          0
    2492643                              O            10/01/26
    0
1




    1533722          560/560             F          244,000.00         ZZ
                                         360        244,000.00          3
    3339 N LAKEWOOD AVENUE             9.625          2,073.98         80
                                       9.375          2,073.98      305,000.00
    CHICAGO          IL   60657          1            10/10/96         04
    450547815                            05           12/01/96         12
    450547815                            N            11/01/26
    0


    1533723          526/G02             F           38,800.00         ZZ
                                         360         38,781.89          1
    217 SE MONROE CIRCLE NORTH         9.750            333.36         80
                                       9.500            333.36       48,500.00
    ST. PETERSBURG   FL   33703          1            10/01/96         04
    0430058511                           05           11/01/96         12
    148804                               N            10/01/26
    0


    1533729          405/405             F          255,000.00         ZZ
                                         360        254,857.04          2
    2620 VOOHIES AVENUE                8.875          2,028.90         72
                                       8.625          2,028.90      355,000.00
    BROOKLYN         NY   11235          1            10/03/96         00
    3998622                              05           11/01/96          0
    3998622                              O            10/01/26
    0


    1533730          480/G02             F           41,400.00         ZZ
                                         360         41,400.00          1
    10151 GUIDY LANE                   9.875            359.50         90
                                       9.625            359.50       46,000.00
    PENSACOLA        FL   32514          1            10/08/96         04
    0430068254                           05           12/01/96         25
    1013663                              N            11/01/26
    0


    1533744          208/G02             F          107,800.00         ZZ
                                         360        107,800.00          1
    322 1/2 CAMINO CERRITO             8.375            819.36         47
                                       8.125            819.36      233,000.00
    SANTA FE         NM   87501          5            09/30/96         00
    0430058651                           05           12/01/96          0
    34060                                N            11/01/26
    0


    1533754          560/560             F          133,000.00         ZZ
                                         360        132,921.47          1
1


    12 SAND STREET                     8.625          1,034.47         70
                                       8.375          1,034.47      190,000.00
    STONY BROOK      NY   11790          5            09/10/96         00
    450528286                            05           11/01/96          0
    450528286                            N            10/01/26
    0


    1533758          560/560             F           45,000.00         T
                                         360         45,000.00          1
    916 SECOND STREET                  8.875            358.05         75
                                       8.625            358.05       60,000.00
    PORT ORANGE      FL   32019          2            10/15/96         00
    450551130                            05           12/01/96          0
    450551130                            O            11/01/26
    0


    1533765          635/635             F           45,000.00         ZZ
                                         360         44,974.11          1
    7028 SMITHFIELD ROAD               8.750            354.02         90
                                       8.500            354.02       50,000.00
    NORTH RICHLAND   TX   76180          1            09/20/96         01
    6602593                              05           11/01/96         25
    6602593                              O            10/01/26
    0


    1533800          129/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    8959 SW 150 W CT CIRCLE            9.250            921.40         80
                                       9.000            921.40      140,000.00
    MIAMI            FL   33196          1            10/03/96         00
    0430059279                           05           12/01/96          0
    3900004395                           O            11/01/26
    0


    1533801          B75/G02             F           50,000.00         T
                                         360         50,000.00          1
    225 POPE STREET                    9.000            402.31         54
                                       8.750            402.31       94,000.00
    LEONARDTOWN      MD   20650          5            10/08/96         00
    0430059816                           05           12/01/96          0
    2508588                              O            11/01/26
    0


    1533802          737/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
    11758 E BECKER LANE                8.625            790.23         80
                                       8.375            790.23      127,000.00
    SCOTTSDALE       AZ   85259          1            10/10/96         00
    0430058990                           03           12/01/96          0
1


    511899                               O            11/01/26
    0


    1533845          F41/G02             F           71,900.00         ZZ
                                         360         71,736.96          1
    165 SE 17TH TERRACE                8.875            572.07         80
                                       8.625            572.07       89,900.00
    CAPE CORAL       FL   33990          1            06/24/96         00
    0430058461                           05           08/01/96          0
    20925                                O            07/01/26
    0


    1533846          526/G02             F          134,100.00         ZZ
                                         360        134,037.43          1
    1535 WILLOW BEND WAY               9.750          1,152.13         90
                                       9.500          1,152.13      149,000.00
    TALLAHASSEE      FL   32301          1            09/27/96         04
    0430062521                           05           11/01/96         25
    0147917                              N            10/01/26
    0


    1533860          526/G02             F           54,200.00         ZZ
                                         360         54,200.00          1
    7818 BRAESDALE LANE                9.250            445.90         80
                                       9.000            445.90       67,800.00
    HOUSTON          TX   77071          1            10/10/96         00
    0430066761                           03           12/01/96          0
    150637                               O            11/01/26
    0


    1533896          526/G02             F          120,000.00         ZZ
                                         360        119,940.97          1
    15 PARKWOOD DRIVE                  9.500          1,009.03         60
                                       9.250          1,009.03      202,000.00
    GARNERVILLE      NY   10923          5            09/30/96         00
    0430068353                           05           11/01/96          0
    0148087                              O            10/01/26
    0


    1533904          405/405             F           59,500.00         ZZ
                                         360         59,500.00          2
    610 VERMONT STREET                 9.875            516.67         70
                                       9.625            516.67       85,000.00
    DAYTONA BEACH    FL   32118          5            10/07/96         00
    004014825                            05           12/01/96          0
    004014825                            N            11/01/26
    0


1


    1533925          A06/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    1203 GRATIOT                       9.750            494.88         71
                                       9.500            494.88       82,000.00
    SAGINAW          MI   48602          5            10/11/96         00
    0430059089                           05           12/01/96          0
    1000009606899                        N            11/01/26
    0


    1533931          E22/G02             F           64,500.00         ZZ
                                         360         64,500.00          1
    83512 EMERALD AVENUE               9.250            530.63         75
                                       9.000            530.63       86,000.00
    INDIO            CA   92201          5            10/09/96         00
    0410230122                           05           12/01/96          0
    410230122                            O            11/01/26
    0


    1533936          E22/G02             F          113,900.00         ZZ
                                         360        113,900.00          1
    1962 WILD OAK LANE                 9.125            926.73         80
                                       8.875            926.73      142,458.00
    CHICO            CA   95928          1            10/09/96         00
    0410127955                           03           12/01/96          0
    410127955                            O            11/01/26
    0


    1533941          129/G02             F           87,300.00         ZZ
                                         360         87,300.00          1
    201 FIRST STREET                   9.875            758.07         90
                                       9.625            758.07       97,000.00
    KEYPORT          NJ   07735          1            10/07/96         01
    0430060418                           05           12/01/96         25
    3900003462                           O            11/01/26
    0


    1533942          E22/G02             F           56,000.00         ZZ
                                         360         55,967.78          1
    507 SAN JACINTO STREET             8.750            440.55         80
                                       8.500            440.55       70,000.00
    WHITNEY          TX   76692          1            09/27/96         00
    0410258495                           05           11/01/96          0
    410258495                            O            10/01/26
    0


    1533943          E22/G02             F          420,000.00         ZZ
                                         360        419,776.49          1
    #2 ALTAZANO DRIVE                  9.125          3,417.26         56
                                       8.875          3,417.26      750,000.00
1


    SANTA FE         NM   87505          5            09/25/96         00
    0410267652                           05           11/01/96          0
    410267652                            O            10/01/26
    0


    1533945          E22/G02             F           38,000.00         ZZ
                                         360         37,981.78          1
    4311 MOOREFIELD ROAD               9.625            323.01         59
                                       9.375            323.01       65,000.00
    SPRINGFIELD      OH   45502          5            10/03/96         00
    0410162093                           05           11/01/96          0
    410162093                            N            10/01/26
    0


    1533950          E22/G02             F           44,000.00         ZZ
                                         360         43,976.58          1
    323 AUSTIN STREET                  9.125            358.00         80
                                       8.875            358.00       55,000.00
    FORNEY           TX   75126          1            10/01/96         00
    0410269666                           05           11/01/96          0
    410269666                            O            10/01/26
    0


    1533960          776/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    4007 WEST HOOVER STREET            9.875            486.28         80
                                       9.625            486.28       70,000.00
    BOISE            ID   83705          1            09/30/96         04
    0430061150                           05           12/01/96         12
    2536566                              N            11/01/26
    0


    1533966          737/G02             F           68,750.00         ZZ
                                         360         68,750.00          4
    6713 E CHEERY LYNN ROAD            9.000            553.18         54
                                       8.750            553.18      129,000.00
    SCOTTSDALE       AZ   85257          2            10/08/96         00
    0430069088                           05           12/01/96          0
    511688                               N            11/01/26
    0


    1533971          E22/G02             F           51,750.00         ZZ
                                         360         51,718.65          4
    3931-3933 MINNESOTA AVE            8.500            397.91         90
                                       8.250            397.91       57,500.00
    ST LOUIS         MO   63118          1            10/03/96         04
    0410261838                           05           11/01/96         25
    410261838                            N            10/01/26
    0
1




    1533973          E22/G02             F           72,450.00         ZZ
                                         360         72,415.29          2
    361 W CHESTERFIELD                 9.625            615.82         90
                                       9.375            615.82       80,500.00
    FERNDALE         MI   48220          1            10/04/96         04
    0410163331                           05           11/01/96         25
    410163331                            N            10/01/26
    0


    1533974          F30/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
    955 NORTH JEFFERSON AVENUE         9.625            504.89         90
                                       9.375            504.89       66,000.00
    OGDEN            UT   84404          1            10/11/96         01
    0430064519                           05           12/01/96         25
    171306                               N            11/01/26
    0


    1533976          E22/G02             F           40,500.00         ZZ
                                         360         40,500.00          2
    4508\4510 E WASHINGTON            10.125            359.16         90
                                       9.875            359.16       45,000.00
    INDIANAPOLIS     IN   46201          1            10/04/96         04
    0410162838                           05           12/01/96         25
    410162838                            N            11/01/26
    0


    1533981          E22/G02             F          239,200.00         ZZ
                                         360        239,200.00          1
    3813-15 N SOUTHPORT UNIT # 3S      9.125          1,946.21         80
                                       8.875          1,946.21      299,000.00
    CHICAGO          IL   60613          1            10/16/96         00
    0410174874                           01           12/01/96          0
    410174874                            O            11/01/26
    0


    1533990          E22/G02             F           27,900.00         ZZ
                                         360         27,886.28          1
    1213 E FOX  ST                     9.500            234.60         90
                                       9.250            234.60       31,000.00
    SOUTH BEND       IN   46613          1            09/30/96         04
    0410260194                           05           11/01/96         25
    410260194                            N            10/01/26
    0


    1533994          E22/G02             F          115,650.00         ZZ
                                         360        115,594.60          4
1


    6151 LAUREL HALL DRIVE             9.625            983.01         90
                                       9.375            983.01      128,500.00
    INDIANAPOLIS     IN   46226          1            09/27/96         14
    0410162424                           05           11/01/96         25
    410162424                            O            10/01/26
    0


    1533997          E22/G02             F           29,250.00         ZZ
                                         360         29,250.00          1
    164 HOLLY DR                       9.375            243.29         75
                                       9.125            243.29       39,000.00
    MANSFIELD        OH   44903          2            10/08/96         00
    0410160295                           05           12/01/96          0
    410160295                            N            11/01/26
    0


    1534056          686/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
    30238 MILANO ROAD                  8.700            839.52         80
                                       8.450            839.52      134,000.00
    TEMECULA         CA   92591          1            10/02/96         00
    0430065649                           05           12/01/96          0
    817817984                            O            11/01/26
    0


    1534288          766/G02             F           39,000.00         ZZ
                                         360         39,000.00          1
    1102 SOUTH 15 AVENUE               8.750            306.81         65
                                       8.500            306.81       60,000.00
    LAKE WORTH       FL   33460          5            10/07/96         00
    0430057794                           05           12/01/96          0
    96DA0349                             O            11/01/26
    0


    1534375          405/405             F           75,350.00         ZZ
                                         360         75,308.84          2
    133(111) PENNSYLVANIA AVE          9.000            606.29         55
                                       8.750            606.29      137,000.00
    AVONDALE         PA   19311          2            10/07/96         00
    4009775                              05           11/01/96          0
    4009775                              N            10/01/26
    0


    1534459          776/G02             F          487,500.00         ZZ
                                         360        487,500.00          1
    5304 WEDGE CIRCLE                  9.000          3,922.54         75
                                       8.750          3,922.54      650,000.00
    FAIR OAKS        CA   95628          5            10/03/96         00
    0430059790                           05           12/01/96          0
1


    2336713                              O            11/01/26
    0


    1534464          654/G02             F          307,100.00         ZZ
                                         360        307,100.00          1
    1301 BEACHMONT STREET              8.375          2,334.18         51
                                       8.125          2,334.18      608,950.00
    VENTURA          CA   93003          1            10/16/96         00
    0430068601                           05           12/01/96          0
    071001580                            O            11/01/26
    0


    1534465          664/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    2152 SW 25TH STREET                9.750            657.26         90
                                       9.500            657.26       85,000.00
    REDMOND          OR   97756          1            10/02/96         01
    0430064154                           05           12/01/96         25
    222252                               N            11/01/26
    0


    1534475          E19/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    1652 EAST ROSE LANE                8.750            904.71         54
                                       8.500            904.71      215,000.00
    PHOENIX          AZ   85016          1            10/16/96         00
    0430060764                           05           12/01/96          0
    12043                                O            11/01/26
    0


    1534483          201/G02             F           37,800.00         ZZ
                                         360         37,779.88          1
    5100 VERDE VALLEY LANE 146         9.125            307.56         70
                                       8.875            307.56       54,000.00
    DALLAS           TX   75240          1            10/03/96         00
    0430061002                           01           11/01/96          0
    8800940549                           N            10/01/26
    0


    1534484          E22/G02             F          128,900.00         ZZ
                                         360        128,769.31          1
    19025 JAMIESON DRIVE               9.375          1,072.12         75
                                       9.125          1,072.12      173,000.00
    GERMANTOWN       MD   20874          5            08/30/96         00
    0410237846                           03           10/01/96          0
    410237846                            O            09/01/26
    0


1


    1534485          E22/G02             F           70,300.00         ZZ
                                         360         70,226.83          1
    701-A WINGFOOT DRIVE               9.250            578.34         80
    UNIT # 701A                        9.000            578.34       87,900.00
    JUPITER          FL   33458          1            08/15/96         00
    0410196471                           01           10/01/96          0
    410196471                            O            09/01/26
    0


    1534487          E22/G02             F           77,600.00         ZZ
                                         360         77,562.83          2
    12703-12705 BEXLEY DRIVE           9.625            659.59         80
                                       9.375            659.59       97,000.00
    HOUSTON          TX   77099          1            09/26/96         04
    0410213128                           05           11/01/96         12
    410213128                            N            10/01/26
    0


    1534489          E22/G02             F           67,900.00         ZZ
                                         360         67,900.00          2
    1405 AND 1407 TENAYA DRIVE         9.250            558.60         70
                                       9.000            558.60       97,000.00
    MODESTO          CA   95354          5            10/02/96         00
    0410258743                           05           12/01/96          0
    410258743                            N            11/01/26
    0


    1534490          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    10111 SOUTHEAST INSLEY STREET      9.375            636.29         90
                                       9.125            636.29       85,000.00
    PORTLAND         OR   97266          1            09/18/96         04
    0410260871                           05           12/01/96         25
    410260871                            N            11/01/26
    0


    1534494          560/560             F           40,000.00         ZZ
                                         360         40,000.00          1
    26731 LAKE FENWICK ROAD            8.875            318.26         40
                                       8.625            318.26      101,000.00
    KENT             WA   98032          5            10/15/96         00
    450549811                            05           12/01/96          0
    450549811                            N            11/01/26
    0


    1534496          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
    2029 AVENIDA FELICIANO             8.625          3,111.16         80
                                       8.375          3,111.16      505,000.00
1


    RANCHO PALOS VE  CA   90275          5            10/09/96         00
    0410226369                           05           12/01/96          0
    410226369                            O            11/01/26
    0


    1534499          E22/G02             F          100,000.00         T
                                         360         99,954.57          1
    129 STEAMBOAT BOULEVARD            9.875            868.35         67
                                       9.625            868.35      150,800.00
    DAVENPORT        FL   33837          1            09/24/96         00
    0410241020                           03           11/01/96          0
    410241020                            O            10/01/26
    0


    1534500          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    7284 WOODMONT AVENUE               9.125            406.82         67
                                       8.875            406.82       75,000.00
    TAMARAC          FL   33321          1            10/18/96         00
    0410245757                           09           12/01/96          0
    410245757                            O            11/01/26
    0


    1534510          E22/G02             F           81,600.00         ZZ
                                         360         81,561.93          1
    22715 CRANBROOK                    9.750            701.07         80
                                       9.500            701.07      102,000.00
    NOVI             MI   48375          1            09/20/96         04
    0410161707                           01           11/01/96         12
    410161707                            N            10/01/26
    0


    1534512          405/405             F          115,500.00         ZZ
                                         360        115,436.91          4
    129(109) PENNSYLVANIA AVENUE       9.000            929.34         55
                                       8.750            929.34      210,000.00
    AVONDALE         PA   19311          2            10/07/96         00
    004009726                            05           11/01/96          0
    004009726                            N            10/01/26
    0


    1534513          E22/G02             F           28,000.00         ZZ
                                         360         27,986.94          1
    1208 MONNETT STREET                9.750            240.56         83
                                       9.500            240.56       34,000.00
    BUCYRUS          OH   44820          2            09/26/96         04
    0410159800                           05           11/01/96         25
    410159800                            N            10/01/26
    0
1




    1534544          560/560             F           42,700.00         ZZ
                                         360         42,700.00          1
    500 LAKE MARINA AVENUE 406         9.000            343.58         70
                                       8.750            343.58       61,000.00
    NEW ORLEANS      LA   70124          5            10/15/96         00
    450550256                            01           12/01/96          0
    450550256                            N            11/01/26
    0


    1534551          E22/G02             F           55,400.00         ZZ
                                         360         55,374.83          1
    35770 CHERRY HILL                  9.875            481.07         80
                                       9.625            481.07       69,250.00
    WESTLAND         MI   48185          1            09/30/96         04
    0410260319                           05           11/01/96         12
    410260319                            N            10/01/26
    0


    1534552          E22/G02             F           85,500.00         ZZ
                                         360         85,460.11          2
    130 WYNDCREST COURT                9.750            734.58         90
                                       9.500            734.58       95,000.00
    MONROE           OH   45050          1            09/30/96         04
    0410258685                           05           11/01/96         25
    410258685                            N            10/01/26
    0


    1534631          480/G02             F           80,000.00         ZZ
                                         360         79,961.68          1
    3359 POLK STREET                   9.625            679.99         80
                                       9.375            679.99      100,000.00
    OGDEN            UT   84403          1            09/30/96         12
    0430059931                           05           11/01/96         12
    2039113                              N            10/01/26
    0


    1534632          480/G02             F           70,000.00         ZZ
                                         360         69,968.20          4
    654 SOUTH STAPLEY DRIVE            9.875            607.84         75
    BLDG 8                             9.625            607.84       94,000.00
    MESA             AZ   85204          1            09/30/96         00
    0430060616                           09           11/01/96          0
    2027720                              N            10/01/26
    0


    1534636          570/570             F           50,000.00         ZZ
                                         360         49,972.69          1
1


    6381 SW 62 TERRACE                 9.000            402.31         26
                                       8.750            402.31      194,000.00
    MIAMI            FL   33143          5            09/30/96         00
    5854781                              05           11/01/96          0
    5854781                              O            10/01/26
    0


    1534647          B28/G02             F          168,000.00         ZZ
                                         360        167,912.90          1
    2970 ALPENGLOW                     9.250          1,382.10         70
                                       9.000          1,382.10      240,000.00
    STEAMBOAT SPRIN  CO   80477          1            10/01/96         00
    0430062679                           05           11/01/96          0
    05968193                             O            10/01/26
    0


    1534692          526/G02             F           26,000.00         ZZ
                                         360         26,000.00          2
    3103-3105 W MICHIGAN STREET        9.750            223.39         90
                                       9.500            223.39       28,900.00
    INDIANAPOLIS     IN   46222          1            10/04/96         10
    0430062711                           05           12/01/96         25
    0148344                              N            11/01/26
    0


    1534704          737/G02             F           55,200.00         ZZ
                                         360         55,200.00          1
    17009 E CALLE DEL ORO              9.500            464.15         75
    UNIT B                             9.250            464.15       73,600.00
    FOUNTAIN HILLS   AZ   85268          1            10/07/96         00
    0430067058                           01           12/01/96          0
    511854                               N            11/01/26
    0


    1534730          526/G02             F           61,200.00         ZZ
                                         360         61,167.43          1
    623 FOXGLOVE DRIVE                 9.125            497.95         90
                                       8.875            497.95       68,000.00
    MISSOURI CITY    TX   77489          1            09/30/96         10
    0430062554                           03           11/01/96         25
    0149883                              N            10/01/26
    0


    1534737          688/G02             F           60,200.00         ZZ
                                         360         60,200.00          1
    3082 SOUTH WHEELING WAY            9.000            484.38         70
    #310                               8.750            484.38       86,000.00
    AURORA           CO   80014          1            10/11/96         00
    0430060822                           01           12/01/96          0
1


    37446                                O            11/01/26
    0


    1534792          747/G02             F           60,000.00         T
                                         360         59,853.03          1
    28760 BERMUDA BAY WAY #103         8.500            461.35         68
                                       8.250            461.35       88,860.00
    BONITA SPRINGS   FL   33923          1            06/14/96         00
    0430069211                           01           08/01/96          0
    173516                               O            07/01/26
    0


    1534899          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    355 BELMONT                        9.000            289.66         75
                                       8.750            289.66       48,000.00
    ELGIN            IL   60120          1            10/10/96         00
    0410260384                           01           12/01/96          0
    410260384                            N            11/01/26
    0


    1534901          E22/G02             F           43,100.00         ZZ
                                         360         43,100.00          1
    1665 ARLINGTON AVENUE              9.875            374.26         68
                                       9.625            374.26       64,000.00
    COLUMBUS         OH   43211          2            10/04/96         00
    0410260251                           05           12/01/96          0
    410260251                            N            11/01/26
    0


    1534913          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
    45 RAVEN ROAD                      9.250          3,290.70         58
                                       9.000          3,290.70      692,085.00
    LANDRUM          SC   29356          2            10/16/96         00
    0410240741                           03           12/01/96          0
    410240741                            O            11/01/26
    0


    1534952          965/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    2232 NORTH 64TH DRIVE              9.625            306.00         90
                                       9.375            306.00       40,000.00
    PHOENIX          AZ   85035          1            10/11/96         04
    0430062034                           05           12/01/96         25
    171192                               N            11/01/26
    0


1


    1534953          731/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    1190 COMEBACK LANE                 8.875            445.56         80
                                       8.625            445.56       70,000.00
    SAGLE            ID   83860          1            10/15/96         00
    0430060855                           05           12/01/96          0
    232532694                            O            11/01/26
    0


    1534959          731/G02             F           53,600.00         ZZ
                                         360         53,600.00          1
    9552 NORTH SYRACUSE STREET         8.500            412.14         65
                                       8.250            412.14       82,500.00
    PORTLAND         OR   97203          5            10/09/96         00
    0430063750                           05           12/01/96          0
    222332795                            N            11/01/26
    0


    1534960          731/G02             F           60,750.00         ZZ
                                         360         60,750.00          1
    7035 NORTH PRINCENTON STREET       8.500            467.11         65
                                       8.250            467.11       93,500.00
    PORTLAND         OR   97203          5            10/09/96         00
    0430063701                           05           12/01/96          0
    222332793                            N            11/01/26
    0


    1534975          862/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
    6231 RAHN AVENUE                   8.750          1,014.85         95
                                       8.500          1,014.85      136,000.00
    LONG BEACH       CA   90805          2            10/04/96         11
    0430060954                           05           12/01/96         30
    4309522                              O            11/01/26
    0


    1534976          862/G02             F           72,100.00         ZZ
                                         360         72,100.00          1
    3771 EAST AMAZON DRIVE             9.125            586.63         70
                                       8.875            586.63      103,000.00
    EUGENE           OR   97405          5            10/03/96         00
    0430068585                           05           12/01/96          0
    4282232                              N            11/01/26
    0


    1534980          862/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    16600 BRYANT ROAD                  9.125            878.73         90
                                       8.875            878.73      120,000.00
1


    LAKE OSWEGO      OR   97035          1            10/09/96         01
    0430065029                           05           12/01/96         25
    4282406                              N            11/01/26
    0


    1534981          F30/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
    1775 SOUTH 1570 EAST               9.000          1,665.57         78
                                       8.750          1,665.57      266,692.00
    ST. GEORGE       UT   84790          4            10/18/96         00
    0430066019                           05           12/01/96          0
    102131                               O            11/01/26
    0


    1534982          F30/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
    4745 SOUTH SPLENDID CIRCLE         9.000            573.29         75
                                       8.750            573.29       95,000.00
    COLORADO SPRING  CO   80917          1            10/17/96         00
    0430061382                           05           12/01/96          0
    300225                               O            11/01/26
    0


    1534995          E22/G02             F          117,850.00         ZZ
                                         360        117,790.48          1
    560 HOPKINS ROAD                   9.375            980.22         69
                                       9.125            980.22      172,000.00
    KERNERSVILLE     NC   27284          2            09/09/96         00
    0410239008                           05           11/01/96          0
    410239008                            O            10/01/26
    0


    1534997          E22/G02             F           35,700.00         ZZ
                                         360         35,684.21          1
    7621 GLEASON ROAD                 10.000            313.29         70
                                       9.750            313.29       51,000.00
    HOUSTON          TX   77016          5            09/30/96         00
    0410260103                           05           11/01/96          0
    410260103                            N            10/01/26
    0


    1535002          E22/G02             F           63,700.00         ZZ
                                         360         63,671.06          4
    8408 RIVERSTONE DRIVE              9.875            553.14         65
                                       9.625            553.14       98,000.00
    AUSTIN           TX   78724          1            09/20/96         00
    0410260285                           05           11/01/96          0
    410260285                            N            10/01/26
    0
1




    1535004          E22/G02             F           70,850.00         ZZ
                                         360         70,817.81          4
    4905 MERRITT DRIVE                 9.875            615.23         65
                                       9.625            615.23      109,000.00
    AUSTIN           TX   78744          1            09/20/96         00
    0410260293                           05           11/01/96          0
    410260293                            N            10/01/26
    0


    1535017          B75/G02             F           50,400.00         T
                                         360         50,400.00          1
    9831 S 48TH WAY                    9.250            414.63         70
                                       9.000            414.63       72,000.00
    PHOENIX          AZ   85044          1            10/02/96         00
    0430064477                           09           12/01/96          0
    2476711                              O            11/01/26
    0


    1535037          B75/G02             F           80,750.00         ZZ
                                         360         80,750.00          1
    1004 & 1006 HYRIDGE STREET         9.250            664.31         81
                                       9.000            664.31      100,000.00
    ROUND ROCK       TX   78664          1            10/18/96         12
    0430064337                           05           12/01/96         20
    2730182                              N            11/01/26
    0


    1535042          B75/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
    1437 W MARIA LANE                  8.500            780.45         70
                                       8.250            780.45      145,000.00
    TEMPE            AZ   85284          1            10/02/96         00
    0430067520                           03           12/01/96          0
    2470623                              O            11/01/26
    0


    1535054          498/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    3716 WINCHESTER TRAIL              9.750            657.25         90
                                       9.500            657.25       85,000.00
    MARTINEZ         GA   30907          1            10/15/96         01
    0430065433                           05           12/01/96         25
    1460830                              N            11/01/26
    0


    1535059          498/G02             F           84,600.00         ZZ
                                         360         84,600.00          1
1


    4205 SINECURE WAY                  9.250            695.98         90
                                       9.000            695.98       94,000.00
    DULUTH           GA   30136          1            10/16/96         01
    0430065573                           05           12/01/96         25
    1463735                              N            11/01/26
    0


    1535060          405/405             F           60,300.00         ZZ
                                         360         60,300.00          1
    700 SUNRISE COURT                  9.875            523.62         90
                                       9.625            523.62       67,000.00
    FORT WORTH       TX   76120          1            10/07/96         01
    004014882                            05           12/01/96         25
    004014882                            N            11/01/26
    0


    1535066          253/253             F          156,400.00         ZZ
                                         360        156,400.00          1
    23 BIXBY LANE                      9.375          1,300.86         79
                                       9.125          1,300.86      200,100.00
    WESTFORD         MA   01886          1            10/18/96         00
    321911                               01           12/01/96          0
    321911                               O            11/01/26
    0


    1535073          405/405             F           32,000.00         ZZ
                                         360         32,000.00          1
    12067 105TH LANE NORTH             9.750            274.93         90
                                       9.500            274.93       35,600.00
    LARGO            FL   33773          1            10/16/96         01
    004018065                            05           12/01/96         25
    004018065                            N            11/01/26
    0


    1535097          405/405             F           79,200.00         ZZ
                                         360         79,200.00          1
    4002 ROLLING HILL                  8.500            608.98         90
                                       8.250            608.98       88,000.00
    ROUND ROCK       TX   78681          1            10/10/96         01
    4015095                              05           12/01/96         25
    4015095                              N            11/01/26
    0


    1535139          E22/G02             F           38,700.00         ZZ
                                         360         38,700.00          1
    3423 DAWNWOOD DRIVE                8.625            301.00         90
                                       8.375            301.00       43,000.00
    SPRING           TX   77380          1            10/02/96         10
    0410268106                           05           12/01/96         25
1


    410268106                            N            11/01/26
    0


    1535141          E22/G02             F          516,750.00         T
                                         360        516,750.00          1
    210 OFFERSON ROAD UNIT R-437      10.250          4,630.60         65
                                      10.000          4,630.60      795,000.00
    BEAVER CREEK     CO   81620          1            10/15/96         00
    0410262943                           01           12/01/96          0
    410262943                            O            11/01/26
    0


    1535142          E22/G02             F           60,300.00         ZZ
                                         360         60,272.61          2
    8530 LEO STREET                    9.875            523.61         90
                                       9.625            523.61       67,000.00
    EL PASO          TX   79904          1            09/30/96         04
    0410272496                           05           11/01/96         25
    410272496                            N            10/01/26
    0


    1535144          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    130 CABRESTO ROAD                  9.375          1,164.45         70
                                       9.125          1,164.45      200,000.00
    QUESTA           NM   87556          5            10/01/96         00
    0410272033                           05           12/01/96          0
    410272033                            O            11/01/26
    0


    1535159          E22/G02             F           16,800.00         ZZ
                                         360         16,800.00          1
    5704 BELMAR TERRACE               10.125            148.99         70
                                       9.875            148.99       24,000.00
    PHILADELPHIA     PA   19143          1            10/02/96         00
    0410193965                           05           12/01/96          0
    410193965                            N            11/01/26
    0


    1535173          776/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    15155 EAST MARQUETTE STREET        8.875            731.99         80
                                       8.625            731.99      115,000.00
    MOORPARK         CA   93021          1            10/14/96         00
    0430066233                           01           12/01/96          0
    2135341                              O            11/01/26
    0


1


    1535174          776/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
    1489 NORTH 9TH STREET              9.250            647.86         75
                                       9.000            647.86      105,000.00
    PAYETTE          ID   83661          5            10/04/96         00
    0430062158                           05           12/01/96          0
    2538025                              O            11/01/26
    0


    1535176          776/G02             F           66,800.00         ZZ
                                         360         66,800.00          1
    7873 WEST POMONA STREET            9.000            537.49         80
                                       8.750            537.49       83,500.00
    BOISE            ID   83704          1            10/11/96         00
    0430062125                           05           12/01/96          0
    2538004                              O            11/01/26
    0


    1535199          E67/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
    613 NW 22ND STREET                 8.750            862.22         80
                                       8.500            862.22      137,000.00
    REDMOND          OR   97756          4            10/21/96         00
    0430065177                           05           12/01/96          0
    5943                                 O            11/01/26
    0


    1535205          731/G02             F           67,900.00         ZZ
                                         360         67,900.00          1
    3502 WINDRIDGE DRIVE              10.000            595.87         70
                                       9.750            595.87       97,000.00
    MARIETTA         GA   30066          5            10/11/96         00
    0430060970                           05           12/01/96          0
    3140962176                           N            11/01/26
    0


    1535207          731/G02             F          122,550.00         ZZ
                                         360        122,550.00          1
    1386 WEST BRAEWOOD AVENUE          9.250          1,008.19         90
                                       9.000          1,008.19      137,000.00
    HIGHLANDS RANCH  CO   80126          1            10/03/96         01
    0430064956                           03           12/01/96         25
    591010093                            N            11/01/26
    0


    1535210          731/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
    2261 BLAKE STREET #1A              9.250            999.55         79
                                       9.000            999.55      155,000.00
1


    DENVER           CO   80205          2            10/18/96         04
    0430060533                           08           12/01/96         12
    591010089                            N            11/01/26
    0


    1535258          687/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
    813 DEANDELL COURT                 9.875            601.77         90
                                       9.625            601.77       77,000.00
    ST LOUIS         MO   63135          1            10/04/96         10
    0430068882                           05           12/01/96         25
    1568345                              N            11/01/26
    0


    1535272          G10/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    15915 WOLF CREEK                   9.375          1,097.91         80
                                       9.125          1,097.91      166,000.00
    SAN ANTONIO      TX   78232          1            10/15/96         00
    0430066944                           03           12/01/96          0
    960142                               O            11/01/26
    0


    1535275          570/570             F           65,000.00         T
                                         360         65,000.00          1
    6320 HUNTINGTON LAKES CIRCLE       9.375            540.64         68
    #201                               9.125            540.64       96,900.00
    NAPLES           FL   34119          1            10/07/96         00
    5854336                              01           12/01/96          0
    5854336                              O            11/01/26
    0


    1535297          526/G02             F           59,500.00         ZZ
                                         360         59,469.94          1
    3015 N OCEAN BLVD. UNIT PH-9       9.375            494.90         70
                                       9.125            494.90       85,000.00
    FORT LAUDERDALE  FL   33308          1            10/01/96         00
    0430067298                           06           11/01/96          0
    147471                               O            10/01/26
    0


    1535301          526/G02             F          242,250.00         ZZ
                                         360        242,250.00          2
    33-12 24TH AVENUE                  9.750          2,081.31         95
                                       9.500          2,081.31      255,000.00
    ASTORIA          NY   11106          1            10/04/96         10
    0430067389                           05           12/01/96         30
    00147401                             O            11/01/26
    0
1




    1535303          526/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    7018 TREVERTON DRIVE               9.750            463.95         90
                                       9.500            463.95       60,000.00
    FORT WAYNE       IN   46816          1            10/01/96         04
    0430067272                           03           12/01/96         25
    144176                               N            11/01/26
    0


    1535304          B75/G02             F          103,050.00         ZZ
                                         360        103,050.00          1
    15209 NW 7 STREET                  8.875            819.91         75
                                       8.625            819.91      138,000.00
    PEMBROKE PINES   FL   33028          1            10/18/96         00
    0430070110                           03           12/01/96          0
    2683977                              O            11/01/26
    0


    1535318          E22/G02             F           65,900.00         ZZ
                                         360         65,863.06          1
    2251 ALPINE PLACE                  8.875            524.33         63
                                       8.625            524.33      105,900.00
    ENUMCLAW         WA   98022          1            09/19/96         00
    0410223002                           05           11/01/96          0
    410223002                            O            10/01/26
    0


    1535319          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    35668 ENTERPRISE ROAD              9.000          1,319.58         80
                                       8.750          1,319.58      205,000.00
    CRESWELL         OR   97426          2            10/04/96         00
    0410224141                           05           12/01/96          0
    410224141                            O            11/01/26
    0


    1535320          E22/G02             F          148,800.00         ZZ
                                         360        148,800.00          1
    3237 QUEEN'S EAST STREET           8.875          1,183.92         79
                                       8.625          1,183.92      188,825.00
    EUGENE           OR   97401          1            10/02/96         00
    0410223291                           05           12/01/96          0
    410223291                            O            11/01/26
    0


    1535339          E22/G02             F          157,800.00         ZZ
                                         360        157,800.00          1
1


    75-292 ALOHA KONA DRIVE            9.375          1,312.50         60
                                       9.125          1,312.50      263,000.00
    KAILUA-KONA      HI   96740          1            09/26/96         00
    0410226849                           05           12/01/96          0
    410226849                            N            11/01/26
    0


    1535349          E22/G02             F           52,250.00         ZZ
                                         360         52,250.00          1
    11923 ROYAL ROAD UNIT #F           9.750            448.91         55
                                       9.500            448.91       95,000.00
    EL CAJON AREA    CA   92021          5            10/01/96         00
    0410227649                           01           12/01/96          0
    410227649                            N            11/01/26
    0


    1535352          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
    2151 EVERGREEN DRIVE               8.875          1,527.64         69
                                       8.625          1,527.64      280,000.00
    SAN BRUNO        CA   94066          2            10/11/96         00
    0410230486                           05           12/01/96          0
    410230486                            O            11/01/26
    0


    1535360          E22/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    14291 SW 21 STREET                 9.250            978.98         70
                                       9.000            978.98      170,000.00
    DAVIE            FL   33325          5            10/23/96         00
    0410245237                           05           12/01/96          0
    410245237                            N            11/01/26
    0


    1535363          E22/G02             F           87,100.00         ZZ
                                         360         87,100.00          1
    1423 ROYAL GROVE LANE              9.125            708.67         80
                                       8.875            708.67      108,900.00
    PORT ORANGE      FL   32119          1            10/16/96         00
    0410194310                           03           12/01/96          0
    410194310                            O            11/01/26
    0


    1535364          E22/G02             F           51,950.00         ZZ
                                         360         51,950.00          1
    2055 SW 122ND AVENUE               9.125            422.68         90
    UNIT #302                          8.875            422.68       57,750.00
    MIAMI            FL   33175          1            10/22/96         04
    0410244347                           08           12/01/96         25
1


    410244347                            O            11/01/26
    0


    1535370          975/G02             F          283,200.00         ZZ
                                         360        283,200.00          1
    6809 CHIALA LANE                   8.875          2,253.27         80
                                       8.625          2,253.27      354,000.00
    SAN JOSE         CA   95129          1            10/16/96         00
    0430068627                           05           12/01/96          0
    962518                               O            11/01/26
    0


    1535375          E22/G02             F          102,000.00         ZZ
                                         360        101,947.12          1
    238 EAST NORTH AVENUE              9.250            839.13         80
                                       9.000            839.13      127,500.00
    ELMHURST         IL   60126          1            09/20/96         00
    0410161632                           05           11/01/96          0
    410161632                            O            10/01/26
    0


    1535377          E22/G02             F           51,000.00         T
                                         360         51,000.00          1
    28259 HILLVIEW                     9.125            414.95         75
                                       8.875            414.95       68,900.00
    ROSEVILLE        MI   48066          5            10/18/96         00
    0410161467                           05           12/01/96          0
    410161467                            O            11/01/26
    0


    1535379          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    11417 HAVERSTICK                   9.375            786.00         75
                                       9.125            786.00      126,000.00
    CARMEL           IN   46033          1            10/18/96         00
    0410163034                           05           12/01/96          0
    410163034                            N            11/01/26
    0


    1535380          568/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    3005 NAPPA TRAIL                   9.625            803.24         90
                                       9.375            803.24      105,000.00
    STONE MOUNTAIN   GA   30087          1            10/15/96         12
    0430065284                           05           12/01/96         25
    807790                               N            11/01/26
    0


1


    1535385          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          2
    6118 - 6120 EAST 10TH STREET      10.000            710.83         90
                                       9.750            710.83       90,000.00
    INDIANAPOLIS     IN   46219          1            10/17/96         04
    0410264527                           05           12/01/96         25
    410264527                            N            11/01/26
    0


    1535388          E22/G02             F           25,000.00         ZZ
                                         360         25,000.00          1
    303 W 5TH ST                       9.375            207.94         63
                                       9.125            207.94       40,000.00
    MANSFIELD        OH   44902          2            10/08/96         00
    0410160287                           05           12/01/96          0
    410160287                            N            11/01/26
    0


    1535399          E22/G02             F           52,400.00         ZZ
                                         360         52,400.00          1
    953 ELLSWORTH AVE                  9.250            431.08         75
                                       9.000            431.08       69,900.00
    COLUMBUS         OH   43206          1            10/18/96         00
    0410163968                           05           12/01/96          0
    410163968                            N            11/01/26
    0


    1535400          E22/G02             F           39,600.00         ZZ
                                         360         39,600.00          2
    132 GERKE                         10.000            347.52         90
                                       9.750            347.52       44,000.00
    FORT WAYNE       IN   46807          1            10/17/96         10
    0410259345                           05           12/01/96         25
    410259345                            N            11/01/26
    0


    1535407          526/G02             F          127,500.00         T
                                         360        127,500.00          1
    1 DANIEL BURNHAM COURT #513        9.250          1,048.92         75
                                       9.000          1,048.92      170,000.00
    SAN FRANSISCO    CA   94109          5            10/02/96         00
    0430067207                           06           12/01/96          0
    149958                               O            11/01/26
    0


    1535413          E22/G02             F           54,600.00         ZZ
                                         360         54,600.00          1
    330 MILBURN DRIVE                  9.375            454.14         70
                                       9.125            454.14       78,000.00
1


    FAYETTEVILLE     NC   28314          5            10/18/96         00
    0410244891                           05           12/01/96          0
    410244891                            N            11/01/26
    0


    1535414          E22/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
    16005 OPAL CREEK DR                8.875          1,030.36         80
                                       8.625          1,030.36      161,990.00
    FORT LAUDERDALE  FL   33331          1            10/18/96         00
    0410241434                           03           12/01/96          0
    410241434                            O            11/01/26
    0


    1535417          E22/G02             F          122,600.00         ZZ
                                         360        122,600.00          4
    401 SW 5TH STREET                  9.375          1,019.72         75
                                       9.125          1,019.72      163,500.00
    MIAMI            FL   33130          1            10/18/96         00
    0410244156                           05           12/01/96          0
    410244156                            N            11/01/26
    0


    1535421          E22/G02             F          135,750.00         ZZ
                                         360        135,750.00          1
    3111 PLAZA PLACE                   9.125          1,104.51         75
                                       8.875          1,104.51      181,000.00
    RALEIGH          NC   27612          1            10/16/96         00
    0410238588                           05           12/01/96          0
    410238588                            O            11/01/26
    0


    1535425          E22/G02             F           73,950.00         ZZ
                                         360         73,950.00          1
    14352 SW 176 TERRACE               9.500            621.81         80
                                       9.250            621.81       93,000.00
    MIAMI            FL   33177          1            10/15/96         00
    0410240634                           05           12/01/96          0
    410240634                            O            11/01/26
    0


    1535426          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    4402 N W 44TH AVENUE               8.875            318.26         62
                                       8.625            318.26       65,000.00
    TAMARAC          FL   33319          1            10/17/96         00
    0410244305                           03           12/01/96          0
    410244305                            O            11/01/26
    0
1




    1535455          129/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    16049 MASONIC                      9.500            739.95         80
                                       9.250            739.95      110,000.00
    FRASER           MI   48026          1            10/18/96         00
    0430062703                           05           12/01/96          0
    3800013132                           O            11/01/26
    0


    1535467          737/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    1439 11TH AVENUE                   8.875            827.47         80
                                       8.625            827.47      130,000.00
    LONGMONT         CO   80501          1            10/18/96         00
    0430065235                           05           12/01/96          0
    572774                               O            11/01/26
    0


    1535483          A78/G02             F          102,500.00         ZZ
                                         360        102,500.00          1
    5101 PARKWAY CIRCLE WEST           9.000            824.74         69
                                       8.750            824.74      150,000.00
    FORT COLLINS     CO   80525          2            10/10/96         00
    0430064543                           05           12/01/96          0
    080571090                            O            11/01/26
    0


    1535500          E22/G02             F          332,500.00         ZZ
                                         360        332,318.38          1
    17527 ADAMS WAY COURT              9.000          2,675.37         95
                                       8.750          2,675.37      350,000.00
    CHESTERFIELD     MO   63005          1            09/27/96         04
    0410163166                           09           11/01/96         30
    410163166                            O            10/01/26
    0


    1535503          E22/G02             F           42,300.00         ZZ
                                         360         42,300.00          1
    15 A DUNDEE QUARTER UNIT # 108     9.125            344.17         90
                                       8.875            344.17       47,000.00
    PALATINE         IL   60067          1            10/18/96         10
    0410173991                           01           12/01/96         25
    410173991                            N            11/01/26
    0


    1535506          E22/G02             F           46,500.00         ZZ
                                         360         46,500.00          2
1


    165 HARDING ST                     9.125            378.34         75
                                       8.875            378.34       62,000.00
    ELGIN            IL   60123          1            10/10/96         00
    0410173645                           05           12/01/96          0
    410173645                            N            11/01/26
    0


    1535518          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    RTE. 1, BOX 68                     9.125            569.54         41
                                       8.875            569.54      174,000.00
    FORT CALHOUN     NE   68028          5            10/16/96         00
    0410174908                           05           12/01/96          0
    410174908                            O            11/01/26
    0


    1535520          E22/G02             F           76,600.00         ZZ
                                         360         76,600.00          1
    210 PLEASANT STREET                9.625            651.09         80
                                       9.375            651.09       95,760.00
    OAK PARK         IL   60302          1            10/07/96         04
    0410174031                           05           12/01/96         12
    410174031                            N            11/01/26
    0


    1535522          E22/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
    16707 SOUTHEAST MORRISON           9.125            724.13         66
    STREET                             8.875            724.13      135,000.00
    PORTLAND         OR   97233          5            10/16/96         00
    0410223184                           05           12/01/96          0
    410223184                            O            11/01/26
    0


    1535523          E22/G02             F          225,000.00         ZZ
                                         360        224,870.55          1
    1316 142ND PLACE SOUTHEAST         8.750          1,770.08         80
                                       8.500          1,770.08      283,000.00
    MILL CREEK       WA   98012          2            10/01/96         00
    0410222806                           09           11/01/96          0
    410222806                            O            10/01/26
    0


    1535525          E22/G02             F          231,900.00         ZZ
                                         360        231,900.00          3
    9318, 9320, 9322 ROSE STREET       9.375          1,928.83         80
                                       9.125          1,928.83      289,900.00
    BELLFLOWER       CA   90706          1            10/16/96         00
    0410237184                           05           12/01/96          0
1


    410237184                            O            11/01/26
    0


    1535531          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    10601 VALLEY VIEW DRIVE            8.875            827.47         80
                                       8.625            827.47      130,000.00
    RANCHO CORDOVA   CA   95670          2            10/14/96         00
    0410273411                           05           12/01/96          0
    410273411                            O            11/01/26
    0


    1535532          E22/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
    15653 SHANNON WAY                  9.250            839.13         80
                                       9.000            839.13      127,500.00
    NEVADA CITY      CA   95959          1            10/10/96         00
    0410128201                           05           12/01/96          0
    410128201                            O            11/01/26
    0


    1535533          E22/G02             F          182,550.00         ZZ
                                         360        182,550.00          1
    19791 ECHO BLUE DRIVE              9.125          1,485.29         80
                                       8.875          1,485.29      228,220.00
    PENN VALLEY      CA   95946          1            10/16/96         00
    0410273809                           05           12/01/96          0
    410273809                            O            11/01/26
    0


    1535538          E22/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    720 N E 70TH STREET                9.625            340.00         56
                                       9.375            340.00       72,000.00
    MIAMI            FL   33138          1            10/25/96         00
    0410242044                           05           12/01/96          0
    410242044                            N            11/01/26
    0


    1535543          E22/G02             F           82,550.00         ZZ
                                         360         82,550.00          1
    6001 BLACK PLUM COURT              9.375            686.61         70
                                       9.125            686.61      117,965.00
    TAMARAC          FL   33321          1            10/24/96         00
    0410239982                           09           12/01/96          0
    410239982                            O            11/01/26
    0


1


    1535552          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          2
    1734 CORCORAN STREET NW            9.375          2,245.72         75
                                       9.125          2,245.72      360,000.00
    WASHINGTON       DC   20009          1            10/25/96         00
    0410246896                           05           12/01/96          0
    410246896                            N            11/01/26
    0


    1535555          E22/G02             F           99,900.00         ZZ
                                         360         99,900.00          1
    716 BRENT ROAD                     9.250            821.85         90
                                       9.000            821.85      111,000.00
    RALEIGH          NC   27606          1            10/25/96         04
    0410244594                           05           12/01/96         25
    410244594                            N            11/01/26
    0


    1535560          526/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    6967 SOUTH EBERHART AVENUE #2      9.625            297.50         68
                                       9.375            297.50       51,500.00
    CHICAGO          IL   60637          5            10/09/96         00
    0430067314                           01           12/01/96          0
    146202                               N            11/01/26
    0


    1535564          405/405             F          182,450.00         ZZ
                                         360        182,450.00          1
    ROUTE 2, BOX 586                   8.750          1,435.34         78
                                       8.500          1,435.34      235,000.00
    WALLER           TX   77484          2            10/10/96         00
    004033312                            05           12/01/96          0
    004033312                            O            11/01/26
    0


    1535566          526/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    6967 SOUTH EBERHART                9.625            297.50         68
                                       9.375            297.50       51,500.00
    CHICAGO          IL   60637          5            10/09/96         00
    0430067231                           01           12/01/96          0
    146193                               N            11/01/26
    0


    1535570          526/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    6967 SOUTH EBERHART AVENUE #1      9.625            297.50         68
                                       9.375            297.50       51,500.00
1


    CHICAGO          IL   60637          5            10/09/96         00
    0430067264                           01           12/01/96          0
    0146198                              N            11/01/26
    0


    1535580          776/G02             F           23,250.00         ZZ
                                         360         23,250.00          1
    322 BIG HORN MOUNTAIN ROAD         9.500            195.50         75
                                       9.250            195.50       31,000.00
    SAN BERNARDINO   CA   92410          1            10/15/96         00
    0430066811                           03           12/01/96          0
    2135278                              N            11/01/26
    0


    1535584          765/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
    12900 EAST SAHUARO DRIVE           8.750          1,219.39         66
                                       8.500          1,219.39      235,200.00
    SCOTTSDALE       AZ   85259          1            10/14/96         00
    0430065243                           03           12/01/96          0
    140064                               O            11/01/26
    0


    1535609          003/G02             F          122,850.00         ZZ
                                         360        122,850.00          1
    6265 LAKEVIEW DRIVE                9.250          1,010.66         90
                                       9.000          1,010.66      136,500.00
    BUFORD           GA   30518          1            10/15/96         12
    0430066613                           05           12/01/96         25
    3740511                              N            11/01/26
    0


    1535613          687/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    627 ACRES STREET                   9.875            273.53         90
                                       9.625            273.53       35,000.00
    BURLINGTON       IA   52601          1            10/16/96         10
    0430066274                           05           12/01/96         25
    1569350                              N            11/01/26
    0


    1535646          405/405             F           96,570.00         T
                                         360         96,114.05          1
    3326 CHELTENHAM STREET             8.125            717.03         90
                                       7.875            717.03      107,300.00
    LAS VEGAS        NV   89129          1            03/27/96         10
    3885845                              03           05/01/96         25
    3885845                              O            04/01/26
    0
1




    1535647          405/405             F          207,000.00         ZZ
                                         360        206,278.27          1
    113 SOUTH MONICA CIRCLE            7.875          1,500.90         95
    (NEWBURY PARK AREA)                7.625          1,500.90      220,000.00
    THOUSAND OAKS    CA   91320          1            05/01/96         10
    3914702                              05           07/01/96         25
    3914702                              O            06/01/26
    0


    1535648          405/405             F           96,900.00         ZZ
                                         360         96,563.37          1
    101 MONTIHILL LANE                 8.000            711.02         95
                                       7.750            711.02      102,000.00
    SEQUIM           WA   98382          2            05/31/96         14
    3923208                              05           07/01/96         30
    3923208                              O            06/01/26
    0


    1535649          405/405             F           71,000.00         ZZ
                                         360         70,553.04          1
    2811 NYE STREET                    8.500            545.93         68
                                       8.250            545.93      105,000.00
    SAN DIEGO        CA   92111          2            05/31/96         00
    3925245                              05           07/01/96          0
    3925245                              N            06/01/26
    0


    1535652          405/405             F          193,500.00         ZZ
                                         360        193,154.78          1
    8 BARTLETT COURT                   8.625          1,505.03         72
                                       8.375          1,505.03      271,500.00
    PLEASANT HILL    CA   94523          1            07/17/96         00
    3964913                              05           09/01/96          0
    3964913                              N            08/01/26
    0


    1535655          405/405             F           83,700.00         ZZ
                                         360         83,592.87          1
    418 RAILROAD AVENUE                8.250            628.82         90
                                       8.000            628.82       93,000.00
    CONCRETE         WA   98237          2            08/20/96         01
    3982618                              05           10/01/96         25
    3982618                              O            09/01/26
    0


    1535656          405/405             F          147,000.00         ZZ
                                         360        146,825.78          2
1


    197 ADA DRIVE                      8.625          1,143.36         94
                                       8.375          1,143.36      157,000.00
    STATEN ISLAND    NY   10314          1            08/14/96         01
    3987344                              05           10/01/96         30
    3987344                              O            09/01/26
    0


    1535661          405/405             F          153,750.00         ZZ
                                         360        153,526.59          1
    182 ANACAPA DRIVE                  8.375          1,168.62         75
                                       8.125          1,168.62      205,000.00
    CAMARILLO AREA   CA   93010          1            08/21/96         00
    3998762                              05           10/01/96          0
    3998762                              N            09/01/26
    0


    1535662          405/405             F          118,000.00         ZZ
                                         360        117,924.75          1
    2435 CALLE TRES LOMAS              8.250            886.50         95
                                       8.000            886.50      125,000.00
    SAN DIEGO        CA   92139          2            09/04/96         11
    4001681                              05           11/01/96         30
    4001681                              O            10/01/26
    0


    1535687          561/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    5820 CORPORAL JONES COURT          9.750            859.16         55
                                       9.500            859.16      182,000.00
    MT. AIRY         MD   21771          5            10/10/96         00
    0430067157                           05           12/01/96          0
    8902066                              O            11/01/26
    0


    1535766          369/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    6036 HYDRANGEA DRIVE               8.875            823.50         75
                                       8.625            823.50      138,000.00
    ALEXANDRIA       VA   22310          1            10/23/96         00
    0430067199                           09           12/01/96          0
    49685589                             N            11/01/26
    0


    1535796          E22/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
    2120 ADELPHA AVE                   9.625            909.49         73
                                       9.375            909.49      147,000.00
    DELHI TOWNSHIP   MI   48842          1            10/02/96         00
    0410162226                           05           12/01/96          0
1


    410162226                            O            11/01/26
    0


    1535805          E22/G02             F           40,900.00         ZZ
                                         360         40,900.00          1
    14360 W TOUSSAINT N                9.125            332.78         40
    (BENTON TWP)                       8.875            332.78      103,000.00
    OAK HARBOR       OH   43449          2            10/08/96         00
    0410271563                           05           12/01/96          0
    410271563                            O            11/01/26
    0


    1535808          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    21731 FRIO DRIVE                   8.875          1,113.90         61
                                       8.625          1,113.90      230,000.00
    GALVESTON        TX   77554          2            10/03/96         00
    0410268205                           05           12/01/96          0
    410268205                            O            11/01/26
    0


    1535810          E22/G02             F           53,100.00         ZZ
                                         360         53,070.23          1
    13031 WIREVINE LANE                8.875            422.49         90
                                       8.625            422.49       59,000.00
    HOUSTON          TX   77072          1            10/02/96         10
    0410108427                           09           11/01/96         25
    410108427                            N            10/01/26
    0


    1535812          737/G02             F           70,200.00         ZZ
                                         360         70,200.00          1
    1250 EAST MYRTLE AVENUE            9.250            577.52         65
                                       9.000            577.52      108,000.00
    PHOENIX          AZ   85020          1            10/22/96         00
    0430068148                           03           12/01/96          0
    511903                               N            11/01/26
    0


    1535830          664/G02             F          203,150.00         ZZ
                                         360        203,150.00          1
    6209 284TH WAY NE                  8.875          1,616.36         80
                                       8.625          1,616.36      254,000.00
    CARNATION        WA   98014          1            10/18/96         00
    0430066431                           03           12/01/96          0
    2198554                              O            11/01/26
    0


1


    1535831          664/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    1091 SELMA LANE                    9.250            925.51         70
                                       9.000            925.51      160,764.00
    NAPERVILLE       IL   60540          1            10/22/96         00
    0430066316                           05           12/01/96          0
    2232189                              O            11/01/26
    0


    1535834          664/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
    2714 FOREST RIDGE CT N             9.375            883.32         90
                                       9.125            883.32      118,000.00
    PUYALLUP         WA   98374          1            10/14/96         10
    0430067942                           05           12/01/96         25
    2198158                              N            11/01/26
    0


    1535836          664/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    2309 SE 185TH AVENUE               9.500            794.61         90
                                       9.250            794.61      105,000.00
    PORTLAND         OR   97233          1            10/18/96         01
    0430065797                           05           12/01/96         25
    2222669                              N            11/01/26
    0


    1535838          B28/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    749 9TH STREET                     9.500          1,446.27         54
                                       9.250          1,446.27      322,000.00
    BOULDER          CO   80302          1            10/16/96         00
    0430069658                           05           12/01/96          0
    4961368                              N            11/01/26
    0


    1535847          E22/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
    1002 MANDARIN DRIVE NE             9.125            794.11         80
                                       8.875            794.11      122,000.00
    PALM BAY         FL   32905          1            10/21/96         00
    0410242572                           05           12/01/96          0
    410242572                            O            11/01/26
    0


    1535850          E22/G02             F          236,250.00         ZZ
                                         360        236,250.00          1
    74 HERSHEY ROAD                    9.125          1,922.21         75
                                       8.875          1,922.21      315,000.00
1


    WAYNE            NJ   07470          1            10/25/96         00
    0410240972                           05           12/01/96          0
    410240972                            O            11/01/26
    0


    1535869          526/G02             F           99,000.00         ZZ
                                         360         98,860.29          1
    524 SOUTH XENON COURT              9.750            850.57         90
                                       9.500            850.57      110,000.00
    LAKEWOOD         CO   80228          2            07/22/96         12
    0430064972                           01           09/01/96         25
    135027                               N            08/01/26
    0


    1535875          731/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
    640 - 642 FREEMAN DRIVE            9.875            434.17         90
                                       9.625            434.17       55,600.00
    ATHENS           GA   30601          1            10/10/96         01
    0430065011                           05           12/01/96         25
    3140662819                           N            11/01/26
    0


    1535880          560/560             F          192,600.00         ZZ
                                         360        192,600.00          4
    1911 CONGRESS CIRCLE               9.000          1,549.71         78
                                       8.750          1,549.71      250,000.00
    ANCHORAGE        AK   99507          1            10/16/96         04
    450554084                            03           12/01/96         22
    450554084                            N            11/01/26
    0


    1535883          964/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    232 DARFO COURT                    8.875            827.47         80
                                       8.625            827.47      130,000.00
    CRESTLINE        CA   92325          1            10/15/96         00
    0430067454                           05           12/01/96          0
    20652                                O            11/01/26
    0


    1535885          B75/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
    4208 LAZY OAK                      9.625            443.69         90
                                       9.375            443.69       58,000.00
    SCHERTZ          TX   78154          1            10/03/96         01
    0430066621                           05           12/01/96         25
    2493054                              N            11/01/26
    0
1




    1535890          526/G02             F           40,300.00         ZZ
                                         360         40,161.43          1
    3912 AVENUE P 1/2                  9.750            346.24         65
                                       9.500            346.24       62,000.00
    GALVESTON        TX   77550          5            08/05/96         00
    0430069799                           05           10/01/96          0
    0123542                              N            09/01/26
    0


    1535891          526/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
    2400-2402 WEST STREET              9.625            497.25         90
                                       9.375            497.25       65,000.00
    PUEBLO           CO   81003          1            10/07/96         12
    0430070029                           05           12/01/96         25
    150231                               N            11/01/26
    0


    1535894          560/560             F          118,800.00         ZZ
                                         360        118,800.00          3
    2095 HARRINGTON AVENUE             9.250            977.34         90
                                       9.000            977.34      132,000.00
    OAKLAND          CA   94601          1            10/14/96         04
    450557301                            05           12/01/96         25
    450557301                            O            11/01/26
    0


    1535896          964/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    2510 BLOSSOM LANE                  8.875          1,193.47         63
                                       8.625          1,193.47      240,000.00
    REDONDO BEACH    CA   90278          5            10/10/96         00
    0430064915                           05           12/01/96          0
    20541                                O            11/01/26
    0


    1535901          560/560             F           96,200.00         ZZ
                                         360         96,200.00          1
    6 NORTON WOODS                     9.125            782.72         90
                                       8.875            782.72      106,900.00
    NEWMARKET        NH   03857          1            10/04/96         04
    450544804                            03           12/01/96         25
    450544804                            O            11/01/26
    0


    1535904          560/560             F           51,300.00         ZZ
                                         360         51,300.00          1
1


    6410 BAYTREE DRIVE                 9.250            422.04         90
                                       9.000            422.04       57,000.00
    FORT WAYNE       IN   46825          1            10/14/96         04
    450549621                            05           12/01/96         25
    450549621                            N            11/01/26
    0


    1535906          560/560             F           96,750.00         ZZ
                                         360         96,750.00          1
    158 LAKESIDE DRIVE                 9.125            787.19         75
                                       8.875            787.19      129,000.00
    BARNSTABLE       MA   02630          1            10/21/96         00
    450553904                            05           12/01/96          0
    450553904                            O            11/01/26
    0


    1535910          526/G02             F           52,650.00         ZZ
                                         360         52,650.00          1
    580 ANCHOR STREET                  9.750            452.35         90
                                       9.500            452.35       58,500.00
    PHILADELPHIA     PA   19120          1            10/10/96         04
    0430068478                           07           12/01/96         25
    00151219                             N            11/01/26
    0


    1535921          561/G02             F          251,900.00         ZZ
                                         360        251,900.00          1
    509 BROOKBEND COURT                9.375          2,095.18         90
                                       9.125          2,095.18      279,900.00
    YARDLEY          PA   19067          1            10/18/96         04
    0430068288                           05           12/01/96         25
    8892879                              O            11/01/26
    0


    1535954          B75/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
    3329 OAS DRIVE WEST                8.500            599.75         68
                                       8.250            599.75      115,000.00
    TACOMA           WA   98466          5            10/14/96         00
    0430068387                           05           12/01/96          0
    2653046                              O            11/01/26
    0


    1536018          405/405             F           50,000.00         T
                                         360         50,000.00          1
    40292 HIGHWAY 550 NORTH #742       9.000            402.32         67
                                       8.750            402.32       75,000.00
    DURANGO          CO   81301          1            10/03/96         00
    4022067                              01           12/01/96          0
1


    4022067                              O            11/01/26
    0


    1536033          737/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    3856 FILLMORE                      8.750            944.04         80
                                       8.500            944.04      150,000.00
    LOVELAND         CO   80538          1            10/24/96         00
    0430068833                           03           12/01/96          0
    572684                               O            11/01/26
    0


    1536036          526/G02             F           65,700.00         ZZ
                                         360         65,700.00          1
    10503 KINDERHOOK DRIVE             9.625            558.45         90
                                       9.375            558.45       73,000.00
    SAN ANTONIO      TX   78245          1            10/02/96         10
    0430068437                           05           12/01/96         25
    0149879                              N            11/01/26
    0


    1536041          757/757             F           44,500.00         ZZ
                                         360         44,500.00          1
    110 EMPSON DRIVE                   9.000            358.06         48
                                       8.750            358.06       94,500.00
    GREENBRIER       TN   37073          1            10/23/96         00
    2866622                              05           12/01/96          0
    2866622                              O            11/01/26
    0


    1536084          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    33738 ELMIRA CT                    9.000            643.70         49
                                       8.750            643.70      166,118.00
    LIVONIA          MI   48150          1            10/24/96         00
    0410142947                           05           12/01/96          0
    410142947                            O            11/01/26
    0


    1536087          664/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    1325 NW MILWAUKEE AVENUE           8.875            397.83         50
                                       8.625            397.83      100,000.00
    BEND             OR   97701          5            10/12/96         00
    0430066282                           05           12/01/96          0
    2224293                              O            11/01/26
    0


1


    1536125          F30/G02             F          134,500.00         ZZ
                                         360        134,500.00          1
    451 BROOK CIRCLE                   9.000          1,082.22         49
                                       8.750          1,082.22      275,000.00
    BOULDER          CO   80302          5            10/22/96         00
    0430070342                           05           12/01/96          0
    300244                               O            11/01/26
    0


    1536128          700/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
    1231 CALLE CERRITO ALTO            9.500          4,540.61         72
                                       9.250          4,540.61      750,000.00
    SANTA BARBARA    CA   93101          5            10/11/96         00
    0430068635                           05           12/01/96          0
    130206                               O            11/01/26
    0


    1536145          696/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    3130 16TH STREET NW                9.750            657.25         90
    N.W.                               9.500            657.25       85,000.00
    WASHINGTON       DC   20010          1            10/25/96         04
    0430067785                           07           12/01/96         25
    3114732                              N            11/01/26
    0


    1536150          575/G02             F           45,000.00         ZZ
                                         360         44,957.84          1
    4625 DOWELL LANE                   9.750            386.62         90
                                       9.500            386.62       50,000.00
    SUITLAND         MD   20746          1            08/30/96         12
    0430069070                           07           10/01/96         25
    433100016                            N            09/01/26
    0


    1536154          201/G02             F           49,250.00         ZZ
                                         360         49,250.00          1
    2139-A MEADOWVIEW COURT            9.750            423.14         90
                                       9.500            423.14       54,750.00
    CONYERS          GA   30208          1            10/21/96         04
    0430068874                           07           12/01/96         25
    800806                               N            11/01/26
    0


    1536209          A01/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    15426 PERRIS BLVD                  9.625            892.49         70
                                       9.375            892.49      150,000.00
1


    MORENO VALLEY    CA   92551          5            10/19/96         00
    0430070706                           05           12/01/96          0
    961018                               N            11/01/26
    0


    1536215          A01/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    15395 SHEILA STREET                9.625            892.49         70
                                       9.375            892.49      150,000.00
    MORENO VALLEY    CA   92551          5            10/19/96         00
    0430070391                           05           12/01/96          0
    961018                               N            11/01/26
    0


    1536223          A01/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    15415 SHEILA STREET                9.625            892.49         70
                                       9.375            892.49      150,000.00
    MORENO VALLEY    CA   92551          5            10/19/96         00
    0430070714                           05           12/01/96          0
    961018                               N            11/01/26
    0


    1536230          688/G02             F           68,900.00         ZZ
                                         360         68,900.00          1
    3413 TUSCANY VILLAGE DRIVE         8.875            548.20         60
                                       8.625            548.20      116,000.00
    LAS VEGAS        NV   89129          1            10/18/96         00
    0430068171                           03           12/01/96          0
    35645                                O            11/01/26
    0


    1536237          E45/G02             F          104,400.00         ZZ
                                         360        104,400.00          1
    4870 ORANGE GROVE WAY              8.875            830.65         90
                                       8.625            830.65      116,000.00
    PALM HARBOR      FL   34684          1            10/25/96         01
    0430068460                           05           12/01/96         25
    UNKNOWN                              N            11/01/26
    0


    1536260          201/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
    423 LAWRENCE ROAD UNIT #512        9.500            319.53         95
    COUNTY OF MERCER                   9.250            319.53       40,000.00
    LAWRENCEVILLE    NJ   08648          1            10/02/96         10
    0430067827                           01           12/01/96         30
    3800931846                           O            11/01/26
    0
1




    1536266          E22/G02             F           80,800.00         ZZ
                                         360         80,800.00          1
    12603 HUNTINGWICK DRIVE            9.125            657.42         80
    UNIT # 110                         8.875            657.42      101,000.00
    HOUSTON          TX   77024          1            10/04/96         00
    0410271761                           01           12/01/96          0
    410271761                            O            11/01/26
    0


    1536267          E22/G02             F           91,500.00         ZZ
                                         360         91,500.00          2
    6107 WEST BEECH STREET             8.625            711.68         71
                                       8.375            711.68      130,000.00
    EVERETT          WA   98203          2            10/18/96         00
    0410222566                           05           12/01/96          0
    410222566                            O            11/01/26
    0


    1536270          E22/G02             F          425,600.00         ZZ
                                         360        425,600.00          1
    1368 DEVLIN DRIVE                  8.875          3,386.26         80
                                       8.625          3,386.26      532,000.00
    LOS ANGELES      CA   90069          1            10/08/96         00
    0410187017                           05           12/01/96          0
    410187017                            O            11/01/26
    0


    1536275          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
    332 BARTON COURT                   9.500          1,059.48         69
                                       9.250          1,059.48      183,000.00
    STATELINE        NV   89449          5            10/09/96         00
    0410128086                           05           12/01/96          0
    410128086                            N            11/01/26
    0


    1536276          E22/G02             F           76,800.00         ZZ
                                         360         76,800.00          1
    477 ALA WAI BOULEVARD              9.250            631.81         80
    UNIT #90                           9.000            631.81       96,000.00
    SOUTH LAKE TAHO  CA   96150          1            10/09/96         01
    0410128078                           05           12/01/96         12
    410128078                            N            11/01/26
    0


    1536277          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
1


    357 ALA WAI BOULEVARD              9.250            954.30         80
    UNIT # 195                         9.000            954.30      145,000.00
    SOUTH LAKE TAHO  CA   96150          1            10/09/96         01
    0410128060                           09           12/01/96         12
    410128060                            N            11/01/26
    0


    1536282          E67/G02             F          353,000.00         ZZ
                                         360        353,000.00          1
    7868 SOUTHWEST 61ST STREET         8.375          2,683.06         59
                                       8.125          2,683.06      605,000.00
    REDMOND          OR   97756          2            10/25/96         00
    0430069880                           05           12/01/96          0
    5959                                 O            11/01/26
    0


    1536288          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
    15359 HIGHWAY 78 NORTH             9.000            418.40         80
                                       8.750            418.40       65,000.00
    BLUERIDGE        TX   75424          1            10/07/96         00
    0410271514                           05           12/01/96          0
    410271514                            O            11/01/26
    0


    1536292          E22/G02             F           28,800.00         ZZ
                                         360         28,800.00          2
    503 SW 16TH AVENUE                 9.250            236.93         90
                                       9.000            236.93       32,000.00
    AMARILLO         TX   79102          1            10/07/96         10
    0410271308                           05           12/01/96         25
    410271308                            N            11/01/26
    0


    1536294          E22/G02             F           25,200.00         ZZ
                                         360         25,200.00          2
    507 SW 16TH AVENUE                 9.250            207.31         90
                                       9.000            207.31       28,000.00
    AMARILLO         TX   79102          1            10/07/96         04
    0410268312                           05           12/01/96         25
    410268312                            N            11/01/26
    0


    1536298          E22/G02             F           38,800.00         ZZ
                                         360         38,800.00          1
    14843 GREEN VALLEY DRIVE           9.875            336.92         90
                                       9.625            336.92       43,200.00
    BALCH SPRINGS    TX   75180          1            10/08/96         10
    0410272041                           05           12/01/96         25
1


    410272041                            N            11/01/26
    0


    1536301          E22/G02             F          163,200.00         ZZ
                                         360        163,200.00          1
    1409 NW 146TH STREET               9.250          1,342.61         80
                                       9.000          1,342.61      204,000.00
    OKLAHOMA CITY    OK   73013          5            10/11/96         00
    0410271407                           03           12/01/96          0
    410271407                            O            11/01/26
    0


    1536305          637/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
    4684 DAYLILY COURT                 9.000            695.20         80
                                       8.750            695.20      108,000.00
    BOYNTON BEACH    FL   33436          1            10/25/96         00
    0430068791                           03           12/01/96          0
    9452400                              O            11/01/26
    0


    1536309          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
    502 BUCKINGHAM AVENUE WEST         9.125            764.82         71
                                       8.875            764.82      134,000.00
    OLDSMAR          FL   34677          1            10/24/96         00
    0410245831                           05           12/01/96          0
    410245831                            O            11/01/26
    0


    1536313          964/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    24735 GLENWOOD DRIVE               8.750            723.76         26
                                       8.500            723.76      355,000.00
    LOS GATOS        CA   95030          5            10/21/96         00
    0430067306                           05           12/01/96          0
    20663                                O            11/01/26
    0


    1536322          201/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    216 OAK BEND                       9.500            718.94         90
                                       9.250            718.94       95,500.00
    LIBERTY HILL     TX   78642          1            10/10/96         04
    0430068106                           05           12/01/96         25
    4200932020                           N            11/01/26
    0


1


    1536333          964/G02             F          217,600.00         ZZ
                                         360        217,600.00          2
    1257-1259 HAMPSHIRE STREET         8.500          1,673.16         80
                                       8.250          1,673.16      272,000.00
    SAN FRANCISCO    CA   94110          1            10/21/96         00
    0430066241                           05           12/01/96          0
    20765                                O            11/01/26
    0


    1536342          964/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
    15570 ASPEN COURT                  9.000          1,023.48         80
                                       8.750          1,023.48      159,000.00
    CHINO HILLS      CA   91709          1            10/23/96         00
    0430070219                           05           12/01/96          0
    20502                                O            11/01/26
    0


    1536386          E22/G02             F           82,800.00         ZZ
                                         360         82,800.00          3
    1038-1040 LOGAN ST                 9.500            696.23         90
                                       9.250            696.23       92,000.00
    NOBLESVILLE      IN   46060          1            10/11/96         04
    0410163042                           05           12/01/96         25
    410163042                            O            11/01/26
    0


    1536405          E19/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    11690 KISMET AVENUE                9.500            504.51         42
                                       9.250            504.51      145,000.00
    LOS ANGELES      CA   91342          5            10/24/96         00
    0430069062                           05           12/01/96          0
    200011998                            N            11/01/26
    0


    1536412          E22/G02             F          174,400.00         ZZ
                                         360        174,400.00          1
    1053 N MARSHFIELD AVE              9.250          1,434.75         80
                                       9.000          1,434.75      218,000.00
    CHICAGO          IL   60622          1            10/10/96         00
    0410172530                           05           12/01/96          0
    410172530                            O            11/01/26
    0


    1536413          E22/G02             F           59,000.00         ZZ
                                         360         58,974.58          4
    2145 SOUTH MARSHALL BOULEVARD     10.125            523.23         44
                                       9.875            523.23      135,000.00
1


    CHICAGO          IL   60608          1            10/01/96         00
    0410212617                           05           11/01/96          0
    410212617                            N            10/01/26
    0


    1536415          E22/G02             F           32,200.00         ZZ
                                         360         32,200.00          2
    2811 BROADWAY                      9.500            270.76         70
                                       9.250            270.76       46,000.00
    FORT WAYNE       IN   46807          5            10/16/96         00
    0410258487                           05           12/01/96          0
    410258487                            N            11/01/26
    0


    1536416          E22/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
    20531 SUMNER                       9.250            510.06         80
                                       9.000            510.06       77,500.00
    REDFORD TOWNSHI  MI   48240          1            10/15/96         00
    0410162879                           05           12/01/96          0
    410162879                            O            11/01/26
    0


    1536417          E22/G02             F          102,950.00         ZZ
                                         360        102,950.00          2
    913-915 EVELYN CT                  8.875            819.12         90
                                       8.625            819.12      114,400.00
    ANN ARBOR        MI   48103          1            10/23/96         10
    0410163752                           05           12/01/96         25
    410163752                            N            11/01/26
    0


    1536421          E22/G02             F           28,700.00         ZZ
                                         360         28,700.00          1
    23436 MELVILLE                     9.125            233.51         70
                                       8.875            233.51       41,000.00
    HAZEL PARK       MI   48030          5            10/16/96         00
    0410161574                           05           12/01/96          0
    410161574                            N            11/01/26
    0


    1536423          E22/G02             F           37,500.00         ZZ
                                         360         37,481.06          2
    4500-4504 PINEWOOD AVENUE          9.375            311.91         54
                                       9.125            311.91       70,000.00
    WEST PALM BEACH  FL   33407          5            09/26/96         00
    0410162531                           05           11/01/96          0
    410162531                            N            10/01/26
    0
1




    1536472          B75/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
    1011 WANNAMAKER WAY                8.500            432.51         36
                                       8.250            432.51      156,575.00
    HENDERSON        NV   89015          1            10/16/96         00
    0430068700                           03           12/01/96          0
    2484301                              O            11/01/26
    0


    1536475          B75/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    7521 TAYLOR STREET                 9.250            691.05         80
                                       9.000            691.05      105,000.00
    HOLLYWOOD        FL   33024          1            10/18/96         00
    0430068734                           05           12/01/96          0
    2682466                              O            11/01/26
    0


    1536489          E22/G02             F           42,700.00         ZZ
                                         360         42,682.57          2
    13216 KIRTON AVE                  10.375            386.61         70
                                      10.125            386.61       61,000.00
    CLEVELAND        OH   44135          5            09/30/96         00
    0410212666                           05           11/01/96          0
    410212666                            N            10/01/26
    0


    1536495          514/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    5844 HUNTING CREEK ROAD            8.875            895.10         75
                                       8.625            895.10      150,000.00
    ALEXANDRIA       VA   22303          1            10/23/96         00
    0430070128                           05           12/01/96          0
    358748                               O            11/01/26
    0


    1536499          105/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    20 WOODY ROAD                      9.000          1,416.14         80
                                       8.750          1,416.14      220,000.00
    BALTIMORE        MD   21221          1            10/15/96         00
    0430069716                           03           12/01/96          0
    1033307                              O            11/01/26
    0


    1536575          E22/G02             F           54,500.00         ZZ
                                         360         54,500.00          1
1


    5264 CLEMSON STREET                8.875            433.63         33
                                       8.625            433.63      170,000.00
    VENTURA          CA   93003          5            10/10/96         00
    0410231799                           05           12/01/96          0
    410231799                            O            11/01/26
    0


    1536578          E22/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
    31017 KENADY LANE                  9.000            782.09         60
                                       8.750            782.09      162,000.00
    COTTAGE GROVE    OR   97424          5            10/09/96         00
    0410222657                           05           12/01/96          0
    410222657                            O            11/01/26
    0


    1536581          470/470             F          101,700.00         ZZ
                                         360        101,700.00          1
    4636 EAST BOHL STREET              9.500            855.15         90
                                       9.000            855.15      113,000.00
    PHOENIX          AZ   85044          1            10/25/96         01
    51011004                             03           12/01/96         30
    51011004                             N            11/01/26
    0


    1536592          369/G02             F           52,100.00         ZZ
                                         360         52,100.00          1
    111 MERIDIAN ST                    9.625            442.85         90
                                       9.375            442.85       57,900.00
    GOLDSMITH        IN   46045          1            10/24/96         01
    0430069195                           05           12/01/96         25
    60036811                             N            11/01/26
    0


    1536597          E67/G02             F          159,500.00         ZZ
                                         360        159,500.00          1
    2412 NORTHWEST WYETH PLACE         8.750          1,254.79         55
                                       8.500          1,254.79      290,000.00
    BEND             OR   97701          2            10/29/96         00
    0430070243                           05           12/01/96          0
    5729                                 N            11/01/26
    0


    1536599          757/757             F          200,400.00         ZZ
                                         360        200,400.00          1
    4940 LONG ISLAND DRIVE             8.625          1,558.70         80
                                       8.375          1,558.70      250,500.00
    ATLANTA          GA   30342          1            10/31/96         00
    2871085                              05           12/01/96          0
1


    2871085                              O            11/01/26
    0


    1536619          971/G02             F           94,250.00         ZZ
                                         360         94,250.00          1
    7545 NW 3RD STREET                 8.875            749.90         80
                                       8.625            749.90      119,030.00
    PLANTATION       FL   33317          1            10/30/96         00
    0430069054                           03           12/01/96          0
    UNKNOWN                              O            11/01/26
    0


    1536620          286/286             F          139,100.00         ZZ
                                         360        139,100.00          1
    325 PELHAM FALLS DR                8.875          1,106.75         80
                                       8.625          1,106.75      176,000.00
    GREER            SC   29651          1            10/25/96         00
    8600653                              03           12/01/96          0
    8600653                              O            11/01/26
    0


    1536642          E22/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
    29333 WALKER                       9.625            729.29         65
                                       9.375            729.29      132,000.00
    WARREN           MI   48092          5            10/24/96         00
    0410163257                           05           12/01/96          0
    410163257                            N            11/01/26
    0


    1536644          E22/G02             F           62,100.00         ZZ
                                         360         62,100.00          2
    154 12TH AVENUE NE                10.000            544.97         90
                                       9.750            544.97       69,000.00
    MINNEAPOLIS      MN   55413          1            10/18/96         10
    0410263438                           05           12/01/96         25
    410263438                            N            11/01/26
    0


    1536647          E22/G02             F           30,150.00         ZZ
                                         360         30,136.30          1
    7532 ASBURY PARK                   9.875            261.81         90
                                       9.625            261.81       33,500.00
    DETROIT          MI   48228          1            09/27/96         04
    0410158604                           05           11/01/96         25
    410158604                            N            10/01/26
    0


1


    1536651          E22/G02             F           38,600.00         ZZ
                                         360         38,600.00          2
    1312 6TH STREET                    9.875            335.18         90
                                       9.625            335.18       42,900.00
    PORT HURON       MI   48060          1            10/18/96         04
    0410161715                           05           12/01/96         25
    410161715                            N            11/01/26
    0


    1536653          E22/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    576 COLUMBIA STREET                9.625            367.20         90
                                       9.375            367.20       48,000.00
    AKRON            OH   44310          1            10/25/96         01
    0410262133                           05           12/01/96         25
    410262133                            N            11/01/26
    0


    1536656          E22/G02             F           36,750.00         ZZ
                                         360         36,750.00          1
    16837 FENTON                       8.750            289.11         75
                                       8.500            289.11       49,000.00
    DETROIT          MI   48219          1            10/25/96         00
    0410163265                           05           12/01/96          0
    410163265                            N            11/01/26
    0


    1536683          765/G02             F          212,000.00         ZZ
                                         360        212,000.00          2
    1021 NORTH NEW HAMPSHIRE AVE       9.375          1,763.31         80
                                       9.125          1,763.31      265,000.00
    LOS ANGELES      CA   90029          2            10/15/96         00
    0430069427                           05           12/01/96          0
    317863                               O            11/01/26
    0


    1536685          765/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    5548 NORTH BRYN MAWR STREET        9.125            813.64         49
                                       8.875            813.64      205,000.00
    VENTURA          CA   93003          5            10/18/96         00
    0430069377                           05           12/01/96          0
    318008                               N            11/01/26
    0


    1536697          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    6952 ABBOTT BLVD                   9.250          1,020.12         80
                                       9.000          1,020.12      155,000.00
1


    WEST BLOOMFIELD  MI   48323          1            10/17/96         00
    0410161848                           05           12/01/96          0
    410161848                            O            11/01/26
    0


    1536698          E22/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
    205 N LINCOLN ST                   9.375            349.33         70
                                       9.125            349.33       60,000.00
    BROOK            IN   47922          5            10/16/96         00
    0410163232                           05           12/01/96          0
    410163232                            N            11/01/26
    0


    1536752          526/G02             F           29,700.00         ZZ
                                         360         29,700.00          1
    1848 NORTH 118TH STREET            9.750            255.17         90
                                       9.500            255.17       33,000.00
    KANSAS CITY      KS   66109          1            10/12/96         12
    0430068056                           05           12/01/96         25
    151253                               N            11/01/26
    0


    1536761          936/G02             F           49,500.00         ZZ
                                         360         49,477.50          1
    82 LONGVIEW STREET UNIT #10        9.875            429.84         90
                                       9.625            429.84       55,000.00
    WATERFORD        CT   06385          1            09/27/96         04
    0430068809                           01           11/01/96         25
    6119788                              N            10/01/26
    0


    1536792          405/405             F           90,000.00         ZZ
                                         360         90,000.00          1
    1090 CRABAPPLE TRACE               9.500            756.77         65
                                       9.250            756.77      140,000.00
    ALPHARETTA       GA   30201          5            10/08/96         00
    004027249                            05           12/01/96          0
    004027249                            N            11/01/26
    0


    1536794          561/G02             F           34,000.00         ZZ
                                         360         34,000.00          1
    5743 KENNETH AVENUE                9.500            285.90         70
                                       9.250            285.90       48,900.00
    CINCINNATI       OH   45224          1            10/22/96         00
    0430070383                           05           12/01/96          0
    8909715                              N            11/01/26
    0
1




    1536797          253/253             F          220,000.00         ZZ
                                         360        220,000.00          1
    10078 E TURQUOISE AVE              8.625          1,711.14         80
                                       8.375          1,711.14      275,000.00
    SCOTTSDALE       AZ   85258          1            10/23/96         00
    323183                               09           12/01/96          0
    323183                               O            11/01/26
    0


    1536799          561/G02             F           39,150.00         ZZ
                                         360         39,150.00          1
    1406 E COMER AVENUE                9.500            329.20         90
                                       9.250            329.20       43,500.00
    INDIANAPOLIS     IN   46203          1            10/18/96         10
    0430070680                           05           12/01/96         25
    8903908                              N            11/01/26
    0


    1536813          E22/G02             F          169,000.00         ZZ
                                         360        169,000.00          3
    3801 N WHIPPLE ST                  9.125          1,375.04         65
                                       8.875          1,375.04      260,000.00
    CHICAGO          IL   60618          5            10/24/96         00
    0410178206                           05           12/01/96          0
    410178206                            O            11/01/26
    0


    1536822          E22/G02             F           32,000.00         ZZ
                                         360         32,000.00          1
    28529 FAIRFAX                      9.375            266.16         80
                                       9.125            266.16       40,000.00
    SOUTHFIELD       MI   48076          1            10/23/96         04
    0410163521                           05           12/01/96         25
    410163521                            N            11/01/26
    0


    1536830          E22/G02             F           36,300.00         ZZ
                                         360         36,300.00          1
    16164 WORMER                       9.625            308.55         90
                                       9.375            308.55       40,350.00
    DETROIT          MI   48219          1            10/04/96         01
    0410159594                           05           12/01/96         25
    410159594                            N            11/01/26
    0


    1536832          E22/G02             F           60,850.00         ZZ
                                         360         60,850.00          1
1


    420 SOUTH HOME AVE UNIT # 306N     9.625            517.22         90
                                       9.375            517.22       67,615.00
    OAK PARK         IL   60302          1            10/24/96         11
    0410236750                           01           12/01/96         25
    410263750                            O            11/01/26
    0


    1536834          E22/G02             F           22,400.00         ZZ
                                         360         22,400.00          1
    1609 WEST 13TH STREET             10.125            198.65         90
                                       9.875            198.65       24,900.00
    MUNCIE           IN   47302          1            10/02/96         04
    0410259881                           05           12/01/96         25
    410259881                            N            11/01/26
    0


    1536837          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
    4910 WASHINGTON STREET             9.000            495.65         80
                                       8.750            495.65       77,000.00
    SALIDA           CA   95368          2            10/04/96         00
    0410273379                           05           12/01/96          0
    410273379                            O            11/01/26
    0


    1536839          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    7024 22ND STREET                   9.125            781.09         80
                                       8.875            781.09      120,000.00
    RIO LINDA        CA   95673          5            10/16/96         00
    0410127989                           05           12/01/96          0
    410127989                            O            11/01/26
    0


    1536840          E22/G02             F           88,400.00         ZZ
                                         360         88,400.00          1
    7952 CANYON DRIVE                  8.750            695.44         80
                                       8.500            695.44      110,500.00
    FAIR OAKS        CA   95628          1            10/18/96         00
    0410273163                           05           12/01/96          0
    410273163                            O            11/01/26
    0


    1536842          E22/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
    715 COLLEGE STREET                 9.000          1,408.09         70
                                       8.750          1,408.09      250,000.00
    WOODLAND         CA   95695          2            09/27/96         00
    0410127922                           05           12/01/96          0
1


    410127922                            O            11/01/26
    0


    1536855          E22/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
    11135 NORTH 5500 WEST              8.875          1,005.70         79
                                       8.625          1,005.70      160,900.00
    HIGHLAND         UT   84003          1            10/14/96         00
    0410270342                           05           12/01/96          0
    410270342                            O            11/01/26
    0


    1536860          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    1605 DOROTHY STREET NE             9.125            695.66         90
                                       8.875            695.66       95,000.00
    ALBUQUERQUE      NM   87112          1            10/11/96         12
    0410271035                           05           12/01/96         25
    410271035                            N            11/01/26
    0


    1536867          E22/G02             F          170,950.00         ZZ
                                         360        170,950.00          4
    2215 CREEKSIDE LANE                9.625          1,453.06         75
                                       9.375          1,453.06      228,000.00
    GEORGETOWN       TX   78626          2            10/10/96         00
    0410271738                           05           12/01/96          0
    410271738                            N            11/01/26
    0


    1536868          E22/G02             F          170,950.00         ZZ
                                         360        170,950.00          4
    2213 CREEKSIDE LANE                9.625          1,453.06         75
                                       9.375          1,453.06      228,000.00
    GEORGETOWN       TX   78626          2            10/10/96         00
    0410271746                           05           12/01/96          0
    410271746                            N            11/01/26
    0


    1536910          964/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
    5480 EASTWOOD AVENUE               8.875          1,066.16         56
                                       8.625          1,066.16      243,000.00
    RANCHO CUCAMONG  CA   91737          1            10/21/96         00
    0430068247                           05           12/01/96          0
    20741                                O            11/01/26
    0


1


    1536966          623/623             F          125,000.00         ZZ
                                         360        125,000.00          1
    169 PINON WOODS DRIVE              8.625            972.24         49
                                       8.375            972.24      260,000.00
    SEDONA           AZ   86351          1            10/21/96         00
    901093                               03           12/01/96          0
    901093                               O            11/01/26
    0


    1537166          480/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    3150 SOUTH FREEMAN ROAD            9.250          1,234.01         59
                                       9.000          1,234.01      256,520.00
    TUCSON           AZ   85730          2            10/25/96         00
    0430070649                           05           12/01/96          0
    1710383                              O            11/01/26
    0


    1537434          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
    4040 KERCHEVAL DRIVE              10.125            510.81         90
                                       9.875            510.81       64,000.00
    INDIANAPOLIS     IN   46226          1            10/29/96         04
    0410259733                           05           12/01/96         25
    410259733                            N            11/01/26
    0


    1537437          E22/G02             F           29,500.00         ZZ
                                         360         29,500.00          1
    87 EAST AUGUSTINE AVE              9.375            245.37         80
                                       9.125            245.37       37,000.00
    MANSFIELD        OH   44902          2            10/14/96         04
    0410163497                           05           12/01/96         12
    410163497                            N            11/01/26
    0


    1537536          964/G02             F          152,500.00         ZZ
                                         360        152,500.00          1
    619 5TH STREET                     8.375          1,159.11         68
                                       8.125          1,159.11      225,000.00
    PETALUMA         CA   94952          1            10/21/96         00
    0430069617                           05           12/01/96          0
    20688                                O            11/01/26
    0


    1537537          964/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
    4798 CALLE MAYOR DRIVE             8.875          1,471.94         49
                                       8.625          1,471.94      385,000.00
1


    TORRANCE         CA   90505          1            10/25/96         00
    0430069591                           05           12/01/96          0
    20856                                O            11/01/26
    0


    1537544          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          4
    712 LIBERTY DRIVE                  9.875            507.98         90
                                       9.625            507.98       65,000.00
    MISHAWAKA        IN   46545          1            10/29/96         04
    0410261184                           05           12/01/96         25
    410261184                            N            11/01/26
    0


    1537545          E22/G02             F          123,000.00         ZZ
                                         360        123,000.00          1
    17017 GLENCOE CIR                  8.875            978.64         79
                                       8.625            978.64      157,000.00
    LAKEVILLE        MN   55044          2            10/30/96         00
    0410174791                           05           12/01/96          0
    410174791                            O            11/01/26
    0


    1537554          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    10327 MISSOURI AVENUE UNIT 302     8.375            874.08         44
                                       8.125            874.08      265,000.00
    LOS ANGELES      CA   90025          1            10/22/96         00
    0410284210                           01           12/01/96          0
    410284210                            O            11/01/26
    0


    1537557          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
    2263 14TH AVENUE                   8.750          2,076.89         80
                                       8.500          2,076.89      330,000.00
    SAN FRANCISCO    CA   94116          1            10/25/96         00
    0410263719                           05           12/01/96          0
    410263719                            O            11/01/26
    0


    1537563          E22/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
    700 MINORCA AVENUE                 9.000          1,177.97         80
                                       8.750          1,177.97      183,000.00
    CORAL GABLES     FL   33134          1            10/30/96         00
    0410245922                           05           12/01/96          0
    410245922                            O            11/01/26
    0
1




    1537564          E22/G02             F           68,200.00         T
                                         360         68,200.00          1
    8585 SW 152ND AVENUE UNIT #238     9.500            573.46         75
                                       9.250            573.46       90,990.00
    MIAMI            FL   33193          1            10/28/96         00
    0410242150                           01           12/01/96          0
    410242150                            O            11/01/26
    0


    1537565          E22/G02             F           99,200.00         ZZ
                                         360         99,200.00          1
    1405 EAST CROWN POINT ROAD         9.125            807.12         80
                                       8.875            807.12      124,000.00
    OCOEE            FL   34761          1            10/30/96         00
    0410248363                           05           12/01/96          0
    410248363                            O            11/01/26
    0


    1537566          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    1366 SW VIZCAYA CIRCLE             8.500            538.24         80
                                       8.250            538.24       87,500.00
    PALM CITY        FL   34990          1            10/31/96         00
    0410247886                           03           12/01/96          0
    410247886                            O            11/01/26
    0


    1537568          E22/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
    1009 LAKE ASHBY ROAD               9.000            337.94         80
                                       8.750            337.94       52,500.00
    NEW SMYRNA BEAC  FL   32168          1            10/31/96         00
    0410247381                           05           12/01/96          0
    410247381                            O            11/01/26
    0


    1537725          964/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    31 CYPRESS ROAD                    8.750          1,180.05         18
                                       8.500          1,180.05      850,000.00
    POINT REYES STA  CA   94956          5            10/28/96         00
    0430070292                           05           12/01/96          0
    20753                                O            11/01/26
    0
1

   TOTAL NUMBER OF LOANS   :      1,861

   TOTAL ORIGINAL BALANCE  :   206,099,700.00

   TOTAL PRINCIPAL BALANCE :   205,474,134.31

   TOTAL ORIGINAL P+I      :     1,685,131.76

   TOTAL CURRENT P+I       :     1,685,131.76


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 11/20/96           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 13.49.10           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 11/01/96
  POOL       : 0004228  0004229
             :
             :
  POOL STATUS:

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST SPREAD RATE                     STRIP
  -----------------------------------------------------------------------------

      1423339                              .2500
      158,255.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0000
            7.5950                         .0000

      1436690                              .2500
       63,412.23                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1456513                              .2500
      258,530.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1462231                              .2500
       91,456.17                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1466775                              .2500
       30,270.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1479504                              .2500
      237,149.79                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1484088                              .2500
      223,077.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1484169                              .2500
       47,821.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1487389                              .2500
       69,965.57                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1487661                              .2500
      121,124.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1491096                              .2500
      109,569.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1491300                              .2900
      162,510.88                           .0800
            8.0000                         .0000
            7.7100                         .0000
            7.6300                          .0000
            7.6300                         .0000

      1499358                              .2500
      146,770.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1499932                              .2500
       78,175.91                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1500090                              .2500
       86,363.77                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1500131                              .2500
       75,709.69                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1500272                              .2500
       92,449.38                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1500325                              .2500
      178,902.22                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1500421                              .2500
       80,520.89                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1500683                              .2500
      119,940.97                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1501491                              .2500
       35,982.75                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1501549                              .2500
       61,306.49                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1503533                              .2500
       93,904.42                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1504147                              .2500
       58,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1504810                              .2500
      114,330.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1505038                              .2500
       87,659.08                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1505040                              .2500
       92,556.80                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1505041                              .2500
      119,244.33                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1505043                              .2500
       87,659.08                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1505185                              .2500
      139,429.54                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1505535                              .2500
       63,904.81                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1506077                              .2500
       43,734.59                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1506098                              .2500
       32,809.68                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1506181                              .2500
      138,581.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1506227                              .2500
       91,582.38                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1506580                              .2500
      328,533.86                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1506723                              .2500
      102,825.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1506826                              .2500
      170,915.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1506937                              .2500
      258,458.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507154                              .2500
       74,965.92                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1507351                              .2500
      174,278.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1507354                              .2500
       97,257.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507357                              .2500
      201,740.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1507389                              .2500
      103,713.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507395                              .2500
      177,629.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507406                              .2500
      136,644.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1507409                              .2500
      160,673.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507410                              .2500
      183,844.63                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507412                              .2500
      122,208.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507413                              .2500
      136,139.91                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507414                              .2500
      113,145.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507419                              .2500
       88,431.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1507420                              .2500
       86,264.76                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507426                              .2500
      103,124.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1507429                              .2500
       83,547.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507437                              .2500
      177,676.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507438                              .2500
       86,739.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1507439                              .2500
      113,219.62                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507443                              .2500
      115,449.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1507444                              .2500
       94,196.68                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507446                              .2500
      117,391.68                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1507451                              .2500
      100,144.65                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1507458                              .2500
      153,791.18                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507459                              .2500
       76,824.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507462                              .2500
      134,566.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507463                              .2500
       99,002.94                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507464                              .2500
      134,314.40                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507468                              .2500
      216,473.56                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507471                              .2500
       86,427.20                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507476                              .2500
       98,882.60                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1507480                              .2500
       72,220.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507482                              .2500
      124,506.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1507483                              .2500
       98,483.97                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507485                              .2500
      125,748.59                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507492                              .2500
      107,455.49                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507493                              .2500
      141,836.63                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507494                              .2500
      151,207.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507495                              .2500
       68,225.40                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1507496                              .2500
      136,106.44                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507501                              .2500
       96,122.80                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507504                              .2500
      126,403.48                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                          .0000
            7.6600                         .0000

      1507508                              .2500
      179,047.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507510                              .2500
      152,258.54                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507512                              .2500
       73,948.69                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507514                              .2500
       89,970.99                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507518                              .2500
      119,777.19                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000
1



      1507520                              .2500
      146,792.47                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507521                              .2500
      100,056.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507522                              .2500
      118,488.96                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507523                              .2500
      132,888.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507526                              .2500
      105,980.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1507529                              .2500
       73,011.24                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507532                              .2500
      163,812.82                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507536                              .2500
       94,707.94                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000
1



      1507540                              .2500
      101,213.53                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1507555                              .2500
       90,275.20                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507556                              .2500
      221,155.22                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                          .0000
            7.6600                         .0000

      1507557                              .2500
       83,557.51                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1507563                              .2500
      143,649.10                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1507575                              .2500
      101,477.77                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1507577                              .2500
       57,781.86                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                          .0000
            7.6600                         .0000

      1507578                              .2500
      102,197.10                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000
1



      1507605                              .2500
      118,397.95                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507612                              .2500
      230,377.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507618                              .2500
      202,999.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1507629                              .2500
       88,527.74                           .0800
            7.9900                         .0000
            7.7400                         .0000
            7.6600                          .0000
            7.6600                         .0000

      1507642                              .2500
      286,218.61                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1507682                              .2500
       56,015.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1507683                              .2500
       79,567.31                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1507684                              .2500
       76,190.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1507687                              .2500
      130,494.45                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507710                              .2500
       59,924.79                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507786                              .2500
      250,216.11                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1507787                              .2500
      228,784.29                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1507795                              .2500
       81,231.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1507800                              .2500
      191,319.60                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1507820                              .2500
      271,004.99                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507838                              .2500
      116,279.18                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1507860                              .2500
       72,291.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1507864                              .2500
       73,059.90                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1507910                              .2500
      161,910.55                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507932                              .2500
      143,359.72                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1507935                              .2500
       68,187.79                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507952                              .2500
       39,629.88                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1507970                              .2500
       80,315.93                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1508034                              .2500
       71,377.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000
1



      1508057                              .2500
      144,616.94                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1508058                              .2500
      144,121.40                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0000
            7.0450                         .0000

      1508105                              .2500
       48,912.20                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1508295                              .2500
      107,145.86                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1508418                              .2500
      134,716.81                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1508636                              .2500
       57,896.08                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1509045                              .2500
      118,154.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1509344                              .2500
      255,577.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1509349                              .2500
      249,844.61                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1509530                              .2500
      230,971.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1509616                              .2500
      200,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1510826                              .2500
      183,643.13                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1511538                              .2500
      268,390.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1511600                              .2500
       55,855.05                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1511873                              .2500
      134,851.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1512217                              .2500
       32,369.64                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1512229                              .2500
       51,575.36                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1512323                              .2500
      111,450.65                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1512396                              .2500
       26,959.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1512546                              .2500
       60,664.26                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1512664                              .2500
       97,334.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1512743                              .2500
       29,925.85                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1512851                              .2500
      142,923.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1512880                              .2500
      154,921.72                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1512901                              .2500
       81,079.83                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1513002                              .2500
       60,246.42                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1513004                              .2500
      150,226.08                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1513261                              .2500
      164,925.03                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1513272                              .2500
      259,169.21                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1513513                              .2500
      120,483.98                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1513779                              .2500
       58,415.26                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1513954                              .2500
       61,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1513963                              .2500
       61,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1513967                              .2500
       61,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1513974                              .2500
       61,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1514009                              .2500
       58,934.70                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1514244                              .2500
       94,409.10                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1514432                              .2500
      131,270.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1514436                              .2500
      129,754.43                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1514459                              .2500
      283,844.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1514663                              .2500
      123,682.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1515106                              .2500
       56,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1515110                              .2500
       89,600.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1515143                              .2500
      584,245.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1515151                              .2500
      261,313.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1515728                              .2500
      346,148.65                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1515839                              .2500
      115,787.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1516102                              .2500
      181,820.25                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1516104                              .2500
       44,779.10                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1516180                              .2500
      139,861.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1516187                              .2500
       79,021.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1516281                              .2500
       94,406.67                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1516290                              .2500
      129,372.09                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1516294                              .2500
      111,889.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1516373                              .2500
       51,732.50                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1516377                              .2500
       77,221.29                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000
1



      1516599                              .2500
       69,966.46                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1516606                              .2500
       99,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1517026                              .2500
      101,951.13                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1517052                              .2500
      239,736.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1517294                              .2500
       49,972.69                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1517337                              .2500
      128,376.38                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1517403                              .2500
      107,083.63                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1517523                              .2500
       71,014.12                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1517638                              .2500
      167,915.16                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1517731                              .2500
       79,161.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1517771                              .2500
       68,363.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1517812                              .2500
       46,745.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1517840                              .2500
       79,918.88                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1517885                              .2500
       29,207.63                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1518093                              .2500
      104,901.62                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1518108                              .2500
      511,734.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1518308                              .2500
       31,956.02                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1518390                              .2500
       41,361.22                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1518392                              .2500
       71,925.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1518416                              .2500
       47,644.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1518444                              .2500
      141,764.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1518446                              .2500
      318,362.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1518454                              .2500
       95,098.29                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1518534                              .2500
       81,907.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1518546                              .2500
       45,127.27                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1518610                              .2500
       89,506.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1518645                              .2500
      149,032.26                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1518658                              .2500
       71,925.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1518782                              .2500
      119,135.27                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1518786                              .2500
       94,455.91                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1518812                              .2500
      177,400.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1518931                              .2500
      144,922.83                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1518976                              .2500
      128,129.84                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1519052                              .2500
       26,955.34                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1519160                              .2500
       67,779.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1519166                              .2500
       90,957.54                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1519167                              .2500
      139,829.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1519172                              .2500
       51,974.42                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1519192                              .2500
       46,354.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1519202                              .2500
       22,737.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1519208                              .2500
       87,892.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1519217                              .2500
      115,995.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1519249                              .2500
       15,365.82                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1519268                              .2500
      115,146.25                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1519314                              .2500
       96,252.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1519326                              .2500
       47,660.89                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1519635                              .2500
       39,453.19                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1519647                              .2500
      113,798.28                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1519648                              .2500
      143,929.17                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1519854                              .2500
       47,896.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1519963                              .2500
       87,200.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1519994                              .2500
       42,378.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1519999                              .2500
      284,852.25                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1520000                              .2500
       76,459.29                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1520005                              .2500
       70,102.28                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1520006                              .2500
      116,884.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1520229                              .2500
      149,911.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1520233                              .2500
      331,645.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1520257                              .2500
       91,704.45                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1520261                              .2500
       89,906.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1520262                              .2500
       39,095.01                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1520402                              .2500
       42,480.17                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1520406                              .2500
      229,387.12                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1520442                              .2500
      149,913.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1520477                              .2500
       57,543.12                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1520493                              .2500
       77,712.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1520496                              .2500
       77,559.77                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1520507                              .2500
       28,233.52                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1520508                              .2500
       98,902.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1520515                              .2500
       79,170.98                           .0800
           10.8750                         .0000
           10.6250                         .0000
           10.5450                         2.5450
            8.0000                         .0000

      1520558                              .2500
      106,744.48                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1520575                              .2500
       58,421.71                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000
1



      1520803                              .2500
      191,905.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1520866                              .2500
      748,969.36                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1520889                              .2500
       83,207.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1520905                              .2500
       59,837.66                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1520921                              .2500
      344,839.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1521090                              .2500
       82,360.53                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1521099                              .2500
      239,890.96                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521103                              .2500
       59,165.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1521104                              .2500
      232,857.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521107                              .2500
      207,594.75                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1521232                              .2500
       99,631.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1521238                              .2500
      249,765.77                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1521309                              .2500
       85,205.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521343                              .2500
       68,330.65                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1521351                              .2500
      166,418.11                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1521358                              .2500
       43,979.47                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1521361                              .2500
       46,378.92                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521390                              .2500
       42,471.20                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1521398                              .2500
      108,592.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1521402                              .2500
      135,915.47                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1521417                              .2500
       50,373.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1521430                              .2500
       71,829.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1521443                              .2500
       48,577.92                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521520                              .2500
       67,326.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1521526                              .2500
       99,936.23                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1521549                              .2500
       71,367.56                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521605                              .2500
      261,697.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1521620                              .2500
       59,913.07                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1521637                              .2500
       49,440.46                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         2.1700
            8.0000                         .0000

      1521647                              .2500
       80,891.61                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1521677                              .2500
       91,957.07                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1521678                              .2500
       86,209.75                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1521683                              .2500
       59,968.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521704                              .2500
       25,200.27                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1521707                              .2500
       34,984.09                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521735                              .2500
      149,922.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521744                              .2500
      104,348.65                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1521748                              .2500
      134,930.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521753                              .2500
       80,763.29                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521815                              .2500
       64,932.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1521914                              .2500
      177,955.11                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1521940                              .2500
       93,951.26                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521947                              .2500
       62,864.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1521955                              .2500
       77,209.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521958                              .2500
       48,328.47                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1521966                              .2500
       64,856.36                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1521967                              .2500
      123,932.26                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1521994                              .2500
       91,447.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1522000                              .2500
      223,864.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1522251                              .2500
      119,850.30                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1522277                              .2500
       57,320.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1522808                              .2500
       80,933.58                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1522809                              .2500
      139,417.64                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1522817                              .2500
       74,959.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1522818                              .2500
       85,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1522824                              .2500
      149,930.02                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1522827                              .2500
      203,885.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1522828                              .2500
      112,700.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1522843                              .2500
      133,527.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1522845                              .2500
       65,963.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1522850                              .2500
      399,787.14                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1522855                              .2500
       76,430.20                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1522859                              .2500
      280,668.99                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1522863                              .2500
       64,926.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1522870                              .2500
      223,203.82                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1522875                              .2500
       56,223.05                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1522878                              .2500
       99,952.09                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1522900                              .2500
       90,798.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1522943                              .2500
      838,087.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1522967                              .2500
      181,395.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1522986                              .2500
      152,926.70                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1522987                              .2500
      121,398.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1522989                              .2500
       84,955.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1522995                              .2500
       33,732.03                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1523000                              .2500
       83,660.95                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523013                              .2500
       70,659.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1523015                              .2500
      244,888.70                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523030                              .2500
       43,175.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1523044                              .2500
       30,119.42                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1523052                              .2500
      318,239.20                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1523059                              .2500
       80,963.19                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523060                              .2500
      120,933.54                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1523087                              .2500
      151,828.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1523110                              .2500
      213,750.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1523118                              .2500
       77,368.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1523125                              .2500
       75,210.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1523225                              .2500
      139,936.39                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523229                              .2500
       52,674.76                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1523231                              .2500
       82,762.39                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523234                              .2500
       42,728.41                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1523346                              .2500
      131,925.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1523354                              .2500
      100,600.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523355                              .2500
       93,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523356                              .2500
       95,250.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1523390                              .2500
       29,234.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1523432                              .2500
      206,886.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1523435                              .2500
       70,134.23                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523436                              .2500
      126,181.68                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523437                              .2500
       87,908.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1523438                              .2500
      100,747.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1523485                              .2500
      152,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1523507                              .2500
      137,935.62                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523509                              .2500
       86,255.26                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1523510                              .2500
      103,902.57                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1523542                              .2500
       50,337.72                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1523568                              .2500
      523,590.69                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1523579                              .2500
       69,919.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1523606                              .2500
      199,890.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1523619                              .2500
      103,547.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1523627                              .2500
       37,858.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1523683                              .2500
      511,308.82                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1523703                              .2500
      734,274.08                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1523721                              .2500
       84,818.31                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1523723                              .2500
       29,571.52                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1523835                              .2500
       53,873.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1523860                              .2500
      211,584.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1523865                              .2500
       29,983.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1523872                              .2500
       24,987.37                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1523874                              .2500
       35,532.04                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1523901                              .2500
      102,953.20                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1523918                              .2500
       91,109.92                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1523920                              .2500
       71,062.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1523927                              .2500
       97,498.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1523937                              .2500
      119,138.28                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523946                              .2500
      331,360.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1523983                              .2500
       30,571.34                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523989                              .2500
       33,284.86                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524006                              .2500
      122,670.92                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1524011                              .2500
       63,715.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524014                              .8750
       67,945.70                           .0800
           10.5000                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524025                              .8750
       61,151.13                           .0800
           10.5000                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524030                              .2500
      374,566.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1524032                              .2500
      133,856.84                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1524035                              .2500
       23,227.03                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524037                              .2500
      119,887.57                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524046                              .2500
       45,958.03                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1524089                              .2500
       53,974.12                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524092                              .2500
       39,978.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524096                              .2500
       67,961.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1524104                              .2500
       69,857.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1524114                              .2500
      189,913.67                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524141                              .2500
       97,556.05                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524142                              .2500
      199,791.82                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524183                              .2500
       87,560.21                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1524189                              .2500
      157,713.80                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524193                              .2500
       42,479.09                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524196                              .2500
       39,182.19                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524202                              .2500
      125,929.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1524206                              .2500
       51,973.74                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1524215                              .2500
       60,694.55                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524219                              .2500
       49,475.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524228                              .2500
       30,800.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1524262                              .2500
      175,911.12                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1524277                              .2500
      106,899.75                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524301                              .2500
      128,847.13                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1524328                              .2500
      129,357.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524330                              .2500
      189,760.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1524331                              .2500
      147,354.32                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524332                              .2500
       60,030.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1524333                              .2500
       61,542.29                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1524344                              .2500
      274,849.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524367                              .2500
      200,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524369                              .2500
      160,414.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1524371                              .2500
       92,704.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524382                              .2500
       90,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524402                              .2500
       48,577.92                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524403                              .2500
       52,342.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524416                              .2500
      121,441.79                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1524441                              .2500
      331,845.10                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524450                              .2500
      111,947.74                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524465                              .2500
       49,445.72                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524485                              .2500
      139,829.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1524490                              .2500
      271,693.91                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1524508                              .2500
      101,646.84                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1524528                              .2500
       70,027.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524530                              .2500
       82,720.35                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1524531                              .2500
      111,442.68                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524543                              .2500
       29,569.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524570                              .2500
       44,346.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524588                              .2500
      111,480.78                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1524644                              .2500
       73,763.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524655                              .2500
       99,353.63                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524658                              .2500
       82,063.68                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1524673                              .2500
       60,694.55                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1524681                              .2500
       93,553.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524683                              .2500
       93,553.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524685                              .2500
      167,829.66                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1524686                              .2500
      209,882.26                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1524688                              .2500
      200,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524697                              .2500
       62,871.41                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524703                              .2500
      129,429.26                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524742                              .2500
      119,864.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1524750                              .2500
      199,802.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524762                              .2500
       40,880.40                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524779                              .2500
       45,176.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524796                              .2500
       65,963.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524848                              .2500
      122,929.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1524860                              .2500
       56,145.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524864                              .2500
       80,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1524882                              .2500
      112,447.51                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1524889                              .2500
      149,924.26                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1524913                              .2500
      110,034.75                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1524922                              .2500
      119,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524924                              .2500
       67,866.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524927                              .2500
       70,585.54                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1524928                              .2500
      252,750.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1524930                              .2500
      166,908.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524948                              .2500
      119,062.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1524949                              .2500
      106,080.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1524968                              .2500
      169,666.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1525000                              .2500
       26,162.79                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1525026                              .2500
       29,234.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1525048                              .2500
      143,441.93                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1525059                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1525061                              .2500
      111,943.44                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1525066                              .2500
       47,953.84                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1525084                              .2500
      146,139.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1525097                              .2500
       89,196.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1525124                              .2500
      207,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1525136                              .2500
      144,645.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1525145                              .2500
       67,965.66                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1525176                              .2500
      171,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1525178                              .2500
       50,969.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1525188                              .2500
       43,975.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1525214                              .2500
       24,874.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1525217                              .2500
      200,535.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1525219                              .2500
       66,535.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1525226                              .2500
      429,516.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1525234                              .2500
       55,323.48                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1525240                              .2500
      379,803.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1525246                              .2500
       81,952.82                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1525247                              .2500
      284,261.44                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1525286                              .2500
       45,773.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1525367                              .2500
       76,961.11                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1525393                              .2500
       66,739.05                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1525408                              .2500
       25,079.41                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1525976                              .2500
      221,272.47                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1526560                              .2500
      110,342.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1526571                              .2500
       61,168.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1526579                              .2500
       30,785.24                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1526595                              .2500
      217,481.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1526598                              .2500
      120,842.08                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1526600                              .2500
      739,145.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1526605                              .2500
      137,827.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1526606                              .2500
      190,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1526618                              .2500
       92,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1526619                              .2500
      100,752.97                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526630                              .2500
       71,960.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1526639                              .2500
      492,826.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1526658                              .2500
      217,180.20                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1526662                              .2500
       49,973.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1526664                              .2500
       72,711.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1526665                              .2500
      107,050.04                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526669                              .2500
      160,664.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1526682                              .2500
      546,762.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1526683                              .2500
      122,343.22                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000
1



      1526707                              .2500
       94,453.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1526716                              .2500
       26,162.79                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526760                              .2500
       42,536.30                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1526762                              .2500
       34,366.03                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1526764                              .2500
       66,537.60                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526769                              .2500
       41,116.38                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1526776                              .2500
      204,154.71                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526778                              .2500
      311,334.23                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1526789                              .2500
       73,730.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526791                              .2500
       59,946.70                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1526814                              .2500
      184,913.69                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526848                              .2500
       28,287.83                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1526851                              .2500
       26,987.41                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526853                              .2500
       60,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1526856                              .2500
       49,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1526865                              .2500
      285,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1526899                              .2500
       98,851.35                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1526909                              .2500
       78,708.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1526934                              .2500
       49,454.70                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1526939                              .2500
       49,943.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1526944                              .2500
      357,165.06                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526945                              .2500
      316,831.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1526950                              .2500
       38,011.43                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1526953                              .2500
       42,706.66                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1526955                              .2500
      126,781.10                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526957                              .2500
       42,185.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1526958                              .2500
       40,462.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1526959                              .2500
       53,062.43                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1526969                              .2500
       30,568.96                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1526971                              .2500
       26,875.44                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1526973                              .2500
       35,062.49                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1526974                              .2500
      107,904.04                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000
1



      1526975                              .2500
       32,123.78                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1526976                              .2500
       42,708.88                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1526986                              .2500
      110,883.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1526989                              .2500
       52,605.65                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1526993                              .2500
       31,485.69                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527008                              .2500
       37,761.67                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527010                              .2500
      211,868.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1527020                              .2500
       56,640.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1527023                              .2500
      148,325.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527028                              .2500
      145,742.06                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         2.1700
            8.0000                         .0000

      1527079                              .2500
      118,370.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527081                              .2500
      114,696.46                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527089                              .2500
      249,026.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1527098                              .2500
      105,677.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527102                              .2500
       77,682.75                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1527103                              .2500
       82,918.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1527105                              .2500
      106,080.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527111                              .2500
       52,295.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527113                              .2500
      153,520.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527115                              .2500
       55,220.41                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527118                              .2500
       52,073.51                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527129                              .2500
       50,050.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527151                              .2500
      170,692.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1527165                              .2500
      166,306.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1527185                              .2500
      150,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527189                              .2500
       52,171.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527190                              .2500
       41,978.80                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527191                              .2500
       92,603.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527193                              .2500
       27,773.95                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527194                              .2500
       34,163.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527202                              .2500
       35,967.15                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527207                              .2500
      312,338.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1527208                              .2500
      116,934.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527209                              .2500
      129,921.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1527210                              .2500
       85,908.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527212                              .2500
      325,802.51                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1527221                              .2500
      111,932.15                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1527230                              .2500
       31,983.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527232                              .2500
       91,893.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527237                              .2500
      212,674.36                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1527239                              .2500
       82,761.37                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527244                              .2500
       23,975.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527246                              .2500
       75,527.27                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1527250                              .2500
      119,875.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527251                              .2500
       80,913.45                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527252                              .2500
      101,885.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527253                              .2500
       65,531.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527254                              .2500
       83,919.18                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1527255                              .2500
       74,919.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527257                              .2500
       56,341.29                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527258                              .2500
       71,925.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527261                              .2500
       27,872.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527262                              .2500
      143,850.10                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527265                              .2500
       89,016.52                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527266                              .2500
       29,996.85                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527268                              .2500
       49,946.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1527273                              .2500
      239,872.28                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527277                              .2500
       35,071.21                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1527279                              .2500
       49,578.64                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1527282                              .2500
       71,186.70                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1527283                              .2500
      103,143.63                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527285                              .2500
       25,174.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527286                              .2500
       47,071.40                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1527287                              .2500
       31,183.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1527294                              .2500
       45,858.12                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527314                              .2500
       55,250.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527323                              .2500
      116,881.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527324                              .2500
       76,366.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527325                              .2500
       84,916.05                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527329                              .2500
      131,056.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527332                              .2500
      118,126.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527337                              .2500
      105,490.08                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1527341                              .2500
       41,379.10                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527357                              .2500
      340,851.13                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1527359                              .2500
      132,927.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527366                              .2500
       93,746.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527369                              .2500
      113,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527372                              .2500
       67,866.60                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527376                              .2500
       51,970.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527384                              .2500
       35,400.10                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1527388                              .2500
       77,773.10                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527407                              .2500
       28,671.65                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527408                              .2500
      122,258.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527411                              .2500
       97,601.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527418                              .2500
      117,888.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527420                              .2500
       74,961.11                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527435                              .2500
       30,584.95                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527457                              .2500
      259,834.21                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000
1



      1527471                              .2500
       60,037.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527479                              .2500
       63,893.43                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527480                              .2500
      139,861.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527481                              .2500
       38,482.50                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527483                              .2500
       95,664.03                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527490                              .2500
      169,032.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527491                              .2500
       31,970.78                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527494                              .2500
       99,903.80                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1527509                              .2500
       83,621.59                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527517                              .2500
       20,689.82                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527520                              .2500
       47,945.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527521                              .2500
      153,843.85                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527523                              .2500
      151,923.24                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527539                              .2500
       23,781.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527540                              .2500
       93,754.83                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527543                              .2500
      139,927.42                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1527545                              .2500
       93,651.33                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527550                              .2500
       46,778.17                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527551                              .2500
      103,145.08                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527552                              .2500
       39,981.34                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527582                              .2500
       40,462.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527583                              .2500
      170,398.47                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1527584                              .2500
       41,953.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527595                              .2500
       62,527.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0000
            7.5950                         .0000
1



      1527609                              .2500
      378,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1527614                              .2500
       15,736.72                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1527615                              .2500
       16,157.30                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527617                              .2500
      187,891.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527618                              .2500
       74,919.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527621                              .2500
      112,382.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527622                              .2500
       91,851.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527625                              .2500
       49,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1527635                              .2500
      355,805.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527637                              .2500
      287,838.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527644                              .2500
      319,842.60                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527824                              .2500
       39,957.27                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527826                              .2500
      119,641.13                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527829                              .2500
      148,730.58                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527837                              .2500
       47,700.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527842                              .2500
      107,082.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1527844                              .2500
       92,753.14                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527849                              .2500
       48,104.88                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527859                              .2500
       84,864.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1527862                              .2500
       99,961.32                           .0800
           10.6250                         .0000
           10.3750                         .0000
           10.2950                         2.2950
            8.0000                         .0000

      1527865                              .2500
      118,926.03                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1527891                              .2500
       25,486.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1527902                              .2500
       14,266.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527903                              .2500
       26,887.45                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1527927                              .2500
       97,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527933                              .2500
       76,433.82                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1527934                              .2500
       36,382.10                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1527958                              .2500
       19,981.75                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527960                              .2500
       71,217.63                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1527982                              .2500
      121,400.37                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1527991                              .2500
       26,874.80                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1527992                              .2500
      199,791.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1527995                              .2500
       91,102.56                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527999                              .2500
       31,472.75                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1528015                              .2500
      173,594.04                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1528016                              .2500
       47,072.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1528017                              .2500
       56,769.78                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1528028                              .2500
      119,932.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528037                              .2500
       25,486.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528038                              .2500
       25,486.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1528055                              .2500
      223,895.49                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528056                              .2500
       65,185.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528059                              .2500
      295,858.20                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528061                              .2500
      134,459.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528067                              .2500
       59,966.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528076                              .2500
       82,654.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528078                              .2500
       52,145.66                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528084                              .2500
      121,873.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1528085                              .2500
       32,369.64                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528090                              .2500
       67,736.48                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528092                              .2500
       68,232.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528095                              .2500
      183,666.51                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528097                              .2500
       61,145.63                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1528099                              .2500
      573,419.90                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1528100                              .2500
       62,944.03                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1528101                              .2500
       35,962.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1528104                              .2500
      182,524.25                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528106                              .2500
      250,995.25                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528111                              .2500
       89,552.31                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1528112                              .2500
      197,678.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1528113                              .2500
      110,339.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528130                              .2500
       53,896.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528132                              .2500
       99,903.80                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528135                              .2500
       61,137.93                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1528148                              .2500
       53,874.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528152                              .2500
      330,000.00                           .0800
            8.8500                         .0000
            8.6000                         .0000
            8.5200                          .5200
            8.0000                         .0000

      1528153                              .2500
       23,186.66                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1528154                              .2500
       60,693.07                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528160                              .2500
       41,977.06                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528165                              .2500
      207,089.73                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1528167                              .2500
      249,873.75                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528170                              .2500
      174,507.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1528175                              .2500
       78,814.17                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528425                              .2500
      489,758.98                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528426                              .2500
       42,728.97                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528428                              .2500
       32,384.47                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528469                              .2500
       29,485.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528481                              .2500
       47,978.19                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528515                              .2500
       90,950.29                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528520                              .2500
       68,177.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1528521                              .2500
       42,258.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528546                              .2500
      139,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528552                              .2500
      113,344.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528554                              .2500
      142,239.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528556                              .2500
       58,332.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1528557                              .2500
       81,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528558                              .2500
      119,875.10                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528566                              .2500
      100,847.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1528571                              .2500
       89,954.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528575                              .2500
      131,927.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528576                              .2500
       35,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528578                              .2500
       53,494.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528582                              .2500
       33,106.35                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528586                              .2500
      102,815.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528590                              .2500
      169,966.35                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528596                              .2500
       44,856.80                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1528597                              .2500
       77,260.96                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528599                              .2500
       85,915.07                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528601                              .2500
       39,629.45                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528607                              .2500
       58,738.81                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528612                              .2500
       72,676.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528615                              .2500
       87,856.77                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528616                              .2500
      327,834.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528619                              .2500
      199,906.69                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1528628                              .2500
      150,425.97                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528636                              .2500
       35,182.22                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528649                              .2500
       81,555.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528655                              .2500
       67,468.51                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528657                              .2500
       94,451.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528668                              .2500
       60,273.32                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1528670                              .2500
       87,956.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528677                              .2500
       75,165.83                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1528682                              .2500
       67,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528698                              .2500
      285,213.44                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1528700                              .2500
      183,909.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528703                              .2500
       85,408.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1528705                              .2500
      100,700.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528713                              .2500
       29,985.62                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528769                              .2500
      229,880.77                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528772                              .2500
       40,462.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1528773                              .2500
       64,739.27                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528774                              .2500
       50,400.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528775                              .2500
      110,201.23                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1528779                              .2500
      123,142.52                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528782                              .2500
      339,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528783                              .2500
       23,978.11                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528791                              .2500
       88,902.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528797                              .2500
       49,435.49                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000
1



      1528798                              .2500
       66,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528799                              .2500
       28,823.67                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528800                              .2500
      162,270.14                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528801                              .2500
      135,138.57                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1528804                              .2500
       35,070.44                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1528805                              .2500
      155,329.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528806                              .2500
       82,322.81                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528812                              .2500
       78,963.15                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1528813                              .2500
      147,917.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528815                              .2500
       71,033.39                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528816                              .2500
      110,600.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528819                              .2500
       97,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528827                              .2500
       31,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528845                              .2500
       84,759.38                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528846                              .2500
      130,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528861                              .2500
      309,847.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1528866                              .2500
       85,279.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528882                              .2500
      113,281.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1528892                              .2500
       33,300.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528894                              .2500
       89,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528895                              .2500
      137,630.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528926                              .2500
       32,150.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528933                              .2500
       46,778.17                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528947                              .2500
       92,610.80                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1528952                              .2500
      115,882.38                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528959                              .2500
       62,968.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1528967                              .2500
       95,905.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528971                              .2500
       43,979.47                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1528973                              .2500
      119,940.97                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1528974                              .2500
      148,909.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1528981                              .2500
       91,888.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1528988                              .2500
       79,960.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1528991                              .2500
      107,256.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1529002                              .2500
       33,784.65                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529005                              .2500
       82,762.39                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529008                              .2500
       84,961.38                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529027                              .2500
      138,530.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529033                              .2500
       28,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529037                              .2500
      182,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529042                              .2500
       85,050.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1529045                              .2500
       56,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529051                              .2500
       83,657.74                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529052                              .2500
      174,918.35                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529055                              .2500
       65,250.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529058                              .2500
       84,411.63                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529062                              .2500
       79,963.65                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529067                              .2500
       97,128.44                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529069                              .2500
      116,192.82                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1529072                              .2500
       72,731.80                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529073                              .2500
       36,381.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529075                              .2500
      999,545.68                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529076                              .2500
       49,928.48                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1529084                              .2500
      207,886.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529085                              .2500
      295,588.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529086                              .2500
       88,608.63                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529089                              .2500
       56,677.47                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         2.1700
            8.0000                         .0000
1



      1529099                              .2500
      121,450.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529100                              .2500
       45,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529111                              .2500
       79,959.60                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529116                              .2500
       60,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529122                              .2500
       63,966.82                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529124                              .2500
      161,166.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529130                              .2500
       31,070.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529136                              .2500
      111,886.44                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1529137                              .2500
       69,914.88                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1529138                              .2500
       81,413.97                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1529141                              .2500
       62,219.81                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529144                              .2500
       56,223.76                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529145                              .2500
       76,062.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529166                              .2500
      157,314.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529167                              .2500
      162,910.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529168                              .2500
      199,780.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1529169                              .2500
      127,859.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529170                              .2500
      199,780.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529171                              .2500
       58,446.62                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529172                              .2500
      131,925.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529175                              .2500
      169,583.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529176                              .2500
       23,828.23                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529177                              .2500
      191,895.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529182                              .2500
       29,887.12                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000
1



      1529184                              .2500
      385,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529185                              .2500
       30,585.34                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529192                              .2500
       24,934.04                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         2.1700
            8.0000                         .0000

      1529195                              .2500
       44,955.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529196                              .2500
       53,975.47                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529197                              .2500
      130,328.77                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529198                              .2500
       32,369.64                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529199                              .2500
       28,485.99                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1529237                              .2500
       36,665.62                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529238                              .2500
       81,215.01                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1529239                              .2500
       43,830.08                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529240                              .2500
      114,980.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529241                              .2500
       26,090.17                           .0800
           10.7500                         .0000
           10.5000                         .0000
           10.4200                         2.4200
            8.0000                         .0000

      1529244                              .2500
       26,975.36                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529296                              .2500
      151,860.29                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1529305                              .2500
      112,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1529316                              .2500
       66,240.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529319                              .2500
       73,350.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529341                              .2500
       72,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529346                              .2500
      542,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1529347                              .2500
       69,300.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529351                              .2500
      481,011.80                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529354                              .2500
      140,330.94                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529355                              .2500
      115,776.17                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1529357                              .2500
       32,371.22                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1529358                              .2500
      120,158.83                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529359                              .2500
       76,219.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1529360                              .2500
       74,878.31                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529361                              .2500
      142,255.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529363                              .2500
      229,883.86                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529364                              .2500
      143,936.30                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1529366                              .2500
       76,933.40                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000
1



      1529367                              .2500
       35,067.12                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529370                              .2500
       78,232.27                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1529372                              .2500
      129,925.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529375                              .2500
       21,529.80                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529377                              .2500
       47,844.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529380                              .2500
      147,673.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529383                              .2500
      137,410.05                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1529387                              .2500
       61,147.05                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000
1



      1529395                              .2500
       77,400.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529400                              .2500
       77,310.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529404                              .2500
       95,787.80                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529405                              .2500
      148,426.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529411                              .2500
       86,319.05                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529415                              .2500
       46,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529422                              .2500
       99,942.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529425                              .2500
      126,161.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1529427                              .2500
       35,981.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529433                              .2500
       99,946.78                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529435                              .2500
      150,471.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529439                              .2500
       64,769.77                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529443                              .2500
       76,463.35                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529444                              .2500
      113,339.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529445                              .2500
      111,437.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529447                              .2500
       92,209.19                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000
1



      1529450                              .2500
       39,183.11                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1529453                              .2500
      266,107.89                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529456                              .2500
       76,050.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529457                              .2500
       66,269.87                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529461                              .2500
       78,674.24                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529464                              .2500
      141,680.28                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529469                              .2500
       43,162.62                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1529470                              .2500
       22,488.94                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1529474                              .2500
       43,178.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529493                              .2500
       76,876.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529496                              .2500
       81,559.86                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529498                              .2500
       83,161.18                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529502                              .2500
       95,805.28                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529534                              .2500
       99,942.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529548                              .2500
      165,909.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529574                              .2500
       35,659.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1529576                              .2500
       69,159.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1529577                              .2500
      170,822.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529578                              .2500
       98,312.56                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1529590                              .2500
       58,050.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529593                              .2500
       78,324.56                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529604                              .2500
       89,958.01                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529608                              .2500
       40,211.26                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529617                              .2500
      303,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1529626                              .2500
       64,739.27                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529627                              .2500
      139,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529634                              .2500
      117,590.59                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529635                              .2500
      122,331.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529636                              .2500
      142,328.08                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529638                              .2500
      146,919.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529642                              .2500
       48,972.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529645                              .2500
       66,086.36                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1529646                              .2500
       76,760.19                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529648                              .2500
       80,562.40                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529649                              .2500
      143,133.19                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529650                              .2500
      121,431.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529651                              .2500
      306,636.73                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529654                              .2500
      138,328.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529657                              .2500
       26,037.52                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529658                              .2500
       37,314.07                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1529668                              .2500
       37,481.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529691                              .2500
       25,125.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529698                              .2500
       45,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529701                              .2500
      260,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529730                              .2500
       76,465.24                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1529737                              .2500
       45,880.75                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1529738                              .2500
       35,216.98                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529739                              .2500
       64,932.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1529740                              .2500
       36,381.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529748                              .2500
       49,548.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529750                              .2500
       59,834.31                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529759                              .2500
      112,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529780                              .2500
       67,374.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529795                              .2500
       92,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529798                              .2500
       69,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529806                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1529809                              .2500
       58,600.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529810                              .2500
      359,818.20                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529822                              .2500
       78,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529828                              .2500
       68,321.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529830                              .2500
      107,949.61                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529832                              .2500
       48,972.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1529833                              .2500
       71,921.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529841                              .2500
       44,756.89                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1529843                              .2500
       95,905.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529845                              .2500
       50,972.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529847                              .2500
      239,875.58                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529848                              .2500
       37,011.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529850                              .2500
      141,750.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1529851                              .2500
       51,978.20                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1529852                              .2500
       88,953.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529854                              .2500
      143,927.28                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1529856                              .2500
       84,955.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529861                              .2500
      186,298.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529869                              .2500
      130,228.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529875                              .2500
       74,961.11                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529907                              .2500
       48,600.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529922                              .2500
       48,176.29                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529925                              .2500
      169,911.87                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529928                              .2500
       27,287.60                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1529978                              .2500
       40,465.89                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1530000                              .2500
      104,850.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530002                              .2500
      127,150.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530024                              .2500
       77,459.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530041                              .2500
      220,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1530049                              .2500
      230,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530058                              .2500
      206,281.25                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1530074                              .2500
      131,931.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1530075                              .2500
      261,410.81                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530076                              .2500
       54,080.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1530078                              .2500
      106,891.50                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530081                              .2500
       89,457.11                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530082                              .2500
       49,942.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1530083                              .2500
      107,887.59                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530084                              .2500
      203,787.66                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530086                              .2500
      106,891.50                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1530087                              .2500
      119,835.60                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530088                              .2500
       83,959.75                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530090                              .2500
       50,200.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530106                              .2500
      192,705.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1530109                              .2500
       53,974.80                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530128                              .2500
       57,570.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530131                              .2500
       64,770.56                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530135                              .2500
       98,102.98                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1530136                              .2500
      171,910.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530137                              .2500
       62,970.61                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530141                              .2500
       97,490.16                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1530144                              .2500
      134,032.28                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530150                              .2500
       34,983.23                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530151                              .2500
       49,480.33                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         2.1700
            8.0000                         .0000

      1530170                              .2500
       87,920.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530222                              .2500
       93,698.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1530224                              .2500
       54,870.79                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530250                              .2500
       68,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1530251                              .2500
       49,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530291                              .2500
      139,915.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1530314                              .2500
       75,058.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530323                              .2500
       93,896.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530329                              .2500
       93,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530335                              .2500
      103,351.76                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1530352                              .2500
       81,555.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530357                              .2500
      259,857.98                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530393                              .2500
      101,451.37                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530394                              .2500
       46,775.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530395                              .2500
       99,943.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1530403                              .2500
       36,400.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530454                              .2500
      138,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1530458                              .2500
      206,874.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000
1



      1530467                              .2500
      121,444.80                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530468                              .2500
       76,463.35                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530470                              .2500
      101,945.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530480                              .2500
      112,443.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530483                              .2500
       66,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530503                              .2500
       31,483.23                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530504                              .2500
       99,853.39                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530516                              .2500
       33,713.92                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1530518                              .2500
       61,081.49                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530519                              .2500
      139,923.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530527                              .2500
       67,366.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1530528                              .2500
      174,418.59                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530529                              .2500
      115,446.12                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530531                              .2500
      107,944.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530532                              .2500
      105,877.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1530533                              .2500
       94,893.09                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1530534                              .2500
       72,963.13                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530535                              .2500
       68,165.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530536                              .2500
       80,859.14                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530546                              .2500
       24,739.89                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1530548                              .2500
       41,382.17                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1530549                              .2500
      133,876.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530551                              .2500
      178,899.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1530553                              .2500
       52,225.62                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1530557                              .2500
      198,291.63                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530558                              .2500
      240,375.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530566                              .2500
      164,800.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1530572                              .2500
      103,446.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530600                              .2500
      750,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530618                              .2500
       74,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530646                              .2500
       80,964.16                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1530649                              .2500
      169,916.37                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1530654                              .2500
      171,348.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1530658                              .2500
       51,276.06                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530662                              .2500
       43,977.19                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530676                              .2500
       81,923.17                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530682                              .2500
      104,247.32                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530683                              .2500
       99,152.48                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530684                              .2500
      102,350.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530686                              .2500
      100,752.97                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1530715                              .2500
      170,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530781                              .2500
       90,353.13                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530784                              .2500
      176,169.93                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530836                              .2500
       88,158.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530837                              .2500
       51,722.46                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530840                              .2500
       64,323.02                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1530841                              .2500
       67,963.81                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530846                              .2500
       51,725.21                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1530848                              .2500
       28,337.79                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1530849                              .2500
       32,882.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530850                              .2500
      108,697.91                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530851                              .2500
      116,739.45                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530859                              .2500
       84,758.29                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1530860                              .2500
      135,929.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530862                              .2500
       26,987.74                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530868                              .2500
       39,981.83                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1530869                              .2500
      179,911.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1530871                              .2500
       61,818.76                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530873                              .2500
       47,974.46                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530875                              .2500
       88,055.51                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530887                              .2500
      130,930.29                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530901                              .2500
      104,348.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1530902                              .2500
       57,469.40                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530904                              .2500
      159,912.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1530906                              .2500
       88,155.45                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530909                              .2500
       46,177.86                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530917                              .2500
      156,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530926                              .2500
      210,484.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530928                              .2500
       63,970.92                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530933                              .2500
       95,146.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1530955                              .2500
       74,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1530966                              .2500
       82,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1530978                              .2500
       74,664.21                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1530980                              .2500
      136,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530984                              .2500
       45,978.53                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530989                              .2500
       53,900.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530990                              .2500
      105,300.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1530993                              .2500
      240,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1530998                              .2500
       97,155.85                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1530999                              .2500
      247,864.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1531011                              .2500
      106,940.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531019                              .2500
      211,892.94                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531026                              .2500
       71,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531032                              .2500
       91,456.16                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531038                              .2500
       71,963.64                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531045                              .2500
       59,971.25                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531050                              .2500
      157,511.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531054                              .2500
       97,152.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1531060                              .2500
       75,161.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531066                              .2500
       69,750.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531110                              .2500
       18,741.48                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531113                              .2500
       80,853.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531114                              .2500
       29,986.38                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531119                              .2500
       35,983.64                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531130                              .2500
       73,963.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531151                              .2500
       62,993.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1531152                              .2500
       61,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1531153                              .2500
       58,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531164                              .2500
       59,171.64                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531171                              .2500
       59,916.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531182                              .2500
      143,931.01                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531184                              .2500
      169,514.35                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531185                              .2500
       71,961.68                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1531186                              .2500
      101,997.10                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1531187                              .2500
       35,983.20                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531189                              .2500
      199,088.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531190                              .2500
      121,430.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531204                              .2500
       61,332.83                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531215                              .2500
       45,576.35                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531220                              .2500
       75,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531238                              .2500
      179,651.82                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1531240                              .2500
       56,372.25                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1531242                              .2500
      299,844.47                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531244                              .2500
      240,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531247                              .2500
       96,255.07                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531248                              .2500
       39,978.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1531249                              .2500
      191,889.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531273                              .2500
      139,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531295                              .2500
      105,700.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1531303                              .2500
       51,973.74                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1531393                              .2500
       53,172.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531396                              .2500
       40,965.47                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1531397                              .2500
       73,556.55                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1531411                              .2500
       99,154.93                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531413                              .2500
       84,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1531414                              .2500
      184,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531416                              .2500
      182,295.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531418                              .2500
      136,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1531421                              .2500
       83,053.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531423                              .2500
       77,962.63                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531431                              .2500
       67,366.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531433                              .2500
       79,763.75                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531437                              .2500
       50,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531441                              .2500
       42,478.54                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531470                              .2500
      207,886.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1531474                              .2500
       80,863.25                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1531484                              .2500
      100,750.42                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531487                              .2500
       69,966.46                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531498                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531502                              .2500
       65,211.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1531508                              .2500
       50,400.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531510                              .2500
       43,750.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531513                              .2500
       86,954.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531523                              .2500
      135,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1531530                              .2500
      189,701.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531548                              .2500
      219,888.90                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531550                              .2500
       77,206.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531551                              .2500
      107,139.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531559                              .2500
       52,175.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531582                              .2500
      125,941.22                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531584                              .2500
       30,135.17                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531587                              .2500
       67,469.33                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1531588                              .2500
      180,417.99                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531589                              .2500
       26,787.82                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531592                              .2500
       82,764.34                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1531593                              .2500
       89,954.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531596                              .2500
       99,952.09                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531605                              .2500
      299,856.28                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531606                              .2500
      196,700.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531607                              .2500
      111,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1531611                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531615                              .2500
      584,734.22                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531634                              .2500
      165,911.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1531640                              .2500
       42,281.28                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1531641                              .2500
       22,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531642                              .2500
       95,496.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531648                              .2500
       51,900.12                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531656                              .2500
       39,417.91                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1531665                              .2500
      130,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531667                              .2500
       93,956.14                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531672                              .2500
       89,954.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531679                              .2500
      160,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531692                              .2500
       62,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531702                              .2500
      119,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531703                              .2500
       45,600.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531731                              .2500
       63,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1531732                              .2500
      102,887.63                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1531734                              .2500
       76,462.37                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531747                              .2500
      216,281.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1531748                              .2500
       39,975.76                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1531756                              .2500
       26,586.91                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531758                              .2500
       35,982.29                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531759                              .2500
       20,989.67                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531787                              .2500
       60,769.29                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1531788                              .2500
      221,075.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531789                              .2500
       33,733.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531791                              .2500
       73,460.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1531792                              .2500
      153,230.35                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531793                              .2500
       85,230.79                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531826                              .2500
       46,780.37                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1531827                              .2500
       29,235.98                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531828                              .2500
       33,732.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1531829                              .2500
      158,719.81                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531830                              .2500
       55,224.23                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531833                              .2500
       33,284.87                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531834                              .2500
       21,990.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531835                              .2500
      249,615.91                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531866                              .2500
       35,967.15                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531876                              .2500
       80,963.20                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531885                              .2500
      129,534.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1531889                              .2500
      102,150.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531893                              .2500
       62,769.11                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531900                              .2500
       96,748.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1531901                              .2500
      148,450.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531903                              .2500
       79,963.65                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531905                              .2500
      164,700.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531906                              .2500
      212,392.69                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531909                              .2500
       65,970.02                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1531912                              .2500
      111,947.75                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531913                              .2500
      142,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1531919                              .2500
       43,929.49                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531921                              .2500
       54,976.31                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1531922                              .2500
      637,160.75                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1531936                              .2500
       55,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531944                              .2500
       29,550.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531948                              .2500
       70,965.07                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1531949                              .2500
      148,432.53                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1531950                              .2500
       61,622.73                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1531951                              .2500
       59,166.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531952                              .2500
       26,987.41                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531953                              .2500
       66,468.97                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531955                              .2500
       63,970.14                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1531957                              .2500
       84,959.28                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531965                              .2500
       82,457.23                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1531967                              .2500
      307,253.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1531972                              .2500
      298,950.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532010                              .2500
      178,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532011                              .2500
       68,366.36                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532017                              .2500
      379,792.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532020                              .2500
       79,061.09                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532021                              .2500
      105,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532022                              .2500
      135,923.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1532023                              .2500
      131,724.16                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532025                              .2500
      163,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532028                              .2500
      101,893.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532029                              .2500
      132,129.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532032                              .2500
       88,305.54                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532034                              .2500
       99,945.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532049                              .2500
      116,900.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532057                              .2500
       17,892.69                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000
1



      1532058                              .2500
       86,951.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532063                              .2500
      233,050.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532066                              .2500
      206,874.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532069                              .2500
       98,876.51                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1532071                              .2500
      249,696.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532075                              .2500
      125,927.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532076                              .2500
       64,920.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532078                              .2500
       87,849.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1532079                              .2500
       56,950.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1532082                              .2500
       69,859.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532084                              .2500
      164,809.46                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532143                              .2500
      224,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532145                              .2500
      161,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532149                              .2500
       75,456.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532153                              .2500
      107,859.50                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532167                              .2500
       46,179.01                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1532170                              .2500
      157,128.58                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532173                              .2500
       89,946.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1532175                              .2500
      103,944.65                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532185                              .2500
      136,425.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532193                              .2500
       36,750.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532195                              .2500
      163,308.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532201                              .2500
       61,315.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532203                              .2500
       26,287.40                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1532206                              .2500
      176,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1532208                              .2500
      102,248.34                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532217                              .2500
      111,943.44                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532218                              .2500
       22,490.30                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1532253                              .2500
       49,975.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532256                              .2500
       65,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532265                              .2500
      105,639.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532270                              .2500
      149,926.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1532283                              .2500
       67,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532288                              .2500
       51,978.20                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1532290                              .2500
       86,953.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532309                              .2500
      248,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532310                              .2500
      100,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532315                              .2500
       26,987.06                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532327                              .2500
       38,710.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532331                              .2500
       72,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1532335                              .2500
      299,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532343                              .2500
      371,052.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532346                              .2500
       53,100.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532354                              .2500
      107,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532371                              .2500
      164,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532372                              .2500
       75,350.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1532384                              .2500
      403,767.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532386                              .2500
       94,198.52                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1532391                              .2500
      146,400.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532396                              .2500
      177,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532419                              .2500
      147,200.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532423                              .2500
       61,300.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532428                              .2500
      103,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532429                              .2500
       48,050.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532430                              .2500
       33,583.03                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532435                              .2500
      168,910.06                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1532437                              .2500
       52,176.91                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1532440                              .2500
       92,058.16                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532445                              .2500
       52,176.28                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532453                              .2500
      145,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532454                              .2500
       40,582.04                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1532456                              .2500
       99,949.50                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532457                              .2500
      104,944.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532459                              .2500
       46,376.57                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1532460                              .2500
       82,459.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532461                              .2500
       80,962.21                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532464                              .2500
      140,034.36                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1532489                              .2500
      220,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532500                              .2500
       37,800.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532509                              .2500
      145,524.51                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532516                              .2500
      188,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532529                              .2500
      135,850.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1532538                              .2500
      103,950.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532556                              .2500
       43,178.18                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532561                              .2500
      126,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532563                              .2500
      229,871.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532590                              .2500
      106,200.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532596                              .2500
       71,967.28                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532603                              .2500
       56,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532606                              .2500
       68,767.90                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1532609                              .2500
      142,200.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532614                              .2500
       78,183.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532619                              .2500
       25,987.86                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532629                              .2500
       76,426.41                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532636                              .2500
       29,584.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532640                              .2500
      138,380.08                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532662                              .2500
       94,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532667                              .2500
       33,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1532669                              .2500
      103,938.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1532670                              .2500
      132,927.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532672                              .2500
       71,958.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532677                              .2500
       50,972.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532678                              .2500
       64,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532679                              .2500
       44,983.05                           .0800
           10.7500                         .0000
           10.5000                         .0000
           10.4200                         2.4200
            8.0000                         .0000

      1532680                              .2500
       92,942.19                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1532681                              .2500
      109,444.70                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1532684                              .2500
       29,686.51                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532685                              .2500
      159,919.20                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532686                              .2500
       76,962.12                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532690                              .2500
       54,275.33                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532691                              .2500
      499,672.89                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532695                              .2500
       47,578.38                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532697                              .2500
      165,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532698                              .2500
       70,400.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1532699                              .2500
       70,400.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532701                              .2500
       70,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532707                              .2500
       26,987.73                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532718                              .2500
      124,098.14                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1532719                              .2500
       44,058.68                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532721                              .2500
       26,937.43                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532749                              .2500
       83,661.97                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532750                              .2500
       46,978.65                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000
1



      1532753                              .2500
       43,880.58                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1532755                              .2500
       62,971.38                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532758                              .2500
      112,099.04                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532763                              .2500
      118,340.21                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532766                              .2500
       43,430.89                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1532769                              .2500
      100,446.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532770                              .2500
       47,677.15                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532777                              .2500
       37,800.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1532785                              .2500
       40,176.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532801                              .2500
       82,309.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532804                              .2500
      110,698.32                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532806                              .2500
      130,735.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532809                              .2500
      105,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532814                              .2500
       71,212.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532816                              .2500
      114,938.80                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532818                              .2500
       31,485.30                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1532824                              .2500
       51,972.33                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532829                              .2500
      199,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1532830                              .2500
       96,700.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532831                              .2500
       31,835.13                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532835                              .2500
      607,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1532839                              .2500
       41,380.16                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532845                              .2500
       92,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532853                              .2500
      379,797.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1532856                              .2500
      233,365.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532883                              .2500
       86,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532889                              .2500
       47,228.53                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532894                              .2500
      104,736.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532910                              .2500
       48,373.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532916                              .2500
       28,337.12                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532928                              .2500
       39,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532934                              .2500
      121,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1532939                              .2500
       47,973.09                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532944                              .2500
       44,976.06                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1532945                              .2500
       99,808.69                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532947                              .2500
       88,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1532950                              .2500
       21,900.00                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         2.1700
            8.0000                         .0000

      1532951                              .2500
       51,276.70                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532952                              .2500
       44,079.97                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532955                              .2500
       76,467.92                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000
1



      1532956                              .2500
       44,980.09                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1532966                              .2500
       67,500.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1532981                              .2500
      165,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533006                              .2500
       62,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533007                              .2500
      128,186.91                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533010                              .2500
       21,140.12                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1533019                              .2500
       82,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533024                              .2500
       79,650.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1533042                              .2500
      747,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533043                              .2500
      120,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533046                              .2500
       97,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533047                              .2500
      360,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533057                              .2500
       46,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533078                              .2500
      103,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533108                              .2500
       31,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533131                              .2500
       55,324.18                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1533157                              .2500
       75,162.02                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533158                              .2500
       59,168.50                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533161                              .2500
       90,699.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533162                              .2500
       24,989.23                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1533164                              .2500
       39,182.19                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533170                              .2500
       20,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533176                              .2500
       64,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533177                              .2500
      121,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1533180                              .2500
       90,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533181                              .2500
      100,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1533182                              .2500
      140,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533189                              .2500
      326,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533192                              .2500
       52,925.94                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533193                              .2500
       36,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533194                              .2500
      151,173.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533195                              .2500
       27,986.23                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1533196                              .2500
       42,482.18                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1533197                              .2500
       88,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533199                              .2500
      120,935.60                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533235                              .2500
       91,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533246                              .2500
      164,900.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1533248                              .2500
       53,967.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1533271                              .2500
      222,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533273                              .2500
       30,135.93                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1533288                              .2500
      128,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533298                              .2500
      285,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533334                              .2500
      176,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533350                              .2500
       74,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533352                              .2500
      105,620.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533357                              .2500
      117,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533374                              .2500
       97,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533375                              .2500
      214,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1533377                              .2500
       89,300.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533380                              .2500
       99,953.35                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1533385                              .2500
      145,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533399                              .2500
      127,935.36                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533401                              .2500
      109,847.95                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533409                              .2500
       34,982.78                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533415                              .2500
      207,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533430                              .2500
       91,628.70                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1533432                              .2500
       49,975.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533465                              .2500
       55,192.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533469                              .2500
       71,923.07                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533496                              .2500
      377,776.83                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1533500                              .2500
       87,948.05                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1533504                              .2500
      164,905.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533506                              .2500
      124,726.31                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1533507                              .2500
       65,760.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000
1



      1533508                              .2500
      195,895.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533510                              .2500
       74,110.54                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533511                              .2500
       82,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533512                              .2500
       67,965.66                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533516                              .2500
       52,220.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533517                              .2500
       69,514.87                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533518                              .2500
       54,972.22                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533519                              .2500
       99,953.34                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1533521                              .2500
       51,174.14                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533522                              .2500
      160,410.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533524                              .2500
      116,741.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533527                              .2500
       43,975.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533530                              .2500
       75,961.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533531                              .2500
      180,779.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1533533                              .2500
      132,650.55                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533534                              .2500
       67,810.96                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1533537                              .2500
       54,968.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533543                              .2500
       86,750.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533544                              .2500
       51,970.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533546                              .2500
      354,815.96                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533549                              .2500
      166,259.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533550                              .2500
       65,965.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533551                              .2500
      110,192.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533553                              .2500
      289,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1533554                              .2500
       84,356.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533556                              .2500
      132,484.79                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533559                              .2500
      143,929.17                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533562                              .2500
       55,072.90                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533563                              .2500
       76,957.94                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533567                              .2500
      281,111.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533570                              .2500
       52,474.18                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533574                              .2500
       58,372.03                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1533575                              .2500
      104,942.65                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533582                              .2500
      110,939.37                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533589                              .2500
      123,464.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533590                              .2500
      210,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533616                              .2500
       33,350.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533619                              .2500
       40,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533622                              .2500
       52,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533626                              .2500
       89,150.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1533631                              .2500
       28,685.51                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533634                              .2500
      105,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533635                              .2500
       39,750.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533640                              .2500
       63,568.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533644                              .2500
      157,920.22                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533657                              .2500
       33,750.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533666                              .2500
      178,399.93                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533668                              .2500
      112,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1533671                              .2500
      100,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533673                              .2500
       72,067.24                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533675                              .2500
      101,150.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533679                              .2500
       40,481.60                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533683                              .2500
       62,968.18                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533693                              .2500
      152,674.86                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533704                              .2500
       32,384.88                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1533714                              .2500
      125,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000
1



      1533719                              .2500
      194,449.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533722                              .2500
      244,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533723                              .2500
       38,781.89                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1533729                              .2500
      254,857.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533730                              .2500
       41,400.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533744                              .2500
      107,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1533754                              .2500
      132,921.47                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1533758                              .2500
       45,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1533765                              .2500
       44,974.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533800                              .2500
      112,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533801                              .2500
       50,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533802                              .2500
      101,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1533845                              .2500
       71,736.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1533846                              .2500
      134,037.43                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1533860                              .2500
       54,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533896                              .2500
      119,940.97                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1533904                              .2500
       59,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533925                              .2500
       57,600.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1533931                              .2500
       64,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1533936                              .2500
      113,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533941                              .2500
       87,300.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533942                              .2500
       55,967.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533943                              .2500
      419,776.49                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533945                              .2500
       37,981.78                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1533950                              .2500
       43,976.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1533960                              .2500
       56,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1533966                              .2500
       68,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1533971                              .2500
       51,718.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1533973                              .2500
       72,415.29                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533974                              .2500
       59,400.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533976                              .2500
       40,500.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1533981                              .2500
      239,200.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1533990                              .2500
       27,886.28                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533994                              .2500
      115,594.60                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533997                              .2500
       29,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1534056                              .2500
      107,200.00                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.3700                          .3700
            8.0000                         .0000

      1534288                              .2500
       39,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1534375                              .2500
       75,308.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534459                              .2500
      487,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534464                              .2500
      307,100.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1534465                              .2500
       76,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1534475                              .2500
      115,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1534483                              .2500
       37,779.88                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1534484                              .2500
      128,769.31                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1534485                              .2500
       70,226.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1534487                              .2500
       77,562.83                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1534489                              .2500
       67,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1534490                              .2500
       76,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1534494                              .2500
       40,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1534496                              .2500
      400,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1534499                              .2500
       99,954.57                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1534500                              .2500
       50,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1534510                              .2500
       81,561.93                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1534512                              .2500
      115,436.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534513                              .2500
       27,986.94                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1534544                              .2500
       42,700.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1534551                              .2500
       55,374.83                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1534552                              .2500
       85,460.11                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1534631                              .2500
       79,961.68                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1534632                              .2500
       69,968.20                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1534636                              .2500
       49,972.69                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534647                              .2500
      167,912.90                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1534692                              .2500
       26,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1534704                              .2500
       55,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1534730                              .2500
       61,167.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1534737                              .2500
       60,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534792                              .2500
       59,853.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1534899                              .2500
       36,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534901                              .2500
       43,100.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1534913                              .2500
      400,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1534952                              .2500
       36,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1534953                              .2500
       56,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1534959                              .2500
       53,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1534960                              .2500
       60,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1534975                              .2500
      129,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1534976                              .2500
       72,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1534980                              .2500
      108,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1534981                              .2500
      207,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534982                              .2500
       71,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1534995                              .2500
      117,790.48                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1534997                              .2500
       35,684.21                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1535002                              .2500
       63,671.06                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535004                              .2500
       70,817.81                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535017                              .2500
       50,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535037                              .2500
       80,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535042                              .2500
      101,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1535054                              .2500
       76,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535059                              .2500
       84,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1535060                              .2500
       60,300.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535066                              .2500
      156,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535073                              .2500
       32,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535097                              .2500
       79,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1535139                              .2500
       38,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1535141                              .2500
      516,750.00                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1535142                              .2500
       60,272.61                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535144                              .2500
      140,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1535159                              .2500
       16,800.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1535173                              .2500
       92,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535174                              .2500
       78,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535176                              .2500
       66,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1535199                              .2500
      109,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1535205                              .2500
       67,900.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1535207                              .2500
      122,550.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535210                              .2500
      121,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1535258                              .2500
       69,300.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535272                              .2500
      132,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535275                              .2500
       65,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535297                              .2500
       59,469.94                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535301                              .2500
      242,250.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535303                              .2500
       54,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535304                              .2500
      103,050.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535318                              .2500
       65,863.06                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1535319                              .2500
      164,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1535320                              .2500
      148,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535339                              .2500
      157,800.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535349                              .2500
       52,250.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535352                              .2500
      192,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535360                              .2500
      119,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535363                              .2500
       87,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535364                              .2500
       51,950.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1535370                              .2500
      283,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535375                              .2500
      101,947.12                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535377                              .2500
       51,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535379                              .2500
       94,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535380                              .2500
       94,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535385                              .2500
       81,000.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1535388                              .2500
       25,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535399                              .2500
       52,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1535400                              .2500
       39,600.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1535407                              .2500
      127,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535413                              .2500
       54,600.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535414                              .2500
      129,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535417                              .2500
      122,600.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535421                              .2500
      135,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535425                              .2500
       73,950.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1535426                              .2500
       40,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1535455                              .2500
       88,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1535467                              .2500
      104,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535483                              .2500
      102,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1535500                              .2500
      332,318.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1535503                              .2500
       42,300.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535506                              .2500
       46,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535518                              .2500
       70,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535520                              .2500
       76,600.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1535522                              .2500
       89,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535523                              .2500
      224,870.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1535525                              .2500
      231,900.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535531                              .2500
      104,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535532                              .2500
      102,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535533                              .2500
      182,550.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535538                              .2500
       40,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535543                              .2500
       82,550.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1535552                              .2500
      270,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535555                              .2500
       99,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535560                              .2500
       35,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535564                              .2500
      182,450.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1535566                              .2500
       35,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535570                              .2500
       35,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535580                              .2500
       23,250.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1535584                              .2500
      155,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1535609                              .2500
      122,850.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535613                              .2500
       31,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535646                              .2500
       96,114.05                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1535647                              .2500
      206,278.27                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1535648                              .2500
       96,563.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1535649                              .2500
       70,553.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1535652                              .2500
      193,154.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1535655                              .2500
       83,592.87                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000
1



      1535656                              .2500
      146,825.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1535661                              .2500
      153,526.59                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1535662                              .2500
      117,924.75                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1535687                              .2500
      100,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535766                              .2500
      103,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535796                              .2500
      107,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535805                              .2500
       40,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535808                              .2500
      140,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1535810                              .2500
       53,070.23                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535812                              .2500
       70,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535830                              .2500
      203,150.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535831                              .2500
      112,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535834                              .2500
      106,200.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535836                              .2500
       94,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1535838                              .2500
      172,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1535847                              .2500
       97,600.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1535850                              .2500
      236,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535869                              .2500
       98,860.29                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535875                              .2500
       50,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1535880                              .2500
      192,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1535883                              .2500
      104,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535885                              .2500
       52,200.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1535890                              .2500
       40,161.43                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535891                              .2500
       58,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000
1



      1535894                              .2500
      118,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535896                              .2500
      150,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1535901                              .2500
       96,200.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535904                              .2500
       51,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1535906                              .2500
       96,750.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1535910                              .2500
       52,650.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1535921                              .2500
      251,900.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1535954                              .2500
       78,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000
1



      1536018                              .2500
       50,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536033                              .2500
      120,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1536036                              .2500
       65,700.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536041                              .2500
       44,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536084                              .2500
       80,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536087                              .2500
       50,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536125                              .2500
      134,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536128                              .2500
      540,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1536145                              .2500
       76,500.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1536150                              .2500
       44,957.84                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1536154                              .2500
       49,250.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1536209                              .2500
      105,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536215                              .2500
      105,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536223                              .2500
      105,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536230                              .2500
       68,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536237                              .2500
      104,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1536260                              .2500
       38,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536266                              .2500
       80,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1536267                              .2500
       91,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1536270                              .2500
      425,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536275                              .2500
      126,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536276                              .2500
       76,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536277                              .2500
      116,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536282                              .2500
      353,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1536288                              .2500
       52,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536292                              .2500
       28,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536294                              .2500
       25,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536298                              .2500
       38,800.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1536301                              .2500
      163,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536305                              .2500
       86,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536309                              .2500
       94,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1536313                              .2500
       92,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1536322                              .2500
       85,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536333                              .2500
      217,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1536342                              .2500
      127,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536386                              .2500
       82,800.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536405                              .2500
       60,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536412                              .2500
      174,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536413                              .2500
       58,974.58                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1536415                              .2500
       32,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1536416                              .2500
       62,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536417                              .2500
      102,950.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536421                              .2500
       28,700.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1536423                              .2500
       37,481.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1536472                              .2500
       56,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1536475                              .2500
       84,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536489                              .2500
       42,682.57                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         2.0450
            8.0000                         .0000

      1536495                              .2500
      112,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1536499                              .2500
      176,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536575                              .2500
       54,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536578                              .2500
       97,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536581                              .5000
      101,700.00                           .0800
            9.5000                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536592                              .2500
       52,100.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536597                              .2500
      159,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1536599                              .2500
      200,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1536619                              .2500
       94,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1536620                              .2500
      139,100.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536642                              .2500
       85,800.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536644                              .2500
       62,100.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1536647                              .2500
       30,136.30                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1536651                              .2500
       38,600.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1536653                              .2500
       43,200.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536656                              .2500
       36,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1536683                              .2500
      212,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000
1



      1536685                              .2500
      100,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1536697                              .2500
      124,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1536698                              .2500
       42,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1536752                              .2500
       29,700.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1536761                              .2500
       49,477.50                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1536792                              .2500
       90,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536794                              .2500
       34,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536797                              .2500
      220,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1536799                              .2500
       39,150.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1536813                              .2500
      169,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1536822                              .2500
       32,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1536830                              .2500
       36,300.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536832                              .2500
       60,850.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536834                              .2500
       22,400.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1536837                              .2500
       61,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536839                              .2500
       96,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000
1



      1536840                              .2500
       88,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1536842                              .2500
      175,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1536855                              .2500
      126,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536860                              .2500
       85,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1536867                              .2500
      170,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536868                              .2500
      170,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1536910                              .2500
      134,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1536966                              .2500
      125,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1537166                              .2500
      150,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1537434                              .2500
       57,600.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1537437                              .2500
       29,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1537536                              .2500
      152,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1537537                              .2500
      185,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1537544                              .2500
       58,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1537545                              .2500
      123,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1537554                              .2500
      115,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1537557                              .2500
      264,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1537563                              .2500
      146,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1537564                              .2500
       68,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1537565                              .2500
       99,200.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1537566                              .2500
       70,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1537568                              .2500
       42,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1537725                              .2500
      150,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

  TOTAL NUMBER OF LOANS:     1861
  TOTAL BALANCE........:        205,474,134.31


  RUN ON     : 11/20/96            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 13.49.10            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS       FIXED SUMMARY REPORT      CUTOFF : 11/01/96
  POOL       : 0004228  0004229
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        9.1774            7.0000     10.8750
  RFC NET RATE                          8.9269            6.7500     10.6250
  NET MTG RATE(INVSTR RATE)             8.8472            6.6700     10.5450
  POST SPREAD RATE                      7.9819            6.6700      8.0000
  SUB SERV FEE                           .2505             .2500       .8750
  MSTR SERV FEE                          .0797             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .8653             .0000      2.5450
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:  1861
  TOTAL BALANCE........:     205,474,134.31


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT F-2


                    MORTGAGE LOAN SCHEDULE FOR LOAN GROUP II


  RUN ON     : 11/21/96           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 07.08.21          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 11/01/96
  POOL       : 0004228  0004229
             :
             :
  POOL STATUS:

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

______________________________________________________________________________


    1433232          028/728             F          232,000.00         ZZ
                                         180        221,144.20          1
    807 OTHMAN DRIVE                   8.875          2,335.88         80
                                       8.625          2,335.88      290,000.00
    FORT WASHINGTON  MD   20744          5            06/05/95         00
    0380216532                           05           08/01/95          0
    344280                               O            07/01/10
    0


    1434886          028/728             F           50,000.00         ZZ
                                         180         48,138.22          1
    3121 FALKLAND ROAD                 9.500            522.11         61
                                       9.250            522.11       83,000.00
    CARROLLTON       TX   75007          5            08/24/95         00
    0380206798                           05           10/01/95          0
    174695                               N            09/01/10
    0


    1460300          661/661             F          214,000.00         ZZ
                                         180        203,353.85          2
    9121-9123 VILLA PARK CIRCLE        8.500          2,107.34        100
                                       8.250          2,107.34      214,000.00
    DALLAS           TX   75225          1            05/30/95         94
    2189165                              05           07/01/95         30
    2189165                              O            06/01/10
    0


    1460304          661/661             F          699,000.00         ZZ
                                         180        664,583.76          1
    119 ABBEY PEAK LANE                8.625          6,934.64        100
                                       8.375          6,934.64      699,000.00
    INCLINE VILLAGE  NV   89451          1            05/22/95         94
    2147932                              05           07/01/95         30
1


    2147932                              O            06/01/10
    0


    1460306          661/661             F          349,000.00         ZZ
                                         180        330,650.32          1
    20268 COUNTRY CLUB DRIVE           8.125          3,360.46        100
                                       7.875          3,360.46      349,000.00
    ESTERO           FL   33928          1            05/15/95         94
    2183705                              03           07/01/95         30
    2183705                              O            06/01/10
    0


    1461652          B65/728             F           55,000.00         ZZ
                                         180         53,447.04          1
    285 IDLEBROOK PLACE                8.625            545.65         69
                                       8.375            545.65       80,000.00
    GALLOWAY         OH   43119          5            12/14/95         00
    0380281924                           05           02/01/96          0
    011195169                            N            01/01/11
    0


    1462760          A46/G02             F          192,500.00         ZZ
                                         180        191,967.92          1
    2021 EAST DEERWOOD DRIVE           8.500          1,895.62         69
                                       8.250          1,895.62      280,000.00
    RICHMOND         TX   77469          2            09/17/96         00
    0430043562                           03           11/01/96          0
    UNKNOWN                              O            10/01/11
    0


    1470934          526/728             F           81,000.00         ZZ
                                         180         79,163.84          4
    22 WHITMARSH AVENUE                8.500            797.64         58
                                       8.250            797.64      140,000.00
    WORCESTER        MA   01606          2            02/20/96         00
    0380363938                           05           04/01/96          0
    0095891                              N            03/01/11
    0


    1470937          526/728             F           81,000.00         ZZ
                                         180         79,163.84          4
    18 WHITMARSH AVENUE                8.500            797.64         58
                                       8.250            797.64      140,000.00
    WORCESTER        MA   01606          2            02/20/96         00
    0380363979                           05           04/01/96          0
    0095875                              N            03/01/11
    0


1


    1471929          911/728             F           84,500.00         ZZ
                                         180         82,390.92          1
    5775 COLLINS AVE #802              7.375            777.34         65
                                       7.125            777.34      130,000.00
    MIAMI BCH        FL   33140          5            02/29/96         00
    0380382250                           06           04/01/96          0
    UNKNOWN                              N            03/01/11
    0


    1473545          699/728             F           68,250.00         ZZ
                                         180         66,652.03          2
    2103 LAMPLIGHT VILLAGE CIRCLE      8.125            657.17         65
                                       7.875            657.17      105,000.00
    AUSTIN           TX   78727          5            02/09/96         00
    0380372517                           05           04/01/96          0
    0131528                              N            03/01/11
    0


    1474475          147/728             F           69,300.00         ZZ
                                         180         63,319.02          1
    1221 NORTH DEARBORN STREET         9.750            734.14         90
    UNIT #7PN                          9.500            734.14       77,000.00
    CHICAGO          IL   60610          1            02/27/96         10
    0380386780                           06           04/01/96         25
    481777                               N            03/01/11
    0


    1478468          076/076             F           63,000.00         ZZ
                                         180         61,057.17          1
    815 37TH AVENUE                    8.750            629.65         90
                                       8.500            629.65       70,000.00
    GREELEY          CO   80631          1            11/03/95         04
    4974712                              01           01/01/96         25
    4974712                              N            12/01/10
    0


    1478482          076/076             F           27,000.00         ZZ
                                         180         26,184.92          1
    144 EAST SPRINGDALE ROAD           9.000            273.86         90
                                       8.750            273.86       30,000.00
    ROCK HILL        SC   29730          1            11/03/95         04
    5220342                              05           01/01/96         25
    5220342                              N            12/01/10
    0


    1478860          766/728             F           27,200.00         ZZ
                                         180         26,684.46          1
    42 BALLFIELD ROAD                  9.000            275.88         80
                                       8.750            275.88       34,000.00
1


    BLUFFTON         SC   29910          1            03/13/96         95
    0380469495                           05           05/01/96          0
    96GR0024                             N            04/01/11
    0


    1479829          E22/728             F           33,500.00         ZZ
                                         180         32,762.11          1
    22502 LEEDSTOWN LANE               8.875            337.29         59
                                       8.625            337.29       57,000.00
    KATY             TX   77449          2            02/15/96         00
    0410075691                           03           04/01/96          0
    410075691                            N            03/01/11
    0


    1479830          E22/728             F           32,400.00         ZZ
                                         180         31,689.04          1
    18630 BRIDOON DRIVE                8.875            326.22         63
                                       8.625            326.22       51,500.00
    CYPRESS          TX   77433          2            02/15/96         00
    0410079214                           03           04/01/96          0
    410079214                            N            03/01/11
    0


    1479859          E22/728             F          108,900.00         ZZ
                                         180        106,172.37          1
    1202 EASTLAND AVENUE               8.750          1,088.40         90
                                       8.500          1,088.40      121,000.00
    NASHVILLE        TN   37206          1            02/07/96         01
    0410068357                           05           03/01/96         25
    410068357                            N            02/01/11
    0


    1479986          896/728             F           43,000.00         ZZ
                                         180         41,496.64          1
    305 PYLANT STREET                  8.750            429.76         80
                                       8.500            429.76       54,000.00
    SENOIA           GA   30276          2            03/19/96         01
    0380403825                           05           05/01/96         12
    19905                                N            04/01/11
    0


    1480645          232/076             F          102,000.00         ZZ
                                         180         98,939.30          1
    3407 GLASGOW COURT                 8.125            982.14         80
                                       7.875            982.14      129,000.00
    FORT COLLINS     CO   80526          2            02/14/96         23
    11007617                             05           04/01/96          0
    1007617                              N            03/01/11
    0
1




    1481043          A26/728             F          138,400.00         ZZ
                                         162        135,654.03          1
    34 HASTINGS ROAD                   9.000          1,478.76         80
                                       8.750          1,478.76      173,000.00
    NORTH MASSAPEQU  NY   11758          5            04/16/96         00
    0380425935                           05           06/01/96          0
    6626                                 O            11/01/09
    0


    1482138          927/728             F           48,000.00         ZZ
                                         180         46,957.14          1
    16015 NORTH HOLLYHOCK STREET       9.000            486.85         90
                                       8.750            486.85       53,500.00
    SURPRISE         AZ   85374          1            02/07/96         10
    0380372053                           05           04/01/96         25
    216721                               N            03/01/11
    0


    1482632          E22/728             F           46,150.00         ZZ
                                         180         45,126.23          1
    102 SW MCCLENDON DRIVE             8.750            461.25         65
                                       8.500            461.25       71,000.00
    LEE'S SUMMIT     MO   64081          5            02/13/96         00
    0410084214                           05           04/01/96          0
    410084214                            N            03/01/11
    0


    1482633          E22/728             F           33,800.00         ZZ
                                         180         33,048.14          1
    411 N SHAWN DRIVE                  8.750            337.81         65
                                       8.500            337.81       52,000.00
    BELTON           MO   64012          5            02/13/96         00
    0410084206                           05           04/01/96          0
    410084206                            N            03/01/11
    0


    1482846          E22/728             F           79,200.00         ZZ
                                         180         77,423.96          1
    5510 LAKE BURKETT LANE SOUTH       8.625            785.73         90
                                       8.375            785.73       88,000.00
    WINTER PARK      FL   32792          1            02/27/96         04
    0410070759                           03           04/01/96         25
    410070759                            N            03/01/11
    0


    1483644          232/076             F           77,000.00         ZZ
                                         180         75,067.78          1
1


    1240 46TH ST SE                    8.625            763.91         70
                                       8.375            763.91      110,000.00
    WASHINGTON       DC   20019          5            02/29/96         00
    12931252                             05           04/01/96          0
    12931252                             N            03/01/11
    0


    1483646          405/405             F           60,000.00         ZZ
                                         180         55,880.39          2
    963 70TH STREET                    8.000            573.39         34
                                       7.750            573.39      179,000.00
    BROOKLYN         NY   11228          2            01/11/96         00
    3818291                              07           03/01/96          0
    3818291                              N            02/01/11
    0


    1483653          927/728             F           69,000.00         ZZ
                                         180         67,924.41          1
    3827 E SHANGRI LA ROAD             8.500            679.48         60
                                       8.250            679.48      116,000.00
    PHOENIX          AZ   85028          5            05/14/96         00
    0380463522                           05           07/01/96          0
    216226                               O            06/01/11
    0


    1484265          405/405             F           68,650.00         ZZ
                                         180         67,127.10          1
    4350 EAST WHITMAN STREET           8.750            686.13         90
                                       8.500            686.13       76,300.00
    TUSCON           AZ   85711          1            02/23/96         04
    3871217                              05           04/01/96         25
    3871217                              N            03/01/11
    0


    1486197          E22/728             F           90,000.00         ZZ
                                         180         87,427.15          1
    12219 PARKTON STREET               8.375            879.68         60
                                       8.125            879.68      152,000.00
    FORT WASHINGTON  MD   20744          2            02/29/96         00
    0410070650                           05           04/01/96          0
    410070650                            N            03/01/11
    0


    1486440          638/728             F          108,500.00         ZZ
                                         180        106,648.33          3
    23 CHESTER AVENUE                  8.375          1,060.51         68
                                       8.125          1,060.51      160,000.00
    CHELSEA          MA   02150          2            04/10/96         00
    0380423039                           05           06/01/96          0
1


    8545150                              N            05/01/11
    0


    1486441          638/728             F          108,500.00         ZZ
                                         180        106,648.33          3
    25 CHESTER AVENUE                  8.375          1,060.51         68
                                       8.125          1,060.51      160,000.00
    CHELSEA          MA   02150          2            04/01/96         00
    0380425224                           05           06/01/96          0
    8545148                              N            05/01/11
    0


    1486475          232/076             F           82,550.00         ZZ
                                         180         80,936.04          3
    69-71 CRAWFORD STREET              8.625            818.97         65
                                       8.375            818.97      127,000.00
    LOWELL           MA   01852          5            03/14/96         00
    12959777                             05           05/01/96          0
    12959777                             N            04/01/11
    0


    1486477          180/728             F           60,000.00         ZZ
                                         180         58,801.16          2
    707-709 BELLFLOWER                 8.375            586.46         76
                                       8.125            586.46       79,000.00
    PUEBLO WEST      CO   81007          1            03/04/96         95
    0380389008                           05           05/01/96          0
    4169900                              N            04/01/11
    0


    1487293          E22/728             F           34,200.00         ZZ
                                         180         33,416.31          1
    4971 SPENCER STREET                8.375            334.28         90
                                       8.125            334.28       38,000.00
    ARCADIA TOWNSHI  MI   48452          1            03/04/96         04
    0410104756                           05           04/01/96         25
    410104756                            N            03/01/11
    0


    1487825          A78/728             F           65,000.00         ZZ
                                         180         63,742.95          2
    309-311 25TH AVENUE COURT          8.750            649.65         52
                                       8.500            649.65      125,000.00
    GREELEY          CO   80631          1            03/28/96         00
    0380425448                           05           05/01/96          0
    080570758                            N            04/01/11
    0


1


    1488095          105/728             F           19,200.00         ZZ
                                         180         18,731.55          1
    10616 HAZELHURST DRIVE             9.250            197.60         80
                                       9.000            197.60       24,000.00
    HOUSTON          TX   77043          1            03/11/96         10
    0380405242                           09           05/01/96         12
    0821041                              N            04/01/11
    0


    1488770          A22/728             F           75,200.00         ZZ
                                         180         74,350.37          2
    132-38 CROSS BAY BOULEVARD         8.375            735.03         47
                                       8.125            735.03      162,000.00
    OZONE PARK       NY   11417          2            06/07/96         00
    0380480278                           05           08/01/96          0
    213267816                            N            07/01/11
    0


    1488800          232/076             F           58,150.00         ZZ
                                         180         56,573.80          2
    171-73 NW 39 STREET                8.625            576.89         65
                                       8.375            576.89       90,000.00
    MIAMI            FL   33127          2            03/15/96         00
    417311                               05           05/01/96          0
    417311                               N            04/01/11
    0


    1489089          185/728             F           57,750.00         ZZ
                                         180         56,620.92          1
    315 DEAN AVENUE                    8.625            572.93         70
                                       8.375            572.93       82,500.00
    EUGENE           OR   97404          5            03/14/96         00
    0380410085                           05           05/01/96          0
    233701                               N            04/01/11
    0


    1489233          526/728             F          105,000.00         ZZ
                                         180        103,208.05          2
    2055-2057 DEPEW                    8.375          1,026.30         70
                                       8.125          1,026.30      150,000.00
    EDGEWATER        CO   80214          5            04/15/96         00
    0380440108                           05           06/01/96          0
    93978                                N            05/01/11
    0


    1489234          526/728             F           51,100.00         ZZ
                                         180         50,227.90          1
    2311 PONTIAC STREET                8.375            499.47         70
                                       8.125            499.47       73,000.00
1


    DENVER           CO   80207          5            04/15/96         00
    0380440157                           05           06/01/96          0
    94772                                N            05/01/11
    0


    1489793          526/728             F           69,300.00         ZZ
                                         180         67,930.28          1
    425 84TH AVENUE                    8.500            682.43         90
                                       8.250            682.43       77,000.00
    ST PETERSBURG B  FL   33706          1            03/08/96         04
    0380396110                           05           05/01/96         25
    0108614                              N            04/01/11
    0


    1490147          470/470             F          160,000.00         ZZ
                                         180        155,661.68          1
    1411 SOUTH 80TH AVENUE             8.750          1,599.12         80
                                       8.500          1,599.12      200,000.00
    YAKIMA           WA   98908          2            03/26/96         95
    62016917                             05           05/01/96          0
    62016917                             N            04/01/11
    0


    1490621          E22/728             F           60,000.00         ZZ
                                         180         58,889.44          1
    12107 OLD STAGE TRAIL              9.250            617.52         80
                                       9.000            617.52       75,000.00
    AUSTIN           TX   78750          1            03/21/96         04
    0410128813                           05           05/01/96         12
    410128813                            N            04/01/11
    0


    1491254          E22/728             F           49,000.00         ZZ
                                         180         48,031.54          2
    6900-6906 STATE ROUTE 721NORTH     8.500            482.52         70
                                       8.250            482.52       70,000.00
    BRADFORD (ADAMS  OH   45308          5            03/26/96         00
    0410080972                           05           05/01/96          0
    410080972                            N            04/01/11
    0


    1494007          E22/728             F           32,800.00         ZZ
                                         180         32,098.70          1
    14277 PRESTON BLD D UNIT # 422     7.875            311.09         80
                                       7.625            311.09       41,000.00
    DALLAS           TX   75240          1            03/27/96         04
    0410103436                           01           05/01/96         12
    410103436                            N            04/01/11
    0
1




    1494017          E22/728             F           31,500.00         ZZ
                                         180         30,897.43          1
    9344 COURVILLE                     8.875            317.16         70
                                       8.625            317.16       45,000.00
    DETROIT          MI   48224          5            03/28/96         00
    0410102719                           05           05/01/96          0
    410102719                            N            04/01/11
    0


    1494178          E22/728             F           35,000.00         ZZ
                                         180         34,330.47          1
    5806 BUCKINGHAM                    8.875            352.40         70
                                       8.625            352.40       50,000.00
    DETROIT          MI   48224          5            03/28/96         00
    0410102727                           05           05/01/96          0
    410102727                            N            04/01/11
    0


    1495519          526/728             F           91,800.00         ZZ
                                         180         89,985.54          1
    5651 SOUTH PARFET STREET           8.500            904.00         75
                                       8.250            904.00      122,400.00
    LITTLETON        CO   80127          1            03/19/96         00
    0380416512                           05           05/01/96          0
    00107600                             N            04/01/11
    0


    1495727          661/661             F          300,000.00         ZZ
                                         180        291,460.90          1
    570 COOLIDGE PLACE                 7.250          2,738.59         99
                                       7.000          2,738.59      303,000.00
    PARAMUS          NJ   07652          5            01/05/96         94
    2345544                              05           03/01/96         30
    2345544                              O            02/01/11
    0


    1496026          526/728             F           64,500.00         ZZ
                                         180         62,849.26          2
    1020 LYNDALE DRIVE                 8.500            635.16         75
                                       8.250            635.16       86,000.00
    TULARE           CA   93274          1            01/11/96         00
    0380416009                           05           03/01/96          0
    00074133                             N            02/01/11
    0


    1496493          E22/728             F           40,150.00         ZZ
                                         180         39,423.07          1
1


    113 LOTTIE LANE                    9.500            419.26         90
                                       9.250            419.26       44,620.00
    FRIENDSWOOD      TX   77546          1            04/03/96         04
    0410077945                           05           05/01/96         25
    410077945                            N            04/01/11
    0


    1497697          638/728             F          119,000.00         ZZ
                                         180        117,313.53          1
    708 NORTH LAMER STREET             8.375          1,163.14         75
                                       8.125          1,163.14      160,000.00
    BURBANK          CA   91506          2            05/23/96         00
    0380467861                           05           07/01/96          0
    8571114                              N            06/01/11
    0


    1497889          E22/728             F           40,000.00         ZZ
                                         180         39,317.37          1
    2408 SUFFOLK COURT                 8.375            390.97         54
                                       8.125            390.97       75,000.00
    KETTERING        OH   45420          5            04/03/96         00
    0410128649                           05           06/01/96          0
    410128649                            N            05/01/11
    0


    1498162          A73/728             F           65,000.00         ZZ
                                         180         63,902.74          1
    15437 CYPRESS STREET               8.500            640.08         52
                                       8.250            640.08      126,000.00
    CALDWELL         ID   83605          5            04/24/96         00
    0380431594                           05           06/01/96          0
    519589545                            O            05/01/11
    0


    1498525          470/470             F          308,000.00         ZZ
                                         180        307,176.84          1
    15 WEST 38TH AVENUE                8.875          3,101.08         70
                                       8.625          3,101.08      440,000.00
    SAN MATEO        CA   94403          5            09/04/96         00
    42000125                             05           11/01/96          0
    42000125                             N            10/01/11
    0


    1498617          939/728             F          100,000.00         ZZ
                                         120         96,988.31          1
    571 ROY STREET                     9.875          1,314.60         59
                                       9.625          1,314.60      170,000.00
    WEST HEMPSTEAD   NY   11552          1            04/30/96         00
    0380435538                           05           06/01/96          0
1


    9603622                              N            05/01/06
    0


    1500065          A69/728             F           50,000.00         ZZ
                                         180         49,291.37          1
    6 HONEY LANE                       8.375            488.72         28
                                       8.125            488.72      184,000.00
    MILLER PLACE     NY   11764          1            05/31/96         00
    0380462839                           05           07/01/96          0
    62382                                O            06/01/11
    0


    1500692          664/728             F           72,750.00         ZZ
                                         180         71,494.86          2
    1053-1055 NORTH 2ND STREET         8.250            705.78         75
                                       8.000            705.78       97,000.00
    ROCKFORD         IL   61107          2            05/06/96         00
    0380485491                           05           06/01/96          0
    2138337                              N            05/01/11
    0


    1501232          927/728             F           68,200.00         ZZ
                                         180         67,243.44          1
    13411 S.E. 172ND PLACE             8.500            671.60         50
                                       8.250            671.60      136,500.00
    RENTON           WA   98058          1            05/07/96         00
    0380451626                           05           07/01/96          0
    258236                               O            06/01/11
    0


    1501975          623/623             F           35,000.00         ZZ
                                         180         34,293.08          1
    140 W BLAKE AVENUE                 8.250            339.55         64
                                       8.000            339.55       55,000.00
    COLUMBUS         OH   43202          5            03/21/96         00
    883378                               05           05/01/96          0
    883378                               N            04/01/11
    0


    1502837          874/728             F          140,900.00         T
                                         180        129,240.05          1
    1 VIA SPES NOSTRA STREET           9.500          1,471.31         60
                                       9.250          1,471.31      235,000.00
    LAS VEGAS        NV   89124          1            06/13/96         00
    0380478058                           03           08/01/96          0
    3679835                              O            07/01/11
    0


1


    1504466          758/G02             F          450,000.00         ZZ
                                         180        444,746.03          1
    15 DUNNAM LANE                     8.000          4,300.43         51
                                       7.750          4,300.43      885,000.00
    HOUSTON          TX   77024          4            06/19/96         00
    0430000885                           05           08/01/96          0
    UNKNOWN                              O            07/01/11
    0


    1504720          561/728             F           72,700.00         ZZ
                                         180         71,646.93          1
    321 PCP BOARDWALK DRIVE            8.125            700.02         77
                                       7.875            700.02       95,000.00
    TOBYHANNA        PA   18466          2            05/23/96         96
    0380464058                           03           07/01/96          0
    8782930                              N            06/01/11
    0


    1504729          971/728             F           50,000.00         ZZ
                                         180         49,299.13          1
    948 SW 71ST AVE                    8.500            492.37         38
                                       8.250            492.37      134,000.00
    MIAMI            FL   33144          5            06/03/96         00
    0380457599                           05           08/01/96          0
    UNKNOWN                              N            07/01/11
    0


    1505817          267/267             F          110,000.00         ZZ
                                         180        105,592.58          1
    17 ALISO ROAD                      7.500          1,019.72         33
                                       7.250          1,019.72      333,500.00
    CARMEL VALLEY    CA   93924          5            03/12/96         00
    4400870                              05           05/01/96          0
    4400870                              O            04/01/11
    0


    1506858          E22/728             F          102,000.00         ZZ
                                         180         98,792.00          1
    3703 SOUTH TWINBROOK STREET        8.625          1,011.92         68
                                       8.375          1,011.92      151,000.00
    SALT LAKE CITY   UT   84109          5            05/28/96         00
    0410147276                           05           08/01/96          0
    410147276                            O            07/01/11
    0


    1508284          604/G02             F           63,000.00         ZZ
                                         180         62,491.14          1
    543 BLUEBELL ROAD                  8.875            634.31         90
                                       8.625            634.31       70,000.00
1


    MONROE           NJ   08094          1            07/08/96         01
    0430053330                           05           09/01/96         25
    44146297                             N            08/01/11
    0


    1508515          736/728             F           40,000.00         ZZ
                                         180         38,464.62          1
    15318 CEDAR STREET                 7.875            379.38         62
                                       7.625            379.38       65,000.00
    PORTERVILLE      CA   93257          2            06/04/96         00
    0380475062                           05           08/01/96          0
    472703                               O            07/01/11
    0


    1508631          B77/728             F          168,000.00         ZZ
                                         180        166,581.40          1
    1840 AUTUMN LEAF LANE              8.375          1,642.08         60
                                       8.125          1,642.08      280,000.00
    HUNTINGTON VALL  PA   19006          1            07/30/96         00
    0380498726                           05           09/01/96          0
    95301810                             O            08/01/11
    0


    1508886          526/G02             F          120,000.00         ZZ
                                         180        119,030.71          1
    249 BELMAR BOULEVARD               8.875          1,208.22         67
                                       8.625          1,208.22      180,000.00
    FARMINGDALE      NJ   07727          5            07/24/96         00
    0430035071                           05           09/01/96          0
    0134129                              O            08/01/11
    0


    1509845          661/661             F          155,000.00         T
                                         180        152,803.36          1
    1258 CR 78A                        8.375          1,515.01        100
                                       8.125          1,515.01      155,000.00
    ALVA             FL   33920          1            05/07/96         92
    2530004                              05           07/01/96         30
    2530004                              O            06/01/11
    0


    1511742          635/635             F           57,050.00         ZZ
                                         180         56,708.07          1
    144 LAURISTON STREET               7.625            532.93         70
                                       7.375            532.93       81,500.00
    PHILADELPHIA     PA   19128          2            08/14/96         00
    6533855                              05           10/01/96          0
    6533855                              O            09/01/11
    0
1




    1511822          560/560             F           66,000.00         ZZ
                                         180         64,089.61          2
    1008 MIFFLIN AVE                   8.750            659.64         48
                                       8.500            659.64      140,000.00
    WILKINSBURG      PA   15221          5            06/10/96         00
    450454053                            05           08/01/96          0
    450454053                            N            07/01/11
    0


    1511832          560/560             F           90,000.00         ZZ
                                         180         88,994.30          2
    83-85 CRANCH STREET                8.500            886.27         50
                                       8.250            886.27      181,000.00
    QUINCY           MA   02169          5            06/19/96         00
    450461850                            05           08/01/96          0
    450461850                            N            07/01/11
    0


    1511861          B77/G02             F           58,900.00         ZZ
                                         180         58,900.00          2
    70-72 POWER ROAD                   9.375            610.61         52
                                       9.125            610.61      115,000.00
    PAWTUCKET        RI   02860          2            10/04/96         00
    0430048124                           05           12/01/96          0
    95301855                             N            11/01/11
    0


    1512073          939/G02             F          100,000.00         ZZ
                                         120         98,991.40          2
    212-214 OAKLEY AVENUE              9.500          1,293.98         64
                                       9.250          1,293.98      157,000.00
    ELMONT           NY   11003          1            08/23/96         00
    0430021311                           05           10/01/96          0
    9604182                              N            09/01/06
    0


    1512268          560/560             F           66,000.00         ZZ
                                         180         65,262.50          1
    28 SCARLET OAK ROAD                8.500            649.93         46
                                       8.250            649.93      145,000.00
    LEVITTOWN        PA   19056          5            06/24/96         00
    450471230                            05           08/01/96          0
    450471230                            O            07/01/11
    0


    1512564          232/076             F          119,000.00         ZZ
                                         180        116,605.27          1
1


    9 CONIFER DRIVE                    8.500          1,171.85         80
                                       8.250          1,171.85      149,000.00
    WALPOLE          MA   02081          1            06/17/96         00
    7038182                              05           08/01/96          0
    7038182                              O            07/01/11
    0


    1512777          E22/728             F           30,000.00         ZZ
                                         180         29,657.33          1
    2123 N MISSOURI                    8.250            291.04         63
                                       8.000            291.04       48,000.00
    WESLACO          TX   78596          2            06/26/96         00
    0410137079                           05           08/01/96          0
    410137079                            N            07/01/11
    0


    1512778          E22/728             F           29,700.00         ZZ
                                         180         29,360.75          1
    RT 1 BOX 2 WAYNE PLACE             8.250            288.13         66
                                       8.000            288.13       45,000.00
    PRIMERA          TX   78521          2            06/26/96         00
    0410137061                           05           08/01/96          0
    410137061                            N            07/01/11
    0


    1513094          E22/G02             F          155,500.00         ZZ
                                         180        153,704.21          1
    3062 ANDERSON CREEK ROAD           8.125          1,497.28         61
                                       7.875          1,497.28      255,000.00
    TALENT           OR   97540          1            06/26/96         00
    0410111959                           05           08/01/96          0
    410111959                            O            07/01/11
    0


    1513211          E22/728             F           66,150.00         ZZ
                                         120         64,860.27          2
    5851 E LOWELL AVE &               10.250            883.36         90
    59 N BOLTON AVE                   10.000            883.36       73,500.00
    INDIANAPOLIS     IN   46219          1            06/21/96         04
    0410200091                           05           08/01/96         25
    410200091                            N            07/01/06
    0


    1514523          350/728             F           37,600.00         ZZ
                                         180         36,893.43          2
    3106 & 3108 FLORIDA AVENUE         8.375            367.51         80
                                       8.125            367.51       47,000.00
    CHARLOTTE        NC   28205          1            07/26/96         10
    0380503491                           05           09/01/96         12
1


    UNKNOWN                              N            08/01/11
    0


    1515859          661/661             F           70,000.00         ZZ
                                         180         69,251.67          1
    136 ADGER AVENUE                   9.000            709.99         96
                                       8.750            709.99       73,000.00
    SHEVEPORT        LA   71105          2            06/11/96         92
    UNKNOWN                              05           08/01/96         30
    UNKNOWN                              O            07/01/11
    0


    1515867          661/661             F          216,000.00         ZZ
                                         180        213,038.08          1
    14622 CULLEN STREET                8.750          2,158.81         80
                                       8.500          2,158.81      270,000.00
    WHITTIER         CA   90603          5            05/06/96         00
    2552941                              05           07/01/96          0
    2552941                              O            06/01/11
    0


    1516437          180/728             F           40,950.00         ZZ
                                         180         40,735.19          1
    1609 SOUTH ONG STREET              9.125            418.39         90
                                       8.875            418.39       45,500.00
    AMARILLO         TX   79102          1            08/12/96         04
    0380506403                           05           10/01/96         25
    4503330                              N            09/01/11
    0


    1517691          E22/G02             F          101,500.00         ZZ
                                         180        100,750.71          1
    3180 EDGEWORTH LANE                9.875          1,082.98         70
                                       9.625          1,082.98      146,000.00
    MEMPHIS          TN   38119          5            07/16/96         00
    0410106694                           05           09/01/96          0
    410106694                            N            08/01/11
    0


    1517754          E22/G02             F           40,000.00         ZZ
                                         180         39,498.90          1
    170 LAURIE DR                      9.750            423.75         69
                                       9.500            423.75       58,000.00
    ORMOND BEACH     FL   32176          5            07/12/96         00
    0410192447                           05           09/01/96          0
    410192447                            O            08/01/11
    0


1


    1517785          462/G02             F           87,000.00         ZZ
                                         180         86,527.98          2
    4314 EAST 55TH STREET              8.750            869.53         53
                                       8.500            869.53      165,000.00
    MAYWOOD          CA   90270          5            08/16/96         00
    0430026567                           05           10/01/96          0
    4513867                              O            09/01/11
    0


    1518137          387/387             F          142,500.00         ZZ
                                         180        140,907.70          1
    3974 MT. BLACKBURN AVENUE          8.500          1,403.25         75
                                       8.250          1,403.25      190,000.00
    SAN DIEGO        CA   92111          2            06/24/96         00
    794081                               05           08/01/96          0
    794081                               O            07/01/11
    0


    1518269          E22/G02             F           96,000.00         ZZ
                                         180         95,233.18          2
    2925 S PRINCETON                   9.000            973.70         80
                                       8.750            973.70      120,000.00
    CHICAGO          IL   60616          1            08/02/96         00
    0410171821                           05           09/01/96          0
    410171821                            O            08/01/11
    0


    1518294          E22/G02             F           60,650.00         ZZ
                                         180         60,197.18          3
    410 HILL STREET                    9.750            642.50         53
                                       9.500            642.50      115,000.00
    ALBANY           OR   97321          5            07/02/96         00
    0410111991                           05           09/01/96          0
    410111991                            N            08/01/11
    0


    1518309          E22/G02             F           54,000.00         ZZ
                                         180         53,596.81          1
    550 JEWELL                         9.750            572.06         90
                                       9.500            572.06       60,000.00
    FERNDALE         MI   48220          1            07/01/96         10
    0410142798                           05           09/01/96         25
    410142798                            N            08/01/11
    0


    1518556          757/757             F           56,000.00         ZZ
                                         180         55,557.64          1
    3557 CITRUS DRIVE                  9.125            572.17         70
                                       8.875            572.17       80,000.00
1


    DULUTH           GA   30136          5            07/30/96         00
    2792885                              05           09/01/96          0
    2792885                              N            08/01/11
    0


    1518668          A91/G02             F          100,000.00         ZZ
                                         180         99,732.74          1
    4 ANN ROAD                         8.875          1,006.84         49
                                       8.625          1,006.84      205,000.00
    TOMS RIVER       NJ   08755          5            09/06/96         00
    0430044826                           05           11/01/96          0
    UNKNOWN                              O            10/01/11
    0


    1518823          E22/G02             F           36,900.00         ZZ
                                         120         36,339.53          1
    1906 HOLLISTER ROAD                9.500            477.48         25
                                       9.250            477.48      150,205.00
    HOUSTON          TX   77080          2            07/15/96         00
    0410215321                           05           09/01/96          0
    410215321                            O            08/01/06
    0


    1518896          E22/G02             F           20,700.00         ZZ
                                         180         20,550.63          1
    209 NORTH FOREST AVENUE           10.125            224.03         90
                                       9.875            224.03       23,000.00
    INDIANAPOLIS     IN   46201          1            08/05/96         04
    0410159529                           05           09/01/96         25
    410159529                            N            08/01/11
    0


    1519266          180/G02             F           23,200.00         ZZ
                                         180         23,074.14          1
    4738 EDEN LANE                     8.750            231.87         80
                                       8.500            231.87       29,000.00
    WICHITA FALLS    TX   76306          1            08/22/96         95
    0430041160                           05           10/01/96          0
    4502159                              N            09/01/11
    0


    1519951          180/G02             F           61,200.00         ZZ
                                         180         61,038.27          1
    52286 US31 NORTH                   9.000            620.73         90
                                       8.750            620.73       68,000.00
    SOUTH BEND       IN   46637          1            09/13/96         04
    0430041749                           05           11/01/96         25
    4497087                              N            10/01/11
    0
1




    1519990          462/G02             F          120,400.00         ZZ
                                         180        119,754.04          1
    6579 HAWKLEY DR                    8.875          1,212.25         70
                                       8.625          1,212.25      172,000.00
    RIVERSIDE        CA   92506          1            08/29/96         00
    0430028472                           05           10/01/96          0
    4519419                              O            09/01/11
    0


    1519997          638/G02             F          200,000.00         ZZ
                                         180        198,852.95          1
    21 TOULON                          8.125          1,925.76         30
                                       7.875          1,925.76      685,000.00
    NEWPORT BEACH    CA   92660          1            08/21/96         00
    0430031708                           01           10/01/96          0
    8593017                              O            09/01/11
    0


    1520363          387/387             F           64,000.00         ZZ
                                         180         63,364.12          1
    7637 WEST DEPEW STREET             8.500            630.23         42
                                       8.250            630.23      154,000.00
    LITTLETON        CO   80123          1            07/26/96         00
    800078                               05           09/01/96          0
    800078                               O            08/01/11
    0


    1520430          180/G02             F           15,300.00         ZZ
                                         180         15,219.74          1
    1228 E ROBERT STREET               9.125            156.32         90
                                       8.875            156.32       17,000.00
    FORT WORTH       TX   76104          1            08/28/96         12
    0430036087                           05           10/01/96         25
    4531802                              N            09/01/11
    0


    1520667          E22/G02             F          206,000.00         ZZ
                                         180        204,354.55          1
    3317 PAINT CREEK DR                9.000          2,089.39         52
                                       8.750          2,089.39      400,000.00
    OAKLAND TWP      MI   48363          5            07/12/96         00
    0410140388                           05           09/01/96          0
    410140388                            O            08/01/11
    0


    1521002          E22/G02             F          132,000.00         ZZ
                                         180        129,886.99          1
1


    13103 LOOKOUT MOUNTAIN COURT       8.500          1,299.86         80
                                       8.250          1,299.86      165,000.00
    HOUSTON          TX   77069          1            07/23/96         00
    0410136071                           03           09/01/96          0
    410136071                            O            08/01/11
    0


    1521112          635/635             F           31,500.00         ZZ
                                         180         31,417.68          1
    65 MAYBERRY ST                     9.125            321.85         90
                                       8.875            321.85       35,000.00
    ROCHESTER        NY   14609          1            09/23/96         01
    658753900                            05           11/01/96         25
    658753900                            N            10/01/11
    0


    1521231          E22/G02             F          133,400.00         ZZ
                                         180        132,392.66          1
    15866 NW 10TH STREET               9.625          1,403.08         80
                                       9.375          1,403.08      166,750.00
    PEMBROKE PINES   FL   33028          1            07/26/96         00
    0410122261                           03           09/01/96          0
    410122261                            O            08/01/11
    0


    1521391          965/G02             F           78,800.00         ZZ
                                         180         78,600.98          3
    1559 WEST 7TH PLACE                9.500            822.85         80
                                       9.250            822.85       98,500.00
    TEMPE            AZ   85281          1            09/05/96         04
    0430032516                           05           11/01/96         12
    1521391                              N            10/01/11
    0


    1521393          965/G02             F           42,700.00         ZZ
                                         180         42,592.16          2
    1032 EAST CURRY ROAD               9.500            445.88         70
                                       9.250            445.88       61,000.00
    TEMPE            AZ   85281          5            09/05/96         00
    0430032540                           05           11/01/96          0
    1521393                              N            10/01/11
    0


    1521413          E22/G02             F           22,050.00         ZZ
                                         180         21,945.58          1
    3632 LOUISIANA AVENUE             10.250            240.33         90
                                      10.000            240.33       24,500.00
    ST LOUIS         MO   63118          1            08/09/96         04
    0410212104                           05           10/01/96         25
1


    410212104                            N            09/01/11
    0


    1521529          E46/G02             F          482,500.00         T
                                         180        481,267.48          1
    333 COVE DRIVE                     9.375          5,002.05         57
                                       9.125          5,002.05      850,000.00
    BRICK TOWNSHIP   NJ   08738          2            09/30/96         00
    0430054619                           05           11/01/96          0
    22674                                O            10/01/11
    0


    1521571          661/661             F          184,000.00         ZZ
                                         180        181,392.34          1
    13200 SAN SIMEON AVENUE            8.375          1,798.47        100
                                       8.125          1,798.47      184,000.00
    BAKERSFIELD      CA   93312          1            05/30/96         92
    2527661                              05           07/01/96         30
    2527661                              O            06/01/11
    0


    1521902          E22/G02             F           34,550.00         ZZ
                                         180         33,976.76          1
    2710 RIVERSIDE DRIVE UNIT #106    10.000            371.28         65
                                       9.750            371.28       53,200.00
    CORAL SPRINGS    FL   33065          1            07/31/96         00
    0410195747                           01           09/01/96          0
    410195747                            N            08/01/11
    0


    1521930          623/623             F          310,000.00         ZZ
                                         180        307,523.84          1
    10023 CEDAR POINT DRIVE            9.000          3,144.23         80
                                       8.750          3,144.23      390,000.00
    CARMEL           IN   46032          2            07/18/96         00
    886638                               05           09/01/96          0
    886638                               O            08/01/11
    0


    1521933          623/623             F           44,000.00         ZZ
                                         180         43,648.54          1
    42 JANE LANE                       9.000            446.28         68
                                       8.750            446.28       65,000.00
    FRIENDSHIP       OH   45630          5            07/29/96         00
    891715                               05           09/01/96          0
    891715                               O            08/01/11
    0


1


    1521936          623/623             F           67,900.00         ZZ
                                         180         67,326.67          1
    6525 AMBLESIDE DRIVE               8.375            663.67         74
                                       8.125            663.67       92,900.00
    COLUMBUS         OH   43229          1            07/31/96         00
    895924                               05           09/01/96          0
    895924                               O            08/01/11
    0


    1521938          623/623             F           55,500.00         ZZ
                                         180         55,076.18          1
    6345 CHURCHFIELD BOULEVARD         9.500            579.54         59
                                       9.250            579.54       95,000.00
    LAS VEGAS        NV   89103          5            07/18/96         00
    7140220                              05           09/01/96          0
    7140220                              N            08/01/11
    0


    1521939          623/623             F           42,000.00         ZZ
                                         180         41,653.11          1
    8821 WEST FLAGLER ST #303          8.625            416.68         75
                                       8.375            416.68       56,000.00
    MIAMI            FL   33174          1            07/29/96         00
    896636                               01           09/01/96          0
    896636                               O            08/01/11
    0


    1522236          526/G02             F           41,400.00         ZZ
                                         180         41,080.23          1
    2200 N.W. 29TH TERRACE             9.375            429.20         90
                                       9.125            429.20       46,000.00
    FT. LAUDERDALE   FL   33311          1            07/31/96         12
    0430021907                           05           09/01/96         25
    131317                               N            08/01/11
    0


    1522245          661/661             F           61,500.00         ZZ
                                         180         61,151.17          1
    52A MCDIVITT AVENUE UNIT 21        8.250            596.63        100
                                       8.000            596.63       61,500.00
    STATEN ISLAND    NY   10314          1            08/16/96         92
    2584738                              01           10/01/96         30
    2584738                              O            09/01/11
    0


    1522247          661/661             F           40,000.00         ZZ
                                         180         39,548.05          1
    111 MADISON STREET                 8.375            390.98        100
                                       8.125            390.98       40,000.00
1


    MUSCATINE        IA   52761          1            06/26/96         92
    2567105                              05           08/01/96         30
    2567105                              O            07/01/11
    0


    1522252          661/661             F          342,000.00         T
                                         180        339,620.12          1
    330 EAST 75TH STREET               8.625          3,392.91         90
                                       8.375          3,392.91      380,000.00
    NEW YORK         NY   10021          1            08/01/96         92
    2562544                              06           10/01/96         30
    2562544                              O            09/01/11
    0


    1522260          661/661             F          131,000.00         ZZ
                                         180        130,265.13          1
    1112 SUTHERLAND LANE UNIT #4       8.375          1,280.43        100
                                       8.125          1,280.43      131,000.00
    CAPITOLA         CA   95010          1            08/02/96         92
    2548147                              01           10/01/96         30
    2548147                              O            09/01/11
    0


    1523074          E22/G02             F           40,000.00         ZZ
                                         180         38,304.57          1
    521 HAVERLY STREET                 8.250            388.06         21
                                       8.000            388.06      195,000.00
    CRESTED BUTTE S  CO   81224          5            07/31/96         00
    0410157523                           05           10/01/96          0
    410157523                            O            09/01/11
    0


    1523130          E22/G02             F           66,950.00         ZZ
                                         180         66,450.15          4
    408 MESILLA SE                     9.750            709.24         64
                                       9.500            709.24      105,000.00
    ALBUQUERQUE      NM   87108          5            08/02/96         00
    0410109219                           05           09/01/96          0
    410109219                            N            08/01/11
    0


    1523131          635/635             F           28,850.00         ZZ
                                         180         28,774.60          1
    6026 SCANLAN                       9.125            294.78         90
                                       8.875            294.78       32,400.00
    ST. LOUIS        MO   63139          1            09/13/96         01
    6590418                              05           11/01/96         25
    6590418                              N            10/01/11
    0
1




    1523377          638/G02             F          192,000.00         ZZ
                                         180        191,469.30          2
    1602 & 1604 FLANIGAN DRIVE         8.500          1,890.70         80
                                       8.250          1,890.70      241,000.00
    SAN JOSE         CA   95121          1            09/16/96         10
    0430052738                           05           11/01/96         12
    08593937                             N            10/01/11
    0


    1523398          G20/G02             F          168,750.00         ZZ
                                         180        168,273.05          1
    5980 BLARNEY WAY                   8.250          1,637.11         75
                                       8.000          1,637.11      225,000.00
    PILOT HILL       CA   95664          1            09/03/96         00
    0430029736                           05           11/01/96          0
    164761                               O            10/01/11
    0


    1523497          E22/G02             F           19,800.00         ZZ
                                         180         19,666.65          1
    508 JENNISON                      10.875            223.49         90
                                      10.625            223.49       22,000.00
    BAY CITY         MI   48708          1            07/26/96         04
    0410142699                           05           09/01/96         25
    410142699                            N            08/01/11
    0


    1523521          A01/G02             F           91,200.00         ZZ
                                         180         90,688.38          1
    225 REX COURT                      8.375            891.42         80
                                       8.125            891.42      114,000.00
    PALM SPRINGS     FL   33461          5            08/21/96         00
    0430026765                           05           10/01/96          0
    NG                                   O            09/01/11
    0


    1523584          661/661             F          108,900.00         ZZ
                                         180        107,732.60          1
    25 PHILLIPS STREET, UNIT A         8.500          1,072.39         90
                                       8.250          1,072.39      121,000.00
    BOSTON           MA   02114          1            08/01/96         92
    2483154                              01           09/01/96         30
    2483154                              O            08/01/11
    0


    1523717          776/G02             F          161,000.00         ZZ
                                         180        160,183.52          4
1


    1315 EAST HACIENDA AVENUE A,B,     9.500          1,681.21         70
    C,D,                               9.250          1,681.21      230,000.00
    LAS VEGAS        NV   89119          1            08/16/96         00
    0430029959                           03           10/01/96          0
    6334699                              N            09/01/11
    0


    1523731          105/728             F           24,050.00         ZZ
                                         180         23,933.47          1
    2220 CHURCHILL WAY                10.000            258.44         90
                                       9.750            258.44       26,750.00
    OKLAHOMA CITY    OK   73120          1            08/26/96         04
    0380505991                           05           10/01/96         25
    941914                               N            09/01/11
    0


    1523793          E22/G02             F           26,700.00         ZZ
                                         180         26,500.65          1
    1477 NEWTON STREET                 9.750            282.85         90
                                       9.500            282.85       29,700.00
    AKRON            OH   44305          1            07/31/96         01
    0410215347                           05           09/01/96         25
    410215347                            N            08/01/11
    0


    1524151          253/G02             F           40,600.00         ZZ
                                         180         40,384.60          1
    301 SPARKS DRIVE                   9.000            411.80         70
                                       8.750            411.80       58,000.00
    GRAND PRAIRIE    TX   75051          5            08/20/96         00
    0430026245                           05           10/01/96          0
    321201                               N            09/01/11
    0


    1524254          526/G02             F           25,900.00         ZZ
                                         180         25,706.61          1
    10905 BRISTOL TERRACE              9.750            274.38         90
                                       9.500            274.38       28,800.00
    KANSAS CITY      MO   64134          1            07/24/96         12
    0430026922                           03           09/01/96         25
    0135577                              N            08/01/11
    0


    1524392          E22/G02             F           31,500.00         ZZ
                                         180         31,350.83          1
    2125 NW 44TH STREET               10.250            343.33         90
                                      10.000            343.33       35,000.00
    MIAMI            FL   33142          1            08/09/96         12
    0410194831                           05           10/01/96         25
1


    410194831                            N            09/01/11
    0


    1524447          E22/G02             F           29,700.00         ZZ
                                         180         29,468.03          2
    1354 BAYOU DRIVE                   9.250            305.67         90
                                       9.000            305.67       33,000.00
    SAN ANTONIO      TX   78245          1            07/31/96         10
    0410214746                           05           09/01/96         25
    410214746                            N            08/01/11
    0


    1524455          526/G02             F           52,800.00         ZZ
                                         180         52,523.01          1
    35 SOUTHWIND DRIVE                 9.125            539.47         80
                                       8.875            539.47       66,000.00
    WARETOWN         NJ   08758          1            08/22/96         04
    0430045708                           05           10/01/96         12
    0134812                              N            09/01/11
    0


    1524519          526/G02             F           55,575.00         ZZ
                                         180         55,431.41          1
    1105 COFFEYVILLE COURT             9.250            571.98         65
                                       9.000            571.98       85,500.00
    PLANO            TX   75023          5            09/06/96         00
    0430040246                           05           11/01/96          0
    0146393                              N            10/01/11
    0


    1524521          526/G02             F           56,000.00         ZZ
                                         180         55,855.32          1
    801 CAMBRIDGE DRIVE                9.250            576.35         70
                                       9.000            576.35       80,000.00
    PLANO            TX   75023          5            09/06/96         00
    0430040162                           05           11/01/96          0
    0146391                              N            10/01/11
    0


    1524523          526/G02             F           51,675.00         ZZ
                                         180         51,541.49          1
    6653 OSAGE TRAIL                   9.250            531.84         65
                                       9.000            531.84       79,500.00
    PLANO            TX   75023          5            09/06/96         00
    0430040188                           05           11/01/96          0
    0146395                              N            10/01/11
    0


1


    1524526          526/G02             F           50,375.00         ZZ
                                         180         50,244.85          1
    717 ARBOR DOWNS DRIVE              9.250            518.46         65
                                       9.000            518.46       77,500.00
    PLANO            TX   75023          5            09/06/96         00
    0430040220                           05           11/01/96          0
    0146389                              N            10/01/11
    0


    1524577          A06/G02             F           90,000.00         ZZ
                                         120         89,528.30          1
    3286 GOLFHILL                      8.750          1,127.95         61
                                       8.500          1,127.95      149,000.00
    WATERFORD        MI   48329          5            09/06/96         00
    0430026757                           05           11/01/96          0
    9604170                              O            10/01/06
    0


    1524775          470/470             F           94,050.00         ZZ
                                         180         93,515.25          4
    585,589,593,597 FORTUNA AVE        8.875            946.94         90
                                       8.625            946.94      104,500.00
    ATWATER          CA   95301          1            08/27/96         04
    35002274                             05           10/01/96         25
    35002274                             N            09/01/11
    0


    1524900          526/G02             F           33,000.00         ZZ
                                         180         32,822.95          1
    4645 BAY STREET                    8.875            332.26         52
                                       8.625            332.26       63,500.00
    PORT ARTHUR      TX   77642          2            08/16/96         00
    0430029843                           05           10/01/96          0
    143576                               O            09/01/11
    0


    1525079          E22/G02             F          267,800.00         ZZ
                                         180        266,314.33          1
    3299 BARNES CIRCLE                 8.500          2,637.13         52
                                       8.250          2,637.13      520,000.00
    GLENDALE         CA   91208          1            08/16/96         00
    0410185011                           05           10/01/96          0
    410185011                            O            09/01/11
    0


    1525080          E22/G02             F           28,000.00         ZZ
                                         180         27,858.02          1
    10805 IVANHOE DRIVE                9.500            292.38         70
                                       9.250            292.38       40,000.00
1


    EL PASO          TX   79935          1            08/16/96         00
    0410108450                           05           10/01/96          0
    410108450                            N            09/01/11
    0


    1525103          E22/G02             F           41,000.00         ZZ
                                         180         40,586.78          1
    50 NORTHEAST IVY STREET            8.250            397.76         51
                                       8.000            397.76       81,000.00
    PORTLAND         OR   97212          2            08/23/96         00
    0410223721                           05           10/01/96          0
    410223721                            N            09/01/11
    0


    1525137          560/560             F           56,000.00         ZZ
                                         180         55,689.32          2
    43 PRINCE STREET                   8.500            551.46         69
                                       8.250            551.46       82,000.00
    SALEM            MA   01970          5            08/16/96         00
    450506407                            05           10/01/96          0
    450506407                            N            09/01/11
    0


    1525216          560/560             F          203,000.00         T
                                         180        201,923.04          1
    250 S FRONTAGE ROAD WEST           9.000          2,058.97         60
    NO 605                             8.750          2,058.97      340,000.00
    VAIL             CO   81657          1            08/30/96         00
    450518055                            22           10/01/96          0
    450518055                            O            09/01/11
    0


    1525251          180/G02             F           40,100.00         ZZ
                                         180         39,992.83          1
    539 STIMMEL DRIVE                  8.875            403.74         86
                                       8.625            403.74       47,000.00
    SAN ANTONIO      TX   78227          2            09/27/96         04
    0430058370                           05           11/01/96         25
    4533519                              N            10/01/11
    0


    1525335          405/405             F          100,000.00         ZZ
                                         180         99,747.44          3
    118 OVERLOOK STREET                9.500          1,044.23         38
                                       9.250          1,044.23      265,000.00
    MOUNT VERNON     NY   10552          5            09/30/96         00
    4004081                              05           11/01/96          0
    4004081                              O            10/01/11
    0
1




    1525353          560/560             F           40,000.00         ZZ
                                         180         39,684.04          1
    21 W PATTERSON AVENUE              9.125            408.69         50
                                       8.875            408.69       80,000.00
    COLUMBUS         OH   43202          5            07/31/96         00
    450495916                            05           09/01/96          0
    450495916                            N            08/01/11
    0


    1525399          E22/G02             F           33,700.00         ZZ
                                         180         33,522.01          1
    3414 SHIRLEY RD                    9.250            346.84         75
                                       9.000            346.84       45,000.00
    YOUNGSTOWN       OH   44502          2            08/20/96         00
    0410159651                           05           10/01/96          0
    410159651                            N            09/01/11
    0


    1525410          560/560             F           96,300.00         ZZ
                                         180         95,800.46          1
    5263 DEBORAH DRIVE                 9.250            991.12         90
                                       9.000            991.12      107,000.00
    PISCATAWAY       NJ   08854          1            08/30/96         04
    450519442                            05           10/01/96         25
    450519442                            N            09/01/11
    0


    1525411          560/560             F           43,050.00         ZZ
                                         180         41,182.86          1
    1521 N 60TH STREET                 8.500            423.94         70
                                       8.250            423.94       61,500.00
    PHILADELPHIA     PA   19151          5            08/14/96         00
    450504105                            07           10/01/96          0
    450504105                            N            09/01/11
    0


    1526782          E22/G02             F          140,000.00         ZZ
                                         180        139,223.32          1
    1122 LAUSANNE AVENUE               8.500          1,378.64         80
                                       8.250          1,378.64      175,000.00
    DALLAS           TX   75208          1            08/15/96         00
    0410267298                           05           10/01/96          0
    410267298                            O            09/01/11
    0


    1526794          E22/G02             F           25,950.00         ZZ
                                         180         25,812.34          1
1


    2100 TANGLEWILDE UNIT # 541        9.000            263.20         90
                                       8.750            263.20       28,850.00
    HOUSTON          TX   77063          1            08/28/96         12
    0410108112                           01           10/01/96         25
    410108112                            N            09/01/11
    0


    1526800          E22/G02             F          132,000.00         ZZ
                                         180        131,299.72          1
    5 SANDPOINT CIRCLE                 9.000          1,338.83         80
                                       8.750          1,338.83      165,000.00
    ORMOND BEACH     FL   32174          1            08/30/96         00
    0410198170                           03           10/01/96          0
    410198170                            O            09/01/11
    0


    1526802          E22/G02             F          100,000.00         ZZ
                                         180         99,427.45          1
    4539 CEDAR RIDGE TRAIL             8.750            999.45         50
                                       8.500            999.45      203,475.00
    HOUSTON          TX   77059          1            08/26/96         00
    0410135099                           09           10/01/96          0
    410135099                            O            09/01/11
    0


    1526818          B35/G02             F           75,120.00         ZZ
                                         180         74,930.27          2
    312 PYRAMID AVENUE                 9.500            784.43         80
                                       9.250            784.43       93,900.00
    CLAYMONT         DE   19703          1            09/27/96         04
    0430044545                           05           11/01/96         12
    9682011053                           N            10/01/11
    0


    1526891          180/G02             F           56,700.00         ZZ
                                         180         56,555.16          1
    2308 MEADOW LARK                   9.375            587.81         90
                                       9.125            587.81       63,000.00
    IRVING           TX   75060          1            09/18/96         04
    0430046466                           05           11/01/96         25
    4534699                              N            10/01/11
    0


    1526978          E22/G02             F          320,000.00         ZZ
                                         180        318,302.36          1
    4708 RAMBLING COURT                9.000          3,245.65         74
                                       8.750          3,245.65      435,000.00
    TROY             MI   48098          2            08/29/96         00
    0410212971                           05           10/01/96          0
1


    410212971                            O            09/01/11
    0


    1527006          E22/G02             F          178,000.00         ZZ
                                         180        177,066.24          1
    4992 W 121ST ST                    9.125          1,818.65         80
                                       8.875          1,818.65      222,500.00
    ZIONSVILLE       IN   46077          1            08/28/96         00
    0410161137                           05           10/01/96          0
    410161137                            O            09/01/11
    0


    1527016          737/G02             F          113,200.00         ZZ
                                         180        112,499.30          1
    60 SEDONA ROAD                     8.375          1,106.45         75
                                       8.125          1,106.45      151,000.00
    SEDONA           AZ   86351          1            08/26/96         00
    0430035675                           05           10/01/96          0
    551602                               O            09/01/11
    0


    1527327          E22/G02             F           54,400.00         ZZ
                                         180         53,987.70          1
    1902 ASTER DRIVE                   8.875            547.72         58
                                       8.625            547.72       95,000.00
    WINTER PARK      FL   32792          2            08/22/96         00
    0410197545                           05           10/01/96          0
    410197545                            O            09/01/11
    0


    1527334          313/G02             F          112,000.00         ZZ
                                         180        111,693.86          1
    6408 N WILLAMETTE BLVD             8.625          1,111.14         79
                                       8.375          1,111.14      142,000.00
    PORTLAND         OR   97203          5            09/03/96         00
    0430036111                           05           11/01/96          0
    6006563                              O            10/01/11
    0


    1527386          405/405             F          105,000.00         ZZ
                                         180        104,719.37          3
    1022 NORTH ROCKWELL STREET         8.875          1,057.19         70
                                       8.625          1,057.19      150,000.00
    CHICAGO          IL   60622          5            09/06/96         00
    3998960                              05           11/01/96          0
    3998960                              N            10/01/11
    0


1


    1527427          874/G02             F          205,500.00         ZZ
                                         180        205,500.00          1
    11001-A THOMAS CREEK ROAD          8.750          2,053.87         53
                                       8.500          2,053.87      395,000.00
    RENO             NV   89511          2            10/03/96         00
    0430054494                           05           12/01/96          0
    3698010                              N            11/01/11
    0


    1527535          E22/G02             F           72,000.00         ZZ
                                         180         69,835.32          1
    124 EAST NORTH AVENUE              9.250            741.02         80
                                       9.000            741.02       90,000.00
    WAUCONDA         IL   60084          2            08/27/96         01
    0410101869                           05           10/01/96         12
    410101869                            N            09/01/11
    0


    1527548          638/G02             F          140,000.00         ZZ
                                         180        140,000.00          1
    15-19 RADBURN ROAD BOROUGH         8.750          1,399.23         80
                                       8.500          1,399.23      175,000.00
    FAIR LAWN        NJ   07410          1            10/04/96         00
    0430054726                           05           12/01/96          0
    UNKNOWN                              O            11/01/11
    0


    1527871          267/267             F          110,000.00         ZZ
                                         180        107,306.33          1
    4721 SANTIAGO DRIVE                8.000          1,051.22         38
                                       7.750          1,051.22      295,000.00
    LA PALMA         CA   90623          5            08/22/96         00
    4419895                              05           10/01/96          0
    4419895                              O            09/01/11
    0


    1528470          E22/G02             F          150,000.00         ZZ
                                         180        149,204.23          3
    2617 N 73RD AVENUE                 9.000          1,521.40         54
                                       8.750          1,521.40      280,000.00
    ELMWOOD PARK     IL   60635          5            08/30/96         00
    0410173116                           05           10/01/96          0
    410173116                            O            09/01/11
    0


    1528490          A01/G02             F           80,000.00         ZZ
                                         180         79,536.08          1
    3406 29TH ST                       8.000            764.52         46
                                       7.750            764.52      175,000.00
1


    SAN DIEGO        CA   92104          2            09/05/96         00
    0430035287                           05           10/01/96          0
    96081263                             O            09/01/11
    0


    1528522          560/560             F           31,550.00         ZZ
                                         180         31,467.55          1
    3217 SALISHAN CIRCLE               9.125            322.36         58
                                       8.875            322.36       55,000.00
    FLINT            MI   48501          5            09/09/96         00
    450524566                            05           11/01/96          0
    450524566                            N            10/01/11
    0


    1528593          E22/G02             F          275,000.00         ZZ
                                         180        273,440.13          1
    827 47TH AVENUE                    8.250          2,667.89         78
                                       8.000          2,667.89      355,000.00
    SAN FRANCISCO    CA   94121          2            08/16/96         00
    0410225676                           05           10/01/96          0
    410225676                            O            09/01/11
    0


    1528681          470/470             F           94,050.00         ZZ
                                         180         93,798.64          4
    559,563,567,571 FORTUNA AVENUE     8.875            946.94         90
                                       8.625            946.94      104,500.00
    ATWATER          CA   95301          1            09/03/96         01
    35002262                             05           11/01/96         25
    35002262                             N            10/01/11
    0


    1528684          470/470             F          178,750.00         ZZ
                                         180        178,282.92          1
    13 WEST 38TH AVENUE                9.125          1,826.32         55
                                       8.875          1,826.32      325,000.00
    SAN MATEO        CA   94403          5            09/04/96         00
    4200139                              05           11/01/96          0
    4200139                              N            10/01/11
    0


    1528687          470/470             F          187,000.00         ZZ
                                         180        186,500.22          1
    52 WEST 39TH AVENUE                8.875          1,882.80         45
                                       8.625          1,882.80      420,000.00
    SAN MATEO        CA   94403          5            09/04/96         00
    42000137                             05           11/01/96          0
    42000137                             O            10/01/11
    0
1




    1528750          757/757             F           54,275.00         ZZ
                                         180         54,124.98          1
    376 TURNER RIDGE DRIVE             8.500            534.47         65
                                       8.250            534.47       83,500.00
    CLEVELAND        GA   30528          4            09/11/96         00
    2793297                              05           11/01/96          0
    2793297                              N            10/01/11
    0


    1528794          E22/G02             F           45,000.00         ZZ
                                         180         44,774.38          1
    204 RIVERSIDE                      9.625            473.30         75
                                       9.375            473.30       60,000.00
    KAWKAWLIN        MI   48631          1            08/21/96         00
    0410212559                           05           10/01/96          0
    410212559                            O            09/01/11
    0


    1528826          560/560             F           78,600.00         ZZ
                                         180         78,149.20          1
    10800 CHESTNUT STREET              8.125            756.83         65
                                       7.875            756.83      121,000.00
    RENO             NV   89506          5            08/29/96         00
    450522586                            05           10/01/96          0
    450522586                            N            09/01/11
    0


    1528869          896/G02             F           48,900.00         ZZ
                                         180         48,764.83          1
    4404 LAKE POINTE CIRCLE            8.500            481.54         70
                                       8.250            481.54       69,900.00
    ROSWELL          GA   30075          1            10/01/96         00
    0430048058                           01           11/01/96          0
    UNKNOWN                              O            10/01/11
    0


    1529164          E67/G02             F           72,500.00         ZZ
                                         180         72,304.05          1
    115 AMES STREET                    8.750            724.60         62
                                       8.500            724.60      118,000.00
    MADRAS           OR   97741          5            09/16/96         00
    0430039883                           05           11/01/96          0
    5781                                 O            10/01/11
    0


    1529190          635/635             F           34,200.00         ZZ
                                         180         34,008.53          1
1


    401 VALENTINE DRIVE                8.000            326.83         56
                                       7.750            326.83       62,000.00
    SAVANNAH         GA   31406          2            09/05/96         00
    6590756                              05           11/01/96          0
    6590756                              O            10/01/11
    0


    1529211          A06/G02             F           42,000.00         ZZ
                                         180         41,886.48          1
    359 E SARATOGA                     8.750            419.77         64
                                       8.500            419.77       66,000.00
    FERNDALE         MI   48220          5            09/16/96         00
    0430044818                           05           11/01/96          0
    1000009605839                        N            10/01/11
    0


    1529322          E08/G02             F          165,000.00         ZZ
                                         180        165,000.00          1
    15745 S W 46 TERRACE               8.750          1,649.09         74
                                       8.500          1,649.09      225,000.00
    MIAMI            FL   33185          1            10/02/96         00
    0430046987                           05           12/01/96          0
    96394                                O            11/01/11
    0


    1529382          E22/G02             F           67,500.00         ZZ
                                         180         67,157.71          1
    2006 9TH AVENUE                    9.500            704.85         90
                                       9.250            704.85       75,000.00
    GREELEY          CO   80631          1            08/29/96         10
    0410267785                           05           10/01/96         25
    410267785                            N            09/01/11
    0


    1529388          267/267             F          192,500.00         ZZ
                                         180        191,955.91          1
    5368 OCEAN VIEW BLVD               8.250          1,867.53         70
                                       8.000          1,867.53      275,000.00
    LA CANADA-FLINT  CA   91011          1            09/12/96         00
    4429395                              05           11/01/96          0
    4429395                              O            10/01/11
    0


    1529392          E22/G02             F           28,000.00         ZZ
                                         180         27,926.01          1
    2810 WENTWORTH LANE                9.000            283.99         80
                                       8.750            283.99       35,000.00
    PASADENA         TX   77506          1            09/05/96         04
    0410107312                           05           11/01/96         12
1


    410107312                            N            10/01/11
    0


    1529398          E22/G02             F           36,800.00         ZZ
                                         180         36,704.93          2
    4519 STATE HIGHWAY NO 6 EAST       9.250            378.74         80
    BYPASS UNIT # A & B                9.000            378.74       46,000.00
    BRYAN            TX   77803          1            09/09/96         04
    0410267926                           05           11/01/96         12
    410267926                            N            10/01/11
    0


    1529401          E22/G02             F           36,800.00         ZZ
                                         180         36,704.93          2
    4521 STATE HIGHWAY NO 6            9.250            378.74         80
    E BYPASS                           9.000            378.74       46,000.00
    BRYAN            TX   77803          1            09/09/96         04
    0410267918                           05           11/01/96         12
    410267918                            N            10/01/11
    0


    1529402          E22/G02             F           36,800.00         ZZ
                                         180         36,704.93          2
    4517 STATE HIGHWAY NO 6 EAST       9.250            378.74         80
    EAST BYPASS UNIT # A & B           9.000            378.74       46,000.00
    BRYAN            TX   77803          1            09/09/96         04
    0410267934                           05           11/01/96         12
    410267934                            N            10/01/11
    0


    1529423          971/G02             F           60,000.00         ZZ
                                         180         59,848.47          1
    2929 S OCEAN BLVD #317             9.500            626.53         51
                                       9.250            626.53      118,000.00
    BOCA RATON       FL   33432          1            09/20/96         00
    0430041376                           08           11/01/96          0
    UNKNOWN                              N            10/01/11
    0


    1529437          369/G02             F           84,100.00         ZZ
                                         180         83,839.28          1
    1913 HELEN LANE                    9.000            853.00         80
                                       8.750            853.00      105,124.00
    LEWISVILLE       TX   75067          1            09/09/96         00
    0430045096                           05           11/01/96          0
    49592991                             O            10/01/11
    0


1


    1529731          E22/G02             F           92,800.00         ZZ
                                         180         92,562.95          1
    75 RIDGEPORT UNIT # 75-B           9.375            962.05         80
                                       9.125            962.05      116,000.00
    LAKE WYLIE       SC   29710          1            09/19/96         00
    0410242382                           01           11/01/96          0
    410242382                            O            10/01/11
    0


    1529734          E22/G02             F          107,000.00         T
                                         180        106,720.41          1
    920 PASEO PALMERA                  9.125          1,093.24         60
                                       8.875          1,093.24      180,000.00
    WEST PALM BEACH  FL   33405          5            09/13/96         00
    0410198212                           05           11/01/96          0
    410198212                            O            10/01/11
    0


    1529749          E22/G02             F           40,600.00         ZZ
                                         180         40,499.78          1
    2005 ADAMS AVENUE                  9.750            430.10         70
                                       9.500            430.10       58,000.00
    SANFORD          FL   32771          5            09/09/96         00
    0410240162                           05           11/01/96          0
    410240162                            N            10/01/11
    0


    1529926          480/G02             F           42,000.00         ZZ
                                         180         41,892.72          1
    5223 WHITE OAK LANE                9.375            435.41         70
                                       9.125            435.41       60,000.00
    MIDDLEBURG       FL   32068          5            09/06/96         00
    0430043265                           05           11/01/96          0
    1755420                              N            10/01/11
    0


    1530079          286/286             F          129,200.00         ZZ
                                         180        128,522.23          1
    301 COSBIE DR                      9.125          1,320.06         80
                                       8.875          1,320.06      161,500.00
    IRVING           TX   75063          1            08/26/96         00
    8428864                              03           10/01/96          0
    8428864                              O            09/01/11
    0


    1530336          470/G02             F           72,000.00         ZZ
                                         180         71,807.57          1
    1600 S OLYMPIA PLACE               8.875            724.93         90
                                       8.625            724.93       80,000.00
1


    KENNEWICK        WA   99337          1            09/11/96         01
    0430047050                           05           11/01/96         30
    6202767                              N            10/01/11
    0


    1530338          E19/G02             F          280,000.00         ZZ
                                         180        279,243.21          1
    480 PAUU PLACE                     8.750          2,798.46         80
                                       8.500          2,798.46      350,000.00
    LAHAINA          HI   96761          2            09/20/96         00
    0430050294                           05           11/01/96          0
    11794                                O            10/01/11
    0


    1530479          776/G02             F           76,500.00         T
                                         180         76,297.84          1
    1125 NORTH CEDAR DRIVE             9.000            775.91         75
                                       8.750            775.91      102,000.00
    PANGUITCH LAKE   UT   84759          5            09/11/96         00
    0430051284                           05           11/01/96          0
    6334746                              O            10/01/11
    0


    1530545          E22/G02             F           16,650.00         ZZ
                                         180         16,609.83          2
    1006 3RD STREET NW                10.000            178.92         90
                                       9.750            178.92       18,500.00
    CANTON           OH   44703          1            09/23/96         04
    0410257364                           05           11/01/96         25
    410257364                            N            10/01/11
    0


    1531049          E22/G02             F           75,000.00         ZZ
                                         180         74,799.56          1
    16 FIG LEAF COURT                  8.875            755.13         60
                                       8.625            755.13      127,000.00
    SACRAMENTO       CA   95838          1            09/24/96         00
    0410273106                           05           11/01/96          0
    410273106                            O            10/01/11
    0


    1531167          E22/G02             F           25,200.00         ZZ
                                         180         25,134.89          1
    53 SPRINGWOOD SQUARE               9.250            259.36         80
                                       9.000            259.36       31,500.00
    PORT ORANGE      FL   32119          1            09/11/96         00
    0410198378                           03           11/01/96          0
    410198378                            O            10/01/11
    0
1




    1531196          737/G02             F           98,100.00         ZZ
                                         180         97,846.55          1
    1428 E NORTHERN AVE                9.250          1,009.64         90
                                       9.000          1,009.64      109,000.00
    PHOENIX          AZ   85020          1            09/27/96         01
    0430049957                           05           11/01/96         25
    511774                               N            10/01/11
    0


    1531245          975/G02             F          178,400.00         ZZ
                                         180        177,917.81          1
    218 DEWEY AVENUE                   8.750          1,783.02         80
                                       8.500          1,783.02      223,000.00
    SAN GABRIEL      CA   91776          5            09/25/96         00
    0430054650                           05           11/01/96          0
    962401                               O            10/01/11
    0


    1531279          635/635             F           20,000.00         ZZ
                                         180         20,000.00          1
    4671 ALASKA AVENUE                 9.375            207.35         89
                                       9.125            207.35       22,500.00
    ST. LOUIS        MO   63111          1            10/11/96         01
    6624811                              05           12/01/96         25
    6624811                              N            11/01/11
    0


    1531286          E26/G02             F           77,000.00         ZZ
                                         180         76,807.72          1
    113 DOVER COURT                    9.625            809.88         65
                                       9.375            809.88      118,500.00
    BEAR             DE   19701          5            09/25/96         00
    0430047480                           05           11/01/96          0
    437235                               N            10/01/11
    0


    1531485          E67/G02             F           60,000.00         ZZ
                                         180         60,000.00          1
    16635 BUCK HORN LANE               8.000            573.39         28
                                       7.750            573.39      215,000.00
    SISTERS          OR   97759          5            09/30/96         00
    0430053868                           05           12/01/96          0
    5627                                 O            11/01/11
    0


    1531558          E22/G02             F          163,750.00         ZZ
                                         180        163,107.41          1
1


    2130 HARROW GATE                   8.750          1,636.60         50
                                       8.500          1,636.60      327,500.00
    INVERNESS        IL   60010          1            09/12/96         00
    0410257505                           03           11/01/96          0
    410257505                            O            10/01/11
    0


    1531564          E22/G02             F           40,950.00         ZZ
                                         180         40,846.58          1
    8245 WESTPOINT                     9.500            427.61         70
                                       9.250            427.61       58,500.00
    TAYLOR           MI   48180          5            09/13/96         00
    0410160857                           05           11/01/96          0
    410160857                            N            10/01/11
    0


    1531590          E22/G02             F           32,550.00         ZZ
                                         180         32,467.79          1
    26364 MCDONALD                     9.500            339.90         59
                                       9.250            339.90       56,000.00
    DEARBORN HEIGHT  MI   48125          2            09/13/96         00
    0410160865                           05           11/01/96          0
    410160865                            N            10/01/11
    0


    1531602          E22/G02             F          100,000.00         T
                                         180         99,750.30          1
    115 S W 136TH AVENUE               9.625          1,051.78         73
                                       9.375          1,051.78      137,911.00
    MIAMI            FL   33182          5            09/25/96         00
    0410121040                           05           11/01/96          0
    410121040                            O            10/01/11
    0


    1531726          688/G02             F           37,100.00         ZZ
                                         180         36,999.72          1
    813 PATRICIA DRIVE                 8.750            370.80         70
                                       8.500            370.80       53,000.00
    SHERMAN          TX   75090          1            09/27/96         00
    0430050377                           05           11/01/96          0
    43275                                N            10/01/11
    0


    1531753          E22/G02             F           28,400.00         ZZ
                                         180         28,324.10          1
    2307 BRIARWEST BOULEVARD           8.875            285.94         80
                                       8.625            285.94       35,500.00
    HOUSTON          TX   77077          1            09/12/96         00
    0410258933                           09           11/01/96          0
1


    410258933                            O            10/01/11
    0


    1531776          B75/G02             F          150,000.00         ZZ
                                         180        149,551.93          1
    33685 NORTH 71ST WAY               7.625          1,401.20         65
                                       7.375          1,401.20      233,372.00
    SCOTTSDALE       AZ   85262          1            09/10/96         00
    0430050328                           03           11/01/96          0
    2479111                              O            10/01/11
    0


    1531784          560/560             F           29,700.00         ZZ
                                         180         29,620.62          1
    420 WALTON LANE                    8.875            299.04         90
    J-39                               8.625            299.04       33,000.00
    MADISON          TN   37115          1            10/04/96         04
    450545843                            01           11/01/96         25
    450545843                            N            10/01/11
    0


    1531790          560/560             F          115,700.00         ZZ
                                         180        115,397.67          2
    83 FOCH AVENUE                     9.125          1,182.13         65
                                       8.875          1,182.13      178,000.00
    RICHMOND         NY   10305          1            09/20/96         00
    450532106                            05           11/01/96          0
    450532106                            N            10/01/11
    0


    1531907          E22/G02             F           48,000.00         ZZ
                                         180         48,000.00          1
    2336 FLORIDA BLVD                  9.250            494.01         69
                                       9.000            494.01       70,000.00
    SOUTH DAYTONA    FL   32119          5            10/02/96         00
    0410243349                           05           12/01/96          0
    410243349                            O            11/01/11
    0


    1531946          E22/G02             F           25,000.00         ZZ
                                         180         24,939.68          1
    5100 VERDE VALLEY, UNIT # 141     10.000            268.65         53
                                       9.750            268.65       47,500.00
    DALLAS           TX   75240          1            09/11/96         00
    0410272868                           01           11/01/96          0
    410272868                            N            10/01/11
    0


1


    1531959          E22/G02             F           43,000.00         ZZ
                                         180         42,895.05          1
    824 PONDVIEW COURT UNIT # 943      9.875            458.80         50
                                       9.625            458.80       86,000.00
    SCHAUMBURG       IL   60194          5            09/25/96         00
    0410176846                           01           11/01/96          0
    410176846                            O            10/01/11
    0


    1532161          688/G02             F           28,700.00         ZZ
                                         180         28,622.43          1
    1809 N BINKLEY STREET              8.750            286.84         70
                                       8.500            286.84       41,000.00
    SHERMAN          TX   75090          1            09/27/96         00
    0430053660                           05           11/01/96          0
    43276                                N            10/01/11
    0


    1532199          E22/G02             F           35,000.00         ZZ
                                         180         34,913.60          2
    2153-2155 W 96TH ST                9.750            370.78         70
                                       9.500            370.78       50,000.00
    CLEVELAND        OH   44102          5            09/30/96         00
    0410215511                           05           11/01/96          0
    410215511                            N            10/01/11
    0


    1532212          E22/G02             F           46,900.00         ZZ
                                         180         46,781.54          1
    17675 WOOD                         9.500            489.75         70
                                       9.250            489.75       67,000.00
    MELVINDALE       MI   48122          2            09/13/96         00
    0410258503                           05           11/01/96          0
    410258503                            N            10/01/11
    0


    1532398          G22/G02             F          250,000.00         ZZ
                                         180        249,301.22          1
    218 WEST RIDGEPOINT DRIVE          8.375          2,443.57         72
                                       8.125          2,443.57      350,000.00
    FRESNO           CA   93711          1            09/23/96         00
    0430058859                           05           11/01/96          0
    535992                               O            10/01/11
    0


    1532441          E22/G02             F           35,000.00         ZZ
                                         180         34,913.60          2
    3136 W 104TH STREET                9.750            370.78         70
                                       9.500            370.78       50,000.00
1


    CLEVELAND        OH   44111          5            09/30/96         00
    0410215529                           05           11/01/96          0
    410215529                            N            10/01/11
    0


    1532646          A78/G02             F          126,000.00         ZZ
                                         180        125,685.37          1
    3008 SUNSET DRIVE                  9.625          1,325.25         90
                                       9.375          1,325.25      140,000.00
    EVANS            CO   80620          1            09/30/96         04
    0430059071                           05           11/01/96         25
    080570596                            N            10/01/11
    0


    1532676          E22/G02             F           50,000.00         ZZ
                                         180         49,873.72          1
    344 EDMOR ROAD                     9.500            522.11         53
                                       9.250            522.11       96,000.00
    WEST PALM BEACH  FL   33405          5            10/02/96         00
    0410242457                           05           11/01/96          0
    410242457                            O            10/01/11
    0


    1532720          E22/G02             F           70,000.00         ZZ
                                         180         69,815.01          1
    2311 SW 83RD AVENUE                9.000            709.99         80
                                       8.750            709.99       88,400.00
    MIRAMAR          FL   33025          1            09/13/96         00
    0410240428                           09           11/01/96          0
    410240428                            O            10/01/11
    0


    1532744          E22/G02             F          133,600.00         ZZ
                                         180        133,242.94          1
    2948 E 56TH PLACE SO               8.875          1,345.14         80
                                       8.625          1,345.14      167,000.00
    TULSA            OK   74105          5            09/26/96         00
    0410109029                           05           11/01/96          0
    410109029                            O            10/01/11
    0


    1532803          737/G02             F           63,000.00         ZZ
                                         180         63,000.00          1
    2894 JIM OWENS ROAD                8.750            629.65         90
                                       8.500            629.65       70,000.00
    KENNESAW         GA   30144          1            10/09/96         01
    0430057786                           05           12/01/96         25
    558269                               N            11/01/11
    0
1




    1532846          526/G02             F           22,500.00         ZZ
                                         180         22,443.81          1
    780 SOUTH 6TH STREET               9.625            236.66         90
                                       9.375            236.66       25,000.00
    SILSBEE          TX   77656          1            09/11/96         10
    0430054791                           05           11/01/96         25
    0146544                              N            10/01/11
    0


    1532858          688/G02             F           36,000.00         ZZ
                                         180         35,902.70          1
    1930 JONES CIRCLE                  8.750            359.80         75
                                       8.500            359.80       48,000.00
    SHERMAN          TX   75090          1            09/16/96         00
    0430054692                           05           11/01/96          0
    0039722                              N            10/01/11
    0


    1532912          201/G02             F           60,300.00         ZZ
                                         180         60,151.14          1
    422 SPRINGWOOD LANE                9.750            638.80         90
                                       9.500            638.80       67,000.00
    SAN ANTONIO      TX   78216          1            09/23/96         04
    0430055533                           05           11/01/96         25
    4200936716                           N            10/01/11
    0


    1532938          E22/G02             F          114,700.00         ZZ
                                         180        114,700.00          1
    712 GRANDVIEW                      8.625          1,137.92         75
                                       8.375          1,137.92      153,000.00
    CRYSTAL LAKE     IL   60014          2            10/09/96         00
    0410176853                           05           12/01/96          0
    410176853                            N            11/01/11
    0


    1532954          E22/G02             F           51,000.00         ZZ
                                         180         51,000.00          1
    1614 SPRUCE HILLS DRIVE            9.750            540.27         75
                                       9.500            540.27       68,000.00
    BETTENDORF       IA   52722          5            10/01/96         00
    0410260376                           05           12/01/96          0
    410260376                            O            11/01/11
    0


    1532979          E22/G02             F           32,900.00         ZZ
                                         180         32,816.91          1
1


    14518 IRENE                        9.500            343.55         70
                                       9.250            343.55       47,000.00
    SOUTHGATE        MI   48195          5            09/13/96         00
    0410160873                           05           11/01/96          0
    410160873                            N            10/01/11
    0


    1533126          526/G02             F           56,250.00         ZZ
                                         180         56,106.30          1
    27 RENWICK AVENUE                  9.375            583.15         75
                                       9.125            583.15       75,000.00
    KINGS PARK       NY   11754          1            09/18/96         00
    0430056796                           05           11/01/96          0
    00136681                             N            10/01/11
    0


    1533174          E22/G02             F           33,300.00         ZZ
                                         180         33,300.00          1
    645 PARSONS DRIVE                  9.625            350.24         90
                                       9.375            350.24       37,000.00
    BEAUMONT         TX   77706          1            10/04/96         10
    0410259451                           05           12/01/96         25
    410259451                            N            11/01/11
    0


    1533332          526/G02             F           15,000.00         ZZ
                                         180         14,962.54          2
    355-357 OAKLAND STREET             9.625            157.77         75
                                       9.375            157.77       20,000.00
    SPRINGFIELD      MA   01108          1            09/30/96         00
    0430056804                           05           11/01/96          0
    0144936                              N            10/01/11
    0


    1533412          737/G02             F          111,100.00         ZZ
                                         180        111,100.00          1
    411 EMERALD TRACE                  8.500          1,094.05         80
                                       8.250          1,094.05      138,900.00
    JONESBORO        GA   30236          1            10/10/96         00
    0430056895                           05           12/01/96          0
    558224                               O            11/01/11
    0


    1533470          201/G02             F           55,350.00         T
                                         180         55,200.39          1
    17117 CYPRESSWOOD WAY              8.750            553.20         75
                                       8.500            553.20       73,800.00
    CLERMONT         FL   34711          1            09/30/96         00
    0430056887                           03           11/01/96          0
1


    4500938248                           O            10/01/11
    0


    1533652          E22/G02             F           84,000.00         ZZ
                                         180         84,000.00          2
    3945-47 N W 164TH STREET           9.500            877.15         70
                                       9.250            877.15      121,000.00
    MIAMI            FL   33054          5            10/08/96         00
    0410187728                           05           12/01/96          0
    410187728                            O            11/01/11
    0


    1533954          E22/G02             F           56,700.00         ZZ
                                         180         56,700.00          2
    2054 DALE ROAD                     8.370            554.04         70
                                       8.120            554.04       81,000.00
    CINCINNATI       OH   45212          5            10/09/96         00
    0410260012                           05           12/01/96          0
    410260012                            N            11/01/11
    0

   TOTAL NUMBER OF LOANS   :        249

   TOTAL ORIGINAL BALANCE  :    22,655,920.00

   TOTAL PRINCIPAL BALANCE :    22,365,730.36

   TOTAL ORIGINAL P+I      :       227,766.15

   TOTAL CURRENT P+I       :       227,766.15


                             ***************************
                             *      END OF REPORT      *
                             ***************************


  RUN ON     : 11/21/96           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 07.08.21           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 11/01/96
  POOL       : 0004228  0004229
             :
             :
  POOL STATUS:

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST SPREAD RATE                     STRIP
  -----------------------------------------------------------------------------

      1433232                              .2500
      221,144.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1434886                              .2500
       48,138.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1460300                              .2500
      203,353.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1460304                              .2500
      664,583.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1460306                              .2500
      330,650.32                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1461652                              .2500
       53,447.04                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000
1



      1462760                              .2500
      191,967.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1470934                              .2500
       79,163.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1470937                              .2500
       79,163.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1471929                              .2500
       82,390.92                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0000
            7.0950                         .0000

      1473545                              .2500
       66,652.03                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1474475                              .2500
       63,319.02                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1478468                              .2500
       61,057.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1478482                              .2500
       26,184.92                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1478860                              .2500
       26,684.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1479829                              .2500
       32,762.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1479830                              .2500
       31,689.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1479859                              .2500
      106,172.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1479986                              .2500
       41,496.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1480645                              .2500
       98,939.30                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1481043                              .2500
      135,654.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1482138                              .2500
       46,957.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1482632                              .2500
       45,126.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1482633                              .2500
       33,048.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1482846                              .2500
       77,423.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1483644                              .2500
       75,067.78                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1483646                              .2500
       55,880.39                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1483653                              .2500
       67,924.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1484265                              .2500
       67,127.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1486197                              .2500
       87,427.15                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1486440                              .2500
      106,648.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1486441                              .2500
      106,648.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1486475                              .2500
       80,936.04                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1486477                              .2500
       58,801.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1487293                              .2500
       33,416.31                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1487825                              .2500
       63,742.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1488095                              .2500
       18,731.55                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1488770                              .2500
       74,350.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1488800                              .2500
       56,573.80                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1489089                              .2500
       56,620.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1489233                              .2500
      103,208.05                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1489234                              .2500
       50,227.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1489793                              .2500
       67,930.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1490147                              .2500
      155,661.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1490621                              .2500
       58,889.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1491254                              .2500
       48,031.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000
1



      1494007                              .2500
       32,098.70                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0000
            7.5950                         .0000

      1494017                              .2500
       30,897.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1494178                              .2500
       34,330.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1495519                              .2500
       89,985.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1495727                              .2500
      291,460.90                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1496026                              .2500
       62,849.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1496493                              .2500
       39,423.07                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1497697                              .2500
      117,313.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1497889                              .2500
       39,317.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1498162                              .2500
       63,902.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1498525                              .2500
      307,176.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1498617                              .2500
       96,988.31                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1500065                              .2500
       49,291.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1500692                              .2500
       71,494.86                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1501232                              .2500
       67,243.44                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1501975                              .2500
       34,293.08                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000
1



      1502837                              .2500
      129,240.05                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1504466                              .2500
      444,746.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .0000
            7.7200                         .0000

      1504720                              .2500
       71,646.93                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1504729                              .2500
       49,299.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1505817                              .2500
      105,592.58                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .0000
            7.1700                         .0000

      1506858                              .2500
       98,792.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1508284                              .2500
       62,491.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1508515                              .2500
       38,464.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0000
            7.5950                         .0000
1



      1508631                              .2500
      166,581.40                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1508886                              .2500
      119,030.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1509845                              .2500
      152,803.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1511742                              .2500
       56,708.07                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1511822                              .2500
       64,089.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1511832                              .2500
       88,994.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1511861                              .2500
       58,900.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1512073                              .2500
       98,991.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1512268                              .2500
       65,262.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1512564                              .2500
      116,605.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1512777                              .2500
       29,657.33                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1512778                              .2500
       29,360.75                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1513094                              .2500
      153,704.21                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1513211                              .2500
       64,860.27                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1514523                              .2500
       36,893.43                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1515859                              .2500
       69,251.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1515867                              .2500
      213,038.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1516437                              .2500
       40,735.19                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1517691                              .2500
      100,750.71                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1517754                              .2500
       39,498.90                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1517785                              .2500
       86,527.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1518137                              .2500
      140,907.70                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1518269                              .2500
       95,233.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1518294                              .2500
       60,197.18                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000
1



      1518309                              .2500
       53,596.81                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1518556                              .2500
       55,557.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1518668                              .2500
       99,732.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1518823                              .2500
       36,339.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1518896                              .2500
       20,550.63                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         1.7950
            8.0000                         .0000

      1519266                              .2500
       23,074.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1519951                              .2500
       61,038.27                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1519990                              .2500
      119,754.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1519997                              .2500
      198,852.95                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1520363                              .2500
       63,364.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1520430                              .2500
       15,219.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1520667                              .2500
      204,354.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1521002                              .2500
      129,886.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1521112                              .2500
       31,417.68                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1521231                              .2500
      132,392.66                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1521391                              .2500
       78,600.98                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1521393                              .2500
       42,592.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1521413                              .2500
       21,945.58                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1521529                              .2500
      481,267.48                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1521571                              .2500
      181,392.34                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1521902                              .2500
       33,976.76                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1521930                              .2500
      307,523.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1521933                              .2500
       43,648.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1521936                              .2500
       67,326.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1521938                              .2500
       55,076.18                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1521939                              .2500
       41,653.11                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1522236                              .2500
       41,080.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1522245                              .2500
       61,151.17                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1522247                              .2500
       39,548.05                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1522252                              .2500
      339,620.12                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1522260                              .2500
      130,265.13                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1523074                              .2500
       38,304.57                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000
1



      1523130                              .2500
       66,450.15                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1523131                              .2500
       28,774.60                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1523377                              .2500
      191,469.30                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1523398                              .2500
      168,273.05                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1523497                              .2500
       19,666.65                           .0800
           10.8750                         .0000
           10.6250                         .0000
           10.5450                         2.5450
            8.0000                         .0000

      1523521                              .2500
       90,688.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1523584                              .2500
      107,732.60                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1523717                              .2500
      160,183.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1523731                              .2500
       23,933.47                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1523793                              .2500
       26,500.65                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524151                              .2500
       40,384.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1524254                              .2500
       25,706.61                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1524392                              .2500
       31,350.83                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         1.9200
            8.0000                         .0000

      1524447                              .2500
       29,468.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524455                              .2500
       52,523.01                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1524519                              .2500
       55,431.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1524521                              .2500
       55,855.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524523                              .2500
       51,541.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524526                              .2500
       50,244.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1524577                              .2500
       89,528.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1524775                              .2500
       93,515.25                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1524900                              .2500
       32,822.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1525079                              .2500
      266,314.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1525080                              .2500
       27,858.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000
1



      1525103                              .2500
       40,586.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1525137                              .2500
       55,689.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1525216                              .2500
      201,923.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1525251                              .2500
       39,992.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1525335                              .2500
       99,747.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1525353                              .2500
       39,684.04                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1525399                              .2500
       33,522.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1525410                              .2500
       95,800.46                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000
1



      1525411                              .2500
       41,182.86                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1526782                              .2500
      139,223.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1526794                              .2500
       25,812.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1526800                              .2500
      131,299.72                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1526802                              .2500
       99,427.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1526818                              .2500
       74,930.27                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1526891                              .2500
       56,555.16                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1526978                              .2500
      318,302.36                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1527006                              .2500
      177,066.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1527016                              .2500
      112,499.30                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000

      1527327                              .2500
       53,987.70                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527334                              .2500
      111,693.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1527386                              .2500
      104,719.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1527427                              .2500
      205,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1527535                              .2500
       69,835.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1527548                              .2500
      140,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1527871                              .2500
      107,306.33                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1528470                              .2500
      149,204.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1528490                              .2500
       79,536.08                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .0000
            7.7200                         .0000

      1528522                              .2500
       31,467.55                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1528593                              .2500
      273,440.13                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1528681                              .2500
       93,798.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1528684                              .2500
      178,282.92                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1528687                              .2500
      186,500.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1528750                              .2500
       54,124.98                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1528794                              .2500
       44,774.38                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1528826                              .2500
       78,149.20                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1528869                              .2500
       48,764.83                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000

      1529164                              .2500
       72,304.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529190                              .2500
       34,008.53                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1529211                              .2500
       41,886.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1529322                              .2500
      165,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1529382                              .2500
       67,157.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529388                              .2500
      191,955.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1529392                              .2500
       27,926.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1529398                              .2500
       36,704.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529401                              .2500
       36,704.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529402                              .2500
       36,704.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1529423                              .2500
       59,848.47                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1529437                              .2500
       83,839.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1529731                              .2500
       92,562.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1529734                              .2500
      106,720.41                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1529749                              .2500
       40,499.78                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1529926                              .2500
       41,892.72                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1530079                              .2500
      128,522.23                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1530336                              .2500
       71,807.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1530338                              .2500
      279,243.21                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1530479                              .2500
       76,297.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000
1



      1530545                              .2500
       16,609.83                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1531049                              .2500
       74,799.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531167                              .2500
       25,134.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531196                              .2500
       97,846.55                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531245                              .2500
      177,917.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531279                              .2500
       20,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1531286                              .2500
       76,807.72                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531485                              .2500
       60,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .0000
            7.7200                         .0000
1



      1531558                              .2500
      163,107.41                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531564                              .2500
       40,846.58                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531590                              .2500
       32,467.79                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1531602                              .2500
       99,750.30                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1531726                              .2500
       36,999.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1531753                              .2500
       28,324.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1531776                              .2500
      149,551.93                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

      1531784                              .2500
       29,620.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000
1



      1531790                              .2500
      115,397.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                          .7950
            8.0000                         .0000

      1531907                              .2500
       48,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                          .9200
            8.0000                         .0000

      1531946                              .2500
       24,939.68                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         1.6700
            8.0000                         .0000

      1531959                              .2500
       42,895.05                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         1.5450
            8.0000                         .0000

      1532161                              .2500
       28,622.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532199                              .2500
       34,913.60                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532212                              .2500
       46,781.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532398                              .2500
      249,301.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                          .0450
            8.0000                         .0000
1



      1532441                              .2500
       34,913.60                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532646                              .2500
      125,685.37                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532676                              .2500
       49,873.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1532720                              .2500
       69,815.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                          .6700
            8.0000                         .0000

      1532744                              .2500
      133,242.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                          .5450
            8.0000                         .0000

      1532803                              .2500
       63,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1532846                              .2500
       22,443.81                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1532858                              .2500
       35,902.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000
1



      1532912                              .2500
       60,151.14                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532938                              .2500
      114,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                          .2950
            8.0000                         .0000

      1532954                              .2500
       51,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         1.4200
            8.0000                         .0000

      1532979                              .2500
       32,816.91                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533126                              .2500
       56,106.30                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         1.0450
            8.0000                         .0000

      1533174                              .2500
       33,300.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533332                              .2500
       14,962.54                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         1.2950
            8.0000                         .0000

      1533412                              .2500
      111,100.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                          .1700
            8.0000                         .0000
1



      1533470                              .2500
       55,200.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                          .4200
            8.0000                         .0000

      1533652                              .2500
       84,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         1.1700
            8.0000                         .0000

      1533954                              .2500
       56,700.00                           .0800
            8.3700                         .0000
            8.1200                         .0000
            8.0400                          .0400
            8.0000                         .0000

  TOTAL NUMBER OF LOANS:      249
  TOTAL BALANCE........:         22,365,730.36


  RUN ON     : 11/21/96            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 07.08.21            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS       FIXED SUMMARY REPORT      CUTOFF : 11/01/96
  POOL       : 0004228  0004229
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES      FROM         TO
  -----------------------------------------------------------------------------
  CURR NOTE RATE                        8.7683            7.2500     10.8750
  RFC NET RATE                          8.5183            7.0000     10.6250
  NET MTG RATE(INVSTR RATE)             8.4430            6.9200     10.5450
  POST SPREAD RATE                      7.9512            6.9200      8.0000
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0753             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .4918             .0000      2.5450
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:   249
  TOTAL BALANCE........:      22,365,730.36


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                  (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

                  (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

                  (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

                  (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and
Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                              SELLER/SERVICER

[Corporate Seal]


                                                     (Name of Seller/Servicer)

By:                                                  By:
         (Signature)                                         (Signature)


                                                     By:
         (Typed Name)                                        (Typed Name)


Title:                                               Title:




ATTEST:                                       RESIDENTIAL FUNDING CORPORATION

By:                                           By:
         (Signature)                                            (Signature)


                                              By:
         (Typed Name)                                           (Typed Name)


Title:                                        Title:

                                    EXHIBIT H
                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)              Mortgage Loan
Prepaid in Full
                                                     Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents:       [ ] Promissory Note
                                            [ ] Primary Insurance Policy
                                            [ ] Mortgage or Deed of Trust
                                            [ ] Assignment(s) of Mortgage or
                                                Deed of Trust
                                            [ ] Title Insurance Policy
                                            [ ] Other:


Name

Title

Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, [Class R-I], [Class R-II] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I][R-II] Certificates, and (iii) is acquiring the Class [R-I][R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3.  That  the  Owner is  aware  (i) of the tax  that  would be imposed on transfers of Class [R-I][R-II] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4.  That  the  Owner  is  aware  of  the  tax   imposed  on  a
"pass-through entity" holding Class [R-I][R-II] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  [5. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.]

                  6. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  7. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I][R-II] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class [R-I][R-II] Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  9.  The Owner's Taxpayer Identification Number is
--------------.


                                                       I-1-2

                  10. This affidavit and agreement relates only to the Class [R-I][R-II] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R-I][R-II] Certificates.

                  11. That no purpose of the Owner relating to the transfer of any of the Class [R-I][R-II] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I][R-II] Certificate that the Owner intends to pay taxes associated with holding such Class [R-I][R-II] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I][R-II] Certificate.

                  13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II] Certificates remain outstanding.

                  14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                                                       I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                                                     NOTARY PUBLIC

                                                     COUNTY OF
                                                     STATE OF
                                                     My  Commission  expires the
                                                     ____         day         of
                                                     _______________, 19__.

                                                       I-1-4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                      __________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, Class [R-I][R-II]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, Class [R-I][R-II] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I][R-II] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                                         Very truly yours,




                                                         (Seller)


                                                         By:
                                                         Name:
                                                         Title:

                                                       I-2-2

                                    EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                                           ______________, 19__

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

                  RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

                          2. The Purchaser is acquiring the Certificates for its
                  own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of
                  (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                          [6.         The Purchaser

                                      (a) is not an  employee  benefit  or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                                      (b) is an insurance company, the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under
                  Section III of PTCE 95-60.]

                                                         Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                    , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention: Residential Funding Corporation Series 1996-QS7

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, [Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                           Very truly yours,


                                           (Seller)



                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.     The Buyer

                          a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                          b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of

         Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                                     Print Name of Buyer

By:                                                      By:
     Name:                                                   Name:
     Title:                                                  Title:

Taxpayer Identification:                                Taxpayer Identification:

No.                                                      No.

Date:                                                    Date:

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___     Bank.  The Buyer (a) is a national bank or banking
             ----
             institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                                   ----------------------------------

     ___     Savings and Loan.  The Buyer (a) is a savings and loan
             ----------------
             association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___     Insurance Company.  The Buyer is an insurance company
             -----------------
             whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___     Investment Adviser.   The Buyer is an investment adviser
             registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
             Section 301(c) or (d) of the Small Business Investment
             Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___     Trust Fund.  The Buyer is a trust fund whose trustee is a
             ----------
             bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
             (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the

Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___         ___                   Will the Buyer be purchasing the Rule 144A
  Yes         No                    Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                                     Name:
                                                     Title:

                                            Date:

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 11.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 11.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 11.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 11.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 11.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                        RESIDENTIAL ACCREDIT LOANS, INC.

                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1996-QS7


                                                                     , 199__


The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 11.01 of the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7 (the "Certificates"); and

                  WHEREAS, pursuant to Section 11.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential
Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related
Distribution Date, such moneys as may be required by Residential

Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 11.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 11.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3.       Modification, Amendment and Termination.  This
                           ---------------------------------------
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section
11.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited
Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                                     GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ACCREDIT LOANS, INC.



By:
Name:
Title:

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                    __________________, 19____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

Attention:  Residential Funding Corporation Series 1996-QS7

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1996-QS7 Assignment of Mortgage Loan



Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS

Schedule of Discount Fractions

     PRINCIPAL          NET
                    MORTGAGE  DISCOUNT  PO
LOAN #    BALANCE   RATE FRACTION  BALANCE
1507970   80,315.93 6.67 0.16625   13,352.52
1507838   116,279.18     6.795     0.150625  17,514.55
1495727   291,460.90     6.92 0.135                 39,347.22
1507786   250,216.11     6.92 0.135     33,779.17
1507787   228,784.29     6.92 0.135     30,885.88
1512901   81,079.83 6.92 0.135                 10,945.78
1507536   94,707.94 7.045     0.119375  11,305.76
1507563   143,649.10     7.045     0.119375  17,148.11
1508058   144,121.40     7.045     0.119375  17,204.49
1471929   82,390.92 7.095     0.113125    9,320.47
1505817   105,592.58     7.17 0.10375   10,955.23
1507575   101,477.77     7.17 0.10375   10,528.32
1507578   102,197.10     7.17 0.10375   10,602.95
1507800   191,319.60     7.17 0.10375   19,849.41
1508057   144,616.94     7.17 0.10375   15,004.01
1532464   140,034.36     7.22 0.0975                13,653.35
1500272   92,449.38 7.295     0.088125   8,147.10
1507642   286,218.61     7.295     0.088125  25,223.02
1511742   56,708.07 7.295     0.088125    4,997.40
1531776   149,551.93     7.345     0.081875  12,244.56
1507557   83,557.51 7.42 0.0725                6,057.92
1507493   141,836.63     7.545     0.056875  8,066.96
1507512   73,948.69 7.545     0.056875  4,205.83
1507520   146,792.47     7.545     0.056875  8,348.82
1507522   118,488.96     7.545     0.056875  6,739.06
1507555   90,275.20 7.545     0.056875  5,134.40
1507605   118,397.95     7.545     0.056875  6,733.88
1507710   59,924.79 7.545     0.056875  3,408.22
1507820   271,004.99     7.545     0.056875       15,413.41
1507864   73,059.90 7.545     0.056875  4,155.28
1508034   71,377.66 7.545     0.056875  4,059.60
1535647   206,278.27     7.545     0.056875       11,732.08
1423339   158,255.75     7.595     0.050625  8,011.70
1494007   32,098.70 7.595     0.050625  1,625.00
1508515   38,464.62 7.595     0.050625  1,947.27
1527595   62,527.04 7.595     0.050625  3,165.43
1491300   162,510.88     7.63 0.04625   7,516.13
1507504   126,403.48     7.66 0.0425                5,372.15
1507556   221,155.22     7.66 0.0425    9,399.10
1507577   57,781.86 7.66 0.0425    2,455.73
1507629   88,527.74 7.66 0.0425                3,762.43
1483646   55,880.39 7.67 0.04125   2,305.07
1526682   546,762.81     7.67 0.04125        22,553.97
1527871   107,306.33     7.67 0.04125   4,426.39
1529190   34,008.53 7.67 0.04125   1,402.85
1535648   96,563.37 7.67 0.04125   3,983.24
1504466   444,746.03     7.72 0.035     15,566.11
1528490   79,536.08 7.72 0.035                  2,783.76
1531485   60,000.00 7.72 0.035                  2,100.00
1460306   330,650.32     7.795     0.025625  8,472.91
1480645   98,939.30 7.795     0.025625  2,535.32
1507410   183,844.63     7.795     0.025625  4,711.02
1507464   134,314.40     7.795     0.025625  3,441.81
1507492   107,455.49     7.795     0.025625  2,753.55
1507501   96,122.80 7.795     0.025625  2,463.15
1507510   152,258.54     7.795     0.025625  3,901.63
1507514   89,970.99 7.795     0.025625  2,305.51
1507518   119,777.19     7.795     0.025625  3,069.29
1507529   73,011.24 7.795     0.025625  1,870.91
1507532   163,812.82     7.795     0.025625  4,197.70
1507540   101,213.53     7.795     0.025625  2,593.60
1529383   137,410.05     7.795     0.025625  3,521.13
1535646   96,114.05 7.795     0.025625  2,462.92
1473545   66,652.03 7.845     0.019375  1,291.38
1504720   71,646.93 7.845     0.019375  1,388.16
1513094   153,704.21     7.845     0.019375  2,978.02
1519997   198,852.95     7.845     0.019375  3,852.78
1528826   78,149.20 7.845     0.019375  1,514.14
1533714   125,000.00     7.845     0.019375  2,421.88
1501975   34,293.08 7.92 0.01               342.93
1507468   216,473.56     7.92 0.01           2,164.74
1507471   86,427.20 7.92 0.01           864.27
1507485   125,748.59     7.92 0.01      1,257.49
1507496   136,106.44     7.92 0.01      1,361.06
1507508   179,047.54     7.92 0.01      1,790.48
1507612   230,377.93     7.92 0.01      2,303.78
1507860   72,291.23 7.92 0.01      722.91
1521526   99,936.23 7.92 0.01      999.36
1522245   61,151.17 7.92 0.01      611.51
1526683   122,343.22     7.92 0.01      1,223.43
1527457   259,834.21     7.92 0.01      2,598.34
1529388   191,955.91     7.92 0.01      1,919.56
1535655   83,592.87 7.92 0.01      835.93
1535662   117,924.75     7.92 0.01      1,179.25
1500692   71,494.86 7.97 0.00375   268.11
1512777   29,657.33 7.97 0.00375   111.21
1512778   29,360.75 7.97 0.00375   110.1
1523074   38,304.57 7.97 0.00375   143.64
1523398   168,273.05     7.97 0.00375   631.02
1525103   40,586.78 7.97 0.00375   152.2
1527089   249,026.88     7.97 0.00375   933.85
1528593   273,440.13     7.97 0.00375   1,025.40
1530250   68,600.00 7.97 0.00375   257.25
1531967   307,253.60     7.97 0.00375   1,152.20

     $12,583,046.34      0.047774433978 $601,147.92